UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

ROCKET COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

July 30, 2025
Dear Rocket Companies, Inc. holders of Class A common stock:
The board of directors (the “Rocket Board”) of Rocket Companies, Inc. (“Rocket”) has approved an Agreement and Plan of Merger, dated as of March 31, 2025 (the “merger agreement”), by and among Rocket, Maverick Merger Sub, Inc., a newly formed Delaware corporation and a direct, wholly owned subsidiary of Rocket (“Maverick Merger Subsidiary”), Maverick Merger Sub 2, LLC, a newly formed Delaware limited liability company and a direct wholly owned subsidiary of Rocket (“Forward Merger Subsidiary”), and Mr. Cooper Group Inc., a Delaware corporation (“Mr. Cooper” or the “Company”). Pursuant to the merger agreement, and upon the terms and subject to the conditions therein and in accordance with the Delaware General Corporation Law (the “DGCL”), Maverick Merger Subsidiary will merge with and into Mr. Cooper (the “Maverick Merger”), with Mr. Cooper surviving the Maverick Merger and continuing as a direct, wholly owned subsidiary of Rocket and immediately following such Maverick Merger, in accordance with the DGCL and the Delaware Limited Liability Company Act, Mr. Cooper will merge with and into Forward Merger Subsidiary, with Forward Merger Subsidiary surviving the forward merger (the “Forward Merger” and together with the Maverick Merger, the “mergers” or the “transaction”).
Subject to the terms and conditions of the merger agreement, at the effective time of the Maverick Merger (the “Maverick Effective Time”), each outstanding share of Mr. Cooper common stock, par value $0.01 per share (collectively, the “Mr. Cooper common stock” and the holders of such Mr. Cooper common stock, the “Mr. Cooper stockholders”) (other than Mr. Cooper common stock owned directly or indirectly by Rocket, Mr. Cooper, Maverick Merger Subsidiary or Forward Merger Subsidiary immediately prior to the Maverick Effective Time), will be automatically converted into the right to receive 11 shares (the “exchange ratio”) of Rocket’s Class A common stock, par value $0.00001 per share (the “Rocket Class A common stock”), and cash payable in lieu of fractional shares (the “merger consideration”), without interest and subject to any applicable withholding taxes. Rocket Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RKT.”
The Rocket Board has unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the issuance of shares of Rocket Class A common stock in connection with the Maverick Merger as contemplated by the merger agreement (the “Rocket stock issuance”) are fair to and in the best interests of Rocket and the Rocket stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, (iii) directed the Rocket stock issuance be submitted to Rocket’s stockholders for approval and (iv) resolved to recommend the approval of the Rocket stock issuance by Rocket’s stockholders.
Because Rocket Class A common stock is listed on the NYSE, it is subject to Section 312.03 of the NYSE Listed Company Manual, pursuant to which stockholder approval is required to issue shares of common stock if such common stock (a) has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance of such stock or (b) is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such stock. The number of shares of Rocket Class A common stock issuable upon the Rocket stock issuance in accordance with the merger agreement would represent greater than 20% of both (a) the voting power of Rocket common stock outstanding before such issuance and (b) the number of Rocket stock outstanding before such issuance. As a result, Rocket stockholder approval of the Rocket stock issuance is required under NYSE regulations.
Following the execution of the merger agreement, Rock Holdings Inc., a Michigan corporation (“RHI”), the holder of shares representing an aggregate of 79% of the voting power of the outstanding Rocket common stock as of March 31, 2025, executed and delivered to Rocket a written consent (the “Rocket written consent”) approving the Rocket stock issuance. No further action by any Rocket stockholder is needed to approve the Rocket stock issuance or the merger agreement or any other transaction contemplated thereby.

Rocket is sending you this joint proxy and information statement/prospectus to provide you with material information concerning the actions taken in connection with the Rocket written consent in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.
This joint proxy and information statement/prospectus provides you with detailed information about the stock issuance and the Rocket written consent, including the merger agreement, the mergers and the other transactions contemplated by the merger agreement. A copy of the merger agreement is included as Annex A to this joint proxy and information statement/prospectus. We encourage you to read this joint proxy and information statement/prospectus, the merger agreement and the other annexes to this joint proxy and information statement/prospectus carefully and in their entirety. In particular, you should carefully consider the discussion in the section of this joint proxy and information statement/prospectus titled “Risk Factors” beginning on page 34. You may also obtain more information about each of Rocket and Mr. Cooper from the documents they file with the Securities and Exchange Commission (the “SEC”).
Neither the SEC nor any state securities commission has approved or disapproved of the mergers or the other transactions described in this joint proxy and information statement/prospectus or the securities to be issued in connection with the mergers or determined if this joint proxy and information statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Dan Gilbert
Founder and Chairman of the Board of Directors
Varun Krishna
Chief Executive Officer and Member of the Board of Directors
July 30, 2025
This joint proxy and information statement/ prospectus is dated July 30, 2025, and is first being mailed to the stockholders of Rocket and Mr. Cooper on or about July 30, 2025.

TRANSACTION PROPOSED — YOUR VOTE IS VERY IMPORTANT
Dear Stockholders of Mr. Cooper Group Inc.:
On March 31, 2025, Mr. Cooper Group Inc. (“Mr. Cooper”), Rocket Companies, Inc. (“Rocket”), Maverick Merger Sub, Inc., a direct, wholly-owned subsidiary of Rocket (“Maverick Merger Subsidiary”) and Maverick Merger Sub 2, LLC, a direct, wholly-owned subsidiary of Rocket (“Forward Merger Subsidiary”), entered into a merger agreement under which, upon the terms and subject to the conditions set forth therein, Maverick Merger Subsidiary will merge with and into Mr. Cooper (the “Maverick Merger”), with Mr. Cooper surviving the Maverick Merger and continuing as a direct, wholly owned subsidiary of Rocket and immediately following such Maverick Merger, in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act, Mr. Cooper will merge with and into Forward Merger Subsidiary, with Forward Merger Subsidiary surviving as a wholly-owned subsidiary of Rocket (the “Forward Merger” and together with the Maverick Merger, the “mergers” or the “transaction”). If the mergers are completed, Mr. Cooper stockholders will receive, in exchange for each share of Mr. Cooper common stock, par value $0.01 per share (“Mr. Cooper common stock”) held immediately prior to the mergers, 11 shares of Rocket Class A common stock, par value $0.00001 per share (“Rocket Class A common stock”). In addition, prior to the effective time of the Maverick Merger, Mr. Cooper will pay to its stockholders a special cash dividend of $2.00 per share of Mr. Cooper common stock, with a record date and payment date determined by the Board of Directors of Mr. Cooper (the “Mr. Cooper Board”). The Mr. Cooper Board has unanimously approved the merger agreement and the mergers, and recommends that Mr. Cooper stockholders vote in favor of adopting the merger agreement.
The transaction price represents a premium of approximately 35% over the volume weighted average price of Mr. Cooper common stock for the 30 days ending on March 28, 2025, the last trading day before the public announcement of the execution of the merger agreement with Rocket. The value of the merger consideration to be received in exchange for each share of Mr. Cooper common stock will fluctuate with the market value of Rocket Class A common stock until the transaction is complete. The common stock of Mr. Cooper is listed on the Nasdaq Stock Market (“NASDAQ”) under the symbol “COOP”. The Rocket Class A common stock is listed on the New York Stock Exchange under the symbol “RKT”. Upon completion of the mergers, former Mr. Cooper stockholders are expected to own approximately 25% of the then outstanding Rocket Class A common stock, based on Rocket’s outstanding equity as of March 28, 2025.
The mergers cannot be completed without approval of the proposal to adopt the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock entitled to vote thereon. Because of this, Mr. Cooper is holding a special meeting of its stockholders on September 3, 2025 to vote on the proposal necessary to complete the mergers. Information about the meeting, the mergers, the merger agreement, and the other business to be considered by stockholders at the special meeting is contained in this joint proxy and information statement/prospectus. The Mr. Cooper Board has fixed the close of business on July 21, 2025 as the record date for the determination of Mr. Cooper stockholders entitled to notice of, and to vote at, the special meeting. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of Mr. Cooper common stock. We urge you to read this joint proxy and information statement/prospectus (including the annexes hereto) and documents incorporated by reference carefully. You should also carefully consider the risks that are described in the “Risk Factors” section beginning on page 34.
The Mr. Cooper Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the mergers, are fair to and in the best interests of the Mr. Cooper stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the mergers, and directed that the adoption of the merger agreement be submitted to a vote of the Mr. Cooper stockholders, and unanimously recommends that Mr. Cooper stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the non-binding, advisory proposal to approve the compensation that may be paid or become payable to Mr. Cooper’s named executive officers in connection with the mergers.

Your vote is very important regardless of the number of shares of Mr. Cooper common stock that you own.
Whether or not you plan to attend the special meeting, please submit your proxy as soon as possible by following the instructions on the accompanying proxy card to make sure that your shares are represented at the meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished by the broker, bank or other nominee. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted.
The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically in person.
Thank you for your continued support.
Sincerely,
Jay Bray
Chairman & Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the mergers or the other transactions described in this joint proxy and information statement/prospectus or the securities to be issued in connection with the mergers or determined if this joint proxy and information statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This joint proxy and information statement/prospectus is dated July 30, 2025, and is first being mailed to stockholders of Mr. Cooper and of Rocket on or about July 30, 2025.

1050 Woodward Avenue
Detroit, MI 48226
NOTICE OF ACTION BY WRITTEN CONSENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
TO SEND US A PROXY

Dear Rocket Companies, Inc. holders of Class A common stock:
The board of directors (the “Rocket Board”) of Rocket Companies, Inc. (“Rocket”) has approved an Agreement and Plan of Merger, dated as of March 31, 2025 (the “merger agreement”), by and among Rocket, Maverick Merger Sub, Inc., a newly formed Delaware corporation and a direct, wholly owned subsidiary of Rocket (“Maverick Merger Subsidiary”), Maverick Merger Sub 2, LLC, a newly formed Delaware limited liability company and a direct wholly owned subsidiary of Rocket (“Forward Merger Subsidiary”) and Mr. Cooper Group Inc., a Delaware corporation (“Mr. Cooper” or the “Company”). Pursuant to the merger agreement, and upon the terms and subject to the conditions therein and in accordance with the Delaware General Corporation Law (the “DGCL”), Maverick Merger Subsidiary will merge with and into Mr. Cooper (the “Maverick Merger”), with Mr. Cooper surviving the Maverick Merger and continuing as a direct, wholly owned subsidiary of Rocket and immediately following such Maverick Merger, in accordance with the DGCL and the Delaware Limited Liability Company Act, Mr. Cooper will merge with and into Forward Merger Subsidiary, with Forward Merger Subsidiary surviving the forward merger (the “Forward Merger” and together with the Maverick Merger, the “mergers” or the “transaction”).
Subject to the terms and conditions of the merger agreement, at the effective time of the Maverick Merger (the “Maverick Effective Time”), each outstanding share of Mr. Cooper common stock, par value $0.01 per share (collectively, the “Mr. Cooper common stock” and the holders of such Mr. Cooper common stock, the “Mr. Cooper stockholders”) (other than Mr. Cooper common stock owned directly or indirectly by Rocket, Mr. Cooper, Maverick Merger Subsidiary or Forward Merger Subsidiary immediately prior to the Maverick Effective Time), will be automatically converted into the right to receive 11 shares (the “exchange ratio”) of Rocket’s Class A common stock, par value $0.00001 per share (the “Rocket Class A common stock”), and cash payable in lieu of fractional shares (the “merger consideration”), without interest and subject to any applicable withholding taxes.
The Rocket Board has unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the issuance of shares of Rocket Class A common stock in connection with the Maverick Merger as contemplated by the merger agreement (the “Rocket stock issuance”), are fair to and in the best interests of Rocket and the Rocket stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, (iii) directed the Rocket stock issuance be submitted to Rocket’s stockholders for approval and (iv) resolved to recommend the approval of the Rocket stock issuance by Rocket’s stockholders.
Because Rocket Class A common stock is listed on the NYSE, it is subject to Section 312.03 of the NYSE Listed Company Manual, pursuant to which stockholder approval is required to issue shares of common stock if such common stock (a) has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance of such stock or (b) is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such stock. The number of shares of Rocket Class A common stock issuable upon the Rocket stock issuance in accordance with the merger agreement would represent greater than 20% of both (a) the voting power of

Rocket common stock outstanding before such issuance and (b) the number of Rocket stock outstanding before such issuance. As a result, Rocket stockholder approval of the Rocket stock issuance is required under NYSE regulations.
Following the execution of the merger agreement, Rock Holdings Inc., a Michigan corporation (“RHI”), the holder of shares representing an aggregate of 79% of the voting power of the outstanding Rocket common stock as of March 31, 2025, executed and delivered to Rocket a written consent (the “Rocket written consent”) approving the Rocket stock issuance. No further action by any Rocket stockholder is needed to approve the Rocket stock issuance or the merger agreement or any other transaction contemplated thereby.
Rocket is sending you this joint proxy and information statement/prospectus to provide you with material information concerning the actions taken in connection with the Rocket written consent in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.
This joint proxy and information statement/prospectus provides you with detailed information about the stock issuance and the Rocket written consent, including the merger agreement, the mergers and the other transactions contemplated by the merger agreement. A copy of the merger agreement is included as Annex A to this joint proxy and information statement/prospectus. We encourage you to read this joint proxy and information statement/prospectus, the merger agreement and the other annexes to this joint proxy and information statement/prospectus carefully and in their entirety. In particular, you should carefully consider the discussion in the section of this joint proxy and information statement/prospectus titled “Risk Factors” beginning on page 34. You may also obtain more information about each of Rocket and Mr. Cooper from the documents they file with the Securities and Exchange Commission (the “SEC”).
Rocket is mailing this notice of action by written consent and the accompanying joint proxy and information statement/prospectus to you on or about July 30, 2025. The joint proxy and information statement/prospectus is being provided to you for your information to comply with the requirements of the Exchange Act. However, no action is requested or required on your part in connection with the accompanying joint proxy and information statement/prospectus and no Rocket stockholder meeting will be held in connection with the accompanying joint proxy and information statement/prospectus. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. We encourage you to read the entire document carefully, including the information incorporated herein by reference. Neither SEC nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy and information statement/prospectus or has determined if this joint proxy and information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
By order of the Rocket Board,
Dan Gilbert
Founder and Chairman of the Board of Directors
Varun Krishna
Chief Executive Officer and Member of the Board of Directors
July 30, 2025

8950 Cypress Waters Blvd.
Coppell, Texas 75019
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on September 3, 2025
To the Stockholders of Mr. Cooper Group Inc.:
We are pleased to invite you to attend the special meeting of stockholders of Mr. Cooper Group Inc., a Delaware corporation (“Mr. Cooper”), which will be held at 9:00 a.m., Central Time, on September 3, 2025 virtually, for the following purposes:
•
to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 31, 2025, by and among Rocket Companies, Inc., a Delaware corporation (“Rocket”), Maverick Merger Sub, Inc., a direct, wholly-owned subsidiary of Rocket (“Maverick Merger Subsidiary”), Maverick Merger Sub 2, LLC, a direct, wholly-owned subsidiary of Rocket (“Forward Merger Subsidiary”) and Mr. Cooper (as it may be amended from time to time, the “merger agreement”), which is further described in the sections titled “The Mergers” and “The Merger Agreement”, beginning on pages 45 and 90, respectively, and a copy of which is attached as Annex A to the joint proxy and information statement/prospectus of which this notice is a part (the “merger proposal”); and

•
to vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Mr. Cooper’s named executive officers that is based on or otherwise related to the mergers (the “merger-related compensation proposal”).

Mr. Cooper will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors of Mr. Cooper (the “Mr. Cooper Board”). Please refer to the joint proxy and information statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the special meeting.
The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically in person. Please register to attend the meeting at www.proxydocs.com/COOP.
Mr. Cooper fixed the close of business on July 21, 2025 as the record date for the special meeting. Only Mr. Cooper stockholders of record at the record date are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. A complete list of Mr. Cooper stockholders entitled to vote at the special meeting will be available for inspection at Mr. Cooper’s principal office at 8950 Cypress Waters Blvd, Coppell, Texas 75019 during regular business hours for a period of at least 10 days prior to the special meeting. If you would like to inspect the list of Mr. Cooper stockholders of record, please email the Investor Relations department at shareholders@mrcooper.com to schedule an appointment or request access. A list of Mr. Cooper stockholders entitled to vote at the special meeting will be available for inspection during the special meeting through the online meeting portal by entering the control number provided on your proxy card and the list access number received in the registration email. You will receive a meeting link and list access number one hour prior to the meeting.
Completion of the mergers is conditioned on adoption of the merger agreement by the Mr. Cooper stockholders, which requires the affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock entitled to vote thereon.
The Mr. Cooper Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the mergers, are fair to and in the best interests of the Mr. Cooper stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the mergers, and directed that the adoption of the merger agreement be submitted to a vote of the Mr. Cooper stockholders, and unanimously recommends that Mr. Cooper stockholders vote “FOR” the merger proposal and “FOR” the merger-related compensation proposal.

Your vote is very important regardless of the number of shares of Mr. Cooper common stock that you own. If you plan to attend the special meeting virtually, please follow the instructions as outlined in this joint proxy and information statement/prospectus. Whether or not you expect to attend the special meeting virtually, we urge you to submit your vote in advance of the meeting. If your shares are held in the name of a broker, bank or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the internet site listed on the accompanying proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the meeting, but it will help to secure a quorum and avoid added solicitation costs if you decide not to or become unable to attend the meeting. Any eligible holder of Mr. Cooper common stock may vote virtually at the special meeting, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the special meeting in the manner described in the joint proxy and information statement/prospectus of which this notice is a part.
The joint proxy and information statement/prospectus of which this notice is a part provides a detailed description of the mergers and the merger agreement and the other matters to be considered at the special meeting. We urge you to carefully read this joint proxy and information statement/prospectus (including the annexes hereto) and any documents incorporated by reference herein in their entirety. In particular, we urge you to carefully read the section entitled “Risk Factors” beginning on page 34.
If you have any questions concerning the mergers or this joint proxy and information statement/prospectus, would like additional copies or need help voting your shares of Mr. Cooper common stock, please contact Mr. Cooper’s proxy solicitor:
Laurel Hill Advisory Group
2 Robbins Lane, Suite 201
Jericho, New York 11753
Banks and Brokers Call (516) 933-3100
All Others Call Toll-Free (888) 742-1305
Email: COOP@laurelhill.com
By Order of the Mr. Cooper Board of Directors,
Elisabeth Gormley
Senior Vice President, Associate General Counsel and Corporate Secretary
July 30, 2025
Coppell, TX

REFERENCES TO ADDITIONAL INFORMATION
This joint proxy and information statement/prospectus incorporates by reference important business and financial information about Rocket Companies, Inc. (“Rocket”), Mr. Cooper Group Inc. (“Mr. Cooper”) and Redfin Corporation (“Redfin”) and their respective subsidiaries from documents filed with the Securities and Exchange Commission (“SEC”) that are not included in or delivered with this joint proxy and information statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy and information statement/prospectus, see the section titled “Where You Can Find More Information” beginning on page 186.
You can also obtain any of the documents incorporated by reference into, or included as annexes to, this joint proxy and information statement/prospectus without charge by requesting them in writing or by telephone as follows:
For information related to Rocket:
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226
(313) 373-7990
For information related to Mr. Cooper:
Mr. Cooper Group Inc.
8950 Cypress Waters Blvd
Coppell, TX 75019
(469) 549-2000
To receive timely delivery of the documents in advance of the special meeting of Mr. Cooper stockholders, you should make your request no later than August 26, 2025, which is five business days before the meeting.
You may also obtain any of the documents incorporated by reference into this joint proxy and information statement/prospectus without charge through the SEC website at https://www.sec.gov. In addition, you may obtain copies of documents filed by Rocket with the SEC by accessing Rocket’s website at https://ir.rocketcompanies.com under the tab “Financials” and then under the heading “SEC Filings.” You may also obtain copies of documents filed by Mr. Cooper with the SEC by accessing Mr. Cooper’s website at https://investors.mrcoopergroup.com under the tab “Financials” and then under the heading “SEC Filings.”
We are not incorporating the contents of the websites of the SEC, Rocket, Mr. Cooper or any other entity into this joint proxy and information statement/prospectus. We are providing information about how you can obtain certain documents that are incorporated by reference into this joint proxy and information statement/prospectus at these websites only for your convenience.

ABOUT THIS JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS
This joint proxy and information statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Rocket (File No. 333-286833), constitutes a prospectus of Rocket under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Rocket Class A common stock to be issued to Mr. Cooper stockholders pursuant to the merger agreement (other than Mr. Cooper common stock owned directly or indirectly by Rocket, Mr. Cooper, Maverick Merger Subsidiary or Forward Merger Subsidiary immediately prior to the Maverick Effective Time), an information statement of Rocket with respect to the Rocket written consent, as required by Schedule 14C under the Exchange Act and a notice of action by written consent to Rocket stockholders with respect to the Rocket written consent. This joint proxy and information statement/prospectus also constitutes a proxy statement of Mr. Cooper under Section 14(a) of the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting, at which Mr. Cooper stockholders will be asked to consider and vote on the adoption of the merger agreement and a related proposal.
Rocket has supplied all information contained in this joint proxy and information statement/prospectus (including the annexes hereto) or incorporated by reference herein relating to Rocket, Maverick Merger Subsidiary and Forward Merger Subsidiary, and Mr. Cooper has supplied all information contained in this joint proxy and information statement/prospectus (including the annexes hereto) or incorporated by reference herein relating to Mr. Cooper.
You should rely only on the information contained in, and incorporated by reference into, this joint proxy and information statement/prospectus. Rocket and Mr. Cooper have not authorized anyone to provide you with information other than the information that is contained in, or incorporated by reference into, this joint proxy and information statement/prospectus. Rocket and Mr. Cooper take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This joint proxy and information statement/prospectus is dated July 30, 2025, and you should not assume that the information contained in this joint proxy and information statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into, or included as annexes to, this joint proxy and information statement/prospectus is accurate as of any date other than the date of such document. Neither Rocket nor Mr. Cooper assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law. Neither the mailing of this joint proxy and information statement/prospectus to Rocket or Mr. Cooper stockholders nor the issuance by Rocket of shares of Rocket Class A common stock pursuant to the merger agreement will create any implication to the contrary.

i

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETING
The following questions and answers briefly address some commonly asked questions about the mergers, the Rocket written consent and the Rocket stock issuance, and the special meeting of Mr. Cooper stockholders (the “special meeting”). They may not include all of the information that is important to Rocket stockholders and/or Mr. Cooper stockholders. Rocket stockholders and Mr. Cooper stockholders should carefully read this entire joint proxy and information statement/prospectus (including the annexes hereto) and the other documents referred to or incorporated by reference in this joint proxy and information statement/prospectus. See “Where You Can Find More Information” beginning on page 186 of this joint proxy and information statement/prospectus.
Q:
What are the mergers?

A:
Rocket Companies, Inc. (“Rocket”), Maverick Merger Sub, Inc., a direct, wholly-owned subsidiary of Rocket (“Maverick Merger Subsidiary”), Maverick Merger Sub 2, LLC, a direct, wholly-owned subsidiary of Rocket (“Forward Merger Subsidiary”) and Mr. Cooper Group Inc. (“Mr. Cooper”) have entered into an Agreement and Plan of Merger, dated as of March 31, 2025 (as it may be amended from time to time, the “merger agreement”). A copy of the merger agreement is attached as Annex A to this joint proxy and information statement/prospectus. The merger agreement contains the terms and conditions of the proposed acquisition of Mr. Cooper by Rocket. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the mergers set forth in the merger agreement and described in this joint proxy and information statement/prospectus, Maverick Merger Subsidiary will merge with and into Mr. Cooper (the “Maverick Merger”), with Mr. Cooper surviving the Maverick Merger as the surviving corporation and a wholly-owned subsidiary of Rocket, and immediately after the Maverick Merger, the surviving corporation of the Maverick Merger will merge with and into Forward Merger Subsidiary, with Forward Merger Subsidiary continuing as the surviving company and a direct, wholly-owned subsidiary of Rocket (the “Forward Merger” and, collectively with the Maverick Merger, the “mergers” or the “transaction”).

As a result of the mergers, Mr. Cooper will become a direct, wholly-owned subsidiary of Rocket and will no longer be a publicly held company. Following the mergers, the shares of common stock, par value $0.01 per share, of Mr. Cooper (“Mr. Cooper common stock”) will be delisted from the Nasdaq Stock Market (“NASDAQ”) and will be deregistered under the Exchange Act, after which Mr. Cooper will no longer be required under SEC rules and regulations to file periodic reports with the SEC in respect of Mr. Cooper common stock.
Q:
Why am I receiving these materials?

A:
Rocket and Mr. Cooper are sending these materials to Mr. Cooper stockholders to help them decide how to vote their shares of Mr. Cooper common stock with respect to the Maverick Merger and other related matters to be considered at the special meeting. Mr. Cooper is holding a special meeting of its stockholders to vote on the proposal to adopt the merger agreement and other related proposals. Information about the special meeting, the mergers and the other business to be considered by Mr. Cooper stockholders at the special meeting is contained in this joint proxy and information statement/prospectus. The Maverick Merger cannot be completed unless Mr. Cooper stockholders adopt the merger agreement with the affirmative vote of the holders of a majority of the outstanding shares of Mr. Cooper common stock entitled to vote thereon.

For Rocket stockholders, this joint proxy and information statement/prospectus contains important information about the mergers and the other actions taken in connection with the Rocket written consent and serves as their notice pursuant to Section 228(e) of the Delaware General Corporation Law (the “DGCL”) and Rule 14c-2 under the Exchange Act. Rocket is not asking Rocket stockholders for a proxy and Rocket stockholders are not requested to send Rocket a proxy.
This joint proxy and information statement/prospectus constitutes a prospectus of Rocket, an information statement of Rocket and a proxy statement of Mr. Cooper. It is a prospectus because Rocket will issue shares of Class A common stock of Rocket, par value $0.00001 per share (“Rocket

Class A common stock”), in exchange for outstanding shares of Mr. Cooper common stock in the Maverick Merger. It is an information statement because the board of directors of Rocket (the “Rocket Board”) is providing Rocket stockholders with important information about the mergers and the other actions taken in connection with the Rocket written consent. It is a proxy statement because the board of directors of Mr. Cooper (the “Mr. Cooper Board”) is soliciting proxies from its stockholders.
Q:
What will Mr. Cooper stockholders receive in the Maverick Merger?

A:
In the Maverick Merger, Mr. Cooper stockholders will receive 11 (the “exchange ratio”) validly issued, fully paid and non-assessable shares of Rocket Class A common stock (the “merger consideration”) for each share of Mr. Cooper common stock other than cancelled shares (as defined below). This exchange ratio is fixed and will not be adjusted to reflect changes in the stock price of either company before the Maverick Merger is complete. The exchange ratio will, however, be adjusted appropriately to fully reflect the effect of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon, with respect to outstanding shares of capital stock of either Rocket or Mr. Cooper with a record date between the date of the merger agreement and the completion of the Maverick Merger, other than the Up-C Collapse (as defined below), which will not result in any adjustment to the exchange ratio. No fractional shares of Rocket Class A common stock will be issued in connection with the Maverick Merger. Each holder of Mr. Cooper common stock that otherwise would have been entitled to receive a fractional share of Rocket Class A common stock immediately prior to the effective time of the Maverick Merger will have the right to receive an amount in cash (without interest and rounded to the nearest cent) in lieu of such fractional share. The value of such cash payment will be calculated by the exchange agent and will represent the holder’s proportionate interest in a trust of proceeds established from the open-market sale of that number of shares of Rocket Class A common stock equal to the excess of (x) the aggregate number of shares of Rocket Class A common stock to be delivered to the exchange agent by Rocket pursuant to the terms of the merger agreement over (y) the aggregate number of whole shares of Rocket Class A common stock to be distributed to Mr. Cooper stockholders pursuant to the terms of the merger agreement. Rocket stockholders will continue to own their existing shares of Rocket common stock, the form of which will not be changed by the transaction. For more details on the merger consideration, see “The Merger Agreement — Merger Consideration” beginning on page 91.

Q:
What equity stake will Mr. Cooper stockholders hold in Rocket immediately following the mergers?

A:
Upon the completion of the mergers, based on the exchange ratio, the estimated number of shares of Rocket Class A common stock issuable as the merger consideration is approximately 720 million shares, which will result in former Mr. Cooper stockholders holding approximately 25.01% of the outstanding fully diluted Rocket common stock following closing of the mergers (and giving effect to the closing, on July 1, 2025, of Rocket’s previously announced acquisition of Redfin (the “Redfin Acquisition”)) based on the number of outstanding shares of common stock and outstanding stock-based awards of Rocket and Mr. Cooper as of July 29, 2025, the most recent practicable date for which such information was available.

For more details on the merger consideration and the treatment of Mr. Cooper equity awards, see “The Merger Agreement — Merger Consideration” beginning on page 91 and “The Merger Agreement — Merger Consideration — Treatment of Mr. Cooper Equity Awards” beginning on page 93, respectively.
Q:
When do Mr. Cooper and Rocket expect to complete the mergers?

A:
Rocket and Mr. Cooper are working to complete the mergers as soon as practicable and currently expect that the transaction will be completed in the fourth quarter of 2025. Neither Rocket nor Mr. Cooper can predict, however, the actual date on which the transaction will be completed because it is subject to conditions beyond each company’s control. See “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 110.

Q:
Is Rocket’s obligation to complete the mergers subject to Rocket receiving financing?

A:
No. Rocket’s obligations under the merger agreement are not subject to any condition regarding its ability to finance, or obtain financing for, the mergers.

In connection with entering into the merger agreement, Rocket entered into a commitment letter (the “Commitment Letter”), dated as of March 31, 2025, with JPMorgan Chase Bank, N.A., pursuant to which Rocket intended to borrow up to $4.95 billion to refinance or repay certain of Mr. Cooper’s outstanding indebtedness and pay related fees and expenses. On June 20, 2025, Rocket obtained permanent financing in the form of $2 billion of new senior unsecured notes due 2030 and $2 billion of new senior unsecured notes due 2033. As a result, the commitment amount under the Commitment Letter was reduced to $950 million.
Q:
What happens if the Maverick Merger is not completed?

A:
If the merger agreement is not adopted by Mr. Cooper stockholders or if the Maverick Merger is not completed for any other reason, Mr. Cooper stockholders will not receive any consideration for their shares of Mr. Cooper common stock. Instead, Mr. Cooper will remain an independent public company, Mr. Cooper common stock will continue to be listed and traded on the NASDAQ and registered under the Exchange Act and Mr. Cooper will continue to file periodic reports with the SEC. Under specific circumstances, Mr. Cooper may be required to pay Rocket a termination fee of $306,924,394, or, Rocket may be required to pay Mr. Cooper a termination fee of $500,000,000. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112.

Q:
Will Mr. Cooper stockholders receive a dividend in respect of shares of Mr. Cooper common stock?

A:
Prior to the effective time of the Maverick Merger, Mr. Cooper may declare a dividend (the “Pre-Closing Dividend”) to the holders of Mr. Cooper common stock consisting of $2.00 per share in cash per share of Mr. Cooper common stock, which we expect will amount to approximately $130 million in the aggregate, with a record date (which will be no later than one business day prior to the effective time of the Maverick Merger) and payment date determined by the Mr. Cooper Board. As of the date of this joint proxy and information statement/prospectus, Mr. Cooper intends to declare and pay the Pre-Closing Dividend. If paid, the Pre-Closing Dividend will be paid from cash of Mr. Cooper and will not materially affect the resulting capitalization of the combined company.

After the effective time of the Maverick Merger, all Rocket dividends will remain subject to approval by the Rocket Board.
Q:
What is the Governance Letter Agreement?

A:
On March 31, 2025, concurrently with the execution and delivery of the merger agreement, Rocket and Dan Gilbert entered into the governance letter agreement, pursuant to which and on the terms and subject to the conditions thereof, among other things, Mr. Gilbert has agreed that, for the term of the governance letter agreement, he will not vote or execute consents in favor of (or cause or permit any shares of Rocket common stock beneficially owned by him to be voted or consents with respect thereto to be executed in favor of) any proposal to remove either of the two members of the Rocket Board designated by the Mr. Cooper Board effective as of the effective time of the Maverick Merger (each such director, “Mr. Cooper Director”) other than for cause, and that he will vote against (and cause any shares of Rocket common stock beneficially owned by him to be voted against) any proposal to remove any Mr. Cooper Director other than for cause. Mr. Gilbert has also agreed that he will take any action as may be required to cause the re-election of a Mr. Cooper Director upon the expiration of the Mr. Cooper Director’s initial term as a member of the Rocket Board.

The governance letter agreement also provides that during the term of the governance letter agreement, the Mr. Cooper Directors will be nominated for reelection upon the expiration of their initial terms, and that in the event any Mr. Cooper Director resigns or is unable to serve on the Rocket Board, the replacement for such Mr. Cooper Director will be identified by the remaining Mr. Cooper Director, with the reasonable consent of the Nominating and Governance Committee of the Rocket Board, in each case acting in good faith.
The governance letter agreement will terminate on the third anniversary of the effective time of the Maverick Merger or, if earlier, the termination of the merger agreement in accordance with its terms.

Q:
Why are Rocket stockholders not being asked to vote on the Maverick Merger?

A:
Rocket’s stockholders are not required to approve the Maverick Merger under the DGCL or Rocket’s organizational documents because Rocket is not a constituent entity to the Maverick Merger.

Q:
Why are Rocket stockholders not being asked to vote on the Rocket stock issuance?

A:
Because Rocket Class A common stock is listed on the NYSE, it is subject to Section 312.03 of the NYSE Listed Company Manual, pursuant to which stockholder approval is required to issue shares of common stock if such common stock (a) has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance of such stock or (b) is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such stock. The number of shares of Rocket Class A common stock issuable upon the Rocket stock issuance in accordance with the merger agreement would represent greater than 20% of both (a) the voting power of Rocket common stock outstanding before such issuance and (b) the number of Rocket stock outstanding before such issuance. As a result, Rocket stockholder approval of the Rocket stock issuance is required under NYSE regulations.

Immediately following the execution of the merger agreement, RHI, the holder of 1,847,777,661 shares of Rocket’s Class D common stock, par value $0.00001 per share (the “Class D common stock”), or 79% of aggregate voting power of the Rocket stockholders as of March 31, 2025, executed a written consent on that date in lieu of a meeting of stockholders approving the Rocket stock issuance. As a result, no further action by any Rocket stockholder is required in connection with the approval by Rocket stockholders of the Rocket stock issuance, and as a result, we have not solicited and will not be soliciting the vote of Rocket stockholders for the actions approved by the Rocket written consent and do not intend to call a meeting of stockholders of Rocket for the purpose of voting on the approval of the Rocket stock issuance.
Q:
Has the Rocket Board approved the Rocket stock issuance and the other transactions contemplated by the merger agreement?

A:
After careful consideration of the various factors described in “The Mergers — Rocket’s Reasons for the Mergers,” the Rocket Board has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the Rocket stock issuance, are fair to and in the best interests of Rocket and the Rocket stockholders, (b) approved and declared advisable the merger agreement and the transactions contemplated thereby, (c) directed the Rocket stock issuance be submitted to Rocket’s stockholders for approval and (d) resolved to recommend the approval of the Rocket stock issuance by Rocket’s stockholders. The Rocket stock issuance received the requisite Rocket stockholder approval through the Rocket written consent.

Q:
What will Rocket stockholders receive in the mergers?

A:
Rocket stockholders will not receive any merger consideration and will continue to hold the shares of Rocket common stock that they currently hold. As a result of the Rocket stock issuance, however, the overall ownership percentage of Rocket stockholders in the combined company will be diluted. Based on the fully diluted number of shares of Rocket common stock and Mr. Cooper common stock as of July 29, 2025, the most recent practicable date for which such information is available, it is expected that Rocket stockholders will hold approximately 74.99%, and Mr. Cooper stockholders will hold approximately 25.01%, of the fully diluted shares of the combined company immediately following the closing of the mergers (and after giving effect to the closing, on July 1, 2025, of the Redfin Acquisition).

Q:
Who should Rocket stockholders contact with further questions about the mergers or the Rocket stock issuance?

A:
Rocket’s stockholders who have questions about the mergers or the Rocket stock issuance, or those who desire additional copies of this joint proxy and information statement/prospectus, should contact:

Investor Relations
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
ir@rocket.com
Q:
What are Mr. Cooper stockholders being asked to vote on, and why is this approval necessary?

A:
Mr. Cooper stockholders are being asked to vote on the following proposals:

•
a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy and information statement/prospectus, which is further described in the sections titled “The Mergers” and “The Merger Agreement”, beginning on pages 45 and 90, respectively (the “merger proposal”); and

•
an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Mr. Cooper’s named executive officers that is based on or otherwise related to the mergers (the “merger-related compensation proposal”).

Approval of the merger proposal by the affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock entitled to vote thereon is required for completion of the mergers. The completion of the mergers is not conditioned on the approval of the merger-related compensation proposal.
Q:
What vote is required to approve each proposal at the special meeting?

A:
The merger proposal:   The affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock entitled to vote thereon is required to approve the merger proposal (the “Mr. Cooper stockholder approval”). Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.

The merger-related compensation proposal:   The affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock present in person or represented by proxy at the special meeting and entitled to vote thereon is required to approve the advisory (non-binding) merger-related compensation proposal. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Mr. Cooper or Rocket. Accordingly, if the merger agreement is adopted and the mergers are completed, the merger-related compensation will be payable to Mr. Cooper’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Mr. Cooper stockholders.
Q:
What happens if the non-binding, advisory merger-related compensation proposal is not approved?

A:
Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Mr. Cooper or Rocket. Accordingly, if the merger agreement is adopted and the mergers are completed, the merger-related compensation will be payable to Mr. Cooper’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Mr. Cooper stockholders.

Q:
What constitutes a quorum at the special meeting?

A:
The presence at the special meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Mr. Cooper common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Brokers, banks or other nominees that hold shares for beneficial owners do not have discretionary authority to vote the shares as to any matter at the meeting without receiving voting instructions from the beneficial owners. Such shares will be considered to be broker non-votes and will not be counted as present for quorum purposes.

A quorum is necessary to transact business at the special meeting. Mr. Cooper’s bylaws provide that regardless of whether a quorum is present, the presiding person of the special meeting or the Mr. Cooper Board may adjourn the meeting for any reason from time to time. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless:
•
the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or

•
a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

Q:
How does the Mr. Cooper Board recommend that Mr. Cooper stockholders vote?

A:
The Mr. Cooper Board unanimously recommends that Mr. Cooper stockholders vote “FOR” the merger proposal and “FOR” the merger-related compensation proposal.

Q:
What do Mr. Cooper stockholders need to do now?

A:
After carefully reading and considering the information contained in this joint proxy and information statement/prospectus (including the annexes hereto) and the information incorporated by reference herein, please vote your shares as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth on the accompanying proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

Please do not submit your Mr. Cooper stock certificates or other evidence of ownership at this time. If the mergers are completed, you will receive instructions for surrendering your Mr. Cooper stock certificates in exchange for shares of Rocket Class A common stock from the exchange agent.
Please carefully consider the information contained in this joint proxy and information statement/prospectus (including the annexes hereto) and the information incorporated by reference herein. Whether or not you plan to attend the special meeting, Mr. Cooper encourages you to submit your proxy to vote via the internet, by telephone or by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the special meeting.
Q:
How can Mr. Cooper stockholders attend the special meeting?

A:
Mr. Cooper stockholders as of the close of business on the Mr. Cooper record date may attend and vote virtually at the special meeting by registering for the meeting at www.proxydocs.com/COOP. To register, Mr. Cooper stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form.

Q:
How do Mr. Cooper stockholders vote?

A:
If you are a stockholder of record of Mr. Cooper as of the close of business on the Mr. Cooper record date, you may submit your proxy before the special meeting in one of the following ways:

•
Telephone — use the toll-free number shown on your proxy card;

•
Internet — visit the website shown on your proxy card to vote via the internet; or

•
Mail — complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a stockholder of record of Mr. Cooper, you may also cast your vote virtually at the special meeting by following the instructions at www.proxydocs.com/COOP. If you decide to attend the special meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.
If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. If your shares are held in “street name” and you intend to vote at the special meeting, you may cast your vote virtually at the special meeting by following the instructions at www.proxydocs.com/COOP. Your vote at the special meeting will revoke any proxy previously submitted on your behalf by your broker, bank or other nominee.
The special meeting will begin promptly at 9:00 a.m., Central Time, on September 3, 2025. Mr. Cooper encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this joint proxy and information statement/prospectus.
Even if you plan to attend the special meeting, Mr. Cooper recommends that you vote your shares in advance as described below so that your vote will be counted even if you later decide not to or become unable to attend the special meeting.
Q:
When and where is the special meeting of Mr. Cooper stockholders? What must Mr. Cooper stockholders bring to attend the special meeting?

A:
The special meeting of Mr. Cooper stockholders will be held virtually at 9:00 a.m., Central Time, on September 3, 2025. Online access will begin at 8:45 a.m., Central Time, and Mr. Cooper encourages its stockholders to access the meeting prior to the start time. Even if you plan to attend the special meeting, Mr. Cooper recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.

Q:
What is the difference between holding shares of Mr. Cooper common stock as a stockholder of record and as a beneficial owner?

A:
If your shares of Mr. Cooper common stock are registered directly in your name with the transfer agent of Mr. Cooper, Computershare Inc., you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to Mr. Cooper or to a third party to vote at the special meeting. If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. Your broker, bank or other nominee will send you, as the beneficial owner, voting instruction forms for you to use in directing the broker, bank or other nominee in how to vote your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting, and you may cast your vote virtually at the special meeting by following the instructions at proxydocs.com/COOP.

Q:
If my shares of Mr. Cooper common stock are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:
If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction form directly to Mr. Cooper. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use. You may also cast your vote virtually at the special meeting by following the instructions at www.proxydocs.com/COOP.

Applicable stock exchange rules permit brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Those rules do not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes. The merger proposal and the merger-related compensation proposal are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.
If you are a Mr. Cooper “street name” stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:
•
your broker, bank or other nominee may not vote your shares on the merger proposal, which broker non-votes will have the same effect as votes cast “AGAINST” this proposal and

•
your broker, bank or other nominee may not vote your shares on the merger-related compensation proposal, which broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present).

Q:
What if I fail to vote or abstain at the special meeting?

A:
For purposes of the special meeting, an abstention occurs when a stockholder attends the special meeting virtually and does not vote or returns a proxy with an “abstain” instruction.

Merger proposal:   An abstention or failure to vote will have the same effect as a vote cast “AGAINST” the merger proposal.
Merger-related compensation proposal:   An abstention will have the same effect as a vote cast “AGAINST” the merger-related compensation proposal. If a Mr. Cooper stockholder is not present virtually at the special meeting and does not respond by proxy, it will have no effect on the vote for the merger-related compensation proposal (assuming a quorum is present).
Q:
What will happen if a Mr. Cooper stockholder returns their proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular proposal, the Mr. Cooper common stock represented by your proxy will be voted as recommended by the Mr. Cooper Board with respect to that proposal.

Q:
May I change or revoke my vote after I have delivered my proxy card or voting instruction form with respect to the special meeting?

A:
Yes. If you are a record holder, you may change or revoke your vote before your proxy is voted at the special meeting as described herein. You may do this in one of four ways:

1.
submitting a proxy at a later time by internet or telephone until 11:59 p.m. Central Time on September 2, 2025;

2.
signing and returning a new proxy card with a later date;

3.
voting virtually at the special meeting; or

4.
delivering, before 12:00 p.m. Central Time on September 2, 2025 to Mr. Cooper’s Corporate Secretary at Mr. Cooper’s executive offices at 8950 Cypress Waters Blvd, Coppell, Texas 75019, written revocation of your most recent proxy.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Q:
What are the material U.S. federal income tax consequences of the mergers for Mr. Cooper stockholders?

A:
The mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and Rocket and

Mr. Cooper intend to report the mergers consistent with such qualification. It is a condition to Mr. Cooper’s obligation to complete the mergers that Mr. Cooper receive an opinion from outside counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided the mergers, taken together, so qualify, a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) of Mr. Cooper common stock generally would not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Mr. Cooper common stock for Rocket Class A common stock (except for any gain or loss, if any, recognized with respect to any cash received in lieu of a fractional share of Rocket Class A common stock).
An opinion of counsel represents such counsel’s judgment and is not binding on the Internal Revenue Service (the “IRS”) or any court and the IRS or a court may disagree with the conclusion in the opinion of counsel. Rocket and Mr. Cooper have not sought, and will not seek, any ruling from the IRS regarding any matters related to the transactions, and as a result, there can be no assurance that the IRS would not assert that the mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or that a court would not sustain such a position.
Although the tax treatment of the Pre-Closing Dividend is not entirely clear, we intend to report the Pre-Closing Dividend as a distribution with respect to Mr. Cooper common stock. For U.S. federal income tax purposes, such distribution may be a dividend subject to withholding, return of basis and/or gain from the disposition of Mr. Cooper common stock, depending in part on the current earnings and profits of Mr. Cooper as calculated under U.S. federal income tax principles. Mr. Cooper cannot predict whether it will have current or accumulated earnings and profits for its current taxable year (which will end in connection with the mergers). It is possible that Mr. Cooper will have current earnings and profits for its current taxable year. If there are current or accumulated earnings and profits, the Pre-Closing Dividend will generally be treated as a dividend to the extent of such amount. To the extent the Pre-Closing Dividend exceeds Mr. Cooper’s current and accumulated earnings and profits, the Pre-Closing Dividend will be treated as a non-taxable return of capital to the extent of the shareholder’s tax basis in Mr. Cooper’s common stock, which will reduce a shareholder’s tax basis in the Mr. Cooper common stock, and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by individual Mr. Cooper shareholders generally should qualify for reduced tax rates so long as certain holding period requirements are met. Dividends received by corporate Mr. Cooper shareholders may be eligible for the dividends received deduction if the holder is an otherwise qualifying corporate holder that meets the holding period and certain other requirements for the dividends received deduction. Mr. Cooper will not be able to make this determination until after the mergers. If it is determined that the amount of the Pre-Closing Dividend exceeds Mr. Cooper’s current and accumulated earnings and profits for its current taxable year, Rocket will post this determination regarding Mr. Cooper’s earnings and profits on its website or otherwise inform its stockholders of its determination.
All holders of Mr. Cooper common stock should consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the mergers to them. See “Material U.S. Federal Income Tax Consequences” beginning on page 161 for additional information.
Q:
Am I entitled to exercise appraisal rights in connection with the Maverick Merger instead of receiving the merger consideration for my shares of Mr. Cooper common stock?

A:
Mr. Cooper stockholders are not entitled to appraisal rights in connection with the mergers. For additional information, see “The Mergers — No Appraisal Rights” beginning on page 87.

Q:
What will happen to Mr. Cooper equity awards?

A:
Prior to the effective time of the Maverick Merger, each outstanding restricted stock unit award granted by Mr. Cooper (a “Mr. Cooper RSU award”) held by a nonemployee member of the Mr. Cooper Board that is outstanding as of immediately prior to the effective time of the Maverick Merger will vest (to the extent unvested) and be settled prior to the effective time of the Maverick Merger.

At the effective time of the Maverick Merger, each Mr. Cooper RSU award, other than the Mr. Cooper RSU awards held by nonemployee members of the Mr. Cooper Board, will be converted into a restricted stock unit award in respect of shares of Rocket Class A common stock (a “Rocket RSU award”), on the same vesting terms and conditions as were applicable to such Mr. Cooper RSU award immediately prior to the effective time of the Maverick Merger, with the number of shares of Rocket Class A common stock (rounded to a whole number of shares) determined by multiplying (i) the number of shares of Mr. Cooper common stock subject to such Mr. Cooper RSU award by (ii) the exchange ratio.
At the effective time of the Maverick Merger, each outstanding performance-based restricted stock unit awarded by Mr. Cooper (a “Mr. Cooper PSU award”), will be converted into a Rocket RSU award, on the same vesting terms and conditions as were applicable under such Mr. Cooper PSU award immediately prior to the effective time of the Maverick Merger, with the number of shares of Rocket Class A common stock (rounded to a whole number of shares) determined by multiplying (i) the number of shares of Mr. Cooper common stock subject to such Mr. Cooper RSU award by (ii) the exchange ratio. The achievement of the performance conditions applicable to the Mr. Cooper PSU awards will be determined prior to the effective time of the Maverick Merger by the Compensation Committee of the Mr. Cooper Board pursuant to the applicable Mr. Cooper equity plan and award agreements governing such Mr. Cooper PSU awards.
For additional information on certain other compensation-related matters covered in the merger agreement that affect Mr. Cooper’s directors and executive officers, please see the section entitled “The Mergers — Interests of Directors and Executive Officers of Mr. Cooper in the Mergers” beginning on page 74.
Q:
What happens if I sell my shares of Mr. Cooper common stock after the Mr. Cooper record date but before the special meeting?

A:
The record date (the close of business on July 21, 2025) is earlier than the date of the special meeting and earlier than the date that the mergers are expected to be completed. If you sell or otherwise transfer your shares of Mr. Cooper common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive the merger consideration in respect of such transferred shares to be received by Mr. Cooper stockholders in the mergers. In order to receive the merger consideration, you must hold your shares through completion of the mergers.

Q:
Are there any risks that Mr. Cooper stockholders should consider in deciding whether to vote in favor of the merger proposal?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 34. You also should read and carefully consider the risk factors of Rocket and Mr. Cooper contained in the documents included as annexes to this joint proxy and information statement/prospectus and incorporated by reference herein.

Q:
What should I do if I receive more than one set of voting materials?

A:
If you hold shares of Mr. Cooper common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of Mr. Cooper common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or internet as provided on your proxy card) or otherwise follow the voting instructions provided in this joint proxy and information statement/prospectus in order to ensure that all of your shares of Mr. Cooper common stock are voted. If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the procedures provided by your broker, bank or other nominee to vote your shares.

Q:
Who will tabulate and certify the vote?

A:
Representatives of BetaNXT Inc. will tabulate the votes cast at the special meeting and will act as the Independent Inspector of Election.

Q:
Where can I find the voting results of the special meeting?

A:
The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, Mr. Cooper intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:
Whom should I contact if I have any questions about the proxy materials or voting?

A:
If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this joint proxy and information statement/prospectus or the enclosed proxy card, you should contact the proxy solicitation agent for Mr. Cooper, at:

Laurel Hill Advisory Group
2 Robbins Lane, Suite 201
Jericho, New York 11753
Banks and Brokers Call (516) 933-3100
All Others Call Toll-Free (888) 742-1305
Email: COOP@laurelhill.com
Q:
What is the Up-C Collapse?

A:
On June 30, 2025, Rocket, RHI, Eclipse Sub, Inc., a Michigan corporation and a direct wholly-owned subsidiary of Rocket (“Up-C Merger Sub 1”), Rocket GP, LLC, a Michigan limited liability company and a direct wholly-owned subsidiary of Rocket (“Up-C Merger Sub 2”), Mr. Daniel Gilbert, Rocket’s founder and Chairman, and RHI II, LLC, a Michigan limited liability company and a direct wholly-owned subsidiary of RHI (“RHI II”) completed the previously announced simplification of its organizational and capital structure pursuant to a transaction agreement (the “Transaction Agreement”), dated as of March 9, 2025, as amended by Amendment No. 1 to the Transaction Agreement dated as of April 7, 2025, in order to collapse Rocket’s “Up-C” structure, provide that each class of common stock of Rocket be entitled to one vote per share, and reduce Rocket’s classes of common stock from four to two (collectively, the “Up-C Collapse”). Rocket believes that the Up-C Collapse and the resulting simplification of its organizational structure, and providing that all shares of common stock of Rocket are entitled to one vote per share will provide various benefits to Rocket and its stockholders, including, among other things, improving Rocket’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity. Pursuant to the Transaction Agreement, on the terms and subject to the conditions therein:

•
RHI effected an internal reorganization pursuant to which RHI contributed all assets and liabilities of RHI (other than its Holdings LLC Units (as defined below), its shares of Class D common stock and equity interests in each of Rocket Community Fund, LLC, Woodward Insurance Holdings LLC and Woodward Insurance LLC) to RHI II and distributed the interests in RHI II to the holders of voting common shares of RHI, par value $0.01 per share (the “RHI Shares”);

•
Rocket effected an internal reorganization pursuant to which the separate existence of Holdings LLC (as defined below) ceased and Eclipse Merger Limited Partnership, a Michigan limited partnership and wholly owned subsidiary of Holdings LLC (“Holdings LP”) continued as the surviving entity and each issued and outstanding Holdings LLC Unit was exchanged for a number of fully paid and nonassessable partnership units of Holdings LP (“Holdings LP Units”);

•
Rocket amended its certificate of incorporation to authorize the new Class L common stock (as defined below);

•
Rocket acquired RHI through a series of two mergers, pursuant to which (a) Up-C Merger Sub 1 merged with and into RHI, with RHI as the surviving entity, with each holder of RHI Shares receiving a number of shares of Class L common stock equal to (1) the number of RHI Shares held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D common stock owned by RHI to the number of all outstanding RHI Shares, which was 56.54 shares of Class L common stock per each RHI Share, and (b) RHI then merged with and into Up-C Merger Sub 2, with Up-C Merger Sub 2 as the surviving entity;
•
Rocket and RHI II entered into an indemnity agreement, pursuant to which, among other things, RHI II indemnified Rocket for RHI’s liabilities that are not related to Rocket’s business;

•
Rocket and Mr. Gilbert entered into a letter agreement for the purpose of preserving certain of the information rights and other rights provided for in the exchange agreement dated as of August 5, 2020, by and among Rocket, RHI and Mr. Gilbert (the “Exchange Agreement”);

•
the Exchange Agreement and the Rock Acquisition Corporation Shareholders Agreement, dated as of October 31, 2002, by and among RHI and its stockholders, as amended by the First Amendment to Rock Holdings, Inc. Shareholders Agreement, dated as of March 1, 2018, were terminated; and

•
the Tax Receivable Agreement, dated as of August 5, 2020, by and among Rocket, RHI and Mr. Gilbert and the Amended and Restated Limited Partnership Agreement of Holdings LP were amended. The Tax Receivable Agreement was amended to not apply to any exchanges that occurred on or following March 9, 2025. RHI contributed its rights to receive payments under the Tax Receivable Agreement in respect of RHI’s prior exchanges to RHI II, and RHI II completed a joinder to the Tax Receivable Agreement and became party to the Tax Receivable Agreement.

Q:
What are the effects of the Up-C Collapse?

A:
Under its organizational structure prior to the completion of the Up-C Collapse, Rocket was a holding company and its principal asset was its ownership of common limited liability company interests (the “Holdings LLC Units”) of Rocket, LLC, a Michigan limited liability company and the principal operating subsidiary of Rocket (“Holdings LLC”). Rocket was also the sole managing member of Holdings LLC. Rocket’s public stockholders held all of the Rocket Class A common stock, which are entitled to one vote per share on all matters submitted to a vote of stockholders and have economic rights (including rights to dividends and distributions upon liquidation by Rocket). RHI and Mr. Gilbert held (a) Class D common stock, which are entitled to ten votes per share on all matters submitted to a vote of Rocket stockholders, but have no economic rights, and (b) an equal number of Holdings LLC Units, which had economic rights (including rights to dividends and distributions upon liquidation by Holdings LLC), but had no voting rights. Rocket’s certificate of incorporation provided that, at any time when the aggregate voting power of the securities beneficially owned by RHI (the “RHI Securities”) would be equal to or greater than 79% of the total voting power of Rocket’s outstanding stock, the number of votes per share of each RHI Security would be reduced such that the aggregate voting power of all of the RHI Securities would be equal to 79%.

Following the Up-C Collapse, the public stockholders continue to hold Rocket Class A common stock. As part of the Up-C Collapse, (a) each RHI shareholder, in consideration for its RHI shares, received a number of newly issued shares of the Class L common stock equal to (1) the number of RHI Shares held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D common stock owned by RHI to the number of all outstanding RHI Shares, which was 56.54 shares of Class L common stock per each RHI Share, and (b) Mr. Gilbert, in consideration for his Class D common stock and paired Holdings LP Units, received a number of newly issued shares of Class L common stock equivalent to one share of Class L common stock for each share of Class D common stock held by Mr. Gilbert. The shares of Class L common stock are entitled to one vote per share on all matters submitted to a vote of Rocket stockholders and have economic rights (including rights to dividends and distributions upon liquidation by Rocket). As a result, Mr. Gilbert and the other RHI shareholders no longer have economic rights through their Holdings LP Units and instead participate, together with the public stockholders of Rocket, directly in the economics of Rocket through their ownership of common stock. Subject to certain limited exceptions, Mr. Gilbert and the other RHI shareholders are prohibited from transferring or otherwise disposing of (a) any shares of Class L common stock prior to June 30, 2026 and (b) 50% of the shares of Class L common stock prior to June 30, 2027 (all such periods together, the “Lock-Up Periods”). Following June 30, 2027, no shares of Class L common stock will be subject to a Lock-Up Period. Additionally, at any time when the aggregate voting power of the outstanding Class L common stock would be equal to or greater than 79% of the total voting power of Rocket’s outstanding stock, the number of votes per share of each share of Class L common stock will be reduced such that the aggregate voting power of all Class L common stock is equal to 79%. Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L common stock (i) may be converted at any time, at the option of the holder, into one share of Rocket Class A common stock and (ii) will automatically convert into one share of Rocket Class A common stock immediately prior to any transfer of such share except for certain Permitted Transfers (as defined below). In addition, upon the later to occur of (a) the expiration or waiver of the applicable Lock-Up Period and (b) the date that the outstanding shares of Class L common stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of Rocket’s common stock, all shares of Class L common stock will automatically convert to newly issued shares of Rocket Class A common stock.
Q:
What effect did the Up-C Collapse have on Rocket’s classes of common stock?

A:
Class A common stock:   Following the Up-C Collapse, the public stockholders continue to hold Rocket Class A common stock, which are entitled to one vote per share on all matters submitted to a vote of stockholders and have economic rights (including rights to dividends and distributions upon liquidation by Rocket). The Up-C Collapse did not require any amendments to the terms of the Rocket Class A common stock.

Class B common stock:   In connection with the Up-C Collapse, Rocket amended and restated its certificate of incorporation to eliminate the Class B common stock.
Class C common stock:   In connection with the Up-C Collapse, Rocket amended and restated its certificate of incorporation to eliminate the Class C common stock.
Class D common stock:   As a result of the Up-C Collapse, all outstanding shares of Class D common stock were surrendered to Rocket and subsequently retired by Rocket. In connection with the Up-C Collapse, Rocket restated its certificate of incorporation to eliminate all references to the Class D common stock.
Class L common stock:   In connection with the Up-C Collapse, Rocket issued 1,848,879,455 shares of Class L common stock par value $0.00001 per share (“Class L common stock”), consisting of 924,439,710 shares of Class L common stock that are designated series L-1 Class L common stock (“Series L-1 common stock”) and 924,439,745 shares of Class L common stock that are designated series L-2 Class L common stock (“Series L-2 common stock”) to Mr. Gilbert and the other RHI shareholders. The shares of Class L common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and have economic rights (including rights to dividends and distributions upon liquidation by Rocket).
Collectively, any Rocket Class A common stock, Class B common stock, Class C common stock, Class D common stock, and Class L common stock are referred to herein as “Rocket common stock.”
Q:
Why did Rocket pursue the Up-C Collapse?

A:
Rocket believes that the Up-C Collapse will provide various benefits to Rocket and its stockholders, including, among other things, improving Rocket’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity.

Q:
When was the Up-C Collapse completed?

A:
The Up-C Collapse was completed on June 30, 2025.

Q:
Where can I find more information about the Up-C Collapse?

A:
Pursuant to rules adopted by the SEC under the Exchange Act, Rocket filed with the SEC a definitive information statement pursuant to Schedule 14C of the Exchange Act (the “Information Statement”) to provide stockholders with information concerning the matters approved by the written consent. Rocket also mailed the definitive Information Statement to its stockholders. Investors and securityholders of Rocket and Mr. Cooper are able to obtain copies of the Information Statement as well as other filings with the SEC regarding the Up-C Collapse, without charge, at the SEC’s website at www.sec.gov. We are not incorporating the Information Statement or the contents of the website of the SEC or any other entity into this joint proxy and information statement/prospectus.

Q:
What is the Redfin Acquisition?

A:
On March 9, 2025, Rocket, Redfin and Neptune Merger Sub, Inc. (“Neptune Merger Sub”) entered into the Agreement and Plan of Merger (as it may be amended from time to time, the “Redfin Merger Agreement”). The Redfin Acquisition was completed on July 1, 2025.

Under the terms of the Redfin Merger Agreement, Neptune Merger Sub merged with and into Redfin, with Redfin continuing as a direct, wholly owned subsidiary of Rocket (the “Redfin Merger”). Holders of Redfin common stock, $0.001 par value per share (the “Redfin common stock”) (other than shares held by (i) Redfin, including in treasury, (ii) Rocket or (iii) Rocket’s subsidiaries, including Neptune Merger Sub) (“Redfin stockholders”) received for each share of Redfin common stock held by such Redfin stockholder, 0.7926 shares of Rocket Class A common stock and cash in lieu of fractional shares, without interest.

SUMMARY
This summary highlights selected information contained elsewhere in this joint proxy and information statement/prospectus and may not contain all the information that is important to you with respect to the mergers and the related matters being considered at the special meeting. Rocket and Mr. Cooper urge you to carefully read the remainder of this joint proxy and information statement/prospectus in its entirety, including the annexes and exhibits attached to and the documents incorporated by reference into this joint proxy and information statement/prospectus. For a description of, and instructions as to how to obtain, this information, see the section titled “Where You Can Find More Information” beginning on page 186. Certain items in this summary include a page reference directing you to a more complete description of that item.
Parties to the Mergers (see page 118)
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226
(313) 373-7990
Rocket is a Detroit-based financial technology company with a platform of mortgage, real estate, and personal finance businesses — Rocket Mortgage, Rocket Homes, Rocket Close, Rocket Money and Rocket Loans. Rocket’s proprietary technology platform is designed to deliver a seamless, AI-driven homeownership experience, integrating home search, mortgage origination, title and closing, and personal financial management. Since its inception in 1985, Rocket has demonstrated a consistent ability to develop and scale technology-driven solutions that enhance client experiences, automate operations, and extend its capabilities to partners. Rocket Class A common stock is listed on NYSE under the symbol “RKT.”
This joint proxy and information statement/prospectus incorporates important business and financial information about Rocket from other documents that are not included in or delivered with this joint proxy and information statement/prospectus. For a list of the documents that are incorporated by reference, see the section titled “Where You Can Find More Information” beginning on page 186.
Mr. Cooper Group Inc.
8950 Cypress Waters Blvd.
Coppell, TX 75019
(469) 549-2000
Mr. Cooper provides customer-centric servicing, origination and transaction-based services related principally to single-family residences throughout the United States with operations under its primary brands: Mr. Cooper®, Xome® and Rushmore Servicing®. Mr. Cooper is the largest home loan servicer in the country focused on delivering a variety of servicing and lending products, services and technologies. Mr. Cooper is incorporated in Delaware. Its principal executive offices are located at 8950 Cypress Water Blvd, Coppell, TX 75019, and its telephone number is (469) 549-2000. Mr. Cooper’s website address is www.mrcoopergroup.com. Information contained on Mr. Cooper’s website does not constitute part of this joint proxy and information statement/prospectus. Mr. Cooper common stock is publicly traded on NASDAQ, under the ticker symbol “COOP.” Additional information about Mr. Cooper is included in documents incorporated by reference in this joint proxy and information statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 186.
This joint proxy and information statement/prospectus incorporates important business and financial information about Mr. Cooper from other documents that are not included in or delivered with this joint proxy and information statement/prospectus. For a list of the documents that are incorporated by reference, see the section titled “Where You Can Find More Information” beginning on page 186.
Maverick Merger Subsidiary
1050 Woodward Avenue
Detroit, MI 48226
(313) 373-7990

Maverick Merger Subsidiary, a direct, wholly-owned subsidiary of Rocket, is a Delaware corporation incorporated on March 27, 2025 for the purpose of effecting the mergers. Maverick Merger Subsidiary has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the mergers.
Forward Merger Subsidiary
1050 Woodward Avenue
Detroit, MI 48226
(313) 373-7990
Forward Merger Subsidiary, a direct, wholly-owned subsidiary of Rocket, is a Delaware limited liability company formed on March 27, 2025 for the purpose of effecting the mergers. Forward Merger Subsidiary has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the mergers.
The Mergers (see page 45)
On March 31, 2025, Rocket, Mr. Cooper, Forward Merger Subsidiary and Maverick Merger Subsidiary entered into the merger agreement, which provides that, upon the terms and subject to the conditions set forth therein and in accordance with the DGCL, Maverick Merger Subsidiary will merge with and into Mr. Cooper, with Mr. Cooper continuing as the surviving corporation and a direct, wholly-owned subsidiary of Rocket, and immediately following the Maverick Merger and in accordance with the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”), the surviving corporation of the Maverick Merger will merge with and into Forward Merger Subsidiary, with Forward Merger Subsidiary continuing as the surviving company and a direct, wholly-owned subsidiary of Rocket.
Merger Consideration (see page 91)
In the Maverick Merger, each share of Mr. Cooper common stock that is issued and outstanding immediately prior to the effective time of the Maverick Merger (other than cancelled shares) will be converted into the right to receive the merger consideration, consisting of 11 validly issued, fully paid and non-assessable shares of Rocket Class A common stock. The exchange ratio is fixed and will not be adjusted to reflect changes in the stock price of either company prior to the closing of the mergers. The exchange ratio will, however, be adjusted appropriately to fully reflect the effect of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon, with respect to outstanding shares of capital stock of either Rocket or Mr. Cooper with a record date between the date of the merger agreement and the completion of the Maverick Merger, other than the Up-C Collapse, which will not result in any adjustment to the exchange ratio. No fractional shares of Rocket Class A common stock will be issued in connection with the Maverick Merger. Each holder of Mr. Cooper common stock that otherwise would have been entitled to receive a fractional share of Rocket Class A common stock immediately prior to the effective time of the Maverick Merger will have the right to receive an amount in cash (without interest and rounded to the nearest cent) in lieu of such fractional share. The value of such cash payment will be calculated by the exchange agent and will represent the holder’s proportionate interest in a trust of proceeds established from the open-market sale of that number of shares of Rocket Class A common stock equal to the excess of (i) the aggregate number of shares of Rocket Class A common stock to be delivered to the exchange agent by Rocket pursuant to the terms of the merger agreement over (ii) the aggregate number of whole shares of Rocket Class A common stock to be distributed to the holders of certificates or book-entry shares previously representing any such shares of Mr. Cooper common stock pursuant to the merger agreement.
Rocket stockholders will not receive any merger consideration and will continue to own their existing shares of Rocket Class A common stock, the form of which will not be changed by the transaction.
For more information on the implied per share and aggregate value of the merger consideration as of March 28, 2025, the last trading day prior to the public announcement of the mergers, and on July 29, 2025, the last practicable trading day before the date of this joint proxy and information statement/prospectus, see the section entitled “Comparison of Market Value of Securities of Rocket and Mr. Cooper” on page 28.
Business Strategy of Rocket Following the Mergers
Following the mergers, Rocket’s business focus, geography and strategy are expected to remain unchanged. Following the consummation of the Redfin Acquisition, Rocket represents a uniquely integrated homeownership platform combining industry-leading origination, servicing and real estate capabilities. With its flagship, Rocket Mortgage, the largest retail mortgage originator in the United States, Rocket is positioned to further expand its reach and efficiency by integrating Mr. Cooper, the nation’s largest mortgage servicer, and Redfin, the most visited real estate brokerage website. The combined platform is expected to span the full homeownership lifecycle, from home search and agent matching, to financing, to long-term loan servicing, thereby creating a powerful flywheel for customer acquisition and retention. In addition, the combined platform is expected to accelerate origination and servicing recapture by powering one of every six American mortgages. The integration is expected to enhance data driven innovation, support earnings stability across market environments and generate meaningful synergies through scale and technology.
Governance Structure of Rocket Following the Mergers
Following the effective time of the mergers, Varun Krishna will continue to serve as the Chief Executive Officer of Rocket and Brian Brown will continue to serve as the Chief Financial Officer and Treasurer of Rocket. Jay Bray, the Chairman and Chief Executive Officer of Mr. Cooper prior to the effective time of the mergers, will, following the effective time of the mergers, become the President and Chief Executive Officer of Rocket Mortgage.
Upon the effective time of the Maverick Merger, the merger agreement provides that the Rocket Board will consist of a total of eleven members, of whom nine will be the members of the Rocket Board as of immediately prior to the effective time of the Maverick Merger, and two will be Mr. Cooper Directors (one of whom is expected to be Mr. Bray).
Pre-Closing Dividend (see page 164)
Prior to the effective time of the Maverick Merger, Mr. Cooper may declare a dividend to the holders of Mr. Cooper common stock consisting of $2.00 per share in cash per share of Mr. Cooper common stock, which we expect will amount to approximately $130 million in the aggregate, with a record date (which will be no later than one business day prior to the effective time of the Maverick Merger) and payment date determined by the Mr. Cooper Board. As of the date of this joint proxy and information statement/prospectus, Mr. Cooper intends to declare and pay the Pre-Closing Dividend. If paid, the Pre-Closing Dividend will be paid from cash of Mr. Cooper and will not materially affect the resulting capitalization of the combined company.
Treatment of Mr. Cooper Equity Awards (see page 86)
At the effective time of the Maverick Merger, outstanding Mr. Cooper equity awards will be treated as follows:
•
Mr. Cooper Director Awards.   Each outstanding Mr. Cooper RSU award that is held by the non-employee directors (each, a “Mr. Cooper Director Award”) will become fully vested and will be settled prior to the effective time.

•
Mr. Cooper RSU Awards.   Each outstanding Mr. Cooper RSU award that is not a Mr. Cooper Director Award will be converted into a Rocket RSU award based on the exchange ratio (rounded to a whole number of shares).

•
Mr. Cooper PSU Awards.   Each outstanding Mr. Cooper PSU award will be converted into a Rocket RSU award (with the achievement of the applicable performance-based vesting conditions to be determined prior to the effective time by the compensation committee of the Mr. Cooper Board pursuant to the terms of the applicable equity plan and award agreements governing such Mr. Cooper PSU award) based on the exchange ratio (rounded to a whole number of shares).

The converted Rocket RSU awards will be subject to the same vesting terms and conditions as were applicable under the corresponding Mr. Cooper equity awards immediately prior to the closing, including any provisions for acceleration of vesting (other than the performance-based vesting conditions in respect of the Mr. Cooper PSU awards, the achievement level of which will be determined prior to the effective time).
For a more complete discussion of the treatment of Mr. Cooper RSU awards and/or Mr. Cooper PSU awards, see “The Merger Agreement — Merger Consideration — Treatment of Mr. Cooper Equity Awards” beginning on page 93.
Mr. Cooper Board’s Recommendations and Reasons for the Transactions (see page 55)
The Mr. Cooper Board unanimously recommends that you vote “FOR” the merger proposal and “FOR” the merger-related compensation proposal. For the factors considered by the Mr. Cooper Board in reaching this decision and additional information on the recommendation of the Mr. Cooper Board, see the section entitled “The Mergers — Mr. Cooper Board’s Recommendation and Reasons for the Transactions” beginning on page 55.
Voting by Mr. Cooper’s Directors and Executive Officers (see page 155)
At the close of business on July 21, 2025, the most recent practicable date for which such information was available, directors and executive officers of Mr. Cooper and their respective affiliates owned and were entitled to vote 987,975 shares of Mr. Cooper common stock, representing approximately 1.54% of the shares of Mr. Cooper common stock outstanding on that date. The number and percentage of shares of Mr. Cooper common stock owned by directors and executive officers of Mr. Cooper and their respective affiliates as of the Mr. Cooper record date are not expected to be meaningfully different from the number and percentage as of July 21, 2025. Mr. Cooper currently expects its directors and executive officers to vote their shares of Mr. Cooper common stock in favor of each of the proposals to be voted on at the special meeting, although none of them are subject to any requirement to do so.
Rocket’s Reasons for the Mergers (see page 53)
For the factors considered by the Rocket Board in reaching this decision, see the section entitled “The Mergers — Rocket’s Reasons for the Mergers” beginning on page 53.
Opinion of Mr. Cooper’s Financial Advisor (see page 59)
Mr. Cooper retained Citigroup Global Markets Inc. (“Citi”) as its financial advisor in connection with a possible transaction involving Rocket. In connection with Citi’s engagement, Mr. Cooper requested that Citi evaluate the fairness, from a financial point of view, to the holders of Mr. Cooper common stock of the exchange ratio, taking into account the Pre-Closing Dividend, pursuant to the merger agreement. On March 30, 2025, at a meeting of the Mr. Cooper Board held to evaluate the mergers and at which the merger agreement was approved, Citi rendered to the Mr. Cooper Board an oral opinion, confirmed by delivery of a written opinion, dated March 30, 2025, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the exchange ratio provided for in the mergers pursuant to the merger agreement, taking into account the Pre-Closing Dividend, was fair, from a financial point of view, to the holders of Mr. Cooper common stock.
The full text of Citi’s written opinion, dated March 30, 2025, to the Mr. Cooper Board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this joint proxy and information statement/prospectus as Annex C and is incorporated herein by reference in its entirety. The summary of Citi’s opinion in the section entitled “The Mergers — Opinion of Mr. Cooper’s Financial Advisor” beginning on page 59 of this joint proxy and information statement/prospectus is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was rendered to the Mr. Cooper Board (in its capacity as such) in connection with its evaluation of the mergers and was limited to the fairness, from a financial point of view, as of the date of the opinion, to the holders of Mr. Cooper common stock of the exchange ratio provided for in the mergers pursuant to the merger agreement, taking into account the Pre-Closing Dividend. Citi’s opinion did not address any other terms, aspects or implications of the mergers. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the mergers.
For more information, see the section entitled “The Mergers — Opinion of Mr. Cooper’s Financial Advisor” beginning on page 59 of this joint proxy and information statement/prospectus.
Interests of Directors and Executive Officers of Mr. Cooper in the Mergers (see page 74)
In considering the recommendation of the Mr. Cooper Board with respect to the mergers, Mr. Cooper stockholders should be aware that the directors and executive officers of Mr. Cooper may have certain interests in the mergers that are different from, or in addition to, the interests of Mr. Cooper stockholders generally. The Mr. Cooper Board was aware of these interests and considered them, among other matters, in making its recommendation that Mr. Cooper stockholders vote to approve the merger proposal and the merger-related compensation proposal. These interests include, among others, the following:
•
Each Mr. Cooper Director Award held by the non-employee directors will become fully vested and will be settled prior to the effective time;

•
Each of Mr. Cooper’s executive officers holds outstanding Mr. Cooper RSU awards and, for certain executive officers, Mr. Cooper PSU awards, that will be converted into Rocket RSU awards, with the achievement of the performance-based vesting conditions applicable to the Mr. Cooper PSU awards to be determined prior to the effective time, generally based on actual performance. All such converted Rocket RSU awards will remain subject to “double-trigger” vesting upon a termination without “cause” or for “good reason” within 18-months following the effective time;

•
Mr. Cooper’s executive officers (other than Messrs. Bray and Marshall) are subject to a change-in-control severance plan that provides for severance payments and benefits in connection with a termination of employment by Mr. Cooper without “cause” or by the executive officer for “good reason” within 18-months following the effective time;

•
Mr. Marshall is subject to a consulting agreement that provides for a pro-rated bonus in connection with a termination of engagement other than for “cause” prior to December 31, 2025;

•
Rocket entered into an employment agreement with Mr. Bray setting forth the terms of his employment as the President and Chief Executive Officer of Rocket Mortgage following the effective time of the mergers, which provides for severance payments and benefits upon a termination of employment without “cause” or for “good reason” following the closing of the mergers; and

•
Mr. Cooper’s directors and executive officers are entitled to continued indemnification and directors’ and officers’ liability insurance and fiduciary liability insurance coverage under the merger agreement.

For more information, see “The Mergers — Background of the Mergers” beginning on page 45 and “The Mergers — Mr. Cooper Board’s Recommendations and Reasons for the Transactions” beginning on page 55. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “The Mergers — Interests of Directors and Executive Officers of Mr. Cooper in the Mergers” beginning on page 74.
No Further Vote Required by Rocket Stockholders (see page 80)
No further vote or consent of Rocket stockholders is required to consummate the mergers or the other transactions contemplated by the merger agreement, including the Rocket stock issuance. For more information, see “The Mergers — No Further Vote Required by Rocket Stockholders” beginning on page 80.
Board of Directors of Rocket Following the Maverick Merger
Upon the effective time of the Maverick Merger, the merger agreement provides that the Rocket Board will consist of a total of eleven members, of whom nine will be the members of the Rocket Board as of immediately prior to the effective time of the Maverick Merger, and two will be Mr. Cooper Directors (one of whom is expected to be Mr. Bray).
Material U.S. Federal Income Tax Consequences of the Mergers (see page 161)
The mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Rocket and Mr. Cooper intend to report the mergers consistent with such qualification. It is a condition to Mr. Cooper’s obligation to complete the mergers that Mr. Cooper receive an opinion from outside counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided the mergers, taken together, so qualify, a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) of Mr. Cooper common stock generally would not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Mr. Cooper common stock for Rocket Class A common stock (except for any gain or loss, if any, recognized with respect to any cash received in lieu of a fractional share of Rocket Class A common stock).
An opinion of counsel represents such counsel’s judgment and is not binding on the IRS or any court and the IRS or a court may disagree with the conclusion in the opinion of counsel. Rocket and Mr. Cooper have not sought, and will not seek, any ruling from the IRS regarding any matters relating to the transactions, and as a result, there can be no assurance that the IRS would not assert that the mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or that a court would not sustain such a position.
Although the tax treatment of the Pre-Closing Dividend is not entirely clear, we intend to report the Pre-Closing Dividend as a distribution with respect to Mr. Cooper common stock. For U.S. federal income tax purposes, such distribution may be a dividend subject to withholding, return of basis and/or gain from the disposition of Mr. Cooper common stock, depending in part on the current earnings and profits of Mr. Cooper as calculated under U.S. federal income tax principles. Mr. Cooper cannot predict whether it will have current or accumulated earnings and profits for its current taxable year (which will end in connection with the mergers). It is possible that Mr. Cooper will have current earnings and profits for its current taxable year. If there are current or accumulated earnings and profits, the Pre-Closing Dividend will generally be treated as a dividend to the extent of such amount. To the extent the Pre-Closing Dividend exceeds Mr. Cooper’s current and accumulated earnings and profits, the Pre-Closing Dividend will be treated as a non-taxable return of capital to the extent of the shareholder’s tax basis in Mr. Cooper’s common stock, which will reduce a shareholder’s tax basis in the Mr. Cooper common stock, and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by individual Mr. Cooper shareholders generally should qualify for reduced tax rates so long as certain holding period requirements are met. Dividends received by corporate Mr. Cooper shareholders may be eligible for the dividends received deduction if the holder is an otherwise qualifying corporate holder that meets the holding period and certain other requirements for the dividends received deduction. Mr. Cooper will not be able to make this determination until after the mergers. If it is determined that the amount of the Pre-Closing Dividend exceeds Mr. Cooper’s current and accumulated earnings and profits for its current taxable year, Rocket will post this determination regarding Mr. Cooper’s earnings and profits on its website or otherwise inform its stockholders of its determination.
All holders of Mr. Cooper common stock should consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the mergers to them. See “Material U.S. Federal Income Tax Consequences” beginning on page 161 for additional information.
Accounting Treatment of the Mergers (see page 85)
The mergers will be accounted for as a business combination using the acquisition method with Rocket as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate merger consideration will be allocated to Mr. Cooper’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the mergers. The process of valuing the assets of Mr. Cooper immediately prior to the mergers, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate merger consideration allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. For more information, please see “Note 1 — Basis of Presentation” in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 119.
No Appraisal Rights (see page 87)
Neither Rocket stockholders nor Mr. Cooper stockholders are entitled to appraisal rights in connection with the Maverick Merger. For additional information, see “The Mergers — No Appraisal Rights” beginning on page 87.
Regulatory Approvals Required for the Mergers (see page 85)
The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the U.S. Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. Additionally, the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses are a condition to each party’s obligation to complete the mergers. For additional information, see “The Mergers  — Regulatory Approvals Required for the Mergers” beginning on page 85.
Conditions to Completion of the Mergers (see page 110)
The parties expect to complete the mergers after all of the conditions to the mergers in the merger agreement are satisfied or waived, including after the merger agreement has been adopted by the Mr. Cooper stockholders. The parties currently expect to complete the transaction in the fourth quarter of 2025. However, it is possible that factors outside of each party’s control could require them to complete the transaction at a later time or not to complete it at all.
In addition to the approval of the merger proposal by Mr. Cooper stockholders and the expiration or termination of any applicable waiting period under the HSR Act related to the mergers and the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses and the expiration of any applicable waiting period related thereto, each party’s obligation to complete the mergers is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of other conditions, including: (i) the effectiveness of the registration statement on Form S-4 of which this joint proxy and information statement/prospectus forms a part (and the absence of any stop order by the SEC); (ii) approval for the listing on the NYSE of the Rocket Class A common stock to be issued in the Maverick Merger (subject to official notice of issuance); (iii) the absence of any provision of any applicable law or order that prohibits or enjoins the completion of the mergers; (iv) the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement); (v) the performance by the other party of its respective obligations under the merger agreement in all material respects; (vi) delivery of an officer’s certificate by the other party certifying satisfaction of the two preceding conditions; and (vii) there not having occurred any material adverse effect on the other party since March 31, 2025 that is continuing. In addition, Mr. Cooper’s obligation to complete the mergers is also subject to the consummation of the Up-C Collapse by Rocket in accordance with the terms of the Transaction Agreement, which condition was satisfied on June 30, 2025, upon the consummation of the Up-C Collapse. In addition, Mr. Cooper’s obligation to complete the mergers is also subject to the receipt by Mr. Cooper of a written opinion of Wachtell, Lipton, Rosen & Katz (or of such other nationally recognized law firm, it being understood that Paul, Weiss, Rifkind, Wharton & Garrison LLP is such acceptable law firm) to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Rocket’s obligation to complete the mergers is also subject to the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses not being granted subject to the imposition of a detriment (as defined below).

Neither Rocket nor Mr. Cooper can be certain when, or if, the conditions to the mergers will be satisfied or waived, or that the mergers will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the mergers, see “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 110.
Treatment of Mr. Cooper’s Existing Debt (see page 85)
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The closing of the mergers will trigger a change of control under the indentures governing Mr. Cooper’s (i) 5.00% Senior Notes due 2026 (the “2026 Notes”), (ii) 6.00% Senior Notes due 2027 (the “2027 Notes”), (iii) 5.50% Senior Notes due 2028 (the “2028 Notes”), (iv) 6.50% Senior Notes due 2029 (the “2029 Notes”), (v) the 5.125% Senior Notes due 2030 (the “2030 Notes”), (vi) the 5.75% Senior Notes due 2031 (the “2031 Notes”) and (vii) 7.125% Senior Notes due 2032 (the “2032 Notes”, and together with the 2026 Notes, the 2027 Notes, the 2028 Notes, the 2029 Notes, the 2030 Notes and the 2031 Notes, the “senior notes”).

•
Rocket entered into a Commitment Letter with certain commitment parties, pursuant to which, on the terms and subject to the conditions set forth therein, the commitment parties have committed to provide a 364-day senior unsecured bridge term loan facility (the “Bridge Facility”) in an aggregate principal amount of up to $4,950,000,000, subject to the terms and conditions of the Commitment Letter. The Bridge Facility has an interest rate equal to either a base rate or a term secured overnight financing (“SOFR”) rate plus, in each case, an initial applicable margin at 0.625% per annum and 1.625% per annum, respectively, provided that each of the foregoing applicable margins will be increased by increments of 25 basis points on each of the day that is 90, 180 and 270 days after the closing date of the Bridge Facility. On June 5, 2025, Rocket entered into a Purchase Agreement with certain purchasers, pursuant to which Rocket obtained on June 20, 2025 permanent financing in the form of $2,000,000,000 of new 6.125% senior unsecured notes due 2030 and $2,000,000,000 of new 6.375% senior unsecured notes due 2033 (the “notes offering”). As a result, the Bridge Facility commitment amount was reduced to $950,000,000. Further, Rocket expects the Bridge Facility commitment amount will be reduced to zero and terminated through upcoming redemptions or amendments of Mr. Cooper’s senior notes.

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Rocket intends to use the proceeds from the notes offering to (i) redeem the 2026 Notes, the 2027 Notes and the 2028 Notes on the date of the closing of the mergers, (ii) pay fees and expenses related to the notes offering and the redemption of the 2026 Notes, the 2027 Notes and the 2028 Notes, (iii) at Rocket’s discretion, redeem, purchase (including, if required, in a change of control offer) and/or amend the 2029 Notes, the 2030 Notes, the 2031 Notes and the 2032 Notes and pay fees and expenses in connection therewith and (iv) after the consummation of the Up-C Collapse, the Redfin Acquisition, the mergers and the related financing transactions, repay secured debt of Rocket and its consolidated subsidiaries (including Redfin, Mr. Cooper and their respective subsidiaries).

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Rocket is evaluating the outstanding mortgage servicing rights (“MSR”), advance, and warehouse facilities of Mr. Cooper from a bank relationship, and funding and liquidity planning standpoint, including the potential for amendments or other modifications, any such amendments or other modifications would not be expected to have an impact on the liquidity or business focus of the combined company. All necessary waivers and consents related to the closing of the mergers under such facilities have been secured, with approximately $6,300,000,000 of borrowings outstanding under these facilities as of March 31, 2025.

As of March 31, 2025, after giving effect to the Up-C Collapse, the Redfin Acquisition, the mergers, and the financing transactions, Rocket’s outstanding total indebtedness would have been approximately $23,900,000,000, of which $10,900,000,000 would be funding facilities.
For more information regarding the treatment of Mr. Cooper’s existing debt, see the section titled “The Mergers — Treatment of Mr. Cooper’s Existing Debt” beginning on page 85.
Non-Solicitation (see page 98)
In the merger agreement, Mr. Cooper has agreed that it and its subsidiaries will not, and that it will direct and use its reasonable best efforts to cause its and its subsidiaries’ respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly:

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take any action to solicit, initiate or knowingly encourage or knowingly facilitate the making of any acquisition proposal involving Mr. Cooper or any inquiry with respect to an acquisition proposal;

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engage in discussions or negotiations with any person with respect to an acquisition proposal (except to notify them of the existence of the applicable non-solicitation provisions of the merger agreement);

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disclose any nonpublic information or afford access to properties, books or records to any person that has made, or to Mr. Cooper’s knowledge is considering making, an acquisition proposal;

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approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an acquisition proposal; or

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propose publicly or agree to do any of the foregoing relating to an acquisition proposal.

The merger agreement includes customary exceptions such that, prior to obtaining the Mr. Cooper stockholder approval, Mr. Cooper may furnish information and access, and may engage in discussions and negotiations regarding an acquisition proposal, if (i) the Mr. Cooper Board concludes in good faith, after (x) consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal and (y) that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Mr. Cooper stockholders under applicable law and (ii) Mr. Cooper receives from the person making such an acquisition proposal an executed confidentiality agreement and complies with certain specified procedures. For a discussion of what constitutes an acquisition proposal or a superior proposal and the limitations on solicitation of acquisition proposals, see “The Merger Agreement — Covenants and Agreements — No Solicitation” beginning on page 98.
Termination of the Merger Agreement; Termination Fees (see page 112)
Termination
The merger agreement may be terminated and the mergers may be abandoned at any time prior to the effective time of the Maverick Merger:
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By the mutual written consent of Rocket and Mr. Cooper.

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By either Rocket or Mr. Cooper:

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if the Maverick Merger has not been completed by:

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December 31, 2025 (which is referred to as the “end date”);

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if the reason for not closing by December 31, 2025 is that the conditions specified in the merger agreement regarding (i) the expiration or termination of any applicable HSR Act waiting period relating to the mergers or the approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses and the absence of related laws or orders prohibiting or enjoining the completion of the mergers or (ii) the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses not being granted subject to the imposition of a detriment have not been satisfied by that date, and all other closing conditions of the parties have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), or (to the extent permitted by law) waived, April 30, 2026 (in which case the “end date” will be extended to April 30, 2026); or

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if the reason for not closing by April 30, 2026 is that the conditions specified in the merger agreement regarding (i) the expiration or termination of any applicable HSR Act waiting period relating to the mergers or the approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses and the absence of related laws or orders prohibiting or enjoining the completion of the mergers or (ii) the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses not being granted subject to the imposition of a detriment have not been satisfied by that date, and all other closing conditions of the parties have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), or (to the extent permitted by law) waived, September 30, 2026 (in which case the “end date” will be extended to September 30, 2026);
provided that neither Rocket nor Mr. Cooper may terminate the merger agreement due to the occurrence of the end date if its failure to fulfill any obligation under the merger agreement has principally caused or resulted in the failure to complete the Maverick Merger on or before such end date;
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if the Mr. Cooper stockholder approval has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

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if there is any law or regulation that makes completion of the mergers illegal or otherwise prohibited or if any order enjoining Rocket or Mr. Cooper from completing the mergers is entered and such order becomes final and non-appealable (such final and non-appealable order, a “legal restraint”); provided that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the covenant to use reasonable best efforts has principally caused or resulted in the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted; or

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if there has been a breach by the other party of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach results in the failure to satisfy certain conditions to the obligations of Rocket, Maverick Merger Subsidiary and Forward Merger Subsidiary to complete the mergers (in the case of a breach by Mr. Cooper) or certain conditions to the obligations of Mr. Cooper to complete the mergers (in the case of a breach by Rocket), and such breach is incapable of being cured or, if capable of being cured, has not been cured within thirty days after written notice thereof to the party alleged to be in breach.

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By Rocket:

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prior to receipt of the Mr. Cooper stockholder approval, if there has been a change in the Mr. Cooper Board recommendation (as defined below under the heading “The Merger Agreement — Covenants and Agreements — Mr. Cooper Board Recommendation”), whether or not permitted by the terms of the merger agreement.

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By Mr. Cooper:

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at any time prior to receipt of the Mr. Cooper stockholder approval in order to enter into a definitive written agreement providing for a superior proposal, so long as (i) Mr. Cooper has received a superior proposal after the date of the merger agreement that did not result from a breach of certain provisions of the merger agreement, (ii) Mr. Cooper has complied in all material respects with certain provisions of the merger agreement with respect to such superior proposal, (iii) concurrently with, and as a condition to, any such termination Mr. Cooper pays or causes to be paid to Rocket (or its designee) the Mr. Cooper termination fee (as defined below) pursuant to the merger agreement and (iv) the Mr. Cooper Board has authorized Mr. Cooper to enter into, and Mr. Cooper substantially concurrently enters into, a definitive written agreement providing for such superior proposal (it being agreed that Mr. Cooper may enter into such definitive written agreement concurrently with any such termination).

If the merger agreement is terminated as described above, the merger agreement will be void and have no effect, and there will be no liability or obligation on the part of any party to the merger agreement, except that:
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certain agreements contained in the merger agreement with respect to confidentiality, debt cooperation, effect of termination, and other general provisions will survive the termination of the merger agreement;

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the confidentiality agreement between Rocket and Mr. Cooper will survive the termination of the merger agreement; and

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no termination will relieve any party of any liability or damages resulting from fraud or any material and intentional breach by that party of the merger agreement.

Termination Fees
The merger agreement further provides that Mr. Cooper will pay or cause to be paid to Rocket a fee of $306,924,394 (the “Mr. Cooper termination fee”) in connection with a termination of the merger agreement under the following circumstances:
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if Rocket terminates the merger agreement, prior to receipt of the Mr. Cooper stockholder approval, due to a change in the Mr. Cooper Board recommendation, then Mr. Cooper will pay or cause to be paid the Mr. Cooper termination fee to Rocket not later than the date of termination of the merger agreement;

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if (i) the merger agreement is terminated by Mr. Cooper or Rocket due to the Mr. Cooper stockholder approval not having been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, or not withdrawn, prior to the Mr. Cooper stockholder meeting, then Mr. Cooper will pay or cause to be paid to Rocket the Mr. Cooper termination fee not later than the earlier of the date a transaction contemplated by an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 98) being replaced with “50%”) is completed or a definitive agreement is entered into by Mr. Cooper providing for any such acquisition proposal, as long as (and only if), in either case, such transaction is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement;

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if (i) the merger agreement is terminated by Mr. Cooper or Rocket due to the failure to complete the Maverick Merger by the end date and the Mr. Cooper stockholder approval has not theretofore been obtained and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then Mr. Cooper will pay or cause to be paid to Rocket the Mr. Cooper termination fee not later than the earlier of the date a transaction contemplated by an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 98) being replaced with “50%”) is completed or a definitive agreement is entered into by Mr. Cooper providing for any such acquisition proposal, as long as (and only if), in either case, such transaction is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement;

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if (i) the merger agreement is terminated by Rocket due to a breach by Mr. Cooper of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach resulted in the failure to satisfy one or more of certain conditions to the obligations of Rocket, Forward Merger Subsidiary and Maverick Merger Subsidiary to complete the mergers, and the Mr. Cooper stockholder approval has not theretofore been obtained and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then Mr. Cooper will pay or cause to be paid to Rocket the Mr. Cooper termination fee not later than the earlier of the date a transaction contemplated by an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal being (found on page 98) replaced with “50%”) is completed or a definitive agreement is entered into by Mr. Cooper providing for any acquisition proposal, as long as (and only if), in either case, any such transaction is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement; or

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if the merger agreement is terminated by Mr. Cooper at any time prior to receipt of the Mr. Cooper stockholder approval due to its entry into a definitive agreement with respect to a superior proposal, then Mr. Cooper will pay or cause to be paid to Rocket the Mr. Cooper termination fee not later than the date of termination of the merger agreement.
The merger agreement further provides that Rocket will pay or cause to be paid to Mr. Cooper a fee of $500,000,000 (the “Rocket termination fee”) in connection with a termination of the merger agreement under the following circumstances:
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if the merger agreement is terminated by Rocket or Mr. Cooper due to the failure to complete the Maverick Merger by the end date, and all closing conditions to the merger agreement are satisfied (other than those conditions that by their terms are to be satisfied at closing) or waived (to the extent permissible pursuant to applicable law), other than the conditions specified in the merger agreement regarding (i) the expiration or termination of any applicable HSR Act waiting period relating to the mergers or the consent or the approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses and the absence of related laws or orders prohibiting or enjoining the completion of the mergers or (ii) the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses not being granted subject to the imposition of a detriment (as defined below), and Mr. Cooper delivers a written notice to Rocket demanding that Rocket pay Mr. Cooper the Rocket termination fee, then Rocket will pay or cause to be paid to Mr. Cooper the Rocket termination fee within one business day of delivery of such written notice; or

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if the merger agreement is terminated by Rocket or Mr. Cooper due to a legal restraint (solely to the extent the applicable legal restraint arises under the HSR Act or is issued by certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses), and Mr. Cooper delivers a written notice to Rocket demanding that Rocket pay Mr. Cooper the Rocket termination fee, then Rocket will pay or cause to be paid to Mr. Cooper the Rocket termination fee within one business day of delivery of such written notice.

For a more detailed discussion of each party’s termination rights and the related termination fee obligations, see “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112.
Governance Letter Agreement (see page 117)
On March 31, 2025, concurrently with the execution and delivery of the merger agreement, Rocket and Dan Gilbert entered into a Governance Letter Agreement (the “governance letter agreement”), pursuant to which and on the terms and subject to the conditions thereof, among other things, Mr. Gilbert has agreed that, for the term of the governance letter agreement, he will not vote or execute consents in favor of (or cause or permit any shares of Rocket common stock beneficially owned by him to be voted or consents with respect thereto to be executed in favor of) any proposal to remove any Mr. Cooper Director other than for cause, and that he will vote against (and cause any shares of Rocket common stock beneficially owned by him to be voted against) any proposal to remove any Mr. Cooper Director other than for cause. Mr. Gilbert has also agreed that he will take any action as may be required to cause the re-election of a Mr. Cooper Director upon the expiration of the Mr. Cooper Director’s initial term as a member of the Rocket Board.
The governance letter agreement also provides that during the term of the governance letter agreement, the Mr. Cooper Directors will be nominated for reelection upon the expiration of their initial terms, and that in the event any Mr. Cooper Director resigns or is unable to serve on the Rocket Board, the replacement for such Mr. Cooper Director will be identified by the remaining Mr. Cooper Director, with the reasonable consent of the Nominating and Governance Committee of the Rocket Board, in each case acting in good faith.
The governance letter agreement will terminate on the third anniversary of the effective time of the Maverick Merger or, if earlier, the termination of the merger agreement in accordance with its terms.
For a more detailed discussion of the voting agreement, see “The Governance Letter Agreement” beginning on page 117.

The Special Meeting (see page 154)
Date, Time, Place and Purpose of the Special Meeting
The special meeting will be held virtually on September 3, 2025 at 9:00 a.m., Central Time. The purpose of the special meeting is to consider and vote on the merger proposal and other related proposals. Adoption and approval of the merger proposal by Mr. Cooper stockholders is a condition to the obligation of Mr. Cooper and Rocket to complete the mergers.
Record Date and Outstanding Shares of Mr. Cooper Common Stock
Only stockholders of record of issued and outstanding shares of Mr. Cooper common stock as of the close of business on July 21, 2025 (which we refer to as the “Mr. Cooper record date”) are entitled to notice of, and to vote at, the special meeting or any subsequent reconvening of the special meeting following any adjournments and postponements of the special meeting.
As of the close of business on the Mr. Cooper record date, there were 63,993,269 shares of Mr. Cooper common stock issued and outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Mr. Cooper common stock that you held as of the close of business on the Mr. Cooper record date.
A complete list of Mr. Cooper stockholders of record entitled to vote at the special meeting will be available for inspection at Mr. Cooper’s principal office at 8950 Cypress Waters Blvd, Coppell, Texas 75019 during regular business hours for a period of no less than 10 days before the special meeting. If you would like to inspect the list of Mr. Cooper stockholders of record, please email the Investor Relations department at shareholders@mrcooper.com to schedule an appointment or request access. A list of Mr. Cooper stockholders entitled to vote at the special meeting will be available for inspection during the special meeting at www.proxydocs.com/COOP by entering the control number provided on your proxy card and the list access number received in the registration email. You will receive a meeting link and list access number one hour prior to the meeting.
Quorum; Abstentions and Broker Non-Votes
A quorum of Mr. Cooper stockholders is necessary for Mr. Cooper to hold a valid meeting. The presence at the special meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Mr. Cooper common stock entitled to vote at the special meeting will constitutes a quorum for the transaction of business at the special meeting.
If you submit a properly executed proxy card, even if you do not vote for the proposal or vote to “abstain” in respect of the proposal, your shares of Mr. Cooper common stock will be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting. Broker non-votes will not be considered present and entitled to vote at the special meeting for the purpose of determining the presence of a quorum.
Executed but unvoted proxies will be voted in accordance with the recommendation of the Mr. Cooper Board.
Required Vote to Adopt and Approve the Proposals
Adoption and approval of the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock entitled to vote thereon and approval of the merger-related compensation proposal requires the affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” each proposal. Broker non-votes and failures to vote will have the same effect as votes “AGAINST” the merger proposal but will not have any effect on the outcome of the vote on the merger-related compensation proposal.
The merger proposal and merger-related compensation proposal are described in the section entitled “Mr. Cooper Proposals” beginning on page 159.

Voting by Mr. Cooper Directors and Executive Officers
As of the Mr. Cooper record date, Mr. Cooper directors and executive officers, and their affiliates, as a group, owned and were entitled to vote 987,975 shares of Mr. Cooper common stock, or approximately 1.54% of the total outstanding shares of Mr. Cooper common stock as of the Mr. Cooper record date.
Mr. Cooper currently expects that all of its directors and executive officers will vote their shares “FOR” the merger proposal and merger-related compensation proposal, although none of them are subject to any requirement to do so.
Adjournment
If a quorum is not present or if there are not sufficient votes for the approval of the merger proposal, the special meeting may be adjourned. Regardless of whether a quorum is present, the presiding person of the special meeting or the Mr. Cooper Board may adjourn the meeting for any reason from time to time. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless:
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the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or

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a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
Risk Factors (see page 34)
Both Rocket and Mr. Cooper are subject to various risks associated with their businesses and their industries. In addition, the mergers, including the possibility that the mergers may not be completed, pose a number of risks to each company and its respective stockholders. Before voting at the special meeting, you should carefully consider all of the information contained in, and incorporated by reference into, this joint proxy and information statement/prospectus, as well as the specific factors under the section titled “Risk Factors” beginning on page 34.
Comparison of Rights of Rocket and Mr. Cooper Stockholders (see page 174)
Both Rocket and Mr. Cooper are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are governed by the DGCL. Rocket will continue to be a Delaware corporation following completion of the mergers and will be governed by the DGCL.
Upon completion of the mergers, Mr. Cooper stockholders immediately prior to the effective time of the Maverick Merger will become holders of Rocket Class A common stock. In connection with the Up-C Collapse, which was completed on June 30, 2025, Rocket amended and restated its certificate of incorporation in the forms attached hereto as Annex D and Annex E. The rights of the former Mr. Cooper stockholders and the Rocket Class A common stockholders after the mergers will be governed by Rocket’s certificate of incorporation after giving effect to these amendments, Rocket’s bylaws and the DGCL.
For a detailed summary of the comparison of rights of Rocket Class A common stockholders before and after giving effect to the Up-C Collapse and Mr. Cooper stockholders, see the section titled “Comparison of Rights of Rocket and Mr. Cooper Stockholders” beginning on page 174.
Comparison of Market Value of Securities of Rocket and Mr. Cooper
The following table sets forth the closing sales prices per share of Rocket Class A common stock and Mr. Cooper common stock on the NYSE and NASDAQ, respectively, on March 28, 2025, the last trading day prior to the public announcement of the mergers, and on July 29, 2025, the last practicable trading day before the date of this joint proxy and information statement/prospectus. The table also shows the estimated implied value of the merger consideration proposed for each share of Mr. Cooper common stock, and the implied aggregate value of the merger consideration, as of the same two dates. The implied value for the merger consideration was calculated by multiplying the closing sales price of a share of Rocket Class A common stock on the relevant date by the exchange ratio of 11 shares of Rocket Class A common stock for each share of Mr. Cooper common stock. The implied aggregate value for the merger consideration on March 28, 2025 and July 29, 2025, was calculated by multiplying the relevant implied per share value of the merger consideration by 65,888,057, the number of fully diluted shares of Mr. Cooper common stock outstanding as of March 28, 2025 and by 65,417,253, the number of fully diluted shares of Mr. Cooper common stock outstanding as of July 29, 2025, respectively.
The value of the merger consideration to be received in exchange for each share of Mr. Cooper common stock will fluctuate with the market value of Rocket Class A common stock until the transaction is complete.
	Rocket Class A Common Stock	Mr. Cooper Common Stock	Implied Per Share Value of Merger Consideration	Implied Aggregate Value of Merger Consideration (in millions)
March 28, 2025	$13.03	$104.49	$143.33	$9,444
July 29, 2025	$15.20	$159.71	$167.20	$10,938
Listing of Rocket Class A Common Stock (see page 87)
It is a condition to the completion of the mergers that the Rocket Class A common stock issuable in connection with the mergers be approved for listing on NYSE.
Rocket Ownership Structure Prior to and Following the Mergers (page 88)
The following chart illustrates the expected ownership structure of Rocket after giving effect to the Up-C Collapse and the mergers.
For additional information regarding the assumptions used in preparation of the following illustration, and an illustration of Rocket’s current ownership structure (immediately after giving effect to the Up-C Collapse and the Redfin Acquisition, and prior to the completion of the mergers), see the section entitled “The Mergers — Rocket Ownership Structure Prior to and Following the Mergers” beginning on page 88.
Delisting and Deregistration of Mr. Cooper Common Stock (see page 87)
When the mergers are completed, the Mr. Cooper common stock will be delisted from NASDAQ and will be deregistered under the Exchange Act.

Rocket’s Up-C Collapse (see page 166)
On June 30, 2025, Rocket, RHI, Up-C Merger Sub 1, Up-C Merger Sub 2, Mr. Gilbert and RHI II completed the Up-C Collapse pursuant to the Transaction Agreement, which simplified Rocket’s organizational and capital structure, provided that each class of common stock of Rocket be entitled to one vote per share, and reduced its classes of common stock from four to two. Rocket believes that the Up-C Collapse and the resulting simplification of its organizational structure, and providing that all shares of common stock of Rocket be entitled to one vote per share, will provide various benefits to Rocket and its stockholders, including, among other things, by improving Rocket’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity. The consummation of the Up-C Collapse, among other things, was a condition to Mr. Cooper’s obligations to effect the closing.
Under its organizational structure prior to the completion of the Up-C Collapse, Rocket was a holding company and its principal asset was its ownership of Holdings LLC Units. Rocket was also the sole managing member of Holdings LLC. Rocket’s public stockholders held all of the issued and outstanding shares of Rocket Class A common stock, which are entitled to one vote per share on all matters submitted to a vote of Rocket stockholders and have economic rights (including rights to dividends and distributions upon liquidation by Rocket). RHI and Mr. Gilbert held (a) all of the issued and outstanding shares of Class D common stock, which were entitled to ten votes per share on all matters submitted to a vote of Rocket stockholders, but had no economic rights, and (b) an equal number of Holdings LLC Units, which had economic rights (including rights to dividends and distributions upon liquidation by Holdings LLC), but had no voting rights. Rocket’s certificate of incorporation provided that, at any time when the aggregate voting power of the outstanding RHI Securities would be equal to or greater than 79% of the total voting power of the issued and outstanding shares of Rocket’s common stock, the number of votes per share of each RHI Security would be reduced such that the aggregate voting power of all of the RHI Securities is equal to 79%.
Following the Up-C Collapse, the public stockholders continue to hold the issued and outstanding Rocket Class A common stock. As part of the Up-C Collapse, (a) each RHI shareholder, in consideration for its RHI Shares, received a number of newly issued shares of the Class L common stock equal to (1) the number of RHI Shares held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D common stock owned by RHI to the number of all outstanding RHI Shares, which was 56.54 shares of Class L common stock per each RHI Share, and (b) Mr. Gilbert, in consideration for his Class D common stock and paired Holdings LP Units, received a number of newly issued shares of Class L common stock equivalent to one share of Class L common stock for each share of Class D common stock held by Mr. Gilbert. The shares of Class L common stock are entitled to one vote per share on all matters submitted to a vote of Rocket stockholders and have economic rights (including rights to dividends and distributions upon liquidation by Rocket). As a result, Mr. Gilbert and the other RHI shareholders no longer have economic rights through their Holdings LP Units and instead participate, together with the public stockholders of Rocket, directly in the economics of Rocket through their ownership of common stock. Subject to certain limited exceptions, Mr. Gilbert and the other RHI shareholders are prohibited from transferring or otherwise disposing of (a) any shares of Class L common stock prior to June 30, 2026 and (b) 50% of the shares of Class L common stock prior to the second anniversary of June 30, 2027. Following June 30, 2027, no shares of Class L common stock will be subject to a Lock-Up Period. Additionally, Rocket’s certificate of incorporation following the Up-C Collapse provides that, at any time when the aggregate voting power of the outstanding Class L common stock is equal to or greater than 79% of the total voting power of Rocket’s outstanding stock, the number of votes per share of each share of Class L common stock will be reduced such that the aggregate voting power of all such Class L common stock is equal to 79%. Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L common stock (i) may be converted at any time, at the option of the holder, into one share of Rocket Class A common stock and (ii) will automatically convert into one share of Rocket Class A common stock immediately prior to any transfer of such share except for certain Permitted Transfers (as defined below). In addition, upon the later to occur of (A) the expiration or waiver of the applicable Lock-Up Period and (B) the date that the outstanding shares of Class L common stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of Rocket’s common stock, all shares of Class L common stock will automatically convert to newly issued shares of Rocket Class A common stock.

In connection with the Up-C Collapse, the Rocket Board authorized and declared a special cash dividend of $0.80 per share to the holders of Rocket Class A common stock (the “Special Dividend”). The Special Dividend, which represents cash received from tax distributions paid to Rocket by Holdings LLC, was paid on April 3, 2025, to holders of the Rocket Class A common stock of record as of the close of business on March 20, 2025. The Special Dividend was paid prior to the Up-C Collapse so that no such dividend will be payable with respect to the shares of Class L common stock that Mr. Gilbert and the other RHI shareholders will receive in the Up-C Collapse, as those stockholders previously received the economic benefit of such distribution on account of their Holdings LLC Units.
The Up-C Collapse was effected pursuant to the terms of the Transaction Agreement, which has been approved by the Rocket Board and, pursuant to Rocket’s Related Person Transactions policy, the audit committee of the Rocket Board.
Following the Up-C Collapse, Mr. Gilbert continues to directly control more than a majority of the combined voting power on all matters submitted to a vote of Rocket stockholders. As a result, Rocket continues to remain a “controlled company” within the meaning of the NYSE rules, as Mr. Gilbert continues to hold more than a majority of the combined voting power of Rocket’s common stock. Rocket expects Mr. Gilbert to continue to directly control more than a majority of the combined voting power following the closing, and that Rocket will remain a “controlled company” within the meaning of the NYSE rules following the mergers.
For more information regarding the Up-C Collapse, see the section titled “Rocket’s Up-C Collapse” beginning on page 166.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy and information statement/prospectus contains statements regarding the proposed transaction between Rocket and Mr. Cooper; future financial and operating results; benefits and synergies of the transaction; future opportunities for the combined company; the conversion of equity interests contemplated by the merger agreement; the issuance of common stock of Rocket contemplated by the merger agreement; the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this joint proxy and information statement/prospectus, other than statements of historical fact, are forward-looking statements that may be identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Such forward looking statements are based upon current beliefs, expectations and discussions related to the proposed transaction and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.
The forward-looking statements are subject to certain risks, uncertainties and assumptions, which include, but are not limited to, and in each case as a possible result of, the proposed transaction on each of Rocket and Mr. Cooper:
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the risk that the proposed transaction may not be completed on a timely basis or at all, which may adversely affect Rocket’s and Mr. Cooper’s businesses and the price of their respective securities;

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the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction, including stockholder approval by Mr. Cooper’s stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed transaction;

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the effect of the announcement, pendency or completion of the proposed transaction on each of Rocket’s or Mr. Cooper’s ability to attract, motivate, retain and hire key personnel and maintain relationships with others whom Rocket or Mr. Cooper does business, or on Rocket’s or Mr. Cooper’s operating results and business generally;

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that the proposed transaction may divert management’s attention from each of Rocket’s and Mr. Cooper’s ongoing business operations;

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the risk of any legal proceedings related to the proposed transaction or otherwise, including the risk of stockholder litigation in connection with the proposed transaction, or the impact of the proposed transaction thereupon, including resulting expense or delay;

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that Rocket or Mr. Cooper may be adversely affected by other economic, business and/or competitive factors;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require payment of a termination fee;

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the risk that restrictions during the pendency of the proposed transaction may impact Rocket’s or Mr. Cooper’s ability to pursue certain business opportunities or strategic transactions;

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the anticipated tax treatment of the transaction may not be obtained, risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction;

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the risk that the anticipated benefits and synergies of the proposed transaction may not be fully realized or may take longer to realize than expected;

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the impact of legislative, regulatory, economic, competitive and technological changes;

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risks relating to the value of Rocket securities to be issued in the proposed transaction;

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the risk that integration of the Rocket and Mr. Cooper businesses post-closing may not occur as anticipated or the combined company may not be able to achieve the anticipated synergies expected from the transaction, and the costs associated with such integration;

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the effect of the announcement, pendency or completion of the proposed transaction on the market price of the common stock of each of Rocket and Mr. Cooper; and

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the risks described in Part I, Item 1A “Risk Factors” of (i) Rocket’s Annual Report on Form 10-K for the year ended December 31, 2024, and (ii) Mr. Cooper’s Annual Report on Form 10-K for the year ended December 31, 2024, and, in each case, in subsequent filings with the SEC, including the risks and uncertainties set forth in or incorporated by reference into this joint proxy and information statement/prospectus in the section titled “Risk Factors” beginning on page 34 and the annexes to this joint proxy and information statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 186 of this joint proxy and information statement/prospectus.

While the list of factors presented in this joint proxy and information statement/prospectus is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Additional factors that may affect future results are contained in each company’s filings with the SEC, including each company’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q, current reports on Form 8-K, the risks and uncertainties set forth in or incorporated by reference into this joint proxy and information statement/prospectus in the section titled “Risk Factors” beginning on page 34 and the annexes to this joint proxy and information statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 186 of this joint proxy and information statement/prospectus. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

RISK FACTORS
In addition to the other information included in, and incorporated by reference into, this joint proxy and information statement/prospectus, including, among others, the matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 32 you should carefully consider the following risks before deciding whether to vote for the adoption and approval of the merger agreement. In addition, you should read and consider the risks associated with each of the businesses of Rocket and Mr. Cooper because these risks will also affect the combined company. These risks can be found in the respective Annual Reports of Rocket and Mr. Cooper on Form 10-K for the fiscal year ended December 31, 2024, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this joint proxy and information statement/prospectus. You should also read and consider the other information in this joint proxy and information statement/prospectus (including the annexes hereto) and the other documents incorporated by reference into this joint proxy and information statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 186.
Risks Related to the Mergers
The mergers are subject to conditions, some or all of which may not be satisfied, and the mergers may not be completed on a timely basis, if at all. Failure to complete the mergers in a timely manner or at all could have adverse effects on Mr. Cooper.
The completion of the mergers is subject to certain customary closing conditions, including, among others, (i) the effectiveness of the registration statement on Form S-4 of which this joint proxy and information statement/prospectus forms a part (and the absence of any stop order by the SEC); (ii) approval for the listing on the NYSE of the Rocket Class A common stock to be issued in the Maverick Merger (subject to official notice of issuance); (iii) the absence of any provision of any applicable law or order that prohibits or enjoins the completion of the mergers; (iv) the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement); (v) the performance by the other party of its respective obligations under the merger agreement in all material respects; (vi) delivery of an officer’s certificate by the other party certifying satisfaction of the two preceding conditions; and (vii) there not having occurred any material adverse effect on the other party since March 31, 2025 that is continuing. In addition, Mr. Cooper’s obligation to complete the mergers is also subject to the consummation of the Up-C Collapse by Rocket in accordance with the terms of the Transaction Agreement, which condition was satisfied on June 30, 2025, upon the consummation of the Up-C Collapse. In addition, Mr. Cooper’s obligation to complete the mergers is also subject to the receipt by Mr. Cooper of a written opinion of Wachtell, Lipton, Rosen & Katz (or of such other nationally recognized law firm, it being understood that Paul, Weiss, Rifkind, Wharton & Garrison LLP is such acceptable law firm) to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Rocket’s obligation to complete the mergers is also subject to the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses not being granted subject to the imposition of a detriment. For a more detailed discussion regarding conditions to the mergers, see the section titled “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 110.
Further, either Rocket or Mr. Cooper may terminate the merger agreement if the mergers have not been consummated by the end date. However, this right to terminate the merger agreement will not be available to any party whose failure to perform any of its obligations under the merger agreement has been a principal cause of, or resulted in, the failure of the mergers to have been consummated on or by such date. The merger agreement may also be terminated in certain other circumstances. For a more detailed discussion regarding the termination rights of the parties, see the section titled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112.
If the mergers are not completed, Mr. Cooper’s ongoing business, financial condition, financial results and stock price may be materially adversely affected. Without realizing any of the benefits of having completed the mergers, Rocket and Mr. Cooper will be subject to a number of risks, including the following:

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the market price of Rocket Class A common stock and/or Mr. Cooper common stock could decline to the extent that the current market price reflects a market assumption that the mergers will be completed;

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Mr. Cooper could owe a termination fee of $306,924,394 to Rocket under certain circumstances;

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Rocket could owe a termination fee of $500,000,000 to Mr. Cooper in certain circumstances relating to the failure to obtain certain required regulatory approvals or clearances;

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if the merger agreement is terminated and the Rocket Board or the Mr. Cooper Board seeks another business combination, Rocket Class A common stockholders and Mr. Cooper stockholders cannot be certain that Rocket or Mr. Cooper will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that the other party has agreed to in the merger agreement;

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time and resources committed by Rocket’s and Mr. Cooper’s respective management to matters relating to the mergers could otherwise have been devoted to pursuing other beneficial opportunities for their respective companies;

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Rocket and/or Mr. Cooper may experience negative reactions from the financial markets or from their respective customers, suppliers, business partners or employees; and

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litigation related to any failure to complete the mergers or related to any enforcement proceeding commenced against Rocket and Mr. Cooper to perform their respective obligations pursuant to the merger agreement.

The materialization of any of these risks could adversely impact Rocket’s and Mr. Cooper’s respective ongoing businesses, financial condition, financial results and stock price. Similarly, delays in the completion of the mergers could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with uncertainty about completion of the mergers.
If the mergers do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, Mr. Cooper stockholders may be required to pay substantial U.S. federal income taxes.
The mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Rocket and Mr. Cooper intend to report the mergers consistent with such qualification. Mr. Cooper’s obligation to effect the closing is subject to the satisfaction, or waiver by Mr. Cooper, at or prior to the effective time of the Maverick Merger, of the following condition: receipt by Mr. Cooper of a tax opinion from Wachtell, Lipton, Rosen & Katz, counsel to Mr. Cooper (or of such other nationally recognized law firm, it being understood that Paul, Weiss, Rifkind, Wharton & Garrison LLP is such acceptable law firm), dated as of the closing date, to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. An opinion of counsel represents counsel’s best legal judgment, but it is not binding on the IRS or any court. Neither Rocket nor Mr. Cooper intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the mergers. Accordingly, even if Mr. Cooper receives a tax opinion that concludes that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, no assurance can be given that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such challenge. If the mergers were to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Mr. Cooper common stock generally would recognize gain or loss for U.S. federal income tax purposes on each share of Mr. Cooper common stock surrendered in the mergers in an amount equal to the difference between (1) the fair market value as of the effective time of the Maverick Merger of the Rocket Class A common stock (and any cash in lieu of fractional shares) received in exchange for such share and (2) the holder’s basis in the share of Mr. Cooper common stock surrendered. See the section titled “Material U.S. Federal Income Tax Consequences” beginning on page 161.
The merger agreement contains provisions that limit Mr. Cooper’s ability to pursue alternatives to the mergers, could discourage a potential competing acquiror of Mr. Cooper from making a favorable alternative transaction proposal and, in specified circumstances, could require Mr. Cooper to pay a termination fee to Rocket.
The merger agreement contains certain provisions that restrict Mr. Cooper’s ability to, directly or indirectly, initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes an acquisition proposal or that would reasonably be expected to lead to an acquisition. Further, even if the Mr. Cooper Board withdraws or qualifies its recommendation with respect to the adoption of the merger agreement, unless the merger agreement has been terminated in accordance with its terms, Mr. Cooper will still be required to submit each of its merger-related proposals to a vote at the special meeting. In addition, Rocket has an opportunity to offer to modify the terms of the merger agreement in response to any third-party acquisition proposal before the Mr. Cooper Board may withdraw or qualify its recommendation with respect to the merger-related proposals or otherwise terminate the merger agreement.
In some circumstances, upon termination of the merger agreement, Mr. Cooper will be required to pay a termination fee of $306,924,394 to Rocket. Rocket will be required to pay a reverse termination fee of $500,000,000 to Mr. Cooper in certain circumstances relating to the failure to obtain certain required regulatory approvals or clearances. See the sections titled “The Merger Agreement — Covenants and Agreements — No Solicitation” and “The Merger Agreement — Termination of the Merger Agreement” beginning on pages 98 and 112, respectively.
These provisions could discourage a potential third-party acquiror or merger partner that might have an interest in acquiring all or a significant portion of Mr. Cooper or pursuing an alternative transaction from considering or proposing such a transaction, even if such third-party acquiror or merger partner were prepared to pay consideration with a higher per share cash or market value than the per share value proposed to be received or realized in the mergers. In particular, the termination fee, if applicable, could result in a potential third-party acquiror or merger partner proposing to pay consideration with a lower per share cash or market value to Mr. Cooper stockholders than it might otherwise have proposed to pay absent such termination fee.
If the merger agreement is terminated and Mr. Cooper determines to seek another business combination, Mr. Cooper may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger agreement.
Mr. Cooper is subject to business uncertainties and contractual restrictions while the proposed mergers are pending, which could adversely affect Mr. Cooper’s business and operations.
Under the terms of the merger agreement, Mr. Cooper is subject to certain restrictions on the conduct of its business prior to completing the mergers, which may restrict Mr. Cooper’s ability to execute certain of its business strategies, without Rocket’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), except as specifically required by the merger agreement, specified in the disclosure letter delivered by Mr. Cooper in connection with the merger agreement or required by applicable law, including restrictions on Mr. Cooper and its subsidiaries’ ability to incur additional indebtedness, issue, redeem or repurchase equity, pay certain dividends, acquire or dispose of certain assets or securities, enter into, adopt, extend, renew, materially amend, modify or terminate material contracts or make certain capital expenditures. Mr. Cooper may find that these and other contractual restrictions in the merger agreement may delay or prevent Mr. Cooper from responding, or limit its ability to respond, effectively to competitive pressures, industry developments and future business opportunities that may arise during such period, even if Mr. Cooper’s management believes they may be advisable, in each case subject to certain exceptions, limitations and qualifications. Such limitations could adversely affect Mr. Cooper’s business and operations prior to the completion of the mergers. See the section titled “The Merger Agreement — Covenants and Agreements — Conduct of Business” beginning on page 94.
Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the mergers.
The mergers are subject to the requirements of the HSR Act and the consent or prior approval of certain federal and state agencies and regulatory authorities, any of which may impose conditions that could have an adverse effect on Mr. Cooper and/or Rocket following the transaction or that could delay, prevent or increase the costs associated with completion of the mergers.
Before the mergers may be completed, all applicable waiting periods (or extensions thereof) under the provisions of the HSR Act must have expired or been terminated. In deciding whether to grant the required approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations, the relevant governmental entities may impose requirements, limitations or costs or place restrictions on the conduct of the business of Rocket following the mergers. Mr. Cooper and Rocket made the filings required under the HSR Act on May 5, 2025. The waiting period under the HSR Act expired on June 4, 2025.
Additionally, the completion of the mergers is further conditioned upon obtaining the consents or approvals of the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Government National Mortgage Association (“Ginnie Mae”), the Veterans Administration, and the New York Department of Financial Services (the “NYDFS”). The applications relating to each of these approvals have been filed. In addition, the completion of the mergers will be subject to the approval of the Federal Housing Finance Agency (the “FHFA”) upon the joint recommendation of regulatory counsel for each of Mr. Cooper and Rocket, based on formal or informal guidance from the FHFA. The parties and their regulatory counsel have made no determination with respect to this condition at this time.
Nationstar Mortgage, LLC dba Mr. Cooper and Rocket Mortgage, LLC are state licensed, non-depository entities authorized to engage in mortgage origination and servicing business in all 50 states and the District of Columbia, and Nationstar Mortgage, LLC is authorized to engage in its servicing business in all United States territories. As a result of the contemplated change in ownership of these entities, change of control notices and/or applications were filed in accordance with state regulatory requirements. However, other than the approval of the NYDFS specified above, these notices and applications are not conditions to the obligations of Rocket or Mr. Cooper to complete the mergers.
Under the merger agreement, Rocket and Mr. Cooper have agreed to use reasonable efforts to obtain as promptly as practicable all approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations required to be obtained from any third party or governmental authority which are necessary, proper or advisable to complete the Maverick Merger and the other transactions contemplated by the merger agreement. Notwithstanding the other provisions of the merger agreement, none of Rocket, Maverick Merger Subsidiary, Forward Merger Subsidiary or any of their respective affiliates or subsidiaries will be required to, and Mr. Cooper may not, without the prior written consent of Rocket, take any action, or commit to take any action, or agree to any condition or limitation with respect to Rocket, its affiliates and subsidiaries, Mr. Cooper, its affiliates and subsidiaries, or their respective assets, categories of assets, permits, licenses, businesses, relationships, contractual rights, obligations or arrangements, and any intellectual property rights thereto or embodied therein.
However, Rocket will, to the extent necessary to obtain any necessary clearance, consents, approvals or waiting period expiration or terminations from any person or governmental authority with respect to the Maverick Merger and the other transactions contemplated by the merger agreement to permit the satisfaction of certain closing conditions and the closing to occur on or before the end date, agree and commit to, and effectuate, any remedies that would not in the aggregate result in, or be reasonably likely to result in, an adverse effect that is more than immaterial on the financial condition, business, assets or continuing results of operations of Rocket and its subsidiaries, or Mr. Cooper and its subsidiaries, in each case, taken as a whole, at or after the effective time of the Maverick Merger (the foregoing, referred to herein as a “detriment”).
Governmental authorities may also impose conditions, terms, obligations or restrictions in connection with their approval of or consent to the mergers, and such conditions, terms, obligations or restrictions may delay completion of the mergers or impose additional material costs on or materially limit Rocket’s revenues following the completion of the mergers. There can be no assurance that governmental authorities will choose not to impose such conditions, terms, obligations or restrictions, and, if imposed, such conditions, terms, obligations or restrictions may delay or lead to the abandonment of the mergers. At any time before or after consummation of the mergers, notwithstanding the early termination of the applicable waiting period under the HSR Act, the FTC, the Antitrust Division of the DOJ, or any state could take such action under U.S. antitrust laws as it deems necessary or desirable in the public interest, including seeking (i) to enjoin the completion of the mergers, (ii) to require divestiture of substantial assets of Rocket or Mr. Cooper or their respective subsidiaries, (iii) to require the parties to license, or hold separate, assets, to terminate existing relationships and contractual rights, or to take other actions or agree to other restrictions limiting the freedom of action of the parties. Private parties, as well as state attorneys general, also may bring legal actions under the antitrust laws under certain circumstances. At any time before or after the consummation of the mergers, notwithstanding the termination or expiration of the applicable waiting periods under the HSR Act, any state or private party may also bring legal action under the antitrust laws seeking similar relief or seeking conditions to the completion of the mergers. Neither Rocket nor Mr. Cooper can be certain that a challenge to the mergers on antitrust grounds will not be made, or, if such challenge is made, what the result will be. If any such action is threatened or commenced by the FTC, the DOJ or any state attorney general or any other person, Rocket may not be obligated to consummate the mergers. For a more detailed description of the regulatory review process, see the section titled “The Mergers — Regulatory Approvals Required for the Mergers” beginning on page 85.
The exchange ratio is fixed and will not be adjusted in the event of any change in either Rocket’s or Mr. Cooper’s stock price.
In the Maverick Merger, Mr. Cooper stockholders will receive 11 validly issued, fully paid and non-assessable shares of Rocket Class A common stock for each share of Mr. Cooper common stock other than cancelled shares. This exchange ratio was fixed in the merger agreement and will not be adjusted for changes in the market price of either Rocket Class A common stock or Mr. Cooper common stock between the date the merger agreement was signed and completion of the mergers. Due to the fixed exchange ratio, fluctuations in the price of Rocket Class A common stock will drive corresponding changes in the value of the merger consideration payable to each Mr. Cooper stockholder. As a result, changes in the price of Rocket Class A common stock prior to the completion of the mergers will affect the market value that Mr. Cooper stockholders will become entitled to receive on the closing date. Stock price changes may result from a variety of factors (many of which are beyond Rocket’s or Mr. Cooper’s control), such as changes in Rocket’s or Mr. Cooper’s respective business, announcement of acquisitions or other material transactions (such as the Redfin Acquisition), intense competition in the markets that Rocket and Mr. Cooper serve, fluctuations in interest rates and general economic conditions, failure to accurately predict the demand or growth of new financial products and services that Rocket and Mr. Cooper are developing, fluctuations in quarterly revenue and operating results, as well as differences between Rocket’s and Mr. Cooper’s actual financial and operating results and those expected by investors, the public’s response to press releases or other public announcements by Rocket, Mr. Cooper or third parties, including Rocket’s and Mr. Cooper’s filings with the SEC, announcements relating to litigation, guidance, if any, that Rocket and Mr. Cooper provide to the public, any changes in such guidance or Rocket’s and Mr. Cooper’s failure to meet such guidance, changes in financial estimates or ratings by any securities analysts who follow Rocket Class A common stock and Mr. Cooper common stock, Rocket’s and Mr. Cooper’s failure to meet such estimates or failure of those analysts to initiate or maintain coverage of Rocket Class A common stock and Mr. Cooper common stock, the sustainability of an active trading market for Rocket Class A common stock and Mr. Cooper common stock, investor perceptions of the investment opportunity associated with Rocket Class A common stock and Mr. Cooper common stock relative to other investment alternatives, the inclusion, exclusion or deletion of Rocket Class A common stock and Mr. Cooper common stock from any trading indices, future sales of Rocket Class A common stock and Mr. Cooper common stock by each entity’s respective officers, directors and significant stockholders, the effect on Rocket’s and Mr. Cooper’s business and results of operations from system failures and disruptions, hurricanes, wars, acts of terrorism, pandemics, other natural disasters or responses to such events, novel and unforeseen market forces and trading strategies by third parties, events or commentary reported in the media, including social media, whether or not accurate or involving Rocket or Mr. Cooper, that may create, amplify and/or rapidly spread negative publicity for Rocket and Mr. Cooper or for the industry or markets in which both entities operate, short selling of Rocket Class A common stock or Mr. Cooper common stock or related derivative securities, price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole and changes in the volume of shares of Rocket Class A common stock and Mr. Cooper common stock available for public sale.
The price of Rocket Class A common stock has fluctuated during the period between the date the merger agreement was executed and the date of this joint proxy and information statement/prospectus, and may continue to change through the date of the special meeting and the date the mergers are completed. For example, based on the range of closing prices of Rocket Class A common stock during the period from March 28, 2025, the last full trading day before the public announcement of the mergers, through July 29, 2025, the latest practicable trading date before the date of this joint proxy and information statement/

prospectus, the exchange ratio represented the estimated implied value of the merger consideration ranging from a high of $178.31 to a low of $122.21 for each share of Mr. Cooper common stock. The actual market value of the Rocket Class A common stock received by holders of Mr. Cooper common stock upon completion of the mergers may be outside this range.
These variations could result from changes in the business, operations or prospects of Rocket and Mr. Cooper prior to or following the completion of the mergers, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Rocket and Mr. Cooper. At the time of the special meeting, Mr. Cooper stockholders will not know with certainty the value of the shares of Rocket Class A common stock that they will receive upon completion of the mergers.
Members of the Mr. Cooper Board and management have interests in the mergers that are different from, or in addition to, those of other stockholders.
In considering whether to adopt the merger agreement and approve the transactions contemplated thereby, Mr. Cooper stockholders should recognize that members of management and the Mr. Cooper Board have interests in the mergers that differ from, or are in addition to, their interests as stockholders of Mr. Cooper.
The executive officers of Mr. Cooper have arrangements with Mr. Cooper that provide for certain severance payments or benefits, accelerated vesting of certain equity-based awards and other rights and other payments or benefits upon completion of the mergers and/or if their employment or service is terminated under certain circumstances following the completion of the mergers. In addition, the executive officers and directors of Mr. Cooper also have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the mergers. The Mr. Cooper Board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that Mr. Cooper stockholders vote “FOR” the merger proposal.
These interests are further described in “The Mergers — Interests of Directors and Executive Officers of Mr. Cooper in the Mergers” beginning on page 74.
The Pre-Closing Dividend may be treated as additional consideration received in the Mergers rather than as a distribution for U.S. federal income tax purposes.
Although the tax treatment of the Pre-Closing Dividend is not entirely clear, Mr. Cooper and Rocket intend to report the Pre-Closing Dividend as a distribution with respect to Mr. Cooper common stock for United States federal income tax purposes. If the IRS takes the position that the Pre-Closing Dividend is additional cash received in connection with the mergers, and it were to prevail (and assuming the Mergers, taken together, qualify as a reorganization), the amount of the Pre-Closing Dividend would not be treated as a distribution and would instead be treated as cash received by Mr. Cooper shareholders in exchange for such stock, with the result that a shareholder would recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash received in the Pre-Closing Dividend and the fair market value of the Rocket Class A common stock received pursuant to the mergers over its adjusted tax basis in the Mr. Cooper common stock surrendered) and (2) the amount of cash received pursuant to the Pre-Closing Dividend (excluding any cash received in lieu of a fractional share). Neither Rocket nor Mr. Cooper intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the mergers or the Pre-Closing Dividend. For more information, see the section titled “Material U.S. Federal Income Tax Consequences” beginning on page 161.
The opinion of Mr. Cooper’s financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the mergers.
Mr. Cooper has received an opinion from its financial advisor in connection with the signing of the merger agreement, but has not obtained any updated opinion from their financial advisor as of the date of this joint proxy and information statement/prospectus. Changes in the operations and prospects of Rocket or Mr. Cooper, general market and economic conditions and other factors that may be beyond the control of Rocket and Mr. Cooper, and on which Mr. Cooper’s financial advisor’s opinion was based, may significantly alter the value of Rocket and Mr. Cooper or the prices of the shares of Rocket Class A common stock or

Mr. Cooper common stock by the time the mergers are completed. The opinion does not express any view as to what the actual value of Rocket Class A common stock will be when issued pursuant to the mergers. Because Mr. Cooper does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the mergers are completed. The Mr. Cooper Board’s recommendation that Mr. Cooper stockholders vote “FOR” approval of the mergers proposal, however, is made as of the date of this joint proxy and information statement/prospectus.
For a description of the opinion that Mr. Cooper received from its financial advisor see the section titled “The Mergers — Opinion of Mr. Cooper’s Financial Advisor” beginning on page 59. A copy of the opinion of Citi, Mr. Cooper’s financial advisor, is attached as Annex C to this joint proxy and information statement/prospectus.
Mr. Cooper may be unable to attract or retain key employees during the pendency of the mergers.
In connection with the pending mergers, Mr. Cooper’s current and prospective employees may experience uncertainty about their future roles with Rocket following the mergers, which may materially adversely affect Mr. Cooper’s ability to attract and retain key personnel during the pendency of the mergers. Key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Mr. Cooper following the mergers. Accordingly, no assurance can be given that Mr. Cooper will be able to retain key employees to the same extent that Mr. Cooper has been able to in the past.
Potential litigation against Rocket and Mr. Cooper could result in substantial costs, an injunction preventing the completion of the mergers and/or a judgment resulting in the payment of damages.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if such a lawsuit is unsuccessful, defending against these claims can result in substantial costs. An adverse judgment could result in monetary damages, which could have a negative impact on Rocket’s and Mr. Cooper’s respective liquidity and financial condition.
Stockholders of Mr. Cooper may file lawsuits against Rocket, Mr. Cooper and/or the directors and officers of either company in connection with the mergers. These lawsuits could prevent or delay the completion of the mergers and result in significant costs to Mr. Cooper and/or Rocket, including any costs associated with the indemnification of directors and officers. There can be no assurance that any of the defendants will be successful in the outcome of any potential lawsuits.
Completion of the mergers may trigger change in control or other provisions in certain agreements to which Mr. Cooper or a subsidiary or affiliated entity is a party, which may have an adverse impact on Rocket’s business and results of operations after the mergers.
The completion of the mergers may trigger change in control and other provisions in certain agreements to which Mr. Cooper or a subsidiary or affiliated entity is a party, including, among others, (i) the indentures governing Mr. Cooper’s senior notes and (ii) Mr. Cooper’s warehouse facilities. As described in the section titled “The Mergers — Treatment of Mr. Cooper’s Existing Debt” beginning on page 85, Rocket expects to refinance or seek to amend Mr. Cooper’s senior notes and evaluate the treatment of Mr. Cooper’s warehouse facilities. If Rocket and Mr. Cooper are unable to negotiate amendments or waivers of change in control provisions under other contracts where applicable, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if Rocket and Mr. Cooper are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Rocket or Mr. Cooper following the mergers.
Neither Rocket stockholders nor Mr. Cooper stockholders are entitled to appraisal rights in connection with the mergers.
Appraisal rights are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. Under the DGCL, neither holders of shares of

Rocket Class A common stock nor holders of shares of Mr. Cooper common stock will have rights to an appraisal of the fair value of their shares in connection with the mergers. See the section titled “No Appraisal Rights” beginning on page 87 for additional information.
The shares of Rocket Class A common stock to be received by Mr. Cooper stockholders upon completion of the mergers will have different rights from shares of Mr. Cooper common stock.
Upon completion of the mergers, Mr. Cooper stockholders will no longer be stockholders of Mr. Cooper but will instead become stockholders of Rocket, and their rights as Rocket Class A common stockholders will be governed by the terms of Rocket’s certificate of incorporation and Rocket’s bylaws. In connection with the Up-C Collapse, Rocket amended and restated its certificate of incorporation in the forms attached hereto as Annex D and Annex E. The terms of Rocket’s certificate of incorporation and Rocket’s bylaws are in some respects materially different than the terms of Mr. Cooper’s certificate of incorporation, and Mr. Cooper’s bylaws, which currently govern the rights of Mr. Cooper stockholders. See the section titled “Comparison of Rights of Rocket and Mr. Cooper Stockholders” beginning on page 174 for a discussion of the different rights associated with shares of Mr. Cooper common stock and shares of Rocket common stock before and after the Up-C Collapse.
Mr. Cooper stockholders will have a significantly reduced ownership and voting interest after the mergers and will exercise less influence over the policies of Rocket following the transaction than they now have on the policies of Mr. Cooper.
Rocket Class A common stockholders currently have the right to vote in the election of the Rocket Board and on other matters affecting Rocket. Mr. Cooper stockholders currently have the right to vote in the election of the Mr. Cooper Board and on other matters affecting Mr. Cooper. Immediately after the mergers are completed, it is expected that current Rocket stockholders will own approximately 74.99% of the shares of outstanding common stock of Rocket following the mergers, and current Mr. Cooper stockholders will own approximately 25.01% of the common stock outstanding of Rocket following the mergers (after giving effect to the closing, on July 1, 2025, of the Redfin Acquisition) based on the number of outstanding shares of common stock and outstanding stock-based awards of Rocket and Mr. Cooper as of July 29, 2025, the most recent practicable date for which such information was available. As a result, current Mr. Cooper stockholders will have significantly less influence on the policies of Rocket than they now have on the policies of Mr. Cooper.
Immediately following the mergers, Rocket will continue to be controlled by Mr. Gilbert, whose interests may conflict with Rocket’s interests and the interests of other stockholders. Further, because Rocket is a “controlled company” within the meaning of the NYSE rules, Rocket qualifies for, currently relies on, and intends to continue to rely on after the mergers, exemptions from certain corporate governance requirements.
Immediately following the mergers, Mr. Gilbert will hold more than a majority of the combined voting power of Rocket’s common stock. So long as Mr. Gilbert continues to directly or indirectly own a significant amount of Rocket’s equity, even if such amount is less than a majority of the combined voting power of Rocket’s common stock, Mr. Gilbert will continue to be able to substantially influence the outcome of votes on all matters requiring approval by the stockholders, including Rocket’s ability to enter into certain corporate transactions. The interests of Mr. Gilbert could conflict with or differ from Rocket’s interests or the interests of other stockholders. For example, the concentration of ownership held by Mr. Gilbert could delay, defer or prevent a change of control of Rocket or impede a merger, takeover or other business combination that may otherwise be favorable for the combined company resulting from the mergers.
In addition, as long as Mr. Gilbert continues to control a majority of the voting power of Rocket’s outstanding voting stock, Rocket will remain a controlled company within the meaning of the NYSE rules. Under the NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirements that:
•
a majority of the board of directors consist of independent directors;

•
the nominating and corporate governance committee be composed entirely of independent directors; and

•
the compensation committee be composed entirely of independent directors.

These requirements will not apply to Rocket as long as it remains a controlled company. Accordingly, Rocket Class A common stockholders, including Mr. Cooper stockholders after the mergers, may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.
Risks Related to Rocket After Completion of the Mergers
Rocket may not achieve the intended benefits of the mergers or the Redfin Acquisition, and the mergers or the Redfin Acquisition may disrupt our current plans or operations.
There can be no assurance that Rocket will be able to successfully integrate Mr. Cooper’s or Redfin’s assets or otherwise realize the expected benefits of the mergers. Difficulties in integrating Mr. Cooper or Redfin into Rocket may result in Rocket performing differently than expected, in operational challenges or in the failure to realize anticipated synergies and efficiencies in the expected timeframe or at all. The integration of the three companies may result in material challenges, including the diversion of management’s attention from ongoing business concerns; retaining key management and other employees; retaining or attracting business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; increased complexity and cost in consolidating corporate and administrative infrastructures and eliminating duplicative operations; coordinating geographically separate organizations; unanticipated issues in integrating information technology, communications and other systems; as well as potential unknown liabilities, unforeseen expenses relating to integration or delays associated with the mergers.
The market price of Rocket Class A common stock after the mergers and the Redfin Acquisition may be affected by factors different from those affecting the price of Rocket Class A common stock or Mr. Cooper common stock before the mergers and the Redfin Acquisition.
Upon completion of the mergers and the Redfin Acquisition, holders of Rocket Class A common stock, Mr. Cooper common stock and Redfin common stock will be holders of Rocket Class A common stock. As the businesses of Rocket, Mr. Cooper and Redfin are different, the results of operations as well as the price of Rocket Class A common stock may in the future be affected by factors different from those factors affecting Rocket, Mr. Cooper and Redfin as independent standalone companies. Rocket, following the mergers and the Redfin Acquisition, will face additional risks and uncertainties that Rocket, Mr. Cooper and Redfin may currently not be exposed to as independent companies.
The market price of Rocket Class A common stock may decline as a result of the mergers and the Redfin Acquisition.
The market price of Rocket Class A common stock may decline as a result of the mergers and the Redfin Acquisition if, among other things, it is unable to achieve the expected benefits and synergies of the mergers and the Redfin Acquisition, if the mergers are not completed within the anticipated timeframe or if the transaction costs related to the mergers and the Redfin Acquisition are greater than expected. The market price of Rocket Class A common stock also may decline if Rocket does not achieve the perceived benefits and expected synergies of the mergers and the Redfin Acquisition as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the mergers and the Redfin Acquisition on Rocket’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.
The unaudited pro forma condensed combined financial information included in this joint proxy and information statement/prospectus is inherently subject to uncertainties, is preliminary, and may differ materially from Rocket’s financial performance and results of operations.
The unaudited pro forma condensed combined financial information included in this joint proxy and information statement/prospectus is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and is not necessarily indicative of what the combined company’s actual financial position or results of operations will be after the Up-C Collapse, the mergers and the Redfin Acquisition, and as a result of changing macroeconomic and political conditions. The combined company’s actual results and financial position after the Up-C Collapse, the mergers and the Redfin Acquisition, and as a result of changing macroeconomic and political conditions, may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this joint proxy and information statement/prospectus. For more information, please see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 119.
Mr. Cooper’s financial projections included in this joint proxy and information statement/prospectus under “The Mergers — Certain Unaudited Prospective Financial Information” beginning on page 69 which were considered by the Mr. Cooper Board in evaluating the mergers, used by Mr. Cooper’s financial advisor in rendering its opinion and performing its related financial analyses, and with respect to the portions thereof through the year ending December 31, 2027, made available to Rocket in connection with Rocket’s due diligence review of Mr. Cooper, reflect numerous variables, estimates and assumptions and are inherently uncertain. If any of these variables, estimates and assumptions prove to be wrong the actual results for the combined company’s business may be materially different than the results reflected in these financial projections.
As further described below in the section titled “The Mergers — Certain Unaudited Prospective Financial Information” beginning on page 69, in connection with the Mr. Cooper Board’s evaluation of the mergers, preliminary internal financial projections for Rocket and Mr. Cooper were prepared by the managements of Rocket and of Mr. Cooper for various purposes, including in some cases, for use by Mr. Cooper’s financial advisor, Citi, in connection with the rendering of its opinion and performing its related financial analyses, as described below under “The Mergers — Opinion of Mr. Cooper’s Financial Advisor” beginning on page 59, for consideration by the Mr. Cooper Board in evaluating the mergers, and, with respect to the portions of the Mr. Cooper financial projections through the year ending December 31, 2027, in connection with Rocket’s due diligence review of Mr. Cooper. Although presented with numerical specificity, these financial projections reflect numerous variables, estimates, and assumptions made by Rocket’s management and Mr. Cooper’s management, as the case may be, at the time the initial financial projections were prepared by Rocket and Mr. Cooper, respectively. If any of these variables, estimates and assumptions prove to be wrong, the actual results for the combined company’s business may differ materially from the results reflected in the financial projections. If the assumptions reflected in the estimates prove untrue, the actual results of the combined company’s business will differ materially from the results reflected in the financial projections. The financial projections also do not reflect general business, economic, market and financial conditions and any changes in any of these conditions over the period of the projections could result in the actual results differing materially from the results reflected in the financial projections.
The provision of Rocket’s certificate of incorporation requiring exclusive forum in certain courts in the State of Michigan or the State of Delaware or the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against Rocket’s directors and officers.
Rocket’s certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on Rocket’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Rocket’s directors, officers or stockholders to Rocket or Rocket’s stockholders, (iii) any action asserting a claim against Rocket arising pursuant to any provision of the DGCL or Rocket’s certificate of incorporation or Rocket’s bylaws or (iv) any action asserting a claim against Rocket governed by the internal affairs doctrine has to be brought only in the Third Judicial Circuit, Wayne County, Michigan (or, if the Third Judicial Circuit, Wayne County, Michigan lacks jurisdiction over such action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, the United States District Court for the Eastern District of Michigan) or the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or if the Court of Chancery of lacks jurisdiction, any other state court of the State of Delaware, or if no state court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), unless Rocket consents in writing to the selection of an alternative forum. The foregoing provision does not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Additionally, unless Rocket consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Although Rocket believes these exclusive forum provisions benefit Rocket by providing increased consistency in the application of Delaware or Michigan law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability, including a former Mr. Cooper stockholder who becomes a Rocket stockholder after the mergers is completed, to bring a claim in a judicial forum that it finds favorable for disputes with Rocket or any of Rocket’s directors, officers or stockholders, which may discourage lawsuits with respect to such claims. Rocket’s stockholders, including former Mr. Cooper stockholders who become Rocket stockholders after the mergers is completed, will not be deemed to have waived Rocket’s compliance with the federal securities laws and the rules and regulations thereunder as a result of Rocket’s exclusive forum provisions. Further, in the event a court finds either exclusive forum provision contained in Rocket’s certificate of incorporation to be unenforceable or inapplicable in an action, Rocket may incur additional costs associated with resolving such action in other jurisdictions, which could harm Rocket’s business, operating results and financial condition.
Other Risk Factors of Rocket and Mr. Cooper
Rocket’s and Mr. Cooper’s businesses are and will be subject to all the risks described above. In addition, Rocket and Mr. Cooper are and will continue to be subject to all the risks described in Rocket’s and Mr. Cooper’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2024, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into, this joint proxy and information statement/prospectus. For the location of information incorporated by reference into this joint proxy and information statement/prospectus, see the section titled “Where You Can Find More Information” beginning on page 186.

THE MERGERS
This section and the section titled “The Merger Agreement” beginning on page 90 describe the material aspects of the mergers, including the merger agreement. While Rocket and Mr. Cooper believe that the following description covers the material terms of the mergers, the description may not contain all of the information that is important to you. Rocket and Mr. Cooper encourage you to read carefully this entire joint proxy and information statement/prospectus, including the merger agreement attached to this joint proxy and information statement/prospectus as Annex A, for a more complete understanding of the mergers.
Background of the Mergers
The Mr. Cooper Board and Mr. Cooper management regularly review and assess Mr. Cooper’s strategic direction and long-term business plans with a view towards strengthening Mr. Cooper’s financial position and enhancing stockholder value. These regular reviews have, from time to time, included evaluation of potential strategic combinations and acquisition opportunities.
Varun Krishna, the Chief Executive Officer of Rocket, and Jay Bray, the Chairman and Chief Executive Officer of Mr. Cooper, were introduced to each other by Ms. Shveta Mujumdar, a member of the Mr. Cooper Board, in the ordinary course of business as participants in the mortgage industry. On October 3, 2024, Mr. Bray, Mr. Krishna and other members of senior management of Rocket and Mr. Cooper met at Rocket’s offices in Detroit to discuss industry matters (including technology, artificial intelligence, customer experience and community impact initiatives), and potential business opportunities involving Mr. Cooper and Rocket. Later on the same day, Mr. Bray, Mr. Krishna and Brian Brown, the Chief Financial Officer and Treasurer of Rocket, met to discuss a strategic combination involving Mr. Cooper and Rocket. After these meetings, Mr. Krishna reached out to Mr. Bray to raise the possibility of a potential strategic transaction involving Rocket and Mr. Cooper. On October 23, 2024, Rocket and Mr. Cooper entered into a confidentiality agreement to facilitate discussions of a potential strategic transaction. The confidentiality agreement contained a twenty-four month mutual standstill, which standstill provision would terminate in the event Rocket or Mr. Cooper entered into a definitive agreement for a transaction that would result in a change of control of such company.
On November 12 and 13, 2024, Mr. Krishna, Mr. Brown, Bill Banfield, the Chief Business Officer of Rocket, Shawn Malhotra, the Chief Technology Officer of Rocket, Chris Howard, Head of Corporate Strategy & Development at Rocket, and Matthew Rizik, a member of the Rocket Board, Mr. Bray, Kurt Johnson, the Chief Financial Officer of Mr. Cooper and Ethan Elzen, Executive Vice President, Transformation Initiatives of Mr. Cooper, attended an in-person meeting to discuss topics including industry trends, each company’s respective organizations and long-term business strategies and the strategic rationale of a potential transaction. The Mr. Cooper representatives shared information with the Rocket representatives relating to Mr. Cooper’s 2025 annual operating budget, as well as Mr. Cooper’s performance in the current fiscal quarter. The Rocket and Mr. Cooper senior management teams discussed the high-level framework for the synergies that may result from a potential transaction.
On November 15, 2024, Messrs. Brown, Howard, Johnson and Elzen spoke to discuss whether a potential transaction could be achievable and the diligence that would be needed by both Rocket and Mr. Cooper to consider a potential transaction. The parties began to exchange due diligence information with each other, and continued to do so until the execution of the merger agreement.
On November 22, 2024, Mr. Howard and Mr. Elzen spoke again to further discuss the information that the parties could be willing to exchange in such a due diligence exercise.
On November 25, 2024, Mr. Elzen and Mr. Howard discussed Mr. Cooper’s 2025 annual operating budget.
On December 11, 2024, Mr. Bray, Mr. Elzen and a representative of Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) met virtually with Roy Guthrie, a member of the Mr. Cooper Board with whom Mr. Bray regularly discussed strategic opportunities potentially available to the company between board meetings, to discuss the preliminary discussions with Rocket.

In December and January, Mr. Krishna, Mr. Bray, and other members of Rocket management and Mr. Cooper management periodically communicated to discuss the potential transaction at a high level. No specific transaction terms were discussed.
Messrs. Johnson, Elzen, Brown, Howard and Pete Mareskas, treasurer of Rocket Mortgage, spoke on December 23, 2024, December 31, 2024 and January 9, 2025, to discuss Mr. Cooper’s 2025 annual operating budget and existing financial forecasts prepared by Mr. Cooper in the ordinary course of business. The group again discussed the synergies that might result from a potential strategic combination of the two companies, and reviewed key performance indicators for each of the companies. Representatives of J.P. Morgan Securities LLC (“JPM”), Rocket’s financial advisor, were also in attendance for these discussions.
On January 15, 2025, Messrs. Bray, Johnson, Elzen, Krishna, Rizik, Brown and Howard held an in-person meeting to further discuss the possibility of a transaction. Members of Rocket senior management described the contemplated Up-C Collapse and preliminary terms that Rocket might envision for a potential transaction.
On January 17, 2025, members of Mr. Cooper senior management reached out to Citi to discuss the potential for a transaction with Rocket and engage Citi, subject to finalization of a formal engagement letter, to act as financial advisor to Mr. Cooper in connection with a potential transaction with Rocket. Citi was familiar with Mr. Cooper’s business and strategic goals, maintained a strong reputation and had extensive experience generally in mergers and acquisitions, valuation of businesses, financing and capital markets and familiarity with Mr. Cooper and the industry in which Mr. Cooper operates, and Mr. Cooper senior management believed that Citi would be well positioned to act as financial advisor to Mr. Cooper in connection with a potential transaction with Rocket.
On January 22, 2025, Rocket delivered to Mr. Cooper a non-binding indication of interest (the “January 2025 Letter”) that contemplated the combination of Rocket and Mr. Cooper in an all-stock transaction. Among other terms, the January 2025 Letter contemplated a purchase price range of $125 — $130 per share of Mr. Cooper common stock with a fixed exchange ratio to be set at signing of a definitive agreement. The contemplated purchase price range implied an exchange ratio range of 10.46x — 10.88x, at the then-current market values of Rocket Class A common stock. On January 22, 2025, Mr. Cooper’s closing price was $102.64, reflecting an implied premium of 21.8 — 26.7%. The January 2025 Letter also provided for increasing the size of the board of the combined company by two (for a total of 11 directors) by adding two directors nominated by Mr. Cooper.
Following receipt of the January 2025 Letter, Mr. Cooper contacted Citi and Wachtell Lipton to discuss and assess the risks and merits of the transaction proposed in the January 2025 Letter.
On January 31, 2025, the Mr. Cooper Board held a special meeting via videoconference with members of Mr. Cooper management, Citi and Wachtell Lipton in attendance, to discuss the opportunity with Rocket including the strategic rationale, financial analysis, and the terms of the January 2025 Letter. Mr. Bray provided an overview of his communications with Mr. Krishna, and members of management provided their perspective on the merits and risks of engaging in further discussions with Rocket. Citi provided the Mr. Cooper Board with a preliminary financial analysis of the proposal reflected in the January 2025 Letter. Following discussion, the Mr. Cooper Board concluded that Rocket would need to improve the terms proposed by the January 2025 Letter in order to proceed with a transaction, directed management to engage with Rocket to convey to Rocket through the companies’ respective financial advisors that the terms of the January 2025 Letter were insufficient for Mr. Cooper to move forward with a potential transaction and authorized senior management to continue to assess the potential opportunity afforded by a transaction if Rocket agreed to improve its terms, including by providing additional information that would assist Rocket in doing so. At this meeting, the Mr. Cooper Board determined for expediency to form an ad hoc transaction committee of the Mr. Cooper Board composed of Mr. Bray, Mr. Guthrie and Tagar Olson (the “Mr. Cooper Transaction Committee”) that would assist management. The Mr. Cooper Transaction Committee was not formed as a result of any perceived or alleged conflict of interests and was not delegated any responsibility with respect to formulating any recommendations to or authority to act on behalf of the Mr. Cooper Board with respect to a potential transaction. Following the meeting, Citi conveyed the Mr. Cooper Board’s feedback to JPM, which JPM relayed to Rocket.

On February 2, 2025, Messrs. Johnson, Elzen, Brown, Howard and Mareskas along with representatives of the companies’ respective financial advisors Citi and JPM, spoke to discuss, among other matters, the macroeconomic assumptions each company’s management team would use in its respective standalone financial projections, which would be exchanged once complete.
Also on February 2, 2025, Mr. Cooper proposed, in a conversation between Mr. Elzen and Mr. Howard, that each company provide the other with three-year standalone financial projections in order to facilitate the evaluation of a potential transaction.
On February 4, 2025, Messrs. Bray and Krishna discussed various aspects of a potential transaction, including the potential timeline, the industrial logic of such a transaction, regulatory matters with respect to a potential transaction, and the Up-C Collapse.
On February 7, 2025, the Mr. Cooper Board held a special meeting via videoconference with members of Mr. Cooper management, Citi and Wachtell Lipton in attendance, to discuss the Mr. Cooper three-year standalone financial projections prepared by Mr. Cooper management. Mr. Johnson led the directors through the forecast and discussed the key assumptions used to underpin the forecast, the status and prospect of various operational and strategic initiatives, and overall long-term prospects of Mr. Cooper and its value drivers as a stand-alone enterprise.
On February 8, 2025, Mr. Cooper management distributed to the Mr. Cooper Board an update to the Mr. Cooper three-year standalone financial projections, which had been refined from the forecasts discussed at the February 7 special meeting of the Mr. Cooper Board to account for the preliminary comments of the Mr. Cooper Board at such February 7 special meeting. On February 9, the Mr. Cooper Board reconvened, with members of Mr. Cooper management, Citi and Wachtell Lipton in attendance, to discuss transaction-related matters, including potential next steps if the parties were to move forward, and approved the Mr. Cooper Management Projections for Mr. Cooper, as summarized in the section entitled “ — Certain Unaudited Prospective Financial Information”, for delivery to Rocket. On February 10, 2025, Mr. Cooper delivered to Rocket the Mr. Cooper Management Projections for Mr. Cooper.
On February 10, 2025, the Mr. Cooper Transaction Committee convened via videoconference to discuss next steps with respect to the potential combination with Rocket. The Mr. Cooper Transaction Committee also met via videoconference on February 14, 15 and 16, 2025, in each case with members of Mr. Cooper management, Citi and Wachtell Lipton in attendance, for ongoing discussions regarding the terms of the potential combination with Rocket.
On February 11, 2025, Rocket delivered to Mr. Cooper a three year standalone financial forecast for Rocket prepared by Rocket management.
On February 12, 2025, Messrs. Johnson, Brown, Elzen, Howard and Mareskas spoke, with representatives of Citi and JPM present, to discuss the initial financial forecasts exchanged between the parties and address related questions.
After receipt from Rocket of the standalone financial forecast for Rocket prepared by Rocket management, Mr. Cooper management evaluated such financial forecast and concluded that it would be appropriate to make certain adjustments to such forecast to apply a more conservative assumption with respect to the growth of Rocket’s business. This financial forecast, as adjusted by Mr. Cooper management, was provided to Citi for use in Citi’s financial analysis related to the transaction.
On February 17, 2025, the Mr. Cooper Board held a special meeting via videoconference with members of Mr. Cooper management, Citi and Wachtell Lipton in attendance for an update on the potential transaction with Rocket. Mr. Cooper management provided an overview of management’s preliminary financial analysis, and Citi representatives reviewed preliminary financial analysis for Mr. Cooper and for Rocket based on the Mr. Cooper Management Projections for Mr. Cooper and the standalone financial forecast for Rocket provided by Rocket, as adjusted by Mr. Cooper management. The Mr. Cooper Board confirmed that Citi should use the standalone financial forecast for Rocket provided by Rocket, as adjusted by Mr. Cooper management, in Citi’s financial analysis. Mr. Cooper management discussed a potential framework for a formal written response to the January 2025 Letter. The Mr. Cooper Board discussed the terms that they would be prepared to consider in order to move forward with a potential transaction, including a price of no less than $145 per share of Mr. Cooper common stock with price protection in the form of a symmetrical collar, ownership of no less than 27% of the combined company by Mr. Cooper stockholders, prior announcement by Rocket of the Up-C Collapse and associated lockups, and the addition of Mr. Bray and two additional members of the Mr. Cooper Board to the board of the combined company. Later that day, Mr. Bray sent Mr. Krishna a response to the January 2025 Letter which included such guidance and indicated that Mr. Cooper would be willing to work towards an announcement date of March 24, 2025 if acceptable terms could be reached.
On February 28, 2025, Rocket sent a revised preliminary, non-binding indication of interest (the “February 2025 Letter”) to Mr. Cooper. The February 2025 Letter proposed a stock-for-stock transaction with a fixed price per Mr. Cooper share of $147, reflecting a 31% premium based on Mr. Cooper’s closing price as of February 28, 2025. The February 2025 Letter provided for a floating exchange ratio within a 5% symmetrical collar and a fixed exchange ratio outside the collar, based on a volume-weighted average price to be set prior to the signing of a definitive agreement. The February 2025 Letter contemplated a target announcement date of March 24, 2025, indicated a willingness to add two directors nominated by Mr. Cooper to the Rocket Board and provided for 180-day lock-ups applicable to future holders of Rocket’s Class L common stock.
On March 1, 2025, members of Mr. Cooper management provided an update via videoconference to the Mr. Cooper Transaction Committee regarding the February 2025 Letter, the terms proposed by Rocket and the status of communications between the parties. The Mr. Cooper Transaction Committee expressed its view that while the terms of the February 2025 Letter were not sufficient to form a basis for the Mr. Cooper Board to determine to move forward with a potential transaction, the revised terms in the February 2025 Letter as compared to the January 2025 Letter showed sufficient positive movement by Rocket in order for the Mr. Cooper management to continue to negotiate the terms of a potential transaction with Rocket.
Also on March 1, 2025, Mr. Bray and Mr. Krishna discussed the relative stock prices of Mr. Cooper and Rocket and the implications for the exchange ratio for the potential combination. Mr. Bray informed Mr. Krishna that, consistent with the prior direction from the Mr. Cooper Board, he did not expect that the consideration amount and structure provided in the February 2025 Letter would form a basis for the Mr. Cooper Board to determine to move forward with a potential transaction, and Mr. Krishna indicated in the course of these discussions that Rocket would discuss and might submit a third and final proposal to Mr. Cooper in response to the feedback from the Mr. Cooper Board.
On March 2, 2025, Mr. Cooper received a further revised preliminary, non-binding indication of interest (the “March 2025 Letter”) from Rocket. The March 2025 Letter proposed a fixed exchange ratio of 11.00 Rocket shares for each Mr. Cooper share. The fixed exchange ratio implied a price of $154 based on Rocket’s closing price as of February 28, 2025, and a premium of 37% to Mr. Cooper’s closing price as of February 28, 2025. All other terms of the February 2025 Letter remained unchanged (other than the proposal of a collar, given the new fixed exchange ratio purchase price structure).
On March 3, 2025, the Mr. Cooper Board held a special meeting via videoconference to discuss the Rocket proposal, with members of Mr. Cooper management, Citi and Wachtell Lipton in attendance. Mr. Bray shared management’s views regarding the strategic rationale of moving forward with the potential transaction with Rocket. The Mr. Cooper Board authorized Mr. Cooper management to continue discussions and engage in diligence with Rocket, with the goal of reaching a definitive agreement to present to the Mr. Cooper Board in the near future. Members of Mr. Cooper management and Citi subsequently communicated with members of Rocket management and representatives of JPM about the Mr. Cooper Board’s determination and next steps.
On March 5, 2025, the Mr. Cooper Board held a special meeting via videoconference to discuss the status of engagement with Rocket, with members of Mr. Cooper management, Citi and Wachtell Lipton in attendance.
On March 7, 2025, representatives of Paul, Weiss, Rifkind, Wharton & Garrison (“Paul Weiss”), legal counsel to Rocket, sent an initial draft of the merger agreement to representatives of Wachtell Lipton. Among other things, the draft merger agreement provided that Rocket would not be required to commit to any remedy to obtain any required regulatory approvals except as would be immaterial to either Rocket or

Mr. Cooper or the benefits of the transaction, did not include a regulatory termination fee payable by Rocket and provided for a termination fee of 3.75% of the fully diluted equity value of the transaction that was payable by Mr. Cooper under certain circumstances, including if Mr. Cooper terminated the merger agreement to enter into a superior proposal. The draft agreement also provided that the Mr. Cooper Board could change its recommendation to be adverse to a transaction with Rocket and terminate the merger agreement in the event that Mr. Cooper received a superior proposal. The merger agreement also contemplated that, immediately after the execution of the merger agreement, Rocket would use its reasonable best efforts to obtain the requisite stockholder approval required by Rocket to adopt and approve the transactions contemplated by the merger agreement, including the mergers (the “Rocket Written Consent”).
Leading into the weekend, Mr. Krishna disclosed to Mr. Bray and, at the direction of Rocket, representatives of JPM disclosed to Citi that Rocket would be announcing a material acquisition on the morning of March, 10, 2025 along with publicly disclosing Rocket’s plans for the Up-C Collapse. On March 10, 2025, Rocket announced that it had entered into an agreement to acquire Redfin in an all-stock deal that valued Redfin at $1.75 billion in equity value, as well as the Up-C Collapse and related special cash dividend that Rocket would pay to the holders of its Class A common stock.
On March 10, 2025, the Mr. Cooper Board held a special meeting via videoconference with members of Mr. Cooper management, Citi and Wachtell Lipton in attendance, to discuss the status of ongoing diligence, the Redfin Acquisition and the draft merger agreement received from Paul Weiss. It was agreed that the Mr. Cooper Board would meet again to review additional financial analysis of the impact of the Redfin Acquisition and the dividend to be paid by Rocket in connection with the Up-C Collapse on the proposed transaction between Rocket and Mr. Cooper.
On March 12, 2025, the members of the Mr. Cooper Transaction Committee, Mr. Johnson, Kelly Ann Doherty, Chief Experience Officer for Mr. Cooper, Dan Gilbert, Chairman of the Rocket Board, Bill Emerson, President, Rocket Companies, Glenn McGillivray, Chief People and Places Officer for Rocket, and Messrs. Krishna, Brown, Rizik, Howard, Mareskas, and Banfield held an in-person meeting in Rocket’s headquarters in Detroit to discuss the potential transaction. On the same day, Mr. Bray met with Mr. Gilbert to discuss the potential transaction and the go-forward governance of the combined company. In these meetings, the parties discussed Rocket’s commitment to successful integration of Mr. Cooper, as well as Rocket’s long-term business strategy, approach to key talent retention, thoughts on regulatory approvals, governance issues generally and other important issues. Also, during the meetings in Detroit, Mr. Olsen, chair of the Compensation Committee of the Mr. Cooper Board, met one-on-one with Mr. Rizik, chair of the Compensation Committee of the Rocket Board, to discuss matters relating to the composition of the management of the combined company.
On March 14, 2025, representatives of Paul Weiss and representatives of Wachtell Lipton spoke in order for Wachtell Lipton to provide Mr. Cooper’s initial views on the merger agreement sent by Paul Weiss, focusing primarily on strengthening Rocket’s commitment to obtain required regulatory approvals, reducing the termination fee Mr. Cooper would be responsible for paying in the context of an alternative transaction and ensuring that the Mr. Cooper designees to the Rocket Board would not be able to be removed without cause for some period of time following the completion of the mergers.
On March 14, 2025, the Mr. Cooper Board held a special meeting via videoconference with members of Mr. Cooper management, Citi and Wachtell Lipton in attendance, to discuss the potential transaction, including the status of due diligence discussions between the parties and the negotiation of the merger agreement. Representatives of Citi presented the Mr. Cooper Board with certain preliminary financial analyses regarding the then-proposed transaction terms, taking into account the Redfin transaction and the Up-C Collapse and the current trading prices of the parties. Mr. Bray and representatives of Citi informed the Mr. Cooper Board that Rocket had indicated it was not open to considering any changes to the previously proposed transaction terms. The Mr. Cooper Board decided that it would later further discuss the impact of the Redfin transaction and the dividend to be paid by Rocket in connection with the Up-C Collapse on the proposed transaction between Rocket and Mr. Cooper.
On March 14, 2025, Mr. Cooper provided Rocket and its advisors with access to a virtual data room containing certain documents responsive to Rocket’s diligence requests. On March 19, 2025, Rocket provided representatives of Mr. Cooper, Wachtell Lipton and Citi with access to a virtual data room for diligence of

Rocket by Mr. Cooper. The virtual data rooms were updated with additional due diligence information throughout the ensuing transaction negotiations.
Between March 14, 2025 and March 19, 2025, several discussions were held between Mr. Cooper management and Rocket management to discuss diligence matters. During this period, Messrs. Bray, Johnson, Krishna and Brown continued to engage in communications regarding transaction terms, including the required regulatory approvals and the interim restrictions on the operations of the respective companies.
On March 17, 2025, representatives of Wachtell Lipton sent a revised draft of the merger agreement to representatives of Paul Weiss which, among other things, required Rocket to commit to any remedies that may be required to obtain regulatory approvals to consummate the mergers, and reduced the amount of the termination fee payable by Rocket to 2.25% of the fully diluted equity value of the transaction. The merger agreement also contemplated the delivery of the Rocket Written Consent to Mr. Cooper within 24 hours of the execution of the merger agreement, and provided Mr. Cooper with a termination right if this did not occur.
On March 18, 2025, Mr. Cooper executed an engagement letter with Citi, pursuant to which it formally retained Citi as its financial advisor in connection with a potential acquisition of Mr. Cooper by Rocket.
On March 19, 2025, Rocket provided to Mr. Cooper the income statement portions of an updated three year standalone financial forecast for Rocket prepared by Rocket management and on March 22, 2025, provided the balance sheet portions of the updated forecast (together referred to herein as the Rocket Management Projections). The Rocket Management Projections financial forecast was the same as the standalone financial forecast for Rocket provided to Mr. Cooper by Rocket in February, other than changes to reflect the Redfin Acquisition and the Up-C Collapse. In the following days, Mr. Cooper management evaluated the Rocket Management Projections and concluded that it would be appropriate to make the same adjustments as Mr. Cooper management had previously made to the standalone financial forecast for Rocket prepared by Rocket management and provided to Mr. Cooper by Rocket in February, as well as certain adjustments to the changes that were made by Rocket management to reflect the Redfin Acquisition and Up-C Collapse. This standalone financial forecast for Rocket, including the changes to reflect the Redfin Acquisition and Up-C Collapse, as adjusted by Mr. Cooper management, are referred to as the “Mr. Cooper Management Adjusted Projections for Rocket” and summarized in the section entitled “— Certain Unaudited Prospective Financial Information.”
On March 20, 2025, Messrs. Bray, Johnson, Krishna and Brown, Ms. Doherty, Sridhar Sharma, Chief Innovation and Digital Officer of Mr. Cooper, and Jay Jones, Executive Vice President of Servicing of Mr. Cooper, attended an in-person meeting in Texas to discuss the terms of the potential transaction and certain aspects of how the respective businesses could be combined.
On March 21, 2025, representatives of Paul Weiss sent a revised draft of the merger agreement to representatives of Wachtell Lipton. In the revised draft, Rocket agreed to the concept that the governance arrangements would be in place for a period of time following the closing, proposed a termination fee of 3.5% of the fully diluted equity value of the transaction payable by Mr. Cooper in certain termination scenarios and continued to propose that Rocket would not be required to commit to any remedy to obtain any required regulatory approvals except as would be immaterial to either Rocket or Mr. Cooper or the benefits of the transaction.
On March 22, 2025, the Mr. Cooper Transaction Committee held a meeting with Mr. Cooper management, with Citi and Wachtell Lipton in attendance, to discuss the status of the merger agreement and ongoing diligence review.
On March 23, 2025, at a special meeting of the Mr. Cooper Board conducted via videoconference with members of Mr. Cooper management and representatives of Citi and Wachtell Lipton, Wachtell Lipton provided the Mr. Cooper Board with an update on the status of the merger agreement negotiations and Mr. Cooper senior management provided an overview of the mutual diligence process being conducted by the parties. The Mr. Cooper Board also discussed the possibility of seeking an improved purchase price to compensate Mr. Cooper for the dividend payable by Rocket to certain of its stockholders in connection with the Up-C Collapse. Following discussion, the Mr. Cooper Board directed management and Mr. Cooper’s advisors to seek the ability for Mr. Cooper to declare a special dividend to its stockholders of $2 per share of Mr. Cooper common stock prior to the closing of the potential transaction.
On March 24, 2025, the Mr. Cooper Management Adjusted Projections for Rocket were provided to Citi for use in Citi’s financial analysis related to the transaction.
On March 24, 2025, representatives of Citi conveyed the request for the ability for Mr. Cooper to declare a special cash dividend to its stockholders of $2 per share of Mr. Cooper common stock prior to the closing of the potential transaction to JPM, and representatives of JPM relayed this request to Rocket.
On March 24, 2025, the Mr. Cooper Transaction Committee held a meeting via videoconference with Mr. Cooper management and representatives of Citi and Wachtell Lipton to discuss certain transaction terms. Also on March 24, 2025, representatives of Wachtell Lipton sent a revised draft of the merger agreement to representatives of Paul Weiss, which included, among other things, a requirement for Rocket to agree to remedies to obtain the required regulatory approvals, so long as any such remedies would not in the aggregate result in, or be reasonably likely to result in, a material adverse effect on the financial condition, business, assets or continuing results of operations of Rocket and its subsidiaries, taken as a whole after giving effect to the mergers, and a regulatory termination fee, in an amount to be agreed, to be payable by Rocket in the event the mergers were not completed due to a failure to obtain regulatory approvals.
On March 25, 2025, Mr. Bray and Ms. Doherty attended an in-person meeting in Detroit with various members of Rocket senior management to learn more about Rocket as an institution and to continue discussions regarding how the management organizations of the respective companies could be combined and the programs generally made available by each company to its employees.
On March 26, 2025, at the direction of Rocket, representatives of JPM communicated to Citi that Rocket would agree to permit Mr. Cooper to pay the Pre-Closing Dividend prior to the closing of the potential transaction.
On March 26, 2025, the Mr. Cooper Board held a special meeting via videoconference with Mr. Cooper management and representatives of Citi and Wachtell Lipton in attendance. Mr. Cooper management discussed with the Mr. Cooper Board the Mr. Cooper Management Adjusted Projections for Rocket, and the Mr. Cooper Board confirmed that Citi should use the Mr. Cooper Management Adjusted Projections for Rocket in Citi’s financial analysis. Mr. Bray updated the Mr. Cooper Board as to the status of negotiations with Rocket management, including, among other matters, with respect to provisions in the merger agreement concerning regulatory efforts and the operating restrictions on Mr. Cooper in the period between the signing of the merger agreement and the closing of the transaction. During this time period until the execution of the merger agreement, the parties discussed the potential terms of Mr. Bray’s employment with the combined company.
On March 27, 2025, the Compensation Committee of the Mr. Cooper Board held a special meeting via videoconference with members of Mr. Cooper management and representatives of Wachtell Lipton and Korn Ferry, Mr. Cooper’s compensation consultant, in attendance in order to discuss the potential terms of Mr. Bray’s employment with the combined company, including to review the discussions with Rocket on such topic to date. In connection with and following the Compensation Committee’s consideration of Mr. Bray’s potential arrangements, representatives of Wachtell Lipton and Paul Weiss exchanged proposals regarding Mr. Bray’s continuing arrangements with the combined company, and Mr. Bray, Mr. Krishna and Mr. Rizik discussed related matters on several occasions.
On the same day, Citi delivered information to Mr. Cooper regarding certain of its relationships with Mr. Cooper and Rocket, which information was made available to the Mr. Cooper Board.
On March 28, 2025, the Mr. Cooper Board met via videoconference, with members of Mr. Cooper management and representatives of Citi and Wachtell Lipton in attendance. At the meeting, members of Mr. Cooper management updated the Mr. Cooper Board regarding ongoing negotiations with Rocket, Mr. Cooper’s diligence efforts and findings, potential synergies, and opportunities and risks from the transaction. Mr. Cooper management and representatives of Citi and Wachtell Lipton also discussed the progress made on the proposed merger agreement and potential timing for signing of the merger agreement and public announcement of the transaction. In addition, the Mr. Cooper Board discussed with senior management and Citi and Wachtell Lipton the possibility of a fee payable by Rocket in the event regulatory approval could not be obtained and what market standards were for such fees. The Mr. Cooper Board directed Mr. Cooper management to continue negotiating and finalizing the merger agreement.
Also on March 28, 2025, representatives of Paul Weiss delivered a revised draft of the merger agreement to representatives of Wachtell Lipton. Among other things, the draft merger agreement accepted the concept of a termination fee payable by Rocket in the event the merger agreement was terminated under certain circumstances related to a failure to obtain required regulatory approvals, and proposed that this fee and the termination fee potentially payable by Mr. Cooper each be equal to 3.25% of the fully diluted equity value of Mr. Cooper. The draft further contemplated a requirement for Rocket to agree to remedies to obtain the required regulatory approvals only as would be immaterial to either Rocket or Mr. Cooper, subject to agreement that certain designated actions would be agreed to be immaterial, and provided that Mr. Gilbert and Rocket would enter into a governance letter agreement to address the Mr. Cooper Board’s request for a post-closing protection period with respect to the governance arrangements to be implemented in accordance with the transaction.
In the following days, Messrs. Bray, Johnson, Krishna and Brown engaged in further discussion regarding transaction terms, including with respect to the interim operating covenants in the merger agreement.
On March 29, 2025, the Mr. Cooper Transaction Committee held a meeting via videoconference with Mr. Cooper management and representatives of Citi and representatives of Wachtell Lipton in attendance. Mr. Cooper management and representatives of Citi and Wachtell Lipton summarized the latest terms of the latest draft of the merger agreement as well as recent negotiations with respect to the interim operating covenants in the proposed merger agreement. On the same day, the Mr. Cooper Board held a special meeting via videoconference with Mr. Cooper management and representatives of Citi and representatives of Wachtell Lipton in attendance in order to receive an update on the status of negotiating the proposed transaction.
Following the discussion with the Mr. Cooper Transaction Committee, on March 29, 2025, representatives of Wachtell Lipton delivered a revised draft of the merger agreement to Paul Weiss along with a revised draft of the governance letter agreement. The draft made counterproposals on the various points that remained under negotiation.
Between March 30, 2025 and March 31, 2025, members of management of Mr. Cooper and representatives of Wachtell Lipton held various calls to discuss certain outstanding legal points and on March 30, 2025, representatives of Wachtell Lipton sent a further revised draft of the merger agreement to Paul Weiss. Representatives of Paul Weiss and Wachtell Lipton continued to exchange drafts of the merger agreement. On March 30, 2025, Mr. Johnson spoke with Mr. Brown and expressed Mr. Cooper’s position on the outstanding legal points on the draft merger agreement. Following the conversation, the parties continued to negotiate the terms of the transaction and reached agreement on the merger agreement, including the size of the termination fee potentially payable by Mr. Cooper in certain circumstances, the scope of Rocket’s obligations to obtain regulatory clearances for the transaction, the termination fees potentially payable by Rocket in certain circumstances relating to the failure to obtain regulatory approval, Mr. Cooper’s and Rocket’s respective interim operating covenants, the parties’ representations and warranties, the parties’ termination rights and employee-related matters. Also on March 30, 2025, representatives of Paul Weiss and Wachtell Lipton exchanged drafts of the governance letter agreement. At the same time, representatives of Paul Weiss and Wachtell Lipton finalized certain commitments of Rocket with respect to general parameters for the terms of Mr. Bray’s employment following the closing, including, among other matters, that Mr. Bray would serve as President and Chief Executive Officer of Rocket Mortgage and that certain components of his compensation would not be reduced below current levels.
On March 30, 2025, the Mr. Cooper Board met via videoconference, with members of Mr. Cooper management and representatives of Citi and Wachtell Lipton in attendance. Representatives of Wachtell Lipton discussed with the Mr. Cooper Board their fiduciary duties in connection with the proposed transaction. Following discussions with Mr. Cooper management and representatives of Citi, the Mr. Cooper Board concluded that the exchange ratio represented the highest value reasonably obtainable for Mr. Cooper stockholders. Representatives from Citi reviewed its financial analysis of the transaction and delivered to the Mr. Cooper Board an oral opinion, which was confirmed by delivery of a written opinion dated March 30, 2025, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the exchange ratio provided for in the mergers pursuant to the merger agreement taking into account the Pre-Closing Dividend, was fair, from a financial point of view, to the holders of Mr. Cooper common stock. Following discussion, including as to the matters described below under the section titled “— Mr. Cooper Board’s Recommendations and Reasons for the Transactions,” the Mr. Cooper Board unanimously (a) determined that the merger agreement and the transactions contemplated thereby (including the mergers), are fair to, and in the best interests of, Mr. Cooper and its stockholders, (b) approved and declared advisable the merger agreement and the transactions contemplated thereby (including the mergers), (c) directed that the adoption of the merger agreement be submitted to a vote of the Mr. Cooper stockholders and (d) resolved (subject to certain exceptions set forth in the merger agreement) to recommend the adoption of the merger agreement by the Mr. Cooper stockholders.
After the meetings of the Mr. Cooper Board and the Rocket Board, on March 31, 2025, Mr. Cooper and Rocket executed the merger agreement. Concurrently with the execution of the merger agreement, representatives of Paul Weiss also delivered to representatives of Wachtell Lipton the executed governance letter agreement. Subsequent to the execution of the merger agreement, on March 31, 2025, representatives of Paul Weiss delivered to representatives of Wachtell Lipton the executed Rocket Written Consent.
Prior to the opening of trading on March 31, 2025, Mr. Cooper and Rocket issued a joint press release announcing the parties’ entry into the merger agreement and held a joint investor call to discuss the transaction.
Rocket’s Reasons for the Mergers
By unanimous vote, the Rocket Board, at a meeting held on March 25, 2025, (a) determined that the merger agreement and the transactions contemplated thereby, including the Rocket stock issuance, are fair to and in the best interests of Rocket and the Rocket stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, (iii) directed the Rocket stock issuance be submitted to Rocket’s stockholders for approval and (iv) resolved to recommend the approval of the Rocket stock issuance by Rocket’s stockholders.
In reaching its determinations and recommendations, the Rocket Board consulted with company management and financial and legal advisors and considered a range of factors, including the following (which are not necessarily presented in order of their relative importance):
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Strategic Considerations.   Rocket believes that the mergers present a number of strategic opportunities and benefits to Rocket and its stockholders, including the following:

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the opportunity to integrate Rocket’s industry-leading revenue recapture capabilities with Mr. Cooper’s servicing platform, which will allow the company to drive significant incremental client acquisition and accelerate Rocket’s origination-servicing flywheel;

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the ability to drive product innovation and client benefits by joining the leading mortgage servicer with the leading mortgage originator, with a combined 30 petabytes of data and best-in-class technology platform;

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the opportunity to enhance Rocket’s earnings growth with a more balanced business model across different market and interest-rate environments;

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the estimation that the transaction will generate annual run-rate revenue and cost synergies of approximately $500 million, contributing to enhanced revenue growth while increasing operating leverage and maintaining a strong liquidity profile; and

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the expectation that the transaction will be accretive to Rocket’s earnings per share immediately after closing, and mid-teens accretive on a percentage basis to Rocket’s estimated 2026 earnings per share.

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Exchange Ratio and Merger Consideration.   Rocket considered the favorability of the exchange ratio relative to its current assessment of the valuation of each company and of the synergies and other benefits of the mergers. In addition, Rocket considered the fact that, upon completion of the mergers, based on the fully diluted number of shares of Rocket Class A common stock and Mr. Cooper common stock as of March 28, 2025, the last trading day before the public announcement of the mergers, it is expected that Rocket stockholders will hold approximately 75%, and Mr. Cooper stockholders will hold approximately 25%, of the fully diluted shares of the combined company immediately after the effective time of the Maverick Merger (after giving effect to the closing of the Redfin Acquisition).
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Other Factors.   In addition to considering the factors described above, Rocket considered the following additional factors that weighed in favor of the mergers:

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historical information concerning the companies’ respective businesses, financial condition, results of operations, earnings, trading prices, managements, competitive positions and prospects on stand-alone and forecasted combined bases; and

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the current and prospective business environment in which each of the companies operates, including economic conditions and the competitive and regulatory environment, and the likely effect of these factors on Rocket, Mr. Cooper and the combined company.

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Terms of the Merger Agreement.   Rocket considered that the terms of the merger agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the circumstances under which the merger agreement may be terminated, in its belief, are reasonable and fair to Rocket and its stockholders. Rocket also reviewed and considered the conditions to the completion of the mergers, and concluded that while the completion of the mergers is subject to various regulatory clearances, such clearances were likely to be satisfied on a timely basis.

The Rocket Board weighed these advantages and opportunities against a number of potentially negative factors in its deliberations concerning the merger agreement and the Rocket stock issuance, including:
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the risk that Mr. Cooper’s performance may not meet Rocket’s expectations;

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the risk that, because the exchange ratio under the merger agreement would not be adjusted for changes in the market price of Rocket Class A common stock or Mr. Cooper common stock, the value of the shares of Rocket Class A common stock to be issued to holders of shares of Mr. Cooper common stock upon the consummation of the mergers could be significantly more than the value of such shares immediately prior to the announcement of the mergers;

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the possibility that the anticipated benefits of the transaction, including anticipated revenue and cost synergies and cost savings, will not be realized when expected or at all, including as a result of the impact of, or difficulties arising from, the integration of the two companies or as a result of economic conditions, changes in laws or regulations, general market conditions and competitive factors in the markets in which Rocket or Mr. Cooper conduct their respective businesses;

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the possibility that the mergers might not be consummated in a timely manner or at all due to a failure of certain conditions, including with respect to the required approval of the transaction by antitrust or other regulatory authorities;

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the fees and expenses associated with completing the mergers and the other transactions contemplated by the merger agreement;

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the possible diversion of management attention for an extended period of time during the pendency of the mergers and, following closing, the integration of the two companies;

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the risk that whether or not the mergers are completed, the announcement and pendency of the mergers could cause disruptions in the respective businesses of Rocket and Mr. Cooper, including the risk of losing key Rocket or Mr. Cooper employees, the risk of losing clients of Rocket or Mr. Cooper, and the reaction of each company’s employees, clients or other business partners to the mergers during the pendency of the mergers and following completion of the mergers;

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the risk that the $306,924,394 termination fee to which Rocket may be entitled, subject to the terms and conditions of the merger agreement, in the event Mr. Cooper terminates the agreement in certain circumstances may not be sufficient to compensate Rocket for the harm it might suffer as a result of such termination;

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the risk that Mr. Cooper stockholders may not approve the Maverick Merger at the Mr. Cooper stockholder meeting;

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that Rocket may be required to pay Mr. Cooper a termination fee of $500,000,000 upon the termination of the merger agreement under certain circumstances; and

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the other risks described under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 32 and 34, respectively.

The Rocket Board believed that, overall, the potential benefits of the mergers and the Rocket stock issuance to Rocket stockholders outweighed the potential risks and uncertainties of the mergers and the Rocket stock issuance.
The foregoing discussion of factors considered by the Rocket Board is not intended to be exhaustive, but it includes material factors considered by the Rocket Board. In light of the variety of factors considered in connection with its evaluation of the mergers and the Rocket stock issuance, the Rocket Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Rocket Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Rocket Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Rocket Board based its recommendation on the entirety of the information presented.
The foregoing description of the Rocket Board’s consideration of the factors supporting the mergers and the Rocket stock issuance is forward-looking in nature. This information should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”
Mr. Cooper Board’s Recommendations and Reasons for the Transactions
By unanimous vote, the Mr. Cooper Board, at a meeting held on March 30, 2025, (a) determined that the merger agreement and the transactions contemplated thereby (including the mergers), are fair to, and in the best interests of, Mr. Cooper and its stockholders, (b) approved and declared advisable the merger agreement and the transactions contemplated thereby (including the mergers), (c) directed that the adoption of the merger agreement be submitted to a vote of the Mr. Cooper stockholders and (d) resolved (subject to certain exceptions set forth in the merger agreement) to recommend the adoption of the merger agreement by the Mr. Cooper stockholders. The Mr. Cooper Board unanimously recommends that Mr. Cooper stockholders vote “FOR” the merger proposal and “FOR” the non-binding merger-related compensation proposal.
In reaching its determinations and recommendations, the Mr. Cooper Board consulted with company management and financial and legal advisors and considered a range of factors and scenarios, as discussed below. Factors that weighed in favor of the mergers include:
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Attractive Value of Consideration.   The Mr. Cooper Board assessed the value and nature of the consideration to be received in the mergers by Mr. Cooper stockholders, including:

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The fact that the stock-for-stock merger structure will enable Mr. Cooper stockholders to participate in post-closing value creation by the combined company, including dividends (if any), future earnings and expected future growth of the combined company;

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The fact that Mr. Cooper stockholders will own approximately 25% of the combined company immediately following the consummation of the mergers (after giving effect to the closing of the Redfin Acquisition);

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The fact that the merger agreement provides for a fixed exchange ratio and that no adjustment will be made to the merger consideration to be received by Mr. Cooper stockholders in the mergers as a result of possible changes in the market price of Rocket Class A common stock following the announcement of the transaction;

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The implied value of the merger consideration of $145.33 per share of Mr. Cooper common stock (based on the closing trading price of Rocket Class A common stock of $13.03 on March 28,

2025, the last trading day prior to the public announcement of the mergers, and taking into account the Pre-Closing Dividend in cash of $2.00 per share of Mr. Cooper common stock), and the fact that this consideration represented a premium of approximately 37% over the volume weighted average price of Mr. Cooper common stock for the 30 days ending on March 28, 2025 and a premium of approximately 39% over the closing price of Mr. Cooper common stock on such date;
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The fact that the mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that the merger consideration is intended to be generally tax-free to Mr. Cooper stockholders; and

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Rocket’s plans to simplify its capital structure through the planned collapse by Rocket of its “Up-C” structure and reduction of its classes of common stock from four to two;

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Anticipated Characteristics of the Combined Company.   The Mr. Cooper Board considered the anticipated profile of the combined company in which Mr. Cooper stockholders would receive shares, including the following:

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The strength of Rocket’s brand, which the Mr. Cooper Board expected to unlock new opportunities for the combined company, and Rocket’s advanced marketing infrastructure;

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The size and scale of the combined company’s servicing portfolio, which the Mr. Cooper Board expected to exceed $2.1 trillion in unpaid principal balance;

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The greater scale achieved by the acquisition of both Mr. Cooper and Redfin by Rocket, which the Mr. Cooper Board expected to accelerate the origination-servicing recapture flywheel with a significantly larger servicing portfolio, allowing the combined company to maintain industry-leading retention and recapture rates, and the revenue diversification resulting from the broader business of the combined company;

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The significantly increased data set that could be leveraged by the combined company to improve automation, personalization and efficiency for the AI-powered platform of the combined company;

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The funding and liquidity profile of Rocket, which the Mr. Cooper Board expected to result in in greater funding capacity and available liquidity for the combined company, and to provide Rocket with a greater ability to fund major projects while maximizing cash returns relative to Mr. Cooper on a standalone basis;

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The potential for the transaction to generate $100 million in additional pre-tax revenue from higher recapture rates and attaching Rocket’s title, closing and appraisal services to Mr. Cooper’s existing originations;

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The potential for the transaction to provide the combined company with $500 million in run-rate pre-tax cost savings from streamlining operations, corporate expense and technology investments;

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The transaction was expected to be accretive to Rocket’s earnings per share immediately after closing;

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The results of Mr. Cooper’s due diligence investigation of Rocket, which included a review of historical financial results and projections, and legal and other matters, and the knowledge of the Mr. Cooper Board with respect to Mr. Cooper’s business and prospects; and

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The Mr. Cooper Board’s expectation that the combined company would have a more stable cash flow and a stronger balance sheet than Mr. Cooper on a standalone basis, enhancing the relative ability of the combined company to weather changes in prevailing interest rates and/or declines in home prices and global economic uncertainty;

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Consideration of Available Alternatives.   The belief of the Mr. Cooper Board that the mergers are more attractive to Mr. Cooper than other available alternatives, including remaining as a standalone company, pursuing other acquisitions reasonably available to Mr. Cooper, or seeking a transaction with an alternative merger partner;

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Management Recommendation.   The fact that the Mr. Cooper management team recommended that the Mr. Cooper Board approve the Merger Agreement;

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Risks Associated with Operating as a Standalone Business.   The risks inherent in operating as a standalone company, including:

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Fluctuations in macroeconomic and U.S. residential real estate market conditions that can challenge the originations and servicing revenues of Mr. Cooper;

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The risk that Mr. Cooper may become less competitive, on a relative basis, compared with larger companies, given scale-related advantages available to larger companies, including with respect to cost savings achieved by larger companies through economies of scale;

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The fact that a significant portion of Mr. Cooper’s existing debt matures in the next few years, and the challenges to accessing, at attractive rates, new capital or debt required to refinance Mr. Cooper’s debt and support its future growth (including to acquire assets or drive growth opportunities); and

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The risk that Mr. Cooper would not succeed in acquiring sufficient retail customers to successfully execute on Mr. Cooper’s standalone strategy;

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Governance.   The governance of the combined company, including that:

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Jay Bray, Chairman and CEO of Mr. Cooper, will become the President and CEO of Rocket Mortgage upon closing of the mergers;

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The Board of Directors of the combined company will initially consist of 11 members, 2 of whom will be from the Mr. Cooper Board, and the protections offered by the governance letter agreement with respect to the service of the Mr. Cooper designees; and

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The existing Rocket management team has significant experience in all areas of mortgage loan operations, with a track record of success built on identifying opportunities, assessing risk and optimizing returns;

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Opportunity to Receive Alternative Acquisition Proposals and to Terminate the Merger Agreement in Order to Accept a Superior Proposal.   The Mr. Cooper Board considered the terms of the merger agreement related to Mr. Cooper’s ability to respond to unsolicited acquisition proposals, and believes that the provisions of the merger agreement would not deter or preclude third parties from making a competing proposal and that the Mr. Cooper Board would be able, under certain circumstances, to furnish information and enter into discussions and negotiations in connection with a competing proposal. In this regard, the Mr. Cooper Board considered that:

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Experience demonstrates that an executed merger agreement is not a deterrent to potential alternative proposals;

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Subject to compliance with the applicable provisions of the merger agreement, the Mr. Cooper Board may, before approval of the mergers with Rocket by Mr. Cooper stockholders, change its recommendation to Mr. Cooper stockholders with respect to approval of the mergers if the Mr. Cooper Board determines in good faith, after consultation with its legal advisors, that failing to make a change in its recommendation would reasonably likely be inconsistent with the Mr. Cooper Board’s fiduciary duties;

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Subject to its compliance with the applicable provisions of the merger agreement, the Mr. Cooper Board may terminate the merger agreement in order to enter into an agreement with respect to a superior proposal; and

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The termination fee of $306,924,394 is reasonable in light of the circumstances and the overall terms of the merger agreement, consistent with fees in comparable transactions, and would not discourage alternative acquisition proposals from credible third parties willing and able to make such proposals. Mr. Cooper would be required to pay the termination fee to Rocket in certain circumstances, including if (i) Rocket terminates the merger agreement in connection with a change in the Mr. Cooper Board’s recommendation to its stockholders with respect to approval of the mergers or (ii) Mr. Cooper terminates the merger agreement in order to enter into a definitive agreement with respect to a superior proposal;

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Receipt of Fairness Opinion from Citi.   The Mr. Cooper Board considered the oral opinion rendered by Citi to the Mr. Cooper Board, which was confirmed by delivery of a written opinion, dated March 30, 2025, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the exchange ratio provided for in the mergers pursuant to the merger agreement, taking into account the Pre-Closing Dividend, was fair, from a financial point of view, to the holders of Mr. Cooper common stock, as more fully described below under the heading “— Opinion of Mr. Cooper’s Financial Advisor” beginning on page 59;

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Terms of the Merger Agreement.   The Mr. Cooper Board reviewed and considered the terms of the merger agreement, taken as a whole, including:

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The parties’ representations, warranties and covenants, and the circumstances under which the merger agreement may be terminated, and concluded that such terms are reasonable and fair to Mr. Cooper. The Mr. Cooper Board also reviewed and considered the conditions to the completion of the mergers, including regulatory approvals, which it believes are likely to be satisfied on a timely basis. The Mr. Cooper Board noted in particular that the completion of the mergers is not subject to any financing condition, which enhances the likelihood that the mergers will be completed;

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The Mr. Cooper Board reviewed and considered the reverse termination fee of $500 million payable to Mr. Cooper by Rocket in circumstances relating to the failure to obtain certain required regulatory approvals or clearances; and

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The restrictions imposed on the conduct of Mr. Cooper’s business during the period between the execution of the merger agreement and the completion of the mergers, which the Mr. Cooper Board believed were reasonable and not unduly burdensome.

In the course of its deliberations, the Mr. Cooper Board also considered a variety of risks and other potentially negative factors, including the following:
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Fixed Exchange Ratio.   The Mr. Cooper Board considered that because the merger consideration is based on a fixed exchange ratio rather than a fixed value, Mr. Cooper stockholders will bear the risk of a decrease in the trading price of Rocket Class A common stock during the pendency of the mergers and the merger agreement does not provide Mr. Cooper with a collar or a value-based termination right. When considering this fact, the Mr. Cooper Board was aware of the potential for economic disruption arising from actions relating to the imposition of, or increase in, tariffs or similar trade-related actions;

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Risks Associated with the Pendency of the Mergers.   The Mr. Cooper Board considered the risks and contingencies relating to the announcement and pendency of the mergers, including the potential for diversion of management and employee attention, the potential negative impact of the pendency of the mergers on the business of each of Mr. Cooper and Rocket (including the potential loss of counterparties who may not be in favor of the combination or may not wish to do business with the combined company), the potential effect of the combination on the businesses of both companies following the closing of the mergers, and the restrictions on the conduct of Mr. Cooper’s business during the period between the execution of the merger agreement and the completion of the mergers;

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Risks Related to Satisfaction of Closing Conditions.   The risks that one or more of the conditions to the closing of the mergers may not be satisfied on a timely basis, if at all, including risks related to the receipt of regulatory approvals, and that the failure to complete the mergers in a timely manner or at all could have adverse effects on Mr. Cooper;

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Possible Failure to Achieve Synergies.   The potential challenges and difficulties in integrating the operations of Mr. Cooper and Rocket and the risk that anticipated cost savings and operational efficiencies between the two companies, or other anticipated benefits of the mergers, might not be realized or might take longer to realize than expected;

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Termination Fee.   The Mr. Cooper Board considered that Mr. Cooper would be required to pay to Rocket a termination fee of $306,924,394 in the event Mr. Cooper were to terminate the merger agreement in order for Mr. Cooper to enter into a superior proposal, should one be made, or if the merger agreement were to be terminated by Rocket in connection with a change in the Mr. Cooper Board’s recommendation to its stockholders with respect to adoption of the merger agreement;
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Restrictions on Third-Party Discussions.   The Mr. Cooper Board considered that the merger agreement required Mr. Cooper to terminate all discussions with potential alternative transaction counterparties while noting that Mr. Cooper would only have the right to respond to alternative proposals that might be made by such parties pursuant to and in accordance with the applicable terms of the merger agreement;

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Minority Pro Forma Ownership in Controlled Company.   The Mr. Cooper Board considered that, based on the implied value of the merger consideration as of March 28, 2025, Mr. Cooper stockholders would own approximately 25% of Rocket after the mergers (after giving effect to the closing of the Redfin Acquisition). The Mr. Cooper Board also considered that the combined company would remain a controlled company following the closing of the mergers (with a majority of the outstanding shares continuing to be beneficially owned by Mr. Gilbert), that Rocket’s controlled company status could negatively impact the trading profile of the combined company’s securities, and that Mr. Gilbert would continue to exercise significant influence over the combined company relative to other stockholders (including former Mr. Cooper stockholders);

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Redfin Acquisition.   The Mr. Cooper Board considered the fact that, during the pendency of the negotiation of the merger agreement, Rocket had entered into an agreement to acquire Redfin, and such acquisition involves the issuance of shares of Rocket Class A common stock by Rocket and introduces additional risks related to the mergers and the combined company; and

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Other Risks.   The Mr. Cooper Board considered risks of the type and nature described under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 32 and 34, respectively.

The Mr. Cooper Board believed that, overall, the potential benefits of the mergers to Mr. Cooper stockholders outweighed the potential risks and uncertainties of the mergers.
In addition, the Mr. Cooper Board was aware of and considered that Mr. Cooper directors and executive officers may have interests in the mergers that may be different from, or in addition to, their interests as stockholders of Mr. Cooper generally, as described below under the heading “— Interests of Directors and Executive Officers of Mr. Cooper in the Mergers” beginning on page 74.
The foregoing discussion of factors considered by the Mr. Cooper Board is not intended to be exhaustive and may not include all of the factors considered by the Mr. Cooper Board, but it includes the material factors considered by the Mr. Cooper Board. In light of the variety of factors considered in connection with its evaluation of the mergers, the Mr. Cooper Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Mr. Cooper Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Mr. Cooper Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Mr. Cooper Board based its recommendation on the entirety of the information presented. The reasoning of the Mr. Cooper Board and other information presented in this section is forward-looking in nature, and should be read in light of the factors set forth in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”
Opinion of Mr. Cooper’s Financial Advisor
Mr. Cooper retained Citi as its financial advisor in connection with a possible transaction involving Rocket. In connection with Citi’s engagement, Mr. Cooper requested that Citi evaluate the fairness, from a financial point of view, to the holders of Mr. Cooper common stock of the exchange ratio, taking into account the Pre-Closing Dividend, pursuant to the merger agreement. On March 30, 2025, at a meeting of the Mr. Cooper Board held to evaluate the mergers and at which the merger agreement was approved, Citi rendered to the Mr. Cooper Board an oral opinion, confirmed by delivery of a written opinion, dated

March 30, 2025, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the exchange ratio provided for in the mergers pursuant to the merger agreement, taking into account the Pre-Closing Dividend, was fair, from a financial point of view, to the holders of Mr. Cooper common stock.
The full text of Citi’s written opinion, dated March 30, 2025, to the Mr. Cooper Board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this joint proxy and information statement/prospectus as Annex C and is incorporated herein by reference in its entirety. The summary of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was rendered to the Mr. Cooper Board (in its capacity as such) in connection with its evaluation of the mergers and was limited to the fairness, from a financial point of view, as of the date of the opinion, to the holders of Mr. Cooper common stock of the exchange ratio provided for in the mergers pursuant to the merger agreement, taking into account the Pre-Closing Dividend. Citi’s opinion did not address any other terms, aspects or implications of the mergers. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the mergers.
In arriving at its opinion, Citi:
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reviewed a draft, dated March 29, 2025, of the merger agreement and held discussions with certain senior officers, directors and other representatives and advisors of Mr. Cooper and certain senior officers and other representatives and advisors of Rocket concerning the businesses, operations and prospects of Mr. Cooper and Rocket;

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reviewed certain publicly available and other business and financial information relating to Mr. Cooper and Rocket, as well as certain financial forecasts and other information and data relating to Mr. Cooper and Rocket, which were provided to or discussed with Citi by the respective managements of Mr. Cooper and Rocket, including adjustments to the financial forecasts and other information and data relating to Rocket provided to or discussed with Citi by the management of Mr. Cooper, and including information relating to the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of Rocket to result from the mergers;

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reviewed the financial terms of the mergers as set forth in the merger agreement in relation to, among other things: current and historical market prices and trading volumes of Mr. Cooper common stock and Rocket Class A common stock; the financial condition and certain historical and projected financial and operating data of Mr. Cooper and Rocket; and the capitalization and financial condition of Mr. Cooper and Rocket;

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considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of Mr. Cooper and Rocket; and

•
evaluated certain potential pro forma financial effects of the mergers on Rocket.

In addition to the forgoing, Citi conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion. The issuance of Citi’s opinion had been authorized by Citi’s fairness opinion committee.
In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements of Mr. Cooper and Rocket that they were not aware of any relevant information that has been omitted or that remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to Mr. Cooper and Rocket provided to or otherwise reviewed by or discussed with Citi, Citi was advised by the respective managements of Mr. Cooper and Rocket, and Citi assumed, with the Mr. Cooper Board’s consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Mr. Cooper and Rocket as to, and are a reasonable basis upon which to evaluate, the future financial performance of Mr. Cooper and Rocket, the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the mergers and the other matters covered thereby, and assumed, with the Mr. Cooper Board’s consent, that the financial results (including the potential strategic implications and operational benefits anticipated to result from the mergers) reflected in such forecasts and other information and data would be realized in the amounts and at the times projected. Citi expressed no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which they are based) provided to or otherwise reviewed by or discussed with Citi. Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Mr. Cooper or Rocket nor did Citi make any physical inspection of the properties or assets of Mr. Cooper or Rocket. Citi did not evaluate the solvency or fair value of Mr. Cooper, Rocket or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.
Citi assumed, with the Mr. Cooper Board’s consent, that the mergers would be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases and waivers for the mergers or otherwise, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on Mr. Cooper, Rocket or the mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion. Representatives of Mr. Cooper advised Citi, and Citi further assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi assumed, with the Mr. Cooper Board’s consent, that the Redfin Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases and waivers for the Redfin Merger or otherwise, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on Rocket, the Redfin Merger, or the mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion. Citi also assumed, with the Mr. Cooper Board’s consent, that the mergers would qualify for the intended tax treatment contemplated by the merger agreement. Citi’s opinion related to the relative values of Mr. Cooper and Rocket. Citi did not express any view or opinion as to what the actual value of the Rocket Class A common stock actually would be when issued pursuant to the mergers or the price at which the Rocket Class A common stock would trade at any time. Citi also did not express any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the mergers or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Mr. Cooper, Rocket or the mergers (including the contemplated benefits thereof) and relied, with the Mr. Cooper Board’s consent, upon the assessments of representatives of Mr. Cooper as to such matters. Citi’s opinion did not address any other aspects or implications of the mergers, any related transactions or any other agreement, arrangement or understandings entered into in connection with or related to the mergers or otherwise, including, without limitation, the transactions to effect the Up-C Collapse, the form or structure of the mergers, or any alternative transaction method or structure for effecting the mergers. Citi was not requested to, and Citi did not, solicit third party indications of interest in the possible acquisition of all or a part of Mr. Cooper, nor was Citi requested to consider, and its opinion does not address, the underlying business decision of Mr. Cooper to effect the mergers, the relative merits of the mergers as compared to any alternative business strategies that might exist for Mr. Cooper or the effect of any other transaction in which Mr. Cooper might engage. Citi also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the mergers, or any class of such persons, relative to the exchange ratio. Citi’s opinion was necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion. Citi has no obligation to update, revise or reaffirm its opinion.
In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Citi arrived at its opinion based on the results of all analyses undertaken by it and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion.
The estimates used by Citi for purposes of its analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.
Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the mergers. The type and amount of consideration payable in the mergers were determined through negotiations between Mr. Cooper and Rocket and Mr. Cooper’s decision to enter into the merger agreement was solely that of the Mr. Cooper Board. Citi’s opinion was only one of many factors considered by the Mr. Cooper Board in its evaluation of the mergers and should not be viewed as determinative of the views of the Mr. Cooper Board or the management of Mr. Cooper with respect to the mergers, the exchange ratio, the Pre-Closing Dividend, or any other aspect of the transactions contemplated by the merger agreement.
Summary of Financial Analyses of Citi
The following is a summary of the material financial analyses prepared for and reviewed with the Mr. Cooper Board in connection with the rendering of Citi’s opinion, dated March 30, 2025, to the Mr. Cooper Board. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. Financial data utilized for Mr. Cooper and Rocket in the financial analyses described below, to the extent based on financial forecasts and estimates of management, were based on (i) certain financial forecasts and other information and data relating to Mr. Cooper provided to or discussed with Citi by the management of Mr. Cooper, and approved for Citi’s use by Mr. Cooper (the “Mr. Cooper Management Projections for Mr. Cooper”, as further summarized in the section entitled “— Certain Unaudited Prospective Financial Information” beginning on page 69), and (ii) certain financial forecasts and other information and data relating to Rocket provided to or discussed with Citi by the respective managements of Mr. Cooper and Rocket, including adjustments to the financial forecasts and other information and data relating to Rocket provided to or discussed with Citi by the management of Mr. Cooper (such financial forecasts and other information and data relating to Rocket, as adjusted by management of Mr. Cooper, the “Mr. Cooper Management Adjusted Projections for Rocket”, as further summarized in the section entitled “— Certain Unaudited Prospective Financial Information” beginning on page 69).
The implied per share value of the merger consideration of $145.33 referenced in this section was calculated as the sum of (i) the Pre-Closing Dividend of $2.00 per share of Mr. Cooper common stock plus (ii) the exchange ratio of 11.00x multiplied by the closing price per share of Rocket Class A common stock as of March 28, 2025, of $13.03.
In calculating approximate implied exchange ratio reference ranges as reflected in the financial analyses described below, Citi divided the low ends (or high ends, as the case may be) of the approximate implied per share equity value reference ranges derived for Mr. Cooper from such analyses (after excluding the Pre-Closing Dividend from such approximate implied per share equity value reference ranges derived for Mr. Cooper) by the high ends (or low ends, as the case may be) of the approximate implied per share equity value reference ranges derived for Rocket from such analyses in order to calculate the low ends (or high ends) of the approximate implied exchange ratio reference ranges.

Dividend Discount Analyses
Citi performed separate discounted dividend analyses of Rocket and Mr. Cooper. A discounted dividend analysis is designed to estimate an implied value of a company by calculating the present value of the hypothetical dividends to be paid by that company over a projection period subject to a leverage constraint and a terminal value for that company at the end of the projection period.
Mr. Cooper
Citi performed a dividend discount analysis of Mr. Cooper to calculate implied equity values per share of Mr. Cooper common stock based on estimated present values of (i) the dividends that Mr. Cooper was forecasted to pay during the calendar years ending December 31, 2025 through December 31, 2027 based on the Mr. Cooper Management Projections for Mr. Cooper, and (ii) illustrative terminal values for Mr. Cooper as of December 31, 2025. The amount of dividends payable by Mr. Cooper during the projection period reflected the assumption that all excess tangible equity would be distributed to Mr. Cooper stockholders, with excess tangible equity calculated based on the lesser amount implied by: (i) a target debt to tangible equity ratio of 2.0x and (ii) a target tangible equity to tangible managed assets ratio of 20%, per Mr. Cooper management. Citi calculated a range of illustrative terminal values for Mr. Cooper as of December 31, 2027 by applying a range of price to tangible book value exit multiples of 1.5x to 2.0x to an estimate of Mr. Cooper’s tangible book value as of December 31, 2027 based on the Mr. Cooper Management Projections for Mr. Cooper, adjusted for hypothetical dividends paid during the projection period. Citi then calculated estimated present values, as of December 31, 2024, of such dividends and illustrative terminal values using discount rates ranging from 13.0% to 14.2%, to derive ranges of implied per share equity value for Mr. Cooper. This analysis indicated an approximate implied per share equity value reference range for Mr. Cooper of $107.77 to $142.97, as compared to the implied per share value of the merger consideration of $145.33.
Rocket
Citi performed a dividend discount analysis of Rocket to calculate implied equity values per share of Rocket Class A common stock based on estimated present values of (i) the dividends that Rocket was forecasted to pay during the calendar years ending December 31, 2025 through December 31, 2027 based on the Mr. Cooper Management Adjusted Projections for Rocket, and (ii) illustrative terminal values for Rocket as of December 31, 2027. The amount of dividends payable by Rocket during the projection period reflected the assumption that all excess tangible common equity would be distributed to Rocket stockholders, with excess tangible common equity calculated based on a target corporate debt to tangible common equity ratio of 1.0x, per Mr. Cooper management. Citi calculated a range of illustrative terminal values for Rocket as of December 31, 2027 by applying a range of price to next-twelve-months earnings exit multiples of 17.0x to 20.0x to an estimate of Rocket’s adjusted net income in the terminal year based on the Mr. Cooper Management Adjusted Projections for Rocket. Citi then calculated estimated present values, as of December 31, 2024, of such dividends and illustrative terminal values using discount rates ranging from 14.6% to 16.0%, to derive ranges of implied per share equity value for Rocket. This analysis indicated an approximate implied per share equity value reference range for Rocket of $11.86 to $14.04, as compared to the closing price per share of Rocket Class A common stock as of March 28, 2025, of $13.03.
Selected Public Companies Analyses
Citi performed separate selected public companies analyses of Mr. Cooper and Rocket, in each case, on a standalone basis, in which Citi reviewed certain financial and stock market information relating to Mr. Cooper, Rocket and the selected publicly traded companies listed below.
Mr. Cooper
Citi reviewed certain publicly available financial and stock market information of Mr. Cooper and seven selected companies (the “Mr. Cooper selected companies”) listed in the table below.
Although none of the Mr. Cooper selected companies listed below are directly comparable to Mr. Cooper, the companies included were chosen because they have operations that, for purposes of Citi’s analysis and based on its experience and professional judgment, may be considered generally relevant in evaluating those of Mr. Cooper based on business sector participation, operational characteristics and financial metrics. The quantitative information used in this analysis, to the extent that it is based on market data, was based on market data as of March 28, 2025.
For each of the Mr. Cooper selected companies, and for Mr. Cooper for reference, Citi calculated and reviewed, among other information, price as a multiple of calendar year 2024 tangible book value (“TBV”, and such multiple “Price / 2024 TBV”). Financial data of the Mr. Cooper selected companies were based on Wall Street research analysts’ estimates and other publicly available information. With respect to the multiples calculated for Mr. Cooper for reference, the financial data of Mr. Cooper was based on Wall Street research analysts’ estimates, other publicly available information and information provided by Mr. Cooper management.
The Price / 2024 TBV multiples, on a fully diluted basis, observed for the Mr. Cooper selected companies were as follows:
Mr. Cooper selected companies	Price / 2024 TBV
Guild Holdings Company	0.98x
loanDepot, Inc.	0.83x
PennyMac Financial Services, Inc.	1.47x
Rithm Capital Corp.	1.01x
Rocket	3.37x
Two Harbors Investment Corp.	0.94x
UWM Holdings Corporation	4.43x
75th Percentile	2.42x
Mean	1.86x
Median	1.01x
25th Percentile	0.96x
Based on its professional judgment and experience, and taking into consideration the observed multiples for the Mr. Cooper selected companies, Citi applied an illustrative Price / 2024 TBV multiple reference range of 1.5x to 2.0x. to Mr. Cooper’s tangible book value as of December 31, 2024 based on public filings to derive approximate implied per share equity value reference ranges for Mr. Cooper. This analysis indicated an approximate implied per share equity value reference range for Mr. Cooper of $103.87 to $138.49, as compared to the implied per share value of the merger consideration of $145.33.
Rocket
Citi reviewed certain publicly available financial and stock market information of Rocket and eleven selected companies (collectively, the “Rocket selected companies”) listed in the table below.
Although none of the Rocket selected companies listed below are directly comparable to Rocket, the companies included were chosen because they have operations that, for purposes of Citi’s analysis and based on its experience and professional judgment, may be considered generally relevant in evaluating those of Rocket based on business sector participation, operational characteristics and financial metrics. The quantitative information used in this analysis, to the extent that it is based on market data, was based on market data as of March 28, 2025.
For each of the Rocket selected companies, and for Rocket for reference, Citi calculated and reviewed, among other information, price as a multiple of calendar year 2026 estimated earnings per share (“EPS”, and such multiple, “Price / 2026 EPS”). Financial data of the Rocket selected companies were based on Wall Street research analysts’ estimates and other publicly available information. With respect to the multiples calculated for Rocket for reference, the financial data of Rocket was based on Wall Street research analysts’ estimates, other publicly available information and the Mr. Cooper Management Adjusted Projections for Rocket.

The Price / 2026 EPS multiples observed for the Rocket selected companies were as follows:
Rocket selected company	Price / 2026 EPS
American Express Company	15.2x
Charles Schwab Corporation	15.2x
Chubb Limited	11.5x
First American Financial Corporation	10.6x
Mr. Cooper	6.4x
PennyMac Financial Services, Inc.	6.4x
Progressive Corporation	18.3x
Robinhood Markets, Inc.	24.5x
SoFi Technologies, Inc.	21.8x
Stewart Information Services Corporation	11.1x
UWM Holdings Corporation	10.2x
75th Percentile	16.7x
Mean	13.7x
Median	11.5x
25th Percentile	10.4x
Based on its professional judgment and experience, and taking into consideration the observed multiples for the Rocket selected companies, Citi applied an illustrative Price / 2026 EPS multiple reference range of 11.0x to 16.5x to Rocket’s estimated EPS for calendar year 2026, as provided in the Mr. Cooper Management Adjusted Projections for Rocket, to derive approximate implied per share equity value reference ranges for Rocket. This analysis indicated an approximate implied per share equity value reference range for Rocket of $8.85 to $13.28, as compared to the closing price per share of Rocket Class A common stock as of March 28, 2025, of $13.03.
Present Value of Future Share Price Analyses
Citi performed separate present value of future share price analyses of Rocket and Mr. Cooper, in each case, on a standalone basis.
Mr. Cooper
Citi performed an analysis to derive a range of illustrative present values per share of Mr. Cooper common stock as of December 31, 2024 based on theoretical future prices calculated by Citi for the shares of Mr. Cooper common stock utilizing the Mr. Cooper Management Projections for Mr. Cooper. Citi derived a range of theoretical future values per share for the shares of Mr. Cooper common stock as of December 31 of each of 2025, 2026 and 2027 by applying an illustrative range of price to TBV multiples of 1.25x to 2.0x, selected by Citi based on Citi’s professional judgment and experience, to estimates of the TBV of Mr. Cooper as of December 31 of each of 2025, 2026 and 2027, as reflected in the Mr. Cooper Management Projections for Mr. Cooper. Citi discounted to present value as of December 31, 2024 the theoretical future values per share it derived for Mr. Cooper as described above, by applying a discount rate of 13.6%, reflecting a mid-point estimate of Mr. Cooper’s cost of equity, to yield a range of illustrative present values per share of Mr. Cooper common stock. This analysis indicated an approximate implied per share equity value reference range for Mr. Cooper of $84.45 to $141.11, as compared to the implied per share value of the merger consideration of $145.33.
Rocket
Citi performed an analysis to derive a range of illustrative present values per share of Rocket Class A common stock as of December 31, 2024 based on theoretical future prices calculated by Citi for the shares of Rocket Class A common stock utilizing the Mr. Cooper Management Adjusted Projections for Rocket. Citi

derived a range of theoretical future values per share for the shares of Rocket Class A common stock as of December 31 of each of 2025 and 2026 by applying an illustrative range of one-year forward price to EPS multiples of 17.5x to 22.5x, selected by Citi based on Citi’s professional judgment and experience, to estimates of the EPS of Rocket for each of calendar years 2025 and 2026, as reflected in the Mr. Cooper Management Adjusted Projections for Rocket. Citi discounted to present value as of December 31, 2024 the theoretical future values per share it derived for Rocket as described above, by applying a discount rate of 15.3%, reflecting a mid-point estimate of Rocket’s cost of equity, to yield a range of illustrative present values per share of Rocket Class A common stock. This analysis indicated an approximate implied per share equity value reference range for Rocket of $11.48 to $15.70, as compared to the closing share price of Rocket Class A common stock as of March 28, 2025, of $13.03.
Implied Exchange Ratio Analysis
Utilizing the approximate implied per share equity value reference ranges derived for Rocket based on the dividend discount, selected public companies and present value of future share price analyses above, based on the Mr. Cooper Management Adjusted Projections for Rocket, compared in each case to the approximate implied per share equity value reference ranges derived for Mr. Cooper based on the dividend discount, selected public companies and present value of future share price analyses described above, Citi calculated the following approximate implied exchange ratio reference ranges, as compared to the exchange ratio of 11.00x provided for in the merger agreement:
Analyses:	Implied Exchange Ratio Reference Ranges
Dividend Discount	7.531x – 11.890x
Selected Public Companies	7.672x – 15.419x
Present Value of Future Share Price	5.250x – 12.115x
Selected Precedent Transactions Analysis
Using publicly available information, Citi performed a selected precedent transactions analysis of Mr. Cooper on a standalone basis, in which Citi reviewed financial data relating to the four selected transactions listed in the table below involving target companies with operations in the mortgage servicing industry that Citi considered generally relevant for purposes of analysis, which are collectively referred to as the “selected transactions”. Citi reviewed, among other information, implied purchase prices paid for the target companies as a multiple of such target companies’ most recently reported TBV as of the announcement date of the relevant transaction (such multiples, “Price / TBV” multiples).
The Price / TBV multiples observed for the selected transactions were as follows:
Announcement Date	Acquiror	Target	Price / TBV
5/11/2021	Guild Holdings Company	Residential Mortgage Services	1.69x(1)
4/14/2021	New Residential Investment Corp.	Caliber Home Loans, Inc.	1.08x
2/16/2021	Western Alliance Bancorporation	AmeriHome Mortgage Company, LLC	1.03x
2/13/2018	WMIH Corp.	Nationstar Mortgage Holdings Inc.	1.20x
		75th Percentile	1.56x
		Mean	1.25x
		Median	1.14x
		25th Percentile	1.05x

(1)
Assumed to be equal to the Price / Book Value multiple given there was no goodwill nor intangible amortization expense reported on the balance sheet or income statement publicly disclosed in connection with the transaction.

Citi then applied an illustrative Price / TBV multiple reference range of 1.0x to 1.7x to the TBV of Mr. Cooper as of December 31, 2024 based on public filings. Financial data of the selected transactions and for Mr. Cooper were based on public filings and other publicly available information. This analysis indicated an approximate implied per share equity value reference range for Mr. Cooper of $69.24 to $117.71, as compared to the implied per share value of the merger consideration of $145.33.
Certain Additional Information
Citi observed certain other information with respect to Rocket and Mr. Cooper that was not considered part of its financial analyses with respect to its opinion, but was noted for reference purposes only, including the following:
Illustrative Value Creation Analysis
Citi performed an illustrative value creation analysis by comparing the closing share price of Mr. Cooper common stock as of March 28, 2025, of $104.49, to the implied total value to be received by Mr. Cooper stockholders per share of Mr. Cooper common stock in the mergers. Citi derived the implied total value to be received by Mr. Cooper stockholders per share of Mr. Cooper common stock in the mergers based on the sum of (i) the Pre-Closing Dividend, plus (ii) the product of (x) the exchange ratio of 11.00x provided for in the merger agreement and (y) an illustrative EPS multiple-based equity value per share of the combined company after giving effect to the mergers (“Pro Forma Rocket”). Citi derived such an illustrative EPS multiple-based equity value per share of Pro Forma Rocket based on an estimated calendar year 2026 EPS of Pro Forma Rocket as reflected by the Mr. Cooper Management Projections for Mr. Cooper, Mr. Cooper Management Adjusted Projections for Rocket, and taking into account the Projected Synergies (as defined and summarized in the section entitled “— Certain Unaudited Prospective Financial Information” beginning on page 69). Based on Pro Forma Rocket’s hypothetical market cap weighted price to calendar year 2026 EPS multiple of 14.3x, this analysis implied value creation to Mr. Cooper stockholders of approximately 60.6%.
Illustrative Pro Forma Dividend Discount Analysis
Citi performed a pro forma dividend discount analysis of Pro Forma Rocket to calculate implied equity values per share of Pro Forma Rocket Class A common stock based on estimated present values of (i) the dividends that Pro Forma Rocket is forecasted to pay during the calendar years ending December 31, 2025 through December 31, 2027 based on the Mr. Cooper Management Projections for Mr. Cooper, Mr. Cooper Management Adjusted Projections for Rocket, and taking into account the Projected Synergies, and (ii) illustrative terminal values for Pro Forma Rocket as of December 31, 2027. The amount of dividends payable by Pro Forma Rocket during the projection period reflected the assumption that all excess tangible common equity would be distributed to Pro Forma Rocket stockholders, with excess tangible common equity calculated based on a target corporate debt to tangible common equity ratio of 1.0x, per Mr. Cooper management. Citi calculated a range of illustrative terminal values for Pro Forma Rocket as of December 31, 2027 by applying a range of price to next-twelve-months earnings exit multiples of 15.0x to 17.0x to an estimate of Pro Forma Rocket’s adjusted net income in the terminal year based on the Mr. Cooper Management Projections for Mr. Cooper, Mr. Cooper Management Adjusted Projections for Rocket, and taking into account the Projected Synergies. Citi then calculated estimated present values, as of December 31, 2024, of such dividends and illustrative terminal values using discount rates ranging from 14.3% to 15.6%, to derive ranges of implied per share common equity value for Pro Forma Rocket. This analysis indicated an approximate implied per share equity value reference range for Pro Forma Rocket of $13.52 to $15.59, and an implied total value to be received by Mr. Cooper stockholders per share of Mr. Cooper common stock in the mergers, based on the exchange ratio of 11.00x provided for in the merger agreement, taking into account the Pre-Closing Dividend of $2.00, of $150.76 to $173.52.
Premia Paid
Citi calculated, using publicly available information, the median one-day unaffected stock price premia paid for control acquisition transactions of selected U.S. target public companies announced since January 1, 2015 involving 100% stock consideration with a transaction equity value over $1 billion that Citi deemed appropriate in its professional judgment, which indicated a median one-day unaffected stock price premium of 14.7% and 21% since January 1, 2015 and January 1, 2024, respectively. Based on the foregoing review and its professional judgment and experience, Citi applied an illustrative premia reference range of 15.0% to 21.0% to the closing share price of Mr. Cooper common stock on March 28, 2025, of $104.49. This analysis indicated an approximate implied per share equity value reference range for Mr. Cooper of $120.16 to $126.43, as compared to the implied per share value of the merger consideration of $145.33.
Dividend Discount Analysis
Citi performed the dividend discount analysis of Rocket described above under “— Dividend Discount Analyses — Rocket” using the Rocket Management Projections (as defined below). instead of the Mr. Cooper Management Adjusted Projections for Rocket. This analysis indicated an approximate implied per share equity value reference range for Rocket of $16.28 to $19.36, as compared to the closing price per share of Rocket Class A common stock as of March 28, 2025, of $13.03, and an implied exchange ratio reference range of 5.464x to 8.658x as compared to the exchange ratio of 11.00x provided for in the merger agreement.
52-Week Trading Range
Citi reviewed the historical intraday share prices of Mr. Cooper common stock and Rocket Class A common stock for the 52-week period ended March 28, 2025. Citi noted that the low and high intraday prices of the Mr. Cooper common stock during this period were approximately $74.49 and $114.05 per share, and that the low and high intraday prices of Rocket Class A common stock during this period were approximately $10.06 and $21.38 per share, implying an exchange ratio reference range of 3.390x to 11.138x as compared to the exchange ratio of 11.00x provided for in the merger agreement.
Equity Research Analyst Price Targets
Citi reviewed the most recent publicly available research analysts’ one-year forward price targets for Mr. Cooper common stock and Rocket Class A common stock prepared and published by selected research analysts. Citi noted that, as of March 28, 2025, such price targets ranged from $110.00 to $146.00 for the Mr. Cooper common stock and $10.00 to $18.00 for the Rocket Class A common stock, implying an exchange ratio reference range of 6.111x to 14.600x as compared to the exchange ratio of 11.00x provided for in the merger agreement. Citi also noted that these ranges of price targets, discounted at an estimated 13.6% mid-point cost of equity for Mr. Cooper and 15.3% mid-point cost of equity for Rocket, were $96.83 to $128.52 for Mr. Cooper common stock and $8.67 to $15.61 for the Rocket Class A common stock, implying an exchange ratio reference range of 6.074x to 14.588x as compared to the exchange ratio of 11.00x provided for in the merger agreement.
Miscellaneous
Mr. Cooper has agreed to pay Citi for its services in connection with the mergers an aggregate fee estimated based on information available as of the date of this joint proxy and information statement/prospectus to be approximately $73 million, of which $2.0 million was payable in connection with the delivery of Citi’s opinion to the Mr. Cooper Board and $71 million payable contingent upon consummation of the mergers. In addition, Mr. Cooper agreed to reimburse Citi for Citi’s reasonable expenses, including reasonable fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising out of Citi’s engagement.
As the Mr. Cooper Board was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Mr. Cooper and/or certain of its affiliates unrelated to the mergers, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, having acted as joint bookrunner for certain high-yield bond offerings of a subsidiary of Mr. Cooper, and having provided, and providing, certain residential financing and securitization services to a subsidiary of Mr. Cooper, and certain issuer services and treasury and trade solutions to Mr. Cooper and/or certain of its affiliates. For the services described above for Mr. Cooper and/or certain of its affiliates, Citi and its affiliates received, during the two-year period prior to the date of Citi’s opinion, aggregate fees and net interest income of approximately $55 million from Mr. Cooper and/or certain of its affiliates. Based on the nature of its relationships with Mr. Cooper and the information that was available to Citi as of the date of its opinion, Citi estimates that for the services described above that Citi and its affiliates are currently providing to Mr. Cooper and/or its affiliates, the aggregate fees that Citi and its affiliates may receive, during the one-year period following the date of Citi’s opinion, from Mr. Cooper and/or certain of its affiliates will be less than the fees payable to Citi by Mr. Cooper for its services in connection with the mergers. The actual amount of aggregate fees that Citi may receive in the future for the services described above that Citi and its affiliates are currently providing to Mr. Cooper and/or certain of its affiliates might be materially different for various reasons, including, among other things, as a result of conditions in the markets in which Mr. Cooper operates or domestic, foreign or global economic conditions generally. In addition, as the Mr. Cooper Board was also aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Rocket and/or certain of its affiliates unrelated to the mergers, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, having acted and acting as a lender under a certain credit facility of a subsidiary of Rocket, and having provided, and providing, certain residential financing and securitization services to a subsidiary of Rocket, and certain issuer services to Rocket and/or certain of its affiliates. For the services described above for Rocket and/or certain of its affiliates, Citi and its affiliates received, during the two-year period prior to the date of Citi’s opinion, aggregate fees and net interest income of approximately $14 million from Rocket and/or certain of its affiliates. Based on the nature of its relationships with Rocket and the information that was available to Citi as of the date of its opinion, Citi estimates that for the services described above that Citi and its affiliates are currently providing to Rocket and/or certain of its affiliates, the aggregate fees that Citi and its affiliates may receive, during the one-year period following the date of Citi’s opinion, from Rocket and/or certain of its affiliates will be less than the fees payable to Citi by Mr. Cooper for its services in connection with the mergers. The actual amount of aggregate fees that Citi may receive in the future for the services described above that Citi and its affiliates are currently providing to Rocket and/or certain of its affiliates might be materially different for various reasons, including, among other things, as a result of conditions in the markets in which Rocket operates or domestic, foreign or global economic conditions generally. In the ordinary course of Citi’s business, Citi and its affiliates may actively trade or hold the securities of Mr. Cooper and Rocket for Citi’s own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Mr. Cooper, Rocket and their respective affiliates. As of March 25, 2025, Citi held, on a proprietary basis, less than 1.0% of the outstanding equity securities of (i) Mr. Cooper and (ii) Rocket, respectively.
Mr. Cooper selected Citi to act as its financial advisor in connection with the mergers based on Citi’s reputation, experience and familiarity with Mr. Cooper, Rocket and their respective businesses. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.
Certain Unaudited Prospective Financial Information
Mr. Cooper does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. In connection with the Mr. Cooper Board’s consideration of the transaction, Mr. Cooper’s management prepared certain unaudited financial projections regarding Mr. Cooper’s future performance for the fiscal years 2025 through 2027 on a standalone basis (the “Mr. Cooper Management Projections for Mr. Cooper”) without giving effect to the mergers, and provided the Mr. Cooper Management Projections for Mr. Cooper to the Mr. Cooper Board in connection with its evaluation of the proposed mergers and to Mr. Cooper’s financial advisor, Citi, as approved by Mr. Cooper for Citi’s use and reliance in connection with its financial analyses and opinion (see the section in this joint proxy and information statement/prospectus entitled “— Opinion of Mr. Cooper’s Financial Advisor” beginning on page 59 of this joint proxy and information statement/prospectus). See also the section entitled “— Background of the Mergers” beginning on page 45.
Rocket does not, as a matter of course, publicly disclose long-term forecasts as to its future performance, earnings or other results, given among other reasons the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates in any forecast. As described in the section entitled “Background of the Mergers,” Rocket management prepared and provided to Mr. Cooper and Citi on March 19 and 22, 2025 certain unaudited prospective financial information of Rocket on a standalone basis (assuming the completion of the Redfin Acquisition and the Up-C Collapse) for fiscal years 2025 through 2027 (the “Rocket Management Projections”). This information was then adjusted by the management of Mr. Cooper to reflect the views of Mr. Cooper’s management with respect to the likely future performance of Rocket during such period (as so adjusted, the “Mr. Cooper Management Adjusted Projections for Rocket”). The Mr. Cooper Management Adjusted Projections for Rocket were provided to the Mr. Cooper Board in connection with its evaluation of the proposed mergers and to Citi, as approved by Mr. Cooper for Citi’s use and reliance in connection with its financial analyses and opinion.
None of the Mr. Cooper Management Projections for Mr. Cooper, the Rocket Management Projections or the Mr. Cooper Management Adjusted Projections for Rocket were prepared on the same basis as the historical pro forma financial information included in this joint proxy and information statement/prospectus in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”.
The Mr. Cooper Management Projections for Mr. Cooper and the Mr. Cooper Management Adjusted Projections for Rocket are referred to collectively as the “Mr. Cooper Projections.”
The summaries of the Mr. Cooper Projections and the Rocket Management Projections are being included in this joint proxy and information statement/prospectus to give Mr. Cooper stockholders access to non-public information that was provided to the Mr. Cooper Board and Mr. Cooper’s financial advisor, Citi, for the purposes described above, and are not intended to influence your decision whether to vote in favor of the merger proposal or any other proposal at the special meeting. The inclusion of this information should not be regarded as an indication that any of Mr. Cooper, Rocket, their respective advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
While presented with numeric specificity, the Mr. Cooper Projections and the Rocket Management Projections reflect numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Mr. Cooper and Rocket, including, among others, assumptions about the mortgage loan market, origination and servicing volumes, home prices, U.S. residential real estate market conditions, operating results, competitive conditions, technology, availability of capital resources, levels of capital expenditures, contractual obligations, macroeconomic conditions, regulatory risks, and other matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements”, “Where You Can Find More Information”, and “Risk Factors”, beginning on pages 32, 186 and 34, respectively. The Mr. Cooper Projections and the Rocket Management Projections reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither Mr. Cooper nor Rocket can give any assurance that the Mr. Cooper Projections or the Rocket Management Projections, and the underlying estimates and assumptions, will be realized. In addition, since each of the Mr. Cooper Projections and the Rocket Management Projections cover multiple years, such information by its nature becomes more speculative with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected.
The Mr. Cooper Projections and the Rocket Management Projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The prospective financial information included in this document for the Mr. Cooper Projections has been prepared by, and is the responsibility of, Mr. Cooper’s management. The prospective financial information included in this document for the Rocket Management Projections has been prepared by, and is the responsibility of, Rocket’s management. Neither Ernst & Young LLP nor any other independent accountant has compiled, reviewed, examined, performed any other assurance procedures, or expressed any form of assurance with respect to the prospective financial information included in this joint proxy and information statement/prospectus. The reports of Ernst & Young LLP incorporated by reference into this joint proxy and information statement/prospectus relate to Mr. Cooper’s historical audited financial statements or

Rocket’s historical audited financial statements, as applicable, and do not extend to the unaudited prospective financial information and should not be read to do so.
The Mr. Cooper Projections contain certain non-GAAP financial measures that Mr. Cooper believes are helpful in understanding the past financial performance and future results of Mr. Cooper and Rocket, as applicable. Mr. Cooper management regularly uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring financial performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. While Mr. Cooper believes that these non-GAAP financial measures provide meaningful information to help investors understand the operating results and to analyze Mr. Cooper’s and Rocket’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of Mr. Cooper’s or Rocket’s competitors and may not be directly comparable to similarly titled measures of Mr. Cooper’s or Rocket’s competitors due to potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the mergers if the disclosure is included in a document such as this joint proxy and information statement/prospectus. In addition, reconciliations of adjusted financial measures were not relied upon by the Mr. Cooper Board, the Rocket Board or their respective members of management or financial advisors in connection with their respective evaluation of the mergers. Accordingly, Mr. Cooper has not provided a reconciliation of the non-GAAP financial measures included in the Mr. Cooper Projections to the relevant GAAP financial measures.
Furthermore, the Mr. Cooper Projections and the Rocket Management Projections do not take into account any circumstances or events occurring after the date they were prepared. Neither Mr. Cooper nor Rocket can give any assurance that, had the Mr. Cooper Projections or the Rocket Management Projections been prepared as of the date of this joint proxy and information statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, neither Mr. Cooper nor Rocket intends to, and each of Mr. Cooper and Rocket disclaims any obligation to, make publicly available any update or other revision to the Mr. Cooper Projections or the Rocket Management Projections to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. Neither the Mr. Cooper Projections nor the Rocket Management Projections take into account all the possible financial and other effects on Mr. Cooper or Rocket of the mergers, the effect on Mr. Cooper or Rocket of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the mergers. Further, neither the Mr. Cooper Projections nor the Rocket Management Projections take into account the effect on Mr. Cooper or Rocket of any possible failure of the mergers to occur. None of Mr. Cooper, Rocket, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Mr. Cooper or Rocket stockholder or other person regarding Mr. Cooper’s or Rocket’s ultimate performance compared to the information contained in the Mr. Cooper Projections or the Rocket Management Projections or to the effect that the forecasted results will be achieved. The inclusion of the Mr. Cooper Projections and the Rocket Management Projections herein should not be deemed an admission or representation by Mr. Cooper, Rocket, or their respective advisors or any other person that they are viewed as material information of Mr. Cooper or Rocket, particularly in light of the inherent risks and uncertainties associated with such forecasts.
In light of the foregoing, and considering that the special meeting will be held several months after the Mr. Cooper Projections and the Rocket Management Projections were prepared, as well as the uncertainties inherent in any forecasted information, Mr. Cooper stockholders are cautioned not to place undue reliance on such information, and Mr. Cooper and Rocket urge all Mr. Cooper stockholders to review Mr. Cooper’s and Rocket’s most recent SEC filings for a description of the reported financial results of Mr. Cooper and Rocket, respectively. See “Where You Can Find More Information” beginning on page 186.

Certain Assumptions for the Mr. Cooper Projections
In preparing the Mr. Cooper Projections, Mr. Cooper used the following macroeconomic market assumptions:
Metric	2025E	2026E	2027E
10-Year Treasury Note Yield	4.6%	4.4%	4.4%
30-Year Fixed Mortgage Rate	7.0%	6.4%	6.4%
Federal Funds Rate	4.0%	4.1%	4.1%
National Home Price Appreciation / (Depreciation)	1.3%	1.3%	2.0%
Federal Unemployment Rate	4.4%	4.4%	4.5%
Purchase Volume(1) ($ in billions)	$1,392	$1,612	$1,681
Refinance Volume(2) ($ in billions)	$660	$757	$774
Total Mortgage Volume(3) ($ in billions)	$2,052	$2,369	$2,455

(1)
Refers to the projected dollar volume of single-family first lien purchase mortgage originations in the U.S.

(2)
Refers to the projected dollar volume of single-family first lien refinance mortgage originations in the U.S.

(3)
Refers to the projected dollar volume of single-family first lien mortgage originations in the U.S.

Certain Assumptions for the Rocket Management Projections
In preparing the Rocket Management Projections, Rocket used the following macroeconomic market assumptions:
Metric	2025E	2026E	2027E
10-Year Treasury Note Yield	4.3%	4.4%	4.4%
30-Year Fixed Mortgage Rate	6.6%	6.4%	6.4%
Federal Funds Rate	4.3%	4.1%	4.1%
National Home Price Appreciation.	1.3%	1.3%	2.0%
Unemployment Rate	4.4%	4.4%	4.5%
Purchase Mortgage Originations(1) ($ in billions)	$1,440	$1,612	$1,681
Refinance Mortgage Originations(2) ($ in billions)	$390	$757	$774
Total Mortgage Originations(3) ($ in billions)	$1,830	$2,369	$2,455

(1)
Refers to the projected dollar volume of single-family first lien purchase mortgage originations in the U.S.

(2)
Refers to the projected dollar volume of single-family first lien refinance mortgage originations in the U.S.

(3)
Refers to the projected dollar volume of single-family first lien mortgage originations in the U.S.

Summary of Mr. Cooper Management Projections for Mr. Cooper
Subject to the foregoing qualifications, the following table presents a summary of the Mr. Cooper Management Projections for Mr. Cooper:
	2025E	2026E	2027E
Revenue ($ in millions)	$2,515	$3,102	$3,430
Operating Net Income(1) ($ in millions)	$753	$1,022	$1,165
Operating Earnings per Share(2)	$11.76	$16.05	$18.75
Tangible Book Value ($ in millions)(3)	$5,046	$5,987	$6,681
Hypothetical Dividends ($ in millions)(4)	$504	$540	$70

(1)
Non-GAAP Financial Measure. “Operating Net Income” includes net income, less intangible amortization, one time deal costs, and equity losses.

(2)
Non-GAAP Financial Measure. “Operating Earnings per Share” is defined as Operating Net Income divided by weighted average fully diluted shares outstanding over the projection period (assumed to be 64.0 million shares for 2025, 63.7 million shares for 2026 and 62.1 million shares for 2027).

(3)
Non-GAAP Financial Measure. “Tangible Book Value” represents total shareholder’s equity less goodwill and intangible assets.

(4)
Amounts represent the hypothetical dividends assuming all excess tangible equity would be distributed to Mr. Cooper stockholders, with excess tangible equity calculated based on the lesser amount implied by: (i) a target debt to tangible equity ratio of 2.0x and (ii) a target tangible equity to tangible managed assets ratio of 20%.

Summary of Rocket Management Projections
Subject to the foregoing qualifications, the following table presents a summary of the Rocket Management Projections:
	2025E	2026E	2027E
Revenue ($ in millions)	$6,390	$9,516	$10,475
Net Income ($ in millions)	$567	$1,938	$2,270
Summary of Mr. Cooper Management Adjusted Projections for Rocket
Subject to the foregoing qualifications, the following table presents a summary of the Mr. Cooper Management Adjusted Projections for Rocket, which assume the completion of the Redfin Merger (unless otherwise indicated):
	2025E	2026E	2027E
Revenue ($ in millions)	$6,277	$8,629	$9,133
Adjusted Net Income(1) ($ in millions)	$815(2)	$1,697	$1,840
Adjusted Earnings per Share(3)	$0.40(2)	$0.80	$0.87
Hypothetical Dividends ($ in millions)(4).	$2,676	$1,262	$1,292

(1)
Non-GAAP Financial Measure. “Adjusted Net Income” includes net income, plus stock-based compensation, less mark to market, litigation accrual reversal, change in tax receivable agreement liability, tax impact adjustments, and restructuring / one-time costs associated with the Redfin Acquisition.

(2)
Excludes $100mm estimated restructuring costs per Rocket investor presentation on the Redfin Acquisition.

(3)
Non-GAAP Financial Measure. “Adjusted Earnings per Share” is defined as Adjusted Net Income divided by the weighted average fully diluted shares outstanding over the projection period (assumed to be 2,052.7 million shares for 2025, 2,109.1 million shares for 2026 and 2,109.1 million shares for 2027).

(4)
Amounts represent the hypothetical dividends assuming all excess tangible equity would be distributed to Rocket stockholders, with excess tangible common equity calculated based on a target corporate debt to tangible common equity ratio of 1.0x, per Mr. Cooper management. Mr. Cooper management also calculated estimated Hypothetical Dividends using the Rocket Management Projections of $2,726 million for 2025, $1,703 million for 2026, and $1,933 million for 2027.

Summary of Projected Synergies
Rocket management prepared and provided to Mr. Cooper a range of certain estimated synergies anticipated to result from the mergers, which the management of Mr. Cooper narrowed in order to reflect the views of Mr. Cooper’s management with respect to the likely synergies (the “Projected Synergies”). Such Projected Synergies were provided to the Mr. Cooper Board in connection with its evaluation of the proposed mergers and to Citi, as approved by Mr. Cooper for Citi’s use and reliance (reflecting certain assumptions of Mr. Cooper management) in connection with its financial analyses and opinion. Such Projected Synergies reflected $250 million of annual post-tax synergies (net of funding dis-synergies), assuming 50% phase-in of such synergies in fiscal year 2026.
Neither Mr. Cooper nor Rocket intends to update or otherwise revise the above unaudited financial and operating forecasts (including the Mr. Cooper Projections and the Rocket Management Projections) to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such unaudited financial and operating forecasts (including the Mr. Cooper Projections and the Rocket Management Projections) are no longer appropriate, except as may be required by applicable law.
Interests of Directors and Executive Officers of Mr. Cooper in the Mergers
In considering the recommendation of the Mr. Cooper Board to vote in favor of the approval of the merger agreement, Mr. Cooper stockholders should be aware that Mr. Cooper’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of Mr. Cooper stockholders generally. The Mr. Cooper Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to approve and adopt the merger agreement and the transactions contemplated by the merger agreement (including the mergers), and in recommending to Mr. Cooper stockholders that the merger agreement be adopted. Such interests are described below. The mergers will constitute a “change in control” for purposes of Mr. Cooper executive compensation and benefit plans and the agreements described below.
Mr. Cooper’s executive officers, who are all named executive officers, for purposes of the discussion below are: Jay Bray (Chairman and Chief Executive Officer), Kurt Johnson (Executive Vice President & Chief Financial Officer), Michael Weinbach (President), Carlos Pelayo (Executive Vice President & Chief Legal Officer), Michael Rawls (Executive Vice President — CEO Xome) and Chris Marshall (Former Vice Chairman and President).
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
The relevant price per share of Mr. Cooper common stock is $129.10, which is the average closing price per share of Mr. Cooper common stock as reported on NASDAQ over the first five business days following the first public announcement of the mergers on March 31, 2025;

•
The effective time of the Maverick Merger as referenced in this section occurs on April 29, 2025, which is the assumed date of the effective time of the Maverick Merger solely for purposes of the disclosure in this section (the “Assumed Closing Date”); and

•
Other than Mr. Marshall, the employment of each executive officer of Mr. Cooper was terminated by Rocket without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the mergers and on the Assumed Closing Date.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect or attempt to forecast certain employment and/or compensation actions that may occur before completion of the mergers, including any additional equity award grants, issuances or forfeitures that may occur prior to the effective time of the Maverick Merger following the date of this joint proxy and information statement/prospectus. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by the executive officers of Mr. Cooper may materially differ from the amounts set forth below.
Treatment of Outstanding Mr. Cooper Equity Awards
At the effective time of the Maverick Merger, outstanding Mr. Cooper equity awards will be treated as follows:
•
Mr. Cooper Director Awards.    Each outstanding Mr. Cooper Director Award will become fully vested and will be settled prior to the effective time.

•
Mr. Cooper RSU Awards.    Each outstanding Mr. Cooper RSU award that is not a Mr. Cooper Director Award will be converted into a Rocket RSU award based on the exchange ratio set forth in the merger agreement (rounded to a whole number of shares).

•
Mr. Cooper PSU Awards.    Each outstanding Mr. Cooper PSU award will be converted into a Rocket RSU award (with the achievement of the applicable performance-based vesting conditions to be determined prior to the effective time by the compensation committee of the Mr. Cooper Board pursuant to the terms of the applicable equity plan and award agreements governing such Mr. Cooper PSU award) based on the exchange ratio set forth in the merger agreement (rounded to a whole number of shares).

The converted Rocket equity awards will generally be subject to the same vesting terms and conditions as were applicable under the applicable Mr. Cooper equity awards immediately prior to the closing, including any provisions for acceleration of vesting (other than the performance-based vesting conditions in respect of the Mr. Cooper PSU awards, the achievement level of which will be determined prior to the effective time).
Under the merger agreement, Mr. Cooper may amend its equity plan or the applicable award agreements to provide certain enhanced change-in-control protection for outstanding Mr. Cooper equity awards. If such amendment is adopted, then upon an executive officer’s termination of employment by Mr. Cooper without “cause” or by the executive officer for “good reason”, in each case, within 18 months following the effective time of the Maverick Merger, (i) all converted Rocket RSU awards granted on or prior to March 31, 2025 then held by such executive officer would fully vest upon such termination of employment and (ii) any converted Rocket RSU awards granted after March 31, 2025 then held by such executive officer would vest on a basis no more favorable than prorated vesting.
Mr. Marshall retired as an employee on January 1, 2025, and his Mr. Cooper equity awards are eligible for “retirement” treatment in accordance with their terms. Under this treatment, the Mr. Cooper equity awards (and, following the effective time, the converted Rocket RSU awards) will continue to vest as if he had remained employed with Mr. Cooper. Similarly, since Mr. Bray and Mr. Rawls are retirement eligible, their equity awards (other than a one-time grant made in November 2023 to Mr. Bray) would be eligible for the retirement treatment under their terms upon a retirement at any time. This retirement treatment is set forth in the applicable award agreements and is related to the mergers only insofar as the mergers result in the conversion of the Mr. Cooper equity awards into Rocket RSU awards.
For an estimate of the amounts that would be realized by each of Mr. Cooper’s executive officers upon a termination by Mr. Cooper without “cause” or by the executive officer for “good reason” on the Assumed Closing Date in respect of their Mr. Cooper RSU awards and Mr. Cooper PSU awards that are outstanding and unvested on such date, see the section entitled “Quantification of Potential Payments and Benefits to Mr. Cooper’s Named Executive Officers in Connection with the Mergers” below. The estimated aggregate value of the Mr. Cooper Director Awards held by Mr. Cooper’s non-employee directors on the Assumed Closing Date is $967,605.
Change in Control Executive Severance Plan
On March 31, 2025, Mr. Cooper adopted a Change in Control Executive Severance Plan (the “CIC Severance Plan”) covering all executive officers of Mr. Cooper, other than Mr. Bray and Mr. Marshall. The CIC Severance Plan provides that, in the event an executive officer’s employment is terminated within 18 months following a change in control by Mr. Cooper without “cause” or by the executive officer for “good reason” (each as defined in the CIC Severance Plan), the executive officer would be entitled to:
•
a lump sum cash severance payment equal to two times the sum of such executive officer’s (x) annual base salary and (y) annual cash bonus based on the greater of target and historical average over the three years preceding the change in control (if the target or average bonus would be higher in the year of termination, that higher amount will apply instead);

•
a prorated bonus based on the greater of target and historical average over the three years preceding the change in control (if the target or average bonus would be higher in the year of termination, that higher amount will apply instead);

•
full accelerated vesting of equity awards granted on or prior to March 31, 2025 and prorated accelerated vesting of equity awards granted after March 31, 2025 and before the effective time; and

•
a lump sum cash payment equal to two times the annualized cost of the executive officer’s COBRA coverage and life insurance coverage.

The foregoing payments and benefits are conditioned on the applicable executive officer’s execution and non-revocation of a release of claims in favor of Mr. Cooper and agreement to certain restrictive covenants, including a perpetual confidentiality covenant, an 18-month post-termination non-competition covenant and nonsolicit of employees and customers covenant.
In addition, the CIC Severance Plan provides that if the executive officer would be subject to an excise tax under Section 4999 of the Code, the benefits to the executive officer will be reduced to the amount that does not trigger the excise tax, unless the executive officer would retain greater value (on an after-tax basis) by receiving all benefits and paying the applicable excise, income and payroll taxes.
See the section entitled “Quantification of Potential Payments and Benefits to Mr. Cooper’s Named Executive Officers in Connection with the Mergers” below for the estimated amounts that each of Mr. Cooper’s executive officers would receive under the CIC Severance Plan upon a qualifying termination of employment following a change in control.
CEO Employment Agreement
Mr. Bray is party to an employment agreement with Mr. Cooper, effective as of October 24, 2023. The employment agreement provides that, upon a termination of employment by Mr. Cooper without cause or by Mr. Bray for good reason (each as defined in the employment agreement), or otherwise as a result of or in connection with a change in control, Mr. Bray is entitled to, subject to his execution and non-revocation of a release of claims in favor of Mr. Cooper:
•
cash severance equal to 24 months of base salary, payable over two years based on Mr. Cooper’s normal payroll practice;

•
a lump sum cash amount equal to (i) the greater of the target annual cash bonus for the year of termination and the annual cash bonus actually paid for the immediately preceding year, plus (ii) the target annual cash bonus for the year of termination; and

•
a lump sum cash payment equal to the cost of 18 months of COBRA health coverage based on the coverage he had prior to his termination.

The employment agreement also contains certain restrictive covenants, including a perpetual confidentiality covenant, a 24-month post-termination non-competition covenant and nonsolicit of employees and customers covenant.
In connection with execution of the merger agreement, Rocket committed that following the closing of the mergers, Mr. Bray would be President and Chief Executive Officer of Rocket Mortgage, reporting to the Chief Executive Officer of Rocket, and would be one of the Mr. Cooper representatives on the Rocket Board. Rocket further committed that (i) Mr. Bray’s compensation would be at a minimum commensurate with his current compensation at Mr. Cooper, subject to upward adjustment to take into account his expanded role and responsibilities, consistent with market practice; (ii) his Mr. Cooper equity awards would be service-vested as of the closing and (iii) he would receive a one-time sign-on equity grant, which would vest if his employment were terminated by Rocket without “cause”, or by him for “good reason”, following the closing of the mergers. Rocket further committed to endeavor as soon as practicable following execution of the merger agreement to negotiate in good faith an employment agreement with Mr. Bray on terms that would include the foregoing, and agreed that in the absence of such an agreement, Mr. Bray would be able to enforce the commitments noted above.
On April 29, 2025, Rocket entered into an offer letter and employment agreement with Mr. Bray memorializing the terms set forth above and certain other terms to which they have agreed (the “Bray Offer Letter”), which will replace and supersede his existing employment agreement effective as of the closing of the mergers, subject to limited exceptions. Pursuant to the Bray Offer Letter, Mr. Bray will following the closing of the mergers serve as President and Chief Executive Officer of Rocket Mortgage, reporting to the Chief Executive Officer of Rocket, will have responsibility and authority for the mortgage operations of the combined company, will be appointed to the Rocket Board, and will be re-nominated upon any expiration of his term during the first three years following the closing. Pursuant to the Bray Offer Letter. Mr. Bray’s annual base salary will be no less than $1,250,000, his target annual bonus will be 250% of his annual base salary, and his target annual long-term incentive opportunity will be 1,000% of his annual base salary. The Bray Offer Letter provides for a sign-on grant of Rocket restricted stock units (the “Sign-On Grant”) to be granted after the closing, with a grant date value of $16 million , vesting in equal installments on the first six semi-annual anniversaries of the closing date. The Bray Offer Letter also provides that all Mr. Cooper equity awards being converted to Rocket RSU Awards will be deemed service-vested and non-forfeitable as of the closing date.
Upon a termination of employment by Rocket without “cause” or by Mr. Bray for “good reason” (each as defined in the Bray Offer Letter), Mr. Bray would, subject to his execution and non-revocation of a release of claims, receive cash severance in accordance with the formula set forth in his existing employment agreement (as described above) and, if such termination occurs within the 18 months following closing, Mr. Bray will also receive a prorated bonus. In addition, his Sign-On Grant would vest in full, any post-closing time-based equity awards that would otherwise have vested within the 12-month period following such termination will accelerate and any performance-based awards will be subject to prorated vesting. Pursuant to the Bray Offer Letter, Mr. Bray has agreed to expanded non-compete and non-solicit restrictions in favor of Rocket that will remain in effect until on the later of the second anniversary of his termination of employment or the third anniversary of the closing date. Subject to limited exceptions, the Bray Offer Letter will, upon the mergers, replace and supersede Mr. Bray’s existing employment agreement. In the Bray Offer Letter, Mr. Bray has also waived his right to terminate employment for “good reason” based solely on the occurrence of the mergers or on the terms of such offer.
Other Employment Agreement and Consulting Agreement
Mr. Cooper has also entered into an employment agreement with Mr. Weinbach, which provides certain severance payments and benefits upon a qualifying termination. However, Mr. Weinbach is a participant in the CIC Severance Plan and pursuant to the plan’s coordination of benefits provision, upon a qualifying termination following the mergers, he would be entitled to the severance payment and benefits under the CIC Severance Plan as described above, rather than his employment agreement. Mr. Cooper also entered into a consulting agreement with Mr. Marshall on February 19, 2025, which provides that if his engagement is terminated for any reason other than for “cause” (as defined in the consulting agreement), he will be entitled to a pro-rated portion of his $1,500,000 bonus for 2025, based on the number of days he was engaged during 2025.

Employment Arrangements with Rocket
As discussed above, Rocket entered into the Bray Offer Letter with Mr. Bray, the key terms of which are summarized in “CEO Employment Agreement” above.
The other executive officers of Mr. Cooper who become officers or employees or who otherwise are retained to provide services to Rocket or the surviving corporation may, prior to, on, or following the effective time, enter into new individualized compensation arrangements with Rocket or the surviving corporation and may participate in cash or equity incentive or other benefit plans maintained by Rocket or the surviving corporation. As of the date of this joint proxy and information statement/prospectus, no new individualized compensation arrangements between Mr. Cooper’s executive officers (other than Mr. Bray) and Rocket or the surviving corporation have been established.
280G-Related Further Actions
In addition to the payments and benefits above, under the terms of the merger agreement, Mr. Cooper may take certain actions to mitigate any impact resulting from the application of Sections 280G and 4999 of the Code and to maximize the net after-tax proceeds by any individual subject to Section 4999 of the Code, although determinations related to such actions have not been made as of the date of this joint proxy and information statement/prospectus and the impact of such actions is not reflected in the amounts estimated below. Mr. Cooper may enter into make-whole agreements with senior executives (including the executive officers) to minimize any negative economic impact resulting from the application of Section 4999 of the Code, provided that the aggregate payments under such agreements shall not exceed $20 million, increasing to $40 million if Mr. Bray is terminated without “cause” or resigns for “good reason” following the closing. As of the date of this joint proxy and information statement/prospectus, no such agreements have been executed and no allocations with respect to the payment cap have been determined.
Indemnification and Insurance
Pursuant to the terms of the merger agreement, Mr. Cooper’s non-employee directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the mergers. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement — Covenants and Agreements — Indemnification and Insurance of Mr. Cooper Directors and Officers” beginning on page 104 of this joint proxy and information statement/prospectus.
Quantification of Potential Payments and Benefits to Mr. Cooper’s Named Executive Officers in Connection with the Mergers
The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Mr. Cooper that is based on, or otherwise relates to, the mergers. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of Directors and Executive Officers of Mr. Cooper in the Mergers” above.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above under “— Certain Assumptions” and in the footnotes to the table, which do not reflect certain compensation actions that may occur before completion of the mergers and assume no reduction in payments or benefits for purposes of the excise tax under Section 4999 of the Code.

Named Executive Officer(1)	Cash ($)(1)	Equity ($)(2)	Tax Reimbursement ($)(3)	Total ($)
Jay Bray	11,808,943	129,674,874	40,000,000	181,483,817
Kurt Johnson	4,045,017	9,350,326	0	13,395,343
Michael Weinbach	8,005,964	9,740,466	5,000,000	22,746,430
Carlos Pelayo	2,303,554	1,504,015	0	3,807,569
Michael Rawls	3,467,792	2,678,050	0	6,145,842
Chris Marshall	489,041	23,326,563	0	23,815,604

(1)
Cash.   For Mr. Bray, consists of (i) a cash severance payment equal to 24 months of base salary; (ii) a cash amount equal to (A) the greater of the target annual cash bonus for the year of termination and the annual cash bonus actually paid for the immediately preceding year, plus (B) the target annual cash bonus for the year of termination; (iii) a lump sum cash payment for equal to the cost of 18 months of COBRA health coverage based on the coverage he had prior to his termination and (iv) if the termination occurs within 18 months of closing, a prorated bonus based on the greater of target for the year of termination and the bonus actually paid for the immediately preceding year.

For all other named executive officers other than Mr. Marshall, consists of (i) a cash severance payment equal to two times the sum of such executive’s (A) annual base salary and (B) annual cash bonus based on the greater of target and historical average over the three years preceding the change in control; (ii) a prorated bonus based on the greater of target and historical average over the three years preceding the change in control; and (iii) a lump sum cash payment equal to two times the annualized cost of the executive’s COBRA coverage and life insurance coverage.
For Mr. Marshall, consists of a prorated portion of his 2025 bonus pursuant to his consulting agreement.
The cash severance described above is “double trigger” and would become payable only upon a qualifying termination of employment following a change in control. The estimated amount of each such payment is shown in the following table:
Named Executive Officer	Severance ($)	Bonus Payment ($)	Benefits Payment ($)	Total ($)
Jay Bray	10,250,000	1,507,877	51,066	11,808,943
Kurt Johnson	3,600,000	391,233	53,784	4,045,017
Michael Weinbach	7,050,000	904,726	51,238	8,005,964
Carlos Pelayo	2,045,628	193,274	64,652	2,303,554
Michael Rawls	3,060,000	352,110	55,682	3,467,792
Chris Marshall	489,041	0	0	489,041

(2)
Equity.   Consists of the value of the Mr. Cooper RSU awards and Mr. Cooper PSU awards (which awards will be converted to Rocket RSU awards upon the effective time of the Maverick Merger) that would vest upon a qualifying termination of employment following the closing of the mergers. The Mr. Cooper PSU awards will generally be converted based on the actual performance achievement determined prior to the effective time by the compensation committee of the Mr. Cooper Board. For purposes of this “Quantification of Potential Payments and Benefits to Mr. Cooper’s Named Executive Officers in Connection with the Mergers” section, such performance is assumed to be at maximum level. In addition, as discussed above, Mr. Marshall retired on January 1, 2025, and his equity awards were eligible for “retirement treatment” (i.e., continued vesting as if he had remained employed through each applicable vesting date) pursuant to the terms of the applicable award agreements. Similarly, since Mr. Bray and Mr. Rawls are retirement eligible, their equity awards (other than a one-time grant made in November 2023 to Mr. Bray) would have been eligible for the retirement treatment under their terms upon a retirement at any time. This retirement treatment is provided in the applicable award agreements and related to the transactions only insofar as the mergers results in the conversion of the Mr. Cooper equity awards into Rocket RSU awards. However, we have included the full value of these equity awards in this table out of an abundance of caution. As discussed above, pursuant to the Bray Offer Letter, all of the converted Mr. Cooper equity awards will be deemed vested and non-forfeitable as of the closing date, and will thus continue to vest upon Mr. Bray’s termination of employment for any reason.
The disclosure in this section also includes the value of Mr. Bray’s Sign-On Grant, which will vest in full upon a termination of employment by Rocket without “cause” or by Mr. Bray for “good reason”.
The accelerated vesting described above is a “double trigger” benefit and is triggered only upon a qualifying termination of employment in connection with a change in control (as described in more detail in the section entitled “Treatment of Mr. Cooper Outstanding Equity Awards” above).
Named Executive Officer($)	Mr. Cooper RSU Awards ($)	Mr. Cooper PSU Awards ($)	Rocket Equity Awards ($)	Total ($)
Jay Bray	25,613,182	88,061,692	16,000,000	129,674,874
Kurt Johnson	3,186,834	6,163,492	0	9,350,326
Michael Weinbach	4,857,646	4,882,820	0	9,740,466
Carlos Pelayo	1,504,015	N/A	0	1,504,015
Michael Rawls	2,678,050	N/A	0	2,678,050
Chris Marshall	2,421,400	20,905,163	0	23,326,563

(3)
Tax Reimbursements.   As described in the section entitled “280G-Related Further Actions,” Mr. Cooper may enter into make-whole agreements with certain senior executives (including the executive officers) to minimize any negative economic impact resulting from the application of Section 4999 of the Code, provided that the aggregate payments under such agreements shall not exceed $20 million, increasing to $40 million if Mr. Bray is terminated without “cause” or resigns for “good reason” following the closing. As of the date of this joint proxy and information statement/prospectus, no such agreements have been executed and no allocations with respect to the payment cap have been determined.

The amounts in this column reflect the estimated make-whole payments for each named executive officer as of the date of this joint proxy and information statement/prospectus, assuming, out of an abundance of caution, (x) in the case of Mr. Bray that the maximum potential gross-up payment cap is allocated to Mr. Bray and without factoring in the potential impact of mitigating actions or reasonable assumptions that may be taken to reduce the portion of payments subject to Section 4999, which may significantly reduce the make-whole amounts, and (y) in the case of Mr. Weinbach, that a gross-up payment is allocated to him based upon a conservative estimate of the amount that would be needed to make him whole for taxes under Section 4999. While this presentation results in total gross-up payments in excess of the $40 million cap for illustrative purposes on an individualized basis, the aggregate gross-up payments cannot exceed such cap.
No Further Vote Required by Rocket Stockholders
No further vote or consent of Rocket stockholders is required to consummate the mergers or the other transactions contemplated by the merger agreement, including the Rocket stock issuance.
Rocket’s stockholders are not required to approve the Maverick Merger under the DGCL or Rocket’s organizational documents because Rocket is not a constituent entity to the Maverick Merger.
Because Rocket Class A common stock is listed on the NYSE, it is subject to Section 312.03 of the NYSE Listed Company Manual, pursuant to which stockholder approval is required to issue shares of common stock if such common stock (a) has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance of such stock or (b) is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such stock. The number of shares of Rocket Class A common stock issuable upon the Rocket stock issuance in accordance with the merger agreement would represent greater than 20% of both (a) the voting power of

Rocket common stock outstanding before such issuance and (b) the number of Rocket stock outstanding before such issuance. As a result, Rocket stockholder approval of the Rocket stock issuance is required under NYSE regulations.
Immediately following the execution of the merger agreement, RHI, the holder of 1,847,777,661 shares of Class D common stock, par value $0.00001 per share, or 79% of aggregate voting power of the Rocket stockholders as of March 31, 2025, executed a written consent on that date in lieu of a meeting of stockholders approving the Rocket stock issuance. As a result, no further action by any Rocket stockholder is required in connection with the approval by Rocket stockholders of the Rocket stock issuance, and as a result, we have not solicited and will not be soliciting your vote for the actions approved by the Rocket written consent and do not intend to call a meeting of stockholders for the purpose of voting on the approval of the Rocket stock issuance.
Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Mr. Cooper
The following table sets forth the beneficial ownership of Mr. Cooper common stock as of July 29, 2025 by:
•
Each person, or group of affiliated persons, who we know to beneficially own more than 5% of any class or series of our capital stock;

•
Each of our named executive officers;

•
Each of our directors and director nominees; and

•
All of our executive officers and directors as a group.

Except as otherwise indicated, the address for each of the named security holders is c/o Mr. Cooper Group Inc., 8950 Cypress Water Blvd., Coppell, TX 75019.
Name	Total Number of Shares	Percent of Class
5% Stockholders
BlackRock, Inc 50 Hudson Yards New York, NY 10001	7,274,417(1)	11.37%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	6,732,051(2)	10.52%
Directors and Named Executive Officers
Jay Bray(3)	693,187	1.08%
Andrew Bon Salle	1,329	*
Roy Guthrie(4)	71,497	*
Daniela Jorge(4)	8,198	*
Shveta Mujumdar(4)	24,740	*
Tagar Olson(4)	24,306	*
Steven Scheiwe(4)(5)	82,399	*
Kurt Johnson	54,226	*
Christopher Marshall	67,236	*
Carlos Pelayo	6,520	*
Michael Rawls	32,895	*
Michael Weinbach	21,573	*
All directors and executive officers as a group (10 persons)(6)	987,975	1.54%

*
Represents less than one percent.

(1)
Based solely on a Schedule 13G/A filed with the SEC on July 17, 2025, by BlackRock, Inc. According to the filing, the beneficial owner has indicated that it has sole voting power to vote 7,148,628 shares and sole dispositive power with respect to 7,274,417 shares. These stockholders have indicated that the aggregate amount beneficially owned by each reporting person is 7,274,417 shares.
(2)
Based solely on a Schedule 13G/A filed with the SEC on July 29, 2025, by The Vanguard Group. According to the filing, the beneficial owner has indicated that it has no sole voting power, shared voting power to vote 22,725 shares, sole dispositive power with respect to 6,630,343 shares and shared dispositive power with respect to 101,708 shares. These stockholders have indicated that the aggregate amount beneficially owned by each reporting person is 6,732,051 shares.

(3)
Shares held in the name of the Jesse K. Bray Living Trust, under which Mr. Bray is the trustee.

(4)
Total includes shares for which no voting or investment power currently exists, the receipt of which has been deferred by (a) Mr. Guthrie in the amount of 54,526 shares, (b) Ms. Jorge in the amount of 5,639 shares, (c) Ms. Mujumdar in the amount of 5,055 shares, (d) Mr. Olson in the amount of 24,306 shares and (e) Mr. Scheiwe in the amount of 24,306 shares, who could obtain their respective deferred shares within 60 days of July 21, 2025, under certain circumstances.

(5)
Includes 32,803 shares held in the name of the Scheiwe Family Living Trust, under which Mr. Scheiwe is a trustee.

(6)
Excludes (a) Christopher Marshall who ceased being an executive officer on January 31, 2024, and (b) Michael Rawls who ceased being an executive officer on February 11, 2025.

Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Rocket
The following table sets forth the beneficial ownership of Rocket Class A common stock as of July 21, 2025 (after the consummation of the Up-C Collapse) by:
•
Each person, or group of affiliated persons, who we know to beneficially own more than 5% of any class or series of our capital stock;

•
Each of our named executive officers;

•
Each of our directors and director nominees; and

•
All of our executive officers and directors as a group.

The percentages of ownership and combined voting power set forth below are based on 255,628,561 shares of Rocket Class A common stock and 1,848,879,455 shares of Class L common stock issued and outstanding as of July 21, 2025.
The amounts of Rocket Class A common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of July 21, 2025. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed. Unless otherwise indicated, the address for each beneficial owner listed below is 1050 Woodward Avenue, Detroit, MI 48226.

	Rocket Class A Common Stock Beneficially Owned Directly or Indirectly(1)		Class L Common Stock Beneficially Owned Directly or Indirectly(1)(2)		Combined Voting Power(1)(2)(3)
Name And Address Of Beneficial Owner	Number	Percentage	Number	Percentage	Percentage
5% Equityholders
VA Partners I, LLC(4)	22,704,955	8.9%	—	—	*
Boston Partners(5)	13,615,609	5.3%	—	—	*
The Vanguard Group(6)	17,718,569	6.9%	—	—	*
Directors and Named Executive Officers
Bill Emerson(7)	444,283	*	28,269,791	1.5%	1.4%
Dan Gilbert(8)	—	—	1,608,089,722	87.0%	76.4%
Jennifer Gilbert	—	—	314,055,385	17.0%	14.9%
Jonathan Mariner	70,284	*	—	—	*
Alex Rampell	22,623	*	—	—	*
Matthew Rizik(9)	824,687	*	6,372,010	*	*
Suzanne Shank	87,542	*	—	—	*
Varun Krishna(10)	389,862	*	—	—	*
Brian Brown(11)	543,439	*	791,554	*	*
Heather Lovier(12)	440,652	*	2,826,979	*	*
Shawn Malhotra(13)	117,982	*	—	—	*
Jonathan Mildenhall(14)	213,046	*	—	—	*
Bill Banfield(15)	456,912	*	5,653,958	—	*
All directors and executive officers as a group (13 persons)(16)	3,648,302	1.4%	1,608,089,722	87.0%	76.6%

*
Less than one percent

(1)
The voting limitation in our certificate of incorporation provides that, at any time when the aggregate voting power of the outstanding Class L common stock would be equal to or greater than 79% of the total voting power of Rocket’s outstanding stock, the number of votes per share of each share of Class L common stock will be reduced such that the aggregate voting power of all Class L common stock is equal to 79%. Except as described by the voting limitation, each holder of Rocket Class A common stock and Class L common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote.

(2)
Half of the shares of Class L common stock reported in the table above are designated Class L-1 Common Stock, par value $0.00001 per share (“Class L-1 common stock”), and half are designated Class L-2 Common Stock, par value $0.00001 per share (“Class L-2 common stock”).

Subject to certain limited exceptions as provided in our certificate of incorporation, (i) holders of Class L-1 common stock are prohibited from transferring or otherwise disposing of such shares prior to June 30, 2026, and (ii) holders of Class L-2 common stock are prohibited from transferring or otherwise disposing of such shares prior to June 30, 2027. Following June 30, 2026, each share of Class L-1 common stock (i) may be converted at any time, at the option of the holder, into one share of Class A common stock and (ii) will automatically convert into one share of Class A common stock immediately prior to any transfer of such share, except for certain permitted transfers that are described in our certificate of incorporation. Following June 30, 2027, each share of Class L-2 common stock (i) may be converted at any time, at the option of the holder, into one share of Class A common stock and (ii) will automatically convert into one share of Class A common stock immediately prior to any transfer of such share, except for certain permitted transfers that are described in our certificate of incorporation. In addition, upon the later to occur of (A) June 30, 2027 and (B) the date that the outstanding shares of Class L common stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of Rocket common stock, all shares of Class L common stock will automatically convert to newly issued shares of Class A common stock.
(3)
Percentage of voting power represents voting power with respect to all shares of Rocket Class A Common Stock and Rocket Class L common stock together as a single class.

(4)
Based on a Schedule 13D/A (Amendment No. 1) filed with the SEC on July 9, 2025. VA Partners I, LLC reported shared voting power for 22,704,955 shares of Rocket Class A common stock and shared dispositive power for 22,704,955 shares of Rocket Class A common stock. The address for VA Partners I, LLC is One Letterman Drive, Building D, 4th Floor, San Francisco, CA, 94129.

(5)
Based on a Schedule 13G/A (Amendment No. 3) filed with the SEC on May 12, 2025. Boston Partners reported sole voting power for 12,725,297 shares of Rocket Class A common stock and sole dispositive power for 13,615,609 shares of Rocket Class A common stock. The address for Boston Partners is One Beacon Street, 30th FL, Boston, Massachusetts 02108.

(6)
Based on a Schedule 13G/A (Amendment No. 4) filed with the SEC on July 7, 2025. The Vanguard Group reported shared voting power for 61,154 shares of Rocket Class A common stock, sole dispositive power for 17,527,797 shares of Rocket Class A common stock and shared dispositive power for 190,772 shares of Rocket Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)
Includes 38,501 shares of Rocket Class A common stock that Mr. Emerson could acquire through the exercise of stock options within 60 days of July 21, 2025 and 36,990 shares of Rocket Class A common stock that Mr. Emerson could acquire through RSUs scheduled to vest within 60 days of July 21, 2025.

(8)
The aggregate amount of beneficially owned shares held by Mr. Gilbert consists of (a) 996,832,276 shares of Class L common stock held directly by Mr. Gilbert, (b) 140,215,280 shares of Class L common stock held by the Daniel Gilbert Trust #1 u/a/d 8/23/16, a revocable trust for the benefit of Mr. Gilbert, (c) 314,055,385 shares of Class L common stock held by Jennifer Gilbert, over which Mr. Gilbert exercises voting power pursuant to an Irrevocable Proxy and Power of Attorney, which was entered into on July 21, 2025 and (d) 156,986,781 shares of Class L common stock held by various persons, over which Mr. Gilbert exercises voting power pursuant to certain voting agreements.

(9)
Includes 30,801 shares of Rocket Class A common stock that Mr. Rizik could acquire through the exercise of stock options within 60 days of July 21, 2025 and 54,276 shares of Rocket Class A common stock that Mr. Rizik could acquire through RSUs scheduled to vest within 60 days of July 21, 2025.

(10)
Includes 246,296 shares of Rocket Class A common stock that Mr. Krishna could acquire through RSUs scheduled to vest within 60 days of July 21, 2025.

(11)
Includes 92,402 shares of Rocket Class A common stock that Mr. Brown could acquire through the exercise of stock options within 60 days of July 21, 2025 and 69,746 shares of Rocket Class A common stock that Mr. Brown could acquire through RSUs scheduled to vest within 60 days of July 21, 2025.

(12)
Includes 123,203 shares of Rocket Class A common stock that Ms. Lovier could acquire through the exercise of stock options within 60 days of July 21, 2025 and 95,835 shares of Rocket Class A common stock that Ms. Lovier could acquire through RSUs scheduled to vest within 60 days of July 21, 2025.

(13)
Includes 29,063 shares of Rocket Class A common stock that Mr. Malhorta could acquire through RSUs scheduled to vest within 60 days of July 21, 2025.

(14)
Includes 121,362 shares of Rocket Class A common stock that Mr. Mildenhall could acquire through RSUs scheduled to vest within 60 days of July 21, 2025.

(15)
Includes 123,203 shares of Rocket Class A common stock that Mr. Banfield could acquire through the exercise of stock options within 60 days of July 21, 2025 and 97,836 shares of Rocket Class A common stock that Mr. Banfield could acquire through RSUs scheduled to vest within 60 days of July 21, 2025.

(16)
Includes 408,110 shares of Rocket Class A common stock that the directors and executive officers as a group could acquire through the exercise of stock options within 60 days of July 21, 2025 and 751,404 shares of Rocket Class A common stock that the directors and executive officers as a group could acquire through RSUs scheduled to vest within 60 days of July 21, 2025.

Director and Officer Indemnification
Under the merger agreement, certain indemnification and insurance rights exist in favor of Mr. Cooper and its subsidiaries’ current and former directors and officers. For more information about these rights, see “The Merger Agreement — Covenants and Agreements — Indemnification and Insurance of Mr. Cooper Directors and Officers” beginning on page 104.
Accounting Treatment of the Merger
The mergers will be accounted for as a business combination using the acquisition method with Rocket as the accounting acquirer in accordance with ASC Topic 805, Business Combinations. Under this method of accounting, the aggregate merger consideration will be allocated to Mr. Cooper’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the mergers. The process of valuing the assets of Mr. Cooper immediately prior to the mergers, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate merger consideration allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. For more information, please see “Note 1 — Basis of Presentation” in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 119.
Regulatory Approvals Required for the Mergers
HSR Act
The mergers are subject to the requirements of the HSR Act, which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the DOJ and the FTC the HSR Act waiting period is terminated or expires. Mr. Cooper and Rocket made the filings required under the HSR Act on May 5, 2025. The waiting period under the HSR Act expired on June 4, 2025.
Additional Regulatory Conditions to Closing
The completion of the mergers is further conditioned upon obtaining the consents or approvals of Fannie Mae, Freddie Mac, Ginnie Mae, the Veterans Administration and the NYDFS. The applications relating to each of these approvals have been filed. In addition, the completion of the mergers will be subject to the approval of the FHFA upon the joint recommendation of regulatory counsel for each of Mr. Cooper and Rocket, based on formal or informal guidance from the FHFA. The parties and their regulatory counsel have made no determination with respect to this condition at this time.
Additional Regulatory Notices and Approvals
Nationstar Mortgage, LLC dba Mr. Cooper and Rocket Mortgage, LLC are state licensed, non-depository entities authorized to engage in mortgage origination and servicing business in all 50 states and the District of Columbia, and Nationstar Mortgage, LLC is authorized to engage in its servicing business in all United States territories. As a result of the contemplated change in ownership of these entities, change of control notices and/or applications were filed in accordance with state regulatory requirements. However, other than the approval of the NYDFS specified above, these notices and applications are not conditions to the obligations of Rocket or Mr. Cooper to complete the mergers.
Following the mergers, Rocket Mortgage, LLC may be required to amend certain state licenses to reflect updates to its name and corporate structure, if applicable.
Treatment of Mr. Cooper’s Existing Debt
In connection with the mergers:

•
The closing of the mergers will trigger a change of control under the indentures governing Mr. Cooper’s senior notes.

•
Rocket entered into a Commitment Letter with certain commitment parties, pursuant to which, on the terms and subject to the conditions set forth therein, the commitment parties have committed to provide a Bridge Facility in an aggregate principal amount of up to $4,950,000,000, subject to the terms and conditions of the Commitment Letter. The Bridge Facility has an interest rate equal to either a base rate or a term SOFR rate plus, in each case, an initial applicable margin at 0.625% per annum and 1.625% per annum, respectively, provided that each of the foregoing applicable margins will be increased by increments of 25 basis points on each of the day that is 90, 180 and 270 days after the closing date of the Bridge Facility. On June 5, 2025, Rocket entered into a Purchase Agreement with certain purchasers, pursuant to which Rocket obtained on June 20, 2025 permanent financing in the form of permanent financing in the form of $2,000,000,000 of new 6.125% senior unsecured notes due 2030 and $2,000,000,000 of new 6.375% senior unsecured notes due 2033. As a result, Rocket expects the Bridge Facility commitment amount to be reduced to $950,000,000. Further, Rocket expects the Bridge Facility commitment amount will be reduced to zero and terminated through upcoming redemptions or amendments of Mr. Cooper senior notes.

•
Rocket intends to use the proceeds from the notes offering to (i) redeem the 2026 Notes, the 2027 Notes and the 2028 Notes on the date of the closing of the mergers, (ii) pay fees and expenses related to the notes offering and the redemption of the 2026 Notes, the 2027 Notes and the 2028 Notes, (iii) at Rocket’s discretion, redeem, purchase (including, if required, in a change of control offer) and/or amend the 2029 Notes, the 2030 Notes, the 2031 Notes and the 2032 Notes and pay fees and expenses in connection therewith and (iv) after the consummation of the Up-C Collapse, the Redfin Acquisition, the mergers and the related financing transactions, repay secured debt of Rocket and its consolidated subsidiaries (including Redfin, Mr. Cooper and their respective subsidiaries).

•
Rocket is evaluating the outstanding mortgage servicing rights (“MSR”), advance, and warehouse facilities of Mr. Cooper from a bank relationship, and funding and liquidity planning standpoint, including the potential for amendments or other modifications, any such amendments or other modifications would not be expected to have an impact on the liquidity or business focus of the combined company. All necessary waivers and consents related to the closing of the mergers under such facilities have been secured, with approximately $6,300,000,000 of borrowings outstanding under these facilities as of March 31, 2025.

As of March 31, 2025, after giving effect to the Up-C Collapse, the Redfin Acquisition, the mergers, and the financing transactions, Rocket’s outstanding total indebtedness would have been approximately $23,900,000,000, of which $10,900,000,000 would be funding facilities.
Treatment of Mr. Cooper Equity Awards
At the effective time of the Maverick Merger, outstanding Mr. Cooper equity awards will be treated as follows:
•
Mr. Cooper Director Awards.   Each outstanding Mr. Cooper Director Award will become fully vested and will be settled prior to the effective time.

•
Mr. Cooper RSU Awards.   Each outstanding Mr. Cooper RSU award that is not a Mr. Cooper Director Award will be converted into a Rocket RSU award based on the exchange ratio (rounded to a whole number of shares).

•
Mr. Cooper PSU Awards.   Each outstanding Mr. Cooper PSU award will be converted into a Rocket RSU award (with the achievement of the applicable performance-based vesting conditions to be determined prior to the effective time by the compensation committee of the Mr. Cooper Board pursuant to the terms of the applicable equity plan and award agreements governing such Mr. Cooper PSU award) based on the exchange ratio (rounded to a whole number of shares).

The converted Rocket RSU awards will be subject to the same vesting terms and conditions as were applicable under the corresponding Mr. Cooper equity awards immediately prior to the closing, including any provisions for acceleration of vesting (other than the performance-based vesting conditions in respect of the Mr. Cooper PSU awards, the achievement level of which will be determined prior to the effective time).
For additional information on Mr. Cooper’s equity awards, see “— Interests of Directors and Executive Officers of Mr. Cooper in the Mergers” beginning on page 74.
No Appraisal Rights
Neither Rocket stockholders nor Mr. Cooper stockholders are entitled to appraisal rights in connection with the Maverick Merger.
Appraisal rights are statutory rights that enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the transaction.
Holders of shares of Rocket Class A common stock will not have rights to an appraisal of the fair value of their shares under the DGCL. If the Maverick Merger is completed, the holders of Rocket Class A common stock will not receive any consideration, and their shares of Rocket Class A common stock will remain outstanding and will constitute shares of Rocket following the completion of the Maverick Merger.
Holders of shares of Mr. Cooper common stock will not have rights to an appraisal of the fair value of their shares. Under the DGCL, appraisal rights are not available for the shares of any class or series if the shares of the class or series are listed on a national securities exchange or held of record by more than 2,000 holders on the record date, unless the stockholders are required to receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation, shares of stock or depository receipts in respect thereof of any other corporation that will be either listed on a national securities exchange or held of record by more than 2,000 holders at the effective time of the Maverick Merger, cash in lieu of fractional shares or fractional depositary receipts or any combination of the foregoing. Shares of Mr. Cooper common stock are listed on NASDAQ as of the Mr. Cooper record date, and Mr. Cooper stockholders will receive Rocket Class A common stock pursuant to the merger agreement and cash in lieu of fractional shares. Approval for the listing of the shares of Rocket Class A common stock on the NYSE is a condition to completion of the mergers.
Listing of Rocket Class A Common Stock
It is a condition to the completion of the mergers that the Rocket Class A common stock issuable in connection with the mergers be approved for listing on NYSE.
Delisting and Deregistration of Mr. Cooper Common Stock
When the mergers are completed, the Mr. Cooper common stock will be delisted from NASDAQ and will be deregistered under the Exchange Act.
Description of Rocket Written Consent Entered Into By RHI
The Rocket stock issuance requires the affirmative consent of the holders of a majority of the outstanding Rocket common stock entitled to vote thereon.
Immediately following the execution of the merger agreement, RHI, the holder of 1,847,777,661 shares of Class D common stock, or 79% of aggregate voting power as of March 31, 2025, executed a written consent on that date in lieu of a meeting of stockholders approving the Rocket stock issuance. As a result, no further action by any Rocket stockholder is required in connection with the approval by Rocket stockholders of the Rocket stock issuance, which is the only Rocket stockholder approval required in connection with the Maverick Merger.
Because less than all of the Rocket stockholders approved the Rocket stock issuance, this joint proxy and information statement/prospectus serves as notice to Rocket stockholders pursuant to 228(e) of the DGCL that such corporate actions were taken. This joint proxy and information statement/prospectus shall constitute notice, pursuant to Section 228(e) of the DGCL to the Rocket stockholders who have not consented in writing to the actions set forth in the Rocket written consent and who, if the actions had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been March 31, 2025, the date the Rocket written consent was delivered to Rocket.
Rocket has not solicited and will not be soliciting its stockholders’ authorization or approval of the merger agreement, the Maverick Merger or any of the other transactions contemplated by the merger agreement, including the Rocket stock issuance.
Rocket Ownership Structure Prior to and Following the Mergers
The following charts illustrate the ownership structure of Rocket in each of the following scenarios:
•
Rocket’s ownership structure as of July 1, 2025, immediately after giving effect to the Up-C Collapse and the Redfin Acquisition (and prior to the completion of the mergers); and

•
after giving effect to the mergers.

As part of the Up-C Collapse, RHI shareholders (including Dan and Jennifer Gilbert), in consideration for their common shares of RHI (including common shares of RHI issued upon the accelerated vesting of certain RHI restricted stock units), received 1,848,879,455 shares of Rocket Class L common stock in the aggregate, equivalent to the ratio of the number of shares of Rocket Class D common stock owned by RHI to the number of outstanding RHI shares, which was 56.54 shares of Rocket Class L common stock per RHI share, and Daniel Gilbert, in consideration for the Rocket Class D common stock and paired units in Holdings LLC held by him, received 1,101,822 shares of Rocket Class L common stock, equivalent to one share of Rocket Class L common stock for each share of Rocket Class D common stock held by him. For a discussion of the terms of the Up-C Collapse and the rights, powers and privileges of the Rocket Class L common stock, see the sections entitled “Rocket’s Up-C Collapse” beginning on page 166 and “Comparison of Rights of Rocket and Mr. Cooper’s Stockholders” beginning on page 174. As of June 30, 2025, 151,513,350 shares of Rocket Class A common stock were outstanding.
For purposes of the illustrations of the expected ownership structure of Rocket presented in this section, the following data and assumptions were used.
•
In connection with the completion of the Redfin Acquisition, 103,391,679 shares of Rocket Class A common stock were issued to former stockholders of Redfin.

•
63,993,269 shares of Mr. Cooper common stock (equal to the number of shares of Mr. Cooper common stock outstanding as of July 18, 2025 on a non-diluted basis) will be outstanding immediately prior to the completion of the mergers.

•
703,925,959 shares of Rocket Class A common stock will be issued to Mr. Cooper stockholders in connection with the completion of the mergers (representing the exchange ratio of 11 shares of Rocket Class A common stock per share of Mr. Cooper common stock outstanding as of July 18, 2025).

Rocket Ownership Following Completion of Up-C Collapse and the Redfin Acquisition (Prior to Completion of the Mergers)

Rocket Ownership Following Completion of the Mergers

THE MERGER AGREEMENT
The following section summarizes the material provisions of the merger agreement, which is included in this joint proxy and information statement/prospectus as Annex A and is incorporated herein by reference in its entirety. The rights and obligations of Rocket and Mr. Cooper are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this joint proxy and information statement/prospectus. Rocket and Mr. Cooper stockholders are urged to read the merger agreement carefully and in its entirety as well as this joint proxy and information statement/prospectus before making any decisions regarding the Maverick Merger, including the adoption by Mr. Cooper stockholders of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement.
The merger agreement is described in this joint proxy and information statement/prospectus to provide you with information regarding its terms. The merger agreement is not intended to provide any other factual information about Rocket or Mr. Cooper, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the Maverick Merger or the other transactions contemplated therein. The merger agreement contains representations and warranties that are the product of negotiations among the parties thereto which were made only for purposes of such agreement and as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure letters delivered by and to each of Rocket and Mr. Cooper in connection with the merger agreement. The representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Rocket’s or Mr. Cooper’s public disclosures.
Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy and information statement/prospectus and in the documents incorporated by reference into this joint proxy and information statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 186.
Structure of the Mergers
The merger agreement provides, upon the terms and subject to the conditions set forth in this joint proxy and information statement/prospectus and in accordance with the DGCL, that Maverick Merger Subsidiary will merge with and into Mr. Cooper, with Mr. Cooper continuing as the surviving corporation of the Maverick Merger and a direct, wholly-owned subsidiary of Rocket. Immediately following the Maverick Merger and in accordance with the DGCL and DLLCA, the surviving corporation of the Maverick Merger will merge with and into Forward Merger Subsidiary, with Forward Merger Subsidiary continuing as the surviving company of the Forward Merger and a direct, wholly-owned subsidiary of Rocket. The Maverick Merger and the Forward Merger are collectively referred to herein as the “mergers”. As used in this joint proxy and information statement/prospectus, the “surviving corporation” means Mr. Cooper following the Maverick Merger and the “surviving company” means Forward Merger Subsidiary following the mergers.
At the effective time of the Maverick Merger, by virtue of the Maverick Merger, the certificate of incorporation of Mr. Cooper, as in effect immediately prior to the effective time of the Maverick Merger, will be amended and restated in its entirety as set forth in Exhibit A-1 to the merger agreement, and as so amended and restated, will be the certificate of incorporation of the surviving corporation from and after the effective time of the Maverick Merger, until thereafter amended in accordance with its terms and the DGCL. Also at the effective time of the Maverick Merger, the bylaws of Mr. Cooper will be amended and restated in its entirety as set forth in the bylaws of Maverick Merger Subsidiary, as in effect immediately prior to the effective time of the Maverick Merger, except that all references therein to Maverick Merger Subsidiary will be automatically amended and will become references to the surviving corporation, and as so amended and restated, will be the bylaws of the surviving corporation from and after the effective time of the Maverick Merger. The directors of Maverick Merger Subsidiary immediately prior to the effective time of the Maverick Merger will be the initial directors of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation, and the officers of Mr. Cooper immediately prior to the effective time of the Maverick Merger will be the initial officers of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
At the effective time of the Forward Merger, by virtue of the Forward Merger, the certificate of formation of Forward Merger Subsidiary, as in effect immediately prior to the effective time of the Forward Merger, except for such changes as may be necessary to reflect any change of name of the applicable surviving entity, will be the certificate of formation of the surviving company. At the effective time of the Forward Merger, the limited liability company agreement of Forward Merger Subsidiary, as in effect immediately prior to the effective time of the Forward Merger, except for such changes as may be necessary to reflect any change of name of the applicable surviving entity, as set forth on Exhibit A-2 to the merger agreement, will be the limited liability company agreement of the surviving company. The officers of Forward Merger Subsidiary immediately prior to the effective time of the Forward Merger shall be the initial officers of the surviving company, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
As used in this joint proxy and information statement/prospectus, the “effective time” of the applicable merger means the time at which the applicable certificate of merger with respect to the Maverick Merger, or Forward Merger, as applicable, is duly filed with the Secretary of State of the State of Delaware or at such later time as Rocket and Mr. Cooper may agree and specify in such certificate of merger.
Timing of Closing
Unless another place and time is agreed to in writing by Rocket and Mr. Cooper, the closing of the mergers will occur on the second business day following the day on which the last of the conditions (other than those conditions that by their nature are to be fulfilled at the closing, but subject to the waiver or fulfillment of such conditions) set forth in the merger agreement has been fulfilled or waived, but no later than the end date (as defined below under the heading “— Termination of the Merger Agreement”).
Merger Consideration
Conversion of Shares
At the effective time of the Maverick Merger, each issued and outstanding share of Mr. Cooper common stock immediately prior to the effective time of the Maverick Merger (other than the cancelled shares (as defined below)) will automatically be cancelled and retired and will cease to exist and each holder thereof will thereafter have no rights with respect to such securities except the right to receive:
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11 validly issued, fully paid and non-assessable shares of Rocket Class A common stock;

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any dividends or other distributions with a record date prior to the effective time of the Maverick Merger which are declared by Mr. Cooper in accordance with the merger agreement and which remain unpaid at the effective time of the Maverick Merger;

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following the surrender of such holder’s shares of Mr. Cooper common stock (i) at the time of such surrender, all dividends or other distributions payable with respect to the shares of Rocket Class A common stock with a record date after the effective time of the Maverick Merger and a payment date on or before the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to the shares of Rocket Class A common stock with a record date after the effective time of the Maverick Merger but with a payment date subsequent to such surrender, in each case on the understanding that all shares of Rocket Class A common stock to be issued pursuant to the Maverick Merger will be entitled to dividends or other distributions as if issued and outstanding as of the effective time of the Maverick Merger; and

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any cash to be paid in lieu of any fractional share of Rocket Class A common stock as described under the heading “— Treatment of Fractional Shares.”

Shares of Mr. Cooper common stock owned by Mr. Cooper, Rocket, Forward Merger Subsidiary or Maverick Merger Subsidiary, will be cancelled in the Maverick Merger without payment of any consideration, as described below under the heading “— Cancelled Shares.”
Rocket will make available to the exchange agent, at or prior to the effective time of the Maverick Merger, a number of shares of Rocket Class A common stock sufficient to pay the aggregate merger consideration pursuant to the terms of the merger agreement.
Cancelled Shares
At the effective time of the Maverick Merger, all shares of Mr. Cooper common stock that are owned directly by Rocket, Forward Merger Subsidiary, Maverick Merger Subsidiary or Mr. Cooper, will be cancelled and retired and will cease to exist and no stock of Rocket, cash or other consideration will be delivered in exchange therefor. Such shares are referred to as “cancelled shares” in this joint proxy and information statement/prospectus.
Treatment of Fractional Shares
Mr. Cooper stockholders will not receive any fractional shares of Rocket Class A common stock pursuant to the mergers. Each holder of Mr. Cooper common stock that otherwise would have been entitled to receive a fraction of a share of Rocket Class A common stock at the effective time of the Maverick Merger will receive an amount in cash, without interest and rounded to the nearest cent, in lieu of such fractional share. The value of such cash payment will be calculated by the exchange agent and will represent the holder’s proportionate interest in a trust of proceeds established from the open-market sale of that number of shares of Rocket Class A common stock equal to the excess of (i) the aggregate number of shares of Rocket Class A common stock delivered to the exchange agent by Rocket pursuant to the terms of the merger agreement over (ii) the aggregate number of whole shares of Rocket Class A common stock to be distributed to Mr. Cooper stockholders pursuant to the terms of the merger agreement.
Exchange of Mr. Cooper Stock Certificates and Book-Entry Shares
Prior to the effective time of the Maverick Merger, Rocket will appoint a bank, trust company or nationally recognized stockholder services provider or other person reasonably acceptable to Mr. Cooper as the exchange agent for the purpose of exchanging certificates and book-entry shares representing shares of Mr. Cooper common stock with shares of Rocket Class A common stock. Promptly after the effective time of the Maverick Merger (and in any event within five business days after the effective time of the Maverick Merger), Rocket will send, or will cause the exchange agent to send, to each holder of certificates representing shares of Mr. Cooper common stock converted into the right to receive the merger consideration, a letter of transmittal for use in the exchange and instructions explaining how to surrender Mr. Cooper common stock to the exchange agent. Exchanges of any book-entry shares will be effected in accordance with Rocket’s customary procedures with respect to securities represented by book entry.
Holders of Mr. Cooper common stock who surrender certificates (together with a properly completed letter of transmittal) or book-entry shares that formerly represented outstanding shares of Mr. Cooper common stock to the exchange agent, will be entitled to receive (i) the merger consideration and (ii) a check in the amount equal to any cash payable (x) in lieu of fractional shares which such holder has the right to receive pursuant to the terms of the merger agreement, and (y) in respect of any dividends and other distributions which such holder has the right to receive pursuant to the terms of the merger agreement. Mr. Cooper stockholders should not return stock certificates with the enclosed proxy card. Until so surrendered, certificates and book-entry shares will, after the effective time of the Maverick Merger, represent for all purposes only the right to receive the merger consideration. No interest will be paid or will accrue for the benefit of holders of the certificates or book-entry shares that formerly represented outstanding shares of Mr. Cooper common stock on the merger consideration payable pursuant to the merger agreement, any cash in lieu of fractional shares or any unpaid dividends and distributions payable pursuant to the merger agreement to such holders of certificates or book-entry shares that formerly represented outstanding shares of Mr. Cooper common stock.

Withholding
Each of Rocket, the surviving corporation, the surviving company, the exchange agent and any applicable withholding agent will be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the merger agreement such amounts as it is required to deduct or withhold (or cause to be deducted or withheld) with respect to the making of such payment under any provision of federal, state, local or foreign tax law (and to the extent deduction and withholding is required, such deduction and withholding may be taken in Rocket Class A common stock). To the extent that amounts are so deducted or withheld by Rocket, the surviving corporation, the surviving company, the exchange agent or any applicable withholding agent and paid over to the applicable governmental authority in accordance with applicable law, such deducted or withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made and, if withholding is taken in Rocket Class A common stock, the relevant withholding party will be treated as having sold such Rocket Class A common stock.
Lost Certificates
If a certificate representing shares of Mr. Cooper common stock has been lost, stolen or destroyed, then, before a Mr. Cooper stockholder will be entitled to receive the merger consideration (and any cash in lieu of fractional shares or any dividends and distributions payable pursuant to the merger agreement) to be paid in respect of the shares of Mr. Cooper common stock represented by such lost, stolen or destroyed certificate, the holder will need to deliver an affidavit of that fact and, if required by Rocket, the surviving corporation or the surviving company, post a bond, in such reasonable amount as Rocket, the surviving corporation or the surviving company may direct, as indemnity against any claim that may be made against it with respect to such certificate in addition to such holder providing a properly completed and duly executed letter of transmittal.
Potential Adjustment to Merger Consideration
In the event that, before the effective time of the Maverick Merger, any change in the outstanding shares of capital stock of Rocket or Mr. Cooper occurs as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the merger consideration, the exchange ratio and any other similarly dependent items, as the case may be, will be appropriately adjusted in order to provide Mr. Cooper stockholders with the same economic effect as contemplated by the merger agreement prior to such event. No such adjustment will be made for the Up-C Collapse or cash dividends and grants of equity compensation not prohibited by the merger agreement.
Treatment of Mr. Cooper Equity Awards
At the effective time of the Maverick Merger, outstanding Mr. Cooper equity awards will be treated as follows:
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Mr. Cooper Director Awards.   Each outstanding Mr. Cooper Director Award will become fully vested and will be settled prior to the effective time.

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Mr. Cooper RSU Awards.   Each outstanding Mr. Cooper RSU award that is not a Mr. Cooper Director Award will be converted into a Rocket RSU award based on the exchange ratio (rounded to a whole number of shares).

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Mr. Cooper PSU Awards.   Each outstanding Mr. Cooper PSU award will be converted into a Rocket RSU award (with the achievement of the applicable performance-based vesting conditions to be determined prior to the effective time by the compensation committee of the Mr. Cooper Board pursuant to the terms of the applicable equity plan and award agreements governing such Mr. Cooper PSU award) based on the exchange ratio (rounded to a whole number of shares).

The converted Rocket RSU awards will be subject to the same vesting terms and conditions as were applicable under the corresponding Mr. Cooper equity awards immediately prior to the closing, including any provisions for acceleration of vesting (other than the performance-based vesting conditions in respect of the Mr. Cooper PSU awards, the achievement level of which will be determined prior to the effective time).
For additional information on Mr. Cooper’s equity awards, see “The Mergers — Interests of Directors and Executive Officers of Mr. Cooper in the Mergers” beginning on page 74.
Covenants and Agreements
Conduct of Business
Each of Rocket and Mr. Cooper has agreed to certain covenants in the merger agreement restricting the conduct of its respective business between March 31, 2025 and the earlier of the completion of the Maverick Merger and the termination of the merger agreement.
Interim Operations of Mr. Cooper.   The merger agreement provides that until the effective time of the Maverick Merger, except (x) with the prior written consent of Rocket (such consent not to be unreasonably withheld, conditioned or delayed), (y) as expressly permitted or required by the merger agreement, or (z) as may be required by applicable law, Mr. Cooper and each of its subsidiaries will use commercially reasonable efforts to conduct its business and operations in the ordinary course of business consistent with past practice in all material respects and to preserve intact its current business organizations and relationships with material customers, vendors, distributors, partners, licensors, licensees, creditors and other persons with which it has material business relations; provided that no action by Mr. Cooper or any of its subsidiaries to the extent expressly permitted by the terms of the merger agreement or Mr. Cooper’s or any of its subsidiaries’ failure to take any action prohibited by the merger agreement to which Rocket does not consent, will be a breach of this covenant.
In addition, Mr. Cooper has agreed that during this period, except (i) with the prior written consent of Rocket (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as expressly permitted or required by the merger agreement, and (iii) as may be required by applicable law and (iv) certain other agreed upon exceptions, it will not, and will not permit any of its subsidiaries to:
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(i) adopt or propose any change in its certificate of incorporation or bylaws or (ii) permit any of its subsidiaries to adopt or propose any change in such subsidiary’s certificate of incorporation, bylaws or similar organizational or governing documents;

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adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Mr. Cooper or any of its significant subsidiaries;

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issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Mr. Cooper or its subsidiaries, other than (i) issuances of Mr. Cooper common stock pursuant to the settlement of Mr. Cooper RSU awards and Mr. Cooper PSU awards that are outstanding on the date of the merger agreement or granted thereafter not in violation of terms of the merger agreement, (ii) among Mr. Cooper and its wholly-owned subsidiaries, or among the wholly-owned subsidiaries of Mr. Cooper and (iii) permitted liens;

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other than the Pre-Closing Dividend, (i) split, combine, subdivide or reclassify its outstanding shares of capital stock or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, other than dividends or distributions paid by any subsidiary of Mr. Cooper to Mr. Cooper or any wholly-owned subsidiary of Mr. Cooper;

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redeem, repurchase or otherwise acquire directly or indirectly any of Mr. Cooper’s or any subsidiary’s capital stock, except for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding on the date of the merger agreement, (ii) required by or in connection with the respective terms, as of the date of the merger agreement, of any Mr. Cooper benefit plan or any dividend reinvestment plan in the ordinary course of the operations of such plan consistent with past practice and only to the extent consistent with the terms of the merger agreement, (iii) with respect to the forfeiture, vesting or settlement or satisfaction of applicable tax withholding of Mr. Cooper RSU awards or Mr. Cooper PSU outstanding as of the date of the merger agreement or granted thereafter not in violation of the merger agreement or (iv) transactions among Mr. Cooper and its wholly-owned subsidiaries, or among the wholly-owned subsidiaries of Mr. Cooper;
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amend the material terms of any outstanding Mr. Cooper RSU awards or Mr. Cooper PSU awards (it being understood that such covenant will not limit the administration of the relevant plans governing such awards in accordance with past practices and interpretations of the Mr. Cooper Board and any relevant committee thereof);

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make or authorize any capital expenditures except in amounts that are not in excess of mutually agreed amounts based on the capital expenditure budgets provided to Rocket;

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except as required under any Mr. Cooper benefit plan (i) increase the compensation or benefits of any director, officer or employee of Mr. Cooper or its subsidiaries, except (x) with respect to senior vice presidents and above, for routine annual increases in cash compensation or benefits not to exceed mutually agreed percentages, or (y) with respect to employees below the senior vice president level, for increases in the ordinary course of business consistent with past practice, (ii) grant or pay any bonus, equity or equity-based award, incentive, change in control, retention, severance, termination, tax gross-up or profit-sharing award or payment to any directors, officers or employees, (iii) enter into, adopt, extend, renew, materially amend or modify (or waive or amend any performance or vesting criteria or accelerate funding under) any Mr. Cooper benefit plan (or any arrangement that would be a Mr. Cooper benefit plan if in effect on the date of the merger agreement), other than ordinary course actions consistent with past practice that do not materially increase costs, (iv) enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative, (v) take any action to accelerate the vesting, payment or funding of any compensation or benefits to any director, officer or employee of Mr. Cooper and its subsidiaries, (vi) implement any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the Worker Adjustment and Retraining Notification Act, (vii) terminate the employment of any employee with a title of senior vice president or above, other than a termination of employment for “cause” or (viii) hire any employee with a title of senior vice president or above, other than to replace any employee who has terminated his or her employment voluntarily or whose employment has terminated as permitted by the merger agreement;

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acquire (for cash or other assets) or agree to acquire any business or entity or division thereof (whether by merger or consolidation, by purchase of all or a substantial portion of the assets or equity or voting interest in such persons, businesses or divisions or by any other manner) or any other assets outside the ordinary course of business consistent with past practice, except that Mr. Cooper and its subsidiaries will be permitted to make acquisitions of assets solely among Mr. Cooper and its wholly-owned subsidiaries, or among the wholly-owned subsidiaries of Mr. Cooper;

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sell, lease, license, encumber (including by the grant of any option thereon) (other than by certain permitted liens), abandon, permit to lapse or otherwise dispose of any material assets or material property, except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course of business consistent with past practice, (iii) transfers among Mr. Cooper and its wholly-owned subsidiaries, or among Mr. Cooper’s wholly-owned subsidiaries, (iv) any such disposals of assets for fair market value in an amount not exceeding $5 million individually or $50 million in the aggregate, or (v) the abandonment or lapse of Mr. Cooper’s registered intellectual property that have been found or are reasonably expected to be found invalid or unenforceable or that have reached the end of their final, non-renewable terms;

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incur any indebtedness for borrowed money or guarantee or assume any such indebtedness of another person, (other than (i) any incurrences, guarantees or assumptions of indebtedness for borrowed money among any person and its wholly-owned subsidiaries, among any person’s wholly-owned subsidiaries, and guarantees thereof, and (ii) any incurrences, guarantees or assumptions of indebtedness or other obligations incurred under the existing Mr. Cooper facilities, or any renewals thereof on substantially similar terms as in effect under the applicable Mr. Cooper facility as of the date of the merger agreement, in each case in the ordinary course of business consistent with past practice, subject to certain limitations);

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modify, amend, terminate or waive any material rights under any material contract or material real property lease or enter into any agreement that would constitute a material contract if entered into as of the date of the merger agreement or a material real property lease, other than as otherwise expressly contemplated by the merger agreement, the expiration of any material contract in accordance with its terms or in the ordinary course of business consistent with past practice;

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settle or compromise any claim, demand, lawsuit or regulatory proceeding (excluding any tax proceeding, which will be governed as described below), or waive, release or assign any rights or claims, in any such case (i) in an amount in excess of $1 million individually or $5 million in the aggregate, or (ii) that imposes (1) any material non-monetary obligation to be performed by, or (2) material restriction imposed against, Mr. Cooper or any of its subsidiaries, or, after the closing date, Rocket or its subsidiaries (it being understood that Mr. Cooper may not settle or propose to settle or compromise any transaction litigation except as permitted by the terms of the merger agreement);

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change any method of financial accounting or financial accounting practice (other than any change for tax purposes), except for changes that are not material or are required by GAAP or applicable law;

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(i) enter into any joint venture, partnership, participation or other similar arrangement with any other person (other than Mr. Cooper or any wholly-owned subsidiary of Mr. Cooper) or (ii) make any loan (except for mortgage loans in the ordinary course of business), capital contribution or advance to or investment in any other person (other than Mr. Cooper or any wholly-owned subsidiary of Mr. Cooper), except for advances for reimbursable employee expenses in the ordinary course of business consistent with past practice or advancements of expenses to directors and officers of Mr. Cooper or any of its subsidiaries pursuant to advancement obligations in effect as of the date of the merger agreement under Mr. Cooper’s certificate of incorporation, Mr. Cooper’s bylaws, equivalent governing documents of any subsidiary of Mr. Cooper or any indemnification agreement with any such director or officer, in each case as in effect on the date of the merger agreement;

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except as required by a change in applicable law, (i) make (other than in the ordinary course of business consistent with past practice), revoke or amend any material election relating to taxes or change any of its tax accounting methods currently in effect, (ii) settle any material tax proceeding or (iii) file any material amended tax return;

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enter into certain material agreements;

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enter into any material new line of business;

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enter into (or agree to enter into) any acquisition, joint venture, or other similar arrangement, or any agreement to effect, or any letter of intent or similar document contemplating, any acquisition (including by merger, consolidation or acquisition), joint venture or other similar arrangement, if such acquisition, joint venture or other similar arrangement would be reasonably expected to prevent, materially impede or materially delay the completion of the mergers; and

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agree or commit to do any of the foregoing.

Interim Operations of Rocket.   The merger agreement provides that until the effective time of the Maverick Merger, except (i) for any actions or transactions in furtherance of the Up-C Collapse, (ii) with the prior written consent of Mr. Cooper (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as expressly permitted or required by the merger agreement, (iv) as may be required by applicable law, or (v) pursuant to certain other mutually agreed exceptions, Rocket will not, and will not permit any of its subsidiaries to:
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adopt or propose any change in the certificate of incorporation or bylaws of Rocket or the equivalent governing documents of Holdings LLC or any of Rocket’s subsidiaries;

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adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Rocket or a significant subsidiary of Rocket;

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(i) split, combine, subdivide or reclassify Rocket’s or any of its subsidiaries’ outstanding shares of capital stock, or the common units or other equity or voting securities or ownership interests of Holdings LLC, (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to Rocket’s or any of its subsidiaries’ capital stock, (iii) declare, set aside or pay any distribution payable in cash, stock or property with respect to the common units or other equity or voting securities or ownership interests of Holdings LLC, other than as mutually agreed, or (iv) issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Rocket or its subsidiaries, other than (v) in the Redfin Acquisition, (w) grants of Rocket equity-based compensatory awards and issuances of Rocket Class A common stock pursuant to the exercise or settlement (as applicable) of Rocket options, Rocket RSU awards and performance-based vesting restricted stock units that correspond to shares of Rocket Class A common stock (the “Rocket PSU awards”), (x) issuances of Rocket common stock pursuant to the Exchange Agreement or conversions of shares of Class B common stock, Class C common stock or Class D common stock in accordance with the terms thereof, (y) among Rocket and its wholly-owned subsidiaries or among the wholly-owned subsidiaries of Rocket and (z) permitted liens;
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redeem, repurchase or otherwise acquire directly or indirectly any of Rocket’s or any of its subsidiaries’ capital stock, except for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding on the date of the merger agreement, (ii) required by or in connection with the respective terms, as of the date of the merger agreement, of any benefit plan or any dividend reinvestment plan in the ordinary course of the operations of such plan consistent with past practice, (iii) with respect to the forfeiture, vesting or settlement or satisfaction of applicable tax withholding of Rocket RSU awards or Rocket PSU awards outstanding as of the date of the merger agreement or granted thereafter not in violation of the merger agreement or (iv) transactions among Rocket and its wholly-owned subsidiaries, or among the wholly-owned subsidiaries of Rocket;

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acquire (for cash or other assets) or agree to acquire any business or entity or division thereof (whether by merger or consolidation, by purchase of all or a substantial portion of the assets or equity or voting interest in such persons, businesses or divisions or by any other manner) or any other assets outside the ordinary course of business consistent with past practice, except for (i) the Redfin Acquisition, (ii) acquisitions for which the consideration is less than $300 million in the aggregate or (iii) acquisitions of assets solely among Rocket and its wholly-owned subsidiaries, or among the wholly-owned subsidiaries of Rocket;

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change any method of financial accounting or financial accounting practice (other than any change for tax purposes) used by it, except for changes that are not material or are required by GAAP or applicable law;

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(i) modify or amend the governance letter agreement, or enter into any other agreement or arrangement, or modify or amend the certificate of incorporation, bylaws or other governance documents of Rocket, in each case in any way that would be inconsistent with the governance letter agreement, or (ii) make certain modifications or amendments to the Redfin Merger Agreement;

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enter into (or agree to enter into) any acquisition, joint venture or other similar arrangement, or any agreement to effect, or any letter of intent or similar document contemplating, any acquisition (including by merger, consolidation or acquisition), joint venture or other similar arrangement, if such acquisition, joint venture or other similar arrangement would be reasonably expected to prevent, materially impede or materially delay the completion of the mergers; and

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agree or commit to do any of the foregoing.

Mr. Cooper Stockholder Meeting.   The merger agreement requires Mr. Cooper, within 35 days after the commencement of the mailing of this joint proxy and information statement/prospectus (or, if Mr. Cooper’s nationally recognized proxy solicitation firm advises thirty-five days after the commencement of the mailing of the joint proxy and information statement/prospectus is insufficient time to submit and obtain the Mr. Cooper stockholder approval, such later date to which Rocket consents (such consent not to be unreasonably withheld, conditioned or delayed)), to duly call, give notice of, convene and hold a meeting of its stockholders (the “Mr. Cooper stockholder meeting”), for the purpose of obtaining the Mr. Cooper stockholder approval.

Without the prior written consent of Rocket, the matters contemplated by the Mr. Cooper stockholder approval are the only matters (other than matters of procedure and matters required by applicable law to be voted on by Mr. Cooper stockholders in connection therewith) that Mr. Cooper may propose to be voted on by the Mr. Cooper stockholders at the Mr. Cooper stockholder meeting. Mr. Cooper will otherwise coordinate and cooperate with Rocket with respect to the timing of the Mr. Cooper stockholder meeting and will otherwise comply with all legal requirements applicable to the Mr. Cooper stockholder meeting. Maverick will provide updates to Rocket with respect to the proxy solicitation for the Mr. Cooper stockholder meeting as reasonably requested by Rocket.
Mr. Cooper may not adjourn, postpone or otherwise delay the Mr. Cooper stockholder meeting without the prior written consent of Rocket (such consent not to be unreasonably withheld, conditioned or delayed) (i) unless after consultation with Rocket, Mr. Cooper believes in good faith that such adjournment or postponement is reasonably necessary to allow additional time to (x) solicit additional proxies necessary to obtain the Mr. Cooper stockholder approval or (y) distribute any supplement or amendment to the joint proxy and information statement/prospectus, the distribution of which the Mr. Cooper Board determines in good faith is necessary under applicable law or (ii) except for an absence of a quorum, in which case Mr. Cooper will use its reasonable best efforts to obtain a quorum as promptly as practicable. Notwithstanding the foregoing, Mr. Cooper may not, without the prior written consent of Rocket (such consent not to be unreasonably withheld, conditioned or delayed), adjourn or postpone the Mr. Cooper stockholder meeting more than a total of three times pursuant to clause (i)(x) or (ii) of the immediately preceding sentence, and no such adjournment or postponement pursuant to clause (i)(x) or (ii) will be, without the prior written consent of Rocket (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding ten business days and in no event may Mr. Cooper postpone the Mr. Cooper stockholder meeting without the written consent of Rocket (such consent not to be unreasonably withheld, conditioned or delayed) if doing so would require the setting of a new record date.
Notwithstanding the foregoing, if the Mr. Cooper stockholder meeting is adjourned or postponed, Mr. Cooper will reconvene the Mr. Cooper stockholder meeting at the earliest practicable date on which the Mr. Cooper Board reasonably expects to have sufficient affirmative votes to obtain the Mr. Cooper stockholder approval. Mr. Cooper will otherwise coordinate and cooperate with Rocket with respect to the timing of the Mr. Cooper stockholder meeting and will otherwise comply with all legal requirements applicable to the Mr. Cooper stockholder meeting. Mr. Cooper will provide updates to Rocket with respect to the proxy solicitation for the Mr. Cooper stockholders meeting (including interim results) as reasonably requested by Rocket.
No Solicitation.   Mr. Cooper has agreed that it and its subsidiaries will not, and that it will direct and use its reasonable best efforts to cause its and its subsidiaries’ respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly:
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take any action to solicit, initiate or knowingly encourage or knowingly facilitate the making of any acquisition proposal involving Mr. Cooper or any inquiry with respect to an acquisition proposal;

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engage in discussions or negotiations with any person with respect to an acquisition proposal (except to notify them of the existence of the applicable non-solicitation provisions of the merger agreement);

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disclose any nonpublic information or afford access to properties, books or records to any person that has made, or to Mr. Cooper’s knowledge is considering making, an acquisition proposal;

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approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an acquisition proposal; or

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propose publicly or agree to do any of the foregoing relating to an acquisition proposal.

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An “acquisition proposal” is any bona fide written offer or proposal for, or any bona fide written indication of interest in, any:

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direct or indirect acquisition or purchase of any business or assets of Mr. Cooper or any of its subsidiaries that, individually or in the aggregate, constitutes 20% or more of the net revenues, net income, EBITDA or assets of Mr. Cooper and its subsidiaries, taken as a whole;

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direct or indirect acquisition or purchase of 20% or more of any class of equity securities of Mr. Cooper or of any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of Mr. Cooper and its subsidiaries, taken as a whole;

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tender offer or exchange offer that, if completed, would result in any person beneficially owning 20% or more of any class of equity securities of Mr. Cooper or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of Mr. Cooper and its subsidiaries, taken as a whole; or

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merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving Mr. Cooper or any of its subsidiaries whose business constitutes 20% or more of the net revenue, net income, EBITDA or assets of Mr. Cooper and its subsidiaries, taken as a whole, other than the transactions contemplated by the merger agreement.

The Mr. Cooper Board may, however, (i) comply with Rule 14e-2 under the Exchange Act with regard to an acquisition proposal or (ii) make any disclosure if, in the good faith judgment of the Mr. Cooper Board, after consultation with outside counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to Mr. Cooper stockholders under applicable law. Additionally, Mr. Cooper may make any “stop, look and listen” communication to Mr. Cooper stockholders pursuant to Rule 14d-9(f) under the Exchange Act or complying with disclosure obligations under Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an acquisition proposal, and such communication will not be deemed to constitute a change in the Mr. Cooper Board recommendation so long as any such communication is consistent with the terms of the merger agreement described in this heading. In addition, but subject to the terms and conditions contained in the merger agreement, prior to the adoption of the merger agreement by the Mr. Cooper stockholders, Mr. Cooper may, directly or indirectly through its advisors, agents or other intermediaries:
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furnish information and access, but only in response to a request, to any person, and its representatives (including sources of financing), making a bona fide, written acquisition proposal to the Mr. Cooper Board after the date of the merger agreement that was not obtained as a result of a breach of the non-solicitation provisions or certain other deal-protection provisions of the merger agreement; and

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participate in discussions and negotiate with the person or its representatives making such unsolicited acquisition proposal.

Mr. Cooper may only furnish information and participate in discussions as described above, however, if:
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the Mr. Cooper Board concludes in good faith, (i) after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal (as defined below) and (ii) that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Mr. Cooper stockholders under applicable law; and

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prior to any engagement or disclosure otherwise permitted by the merger agreement, Mr. Cooper receives from the person making the acquisition proposal an executed confidentiality agreement, the material confidentiality terms of which are, in all material respects, no less favorable to Mr. Cooper and no less restrictive to the person making the acquisition proposal than those contained in the existing confidentiality agreement between Mr. Cooper and Rocket.

Mr. Cooper also agrees that any material non-public information provided to such person described in the immediately preceding bullet that has not previously been provided to Rocket will be provided to Rocket prior to or substantially concurrently with the time it is provided to such person.
In the event that on or after the date of the merger agreement Mr. Cooper receives an acquisition proposal or any request for nonpublic information relating to Mr. Cooper or any of its subsidiaries or for access to the properties, books or records of Mr. Cooper or any of its subsidiaries by any person that has made, or has informed Mr. Cooper that it is considering making, an acquisition proposal, Mr. Cooper will:
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promptly (and in no event later than 24 hours after Mr. Cooper becomes aware of such an acquisition proposal or request) notify (which notice will be provided in writing and will identify the person making such acquisition proposal or request and set forth the material terms thereof) Rocket thereof;

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to the extent requested by Rocket, keep Rocket reasonably and promptly informed of the status and material terms of (including material changes to the status or material terms of) any such acquisition proposal or request; and

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as promptly as practicable (but in no event later than 24 hours after a director or senior executive officer of Mr. Cooper becomes aware of receipt) provide Rocket unredacted copies of all material correspondence and material written materials sent or provided to Mr. Cooper or any of its subsidiaries that describes any terms or conditions thereof (including any proposed transaction agreements and schedules and exhibits thereto and any financing commitments related thereto).

A “superior proposal” is a bona fide written acquisition proposal for or in respect of at least a majority of the outstanding shares of Mr. Cooper common stock or Mr. Cooper’s and its subsidiaries’ assets on terms that the Mr. Cooper Board determines, in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor and outside legal counsel), taking into account all the terms and conditions of such acquisition proposal, including likelihood of consummation on the terms proposed, all legal, financial, regulatory and other aspects of such proposal and any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any revisions to the terms of the mergers or the merger agreement proposed by Rocket, is more favorable to Mr. Cooper stockholders than the mergers and other transactions contemplated by the merger agreement.
Mr. Cooper agreed to, and agreed to cause its subsidiaries to, and to use reasonable best efforts to cause its and their officers, directors, and employees to immediately cease and cause to be terminated and shall instruct its and their investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date of the merger agreement with any persons with respect to any acquisition proposal or the possibility thereof, (y) promptly request each person, if any, that has executed a confidentiality agreement within the nine (9) months prior to the date of the merger agreement in connection with its consideration of any acquisition proposal to return or destroy all confidential information heretofore furnished to such person by or on behalf of it or any of its subsidiaries and (z) immediately terminate all physical and electronic data room access for such person and their representatives to diligence or other information regarding Mr. Cooper or any of its subsidiaries.
Mr. Cooper Board Recommendation.   Mr. Cooper has agreed that the Mr. Cooper Board will recommend the adoption of the merger agreement to Mr. Cooper stockholders and to include such recommendation in this joint proxy and information statement/prospectus. The merger agreement provides that, subject to the exceptions described below, neither the Mr. Cooper Board nor any committee thereof will (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Rocket, the approval of the merger agreement and the Maverick Merger or the recommendation of the Mr. Cooper Board (any action referred to in this clause (i), a “change in the Mr. Cooper Board recommendation”), or (ii) approve or recommend, or propose publicly to approve or recommend, any acquisition proposal. For purposes of the merger agreement, a change in the Mr. Cooper Board recommendation includes any approval or recommendation of (or public proposal to approve or recommend) an acquisition proposal by the Mr. Cooper Board or any committee thereof, or any failure by Mr. Cooper to include the Mr. Cooper Board recommendation in this joint proxy and information statement/prospectus. Notwithstanding the foregoing restrictions, prior to obtaining the Mr. Cooper stockholder approval, the Mr. Cooper Board is permitted to make or change the Mr. Cooper Board recommendation in response to a superior proposal or intervening event as discussed below.
The Mr. Cooper Board is permitted, in response to a superior proposal received after the date of the merger agreement and not resulting from a breach of the non-solicitation provisions or certain other deal-protection provisions of the merger agreement, to not make the Mr. Cooper Board recommendation or to withdraw or modify, in a manner adverse to Rocket, the Mr. Cooper Board recommendation, or to cause

Mr. Cooper to terminate the merger agreement in accordance with its terms to enter into a definitive agreement providing for a superior proposal, only if:
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the Mr. Cooper stockholder approval has not been obtained;

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the Mr. Cooper Board determines in good faith, after consulting with outside legal counsel, that making the Mr. Cooper Board recommendation or failing to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law;

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before taking any such action, Mr. Cooper promptly gives Rocket written notice advising Rocket of the decision of the Mr. Cooper Board to take such action, including in reasonable detail the material terms and conditions of the applicable acquisition proposal and the identity of the person making the proposal (and Mr. Cooper promptly gives Rocket such a notice with respect to any subsequent material change in such proposal);

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for a period of at least four business days following the notice delivered pursuant to the immediately preceding bullet (the “superior proposal match period”), Rocket is given the opportunity to propose revisions to the terms of the merger agreement (or to make another proposal) in response to such acquisition proposal and during such period Mr. Cooper has made its representatives reasonably available to negotiate with Rocket (to the extent Rocket wishes to negotiate) with respect to such proposed revisions or other proposal, if any (provided that any amendment or modification of such acquisition proposal (other than immaterial amendments or modifications) will require a new notice period with a new superior proposal match period of two business days); and

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the Mr. Cooper Board determines in good faith that the acquisition proposal is a superior proposal at the end of the superior proposal match period (as may be extended) and after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, as well as any revisions to the terms of the mergers or the merger agreement proposed by Rocket in a manner that would form a binding contract if accepted by Mr. Cooper.

The Mr. Cooper Board is permitted, in response to an intervening event (as defined below) occurring after the date of the merger agreement, to not make the Mr. Cooper Board recommendation or to withdraw or modify, in a manner adverse to Rocket, the Mr. Cooper Board recommendation, only if:
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the Mr. Cooper stockholder approval has not been obtained;

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the Mr. Cooper Board determines in good faith, as a result of the intervening event, after consulting with outside legal counsel, that making the Mr. Cooper Board recommendation or failing to so withdraw or modify the Mr. Cooper Board recommendation would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to stockholders under applicable law;

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before taking any such action, Mr. Cooper promptly gives Rocket written notice advising Rocket of the decision of the Mr. Cooper Board to take such action, which notice will describe the intervening event in reasonable detail;

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for a period of at least four business days (the “intervening event match period”) after delivery of such notice, Rocket is given the opportunity to propose revisions to the terms of the merger agreement (or to make another proposal) in response to such intervening event and during such period Mr. Cooper has made its representatives reasonably available to negotiate with Rocket (to the extent Rocket wishes to negotiate) with respect to such proposed revisions or other proposal, if any (provided that any change in fact (other than an immaterial change) relating to such intervening event will require a new notice period with a new intervening event match period of two business days); and

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Rocket does not make, within the intervening event match period (as may be extended) a proposal in a manner that would form a binding contract if accepted by Mr. Cooper that the Mr. Cooper Board determines, in good faith after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, would obviate the need to not make or withdraw or modify the Mr. Cooper Board recommendation.

An “intervening event” means any event, development or change in circumstances that was not known to the Mr. Cooper Board, or the consequences of which were not reasonably foreseeable as of the date of the merger agreement, which event, change or development becomes known to the Mr. Cooper Board prior to obtaining the Mr. Cooper stockholder approval. However, the following events, changes or developments will not constitute an intervening event:
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the receipt, existence or terms of an acquisition proposal or consequence thereof; or

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any change in the price or trading volume of the Mr. Cooper common stock, the Rocket Class A common stock or any other securities of Mr. Cooper, Rocket or any of their respective subsidiaries (so long as the underlying causes of such changes may constitute, or be taken into account in determining whether there has been, an intervening event).

Except as permitted under the non-solicitation provisions of the merger agreement, notwithstanding (i) any change in the Mr. Cooper Board recommendation, or (ii) the making of any acquisition proposal, until termination of the merger agreement (x) in no event will Mr. Cooper or any of its subsidiaries enter into, or approve or recommend, or, except as set forth in the merger agreement (other than a confidentiality agreement permitted under the merger agreement), propose to approve or recommend, any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other agreement constituting or providing for an acquisition proposal and (y) Mr. Cooper will otherwise remain subject to the terms of the merger agreement; provided, however, even if the Mr. Cooper Board changes its recommendation in favor of the merger agreement in a manner adverse to Rocket, Mr. Cooper must still call a stockholder meeting as otherwise required by the merger agreement and submit the adoption of the merger agreement to the vote of Mr. Cooper stockholders (unless Mr. Cooper terminates the merger agreement in order to accept a superior proposal).
Reasonable Best Efforts Covenant.   Rocket and Mr. Cooper have agreed to cooperate with each other and will use their reasonable best efforts to promptly:
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take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the merger agreement and applicable laws to complete and make effective the Maverick Merger and the other transactions contemplated by the merger agreement as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

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obtain as soon as practicable all approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations required to be obtained from any third party or governmental authority which are necessary, proper or advisable to complete the Maverick Merger and the other transactions contemplated by the merger agreement.

Rocket and Mr. Cooper will prepare and file such other materials as may be required under the applicable laws relating to the Maverick Merger and the other transactions contemplated by the merger agreement and with respect to the certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses as promptly as practicable following the date of the merger agreement. Prior to closing, Rocket and Mr. Cooper have agreed to each keep the other apprised of the status of matters relating to the completion of the Maverick Merger and the other transactions contemplated by the merger agreement and work cooperatively in connection with obtaining all required approvals or consents of any governmental authority connection with the Maverick Merger and the other transactions contemplated by the merger agreement. Rocket and Mr. Cooper have certain rights to review in advance and be informed of filings or written materials made or submitted by the other party to, or substantive oral communications with, any third party and/or governmental authority in connection with the Maverick Merger and the other transactions contemplated by the merger agreement, and are required to provide the other party with the opportunity to participate in any meeting, teleconference or videoconference with any governmental authority in respect of any filing, investigation or other inquiry in connection with the mergers, except Rocket will have the principal responsibility, in consultation with Mr. Cooper in good faith, for determining and implementing the strategy for obtaining any necessary clearance, consents, approvals or waiting period expirations or terminations pursuant to any antitrust, competition, or trade regulation law, certain specified consents and approvals or any other applicable law that may be asserted by any governmental authority with respect to the Maverick Merger or the other transactions contemplated by the merger agreement, and will do so in a manner reasonably designed to obtain any such clearance, consents, approvals or waiting period expirations or terminations as promptly as reasonably practicable and, in any event prior to the end date. Subject to certain limitations, neither Rocket nor Mr. Cooper nor any of their respective subsidiaries will stay, toll or extend any applicable waiting period under the HSR Act or any other applicable law or regulation or enter into a timing agreement (or any other agreement not to consummate the Maverick Merger or the other transactions contemplated by the merger agreement) with any person, without consulting with and obtaining the prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the other party.
Notwithstanding anything to the contrary in the other provisions of the merger agreement, none of Rocket, Maverick Merger Subsidiary, Forward Merger Subsidiary or any of their respective affiliates or subsidiaries will be required to, and Mr. Cooper may not, without the prior written consent of Rocket, take any action, or commit to take any action, or agree to any condition or limitation with respect to Rocket, its affiliates and subsidiaries, Mr. Cooper, its affiliates and subsidiaries, or their respective assets, categories of assets, permits, licenses, businesses, relationships, contractual rights, obligations or arrangements, and any intellectual property rights thereto or embodied therein, including:
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proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of any subsidiaries, operations, divisions, businesses, product lines, contracts, customers or assets of Rocket or any of its affiliates or subsidiaries (including Mr. Cooper);

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taking or committing to take such other actions that may limit or impact Rocket’s or any of its affiliates’ or subsidiaries’ (including Mr. Cooper’s) freedom of action with respect to, or its ability to retain, any of its or their operations, divisions, businesses, product lines, contracts, customers or assets;

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entering into any orders, settlements, undertakings, contracts, consent decrees, stipulations or other agreements to effectuate any of the foregoing, to obtain any clearance, consent, approval or waiting period expiration or termination from any person or governmental authority with respect to the Maverick Merger and the other transactions contemplated by the merger agreement or in order to vacate, lift, reverse, overturn, settle or otherwise resolve any order that prevents, prohibits, restricts or delays the consummation of the Maverick Merger and the other transactions contemplated by the merger agreement, in any case, that may be issued by any court or other governmental authority;

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creating, terminating or divesting relationships, contractual rights or obligations of Rocket or any of its affiliates or subsidiaries, Mr. Cooper or its affiliates, or surrendering or otherwise allowing to be terminated any of their respective governmental authorizations; or

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forfeiting or non-continuing any license, permit or approval (collectively, “remedies”).

However, Rocket will, to the extent necessary to obtain any necessary clearance, consents, approvals or waiting period expiration or terminations from any person or governmental authority with respect to the Maverick Merger and the other transactions contemplated by the merger agreement to permit the satisfaction of certain closing conditions and the closing to occur on or before the end date, agree and commit to, and effectuate, any remedies that would not in the aggregate result in, or be reasonably likely to result in, a detriment.
Subject to the immediately foregoing paragraph, Rocket and Mr. Cooper have also agreed to use their reasonable best efforts to avoid the entry of, or to have vacated or terminated, any order that would restrain, prevent or delay the closing, on or before the end date, including vigorously defending through litigation (including appeal) any claim asserted in any court by any person.
Certain Employee Benefits Matters.   From the effective time of the Maverick Merger through the later of December 31, 2026 and the first anniversary of the effective time of the Maverick Merger (or until a termination of employment, if earlier), Rocket will, or will cause one of its subsidiaries to, provide to individuals who are employed by Mr. Cooper and its subsidiaries as of the effective time of the Maverick Merger (each, a “continuing employee”): (i) a base salary or wage rate, as applicable, and target short-term cash incentive compensation opportunity, in each case, no less favorable than those provided to the continuing employee immediately prior to the effective time of the Maverick Merger, (ii) target long-term incentive compensation opportunities that are no less favorable in the aggregate than those provided to the continuing employee immediately before the effective time of the Maverick Merger (and Rocket may substitute other forms of cash-based compensation having equivalent grant date value and equivalent vesting terms in lieu of equity awards), (iii) all other benefits (excluding any defined benefit pension, equity or equity-based opportunities, or retiree health and welfare benefits) that are no less favorable in the aggregate to either (x) those provided to the continuing employee immediately prior to the effective time of the Maverick Merger or (y) those provided to similarly situated employees of Rocket and/or its subsidiaries from time to time and (iv) severance payments and benefits provided under the plans specifically identified by Mr. Cooper.
With respect to each employee benefit plan, policy or practice, including severance, vacation and paid time off plans, policies or practices, sponsored or maintained by Rocket, Rocket will, or will cause one of its subsidiaries to grant, or cause to be granted to, all continuing employees from and after the effective time of the Maverick Merger credit for all service with Mr. Cooper and its predecessors prior to the effective time of the Maverick Merger for all purposes, including eligibility to participate, vesting credit, benefit accrual and severance, but excluding benefit accrual under any defined benefit pension plan, and any such credit that would result in a duplication of benefits.
Following the effective time of the Maverick Merger, to the extent continuing employees participate in applicable benefit plans maintained by Rocket or its affiliates, Rocket will, or will cause its applicable subsidiaries to (i) ensure, or cause to ensure, that no limitations or exclusions as to pre-existing conditions, evidence of insurability or good health, waiting periods or actively-at-work exclusions or other limitations or restrictions on coverage are applicable to any continuing employees or their dependents or beneficiaries under any welfare benefit plans in which such continuing employees or their dependents or beneficiaries may be eligible to participate, to the extent that such limitations, exclusions and waiting periods would not apply under a corresponding Mr. Cooper benefit plan which such continuing employee participated prior to the effective time of the Maverick Merger and (ii) provide or cause to be provided that any costs or expenses incurred by continuing employees (and their dependents or beneficiaries) up to (and including) the effective time of the Maverick Merger will be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such welfare benefit plans, to the same extent that such service and amounts paid was recognized prior to the effective time of the Maverick Merger under the corresponding Mr. Cooper benefit plan.
To the extent notified in writing by Rocket no less than 10 business days prior to the effective time of the Maverick Merger, then contingent upon the occurrence of the closing and effective no later than the day immediately preceding the effective time of the Maverick Merger, Mr. Cooper will terminate its (or the applicable subsidiary’s) 401(k) plan. No later than the day immediately preceding the effective time of the Maverick Merger, Mr. Cooper will provide Rocket with evidence that is reasonably satisfactory to Rocket of such termination, if applicable. To the extent the 401(k) plan is terminated pursuant to Rocket’s request, Rocket will cause the continuing employees to be eligible to participate in a 401(k) plan maintained by Rocket or one of its subsidiaries immediately following the closing, and effect a direct rollover of any eligible rollover distributions, including any outstanding loans and Mr. Cooper common stock, to such 401(k) plan maintained by Rocket or its subsidiaries.
For additional information on certain other compensation-related matters covered in the merger agreement that affect Mr. Cooper’s directors and executive officers, please see the section entitled “The Mergers — Interests of Directors and Executive Officers of Mr. Cooper in the Mergers” beginning on page 74.
Indemnification and Insurance of Mr. Cooper Directors and Officers.   Rocket has agreed that:
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for six years after the effective time of the Maverick Merger, it will cause the surviving company and each of its subsidiaries to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the merger agreement or who becomes, prior to the effective time of the Maverick Merger, a director, officer or employee of Mr. Cooper or of such subsidiary, as applicable, or who acts as a fiduciary under any Mr. Cooper benefit plan or is or was serving at the request of Mr. Cooper or of such subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’

and other professionals’ fees and expenses, and other reasonable expenses that may be incurred by any such person in successfully enforcing the indemnity and other obligations provided under this heading), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any threatened, pending or actual claim (including a claim of a violation of applicable law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action to which such person is a party or is otherwise involved based, in whole or in part, on or arising, in whole or in part, out of or in connection with the fact that such person is or was a director, officer or employee of Mr. Cooper or of such subsidiary, a fiduciary under any Mr. Cooper benefit plan or is or was serving at the request of Mr. Cooper or such subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by such person in or in connection with any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the effective time of the Maverick Merger and whether asserted or claimed prior to, at or after the effective time of the Maverick Merger, in each case to the fullest extent permitted by applicable law;
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until the later of six years following the effective time of the Maverick Merger or the expiration of the statute of limitations applicable to such matters, it will cause the organizational documents of the surviving company and its subsidiaries to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers, and employees of Mr. Cooper and/or its subsidiaries than are currently provided in the organizational documents of Mr. Cooper or any of its subsidiaries, and Rocket and the surviving company will not amend, repeal or otherwise modify such provisions in any manner that would adversely affect the rights thereunder of any indemnified person to indemnification, exculpation or expense advancement, except to the extent required by applicable law; and

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it will cause the surviving company to put in place, and Rocket will fully prepay no later than immediately prior to the closing, “tail” insurance policies with a claims reporting or discovery period of at least six years from the effective time of the Maverick Merger with insurance companies having the same or better AM Best Financial rating as Mr. Cooper’s current directors’ and officers’ liability insurance companies with terms and conditions providing retentions, limits and other material terms no less favorable than the current directors’ and officers’ liability insurance policies maintained by Mr. Cooper with respect to matters, acts or omissions existing or occurring at or prior to the effective time of the Maverick Merger; provided, however, that Rocket may elect in its sole discretion, but will not be required, to spend more than a mutually agreed cap amount for the six years of coverage under such “tail” policy; provided, further, that if the cost of such insurance exceeds such cap amount, and Rocket elects not to spend more than the cap amount for such purpose, then Rocket will obtain the most advantageous policy obtainable for the cap amount.

Lock-Up.   Until the effective time of the Maverick Merger, Rocket will not approve any transfers of shares of Class L common stock to be issued pursuant to the Transaction Agreement. Additionally, for 180 days following the closing date, Rocket will not approve any transfer of Class L common stock without the prior written approval of the Mr. Cooper Directors and the audit committee of the Rocket Board.
Pre-Closing Dividend.   Prior to the effective time of the Maverick Merger, Mr. Cooper may declare a dividend to the holders of Mr. Cooper common stock consisting of $2.00 per share in cash per share of Mr. Cooper common stock, which we expect will amount to approximately $130 million in the aggregate, with a record date (which will be no later than one business day prior to the effective time of the Maverick Merger) and payment date determined by the Mr. Cooper Board. As of the date of this joint proxy and information statement/prospectus, Mr. Cooper intends to declare and pay the Pre-Closing Dividend. If paid, the Pre-Closing Dividend will be paid from cash of Mr. Cooper and will not materially affect the resulting capitalization of the combined company.

Other Covenants.   The merger agreement contains certain other covenants and agreements, including covenants relating to, among other matters:
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the resignations of Mr. Cooper directors at the effective time of the Maverick Merger and the filling of the resulting vacancies by persons who are directors of Maverick Merger Subsidiary immediately prior to the effective time of the Maverick Merger;

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the execution and delivery by Rocket, in its capacity as the sole stockholder of Maverick Merger Subsidiary and sole member of Forward Merger Subsidiary, of written consents adopting the merger agreement and the Maverick Merger or the Forward Merger, as applicable, in accordance with the DGCL and the DLLCA, as applicable, and Rocket taking all action necessary to cause Forward Merger Subsidiary and Maverick Merger Subsidiary to perform their covenants, obligations and liabilities under the merger agreement and to consummate the mergers on the terms and conditions set forth in the merger agreement;

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Rocket taking all necessary actions to cause the shares of Rocket Class A common stock to be issued in connection with the Maverick Merger to be listed on the NYSE under the ticker symbol “RKT,” (subject to official notice of issuance) as promptly as practicable after the date of the merger agreement, and in any event prior to the effective time of the Maverick Merger;

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Rocket consummating, or causing to be consummated, the Up-C Collapse as promptly as practicable in accordance with the terms of the Transaction Agreement;

•
cooperation between Mr. Cooper and Rocket regarding additional filings with governmental authorities;

•
confidentiality and access by Rocket to certain information about Mr. Cooper during the period before the effective time of the Maverick Merger;

•
not taking (or permitting any subsidiaries to take) any action that is not contemplated by the merger agreement that would prevent or impede, or could reasonably be expected to prevent or impede, the mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, and intending to report (and to cause subsidiaries to report) the mergers for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code, unless a contrary position is required by a final “determination” within the meaning of Section 1313(a) of the Code; provided that none of Rocket, Mr. Cooper or any subsidiary of either will have any liability or obligation to any Mr. Cooper stockholder should the mergers, taken together, fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•
cooperation between Mr. Cooper and Rocket in connection with public announcements;

•
further assurances regarding actions necessary to vest, perfect or confirm of record in the surviving corporation and the surviving company, respectively, any and all right, title and interest in, to and under any of the rights, properties or assets of the surviving corporation or surviving company acquired or to be acquired by the surviving corporation or surviving company as a result of the mergers;

•
notification to the other party of any notices from governmental authorities or any person alleging that the consent of such person is or may be required or any actions commenced or threatened in connection with the consummation of the transactions contemplated by the merger agreement;

•
taking all actions as are legally permissible to eliminate or minimize the effects of takeover laws on the transactions contemplated by the merger agreement;

•
causing any dispositions of Mr. Cooper common stock in connection with the merger agreement and any acquisitions of Rocket common stock in connection with the merger agreement by each individual who is a director or officer of Mr. Cooper or, at the effective time of the Maverick Merger, will become a director or officer (or any other persons who may be deemed subject to Section 16 of the Exchange Act as a “director by deputization,” including any such persons who may be a “director by deputization”) of Rocket to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
cooperation between Mr. Cooper and Rocket and the use of Mr. Cooper’s reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary,

proper or advisable on its part pursuant to applicable law and the rules and regulations of the NASDAQ to cause (i) the delisting of the Mr. Cooper common stock from the NASDAQ as promptly as practicable after the effective time of the Maverick Merger and (ii) deregistration of the Mr. Cooper common stock pursuant to the Exchange Act as promptly as practicable after such delisting;
•
cooperation between the parties with respect to the treatment of certain indebtedness of Mr. Cooper;

•
cooperation between Mr. Cooper and Rocket in the defense or settlement of any stockholder litigation relating to the merger agreement or the transactions contemplated by the merger agreement, or any other demands, litigations, arbitrations or other similar actions arising out of, relating to or resulting from the execution or delivery of the merger agreement or the consummation of the mergers; and

•
Rocket and the Rocket Board taking all necessary actions such that, effective as of the effective time of the Maverick Merger, the Rocket Board consists of a total of eleven directors, of whom nine will be members of the Rocket Board as of immediately prior to the effective time of the Maverick Merger and two will be designated by the Mr. Cooper Board, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Representations and Warranties
Mr. Cooper makes various representations and warranties to Rocket in the merger agreement that are subject in some cases to exceptions and qualifications set forth in the merger agreement. These representations and warranties relate to, among other things:
•
corporate existence and power

•
corporate authorization to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

•
the stockholder vote and governmental approvals required in connection with the transactions contemplated by the merger agreement;

•
absence of any breach of organizational documents, law or certain material agreements as a result of the transactions contemplated by the merger agreement;

•
capitalization;

•
ownership of subsidiaries;

•
filings with the SEC;

•
financial statements;

•
accuracy of information provided for inclusion in this joint proxy and information statement/prospectus;

•
disclosure controls and procedures and internal controls over financial reporting;

•
absence of material changes since December 31, 2024;

•
absence of undisclosed material liabilities;

•
litigation;

•
tax matters;

•
employee benefits and employment matters;

•
compliance with laws;

•
regulatory matters, including compliance with (i) anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, (ii) money laundering related laws, such as the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986 and the USA PATRIOT Act of 2001 and (iii) economic sanctions/trade laws;

•
environmental matters;

•
title to properties;

•
material contracts and confidentiality or standstill agreements;

•
intellectual property and data privacy;

•
brokers’ or financial advisors’ fees;

•
receipt by the Mr. Cooper Board of the opinion of Mr. Cooper’s financial advisor as to the fairness, from a financial point of view, of the exchange ratio provided for in the mergers pursuant to the merger agreement, taking into account the Pre-Closing Dividend, to the holders of Mr. Cooper common stock;

•
inapplicability of the Delaware anti-takeover statute and any other potentially applicable antitakeover statute or regulation;

•
investment advisor/broker-dealer subsidiaries;

•
mortgage business; and

•
securitization matters.

In addition, Rocket, Maverick Merger Subsidiary and Forward Merger Subsidiary make representations and warranties to Mr. Cooper. These representations and warranties relate to, among other things:
•
corporate existence and power;

•
corporate authorization to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

•
the required vote of the holders of shares of Rocket common stock necessary to adopt and approve the merger agreement and the transactions contemplated by the merger agreement;

•
the governmental approvals required in connection with the transactions contemplated by the merger agreement;

•
absence of any breach of organizational documents, law or certain material agreements as a result of the transactions contemplated by the merger agreement;

•
capitalization of Rocket;

•
ownership, corporate existence and power of subsidiaries, including Rocket, LLC;

•
filings with the SEC;

•
financial statements;

•
accuracy of information provided for inclusion in this joint proxy and information statement/prospectus;

•
disclosure controls and procedures and internal controls over financial reporting;

•
absence of material changes since December 31, 2024;

•
absence of undisclosed material liabilities;

•
litigation;

•
tax matters;

•
capitalization of Maverick Merger Subsidiary and Forward Merger Subsidiary;

•
the authorization of the Up-C Collapse;

•
compliance with laws;

•
regulatory matters, including compliance with (i) anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, (ii) money laundering related laws,

such as the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986 and the USA PATRIOT Act of 2001 and (iii) economic sanctions/trade laws;
•
title to properties;

•
brokers’ or financial advisors’ fees;

•
solvency and financing;

•
transactions with affiliates;

•
ownership of Mr. Cooper common stock;

•
investment advisor/broker-deal subsidiaries;

•
mortgage business; and

•
securitization matters.

The representations and warranties in the merger agreement do not survive the effective time of the Maverick Merger or any termination of the merger agreement.
Certain of the representations and warranties made by the parties are qualified as to “knowledge”, “materiality”, “impairment effect” or “material adverse effect.” For purposes of the merger agreement, “impairment effect” means, with respect to either Rocket or Mr. Cooper, as applicable, any matter that would prevent, materially delay or materially impede completion by the relevant party of the mergers or the other transactions contemplated by the merger agreement. For purposes of the merger agreement, “material adverse effect” means, with respect to either Rocket or Mr. Cooper, as applicable, any state of facts, change, development, event, effect, condition or occurrence (each, an “effect”) that, individually or in the aggregate, results in a material adverse effect on the financial condition, business, assets or continuing results of operations of the relevant company and its subsidiaries, taken as a whole. However, in no event will any of the following effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a material adverse effect:
•
any changes or conditions in the U.S. or any other national or regional economy, any global economic changes or conditions or securities, credit, financial or other capital markets conditions, or any tariffs, trade wars or similar matters;

•
any changes or conditions affecting the industry or industries in which the relevant company or its subsidiaries operate;

•
any weather-related or other force majeure event (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters);

•
pandemics, epidemics, COVID-19 measures, acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism or cyber-attack, and any escalation or general worsening of any of the foregoing or other response thereto by any governmental authority (including requirements for business closures, restrictions on operations or “sheltering-in-place”);

•
effects resulting from the negotiation, execution, announcement, pendency, compliance with or performance of the merger agreement, the transactions contemplated thereby or the terms thereof or the consummation of the transactions contemplated thereby, including the impact thereof on the relationships of the relevant company and its subsidiaries with customers, suppliers, partners, employees or governmental authorities (provided that this clause will not apply to any representation or warranty made by the relevant company in the section titled “Non-Contravention” of the merger agreement (and solely with respect to a Mr. Cooper material adverse effect, certain representations and warranties set forth in the merger agreement related to, as a result of the consummation of the transactions contemplated by the merger agreement (either alone or in combination with another event), (i) the entitlement of any current or former employee, individual independent contractor, director or officer of Mr. Cooper or any of its subsidiaries to severance pay, unemployment compensation or any other payment (except as provided in the merger agreement),

(ii) the acceleration of the time of payment or vesting or the increase in the amount of compensation due to any such current or former employee, individual independent contractor, director or officer or the triggering of any other material obligation pursuant to any Mr. Cooper benefit plan (except as provided in the merger agreement), (iii) the requirement of any funding of any compensation or benefit owed to any such current or former employee, individual independent contractor, director or officer (except as provided in the merger agreement) or (iv) the treatment of any payment to any disqualified individual (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an excess parachute payment (within the meaning of Section 280G of the Code) (except as provided in the merger agreement) (or any condition to any party’s obligation to complete the mergers relating to such representation and warranty) to the extent that such representation and warranty addresses the consequences of any effect arising out of, relating to or resulting from the execution and delivery of the merger agreement or the consummation of the mergers);
•
any action taken or failure to take action which the other party has requested in writing or that is otherwise required by the merger agreement;

•
changes in applicable law or regulation or government policy or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, including any effects arising out of, in connection with, or as a result of, any “shut-down” of the U.S. federal government (including its agencies);

•
any decline in the market price, or change in trading volume, of the relevant company’s capital stock;

•
any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in this clause and the clause immediately prior to this clause and the clause immediately following this clause will not prevent or otherwise affect a determination that the underlying cause of any such effect referred to therein (if not otherwise falling within any of the exceptions provided in the merger agreement) is a material adverse effect);

•
any downgrade in Mr. Cooper’s or Rocket’s credit rating (as applicable); or

•
any demands, litigation or similar actions brought by the relevant company’s stockholders in connection with the merger agreement or any of the transactions contemplated thereby;

provided that, in the case of the first four clauses and the seventh clause listed above, to the extent the impact on the relevant company and its subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on other participants operating in the industry or industries in which the relevant company operates, the incrementally disproportionate impact or impacts will be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect.
Conditions to Completion of the Mergers
The obligations of each of Rocket, Mr. Cooper, Maverick Merger Subsidiary and Forward Merger Subsidiary to complete the mergers are subject to the satisfaction or, to the extent permitted by law and in accordance with the merger agreement, waiver of the following conditions:
•
adoption by the Mr. Cooper stockholders of the merger agreement;

•
expiration or termination of any applicable HSR Act waiting period related to the mergers;

•
the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses and the expiration of any applicable waiting period related thereto;

•
absence of any provision of any applicable law or order that prohibits or enjoins the completion of the mergers;

•
Rocket’s registration statement on Form S-4, which includes this joint proxy and information statement/prospectus, being effective and not subject to any stop order, and no proceedings for such purpose will be pending before or threatened by the SEC; and

•
approval for the listing on the NYSE of the shares of Rocket Class A common stock to be issued in the Maverick Merger, subject to official notice of issuance.

The HSR Act waiting period expired on June 4, 2025.
In addition, the obligations of each of Rocket, Forward Merger Subsidiary and Maverick Merger Subsidiary to complete the mergers are subject to the satisfaction or, to the extent permitted by law and in accordance with the merger agreement, waiver of the following conditions:
•
the representations and warranties of Mr. Cooper relating to the authorized and outstanding capital stock of Mr. Cooper being true and correct at and as of the closing date as though made at and as of the closing date except for de minimis inaccuracies (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•
the other representations and warranties of Mr. Cooper relating to capitalization being true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Mr. Cooper material adverse effect”) in all material respects at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•
all other representations and warranties of Mr. Cooper being true and correct at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date except where the failure to be so true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Mr. Cooper material adverse effect”) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•
there not having occurred any material adverse effect on Mr. Cooper since March 31, 2025 that is continuing;

•
performance in all material respects of all of the obligations of Mr. Cooper required to be performed by it in the merger agreement as of or prior to the closing date;

•
receipt of a certificate executed by an authorized officer of Mr. Cooper certifying that the conditions above have been satisfied; and

•
the consent or approval of certain federal and state mortgage agencies and regulatory authorities relating to the mortgage origination and servicing businesses will not have been granted subject to the imposition of a detriment.

In addition, the obligations of Mr. Cooper to complete the mergers are subject to the satisfaction or, to the extent permitted by law and in accordance with the merger agreement, waiver of the following conditions:
•
the representations and warranties of Rocket, Forward Merger Subsidiary and Maverick Merger Subsidiary relating to the authorized and outstanding capital stock of Rocket being true and correct at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date except for de minimis inaccuracies (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•
the other representations and warranties of Rocket, Forward Merger Subsidiary and Maverick Merger Subsidiary relating to capitalization being true and correct in all material respects at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•
all other representations and warranties of Rocket, Forward Merger Subsidiary and Maverick Merger Subsidiary being true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Rocket material adverse effect”) at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date, except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Rocket material adverse effect (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);
•
performance in all material respects of all of the obligations of Rocket, Forward Merger Subsidiary and Maverick Merger Subsidiary required to be performed by it in the merger agreement as of or prior to the closing date;

•
receipt of a certificate executed by an authorized officer of Rocket certifying that the conditions above have been satisfied;

•
there not having occurred any material adverse effect on Rocket since March 31, 2025 that is continuing;

•
consummation of the Up-C Collapse; and

•
receipt of the opinion of Wachtell, Lipton, Rosen & Katz (or, if Wachtell, Lipton, Rosen & Katz is unwilling or unable to issue the opinion, a written opinion of another nationally recognized law firm, it being understood that Paul, Weiss, Rifkind, Wharton & Garrison LLP is mutually agreed to be an acceptable law firm) dated as of the closing date, and in form and substance reasonably satisfactory to Mr. Cooper, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The condition relating to the consummation of the Up-C Collapse was satisfied on June 30, 2025.
Termination of the Merger Agreement
Right to Terminate.   The merger agreement may be terminated at any time prior to the effective time of the Maverick Merger, even if the Mr. Cooper stockholders have previously approved the Maverick Merger, in any of the following ways:
•
By the mutual written consent of Rocket and Mr. Cooper.

•
By either Rocket or Mr. Cooper:

•
if the Maverick Merger has not been completed by:

•
December 31, 2025 (which is referred to as the “end date”);

•
if the reason for not closing by December 31, 2025 is that the conditions specified in the merger agreement regarding (i) the expiration or termination of any applicable HSR Act waiting period relating to the mergers or the approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses and the absence of related laws or orders prohibiting or enjoining the completion of the mergers or (ii) the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses not being granted subject to the imposition of a detriment have not been satisfied by that date, and all other closing conditions of the parties have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), or (to the extent permitted by law) waived, April 30, 2026 (in which case the “end date” will be extended to April 30, 2026); or

•
if the reason for not closing by April 30, 2026 is that the conditions specified in the merger agreement regarding (i) the expiration or termination of any applicable HSR Act waiting period relating to the mergers or the approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses and the absence of related laws or orders prohibiting or enjoining the completion of the mergers or (ii) the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses not being granted subject to the imposition of a detriment have not been satisfied by that date, and all other closing conditions of the parties have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), or (to the extent permitted by law) waived, September 30, 2026 (in which case the “end date” will be extended to September 30, 2026);
provided that neither Rocket nor Mr. Cooper may terminate the merger agreement due to the occurrence of the end date if its failure to fulfill any obligation under the merger agreement has principally caused or resulted in the failure to complete the Maverick Merger on or before such end date; or
•
if the Mr. Cooper stockholder approval has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

•
if there is any law or regulation that makes completion of the mergers illegal or otherwise prohibited or if there is any legal restraint; provided that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the covenant to use reasonable best efforts has principally caused or resulted in the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted; or

•
if there has been a breach by the other party of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach results in the failure to satisfy certain conditions to the obligations of Rocket, Maverick Merger Subsidiary and Forward Merger Subsidiary to complete the mergers (in the case of a breach by Mr. Cooper) or certain conditions to the obligations of Mr. Cooper to complete the mergers (in the case of a breach by Rocket), and such breach is incapable of being cured or, if capable of being cured, has not been cured within thirty days after written notice thereof to the party alleged to be in breach.

•
By Rocket:

•
prior to receipt of the Mr. Cooper stockholder approval, if there has been a change in the Mr. Cooper Board recommendation, whether or not permitted by the terms of the merger agreement.

•
By Mr. Cooper:

•
at any time prior to receipt of the Mr. Cooper stockholder approval in order to enter into a definitive written agreement providing for a superior proposal, so long as (i) Mr. Cooper has received a superior proposal after the date of the merger agreement that did not result from a breach of certain provisions of the merger agreement, (ii) Mr. Cooper has complied in all material respects with certain provisions of the merger agreement with respect to such superior proposal, (iii) concurrently with, and as a condition to, any such termination Mr. Cooper pays or causes to be paid to Rocket (or its designee) a fee of $306,924,394 (the “Mr. Cooper termination fee”) pursuant to the merger agreement and (iv) the Mr. Cooper Board has authorized Mr. Cooper to enter into, and Mr. Cooper substantially concurrently enters into, a definitive written agreement providing for such superior proposal (it being agreed that Mr. Cooper may enter into such definitive written agreement concurrently with any such termination).

The merger agreement also includes a provision entitling Mr. Cooper to terminate the merger agreement if the Rocket written consent is not obtained and delivered to Mr. Cooper within twenty-four hours following execution of the merger agreement. However, this written consent was obtained and delivered within the requisite time period.
Effect of Termination.   If the merger agreement is terminated as described above, the merger agreement will be void and have no effect, and there will be no liability or obligation on the part of any party to the merger agreement, except that:
•
certain agreements contained in the merger agreement with respect to confidentiality, debt cooperation, effect of termination, and general provisions will survive the termination of the merger agreement;

•
the confidentiality agreement between Rocket and Mr. Cooper and the obligations therein will survive the termination of the merger agreement; and

•
no termination will relieve any party of any liability or damages resulting from fraud or any material and intentional breach by that party of the merger agreement.

Mr. Cooper Termination Fee Payable by Mr. Cooper.   Mr. Cooper has agreed to pay or cause to be paid to Rocket in connection with a termination of the merger agreement under the following circumstances:
•
if Rocket terminates the merger agreement, prior to receipt of the Mr. Cooper stockholder approval, due to a change in the Mr. Cooper Board recommendation, then Mr. Cooper will pay or cause to be paid the Mr. Cooper termination fee to Rocket not later than the date of termination of the merger agreement;

•
if (i) the merger agreement is terminated by Mr. Cooper or Rocket due to the Mr. Cooper stockholder approval not having been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the Mr. Cooper stockholder meeting, then Mr. Cooper will pay or cause to be paid to Rocket the Mr. Cooper termination fee not later than the earlier of the date a transaction contemplated by an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 98) being replaced with “50%”) is completed or a definitive agreement is entered into by Mr. Cooper providing for any such acquisition proposal, as long as (and only if), in either case, such transaction is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement;

•
if (i) the merger agreement is terminated by Mr. Cooper or Rocket due to the failure to complete the Maverick Merger by the end date and the Mr. Cooper stockholder approval has not theretofore been obtained and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then Mr. Cooper will pay or cause to be paid to Rocket the Mr. Cooper termination fee not later than the date a transaction contemplated by an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 98) being replaced with “50%”) is completed or a definitive agreement is entered into by Mr. Cooper providing for any such acquisition proposal, as long as (and only if), in either case, such transaction is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement;

•
if (i) the merger agreement is terminated by Rocket due to a breach by Mr. Cooper of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach resulted in the failure to satisfy one or more of certain conditions to the obligations of Rocket, Forward Merger Subsidiary and Maverick Merger Subsidiary to complete the mergers, and the Mr. Cooper stockholder approval has not theretofore been obtained and (ii) after the date of the merger agreement but on or before the earlier of the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then Mr. Cooper will pay or cause to be paid to Rocket the Mr. Cooper termination fee not later than the earlier of the date a transaction contemplated by a transaction completed by an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal being (found on page 98) replaced with “50%”) is completed or a definitive agreement is entered into by Mr. Cooper providing for any acquisition proposal, as long as (and only if), in either case, any such transaction is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement; or

•
if the merger agreement is terminated by Mr. Cooper at any time prior to receipt of the Mr. Cooper stockholder approval due to its entry into a definitive agreement with respect to a superior proposal, then Mr. Cooper will pay or cause to be paid to Rocket the Mr. Cooper termination fee not later than the date of termination of the merger agreement.

Rocket Termination Fee Payable by Rocket.   Rocket has agreed to pay or cause to be paid to Mr. Cooper a fee of $500,000,000 (the “Rocket termination fee”), if the merger agreement is terminated by Mr. Cooper or Rocket under the following circumstances:

•
if the merger agreement is terminated by Rocket or Mr. Cooper due to the failure to complete the Maverick Merger by the end date, and all closing conditions to the merger agreement are satisfied (other than those conditions that by their terms are to be satisfied at closing) or waived (to the extent permissible pursuant to applicable law), other than the conditions specified in the merger agreement regarding (i) the expiration or termination of any applicable HSR Act waiting period relating to the mergers or the consent or the approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses and the absence of related laws or orders prohibiting or enjoining the completion of the mergers or (ii) the consent or approval of certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses not being granted subject to the imposition of a detriment, and Mr. Cooper delivers a written notice to Rocket demanding that Rocket pay Mr. Cooper the Rocket termination fee, then Rocket will pay or cause to be paid to Mr. Cooper the Rocket termination fee within one business day of delivery of such written notice; or

•
if the merger agreement is terminated by Rocket or Mr. Cooper due to a legal restraint (solely to the extent the applicable legal restraint arises under the HSR Act or is issued by certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses), and Mr. Cooper delivers a written notice to Rocket demanding that Rocket pay Mr. Cooper the Rocket termination fee, then Rocket will pay or cause to be paid to Mr. Cooper the Rocket termination fee within one business day of delivery of such written notice.

Expenses
Except as described above, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such costs or expenses, except that Rocket will pay expenses incurred in connection with printing, mailing and filing the registration statement on Form S-4, filing fees paid in respect of the filings under the HSR Act in connection with the mergers, and all reasonable and documented fees, costs and expenses incurred in connection with any cooperation provided or action taken in connection with the treatment of Mr. Cooper’s indebtedness or in connection with any financing to be obtained by Rocket relating to the repayment or refinancing of any outstanding indebtedness of Mr. Cooper.
Amendments; Waivers
Any provision of the merger agreement may be amended or waived prior to the effective time of the Maverick Merger if and only if the amendment or waiver is in writing and signed, in the case of an amendment, by the parties to the merger agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. After the receipt of the Mr. Cooper stockholder approval, there will be no amendment or waiver of the merger agreement which would by law require further approval by the Mr. Cooper stockholders without such approval. There may be no amendment or waiver of the merger agreement which would by law require further approval of the Rocket stockholders without such approval. After the effective time of the Maverick Merger, there shall be no amendment or waiver of the post-closing lock-up covenant without approval of the audit committee of the Rocket Board.
Governing Law; Jurisdiction; Waiver of Jury Trial
The merger agreement is constructed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of laws. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the merger agreement or the transactions contemplated thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court of the State of Delaware in New Castle County) and any appellate court from any of such courts (the “Delaware Courts”) and each party to the merger agreement irrevocably consents to the exclusive jurisdiction of the Delaware Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Courts. Each of the parties to the merger agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement or the transactions contemplated thereby.
Specific Performance
The parties will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement without the necessity of proving the inadequacy of money damages as a remedy or posting any bond or other undertaking, in addition to any other remedy to which they are entitled at law or in equity.
Third-Party Beneficiaries
Neither the merger agreement nor any other agreement contemplated thereby is intended to confer on any person other than the parties thereto any rights or remedies, except for:
•
the provisions of the merger agreement relating to indemnification and exculpation from liability for the directors and officers of Mr. Cooper;

•
from and after the completion of the mergers, the holders of Mr. Cooper common stock and Mr. Cooper equity awards (with respect to the provisions governing such holders’ rights to receive the merger consideration or related payments in respect of Mr. Cooper common stock and Mr. Cooper equity awards);

•
the right of Mr. Cooper, as sole and exclusive agent on behalf of the holders of Mr. Cooper common stock and Mr. Cooper equity awards, to pursue and obtain damages for any willful breach of the merger agreement by Rocket, Maverick Merger Subsidiary or Forward Merger Subsidiary, subject to certain exceptions;

•
the right of the chairman and chief executive officer of Mr. Cooper, Jay Bray, relating to the terms of his go-forward employment arrangements with Rocket following the mergers;

•
the post-closing lock-up covenant (which from and after the effective time of the Maverick Merger will be enforceable by the audit committee of the Rocket Board, as sole and exclusive agent on behalf of Rocket); and

•
certain financing provisions, which will be enforceable by the debt providers that commit to provide Rocket or any of its subsidiaries debt financing.

THE GOVERNANCE LETTER AGREEMENT
On March 31, 2025, concurrently with the execution and delivery of the merger agreement, Rocket and Dan Gilbert entered into a Governance Letter Agreement. The following summary is qualified by reference to the complete text of the governance letter agreement, which is attached as Annex B to this joint proxy and information statement/prospectus and incorporated by reference in this joint proxy and information statement/prospectus. You are urged to read the governance letter agreement carefully and in its entirety. This summary does not purport to be complete and may not contain all of the information about the governance letter agreement that is important to you.
Voting
Mr. Gilbert has agreed that, for the term of the governance letter agreement:
•
he will not vote or execute consents in favor of (or cause or permit any shares of Rocket common stock beneficially owned by Mr. Gilbert to be voted (including via proxy) or consents with respect thereto to be executed in favor of) any proposal to remove any Mr. Cooper Director other than for cause; and

•
he will vote against (and cause any shares of Rocket common stock beneficially owned by Mr. Gilbert to be voted (including via proxy) against) any proposal to remove any Mr. Cooper Director other than for cause.

Mr. Gilbert has also agreed that he will take any action as may be required to cause the re-election of a Mr. Cooper Director upon the expiration of the Mr. Cooper Director’s initial term as a member of the Rocket Board.
The governance letter agreement also provides that during the term of the governance letter agreement, the Mr. Cooper Directors will be nominated for reelection upon the expiration of their initial terms, and that in the event any Mr. Cooper Director resigns or is unable to serve on the Rocket Board, the replacement for such Mr. Cooper Director will be identified by the remaining Mr. Cooper Director, with the reasonable consent of the Nominating and Governance Committee of the Rocket Board, in each case acting in good faith.
Replacements
In the event a Mr. Cooper Director resigns or is unable to continue to serve on the Rocket Board prior to the termination date of the governance letter agreement, the replacement for such Mr. Cooper Director will be identified by the remaining Mr. Cooper Director with the reasonable consent of the nominating and governance committee of the Rocket Board, in each case acting in good faith. Mr. Gilbert and Rocket will take all necessary actions to promptly appoint such replacement to the Rocket Board, in the same class to which such replaced Mr. Cooper Director belonged prior to their departure.
Termination
The governance letter agreement will terminate on the third anniversary of the effective time of the Maverick Merger or, if earlier, the termination of the merger agreement in accordance with its terms.

INFORMATION ABOUT THE PARTIES
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226
(313) 373-7990
Rocket is a Detroit-based financial technology company with a platform of mortgage, real estate, and personal finance businesses — Rocket Mortgage, Rocket Homes, Rocket Close, Rocket Money and Rocket Loans. Rocket’s proprietary technology platform is designed to deliver a seamless, AI-driven homeownership experience, integrating home search, mortgage origination, title and closing, and personal financial management. Since its inception in 1985, Rocket has demonstrated a consistent ability to develop and scale technology-driven solutions that enhance client experiences, automate operations, and extend its capabilities to partners. Rocket Class A common stock is listed on NYSE under the symbol “RKT.”
Mr. Cooper
8950 Cypress Waters Blvd
Coppell, TX 75019
(469) 549-2000
Mr. Cooper provides customer-centric servicing, origination and transaction-based services related principally to single-family residences throughout the United States with operations under its primary brands: Mr. Cooper®, Xome® and Rushmore Servicing®. Mr. Cooper is the largest home loan servicer in the country focused on delivering a variety of servicing and lending products, services and technologies. Mr. Cooper is incorporated in Delaware. Its principal executive offices are located at 8950 Cypress Water Blvd, Coppell, TX 75019, and its telephone number is (469) 549-2000. Mr. Cooper’s website address is www.mrcoopergroup.com. Information contained on Mr. Cooper’s website does not constitute part of this joint proxy and information statement/prospectus. Mr. Cooper common stock is publicly traded on NASDAQ, under the ticker symbol “COOP.” Additional information about Mr. Cooper is included in documents incorporated by reference in this joint proxy and information statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 186.
This joint proxy and information statement/prospectus incorporates important business and financial information about Mr. Cooper from other documents that are not included in or delivered with this joint proxy and information statement/prospectus. For a list of the documents that are incorporated by reference, see the section titled “Where You Can Find More Information” beginning on page 186.
Maverick Merger Subsidiary
1050 Woodward Avenue
Detroit, MI 48226
(313) 373-7990
Maverick Merger Subsidiary, a direct, wholly-owned subsidiary of Rocket, is a Delaware corporation incorporated on March 27, 2025 for the purpose of effecting the mergers. Maverick Merger Subsidiary has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the mergers.
Forward Merger Subsidiary
1050 Woodward Avenue
Detroit, MI 48226
(313) 373-7990
Forward Merger Subsidiary, a direct, wholly-owned subsidiary of Rocket, is a Delaware limited liability company formed on March 27, 2025 for the purpose of effecting the mergers. Forward Merger Subsidiary has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the mergers.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
In the following unaudited pro forma condensed combined financial information and the accompanying notes, unless the context otherwise requires, references to “Rocket,” “we,” “us,” “our” and the “Company” refer to Rocket Companies, Inc. and its consolidated subsidiaries. Additional terms used in the unaudited pro forma condensed combined financial information and the accompanying notes are defined throughout this section.
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the following transactions (collectively the “Transactions”):
•
On June 30, 2025, Rocket Companies, Inc. (“Rocket”) completed the previously announced simplification of its organizational and capital structure pursuant to that certain Transaction Agreement, dated as of March 9, 2025 (as amended on April 7, 2025, the “Transaction Agreement”). Pursuant to the Transaction Agreement, on June 30, 2025, Rocket collapsed its “Up-C” structure, caused each class of common stock of Rocket to become entitled to one vote per share, and reduced its classes of common stock from four to two (the “Up-C Collapse”). As part of the Up-C Collapse:

•
Rock Holdings Inc. (“RHI”) contributed all assets and liabilities of RHI (other than its common limited liability company interests (the “Holdings LLC Units”) of Rocket, LLC (“Holdings LLC”), its shares of Class D common stock, par value $0.00001 per share of Rocket (“Class D common stock”) and equity interests in Rocket Community Fund, Woodward Insurance Holdings LLC and Woodward Insurance LLC (such entities collectively the “Retained Entities”)) to RHI II (as defined below), and distributed the interests in RHI to the holders of voting common shares of RHI. Thereafter, RHI merged with and into a wholly owned subsidiary of Rocket.

•
Rocket effected an internal reorganization pursuant to which the separate existence of Holdings LLC ceased and Eclipse Merger Limited Partnership (“Holdings LP”) continued as the surviving entity under the name “Rocket Limited Partnership,” and each issued and outstanding Holdings LLC Unit was exchanged for a number of fully paid and nonassessable partnership units of Holdings LP (“Holdings LP Units”).

•
Rocket amended its certificate of incorporation to authorize a new class of Class L common stock, par value $0.00001 per share (“Class L common stock”). Each shareholder of RHI received a number of shares of Class L common stock equal to (1) the number of shares of RHI (“RHI Shares”) held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D common stock owned by RHI to the number of all outstanding RHI Shares, which was 56.54 shares of Class L common stock per each RHI Share. Mr. Gilbert, in consideration for his Class D common stock and paired Holdings LP Units, received a number of newly issued shares of Class L common stock equivalent to one share of Class L common stock for each share of Class D common stock held by Mr. Gilbert. In connection with the above, on June 30, 2025, Rocket issued 1,848,879,455 shares of Class L common stock.

•
Rocket and RHI II, LLC (“RHI II”) entered into an Indemnity Agreement, pursuant to which, among other things, RHI II agreed to indemnify Rocket for RHI’s liabilities that are not related to Rocket’s business.

•
The Exchange Agreement between Rocket, RHI, Mr. Gilbert, and Holdings LP was terminated, and certain information and other rights were preserved through a separate letter agreement between Rocket and Mr. Gilbert.

•
The Rock Acquisition Corporation Shareholders Agreement between RHI and its stockholders was terminated.

•
The Tax Receivable Agreement between Rocket, RHI and Mr. Gilbert (the “TRA”) and the Amended and Restated Limited Partnership Agreement of Holdings LP were each amended. Following this amendment, the TRA does not apply to any exchanges, including for the avoidance of doubt, any Holdings LLC Units exchanged as part of the reorganization described above, that occur on or following March 9, 2025. Additionally, RHI contributed its rights to receive payments under the TRA in respect of RHI’s prior exchanges to RHI II, LLC, a Michigan limited liability company and a direct wholly owned subsidiary of RHI (“RHI II”), and RHI II completed a joinder, and became party, to the TRA.
•
Rocket paid a special cash dividend of $0.80 per share to holders of Class A common stock, par value $0.00001 per share (“Class A common stock”) as of March 20, 2025 (“Special Dividend”) on April 3, 2025.

•
On July 1, 2025, Rocket completed the previously announced acquisition of Redfin Corporation (“Redfin”). Pursuant to the Agreement and Plan of Merger, dated as of March 9, 2025 (the “Redfin Merger Agreement”), by and among Rocket, Redfin, and Neptune Merger Sub, Inc., a wholly owned subsidiary of Rocket (“Redfin Merger Sub”), Redfin Merger Sub merged with and into Redfin, with Redfin continuing as a direct wholly owned subsidiary of Rocket (the “Redfin Merger”). At the effective time of the Redfin Merger, each outstanding share of Redfin common stock, par value $0.001 per share (the “Redfin Shares”) (other than shares held by (i) Redfin, including in treasury, (ii) Rocket or (iii) Rocket’s subsidiaries, including Redfin Merger Sub), was automatically converted into the right to receive 0.7926 shares of Rocket’s Class A common stock, and the cash payable in lieu of fractional shares of the merger consideration, without interest and subject to any applicable withholding taxes. In connection with the above on, July 1, 2025, Rocket issued 103,391,679 shares of Class A common stock.

•
On March 31, 2025, Rocket, Maverick Merger Sub, Inc. (“Maverick Merger Subsidiary”), Maverick Merger Sub 2, LLC (“Forward Merger Subsidiary”) and Mr. Cooper Group Inc. (“Mr. Cooper”) entered into the Agreement and Plan of Merger (the “Mr. Cooper Merger Agreement”). Pursuant to the Mr. Cooper Merger Agreement, and upon the terms and subject to the conditions therein and in accordance with the Delaware General Corporation Law (the “DGCL”), Maverick Merger Subsidiary will merge with and into Mr. Cooper (the “Maverick Merger”), with Mr. Cooper surviving the Maverick Merger and continuing as a direct, wholly owned subsidiary of Rocket and immediately following such Maverick Merger, in accordance with the DGCL and the Delaware Limited Liability Company Act, Mr. Cooper will merge with and into Forward Merger Subsidiary (the “Forward Merger” and, together with the Maverick Merger, the “Mr. Cooper Mergers”), with Forward Merger Subsidiary surviving the Forward Merger. At the effective time of the Mr. Cooper Mergers, each outstanding share of Mr. Cooper common stock, par value $0.01 per share (other than Mr. Cooper common stock owned directly or indirectly by Rocket, Mr. Cooper, Maverick Merger Subsidiary or Forward Merger Subsidiary immediately prior to the Maverick Effective Time), will be automatically converted into the right to receive 11.00 shares of Rocket’s Class A common stock, and the cash payable in lieu of fractional shares of the merger consideration, without interest and subject to any applicable withholding taxes.

•
In connection with entering into the Mr. Cooper Merger Agreement, Rocket entered into a commitment letter (the “Commitment Letter”), dated as of March 31, 2025, with JPMorgan Chase Bank, N.A., which was subsequently amended and restated on April 22, 2025 to include certain additional commitment parties (the “Commitment Parties”), pursuant to which, on the terms and subject to the conditions set forth therein, the Commitment Parties have committed to provide a 364-day senior unsecured bridge term loan facility (the “Bridge Facility”) in an aggregate principal amount of up to $4,950 million, subject to the terms and conditions of the Commitment Letter.

•
The Company does not anticipate drawing on the Bridge Facility, as it has incurred permanent financing in the form of $4,000 million of new senior unsecured notes due 2030 and 2033. Rocket intends to use the proceeds from the notes to (i) redeem Mr. Cooper’s 5.000% senior notes due 2026, 6.000% senior notes due 2027 and 5.500% senior notes due 2028 at redemption prices equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to, but excluding, the redemption date, (ii) pay fees and expenses related to the issuance of the notes and the use of the proceeds therefrom, (iii) at Rocket’s discretion, redeem, purchase (including, if required, in a change of control offer) and/or amend Mr. Cooper’s 6.500% senior notes due 2029, 5.125% senior notes due 2030, 5.75% senior notes due 2031, and 7.125% senior notes due 2032 (collectively, all Mr. Cooper senior notes referenced in clauses (i) and (iii) above, the “Mr. Cooper Notes”), and pay fees and expenses in connection therewith (collectively, the “Finance Transactions”) and (iv) after the consummation of the Transactions, repay secured debt of Rocket and its consolidated subsidiaries (including Redfin, Mr. Cooper and their respective subsidiaries).
The unaudited pro forma condensed combined balance sheet as of March 31, 2025 gives effect to the Transactions as if they had been completed on March 31, 2025 and combines the unaudited consolidated balance sheet of Rocket as of March 31, 2025 with the unaudited consolidated balance sheets of Redfin and Mr. Cooper, each as of March 31, 2025.
The unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025 and year ended December 31, 2024 gives effect to the Transactions as if they had occurred on January 1, 2024, the first day of Rocket’s fiscal year 2024. The unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025, combines the unaudited consolidated statement of income (loss) of Rocket for the three months ended March 31, 2025 and the unaudited consolidated statements of income (loss) of Redfin and Mr. Cooper, each for three months ended March 31, 2025. The unaudited pro forma condensed combined statement of income (loss) for the fiscal year ended December 31, 2024 combines the audited consolidated statement of income (loss) of Rocket for the fiscal year ended December 31, 2024 and the audited consolidated statements of income (loss) of Redfin and Mr. Cooper, respectively each for the fiscal year ended December 31, 2024. The unaudited pro forma condensed combined financial information contained herein does not give effect to any of the financial results of Rocket, Redfin, or Mr. Cooper following March 31, 2025.
See the risk factor titled “The unaudited pro forma condensed combined financial information included in this joint proxy and information statement/prospectus is inherently subject to uncertainties, is preliminary, and may differ materially from the Company’s financial performance and results of operations.” beginning on page 42.
The historical consolidated financial statements of Rocket, Redfin, and Mr. Cooper have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to the Transactions, which are necessary to account for the Transactions in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, including the future impacts of Redfin’s 2025 multifamily rental listing arrangement with Zillow Inc. (“Zillow”), or any other business changes or synergies that may result from the Transactions. Based on known facts and circumstances and limited information available to reasonably estimate future impacts, the unaudited pro forma condensed combined financial information does not reflect any transaction accounting adjustments related to Redfin’s multifamily listing arrangement with Zillow, except for recognition of intangibles and the related amortization, and presents the multifamily rental business consistent with Redfin’s historical unaudited consolidated financial statements as of March 31, 2025.
The unaudited pro forma condensed combined financial information should be read in conjunction with:
•
The accompanying notes to the unaudited pro forma condensed combined financial information;

•
The unaudited consolidated financial statements of Rocket as of and for the three months ended March 31, 2025 and the related notes, which are included in Rocket’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and are incorporated by reference herein;

•
The audited consolidated financial statements of Rocket as of and for the fiscal year ended December 31, 2024 and the related notes, which are included in Rocket’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and are incorporated by reference herein;

•
The unaudited consolidated financial statements of Redfin as of and for the three months ended March 31, 2025 and the related notes, which are included in Redfin’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and are incorporated by reference herein;

•
The audited consolidated financial statements of Redfin as of and for the fiscal year ended December 31, 2024 and the related notes, which are included in Redfin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and are incorporated by reference herein;

•
The unaudited consolidated financial statements of Mr. Cooper as of and for the three months ended March 31, 2025 and the related notes, which are included in Mr. Cooper’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and are incorporated by reference herein; and

•
The audited consolidated financial statements of Mr. Cooper as of and for the fiscal year ended December 31, 2024 and the related notes, which are included in Mr. Cooper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and are incorporated by reference herein.

Accounting for the Transactions
The mergers pursuant to the Transaction Agreement (the “Up-C Collapse Mergers”) will be accounted for as an equity reorganization of Rocket, under which the stockholders of RHI became direct stockholders of Rocket. Pursuant to the Transaction Agreement, RHI stockholders exchanged their shares in RHI for shares of Class L common stock. At the effective time of the Up-C Collapse Mergers, RHI’s only material assets were its equity interests in Rocket and RHI did not have material liabilities, which would be required to be disclosed in its financial statements.
The Redfin Merger will be accounted for as a business combination using the acquisition method with Rocket as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate merger consideration will be allocated to Redfin’s assets acquired and liabilities assumed based upon their estimated fair values as of July 1, 2025. The process of valuing the net assets of Redfin immediately prior to the Redfin Merger, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 — Basis of Presentation for more information.
The Mr. Cooper Mergers will be accounted for as a business combination using the acquisition method with Rocket as the accounting acquirer in accordance with ASC Topic 805, Business Combinations. Under this method of accounting, the aggregate merger consideration will be allocated to Mr. Cooper’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Mr. Cooper Mergers. The process of valuing the net assets of Mr. Cooper immediately prior to the Mr. Cooper Mergers, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 — Basis of Presentation for more information.
All financial data included in the unaudited pro forma condensed combined financial information is presented in thousands of U.S. Dollars unless otherwise noted, and it has been prepared on the basis of U.S. GAAP and Rocket’s accounting policies. The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.

Rocket Companies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2025
($ In Thousands)
	Rocket Reclassified (Note 3)	Up-C Collapse	(Note 2)	Rocket Pro Forma for Up-C Collapse	Redfin Reclassified (Note 3)	Redfin Transaction Accounting Adjustments	(Note 5)	Rocket Pro Forma Adjusted for Redfin Merger	Mr. Cooper Reclassified (Note 6)	Mr. Cooper Transaction Accounting Adjustments	(Note 8)	Mr. Cooper Financing Adjustments	(Note 9)	Rocket Pro Forma Combined
Assets
Cash and cash equivalents	$1,408,800	$4,388	(a)	$1,293,068	$183,538	$(246,875)	(a)	$1,205,402	$784,129	$(4,010,712)	(a)	$3,919,388	(a)	$1,669,143
	—	(120,120)	(b)	—	—	(24,329)	(b)	—	—	(226,074)	(b)	(2,990)	(b)	—
Restricted cash	19,810	—		19,810	128	—		19,938	166,162	—		—		186,100
Mortgage loans held for sale, at fair value	9,599,477	—		9,599,477	172,744	—		9,772,221	2,603,276	—		—		12,375,497
Interest rate lock commitments (“IRLCs”), at fair value	283,388	—		283,388	6,263	—		289,651	46,319	—		—		335,970
Mortgage servicing rights (“MSRs”), at fair value	7,349,978	—		7,349,978	2,614	—		7,352,592	11,344,675	—		—		18,697,267
Notes receivable and due from affiliates	14,803	1,714	(a)	16,517	—	—		16,517	—	—		—		16,517
Property and equipment, net	202,966	124	(a)	203,090	38,220	—		241,310	62,656	—		—		303,966
Deferred tax asset, net	523,021	(523,021)	(c)	—	—	—		—	217,468	(217,468)	(f)	—		—
Lease right of use assets	273,938	—		273,938	22,536	—		296,474	41,182	—		—		337,656
Forward commitments, at fair value	4,573	—		4,573	581	—		5,154	69,122	—		—		74,276
Loans subject to repurchase right from Ginnie Mae	2,758,634	—		2,758,634	—	—		2,758,634	1,115,408	—		—		3,874,042
Goodwill and intangible assets, net	1,224,365	—		1,224,365	508,009	901,100	(c)	3,401,814	249,154	4,025,223	(c)	—		9,428,340
	—	—		—	—	768,340	(d)	—	—	1,752,149	(d)	—		—
Other assets	1,587,124	251	(a)	1,599,903	141,546	(48,055)	(d)	1,693,394	1,746,711	—		(37,125)	(c)	3,402,980
	—	12,528	(c)	—	—	—		—	—	—		—		—
Total assets	$25,250,877	$(624,136)		$24,626,741	$1,076,179	$1,350,181		$27,053,101	$18,446,262	$1,323,118		$3,879,273		$50,701,754
Liabilities and equity:
Liabilities:
Funding facilities	$7,609,741	$—		$7,609,741	$170,212	$—		$7,779,953	$2,128,471	$—		$—		$9,908,424
Other financing facilities and debt:
Senior Notes, net	4,040,296	—		4,040,296	572,774	(42,124)	(e)	4,570,946	4,896,175	(3,851,315)	(a)	3,919,388	(a)	9,535,194
MSR and Advance facilities, net	—	—		—	—	—		—	3,990,284	—		—		3,990,284
Early buy out facility	80,293	—		80,293	—	—		80,293	194,530	—		—		274,823
Term loan debt	—	—		—	243,003	(243,003)	(a)	—	—	—		—		—
Notes payable and due to affiliates	3,309	(164)	(a)	3,145	—	—		3,145	—	—		—		3,145
MSR related liabilities – nonrecourse at fair value	—	—		—	—	—		—	398,367	—		—		398,367
Accounts payable	291,507	36	(a)	291,543	20,351	—		311,894	129,220	—		—		441,114
Lease liabilities	310,420	—		310,420	31,236	—		341,656	53,252	—		—		394,908
Forward commitments, at fair value	84,739	—		84,739	1,712	—		86,451	17,079	—		—		103,530
Investor reserves	100,790	—		100,790	2,021	—		102,811	55,687	—		—		158,498
Tax receivable agreement liability	580,434	(15,601)	(d)	564,833	—	6,461	(f)	571,294	—	(1,600)	(e)	—		569,694
Loans subject to repurchase right from Ginnie Mae	2,758,634	—		2,758,634	—	—		2,758,634	1,115,408	—		—		3,874,042
Deferred tax liability, net	17,243	715,952	(c)	733,195	780	5,450	(f)	693,937	—	(1,018)	(e)	—		832,059
	—	—		—	—	(45,488)	(g)	—	—	139,140	(f)	—		—
Other liabilities	789,834	1,291	(a)	676,573	192,076	(5,019)	(b)	876,881	578,022	(60,712)	(a)	—		1,429,455
	—	(120,120)	(b)	—	—	13,251	(h)	—	—	35,264	(g)	—		—
	—	5,568	(e)	—	—	—		—	—	—		—		—
Total liabilities	$16,667,240	$586,962		$17,254,202	$1,234,165	$(310,472)		$18,177,895	$13,556,495	$(3,740,241)		$3,919,388		$31,913,537
Equity:
Class A common stock	$1	$—		$1	$128	$(127)	(i)	$2	$1,058	$(1,051)	(h)	$—		$9
Class B common stock	—	—		—	—	—		—	—	—		—		—
Class C common stock	—	—		—	—	—		—	—	—		—		—
Class D common stock	19	(19)	(g)	—	—	—		—	—	—		—		—
Class L common stock	—	19	(g)	19	—	—		19	—	—		—		19
Additional paid-in-capital	403,781	6,769,453	(g)	7,173,234	922,728	605,100	(i)	8,701,062	1,051,745	8,934,020	(h)	—		18,686,827
Retained earnings	180,223	20,335	(g)	200,558	(1,080,653)	1,055,491	(i)	175,396	3,836,964	(3,869,610)	(h)	(40,115)	(c)	102,635
Accumulated other comprehensive income (loss)	(54)	—		(54)	(189)	189	(i)	(54)	—	—		—		(54)
Non-controlling interest	7,999,667	(8,000,886)	(f)	(1,219)	—	—		(1,219)	—	—		—		(1,219)
Total equity	8,583,637	(1,211,098)		7,372,539	(157,986)	1,660,653		8,875,206	4,889,767	5,063,359		(40,115)		18,788,217
Total liabilities and equity	$25,250,877	$(624,136)		$24,626,741	$1,076,179	$1,350,181		$27,053,101	$18,446,262	$1,323,118		$3,879,273		$50,701,754

Rocket Companies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Income (Loss)
For the Three Months Ended March 31, 2025
($ In Thousands)
	Rocket Reclassified (Note 3)	Up-C Collapse	(Note 2)	Rocket Pro Forma for Up-C Collapse	Redfin Reclassified (Note 3)	Redfin Transaction Accounting Adjustments	(Note 5)	Rocket Pro Forma Adjusted for Redfin Merger	Mr. Cooper Reclassified (Note 6)	Mr. Cooper Transaction Accounting Adjustments	(Note 8)	Mr. Cooper Financing Adjustments	(Note 9)	Rocket Pro Forma Combined
Revenue
Gain on sale of loans:
Gain on sale of loans excluding fair value of MSRs, net	$507,199	$—		$507,199	$24,054	$—		$531,253	$(17,298)	$—		$—		$513,955
Fair value of originated MSRs	264,427	—		264,427	3,117	—		267,544	163,030	—		—		430,574
Gain on sale of loans, net	771,626	—		771,626	27,171	—		798,797	145,732	—		—		944,529
Loan servicing income:
Servicing fee income	400,697	—		400,697	(41)	—		400,656	710,812	—		—		1,111,468
Change in fair value of MSRs	(449,185)	—		(449,185)	(165)	—		(449,350)	(311,857)	—		—		(761,207)
Loan servicing income, net	(48,488)	—		(48,488)	(206)	—		(48,694)	398,955	—		—		350,261
Interest income:
Interest income	92,090	—		92,090	2,353	—		94,443	33,702	—		—		128,145
Interest expense on funding facilities	(64,039)	—		(64,039)	(1,971)	—		(66,010)	(27,508)	—		—		(93,518)
Interest income, net	28,051	—		28,051	382	—		28,433	6,194	—		—		34,627
Other income	286,075	(99)	(a)	285,976	192,848	—		478,824	178,872	—		—		657,696
Total revenue, net	1,037,264	(99)		1,037,165	220,195	—		1,257,360	729,753	—		—		1,987,113
Expenses
Salaries, commissions, and team member benefits	609,608	945	(a)	610,553	183,101	(9,861)	(j)	783,793	232,462	390	(i)	—		1,016,645
General and administrative expenses	260,815	(2,769)	(a)	258,046	62,246	—		320,292	168,930	—		—		489,222
Marketing and advertising expenses	275,623	20	(a)	275,643	41,697	—		317,340	10,839	—		—		328,179
Depreciation and amortization	26,910	15	(a)	26,925	9,631	35,931	(d)	72,487	17,975	57,443	(d)	—		147,905
Interest and amortization expense on non-funding debt	38,287	—		38,287	7,782	(585)	(e)	45,484	173,041	(80,571)	(a)	83,125	(d)	221,079
Other expenses	49,124	—		49,124	8,002	—		57,126	32,266	—		—		89,392
Total expenses	1,260,367	(1,789)		1,258,578	312,459	25,485		1,596,522	635,513	(22,738)		83,125		2,292,422
Income (loss) before income taxes	(223,103)	1,690		(221,413)	(92,264)	(25,485)		(339,162)	94,240	22,738		(83,125)		(305,309)
(Provision for) benefit from income taxes	10,657	42,482	(h)	53,139	(255)	28,515	(k)	81,399	(6,594)	(21,481)	(j)	19,950	(e)	73,274
Net income (loss)	(212,446)	44,172		(168,274)	(92,519)	3,030		(257,763)	87,646	1,257		(63,175)		(232,035)
Net (income) loss attributable to non-controlling interest	202,063	(202,283)	(f)	(220)	—	—		(220)	—	—		—		(220)
Net income (loss) attributable to Rocket Companies	$(10,383)	$(158,111)		$(168,494)	$(92,519)	$3,030		$(257,983)	$87,646	$1,257		$(63,175)		$(232,255)
Earnings (loss) per share of Class A common stock														Note (10)
Basic	$(0.07)													$(0.14)
Diluted	$(0.08)													$(0.13)
Weighted average shares outstanding
Basic	147,717,296	1,848,879,455				103,391,679				703,817,103				2,803,805,533
Diluted	2,001,936,351	—				110,643,064				720,345,525				2,832,924,940
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Rocket Companies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Income (Loss)
For the Year Ended December 31, 2024
($ In Thousands)
	Rocket Reclassified (Note 3)	Up-C Collapse	(Note 2)	Rocket Pro Forma for Up-C Collapse	Redfin Reclassified (Note 3)	Redfin Transaction Accounting Adjustments	(Note 5)	Rocket Pro Forma Adjusted for Redfin Merger	Mr. Cooper Reclassified (Note 6)	Mr. Cooper Transaction Accounting Adjustments	(Note 8)	Mr. Cooper Financing Adjustments	(Note 9)	Rocket Pro Forma Combined
Revenue
Gain on sale of loans:
Gain on sale of loans excluding fair value of MSRs, net	$1,682,697	$—		$1,682,697	$102,363	$—		$1,785,060	$64,585	$—		$—		$1,849,645
Fair value of originated MSRs	1,330,216	—		1,330,216	26,489	—		1,356,705	458,998	—		—		1,815,703
Gain on sale of loans, net	3,012,913	—		3,012,913	128,852	—		3,141,765	523,583	—		—		3,665,348
Loan servicing income:
Servicing fee income	1,462,173	—		1,462,173	2,146	—		1,464,319	2,475,426	—		—		3,939,745
Change in fair value of MSRs	(578,681)	—		(578,681)	(2,375)	—		(581,056)	(842,030)	—		—		(1,423,086)
Loan servicing income, net	883,492	—		883,492	(229)	—		883,263	1,633,396	—		—		2,516,659
Interest income:
Interest income	413,159	—		413,159	10,980	—		424,139	102,047	—		—		526,186
Interest expense on funding facilities	(315,593)	—		(315,593)	(11,226)	—		(326,819)	(84,475)	—		—		(411,294)
Interest income, net	97,566	—		97,566	(246)	—		97,320	17,572	—		—		114,892
Other income	1,106,827	6,513	(a)	1,113,340	910,193	—		2,023,533	793,189	—		—		2,816,722
Total revenue, net	5,100,798	6,513		5,107,311	1,038,570	—		6,145,881	2,967,740	—		—		9,113,621
Expenses
Salaries, commissions, and team member benefits	2,261,245	4,113	(a)	2,265,358	768,938	(19,355)	(j)	3,014,941	771,164	47,666	(i)	—		3,833,771
General and administrative expenses	893,154	2,525	(a)	901,247	237,267	13,251	(h)	1,151,765	465,219	35,264	(g)	2,990	(b)	1,655,238
	—	5,568	(e)	—	—	—		—	—	—		—		—
Marketing and advertising expenses	824,042	40	(a)	824,082	119,816	—		943,898	39,002	—		—		982,900
Depreciation and amortization	112,917	59	(a)	112,976	42,834	139,295	(d)	295,105	43,550	257,793	(d)	—		596,448
Interest and amortization expense on non-funding debt	153,637	—		153,637	27,707	1,085	(e)	182,429	641,934	(286,180)	(a)	37,125	(c)	909,102
	—	—		—	—	—		—	—	—		333,794	(d)	—
Other expenses	187,751	(15,601)	(d)	172,150	7,339	6,461	(f)	185,950	105,706	(1,600)	(e)	—		290,056
Total expenses	4,432,746	(3,296)		4,429,450	1,203,901	140,737		5,774,088	2,066,575	52,943		373,909		8,267,515
Income (loss) before income taxes	668,052	9,809		677,861	(165,331)	(140,737)		371,793	901,165	(52,943)		(373,909)		846,106
(Provision for) benefit from income taxes	(32,224)	(130,463)	(h)	(162,687)	530	(5,450)	(f)	(94,681)	(232,065)	1,018	(e)	89,738	(e)	(207,498)
	—	—		—	—	72,926	(k)	—	—	28,492	(j)	—		—
Net income (loss)	635,828	(120,654)		515,174	(164,801)	(73,261)		277,112	669,100	(23,433)		(284,171)		638,608
Net (income) loss attributable to non-controlling interest	(606,458)	607,509	(f)	1,051	—	—		1,051	—	—		—		1,051
Net income (loss) attributable to Rocket Companies	$29,370	$486,855		$516,225	$(164,801)	$(73,261)		$278,163	$669,100	$(23,433)		$(284,171)		$639,659
Earnings (loss) per share of Class A common stock														Note (10)
Basic	$0.21													$0.23
Diluted	$0.21													$0.23
Weighted average shares outstanding
Basic	141,037,083	1,848,879,455				103,391,679				703,817,103				2,797,125,320
Diluted	141,037,083	1,857,291,729				109,238,109				716,805,278				2,824,372,199
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Note 1 — Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X.
The pro forma financial statements, including all adjustments, were prepared in accordance with U.S. GAAP, presented in U.S. dollars, and give effect to each of the following transactions:
Up-C Collapse
As discussed in Note 2, the unaudited pro forma condensed combined financial information reflects the effects of the Up-C Collapse, which was accounted for as a reorganization of entities under common control. The exchange of Class D common stock and Holdings LLC Units for newly issued shares of Class L common stock does not result in a change in control under U.S. GAAP. Accordingly, the historical carrying amounts of assets and liabilities are retained. The elimination of the non-controlling interest in Holdings LLC as part of the Up-C Collapse will be accounted for in accordance with the guidance in ASC 810, Consolidation, with the difference between the carrying amount of the non-controlling interest and the consideration transferred reflected as an equity transaction.
Redfin Merger
As discussed in Note 3, certain reclassifications were made to conform the historical presentation of Redfin to that of Rocket’s financial statement presentation. Rocket is currently in the process of evaluating Redfin’s accounting policies, which will be finalized as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, Rocket has determined that no significant adjustments are necessary to conform Redfin’s financial statements to the accounting policies used by Rocket.
The unaudited pro forma condensed combined financial information was prepared by applying the acquisition method of accounting in accordance with ASC 805, with Rocket as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical financial statements of Rocket and Redfin. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value (or other measurement as directed by ASC 805), while transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the aggregate merger consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. This allocation of the aggregate merger consideration depends upon certain estimates and assumptions, all of which are preliminary. The final determination of fair values of assets acquired and liabilities assumed relating to the Redfin Merger could differ materially from the preliminary allocation of aggregate merger consideration. The final valuation will be based on the actual tangible and intangible assets and liabilities of Redfin existing at the acquisition date and such valuation is in process.
Mr. Cooper Mergers
As discussed in Note 6, certain reclassifications were made to conform the historical presentation of Mr. Cooper to that of Rocket’s financial statement presentation. Rocket is currently in the process of evaluating Mr. Cooper’s accounting policies, which will be finalized upon completion of the Mr. Cooper Mergers, or as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, Rocket has determined that no significant adjustments are necessary to conform Mr. Cooper’s financial statements to the accounting policies used by Rocket.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
The unaudited pro forma condensed combined financial information was prepared by applying the acquisition method of accounting in accordance with ASC 805, with Rocket as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical financial statements of Rocket and Mr. Cooper. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value (or other measurement as directed by ASC 805), while transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the aggregate merger consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. This allocation of the aggregate merger consideration depends upon certain estimates and assumptions, all of which are preliminary. The final determination of fair values of assets acquired and liabilities assumed relating to the Mr. Cooper Mergers could differ materially from the preliminary allocation of aggregate merger consideration. The final valuation will be based on the actual tangible and intangible assets and liabilities of Mr. Cooper existing at the acquisition date.
The Financing Transactions
The Mr. Cooper Mergers will trigger change in control provisions contained in certain of Mr. Cooper’s outstanding debt facilities (including the Mr. Cooper Notes) that will require the repayment of such indebtedness. Consequently, Rocket entered into the Commitment Letter with the Commitment Parties, pursuant to which the Commitment Parties have committed to provide the Bridge Facility with a capacity up to $4,950 million. The Company does not expect to draw on the Bridge Facility, as it has incurred permanent financing in the form of $4,000 million of Senior Notes. Rocket intends to use the proceeds from the notes to fund the Finance Transactions, and after consummation of the Transactions, to repay secured debt of Rocket and its consolidated subsidiaries (including Redfin, Mr. Cooper, and their subsidiaries). The debt issuance costs associated with the notes will be capitalized and amortized over the term of the notes.
The assumptions and expectations regarding the aggregate principal amount of Mr. Cooper Notes to be repaid at closing are subject to change and resulting interest expense based on the final permanent financing could vary significantly from what is assumed in the unaudited pro forma condensed combined financial information.
Overall Presentation
The unaudited pro forma condensed combined balance sheet, as of March 31, 2025, the unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025 and the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024, presented herein, are based on the historical financial statements of Rocket, adjusted for the Up-C Collapse (as noted above), the Redfin Merger and the Mr. Cooper Mergers.
The unaudited pro forma condensed combined balance sheet as of March 31, 2025 is presented as if the Transactions had occurred on March 31, 2025 and combines the historical balance sheet of Rocket as of March 31, 2025 with the historical balance sheets of Redfin and Mr. Cooper, each as of March 31, 2025.
The unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025 has been prepared as if the Transactions had occurred on January 1, 2024 and combines Rocket’s historical statement of income (loss) for the three months ended March 31, 2025 with the historical statements of income (loss) for Redfin and Mr. Cooper, each for the three months ended March 31, 2025.
The unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024 has been prepared as if the Transactions had occurred on January 1, 2024 and combines

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Rocket’s historical statement of income (loss) for the fiscal year ended December 31, 2024 with the historical statements of income (loss) for Redfin and Mr. Cooper, each for the fiscal year ended December 31, 2024.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dyssynergies, operating efficiencies or cost savings that may result from the Redfin Merger or Mr. Cooper Mergers and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Rocket believes are reasonable under the circumstances. Rocket is not aware of any material transactions between Rocket and Redfin, Rocket and Mr. Cooper, and Redfin and Mr. Cooper during the periods presented. Accordingly, adjustments to eliminate transactions between Rocket and Redfin, between Rocket and Mr. Cooper, and between Redfin and Mr. Cooper have not been reflected in the unaudited pro forma condensed combined financial information.
Note 2 — Up-C Collapse Adjustments
Adjustments related to the Up-C Collapse in the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2025 and the unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025 and the year ended December 31, 2024 are as follows:
(a)
Reflects the consolidation of the net assets and operations of the Retained Entities, net of eliminations, as a result of the Up-C Collapse Mergers.

(b)
Reflects the reclassification of the accrual for the Special Dividend of $120.1 million to the holders of Rocket’s Class A common stock from Other liabilities to a reduction in Cash and cash equivalents. For the avoidance of doubt, the Special Dividend was paid to holders of Rocket’s Class A common stock on April 3, 2025, prior to the consummation of the Up-C Collapse.

As of March 31, 2025, Rocket had also recorded a $26.6 million accrual in Other liabilities on Rocket’s historical consolidated balance sheet related to dividend equivalents payable to holders of unvested service-based restricted stock units and performance-based restricted stock units. The underlying award agreements provide a contractual right for holders of these unvested awards to receive dividend equivalent payments upon vesting for any dividends declared during the vesting period. For the avoidance of doubt, the $0.80 per share amount of the Special Dividend declared and paid in April 2025 is separate from these dividend equivalent amounts and no pro forma adjustment has been made to the dividend equivalent accrual.
(c)
Reflects the reversal of the deferred tax asset position of $510.5 million, the recognition of the deferred tax liability position of $716.0 million as a result of the Up-C Collapse, and the corresponding elimination of the non-controlling interest in Holdings LLC. Through the Up-C Collapse, Rocket acquired the Holdings Units held by Rocket’s chairman and RHI which have a book basis that is higher than the tax basis in the investment of Holdings LLC. This basis difference results in a deferred tax liability and the corresponding adjustment to Additional paid-in-capital. Retained earnings was also adjusted for the reversal of certain valuation allowances of $10.3 million, which was an indirect effect of the Up-C Collapse. The remaining $12.5 million of the deferred tax asset position was reclassified to Other assets as it would not be presented separately. See Note 2(h) for further discussion on the impact of the reversal of the valuation allowance on the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024. There are a number of factors that will ultimately impact the final deferred tax position recorded by the consolidated group including operations before closing, potential changes in tax laws, and the mix of earnings. This determination is preliminary and subject to change.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
(d)
Reflects the change in the TRA liability of $15.6 million and the corresponding adjustment to Retained earnings due to the Up-C Collapse which results in changes to the estimates of tax rates and other variables used in the estimation of the TRA liability. The decrease in the TRA liability is also reflected as a reduction to Other expenses on the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024.

(e)
Reflects expected remaining non-recurring acquisition-related transaction costs of $5.6 million related to the Up-C Collapse, primarily for professional services. These estimated and to be incurred acquisition-related transaction costs are not reflected on the historical consolidated balance sheet of Rocket as of March 31, 2025, but are reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 as an increase to Other liabilities and a corresponding adjustment to Retained earnings. These transaction costs are also presented as an increase to General and administrative expenses in the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024.

(f)
Reflects the elimination of Non-controlling interest on the unaudited pro forma condensed combined balance sheet and the allocation of income (loss) to the non-controlling interest holders on the pro forma statement of income (loss) for the three months ended March 31, 2025, and year ended December 31, 2024, as a result of the transfer of 1,848,879,455 shares of Class D common stock and Holdings LLC Units in exchange for an equivalent number of shares of Class L common stock.

(g)
Reflects the adjustments to Equity:

	Additional paid-in capital	Retained earnings	Non-controlling interest
Pro forma Up-C Collapse adjustments:
(a) Consolidation of net assets and operations of the Retained Entities	$5,314	$—	$—
(b) Special Dividend payment and Dividend equivalents payable to the holders of unvested RSUs	—	—	—
(c) Reversal of the DTA and recognition of DTL	(1,236,747)	10,302	—
(d) Change in the TRA liability	—	15,601	—
(e) Expected remaining non-recurring acquisition-related transaction costs	—	(5,568)	—
(f) Elimination of non-controlling interest(1)	8,000,886	—	(8,000,886)
Net pro forma transaction accounting adjustments to Equity:	$6,769,453	$20,335	$(8,000,886)

(1)
Common stock reflects the impact of the exchange of Class D common stock for Class L common stock and the resulting reclass of par value.

(h)
Reflects the estimated income tax provision assuming Rocket’s unaudited pro forma condensed combined Income (loss) before income taxes had been subject to federal and state income tax as a C-corporation utilizing an estimated blended statutory tax rate of approximately 24% for the three months ended March 31, 2025 and year ended December 31, 2024. The estimated blended statutory tax rate was computed assuming the valuation allowance of $10.3 million was released consistent with Note 2(c). The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income (loss) and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended tax rate will likely vary from the actual effective tax rate in periods subsequent to completion of the Up-C Collapse. This determination is preliminary and subject to change.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Note 3 —  Redfin Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, Rocket’s management performed a preliminary analysis of Redfin’s financial information to identify differences in financial statement presentation as compared to the presentation of Rocket. Certain reclassification adjustments have been made to conform Redfin’s historical financial statement presentation to Rocket’s financial statement presentation. Following the closing of the Redfin Merger, the combined company is in the process of finalizing its review of the reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.
In order to conform to the new presentation as of March 31, 2025, Rocket created a new financial statement line item in their balance sheet, Deferred tax liability, net, and as a result, has reclassified $17.2 million from Other liabilities to Deferred tax liability, net in Rocket’s presentation of its historical information on the unaudited pro forma condensed combined balance sheet.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
A.
Refer to the table below for a summary of reclassification adjustments made to present Redfin’s consolidated balance sheet as of March 31, 2025 to conform with that of Rocket’s:

Redfin Historical Balance Sheet Line Items	Redfin Historical as of March 31, 2025	Reclassification	Rocket Historical Balance Sheet Line Items(1)	Reclassification	Redfin Reclassified as of March 31, 2025
Cash and cash equivalents	$183,538	—	Cash and cash equivalents		$183,538
Restricted cash	128	—	Restricted cash		128
Accounts receivable, net of allowance for credit losses	39,731	(39,731)	Mortgage loans held for sale, at fair value		172,744
Loans held for sale	172,744	—	Interest rate lock commitments (“IRLCs”), at fair value		6,263
Prepaid expenses	31,229	(31,229)	Other current assets	6,263
Other current assets	31,354	(31,354)	Mortgage servicing rights (“MSRs”), at fair value		2,614
Total current assets	458,724	—	Property and equipment, net		38,220
Property and equipment, net	38,220	—	Lease right of use assets		22,536
Right-of-use assets, net	22,536	—	Forward commitments, at fair value		581
MSRs, at fair value	2,614	—	Other current assets	581
Goodwill	461,349	(461,349)	Goodwill and intangible assets, net		508,009
Intangible assets, net	46,660	(46,660)	Goodwill	461,349
Contract assets, noncurrent	38,180	(38,180)	Intangible assets, net	46,660
Other assets, noncurrent	7,896	(7,896)	Other assets		141,546
Total assets	1,076,179	—	Accounts receivable, net of allowances for credit losses	39,731
Accounts payable	20,113	—	Other current assets	24,510
Accrued and other liabilities	118,726	(118,726)	Prepaid expenses	31,229
Warehouse credit facilities	170,212	(170,212)	Other assets, noncurrent	7,896
Convertible senior notes, net	73,593	(73,593)	Contract assets, noncurrent	38,180
Lease liabilities	12,749	(12,749)	Total assets		1,076,179
Total current liabilities	395,393	—	Funding facilities		170,212
Lease liabilities, noncurrent	18,487	(18,487)	Warehouse credit facilities	170,212
Convertible senior notes, net, noncurrent	499,181	(499,181)	Senior Notes, net		572,774
Term loan	243,003	—	Convertible senior notes, net	73,593
Deferred revenue	77,321	(77,321)	Convertible senior notes, net, noncurrent	499,181
Deferred tax liabilities	780	—	Term loan debt		243,003
Total liabilities	$1,234,165	—	Accounts payable		20,351
			Accounts payable	20,113
			Accrued and other liabilities	238
			Lease liabilities		31,236
			Lease liabilities	12,749
			Lease liabilities, noncurrent	18,487
			Forward commitments, at fair value		1,712
			Accrued and other liabilities	1,712
			Investor reserves		2,021
			Accrued and other liabilities	2,021
			Deferred tax liability, net		780
			Other liabilities		192,076
			Accrued and other liabilities	114,755
			Deferred revenue	77,321
			Total liabilities		$1,234,165

(1)
The indented Redfin line items listed beneath each Rocket historical balance sheet line represent balances reclassified from the respective Redfin balance sheet line items to the corresponding Rocket balance sheet line items.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
B.
Refer to the table below for a summary of adjustments made to present Redfin’s consolidated statement of loss for the three months ended March 31, 2025 to conform with that of Rocket’s:

Redfin Historical Statement of Loss Line Items	Redfin Historical for the Three Months Ended March 31, 2025	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Redfin Reclassified for the Three Months Ended March 31, 2025
Revenue	$221,027	(221,027)	Gain on sale of loans excluding fair value of MSRs, net		$24,054
Cost of revenue	150,393	(150,393)	Revenue	24,054
Technology and development	39,486	(39,486)	Fair value of originated MSRs		3,117
Marketing	39,265	(39,265)	Revenue	3,117
General and administrative	56,467	(56,467)	Servicing fee income		(41)
Restructuring and reorganization	20,930	(20,930)	Revenue	(41)
Interest income	1,119	(1,119)	Change in fair value of MSRs		(165)
Interest expense	(7,784)	7,784	Revenue	(165)
Income tax expense	(255)	—	Interest income		2,353
Gain on extinguishment of convertible senior notes	—	—	Revenue	2,353
Other expense, net	(85)	85	Interest expense on funding facilities		(1,971)
Net loss	$(92,519)	—	Cost of revenue	(1,971)
			Other income		192,848
			Revenue	191,709
			Interest income	1,119
			Other expense, net	20
			Salaries, commissions, and team member benefits		183,101
			Cost of revenue	110,190
			Technology and development	25,917
			Marketing	5,279
			General and administrative	27,789
			Restructuring and reorganization	13,926
			General and administrative expenses		62,246
			Cost of revenue	27,381
			Technology and development	9,590
			Marketing	1,080
			General and administrative	24,109
			Restructuring and reorganization	86
			Marketing and advertising expenses		41,697

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Redfin Historical Statement of Loss Line Items	Redfin Historical for the Three Months Ended March 31, 2025	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Redfin Reclassified for the Three Months Ended March 31, 2025
			Cost of revenue	8,553
			Marketing	32,844
			General and administrative	300
			Depreciation and amortization		9,631
			Cost of revenue	1,817
			Technology and development	3,979
			Marketing	62
			General and administrative	3,773
			Interest and amortization expense on non-funding debt		7,782
			Interest expense	7,782
			Other expenses		8,002
			Cost of revenue	481
			General and administrative	496
			Interest expense	2
			Restructuring and reorganization	6,918
			Other expense, net	105
			(Provision for) benefit from income taxes		(255)
			Net loss		$(92,519)

(1)
The indented Redfin line items listed beneath each Rocket line item represent amounts reclassified from the respective Redfin statement of loss line items to the corresponding Rocket statement of income (loss) line items.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
C.
Refer to the table below for a summary of adjustments made to present Redfin’s consolidated statement of loss for the year ended December 31, 2024 to conform with that of Rocket’s:

Redfin Historical Statement of Loss Line Items	Redfin Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Redfin Reclassified for the Year Ended December 31, 2024
Revenue	$1,042,979	(1,042,979)	Gain on sale of loans excluding fair value of MSRs, net		$102,363
Cost of revenue	678,778	(678,778)	Revenue	102,363
Technology and development	163,927	(163,927)	Fair value of originated MSRs		26,489
Marketing	114,481	(114,481)	Revenue	26,489
General and administrative	235,364	(235,364)	Servicing fee income		2,146
Restructuring and reorganization	5,684	(5,684)	Revenue	2,146
Interest income	6,348	(6,348)	Change in fair value of MSRs		(2,375)
Interest expense	(27,780)	27,780	Revenue	(2,375)
Income tax benefit	530	—	Interest income		10,980
Gain on extinguishment of convertible senior notes	12,000	(12,000)	Revenue	10,980
Other expense, net	(644)	644	Interest expense on funding facilities		(11,226)
Net loss	$(164,801)	—	Cost of revenue	(11,226)
			Other income		910,193
			Revenue	903,784
			Interest income	6,348
			Other expense, net	61
			Salaries, commissions, and team member benefits		768,938
			Cost of revenue	498,761
			Technology and development	107,224
			Marketing	24,150
			General and administrative	133,141
			Restructuring and reorganization	5,662
			General and administrative expenses		237,267
			Cost of revenue	117,312
			Technology and development	37,364
			Marketing	5,225
			General and administrative	77,344
			Restructuring and reorganization	22
			Marketing and advertising expenses		119,816

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Redfin Historical Statement of Loss Line Items	Redfin Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Redfin Reclassified for the Year Ended December 31, 2024
			Cost of revenue	33,775
			Technology and development	89
			Marketing	84,859
			General and administrative	1,093
			Depreciation and amortization		42,834
			Cost of revenue	2,814
			Technology and development	19,250
			Marketing	233
			General and administrative	20,537
			Interest and amortization expense on non-funding debt		27,707
			Interest expense	27,707
			Other expenses		7,339
			Revenue	408
			Cost of revenue	14,890
			Marketing	14
			General and administrative	3,249
			Interest expense	73
			Gain on extinguishment of convertible senior notes	(12,000)
			Other expense, net	705
			(Provision for) benefit from income taxes		530
			Net loss		$(164,801)

(1)
The indented Redfin line items listed beneath each Rocket line item represent amounts reclassified from the respective Redfin statement of loss line items to the corresponding Rocket statement of income (loss) line items.

Note 4 — Preliminary Purchase Price Allocation for Redfin Merger
Estimated Redfin Merger Consideration
The following table summarizes the preliminary estimated aggregate merger consideration for Redfin with reference to Rocket’s closing share price of $14.48 on July 1, 2025.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Amount
Estimated fair value of Rocket Class A common stock to be issued to Redfin stockholders(i)	$1,497,111
Estimated fair value of converted Redfin equity awards attributable to pre-combination service(ii)	30,718
Cash paid to pay off term loan and accrued interest(iii)	246,875
Preliminary estimated merger consideration	$1,774,704

(i)
Value of estimated shares of Rocket Class A common stock issued is based on 130,446,226 shares of outstanding common stock of Redfin as of July 1, 2025 each being exchanged for 0.7926 of a share of Rocket Class A common stock issued at $14.48, the closing share price on July 1, 2025.

(ii)
Certain unvested equity awards of Redfin were replaced by Rocket’s equity awards with similar terms at closing. The vested portion of those awards, as well as awards that fully vested prior to the closing date, are included as consideration applying the same exchange ratio and share price as (i) above.

(iii)
Cash paid to settle Redfin’s outstanding term loan principal and accrued interest triggered by the Redfin Merger.

Preliminary Purchase Price Allocation
The assumed accounting for the Redfin Merger, including the preliminary merger consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Redfin, Rocket used benchmarking information from public precedent transactions as well as a variety of other sources, including market participant assumptions. Rocket is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Redfin Merger. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Rocket believes are reasonable under the circumstances. The purchase price adjustments relating to Redfin’s and Rocket’s combined financial information are preliminary and are subject to change, as additional information becomes available and as additional analyses are performed.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
The following table summarizes the preliminary purchase price allocation, as if the Redfin Merger had been completed on March 31, 2025:
Amount
Estimated Merger Consideration:	$1,774,704
Cash and cash equivalents(i)	159,209
Restricted cash	128
Mortgage loans held for sale, at fair value	172,744
IRLCs, at fair value	6,263
MSRs, at fair value	2,614
Property and equipment, net	38,220
Lease right of use assets	22,536
Forward commitments, at fair value	581
Intangible assets, net(ii)	815,000
Other assets	93,491
Funding facilities	170,212
Senior Notes, net	530,650
Accounts payable	20,351
Lease liabilities	31,236
Forward commitments, at fair value	1,712
Investor reserves	2,021
Deferred tax liability, net(iii)	(44,708)
Other liabilities(i)	187,057
Net tangible assets acquired (excluding goodwill)	412,255
Goodwill	1,362,449
Total net assets acquired	$1,774,704

(i)
Inclusive of $24.3 million of seller transaction costs, of which $19.3 million was contingent on the closing of the Redfin Merger and $5.0 million previously accrued, both of which were paid at closing. See Note 5(b) below.

(ii)
Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

	Preliminary Fair Value	Estimated Useful Life (years)
Preliminary fair value of intangible assets acquired:
Trade names and trademarks	$300,000	5
Customer relationships	240,000	7
Developed technology	275,000	4
Intangible assets acquired	$815,000

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
(iii)
As a result of the Redfin Merger, Rocket expects to benefit from Redfin’s deferred tax asset balance, leading to net deferred tax assets of $221.1 million, offset by deferred tax liabilities of $175.6 million from book-tax basis differences arising from the preliminary purchase price allocation. Redfin’s historical deferred tax liability of $0.8 million is netted against the $45.5 million net deferred tax asset position above, resulting in an ending deferred tax asset position of $44.7 million, which is shown as a negative deferred tax liability as the combined company will be in a net deferred tax liability position. There are a number of factors that will ultimately impact the final deferred tax position recorded by the consolidated group including operations before closing, potential changes in tax laws, and the mix of earnings. This determination is preliminary and subject to change.

Note 5 — Redfin Merger Adjustments
The following pro forma adjustments have been reflected in the Redfin Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet and statements of income (loss). All adjustments are based on preliminary assumptions and valuations, which are subject to change.
a)
Reflects the accelerated payoff of Redfin’s outstanding aggregate principal from its term loan triggered by the Redfin Merger of $246.9 million, which is included as part of the consideration transferred. See Note 4 above. The adjustment reflects the extinguishment of the term loan debt and the write-off of unamortized deferred issuance costs of $3.9 million. See Note 5(e) for the corresponding elimination of the historical interest expense attributed to the term loan.

b)
Reflects Redfin’s expected acquisition-related transaction costs of $24.3 million that was paid in cash by Rocket. This includes a reduction in other liabilities of $5.0 million previously accrued. See Note 4.

c)
Represents the preliminary adjustment to goodwill of $901.1 million within Goodwill and intangible assets, net, which reflects the elimination of the historical goodwill of $461.3 million and the recognition of the preliminary estimate of goodwill in connection with the Redfin Merger of $1,362.4 million. See Note 4.

d)
Represents the preliminary adjustment to intangible assets of $768.3 million within Goodwill and intangible assets, net, which reflects the elimination of historical intangibles of $46.7 million, and the preliminary estimate of the fair value of the acquired intangible assets of $815.0 million. This adjustment also eliminates $48.1 million representing the remaining balance as of March 31, 2025 of capitalized costs that Redfin had previously recharacterized from intangible assets to other assets related to the Zillow partnership announced in February 2025. Refer to Note 4 above for additional information on the acquired intangible assets expected to be recognized. The pro forma impacts reflected in Depreciation and amortization as a result of the adjustment to intangible assets are shown in the table below:

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Redfin amortization of intangible assets and contract asset(1)	$(4,828)	$(23,741)
Amortization of intangible assets	40,759	163,036
Net pro forma transaction accounting adjustment to Depreciation and amortization	$35,931	$139,295

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

(1)
In March 2025, Redfin had a recharacterization of intangibles assets on its consolidated balance sheet to contract asset as part of the Zillow partnership agreement entered into in February 2025.

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $4.1 million and $16.3 million for the three months ended March 31, 2025 and year ended December 31, 2024, respectively. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Redfin Merger may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.
e)
Reflects the preliminary purchase accounting adjustment to reduce the senior convertible notes by $42.1 million down to their fair value. The pro forma impact reflected in Interest and amortization expense on non-funding debt as a result of the adjustment to debt, and based on an 5.8% weighted average effective interest rate, is calculated in the table below:

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical interest expense(1)	$(7,782)	$(27,707)
Pro forma interest expense	7,197	28,792
Net pro forma transaction accounting adjustment to Interest and amortization expense on non-funding debt	$(585)	$1,085

(1)
Inclusive of the historical interest expense incurred in connection with the Redfin term loan that is assumed to be settled as a result of the change-in-control.

f)
Reflects an increase in Rocket’s TRA liability of $6.5 million and an increase in its deferred tax liability of $5.5 million indirectly resulting from the Redfin Merger. The corresponding offsetting adjustment is recorded through Retained earnings. The increases in the TRA liability and the deferred tax liability are reflected as increases to Other expenses and Provision for income taxes on the unaudited pro forma condensed combined statement of income (loss), respectively, for the year ended December 31, 2024.

g)
Reflects the decrease to Rocket’s deferred tax liabilities of $45.5 million recognized from the Redfin Merger. See Note 4.

h)
Reflects expected remaining non-recurring acquisition-related transaction costs of $13.3 million related to the Redfin Merger, primarily for professional services. These estimated and to be incurred acquisition-related transaction costs are not reflected on the historical consolidated balance sheet of Rocket as of March 31, 2025, but are reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 as an increase to Other liabilities and a decrease to Retained earnings, with a corresponding increase to General and administrative expenses in the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
i)
Reflects the adjustments to Equity:

	Class A common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive loss
Pro forma transaction accounting adjustments:
Elimination of Redfin’s historical equity	$(128)	$(922,728)	$1,080,653	$189
Rocket Class A common stock issued to Redfin stockholders – See Note 4	1	1,497,110	—	—
Estimated fair value attributed to pre-combination vesting of equity awards – See Note 4	—	30,718	—	—
Change in Rocket’s TRA liability and deferred tax liability – See Note 5(f)	—	—	(11,911)	—
Estimated remaining acquisition-related transaction costs – See Note 5(h)	—	—	(13,251)	—
Net pro forma transaction accounting adjustments to Equity	$(127)	$605,100	$1,055,491	$189

j)
Reflects the adjustment to Salaries, commissions and team member benefits with respect to net stock-based compensation expense for Rocket replacement equity awards. See Note 4 for further discussion around the fair value of the vested portion of awards allocated to the pre-combination period.

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Redfin stock-based compensation expense	$(15,363)	$(71,159)
Record stock-based compensation expense from replacement awards	5,502	51,804
Net pro forma transaction accounting adjustment to Salaries, commissions, and team member benefits	$(9,861)	$(19,355)

k)
The estimated income tax impact on Redfin’s loss before income taxes, inclusive of the pro forma adjustments, utilizing an estimated blended statutory tax rate of approximately 24% for the three months ended March 31, 2025 and year ended December 31, 2024, as a result of the release of certain valuation allowance amounts in the Redfin Merger. The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income (loss) and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended tax rate will likely vary from the actual effective tax rate in periods subsequent to completion of the Redfin Merger. The determination of the income tax impact is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Note 6 — Mr. Cooper Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, Rocket’s management performed a preliminary analysis of Mr. Cooper’s financial information to identify differences in financial statement presentation as compared to the presentation of Rocket. Certain reclassification adjustments have been made to conform Mr. Cooper’s historical financial statement presentation to Rocket’s financial statement presentation. Following the Mr. Cooper Mergers, the combined company will finalize the review of reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.
In order to conform to the new presentation as of March 31, 2025, Rocket created two new financial statement line items on its balance sheet: (i) MSR and Advance facilities, net and (ii) MSR related liabilities — nonrecourse at fair value. These new line items are comprised solely of the respective historical balances from Mr. Cooper’s consolidated balance sheet as of March 31, 2025 as Rocket did not have any existing balances to reclassify.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
A.
Refer to the table below for a summary of reclassification adjustments made to present Mr. Cooper’s consolidated balance sheet as of March 31, 2025 to conform with that of Rocket’s:

Mr. Cooper Historical Balance Sheet Line Items	Mr. Cooper Historical Balances as of March 31, 2025	Reclassification	Rocket Historical Balance Sheet Line Items(1)	Reclassification	Mr. Cooper Reclassified as of March 31, 2025
Cash and cash equivalents	$784,129	—	Cash and cash equivalents		$784,129
Restricted cash	166,162	—	Restricted cash		166,162
Mortgage servicing rights at fair value	11,344,675	—	Mortgage loans held for sale, at fair value		2,603,276
Advances and other receivables, net of reserves	1,061,008	(1,061,008)	Interest rate lock commitments (“IRLCs”), at fair value		46,319
Mortgage loans held for sale at fair value	2,603,276	—	Other assets	46,319
Property and equipment, net of accumulated depreciation	62,656	—	Mortgage servicing rights (“MSRs”), at fair value		11,344,675
Deferred tax assets, net	217,468	—	Property and equipment, net		62,656
Other assets	2,206,888	(2,206,888)	Deferred tax asset, net		217,468
Total assets	18,446,262	—	Lease right of use assets		41,182
Unsecured senior notes, net	4,896,175	—	Other assets	41,182
Advance, warehouse and MSR facilities, net	6,313,285	(6,313,285)	Forward commitments, at fair value		69,122
Payables and other liabilities	1,948,668	(1,948,668)	Other assets	69,122
MSR related liabilities – nonrecourse at fair value	398,367	—	Loans subject to repurchase right from Ginnie Mae (Asset)		1,115,408
Total liabilities	$13,556,495	—	Other assets	1,115,408
			Goodwill and intangible assets, net		249,154
			Other assets	249,154
			Other assets		1,746,711
			Advances and other receivables, net of reserves	1,061,008
			Other assets	685,703
			Total assets		18,446,262
			Funding facilities		2,128,471
			Advance, warehouse and MSR facilities, net	2,128,471
			Senior Notes, net		4,896,175
			MSRs and Advance facilities, net		3,990,284
			Advance, warehouse and MSR facilities, net	3,990,284
			Early buy out facility		194,530

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Mr. Cooper Historical Balance Sheet Line Items	Mr. Cooper Historical Balances as of March 31, 2025	Reclassification	Rocket Historical Balance Sheet Line Items(1)	Reclassification	Mr. Cooper Reclassified as of March 31, 2025
			Advance, warehouse and MSR facilities, net	194,530
			MSR related liabilities – nonrecourse at fair value		398,367
			Accounts payable		129,220
			Payables and other liabilities	129,220
			Lease liabilities		53,252
			Payables and other liabilities	53,252
			Forward commitments, at fair value		17,079
			Payables and other liabilities	17,079
			Investor reserves		55,687
			Payables and other liabilities	55,687
			Loans subject to repurchase right from Ginnie Mae (liabilities)		1,115,408
			Payables and other liabilities	1,115,408
			Other liabilities		578,022
			Payables and other liabilities	578,022
			Total liabilities		$13,556,495

(1)
The indented Mr. Cooper line items listed beneath each Rocket historical balance sheet line represent balances reclassified from the respective Mr. Cooper balance sheet line items to the corresponding Rocket balance sheet line items.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
B.
Refer to the table below for a summary of adjustments made to present Mr. Cooper’s consolidated statement of income (loss) for the three months ended March 31, 2025 to conform with that of Rocket’s:

Mr. Cooper Historical Statement of Operations Line Items	Mr. Cooper Historical for the Three Months Ended March 31, 2025	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Mr. Cooper Reclassified for the Three Months Ended March 31, 2025
Service related, net	$440,243	(440,243)	Gain on sale of loans excluding fair value of MSRs, net		$(17,298)
Net gain on mortgage loans held for sale	119,469	(119,469)	Service related, net	26,263
Salaries, wages and benefits	193,506	—	Net gain on mortgage loans held for sale	(43,561)
General and administrative	236,700	(236,700)	Fair value of originated MSRs		163,030
Interest income	188,720	(188,720)	Net gain on mortgage loans held for sale	163,030
Interest expense	(212,809)	212,809	Servicing fee income		710,812
Other income (expense), net	(11,177)	11,177	Service related, net	710,812
Income tax expense	6,594	—	Change in fair value of MSRs		(311,857)
Net income	$87,646	—	Service related, net	(311,857)
			Interest income		33,702
			Interest income	33,702
			Interest expense on funding facilities		(27,508)
			Interest expense	(27,508)
			Other income		178,872
			Service related, net	15,025
			Interest income	163,256
			Other income (expense), net	591
			Salaries, commissions and team member benefits		232,462
			Salaries, wages and benefits	193,506
			General and administrative	38,956
			General and administrative expenses		168,930
			General and administrative	168,930
			Marketing and advertising expenses		10,839
			General and administrative	10,839
			Depreciation and amortization		17,975
			General and administrative	17,975
			Interest and amortization expense on non-funding debt(2)		173,041
			Interest expense	173,041

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Mr. Cooper Historical Statement of Operations Line Items	Mr. Cooper Historical for the Three Months Ended March 31, 2025	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Mr. Cooper Reclassified for the Three Months Ended March 31, 2025
			Other expenses		32,266
			Interest income	8,238
			Interest expense	12,260
			Other income (expense), net	11,768
			(Provision for) benefit from income taxes		(6,594)
			Net income		$87,646

(1)
The indented Mr. Cooper line items listed beneath each Rocket line item represent amounts reclassified from the respective Mr. Cooper statement of operations line items to the corresponding Rocket statement of income (loss) line items.

(2)
Mr. Cooper reclassified total amount presented in Interest expense and amortization for non-funding debt consists of interest expense from MSRs and other advance facilities, other interest expense from legacy senior notes, and excess spread financing.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
C.
Refer to the table below for a summary of adjustments made to present Mr. Cooper’s consolidated statement of income (loss) for the year ended December 31, 2024 to conform with that of Rocket’s:

Mr. Cooper Historical Statement of Operations Line Items	Mr. Cooper Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Mr. Cooper Reclassified for the Year Ended December 31, 2024
Service related, net	$1,788,183	(1,788,183)	Gain on sale of loans excluding fair value of MSRs, net		$64,585
Net gain on mortgage loans held for sale	437,344	(437,344)	Service related, net	86,239
Salaries, wages and benefits	694,722	—	Net gain on mortgage loans held for sale	(21,654)
General and administrative	624,213	(624,213)	Fair value of originated MSRs		458,998
Interest income	789,738	(789,738)	Net gain on mortgage loans held for sale	458,998
Interest expense	(776,478)	776,478	Servicing fee income		2,475,426
Other income (expense), net	(18,687)	18,687	Service related, net	2,475,426
Income tax expense	232,065	—	Change in fair value of MSRs		(842,030)
Net income	$669,100	—	Service related, net	(842,030)
			Interest income		102,047
			Interest income	102,047
			Interest expense on funding facilities		(84,475)
			Interest expense	(84,475)
			Other income		793,189
			Service related, net	68,548
			Interest income	722,832
			Other income (expense), net	1,809
			Salaries, commissions, and team member benefits		771,164
			Salaries, wages and benefits	694,722
			General and administrative	76,442
			General and administrative expenses		465,219
			General and administrative	465,219
			Marketing and advertising expenses		39,002
			General and administrative	39,002
			Depreciation and amortization		43,550
			General and administrative	43,550
			Interest and amortization expense on non-funding debt(2)		641,934
			Interest expense	641,934
			Other expenses		105,706

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Mr. Cooper Historical Statement of Operations Line Items	Mr. Cooper Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Mr. Cooper Reclassified for the Year Ended December 31, 2024
			Interest income	35,141
			Interest expense	50,069
			Other income (expense), net	20,496
			(Provision for) benefit from income taxes		(232,065)
			Net income		$669,100

(1)
The indented Mr. Cooper line items listed beneath each Rocket line item represent amounts reclassified from the respective Mr. Cooper statement of operations line items to the corresponding Rocket statement of income (loss) line items.

(2)
Mr. Cooper reclassified total amount presented in Interest expense and amortization for non-funding debt consists of interest expense from MSRs and other advance facilities, other interest expense from legacy senior notes, and excess spread financing.

Note 7 — Preliminary Purchase Price Allocation for Mr. Cooper Mergers
Estimated Mr. Cooper Mergers Consideration
The following table summarizes the preliminary estimated aggregate merger consideration for Mr. Cooper with reference to Rocket’s closing share price of $13.99 on July 18, 2025.
Amount
Estimated fair value of Rocket Class A common stock to be issued to Mr. Cooper stockholders(i)	$9,846,401
Estimated fair value of converted Mr. Cooper equity awards attributable to pre-combination service(ii)	139,371
Cash paid to pay off senior unsecured notes and accrued interest(iii)	4,010,712
Estimated Mr. Cooper acquisition-related transaction costs to be paid by Rocket(iv)	98,107
Preliminary estimated merger consideration	$14,094,591

(i)
Value of estimated shares of Rocket Class A common stock issued is based on 63,983,373 shares of outstanding common stock of Mr. Cooper as of March 28, 2025 each being exchanged for 11.00 shares of Rocket Class A common stock issued at $13.99, the closing share price on July 18, 2025.

(ii)
Certain unvested equity awards of Mr. Cooper will be replaced by Rocket’s equity awards with similar terms at closing. The vested portion of those awards, as well as awards that fully vest prior to the closing date, are included as consideration applying the same exchange ratio and share price as (i) above.

(iii)
Cash paid to settle Mr. Cooper outstanding senior unsecured notes due 2026 through 2031 and accrued interest, as a result of the Mr. Cooper Mergers.

(iv)
Reflects Mr. Cooper transaction costs that will be paid in cash by Rocket as part of the Mr. Cooper Mergers.

The preliminary estimated aggregate merger consideration could significantly differ from the amounts presented due to movements in Rocket’s share price up to the closing date. A sensitivity analysis related to

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
the fluctuation in Rocket’s share price was performed to assess the impact a hypothetical change of 10% on the closing price of Rocket common stock on July 18, 2025 would have on the estimated preliminary purchase price consideration and goodwill as of the closing date:
	Stock Price	Total Estimated Consideration	Change
10% increase	$15.39	$15,093,168	$998,577
10% decrease	$12.59	$13,096,014	$(998,577)
Preliminary Purchase Price Allocation
The assumed accounting for the Mr. Cooper Mergers, including the preliminary merger consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Mr. Cooper, Rocket used benchmarking information from public precedent transactions as well as a variety of other sources, including market participant assumptions. Rocket is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Mr. Cooper Mergers. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Rocket believes are reasonable under the circumstances. The purchase price adjustments relating to Mr. Cooper’s and Rocket’s combined financial information are preliminary and are subject to change, as additional information becomes available and as additional analyses are performed.
The following table summarizes the preliminary purchase price allocation, as if the Mr. Cooper Mergers had been completed on March 31, 2025:
Amount
Estimated Merger Consideration:	$14,094,591
Cash and cash equivalents(i)	656,162
Restricted cash	166,162
Mortgage loans held for sale, at fair value	2,603,276
IRLCs, at fair value	46,319
MSRs, at fair value	11,344,675
Property and equipment, net	62,656
Lease right of use assets	41,182
Forward commitments, at fair value	69,122
Loans subject to repurchase right from Ginnie Mae (asset)	1,115,408
Intangible assets, net(ii)	1,860,000
Other assets	1,746,711
Funding facilities	2,128,471
Senior Notes, net	1,044,860
MSR and Advance facilities, net	3,990,284
Early buy out facility	194,530
MSR related liabilities – nonrecourse at fair value	398,367
Accounts payable	129,220

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Amount
Lease liabilities	53,252
Forward commitments, at fair value	17,079
Investor reserves	55,687
Loans subject to repurchase right from Ginnie Mae (liabilities)	1,115,408
Deferred tax liability, net(iii)	139,140
Other liabilities	517,310
Net tangible assets acquired (excluding goodwill)	9,928,065
Goodwill	4,166,526
Total net assets acquired	$14,094,591

(i)
Cash and cash equivalents is net of the $128.0 million pre-closing dividend payment of $2.00 per share to Mr. Cooper’s stockholders that will be declared as indicated in the overall Mr. Cooper Mergers announcement.

(ii)
Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

	Preliminary Fair Value	Estimated Useful Life (years)
Preliminary fair value of intangible assets acquired:
Relationships	$1,500,000	10
Trade name	200,000	3
Internally developed technology	150,000	3
Other	10,000	2
Intangible assets acquired	$1,860,000

(iii)
As a result of the Mr. Cooper Mergers, Rocket will recognize additional deferred tax liabilities of $356.6 million from book-tax basis differences arising from the preliminary purchase price allocation. Mr. Cooper’s historical net deferred tax asset of $217.5 million is netted against the deferred tax liability, resulting in Rocket’s net increase to deferred tax liability of $139.1 million related to the Mr. Cooper Mergers. There are a number of factors that will ultimately impact the final deferred tax position recorded by the consolidated group including operations before closing, potential changes in tax laws, and the mix of earnings. This determination is preliminary and subject to change.

Note 8 — Mr. Cooper Mergers Adjustments
The following pro forma adjustments have been reflected in the Mr. Cooper Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet and statement of income (loss). All adjustments are based on preliminary assumptions and valuations, which are subject to change.
a)
Reflects the accelerated payoff of the Mr. Cooper Notes and accrued interest, which is included as part of the consideration transferred. See Note 7 above. The adjustment to Senior Notes, net reflects the extinguishment of $3,950 million aggregate principal amount of Mr. Cooper Notes, a fair value adjustment of $44.9 million, on the assumed Mr. Cooper senior notes due 2032, and the write-off of unamortized deferred issuance costs of $53.8 million. The adjustment to Other liabilities reflects the elimination of accrued interest of $60.7 million. A corresponding adjustment to Interest and amortization expense on non-funding debt reflects the elimination of the historical

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
interest expense attributed to the Mr. Cooper Notes of $79.4 million and $281.8 million, and amortization of the fair value adjustment of the assumed Mr. Cooper Notes of $1.2 million and $4.4 million in the unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025 and year ended December 31, 2024, respectively.
The assumptions and expectations regarding the aggregate principal amount of Mr. Cooper Notes to be repaid at closing are subject to change and resulting interest expense based on the final permanent financing could vary significantly from what is assumed in the unaudited pro forma condensed combined financial information.
b)
Reflects Mr. Cooper’s expected acquisition-related transaction costs of $98.1 million that will be paid in cash by Rocket as part of consideration transferred and the dividend payment of $128.0 million, which will be paid out prior to closing.

c)
Represents the preliminary adjustment to goodwill of $4,025.2 million within Goodwill and intangible assets, net, which reflects the elimination of the historical goodwill of $141.3 million and the recognition of the preliminary estimate of goodwill in connection with the Mr. Cooper Mergers of $4,166.5 million.

d)
Represents the preliminary adjustment to intangible assets of $1,752.1 million within Goodwill and intangible assets, net, which reflects the elimination of historical intangibles of $107.9 million and the preliminary estimate of the fair value of the acquired intangible assets of $1,860.0 million.

The pro forma impacts reflected in Depreciation and amortization as a result of the adjustment to intangible assets are shown in the table below:
	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Mr. Cooper amortization of intangible assets	$(10,474)	$(13,874)
Amortization of intangible assets	67,917	271,667
Net pro forma transaction accounting adjustment to Depreciation and amortization	$57,443	$257,793
A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $6.8 million and $27.2 million for the three months ended March 31, 2025 and year ended December 31, 2024, respectively. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Mr. Cooper Mergers may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.
e)
Reflects a decrease in Rocket’s TRA liability of $1.6 million and a decrease in its deferred tax liability of $1.0 million indirectly resulting from the Mr. Cooper Mergers. The corresponding offsetting adjustment is recorded through Retained earnings. The decrease in the TRA liability and the net deferred tax liability are reflected as a reduction to Other expenses and Provision for income taxes on the unaudited pro forma condensed combined statement of income (loss), respectively, for the year ended December 31, 2024.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
f)
Reflects the increase to Rocket’s deferred tax liability of $139.1 million, consisting of net deferred tax liabilities of $356.6 million recognized from the Mr. Cooper Mergers, which is offset by Mr. Cooper’s historical deferred tax assets of $217.5 million. See Note 7 above.

g)
Reflects expected remaining non-recurring acquisition-related transaction costs of $35.3 million related to the Mr. Cooper Mergers, primarily for professional services. These estimated and to be incurred acquisition-related transaction costs are not reflected on the historical consolidated balance sheet of Rocket as of March 31, 2025, but are reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 as an increase to Other liabilities and a decrease to Retained earnings, with a corresponding adjustment to General and administrative expenses in the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024.

h)
Reflects the adjustments to Equity:

	Class A common stock	Additional paid-in capital	Retained earnings
Pro forma transaction accounting adjustments:
Pre-closing Mr. Cooper dividend	$—	$—	$(127,967)
Elimination of Mr. Cooper’s historical equity	(1,058)	(1,051,745)	(3,708,997)
Rocket Class A common stock issued to Mr. Cooper stockholders – See Note 7	7	9,846,394	—
Estimated fair value attributed to pre-combination vesting of equity awards – See Note 7	—	139,371	—
Change in Rocket’s TRA liability and deferred tax liability – See Note 8(e)	—	—	2,618
Estimated remaining acquisition-related transaction costs – See Note 8(g)	—	—	(35,264)
Net pro forma transaction accounting adjustments to Equity	$(1,051)	$8,934,020	$(3,869,610)

i)
Reflects the adjustment to Salaries, commissions and team member benefits with respect to the incremental stock-based compensation expense for Rocket replacement equity awards. See Note 7 for further discussion around the fair value of the vested portion of awards allocated to the pre-combination period.

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Mr. Cooper stock-based compensation expense	$(14,000)	$(37,000)
Record stock-based compensation expense from replacement awards	14,390	84,666
Net pro forma transaction accounting adjustment to Salaries, commissions, and team member benefits	$390	$47,666
The new annualized stock-based compensation expense from replacement equity awards includes the exchange of unvested service-based restricted stock units (“RSUs”) measured at fair value as of the acquisition date, as well as exchanged unvested performance-based restricted stock units (“PSUs”) based on an assumed maximum performance (200% attainment of the underlying

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
performance criteria). The actual number of Mr. Cooper PSUs exchanged for Rocket time-based RSUs will be determined prior to the acquisition date, generally based on actual performance.
j)
The estimated income tax impact on Mr. Cooper’s income before income taxes, inclusive of the pro forma adjustments, utilizing an estimated blended statutory tax rate of approximately 24% for the three months ended March 31, 2025 and year ended December 31, 2024. The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income (loss) and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended tax rate will likely vary from the actual effective tax rate in periods subsequent to completion of the Mr. Cooper Mergers. The determination of the income tax impact is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Note 9 — Financing Adjustments
a)
Reflects the issuance by Rocket of senior notes totaling $4,000 million in principal to replace existing indebtedness that would be triggered by a change in control provision, and net of estimated deferred financing costs of $80.6 million.

b)
Reflects the payoff of third-party fees related to the assumed Mr. Cooper Notes. The adjustment reflects an elimination of these fees in Cash and cash equivalents and a decrease to Retained earnings of $3.0 million in the unaudited pro forma condensed combined balance sheet as of March 31, 2025. Additionally, a corresponding adjustment reflects the pro forma impact of the third-party fees in General and administrative expense for the year ended December 31, 2024.

c)
The non-recurring Bridge Facility fees of $37.1 million were reflected on the consolidated balance sheet of the Company as of March 31, 2025,recorded in Other assets. The adjustment reflects an elimination of these fees in Other assets and a decrease to Retained earnings in the unaudited pro forma condensed combined balance sheet as of March 31, 2025. Additionally, a corresponding adjustment reflects the pro forma impact of the non-recurring Bridge Facility fees in Interest and amortization expense on non-funding debt for the year ended December 31, 2024.

d)
Reflects the pro forma impact for interest expense and amortization of deferred financing costs of the senior notes issued by Rocket and assumed Mr. Cooper Notes in Interest and amortization expense on non-funding debt, $83.1 million for the three months ended March 31, 2025 and $333.8 million for the year ended December 31, 2024.

e)
The estimated income tax impact on the financing pro forma adjustments, utilizing an estimated blended statutory tax rate of approximately 24% for the three months ended March 31, 2025 and year ended December 31, 2024. The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income (loss) and changes in tax law.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Note 10 — Earnings Per Share
The pro forma basic and diluted weighted average shares outstanding are as follows:
	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Numerator
Pro forma net income (loss)	$(232,255)	$639,659
Special Dividend on common stock	(120,120)	—
Dividend equivalents on unvested Rocket share-based awards	(26,574)	—
Pro forma net income (loss) attributable to common shareholders	$(378,949)	$639,659
Denominator(1):
Historical Rocket weighted average shares outstanding – basic	147,717,296	141,037,083
Shares of Class L common stock from Up-C Collapse	1,848,879,455	1,848,879,455
Shares of Class A common stock issued to Redfin stockholders	103,391,679	103,391,679
Shares of Class A common stock issued to Mr. Cooper stockholders	703,817,103	703,817,103
Weighted average shares of common stock outstanding – basic	2,803,805,533	2,797,125,320
Historical Rocket weighted average shares outstanding – diluted	147,717,296	141,037,083
Shares of Class L common stock from Up-C Collapse	1,848,879,455	1,848,879,455
Rocket dilutive share-based awards(2)	5,339,600	8,412,274
Shares of Class A common stock issued to Redfin stockholders	103,391,679	103,391,679
Rocket share-based awards issued in exchange for Redfin share-based awards(3)	7,251,385	5,846,430
Shares of Class A common stock to Mr. Cooper stockholders	703,817,103	703,817,103
Rocket share-based awards issued in exchange for Mr. Cooper stock-based awards(4)	16,528,422	12,988,175
Weighted average shares of common stock outstanding – diluted	2,832,924,940	2,824,372,199
Pro forma net income (loss) per share of common stock outstanding – basic	$(0.14)	$0.23
Pro forma net income (loss) per share of common stock outstanding – diluted	$(0.13)	$0.23

(1)
Class A common stock and Class L common stock are presented as a single class of common stock for calculating pro forma EPS as both the Class A common stock and Class L common stock share equally in dividends and residual net assets on a per share basis.

(2)
As a result of the related pro forma effects for the year ended December 31, 2024 from the Up-C Collapse, a portion of Rocket RSUs, PSUs, and stock options became dilutive.

(3)
Includes the exchange of Redfin RSUs, PSUs and stock options into Rocket share-based awards based on Redfin’s capitalization as of March 31, 2025.

(4)
Includes the exchange of Mr. Cooper RSUs and PSUs into Rocket share-based awards based on Mr. Cooper’s capitalization as of March 31, 2025.

MR. COOPER SPECIAL MEETING
This joint proxy and information statement/prospectus is being provided to the Mr. Cooper stockholders as part of a solicitation of proxies by the Mr. Cooper Board for use at the special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This joint proxy and information statement/prospectus provides Mr. Cooper stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.
Date, Time and Place
The special meeting of Mr. Cooper stockholders will be held virtually on September 3, 2025 at 9:00 a.m., Central Time. Online access will begin at 8:45 a.m., Central Time, and Mr. Cooper encourages its stockholders to access the meeting prior to the start time. On or about July 30, 2025, Mr. Cooper commenced mailing this joint proxy and information statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the special meeting.
The special meeting can be accessed by visiting www.proxydocs.com/COOP, where Mr. Cooper stockholders will be able to participate and vote online. Mr. Cooper encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this joint proxy and information statement/prospectus. This joint proxy and information statement/prospectus is first being furnished to Mr. Cooper stockholders on or about July 30, 2025.
Mr. Cooper has chosen to hold the special meeting solely via live webcast and not in a physical location. Please register to attend the meeting at www.proxydocs.com/COOP.
Purpose of the Special Meeting
At the special meeting, Mr. Cooper stockholders will be asked to consider and vote on the following:
•
the merger proposal — a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy and information statement/prospectus, which is further described in the sections titled “The Mergers” and “The Merger Agreement”, beginning on pages 45 and 90, respectively; and

•
the merger-related compensation proposal — an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Mr. Cooper’s named executive officers that is based on or otherwise related to the mergers.

Completion of the mergers is conditioned on the approval of the merger proposal.
Recommendation of the Mr. Cooper Board
At a special meeting held on March 30, 2025, the Mr. Cooper Board unanimously determined that the merger agreement and the transactions contemplated thereby, including the mergers, are fair to and in the best interests of the Mr. Cooper stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the mergers, and directed that the adoption of the merger agreement be submitted to a vote at a meeting of the Mr. Cooper stockholders. The Mr. Cooper Board unanimously recommends that Mr. Cooper stockholders vote “FOR” the merger proposal and “FOR” the merger-related compensation proposal.
Mr. Cooper stockholders should carefully read this joint proxy and information statement/prospectus (including the annexes hereto) and any documents incorporated by reference in their entirety for more detailed information concerning the mergers and the transactions contemplated by the merger agreement.
Record Date; Stockholders Entitled to Vote
Only holders of record of Mr. Cooper common stock at the close of business on July 21, 2025, the Mr. Cooper record date, will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

On the Mr. Cooper record date, there were 63,993,269 shares of Mr. Cooper common stock outstanding and entitled to vote at the special meeting. Each share of Mr. Cooper common stock outstanding on the Mr. Cooper record date entitles the holder thereof to one vote on each proposal to be considered at the special meeting. Mr. Cooper stockholders may vote virtually at the meeting or by proxy through the internet or by telephone or by a properly executed and delivered proxy card with respect to the special meeting.
A complete list of Mr. Cooper stockholders entitled to vote at the special meeting will be available for inspection at Mr. Cooper’s principal office at 8950 Cypress Waters Blvd, Coppell, TX 75019 during regular business hours for a period of no less than 10 days before the special meeting. If you would like to inspect the list of Mr. Cooper stockholders of record, please email the Investor Relations department at shareholders@mrcooper.com to schedule an appointment or request access. A certified list of Mr. Cooper stockholders will be available for inspection during the special meeting at www.proxydocs.com/COOP by entering the control number provided on your proxy card and the list access number received in the registration email. You will receive a meeting link and list access number one hour prior to the meeting.
Voting by Mr. Cooper’s Directors and Executive Officers
At the close of business on July 21, 2025, the most recent practicable date for which such information was available, directors and executive officers of Mr. Cooper and their respective affiliates owned and were entitled to vote 987,975 shares of Mr. Cooper common stock, representing approximately 1.54% of the shares of Mr. Cooper common stock outstanding on that date. The number and percentage of shares of Mr. Cooper common stock owned by directors and executive officers of Mr. Cooper and their respective affiliates as of the Mr. Cooper record date are not expected to be meaningfully different from the number and percentage as of July 21, 2025. Mr. Cooper currently expects its directors and executive officers to vote their shares of Mr. Cooper common stock in favor of each of the proposals to be voted on at the special meeting, although none of them are subject to any requirement to do so.
Quorum; Adjournment
The presence at the special meeting, in person or represented by proxy, of holders of a majority of the voting power of the outstanding shares of Mr. Cooper common stock will constitute a quorum for the transaction of business at the special meeting.
Mr. Cooper’s bylaws provide that regardless of whether a quorum is present, the presiding person of the special meeting or the Mr. Cooper Board may adjourn the meeting for any reason from time to time. The special meeting may be adjourned in order to obtain a quorum or to provide more time to solicit additional proxies in favor of adoption of the merger agreement by the chairman of the meeting. If a sufficient number of shares of Mr. Cooper common stock is present in person or represented by proxy and votes in favor of the merger proposal at the special meeting such that the merger proposal is approved, Mr. Cooper does not anticipate that it will adjourn or postpone the special meeting.
Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless:
•
the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or

•
a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting. Any adjournment or postponement of the special meeting will allow Mr. Cooper stockholders who have already submitted their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.
Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Broker non-votes will not be counted as present for the purpose of determining the presence of a quorum.

Required Vote; Broker Non-Votes and Abstentions
Each share of Mr. Cooper common stock outstanding on the Mr. Cooper record date is entitled to one vote on each of the merger proposal and the merger-related compensation proposal. The required votes to approve the proposals at the special meeting are as follows:
•
The merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock entitled to vote thereon. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.

•
The merger-related compensation proposal requires the affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on Mr. Cooper. Accordingly, if the merger proposal is approved and the mergers are completed, the merger-related compensation will be payable to Mr. Cooper’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the merger-related compensation proposal.

Voting of Proxies by Holders of Record
How to Vote by Proxy if You are the Record Holder of Your Shares
If you were the record holder of your shares as of the Mr. Cooper record date, you may submit your proxy to vote by mail, by telephone or via the internet.
Voting via the Internet or by Telephone
•
Internet — To submit your proxy via the internet, go to www.proxypush.com/COOP. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. If you vote via the internet, you must do so no later than 11:59 p.m. Central Time on September 2, 2025.

•
Telephone — To submit your proxy by telephone, call 1-866-395-4184. Have your proxy card in hand when you call and then follow the instructions to vote your shares. If you vote by telephone, you must do so no later than 11:59 p.m. Central Time on September 2, 2025.

Voting by Mail
As an alternative to submitting your proxy via the internet or by telephone, you may submit your proxy by mail.
•
Mail — To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: BetaNXT, P.O. BOX 8016, Cary, NC 27512-9903. If you vote by mail, your proxy card must be received no later than 6:00 p.m. Central Time on September 2, 2025.

How to Vote Your Shares if You are a “Street Name” Holder
If you hold your shares through a broker, bank or other nominee, also referred to as a “street name” holder, check the instructions provided by that entity to determine which options are available to you with respect to voting your shares.
General
Please be aware that any costs related to voting via the internet, such as internet access charges, will be your responsibility.

All properly signed proxies that are timely received and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the Mr. Cooper Board. The proxy holders may use their discretion to vote on other matters that properly come before the special meeting.
Attendance at the Special Meeting and Voting Virtually
The special meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual special meeting will be held on September 3, 2025 at 9:00 a.m., Central Time. To attend the special meeting, please register at www.proxydocs.com/COOP and enter the 16-digit control number on the proxy card or voting instruction form you received. Stockholders of record of Mr. Cooper who wish to vote at the special meeting should follow the instructions at www.proxydocs.com/COOP. Online check-in will begin at 8:45 a.m., Central Time. Please allow time for online check-in procedures.
The virtual stockholder meeting format uses technology designed to increase stockholder access, save Mr. Cooper and Mr. Cooper stockholders time and money, and provide Mr. Cooper stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, we will provide Mr. Cooper stockholders with an opportunity to hear all portions of the official meeting and vote online during the meeting.
Revocability of Proxies
Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy in any of the following ways:
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submitting a proxy at a later time by internet or telephone until 11:59 p.m. Central Time on September 2, 2025;

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signing and returning a new proxy card with a later date;

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voting virtually at the special meeting; or

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delivering, before 12:00 p.m. Central Time on September 2, 2025, to Mr. Cooper’s Corporate Secretary at Mr. Cooper’s executive offices at 8950 Cypress Waters Blvd, Coppell, Texas 75019, a written revocation of your most recent proxy.

If you are a street name stockholder (for example, if your shares are held in the name of a bank, broker or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures. You may also revoke your proxy by voting virtually at the special meeting.
Solicitation
The Mr. Cooper Board is soliciting proxies for the special meeting from its stockholders. Mr. Cooper will bear the entire cost of the solicitation of proxies, including preparation, assembly and delivery, as applicable, of this joint proxy and information statement/prospectus, the proxy card and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of Mr. Cooper’s regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. Mr. Cooper has retained Laurel Hill Advisory Group, a proxy solicitation firm, to assist in the solicitation of proxies for an estimated fee of approximately $17,500 plus reasonable out-of-pocket costs and expenses for the services of the firm. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Mr. Cooper common stock of record for beneficial owners for forwarding to such beneficial owners. Mr. Cooper may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Assistance
If you need assistance with voting via the internet, voting by telephone or completing your proxy card, or have questions regarding the special meeting, please contact Mr. Cooper’s proxy solicitor at the following address and telephone number:
Laurel Hill Advisory Group
2 Robbins Lane, Suite 201
Jericho, New York 11753
Banks and Brokers Call (516) 933-3100
All Others Call Toll-Free (888) 742-1305
Email: COOP@laurelhill.com
You may also contact Mr. Cooper’s Investor Relations department at shareholders@mrcooper.com. Your vote is very important regardless of the number of shares of Mr. Cooper common stock that you own. Please submit a proxy to vote your shares via the internet, vote by telephone or sign, date and return a proxy card promptly so your shares can be represented, even if you plan to attend the special meeting.
Tabulation of Votes
Representatives of BetaNXT Inc. will tabulate the votes cast at the special meeting and will act as the Independent Inspector of Election.

MR. COOPER PROPOSALS
Item 1.   The Merger Proposal
(Item 1 on Mr. Cooper Proxy Card)
In the merger proposal, Mr. Cooper is asking its stockholders to adopt the merger agreement. Approval of the merger proposal by Mr. Cooper stockholders is required for completion of the mergers. The merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock entitled to vote thereon. Each share of Mr. Cooper common stock outstanding on the Mr. Cooper record date of the special meeting is entitled to one vote on this proposal. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.
The Mr. Cooper Board unanimously recommends a vote “FOR” the merger proposal (Item 1).
Item 2.   The Merger-Related Compensation Proposal
(Item 2 on Mr. Cooper Proxy Card)
In the merger-related compensation proposal, Mr. Cooper is asking its stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Mr. Cooper’s named executive officers that is based on or otherwise relates to the mergers. The merger-related compensation proposal requires the affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal.
Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Mr. Cooper or Rocket. Accordingly, if the merger proposal is approved and the mergers are completed, the merger-related compensation will be payable to Mr. Cooper’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the merger-related compensation proposal.
The Mr. Cooper Board unanimously recommends a vote “FOR” the merger-related compensation proposal (Item 2).

NON-BINDING, ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR
MR. COOPER’S NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 14a-21(c) promulgated under the Exchange Act require that Mr. Cooper seek a non-binding, advisory vote from its stockholders to approve the merger-related compensation described in this joint proxy and information statement/prospectus under “The Mergers — Interests of Directors and Executive Officers of Mr. Cooper in the Mergers” beginning on page 74. The approval, on a non-binding, advisory basis, of the merger-related compensation proposal requires the affirmative vote of holders of a majority of the outstanding shares of Mr. Cooper common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Each share of Mr. Cooper common stock outstanding on the Mr. Cooper record date is entitled to one vote on this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present); abstentions will have the same effect as a vote cast “AGAINST” this proposal. Accordingly, Mr. Cooper is asking its stockholders to vote in favor of the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to Mr. Cooper’s named executive officers that is based on or otherwise relates to the mergers, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘The Mergers — Interests of Directors and Executive Officers of Mr. Cooper in the Mergers,’ including the section ‘Quantification of Potential Payments and Benefits to Mr. Cooper’s Named Executive Officers in Connection with the Mergers’ and the table titled ‘Golden Parachute Compensation’ (including the accompanying footnotes) are hereby APPROVED.”
The Mr. Cooper Board recommends that its stockholders approve, on a non-binding, advisory basis, the merger-related compensation described in this joint proxy and information statement/prospectus by voting “FOR” the above proposal.
Approval of this proposal is not a condition to completion of the mergers, and the vote with respect to this proposal is advisory only and will not be binding on Mr. Cooper or Rocket. If the merger proposal is adopted by the Mr. Cooper stockholders and the mergers are completed, the merger-related compensation will be payable to Mr. Cooper’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the merger-related compensation proposal.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the material U.S. federal income tax consequences of the mergers to U.S. holders (as defined below) of Mr. Cooper common stock that exchange their Mr. Cooper common stock for Rocket Class A common stock in the mergers.
This discussion is based upon the Code, its legislative history, U.S. Treasury regulations promulgated under the Code and judicial and administrative rulings and decisions, all as in effect on the date of this joint proxy and information statement/prospectus. These authorities may change, possibly retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. To the extent this section consists of statements as to matters of U.S. federal income tax law, this section constitutes the opinion of Wachtell, Lipton, Rosen & Katz.
This discussion addresses only those U.S. holders (as defined below) of Mr. Cooper common stock that hold their Mr. Cooper common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax consequences of the mergers and, in particular, does not address any tax consequences arising under the Medicare contribution tax on net investment income or the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax (such as estate or gift tax laws). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:
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a bank, thrift, mutual fund or other financial institution;

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a tax-exempt organization or government organization;

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a real estate investment trust or real estate mortgage investment conduit;

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a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

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an insurance company;

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a regulated investment company;

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a dealer or broker in stocks and securities, commodities or currencies;

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a trader in securities that elects mark-to-market treatment;

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a holder of shares of Mr. Cooper common stock subject to the alternative minimum tax provisions of the Code;

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an individual retirement or other tax deferred account;

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a holder of shares of Mr. Cooper common stock that received Mr. Cooper common stock through the exercise of an employee stock option, as a restricted stock award, through a tax qualified retirement plan or otherwise as compensation;

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a holder of shares of Mr. Cooper common stock that has a functional currency other than the U.S. dollar;

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a holder of shares of Mr. Cooper common stock that is required to accelerate the recognition of any item of gross income with respect to Mr. Cooper common stock as a result of such income being recognized on an applicable financial statement;

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a holder of shares of Mr. Cooper common stock that holds Mr. Cooper common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

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a former citizen or long-term resident of the United States; or

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a holder who directly, indirectly or constructively owns (or at any time during the five-year period ending on the date of the mergers owned) 5% or more of Mr. Cooper common stock.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Mr. Cooper common stock that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate the income of which is subject to U.S. federal income taxation regardless of its source. Beneficial owners of Mr. Cooper common stock that are not U.S. holders should consult their own tax advisors as to the U.S. federal income tax consequences of the mergers.
If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Mr. Cooper common stock, the U.S. federal income tax consequences to a partner in such partnership (or owner of such entity) generally will depend on the status of the partner (or member) and the activities of the partnership (or entity). Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of Mr. Cooper common stock, and any persons that, for U.S. federal income tax purposes, are treated as partners in such partnership, should consult their own tax advisors with respect to the tax consequences of the mergers in their specific circumstances.
This discussion is not tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the mergers. The tax consequences of the mergers may be complex and will depend on your specific situation and factors not within Mr. Cooper’s or Rocket’s control. You should consult your own tax advisor as to the tax consequences of the mergers in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.
In General
The mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Rocket and Mr. Cooper intend to report the mergers consistent with such qualification. In the merger agreement, each of Rocket and Mr. Cooper represents that it has not taken or agreed to take any action, or knowingly failed to take any action, and is not aware of the existence of any fact or circumstance, in each case, that could reasonably be expected to prevent or impede the mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, each of Rocket and Mr. Cooper agree not to (and not to permit their subsidiaries to) take any action that is not contemplated by the merger agreement that would prevent or impede, or could reasonably be expected to prevent or impede, the mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and to use its reasonable best efforts to cause the mergers to so qualify.
It is a condition to Mr. Cooper’s obligation to complete the mergers that Mr. Cooper receive an opinion from counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. This opinion will be based upon and rely on, among other things, various facts, assumptions, representations and warranties and covenants, including (i) those contained in the merger agreement and in representation letters provided by Rocket (on behalf of itself, Maverick Merger Subsidiary and Forward Merger Subsidiary) and Mr. Cooper . If any of these facts, assumptions, representations and warranties or covenants underlying the tax opinion described above is or becomes incorrect, incomplete, inaccurate or is violated, the validity of, and the conclusions reached in, such tax opinions may be affected or jeopardized. In addition, the opinion will be subject to certain qualifications and limitations as set forth therein. Moreover, an opinion of counsel represents such counsel’s judgment and is not binding on the IRS or any court and the IRS or a court may disagree with the conclusion in an opinion of counsel. Mr. Cooper and Rocket have not sought, and will not seek, any ruling from the IRS regarding any matters relating to the mergers. As a result, notwithstanding receipt by Mr. Cooper of the opinion of counsel, there can be no assurance that the IRS would not assert that the mergers, taken together, fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code or that a court would not sustain such a position.
U.S. Federal Income Tax Consequences if the Mergers, Taken Together, Qualify as a “Reorganization” Described in Section 368(a) of the Code
On the basis of the opinion described above that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the mergers to U.S. holders generally will be as follows:
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A U.S. holder will not recognize any gain or loss, and no amount will be includible in the income of such U.S. holder, as a result of the exchange of Mr. Cooper common stock for Rocket Class A common stock in the mergers (except for any gain or loss recognized with respect to cash received in lieu of a fractional share of Rocket Class A common stock, as described below).

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The aggregate tax basis of the Rocket Class A common stock received in exchange for Mr. Cooper common stock by a U.S. holder in the mergers (including any fractional share of Rocket Class A common stock deemed received and exchanged for cash, as discussed below) will equal the aggregate adjusted tax basis of such U.S. holder’s Mr. Cooper common stock exchanged therefor.

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A U.S. holder’s holding period in the Rocket Class A common stock received in exchange for Mr. Cooper common stock in the mergers (including a fractional share of Rocket Class A common stock deemed to be received and exchanged for cash, as discussed below) will include the holding period in such U.S. holder’s Mr. Cooper common stock exchanged therefor.

If a U.S. holder of Mr. Cooper common stock acquired different blocks of Mr. Cooper common stock at different times or at different prices, such U.S. holder’s basis and holding period in its shares of Rocket Class A common stock may be determined separately with reference to each block of Mr. Cooper common stock. Any such U.S. holder should consult its tax advisor regarding the determination of the tax basis and/or holding periods of the particular shares of Rocket Class A common stock received in the mergers.
A U.S. holder of Mr. Cooper common stock who receives cash instead of a fractional share of Rocket Class A common stock generally will be treated as having received such fractional share pursuant to the mergers, and then as having sold such fractional share for cash. As a result, such U.S. holder generally will recognize gain or loss based on the difference, if any, between the amount of such cash received and the U.S. holder’s tax basis in such fractional share of Rocket Class A common stock (determined as described above). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of Rocket Class A common stock deemed to be received exceeds one year at the effective time of the mergers. The deductibility of capital losses is subject to limitation.
U.S. Federal Income Tax Consequences if the Mergers, Taken Together, Fail to Qualify as a Reorganization
If the mergers, taken together, were to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Mr. Cooper common stock generally would recognize gain or loss for U.S. federal income tax purposes on each share of Mr. Cooper common stock surrendered in the mergers in an amount equal to the difference between (1) the fair market value, as of the effective time of the Maverick Merger, of the Rocket Class A common stock (and any cash in lieu of fractional shares) received in exchange for such share and (2) the holder’s basis in the share of Mr. Cooper common stock surrendered. Gain or loss must be calculated separately for each block of Mr. Cooper common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Mr. Cooper common stock exceeds one year at the effective time of the Maverick Merger. Long-term capital gain of certain non-corporate taxpayers, including individuals, generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s tax basis in shares of Rocket Class A common stock received in the Maverick Merger would be equal to the fair market value thereof as of the effective time of the Maverick Merger, and such U.S. holder’s holding period in such shares would begin on the day following the closing date.

Pre-Closing Dividend
Although the tax treatment of the Pre-Closing Dividend is not entirely clear, Mr. Cooper and Rocket intend to report the Pre-Closing Dividend as a distribution with respect to Mr. Cooper common stock for United States federal income tax purposes. The IRS may take the position that the Pre-Closing Dividend is additional cash received in connection with the mergers, and to the extent it were to prevail (and assuming the mergers, taken together, qualify as a reorganization), the amount of the Pre-Closing Dividend would not be treated as a distribution as described in the succeeding paragraphs and would instead be treated as cash received by Mr. Cooper shareholders in exchange for such stock, with the result that a shareholder would recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash received in the Pre-Closing Dividend and the fair market value of the Rocket Class A common stock received pursuant to the mergers over its adjusted tax basis in the Mr. Cooper common stock surrendered) and (2) the amount of cash received pursuant to the Pre-Closing Dividend (excluding any cash received in lieu of a fractional share).
If, as expected, the Pre-Closing Dividend is treated as a distribution with respect to Mr. Cooper common stock, the amount paid to holders generally would be treated first as a taxable dividend to the extent of the holder’s pro rata share of Mr. Cooper’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the holder’s basis in its Mr. Cooper common stock, and finally as capital gain from the sale or exchange of Mr. Cooper common stock. Mr. Cooper cannot predict whether it will have current or accumulated earnings and profits for its current taxable year (which will end in connection with the mergers). It is possible that Mr. Cooper will have current earnings and profits for its current taxable year. Mr. Cooper will not be able to make this determination until after the closing of the mergers. If it is determined that the amount of the Pre-Closing Dividend exceeds Mr. Cooper’s current and accumulated earnings and profits for its current taxable year, Rocket will post this determination regarding Mr. Cooper’s earnings and profits on its website or otherwise inform former Mr. Cooper shareholders of such determination.
Dividends received by individual Mr. Cooper shareholders generally should qualify for reduced tax rates so long as certain holding period requirements are met. Dividends received by corporate Mr. Cooper shareholders may be eligible for the dividends received deduction if the Mr. Cooper shareholder is an otherwise qualifying corporate holder that meets the holding period and certain other requirements. A dividend may be considered an “extraordinary dividend” under the U.S. federal income tax rules depending on the facts and circumstances of the Mr. Cooper shareholder. Treatment of a dividend as an extraordinary dividend may affect a corporate Mr. Cooper shareholder’s basis in its Mr. Cooper common stock, or, with respect to individual shareholders, may affect the tax characterization of a sale of his or her Mr. Cooper common stock. Mr. Cooper shareholders should consult their tax advisors regarding the potential applicability of the “extraordinary dividend” provisions of the Code in light of their particular circumstances.
Backup Withholding
Payments of cash to U.S. holders in lieu of a fractional share of Rocket Class A common stock in connection with the mergers generally will be subject to information reporting and may be subject to backup withholding (currently at a rate of 24%). To prevent backup withholding, U.S. holders should:
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furnish a properly completed IRS Form W-9 or successor form (or appropriate substitute) certifying such U.S. holder’s correct taxpayer identification number and that such U.S. holder is not subject to backup withholding and otherwise complying with all the applicable requirements of the backup withholding rules; or

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otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder timely furnishes the required information to the IRS.

The preceding discussion is intended only as a summary of the material U.S. federal income tax consequences of the mergers and is not tax advice. It is not a complete analysis or discussion of all potential tax considerations that may be important to a holder of Mr. Cooper common stock. Holders of Mr. Cooper common stock should consult their own tax advisors with respect to the tax consequences of the mergers in their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.

ROCKET’S UP-C COLLAPSE
On March 9, 2025, Rocket, RHI, Up-C Merger Sub 1, Up-C Merger Sub 2, Mr. Gilbert and RHI II entered into the Transaction Agreement in order to effect a series of transactions to simplify Rocket’s organizational and capital structure, collapse its “Up-C” structure, provide that each class of common stock of Rocket be entitled to one vote per share, and reduce its classes of common stock from four to two. Rocket believes that the Up-C Collapse and the resulting simplification of its organizational structure, and providing that all shares of common stock of Rocket be entitled to one vote per share, will provide various benefits to Rocket and its stockholders, including, among other things, by improving Rocket’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity. The consummation of the Up-C Collapse, among other things, was a condition to Mr. Cooper’s obligation to effect the closing. The Up-C Collapse was completed on June 30, 2025.
On March 9, 2025, RHI executed and delivered a written consent to Rocket approving and adopting the amendment and restatement of Rocket’s certificate of incorporation and approving the issuance of the Class L common stock, in connection with Up-C Collapse. No further approval of Rocket’s stockholders is required to approve the Transaction Agreement or the Up-C Collapse.
Under its organizational structure prior to the completion of the Up-C Collapse, Rocket was a holding company and its principal asset is its ownership of Holdings LLC Units. Rocket was also the sole managing member of Holdings LLC. Rocket’s public stockholders held all of the issued and outstanding shares of Rocket Class A common stock, which are entitled to one vote per share on all matters submitted to a vote of Rocket stockholders and have economic rights (including rights to dividends and distributions upon liquidation by Rocket). RHI and Mr. Gilbert held (a) all of the issued and outstanding shares of the Class D common stock, which are entitled to ten votes per share on all matters submitted to a vote of Rocket stockholders, but have no economic rights, and (b) an equal number of Holdings LLC Units, which had economic rights (including rights to dividends and distributions upon liquidation by Holdings LLC), but had no voting rights. Rocket’s certificate of incorporation provided that, at any time when the aggregate voting power of the outstanding RHI Securities would be equal to or greater than 79% of the total voting power of the issued and outstanding shares of Rocket’s common stock, the number of votes per share of each RHI Security would be reduced such that the aggregate voting power of all of the RHI Securities would equal to 79%.
Following the Up-C Collapse, the public stockholders continue to hold the issued and outstanding Rocket Class A common stock. As part of the Up-C Collapse, (a) each RHI shareholder, in consideration for its RHI Shares, received a number of newly issued shares of the Class L common stock equal to (1) the number of RHI Shares held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D common stock owned by RHI to the number of all outstanding RHI Shares, which was 56.54 shares of Class L common stock per each RHI Share, and (b) Mr. Gilbert, in consideration for his Class D common stock and paired Holdings LP Units, received a number of newly issued shares of Class L common stock equivalent to one share of Class L common stock for each share of Class D common stock held by Mr. Gilbert. The shares of Class L common stock are entitled to one vote per share on all matters submitted to a vote of Rocket stockholders and have economic rights (including rights to dividends and distributions upon liquidation by Rocket). As a result, Mr. Gilbert and the other RHI shareholders no longer have economic rights through their Holdings LP Units and instead participate, together with the public stockholders of Rocket, directly in the economics of Rocket through their ownership of common stock. Subject to certain limited exceptions, Mr. Gilbert and the other RHI shareholders are prohibited from transferring or otherwise disposing of (a) any shares of Class L common stock prior to June 30, 2026 and (b) 50% of the shares of Class L common stock prior to June 30, 2027. Following June 30, 2027, no shares of Class L common stock will be subject to a Lock-Up Period. Rocket’s Board will have the ability to waive the Lock-Up Periods with respect to specific stockholders if Rocket’s Board determines that doing so would be in the best interests of Rocket’s stockholders. To the extent that Rocket’s Board elects to waive the Lock-Up Period with respect to a holder of shares of Class L common stock, such holder would have the opportunity to convert their shares of Class L common stock into Rocket Class A common stock and sell such shares prior to the expiration of the applicable Lock-Up Period. Additionally, Rocket’s certificate of incorporation following the Up-C Collapse provides that, at any time when the aggregate voting power of the outstanding Class L common stock would be equal to or greater than 79% of the total voting power of Rocket’s outstanding stock, the number of votes per share of each share of Class L common stock will be reduced such that the aggregate voting power of all Class L common stock is equal to 79%. Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L common stock (i) may be converted at any time, at the option of the holder, into one share of Rocket Class A common stock and (ii) will automatically convert into one share of Rocket Class A common stock immediately prior to any transfer of such share except for certain Permitted Transfers (as defined below). In addition, upon the later to occur of (A) the expiration or waiver of the Lock-Up Periods and (B) the date that the outstanding shares of Class L common stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of Rocket’s common stock, all shares of Class L common stock will automatically convert to newly issued shares of Rocket Class A common stock.
In connection with the Up-C Collapse, Rocket’s Board authorized and declared the Special Dividend of $0.80 per share to the holders of Rocket Class A common stock. The Special Dividend, which represents cash received from tax distributions paid to Rocket by Holdings LLC, was paid on April 3, 2025, to holders of Rocket Class A common stock of record as of the close of business on March 20, 2025. The Special Dividend was paid prior to the Up-C Collapse so that no such dividend will be payable with respect to the shares of Class L common stock that Mr. Gilbert and the other RHI shareholders will receive in the Up-C Collapse, as those stockholders previously received the economic benefit of such distribution on account of their Holdings LLC Units.
The Up-C Collapse was effected pursuant to the terms of the Transaction Agreement, which was approved by Rocket’s Board and, pursuant to Rocket’s Related Person Transactions policy, the audit committee of Rocket’s Board.
Following the Up-C Collapse, Mr. Gilbert continues to directly control more than a majority of the combined voting power on all matters submitted to a vote of Rocket stockholders. As a result, Rocket continues to remain a “controlled company” within the meaning of the NYSE rules, as Mr. Gilbert continues to hold more than a majority of the combined voting power of Rocket’s common stock.

DESCRIPTION OF ROCKET CAPITAL STOCK
The following is a summary of the material terms and rights of Rocket’s capital stock. You should refer to the applicable provisions of Rocket’s certificate of incorporation, which are incorporated by reference into this joint proxy and information statement/prospectus, for a complete statement of the terms and rights of Rocket’s capital stock. In connection with the Up-C Collapse, the closing of which was a condition to Mr. Cooper’s obligation to effect the closing, Rocket amended and restated its certificate of incorporation to reflect the issuance of Class L common stock and the cancellation of its Class B common stock, Class C common stock and Class D common stock. All references to Rocket’s certificate of incorporation in this section will refer to the certificate of incorporation after giving effect to the amendments, the forms of which are included in this joint proxy and information statement/prospectus as Annex D and Annex E, which became effective at the closing of the Up-C Collapse. For a description of Rocket’s capital stock prior to the Up-C Collapse, please refer to Exhibit 4.2 to Rocket’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025.
For more information about the documents incorporated by reference into this joint proxy and information statement/prospectus, see the section titled “Where You Can Find More Information” beginning on page 186.
Rocket’s Capital Stock
Rocket’s certificate of incorporation authorizes capital stock consisting of:
•
10,000,000,0000 shares of Class A common stock;

•
6,000,000,000 shares of Class L common stock, consisting of 3,000,000,000 shares of Series L-1 common stock and 3,000,000,000 shares of Series L-2 common stock; and

•
500,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).

Common Stock
Voting.
The holders of Rocket Class A common stock and Class L common stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except (i) as required by Rocket’s certificate of incorporation or applicable law or (ii) any amendment (including by merger, consolidation, reorganization or similar event) to Rocket’s certificate of incorporation that would affect the rights of the Rocket Class A common stock in a manner that is disproportionately adverse as compared to the Class L common stock, or vice versa, in which case the holders of Rocket Class A common stock or the holders of Class L common stock, as applicable, will vote separately.
Holders of Rocket Class A common stock are entitled to one vote on all matters submitted to stockholders for their vote or approval. Holders of Class L common stock are entitled to one vote on all matters submitted to stockholders for their vote or approval. The certificate of incorporation provides that when the aggregate voting power of the outstanding shares of Class L common stock would be equal to or greater than 79% of the total voting power of Rocket’s outstanding stock, the number of votes per share of each Class L common stock will be reduced such that the aggregate voting power of all shares of Class L common stock is equal to 79%.
Mr. Gilbert controls more than a majority of the combined voting power of our common stock. Accordingly, Mr. Gilbert controls Rocket’s business policies and affairs and can control any action requiring the general approval of Rocket’s stockholders, including the election of Rocket’s Board, the adoption of amendments to Rocket’s certificate of incorporation and the approval of any merger or sale of substantially all of Rocket’s assets. This concentration of ownership and voting power may also delay, defer or even prevent an acquisition by a third party or other change of control of Rocket and may make some transactions more difficult or impossible without the support of Mr. Gilbert, even if such events are in the best interests of minority stockholders.

Lock-Up.
Subject to certain limited exceptions, Mr. Gilbert and the other shareholders of RHI are prohibited from transferring, or otherwise disposing of (a) any shares of Class L common stock prior to June 30, 2026 and (b) 50% of the shares of Class L common stock prior to June 30, 2027. Following June 30, 2027, no shares of Class L common stock will be subject to a Lock-Up Period.
The restrictions described in the above paragraph do not apply, subject in certain cases to various conditions (including the transfer of lock-up restrictions), to transfers to (i) the direct or indirect equityholders of RHI immediately prior to June 30, 2025 (the “Rock Equityholders”), (ii) any family member of a holder of Class L common stock or any family member of a Rock Equityholder, (iii) any trust, family-partnership or estate-planning vehicle for so long as such holder, any family member of such holder, any Rock Equityholder or any family member of a Rock Equityholder are the sole economic beneficiaries thereof, (iv) any partnership, corporation or other entity controlled by, or a majority of which is beneficially owned by, such holder or any of the persons listed in (i) – (iii), (v) any charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Code and controlled by such holder or any of the persons listed in (i) – (iv), (vi) an individual mandated under a qualified domestic relations order or (vii) a legal or personal representative of a such holder, any family member of such holder, any Rock Equityholder or any family member of a Rock Equityholder in the event of death or disability thereof (prongs (i) – (vii), the “Permitted Transfers”).
Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L common stock may be converted at any time, at the option of the holder, into one share of Rocket Class A common stock or will be automatically converted into one share of Rocket Class A common stock immediately prior to any transfer of such share except for certain transfers that will be described in Rocket’s certificate of incorporation. In addition, upon the later to occur of (a) the expiration or waiver of the Lock-Up Periods and (b) the date that the outstanding shares of Class L common stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of Rocket’s common stock, the shares of Class L common stock will automatically convert to newly issued shares of Rocket Class A common stock.
Dividends.
The holders of Rocket Class A common stock and Class L common stock are entitled to receive dividends when, as and if declared by Rocket’s Board out of legally available funds. Under the certificate of incorporation, dividends may not be declared or paid in respect of Class L common stock unless they are declared or paid in the same amount and same type of cash or property (or combination thereof) in respect of Rocket Class A common stock, and vice versa. With respect to stock dividends, holders of Class L common stock must receive Class L common stock while holders of Rocket Class A common stock must receive Rocket Class A common stock.
Merger, Consolidation, Tender or Exchange Offer.
The holders of Class L common stock are not entitled to receive economic consideration for their shares on a per share basis in excess of that payable to the holders of Rocket Class A common stock, respectively, in the event of a merger, consolidation or other business combination requiring the approval of Rocket’s stockholders or a tender or exchange offer to acquire any shares of Rocket’s Class A common stock.
Liquidation or Dissolution.
Upon Rocket’s liquidation or dissolution, the holders of Rocket Class A common stock and Class L common stock are entitled to share ratably in those of Rocket’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding.
Conversion, Transferability and Exchange
Rocket’s certificate of incorporation provides that each share of its Class L common stock is convertible at any time, at the option of the holder, into one share of Rocket Class A common stock, provided that the applicable Lock-Up Period for the Class L common stock has expired. Rocket’s certificate of incorporation further provides that each share of its Class L common stock will automatically convert into one share of Rocket Class A common stock, provided that the applicable Lock-Up Periods for the Class L common stock have expired, (a) immediately prior to any transfer of such share except for a Permitted Transfer or (b) the later to occur of (i) the expiration or waiver of the applicable Lock-Up Period and (ii) the date that the outstanding shares of Class L common stock no longer represent at least 79% of the total voting power of issued and outstanding shares of Rocket’s common stock. Shares of Rocket Class A common stock are not subject to any conversion right. Additionally, except as set forth above, the Class L common stock will not be automatically converted into Rocket Class A common stock at a certain specified time.
Among other exceptions described in Rocket’s certificate of incorporation, Class L common stock may be pledged pursuant to a bona fide loan or indebtedness transaction from time to time without causing an automatic conversion to Rocket Class A common stock, provided that the stockholder pledging such Class L common stock continues to exercise sole voting control over such pledged shares and the pledged shares are not transferred to or registered in the name of the pledgee.
Prohibition on Reissuance of Class L Common Stock
Rocket’s certificate of incorporation requires that any share of Class L common stock that is repurchased, redeemed, surrendered to or otherwise acquired by Rocket or any of its subsidiaries, including upon any exchange or conversion, will be retired and will not be reissued, sold or transferred.
Other Provisions
None of the Rocket Class A common stock or Class L common stock has any pre-emptive or other subscription rights. There will be no redemption or sinking fund provisions applicable to the Rocket Class A common stock or Class L common stock.
Preferred Stock
Rocket is authorized to issue up to 500,000,000 shares of Preferred Stock. Rocket’s Board is authorized, subject to limitations prescribed by Delaware law and Rocket’s certificate of incorporation, to determine the terms and conditions of the Preferred Stock, including whether the shares of Preferred Stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Rocket’s Board is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Rocket and may adversely affect the voting and other rights of the holders of Rocket Class A common stock and Class L common stock. Rocket has no current plan to issue any shares of Preferred Stock following the consummation of the mergers.
Corporate Opportunity
Rocket’s certificate of incorporation provides that neither RHI II nor any officer, director, member, partner or employee of RHI II and its affiliates (each, an “RHI II Party”) have any duty to refrain from engaging in the same or similar business activities or lines of business as Rocket, doing business with any of Rocket’s clients or suppliers or employing or otherwise engaging or soliciting for employment any of Rocket’s directors, officers or employees, and none of Rocket’s directors or officers will be liable to Rocket or to any of its subsidiaries or stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of any such activities, or for the presentation or direction to, or participation in, any such activities by any RHI II Party.
In Rocket’s certificate of incorporation, to the fullest extent permitted by applicable law, Rocket renounces any interest or expectancy that it has in any business opportunity, transaction, or other matter in which any RHI II Party participates or desires or seeks to participate in, even if the opportunity is one that Rocket might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. To the fullest extent permitted by applicable law, each such RHI II Party has no duty to communicate or offer such business opportunity to Rocket and is not liable to Rocket or any of its stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder, or otherwise, by reason of the fact that such RHI II Party pursues or acquires such business opportunity, directs such business opportunity to another person, or fails to present such business opportunity, or information regarding such business opportunity, to Rocket.
Notwithstanding the foregoing, Rocket’s certificate of incorporation does not renounce any interest or expectancy it may have in any business opportunity, transaction or other matter that is offered to an RHI II Party who is one of Rocket’s directors or officers and who is offered such opportunity solely in his or her capacity as one of Rocket’s directors or officers, as reasonably determined by such RHI II Party.
Certain Certificate of Incorporation, Bylaws and Statutory Provisions
The provisions of Rocket’s certificate of incorporation and bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Rocket Class A common stock.
Anti-Takeover Effects of Rocket’s Certificate of Incorporation and Bylaws
Rocket’s certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of Rocket’s Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of Rocket unless such takeover or change in control is approved by Rocket’s Board.
These provisions include:
Classified Board.   Rocket’s certificate of incorporation provides that Rocket’s Board is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of Rocket’s Board is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of Rocket’s Board. Rocket’s certificate of incorporation also provides that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors is be fixed exclusively pursuant to a resolution adopted by Rocket’s Board. At any meeting of Rocket’s Board, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.
Removal of Directors.   Rocket’s certificate of incorporation provides that until Mr. Gilbert and Jennifer Gilbert (the “Gilberts”) beneficially own less than a majority of the combined voting power of Rocket’s common stock, any director may be removed with or without cause by the affirmative vote of a majority of Rocket’s outstanding shares of common stock.
After the Gilberts cease to beneficially own a majority of the combined voting power of the common stock, Rocket’s certificate of incorporation provides that any director may only be removed with cause by the affirmative vote of holders of 75% of the combined voting power of Rocket’s outstanding common stock eligible to vote in the election of directors, voting together as a single class.
Vacancies.   Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on Rocket’s Board may be filled at any time by the remaining directors or Rocket’s stockholders, provided that, after the Gilberts cease to beneficially own a majority of the combined voting power of Rocket’s common stock, vacancies on Rocket’s Board, whether resulting from an increase in the number of directors or the death, removal or resignation of a director, will be filled only by Rocket’s Board and not by stockholders.
Amendments to Certificate of Incorporation and Bylaws.   The DGCL generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Rocket’s certificate of incorporation and bylaws provide that, after the Gilberts cease to beneficially own a majority of the combined voting power of Rocket’s common stock, the affirmative vote of holders of 75% of the combined voting power of Rocket’s outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal Rocket’s bylaws or specified provisions of Rocket’s certificate of incorporation, including those relating to the classified board, actions by written consent of stockholders, calling of special meetings of stockholders, business combinations and these vote requirements to amend Rocket’s certificate of incorporation and bylaws. This requirement of a super-majority vote to approve certain amendments to Rocket’s certificate of incorporation and bylaws could enable a minority of Rocket’s stockholders to exercise veto power over any such amendments.
Special Meetings of Stockholders.   Rocket’s certificate of incorporation and bylaws provide that, subject to any special rights of the holders of any series of Preferred Stock, special meetings of the stockholders can only be called by the chairman of Rocket’s Board or the chief executive officer, or by Rocket’s Board. Except as described above, stockholders are not permitted to call a special meeting or to require Rocket’s Board to call a special meeting.
Action by Written Consent.   Rocket’s certificate of incorporation provides that stockholder action can be taken by written consent in lieu of a meeting; provided that after the Gilberts cease to beneficially own a majority of the combined voting power of Rocket’s common stock, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.
Advance Notice Procedures.   Rocket’s bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of Rocket’s stockholders, including proposed nominations of persons for election to Rocket’s Board. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of Rocket’s Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given Rocket timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give Rocket’s Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Rocket.
Authorized but Unissued Shares.   Rocket’s authorized but unissued shares of common stock and Preferred Stock are available for future issuance without stockholder approval, subject to applicable NYSE rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of Rocket’s common stock by means of a proxy contest, tender offer, merger or otherwise.
Business Combinations with Interested Stockholders.   Rocket’s certificate of incorporation provides that Rocket will not be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, unless the business combination is approved in a prescribed manner. An interested stockholder includes a person, individually or together with any other interested stockholder, who within the last three years has owned 15% or more of Rocket’s voting stock. Accordingly, Rocket will not be subject to any anti-takeover effects of Section 203. Nevertheless, Rocket’s certificate of incorporation includes a provision that restricts us from engaging in any business combination with an interested stockholder for three years following the date that person becomes an interested stockholder. Such restrictions, however, do not apply to any business combination between RHI II, any Rock Equityholder, any of their respective affiliates or successors or any of or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act.
Headquarters in Detroit.   Rocket’s certificate of incorporation provides that Rocket will not transfer its corporate headquarters outside of Detroit, Michigan unless Rocket has received the affirmative vote of holders of 75% of the combined voting power of Rocket’s outstanding common stock.
Directors’ Liability; Indemnification of Directors and Officers
Rocket’s certificate of incorporation and bylaws limit the liability of Rocket directors and officers to the fullest extent permitted by the DGCL and provide that Rocket will provide them with customary indemnification and advancement rights. Rocket has entered into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification and advancement rights in connection with their service to Rocket or on Rocket’s behalf.
Choice of Forum
Rocket’s certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on Rocket’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Rocket’s directors, officers or stockholders to Rocket or Rocket’s stockholders, (iii) any action asserting a claim against Rocket arising pursuant to any provision of the DGCL or Rocket’s certificate of incorporation or Rocket’s bylaws or (iv) any action asserting a claim against Rocket governed by the internal affairs doctrine will have to be brought only in the Third Judicial Circuit, Wayne County, Michigan (or, if the Third Judicial Circuit, Wayne County, Michigan lacks jurisdiction over such action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, then the United States District Court for the Eastern District of Michigan) or the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware lacks jurisdiction, any other state court of the State of Delaware, or if no state court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), unless Rocket consents in writing to the selection of an alternative forum. Additionally, Rocket’s certificate of incorporation states that the foregoing provision will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless Rocket consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Rocket or any of Rocket’s directors, officers or stockholders, which may discourage lawsuits with respect to such claims. Rocket’s stockholders will not be deemed to have waived Rocket’s compliance with the federal securities laws and the rules and regulations thereunder as a result of Rocket’s exclusive forum provisions.
Transfer Agent and Registrar
The transfer agent and registrar for Rocket’s Class A common stock is Computershare Trust Company, N.A.
Securities Exchange
Rocket’s Class A common stock is listed on the NYSE under the symbol “RKT.”

COMPARISON OF RIGHTS OF ROCKET AND MR. COOPER’S STOCKHOLDERS
Both Rocket and Mr. Cooper are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are governed by the DGCL. Rocket will continue to be a Delaware corporation following completion of the mergers and will be governed by the DGCL.
Upon completion of the mergers, Mr. Cooper stockholders immediately prior to the effective time of the Maverick Merger will become Rocket Class A common stockholders. In connection with the Up-C Collapse, which closed before the mergers, Rocket amended and restated its certificate of incorporation in the forms attached hereto as Annex D and Annex E. The rights of the former Mr. Cooper stockholders and the Rocket Class A common stockholders after closing of the mergers will be governed by Rocket’s certificate of incorporation after giving effect to these amendments, Rocket’s bylaws and the DGCL.
The following description summarizes the material differences that may affect the rights of the stockholders of Rocket after giving effect to the Up-C Collapse and the stockholders of Mr. Cooper, but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Rocket and Mr. Cooper stockholders should read carefully the relevant provisions of the DGCL, Rocket’s and Mr. Cooper’s amended and restated certificate of incorporation and bylaws, and in the case of Rocket, the certificates of incorporation and bylaws that are in effect following the Up-C Collapse. This summary is qualified in its entirety by reference to the full text of Rocket’s and Mr. Cooper’s amended and restated certificate of incorporation and bylaws that are in effect following the Up-C Collapse. For information on how to obtain a copy of these documents, please read the section titled “Where You Can Find More Information” beginning on page 186.
Topic	Rights of Holders of Rocket Common Stock After the Up-C Collapse	Rights of Holders of Mr. Cooper Common Stock
Capital Stock
Classes of Stock	• Class A common stock	• Common stock
	• Class L common stock	• Preferred Stock
• Preferred Stock
Authorized Shares	• 10,000,000,000 shares of Class A common stock	• 300,000,000 shares of common stock
	• 6,000,000,000 shares of Class L common stock, consisting of 3,000,000,000 shares of Series L-1 common stock and 3,000,000,000 shares of Series L-2 Class L common stock	• 10,000,000,000 shares of Class A common stock
• 500,000,000 shares of Preferred Stock
Par Value	• $0.00001 per share	$0.01 per share of common stock
$0.00001 per share of preferred stock
Voting Rights for Common Stock	Common stock: 1 vote per share
Class L common stock: 1 vote per share
Rocket’s certificate of incorporation provides for a dual class common stock structure, which provides Mr. Gilbert with the ability to control the outcome

Topic	Rights of Holders of Rocket Common Stock After the Up-C Collapse	Rights of Holders of Mr. Cooper Common Stock
of matters requiring stockholder approval, even if he beneficially owns significantly less than a majority of the shares of Rocket’s outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or sale of substantially all of Rocket’s assets.
For more information on how the provisions of Rocket’s certificate of incorporation and bylaws can delay, defer or prevent a change of control, please read the section titled “Description of Our Capital Stock — Anti-Takeover Effects of Rocket’s Certificate of Incorporation and Bylaws” beginning on page 171
Dividend Rights
Holders of Rocket Class A common stock are entitled to receive dividends when, as and if declared by Rocket’s Board out of legally available funds.
Holders of Class L common stock are entitled to receive dividends when, as and if declared by Rocket’s Board out of legally available funds.
Dividends may not be declared or paid in respect of Class L common stock unless they are declared or paid in the same amount and same type of cash or property (or combination thereof) in respect of Rocket Class A common stock, and vice versa.
With respect to stock dividends, holders of Class L common stock must receive Class L common stock.
Holders of Mr. Cooper common stock are entitled to receive dividends and other distributions in cash, securities or other property as may be declared by the Mr. Cooper Board from time to time out of assets or funds of Mr. Cooper legally available therefor.
Terms of Conversion	Each share of Class L common stock is convertible at any time, at the option of the holder, into one share of Rocket Class A common stock, provided that the applicable Lock-Up Period for the Class L common stock has expired.	None

Topic	Rights of Holders of Rocket Common Stock After the Up-C Collapse	Rights of Holders of Mr. Cooper Common Stock

Each share of Class L common stock (a) may be converted at any time, at the option of the holder, into one share of Rocket Class A common stock and (b) will automatically convert into one share of Rocket Class A common stock, provided that the applicable Lock-Up Period for the Class L common stock has expired, immediately prior to any transfer of such share except for certain permitted transfers described in Rocket’s certificate of incorporation.
In addition, each share of Class L common stock will automatically convert into one share of Rocket Class A common stock, on the first date on which the aggregate voting power of the Class L common stock is less than 79% of the total voting power of the outstanding shares of capital stock of Rocket.
Shares of Rocket Class A common stock are not subject to any conversion right.

Sinking Fund	None	None
Redemption Rights	None	None
Pre-emption Rights	None	None
Liquidation Rights	Upon Rocket’s liquidation or dissolution, the holders of Rocket Class A common stock and Class L common stock are entitled to share ratably in those of Rocket’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding.	Upon Mr. Cooper’s liquidation, dissolution or winding-up, the assets legally available for distribution to Mr. Cooper stockholders would be distributable ratably among the holders of Mr. Cooper common stock outstanding at that time, subject to prior satisfaction of all prior rights of holders of preferred stock then outstanding.
Restrictions on Alienability	Mr. Gilbert and the other Rock Equityholders are prohibited from transferring or otherwise disposing of (a) any shares of Class L common stock prior to June 30, 2026 and (b) 50% of the shares of Class L common stock prior to the second anniversary of	Without the approval of the Mr. Cooper Board, no person or group of persons will be permitted to acquire any of Mr. Cooper’s capital stock or any other instrument treated as capital stock for the purposes of Section 1.382 of the Treasury

Topic	Rights of Holders of Rocket Common Stock After the Up-C Collapse	Rights of Holders of Mr. Cooper Common Stock

June 30, 2027. Following June 30, 2027, no shares of Class L common stock will be subject to a Lock-Up Period.
The restrictions described in the above paragraph do not apply, subject in certain cases to various conditions (including the transfer of lock-up restrictions), to any Permitted Transfers.

Regulation, to the extent that after giving effect to such acquisition, (i) the acquiror would own at least 4.75% of the total value of Mr. Cooper’s capital stock (with such acquiror becoming a “Substantial Holder”) or (ii) the percentage stock ownership of a person that, prior to giving effect to the purported acquisition, is already a Substantial Holder would be increased.
No Substantial Holder may dispose of any of Mr. Cooper’s capital stock or instrument treated as stock for the purposes of Section 1.382 of the Treasury Regulation.

Provisions Discriminating Against Majority Shareholder	Rocket’s certificate of incorporation provides that, at any time when the aggregate voting power of the outstanding Class L common stock would be equal to or greater than 79% of the total voting power of Rocket’s outstanding stock, the number of votes per share of each share of Class L common stock will be reduced such that the aggregate voting power of all such Class L common stock is equal to 79%.	None
Board of Directors
Number of Directors	The number of directors is fixed from time to time by Rocket’s Board.	The number of directors is fixed from time to time by the Mr. Cooper Board.
Removal of Directors	Until the RHI Parties beneficially own less than a majority of the combined voting power of Rocket’s common stock, any director may be removed with or without cause by the affirmative vote of a majority of Rocket’s outstanding shares of common stock. After the RHI Parties cease to beneficially own a majority of the combined voting power of the common stock, Rocket’s certificate of incorporation provides that any director may only be removed	Any director may be removed, with or without cause, from office at any time, at a meeting called for that purpose or at an annual meeting, by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares entitled to vote for the election of directors.

Topic	Rights of Holders of Rocket Common Stock After the Up-C Collapse	Rights of Holders of Mr. Cooper Common Stock
with cause by the affirmative vote of holders of 75% of the combined voting power of Rocket’s outstanding common stock eligible to vote in the election of directors, voting together as a single class.
Filling Board Vacancies	Vacancies and newly created directorships on the Rocket Board may be filled at any time by the remaining directors or Rocket’s stockholders, provided that, after the RHI Parties cease to beneficially own a majority of the combined voting power of Rocket’s common stock, vacancies on Rocket’s Board, whether resulting from an increase in the number of directors or the death, removal or resignation of a director, will be filled only by Rocket’s Board and not by stockholders.	Vacancies and newly created directorships on the Mr. Cooper Board may be filled only by the Mr. Cooper Board, provided that if the directors then in office constitute less than a quorum of the board, the Mr. Cooper Board may fill the vacancy by the affirmative vote of a majority of the directors then in office.
Indemnification	Rocket’s certificate of incorporation and bylaws limit the liability of directors and officers to the fullest extent permitted by the DGCL. Rocket is generally obligated to provide customary indemnification and advancement rights to directors and officers.	Mr. Cooper’s amended and restated certificate of incorporation and bylaws limit the liability of directors and officers to the fullest extent permitted by the DGCL. Mr. Cooper is generally obligated to provide customary indemnification and advancement rights to directors and officers.
Classified Board
Rocket’s certificate of incorporation provides that Rocket’s Board is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of Rocket’s Board is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of Rocket’s Board.
Rocket’s certificate of incorporation also provides that, subject to any rights of holders of Preferred Stock to elect additional directors under
Mr. Cooper directors are elected annually for one-year terms.

Topic	Rights of Holders of Rocket Common Stock After the Up-C Collapse	Rights of Holders of Mr. Cooper Common Stock
specified circumstances, the number of directors is fixed exclusively pursuant to a resolution adopted by Rocket’s Board.
Stockholder Rights
Calling Special Meetings	Subject to any special rights of the holders of any series of Preferred Stock, special meetings of the stockholders can only be called by the chairman of Rocket’s Board or the chief executive officer, or by Rocket’s Board. Stockholders are not permitted to call a special meeting or to require Rocket’s Board to call a special meeting.	Special meetings of the stockholders of Mr. Cooper may be called by the chairman of the Mr. Cooper Board, the lead independent director, if any, the president or the Mr. Cooper Board. In addition, the president or secretary shall call a special meeting at the request in writing of Mr. Cooper’s stockholders of record of not less than 10% of all shares entitled to vote at such meeting.
Ability to Act by Written Consent	Stockholder action can be taken by written consent in lieu of a meeting; provided that after the RHI Parties cease to beneficially own a majority of the combined voting power of Rocket’s common stock, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.	Stockholder action can be taken by written consent in lieu of a meeting.
Advance Notice for Proposing Business and Nominations	Advance written notice must be given prior to a meeting of Rocket’s stockholders of a proposal or director nomination which a stockholder desires to present at such a meeting.	Advance written notice must be given prior to a meeting of Mr. Cooper’s stockholders of a proposal of business or director nomination which a stockholder desires to present at such a meeting.
Bylaws Amendments	As long as the RHI Parties own a majority of the combined voting power of Rocket’s common stock, the affirmative vote of holders of a majority of the combined voting power of Rocket’s outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal Rocket’s bylaws.
The Mr. Cooper Board may adopt, amend or repeal the bylaws of Mr. Cooper.
The stockholders will also have the power to adopt, amend or repeal the bylaws of Mr. Cooper, and in addition to any vote of the holders of any class or series of stock of Mr. Cooper required by the DGCL, by the certificate of incorporation or by the bylaws, the affirmative vote of the holders of more than 50% of the

Topic	Rights of Holders of Rocket Common Stock After the Up-C Collapse	Rights of Holders of Mr. Cooper Common Stock
	After the RHI Parties cease to beneficially own a majority of the combined voting power of Rocket’s common stock, the affirmative vote of holders of 75% of the combined voting power of Rocket’s outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal Rocket’s bylaws.	voting power of the issued and outstanding shares of common stock and the issued and outstanding shares of preferred stock, if any, entitled to vote generally with the common stock on all matters on which the holders of common stock are entitled to vote, voting together as a single class, shall be required to adopt, amend or repeal the bylaws of Mr. Cooper.
Certificate of Incorporation Amendments
As long as the RHI Parties own a majority of the combined voting power of Rocket’s common stock, the affirmative vote of holders of a majority of the combined voting power of Rocket’s outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal specified provisions of Rocket’s certificate of incorporation.
After the RHI Parties cease to beneficially own a majority of the combined voting power of Rocket’s common stock, the affirmative vote of holders of 75% of the combined voting power of Rocket’s outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal specified provisions of Rocket’s certificate of incorporation.
Notwithstanding any other provision of Mr. Cooper’s amended and restated certificate of incorporation or any provision of law that might otherwise permit a lesser vote or separate class vote, but in addition to any vote of the holders of any class or series of capital stock required by law or by Mr. Cooper’s amended and restated certificate of incorporation, the affirmative vote of the holders of at least a 80% of the voting power of the issued and outstanding shares of common stock and issued and outstanding preferred stock, if any, entitled to vote generally with the common stock on all matters on which the holders of common stock are entitled to vote, voting together as a class, shall be required to adopt any provision inconsistent with, or to amend or repeal any provision of Articles X (Liability of Directors; Indemnification), XI (Amendment) or XII (Business Opportunities) of Mr. Cooper’s amended and restated certificate of incorporation.
Exclusive Forum	Rocket’s certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on Rocket’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Rocket’s directors, officers or stockholders	Mr. Cooper’s bylaws provide that unless Mr. Cooper consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of

Topic	Rights of Holders of Rocket Common Stock After the Up-C Collapse	Rights of Holders of Mr. Cooper Common Stock
	to Rocket or Rocket’s stockholders, (iii) any action asserting a claim against Rocket arising pursuant to any provision of the DGCL or Rocket’s certificate of incorporation or Rocket’s bylaws or (iv) any action asserting a claim against Rocket governed by the internal affairs doctrine will have to be brought only in the Third Judicial Circuit, Wayne County, Michigan (or, if the Third Judicial Circuit, Wayne County, Michigan lacks jurisdiction over such action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, then the United States District Court for the Eastern District of Michigan) or the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware lacks jurisdiction, any other state court of the State of Delaware, or if no state of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), unless Rocket consents in writing to the selection of an alternative forum.	Mr. Cooper; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of Mr. Cooper to Mr. Cooper or Mr. Cooper’s stockholders; (c) any action asserting a claim against Mr. Cooper or any director, officer, stockholder, employee or agent of Mr. Cooper arising pursuant to any provision of the DGCL, Mr. Cooper certificate of incorporation or bylaws; (d) any action asserting a claim involving Mr. Cooper or any director, officer, stockholder, employee or agent of Mr. Cooper that is governed by the internal affairs doctrine of Delaware; or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

LEGAL MATTERS
The validity of the Rocket Class A common stock to be issued in the mergers will be passed upon for Rocket by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

EXPERTS
Rocket
The consolidated financial statements of Rocket Companies, Inc. appearing in Rocket Companies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Rocket Companies, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
Mr. Cooper
The consolidated financial statements of Mr. Cooper Group Inc. appearing in Mr. Cooper Group Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Mr. Cooper Group Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
Redfin
The financial statements of Redfin Corporation as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this joint proxy and information statement/prospectus, and the effectiveness of Redfin Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS
Mr. Cooper held an annual meeting of its stockholders in 2025 on May 22, 2025 (the “Mr. Cooper 2025 annual meeting”). The deadline for submission of proposals to be included in Mr. Cooper’s proxy statement for the Mr. Cooper 2025 annual meeting was December 12, 2024, and the deadline for submitting other items of business or director nominations was January 11, 2025.
Mr. Cooper does not anticipate holding a 2026 annual meeting of stockholders if the mergers are completed. If Mr. Cooper holds a 2026 annual meeting of stockholders (the “Mr. Cooper 2026 annual meeting”), the applicable deadlines will be as set forth below.
Stockholder Proxy Proposal Deadline
Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals will need to be received by Mr. Cooper not later than December 11, 2025, to be eligible for inclusion in the proxy statement and form of proxy with respect to the Mr. Cooper 2026 annual meeting. Stockholder proposals must be sent to Mr. Cooper at Mr. Cooper Group Inc., 8950 Cypress Waters Boulevard, Coppell, Texas 75019, Attention: Corporate Secretary.
Stockholder Business — Annual Meeting
Stockholders who wish to introduce an item of business at an annual meeting of stockholders may do so in accordance with the procedures in the Mr. Cooper bylaws. A stockholder desiring to bring a proper subject of business before the Mr. Cooper 2026 annual meeting, without inclusion of such proposal in the proxy statement, must provide a written notice timely received by Mr. Cooper not sooner than December 11, 2025, but not later than January 10, 2026, at the principal executive offices of Mr. Cooper. Any notice of intent to introduce an item of business at an annual meeting of stockholders must, among other things, contain the name and address of the stockholder and a representation that the stockholder is a holder of record and that the stockholder intends to appear in person or by proxy at the meeting. A complete listing of the other requirements the advance notice must meet is found in Section 2.13 of the Mr. Cooper bylaws.
In addition to satisfying the foregoing requirements under the Mr. Cooper bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Mr. Cooper’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which must be postmarked and mailed to the principal executive offices of Mr. Cooper or electronically transmitted to corporate.secretary@mrcooper.com no later than March 23, 2026. The chairman of the annual meeting may refuse to allow the transaction of any business not presented in compliance with the foregoing procedures.

HOUSEHOLDING OF JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS
Householding for Rocket
SEC rules permit Rocket and intermediaries, such as brokers, to satisfy the delivery requirements for information statement materials by delivering a single set of information statement materials to an address shared by two or more of Rocket stockholders, unless contrary instructions have been received in advance according to certain procedures. In cases of such contrary instructions, each stockholder continues to receive a separate information statement materials.
If you participate in householding and wish to receive a separate copy of information statement materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of the information statement materials in the future, please contact your broker or Rocket Direct your written request to Investor Relations, Rocket Companies, Inc., 1050 Woodward Avenue, Detroit, Michigan 48226, or by phone at (313) 373-7990.
Certain brokerage firms may have instituted householding for beneficial owners of Rocket common stock, as applicable, held through brokerage firms. If your family has multiple accounts holding Rocket common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this joint proxy and information statement/prospectus. The broker will arrange for delivery of a separate copy of this joint proxy and information statement/prospectus promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
Householding for Mr. Cooper
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this joint proxy and information statement/prospectus is being delivered to stockholders residing at the same address, unless stockholders have notified Mr. Cooper of their desire to receive multiple copies of the joint proxy and information statement/prospectus. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate joint proxy and information statement/prospectus, or if you are receiving multiple copies of this joint proxy and information statement/prospectus and wish to receive only one, please contact Mr. Cooper at its address identified below. Mr. Cooper will promptly deliver, upon oral or written request, a separate copy of this joint proxy and information statement/prospectus to any stockholder residing at an address to which only one copy was mailed. Oral or written requests for additional copies should be directed to Mr. Cooper at its phone number or address appearing on the cover of this joint proxy and information statement/prospectus, to the attention of the Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION
Rocket, Mr. Cooper and Redfin file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s internet website that contains reports, proxy statements and other information regarding issuers, including Rocket, Mr. Cooper and Redfin, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this joint proxy and information statement/prospectus.
Rocket has filed with the SEC the registration statement of which this joint proxy and information statement/prospectus forms a part. The registration statement registers the shares of Rocket Class A common stock to be issued to Mr. Cooper stockholders in connection with the mergers. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Rocket and Mr. Cooper, respectively. The rules and regulations of the SEC allow Mr. Cooper to omit certain information included in the registration statement from this joint proxy and information statement/prospectus.
In addition, the SEC allows Mr. Cooper to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy and information statement/prospectus, except for any information that is superseded by information included directly in this joint proxy and information statement/prospectus or incorporated by reference subsequent to the date of this this joint proxy and information statement/prospectus as described below.
This joint proxy and information statement/prospectus incorporates by reference the documents listed below that Rocket, Mr. Cooper and Redfin have previously filed with the SEC. They contain important information about the companies and their financial condition.
Rocket SEC Filings
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025 and Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025;

•
Current Reports on Form 8-K, filed with the SEC on January 2, 2025, March 10, 2025 (25722120), March 10, 2025 (25722127) March 31, 2025, May 2, 2025, May 23, 2025, June 5, 2025, June 17, 2025, June 23, 2025, June 30, 2025 and July 1, 2025; and

•
Description of Rocket’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, filed as Exhibit 4.2 to Rocket’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025.

Mr. Cooper SEC Filings
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on April 23, 2025 and June 30, 2025, filed with the SEC on July 23, 2025;

•
Portions of Mr. Cooper’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2025, that are incorporated by reference into Part III of Mr. Cooper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025; and

•
Current Reports on Form 8-K filed with the SEC on January 10, 2025, February 5, 2025, March 31, 2025 April 1, 2025, May 22, 2025 and June 9, 2025.

Redfin SEC Filings
•
The audited consolidated financial statements of Redfin as of and for the fiscal year ended December 31, 2024 and the related notes, included in Redfin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025.

•
The unaudited condensed consolidated financial statements of Redfin as of and for the three months ended March 31, 2025 and the related notes, included in Redfin’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 6, 2025.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, each of Rocket and Mr. Cooper incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this joint proxy and information statement/prospectus and before the date of the special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy and information statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Rocket or Mr. Cooper, as applicable, by requesting them in writing or by telephone as follows:
Investor Relations
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
ir@rocket.com
Mr. Cooper Group Inc.
8950 Cypress Waters Blvd
Coppell, Texas 75019
Attention: Corporate Secretary
These documents are available from Rocket or Mr. Cooper, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy and information statement/prospectus forms a part. You can also find information about Rocket and Mr. Cooper at their internet websites at https://ir.rocketcompanies.com and https://investors.mrcoopergroup.com/ respectively. Information contained on these websites does not constitute part of this joint proxy and information statement/prospectus.
You may also obtain documents incorporated by reference into this joint proxy and information statement/prospectus by requesting them in writing or by telephone from Laurel Hill Advisory Group, Mr. Cooper’s proxy solicitor, at the following address and telephone number:
Laurel Hill Advisory Group
2 Robbins Lane, Suite 201
Jericho, New York 11753
Banks and Brokers Call (516) 933-3100
All Others Call Toll-Free (888) 742-1305
Email: COOP@laurelhill.com
If you are a stockholder of Mr. Cooper and would like to request documents, please do so by August 26, 2025, which is five business days before the special meeting, to receive them before the meeting. If you request any documents from Rocket or Mr. Cooper, Rocket or Mr. Cooper, as applicable, will mail them to you by first class mail, or another equally prompt means, within one business day after Rocket or Mr. Cooper, as the case may be, receives your request.
This joint proxy and information statement/prospectus is a prospectus and information statement of Rocket and a proxy statement of Mr. Cooper for the special meeting. Neither Rocket nor Mr. Cooper has authorized anyone to give any information or make any representation about the mergers or Rocket or Mr. Cooper that is different from, or in addition to, that contained in this joint proxy and information statement/prospectus, the annexes hereto or in any of the materials that Rocket or Mr. Cooper has incorporated by reference into this joint proxy and information statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy and information statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy and information statement/prospectus does not extend to you. This joint proxy and information statement/prospectus is dated July 30, 2025. You should not assume that the information is accurate as of any date other than that date, and neither its mailing to Rocket stockholders or Mr. Cooper stockholders nor the issuance of shares of Rocket Class A common stock in the mergers will create any implication to the contrary. Neither Rocket nor Mr. Cooper assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.
OTHER MATTERS
As of the date of this joint proxy and information statement/prospectus, the Mr. Cooper Board is unaware of any matters that will be presented for consideration at the special meeting other than as described in this joint proxy and information statement/prospectus. Mr. Cooper will transact no other business at the special meeting except the matters set forth in Mr. Cooper’s notice of the special meeting of stockholders.

Annex A
AGREEMENT AND PLAN OF MERGER
dated as of
March 31, 2025
among
ROCKET COMPANIES, INC.,
MAVERICK MERGER SUB, INC.,
MAVERICK MERGER SUB 2, LLC
and
MR. COOPER GROUP INC.

A-i

A-ii

A-iii

EXHIBITS
Exhibit A-1 — Form of Certificate of Incorporation of Maverick Surviving Corporation
Exhibit A-2 — Form of Limited Liability Company Agreement of Forward Surviving Company
Exhibit B — Form of Cavalier Irrevocable Written Consent
Exhibit C — Governance Letter Agreement

A-iv

DEFINED TERMS
Term	Section
2020 Base Indenture	Section 7.12(h)(i)
2020 Base Indenture Trustee	Section 7.12(h)(i)
2021 Base Indenture	Section 7.12(h)(i)
2021 Base Indenture Trustee	Section 7.12(h)(i)
2024 Base Indenture	Section 7.12(h)(i)
2026 Notes	Section 7.12(h)(i)
2027 Notes	Section 7.12(h)(i)
2028 Notes	Section 7.12(h)(i)
2029 Notes	Section 7.12(h)(i)
2030 Notes	Section 7.12(h)(i)
2031 Notes	Section 7.12(h)(i)
2032 Notes	Section 7.12(h)(i)
Acquisition Proposal	Section 7.8(b)
Adjusted Maverick Equity Awards	Section 1.5(c)
Adjusted Maverick PSU Award	Section 1.5(c)
Adjusted Maverick RSU Award	Section 1.5(b)
Advance Facilities	Section 3.26(j)(i)
Agreement	Preamble
AI Technology	Section 3.21(h)
Anti-Corruption Laws	Section 3.17(d)(i)
Antitrust Laws	Section 7.1(a)
Applicable Requirements	Section 3.26(j)(ii)
August 2020 Base Indenture	Section 7.12(h)(i)
August 2020 Base Indenture Trustee	Section 7.12(h)(i)
Book-Entry Shares	Section 1.4(c)
Business Day	Section 10.14
Cap Amount	Section 6.3(d)
Cavalier	Preamble
Cavalier 10-K	Section 4.8(a)
Cavalier 10-K	Section 4.8(a)
Cavalier Balance Sheet	Section 4.9
Cavalier Balance Sheet Date	Section 4.9
Cavalier Class A Common Stock	Recitals
Cavalier Class A Common Stock	Recitals
Cavalier Class A Common Stock Issuance	Recitals
Cavalier Class A Common Stock Issuance	Recitals
Cavalier Class B Common Stock	Section 4.6
Cavalier Class C Common Stock	Section 4.6
Cavalier Class D Common Stock	Section 4.6
Cavalier Class L Common Stock	Section 7.14(a)
Cavalier Common Stock	Section 4.6
Cavalier Data Tape	Section 4.26(j)(i)
Cavalier Disclosure Schedules	Article IV

A-v

Term	Section
Cavalier Disclosure Schedules	Article IV
Cavalier Impairment Effect	Section 4.4
Cavalier Information Statement	Section 5.2(c)
Cavalier Irrevocable Reorganization Written Consent	Section 4.17(b)
Cavalier Irrevocable Reorganization Written Consent	Section 4.17(b)
Cavalier Irrevocable Written Consent	Section 4.3
Cavalier Irrevocable Written Consent	Section 4.3
Cavalier Material Adverse Effect	Section 4.1
Cavalier Material Adverse Effect	Section 4.1
Cavalier OpCo	Recitals
Cavalier OpCo Common Units	Section 4.7(c)
Cavalier OpCo Interests	Section 4.7(c)
Cavalier OpCo Securities	Section 4.7(c)
Cavalier Operating Agreement	Section 4.7(c)
Cavalier Options	Section 4.6
Cavalier Originated Mortgage Loan	Section 4.26(j)(ii)
Cavalier Preferred Stock	Section 4.6
Cavalier Prospectus	Section 5.2(c)
Cavalier PSU Awards	Section 4.6
Cavalier Reorganization Stockholder Approval	Section 4.17(b)
Cavalier RSU Awards	Section 4.6
Cavalier SEC Documents	Section 4.8(a)
Cavalier SEC Documents	Section 4.8(a)
Cavalier Securities	Section 4.6
Cavalier Securities	Section 4.6
Cavalier Securitization Transactions	Section 4.27(a)
Cavalier Securitization Trusts	Section 4.27(a)
Cavalier Serviced Mortgage Loan	Section 4.26(j)(iii)
Cavalier Servicing Agreement	Section 4.26(j)(iv)
Cavalier Significant Subsidiaries	Section 4.7(a)
Cavalier Stockholder Approval	Section 4.3
Cavalier Subsidiary Securities	Section 4.7(b)
Cavalier Termination Fee	Section 10.5(d)
Certificate	Section 1.4(c)
Certificates of Merger	Section 1.1(c)
Change in Control	Section 6.6(a)
Change in the Maverick Recommendation	Section 5.2(a)
Change in the Maverick Recommendation	Section 5.2(a)
Closing	Section 1.1(e)
Closing Date	Section 1.1(e)
Code	Recitals
Common Shares Trust	Section 2.2(b)
Company Originated Mortgage Loan	Section 3.26(j)(iii)
Company Serviced Mortgage Loan	Section 3.26(j)(iv)

A-vi

Term	Section
Computershare	Section 7.12(h)(i)
Confidentiality Agreement	Section 7.3(a)
Consent Solicitation	Section 7.12(c)
Continuing Maverick Employees	Section 6.6(b)
Continuing Maverick Employees	Section 6.6(b)
Contract	Section 3.20(a)
COVID-19	Section 3.1
COVID-19 Measures	Section 3.1
Creditors’ Rights	Section 3.2(a)
Debt Financing	Section 7.12(b)
Debt Offer	Section 7.12(c)
Debt Offer Documents	Section 7.12(c)
Debt Offers	Section 7.12(c)
December 2020 Base Indenture	Section 7.12(h)(i)
December 2020 Base Indenture Trustee	Section 7.12(h)(i)
Delaware Court	Section 10.8
Detriment	Section 7.1(b)
DGCL	Recitals
Director Award	Section 1.5(a)
DLLCA	Recitals
Economic Sanctions/Trade Laws	Section 3.17(d)(ii)
Effect	Section 3.1
End Date	Section 9.1(b)(i)
Environmental Laws	Section 3.18(b)
ERISA	Section 3.15
ERISA Affiliate	Section 3.15(c)
Excess Shares	Section 2.2(a)
Exchange Act	Section 3.3
Exchange Agent	Section 2.1(a)
Exchange Agreement	Section 4.7(c)
Exchange Fund	Section 2.1(a)
Exchange Ratio	Section 1.4(a)(i)
Facility Documentation	Section 7.12(e)
Fair Value	Section 4.22(a)(iv)
February 2024 Base Indenture	Section 7.12(h)(i)
February 2024 Base Indenture Trustee	Section 7.12(h)(i)
Financing Parties	Section 10.15
Foreign Benefit Plan	Section 3.15
Form S-4	Section 4.10(a)
Forward Effective Time	Section 1.1(c)
Forward Merger	Recitals
Forward Merger Subsidiary	Recitals
GAAP	Section 3.8
Governance Letter Agreement	Section 4.2(a)

A-vii

Term	Section
Government Official	Section 3.17(a)
Governmental Authority	Section 2.1(c)
Governmental Authorization	Section 3.26(j)(v)
Hazardous Substance	Section 3.18(b)
HSR Act	Section 3.3
Indemnified Liabilities	Section 6.3(a)
Indemnified Persons	Section 6.3(a)
Indentures	Section 7.12(h)(ii)
Intervening Event	Section 5.2(b)(ii)
Intervening Event Match Period	Section 5.2(b)(ii)
IT Systems	Section 3.21(i)
Joint Proxy and Information Statement/Prospectus	Section 5.2(c)
knowledge	Section 3.10(e)
Labor and Employment Laws	Section 3.15(g)
Law	Section 2.1(c)
Legal Restraint	Section 9.1(c)
Lien	Section 3.4
Material Contract	Section 3.20(b)
Maverick	Preamble
Maverick 10-K	Section 3.7(a)
Maverick 10-K	Section 3.7(a)
Maverick Balance Sheet	Section 3.8
Maverick Balance Sheet	Section 3.8
Maverick Balance Sheet Date	Section 3.8
Maverick Balance Sheet Date	Section 3.8
Maverick Benefit Plans	Section 3.15
Maverick Benefit Plans	Section 3.15
Maverick Bylaws	Section 3.1
Maverick Bylaws	Section 3.1
Maverick Capital Stock	Section 3.5
Maverick Capital Stock	Section 3.5
Maverick Certificate of Merger	Section 1.1(c)
Maverick Charter	Section 3.1
Maverick Charter	Section 3.1
Maverick Common Stock	Recitals
Maverick Data Tape	Section 3.26(j)(vi)
Maverick Directors	Section 1.3(a)
Maverick Disclosure Schedules	Article III
Maverick Disclosure Schedules	Article III
Maverick Effective Time	Section 1.1(c)
Maverick Equity Awards	Section 1.5(c)
Maverick Equity Awards Capitalization Table	Section 3.15(k)
Maverick Facilities	Section 7.12(h)(iv)
Maverick Financial Advisor	Section 3.22

A-viii

Term	Section
Maverick Impairment Effect	Section 3.3
Maverick Material Adverse Effect	Section 3.1
Maverick Material Adverse Effect	Section 3.1
Maverick Merger	Recitals
Maverick Merger Subsidiary	Preamble
Maverick Owned Intellectual Property	Section 3.21(a)
Maverick Pension Plan	Section 3.15(d)
Maverick Pension Plan	Section 3.15(d)
Maverick Preferred	Section 3.5
Maverick Preferred Stock	Section 3.5
Maverick Product	Section 3.21(f)
Maverick Proxy	Section 5.2(c)
Maverick PSU Award	Section 1.5(c)
Maverick Recommendation	Section 5.2(e)
Maverick Recommendation	Section 5.2(e)
Maverick Registered Intellectual Property	Section 3.21(a)
Maverick RSU Award	Section 1.5(a)
Maverick SEC Documents	Section 3.7(a)
Maverick SEC Documents	Section 3.7(a)
Maverick Securities	Section 3.5
Maverick Securities	Section 3.5
Maverick Securitization Transactions	Section 3.27(a)
Maverick Securitization Trusts	Section 3.27(a)
Maverick Servicing Agreement	Section 3.26(j)(vii)
Maverick Significant Subsidiaries	Section 3.6(a)
Maverick Significant Subsidiaries	Section 3.6(a)
Maverick Stockholder Approval	Section 3.2(a)
Maverick Stockholder Approval	Section 3.2(a)
Maverick Stockholder Meeting	Section 5.2(e)
Maverick Stockholder Meeting	Section 5.2(e)
Maverick Subsidiary Securities	Section 3.6(b)
Maverick Subsidiary Securities	Section 3.6(b)
Maverick Surviving Corporation	Section 1.1(a)
Maverick Termination Fee	Section 10.5(c)
Maverick Termination Fee	Section 10.5(c)
Measurement Date	Section 3.5
Merger Consideration	Section 1.4(a)(i)
Mergers	Recitals
Money Laundering Laws	Section 3.17(d)(iii)
Mortgage Loan	Section 3.26(j)(viii)
Mortgage Servicing Rights	Section 3.26(j)(ix)
MSR Facility	Section 3.20(b)(i)
Nasdaq	Section 3.3
Nationstar	Section 7.12(h)(i)

A-ix

Term	Section
Notes	Section 7.12(h)(i)
November 2021 Base Indenture	Section 7.12(h)(i)
November 2021 Base Indenture Trustee	Section 7.12(h)(i)
NYSE	Section 2.2(a)
OFAC	Section 3.17(d)(ii)
Open Source Technology	Section 3.21(f)
Order	Section 3.1
Other Agreement	Section 6.1(e)
Permitted Lien	Section 3.4
Person	Section 2.1(d)
Personal Data	Section 3.21(i)
Proceeding	Section 6.3(a)
Related Party Transaction	Section 4.23
Release	Section 3.18(b)
Remedies	Section 7.1(b)
Reorganization Information Statement	Section 6.7(b)
Reorganization Transaction Documentation	Section 4.17(a)
Reorganization Transactions	Recitals
Reorganization Treatment	Section 7.4(a)
Sanctions Target	Section 3.17(d)(iv)
Sarbanes-Oxley Act	Section 3.10(a)
SEC	Section 1.5(e)(ii)
SEC Opinion	Section 7.4(b)
Secured Company Indebtedness	Section 3.20(b)(ii)
Securities Act	Section 3.3
Subsidiary	Section 3.6(a)
Superior Proposal	Section 7.8(b)
Superior Proposal Match Period	Section 5.2(b)(i)
Tax Proceeding	Section 3.14(b)
Tax Returns	Section 3.14(k)
Taxes	Section 3.14(k)
Transaction Agreement	Recitals
Transaction Litigation	Section 7.13
Transactions	Recitals
Transfer	Section 7.14(b)
Trustees	Section 7.12(h)(iii)
Warehouse Facilities	Section 3.20(b)(iii)
WARN Act	Section 3.15(g)

A-x

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of March 31, 2025 is by and among Rocket Companies, Inc., a Delaware corporation (“Cavalier”), Maverick Merger Sub, Inc., a newly formed Delaware corporation and a direct, wholly-owned Subsidiary (as defined herein) of Cavalier (“Maverick Merger Subsidiary”), Maverick Merger Sub 2, LLC, a newly formed Delaware limited liability company and a direct wholly-owned Subsidiary of Cavalier (“Forward Merger Subsidiary”), and Mr. Cooper Group Inc., a Delaware corporation (“Maverick”).
W I T N E S S E T H:
WHEREAS, it is proposed that, upon the terms and subject to the conditions set forth in this Agreement, (a) at the Maverick Effective Time (as defined below), Maverick Merger Subsidiary will be merged with and into Maverick (the “Maverick Merger”) in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), with Maverick surviving the Maverick Merger as the Maverick Surviving Corporation (as defined below) and a direct, wholly-owned Subsidiary of Cavalier and (b) at the Forward Effective Time (as defined below), Maverick Surviving Corporation will be merged with and into Forward Merger Subsidiary (the “Forward Merger”) and, together with the Maverick Merger, the “Mergers”) in accordance with the applicable provisions of the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”), with Forward Merger Subsidiary surviving the Forward Merger as the Forward Surviving Company (as defined below) and a wholly-owned Subsidiary of Cavalier;
WHEREAS, the Board of Directors of Cavalier, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (a) determined that this Agreement and the issuance of the shares of Class A common stock of Cavalier, par value $0.00001 per share (“Cavalier Class A Common Stock”), pursuant to this Agreement (the “Cavalier Class A Common Stock Issuance”) and the other transactions contemplated hereby (including the Maverick Merger and the Forward Merger, the “Transactions”), are fair to, and in the best interests of, Cavalier and Cavalier’s stockholders, (b) approved and declared advisable this Agreement and the Transactions, (c) directed that the Cavalier Class A Common Stock Issuance be submitted to Cavalier’s stockholders for approval and (d) resolved to recommend the approval of the Cavalier Class A Common Stock Issuance by Cavalier’s stockholders;
WHEREAS, the Board of Directors of Maverick, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (a) determined that this Agreement, the Maverick Merger and the other Transactions are fair to and in the best interests of Maverick’s stockholders, (b) approved and declared advisable this Agreement, the Maverick Merger and the other Transactions, (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the holders of shares of common stock, par value $0.01 per share, of Maverick (the “Maverick Common Stock”), and (d) resolved (subject to Section 5.2 and Section 7.8) to recommend the adoption of this Agreement by the holders of Maverick Common Stock;
WHEREAS, the Board of Directors of Maverick Merger Subsidiary has unanimously (a) determined that this Agreement and the Transactions are fair to, and in the best interests of, Maverick Merger Subsidiary’s sole stockholder, (b) approved and declared advisable this Agreement and the Transactions and (c) directed that this Agreement be submitted to the sole stockholder of Maverick Merger Subsidiary for adoption thereby and recommended that such sole stockholder approve and adopt this Agreement and the Transactions;
WHEREAS, the sole member of Forward Merger Subsidiary has determined that this Agreement and the Transactions are advisable, and approved this Agreement and the Transactions;
WHEREAS, pursuant to the Transaction Agreement dated as of March 9, 2025, among Cavalier, Rock Holdings, Inc. (“RHI”) , Dan Gilbert (“DG”) and the other parties thereto (the “Transaction Agreement”), the parties thereto will, prior to the Closing (as defined below), consummate a series of transactions (the “Reorganization Transactions”) pursuant to which, among other things, Cavalier’s “Up-C” structure will be eliminated and Rocket, LLC (“Cavalier OpCo”) will become an indirect wholly-owned Subsidiary of Cavalier, on the terms and conditions set forth in the Transaction Agreement; and
WHEREAS, for U.S. federal income tax purposes, it is intended that the Mergers, taken together as a single integrated transaction, qualify as a “reorganization” within the meaning of Section 368(a) of the

Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is hereby adopted as a “plan of reorganization” within the meaning of Treasury Regulations sections 1.368-2(g) and 1.368-3(a).
NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
THE MERGERS
Section 1.1   The Mergers.
(a)   Maverick Merger.   Upon the terms and subject to the conditions set forth in this Agreement, at the Maverick Effective Time, Maverick Merger Subsidiary shall be merged with and into Maverick in accordance with the requirements of the DGCL, whereupon the separate existence of Maverick Merger Subsidiary shall cease, and Maverick shall be the surviving corporation in the Maverick Merger (the “Maverick Surviving Corporation”), such that following the Maverick Merger, the Maverick Surviving Corporation will be a direct, wholly-owned Subsidiary of Cavalier.
(b)   Forward Merger.   Upon the terms and subject to the conditions set forth in this Agreement, at the Forward Effective Time, which shall be immediately following the Maverick Effective Time, Maverick Surviving Corporation shall be merged with and into Forward Merger Subsidiary in accordance with the requirements of the DGCL and the DLLCA, whereupon the separate existence of Maverick Surviving Corporation shall cease, and Forward Merger Subsidiary shall be the surviving company in the Forward Merger, such that following the Forward Merger, the Forward Surviving Company will be a wholly-owned Subsidiary of Cavalier.
(c)   On the Closing Date, (i) immediately after the Closing Maverick will file a certificate of merger with respect to the Maverick Merger with the Secretary of State of the State of Delaware (the “Maverick Certificate of Merger”), and (ii) immediately after the Maverick Effective Time, the Forward Surviving Company will file a certificate of merger with respect to the Forward Merger with the Secretary of State of the State of Delaware (together with the Maverick Certificate of Merger, the “Certificates of Merger”) and the parties shall make all other filings or recordings required by the DGCL and DLLCA in connection with the Mergers. Each of the Maverick Merger and the Forward Merger shall become effective at such time as the applicable Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Cavalier and Maverick may agree and is specified in the applicable Certificate of Merger (such time, for the Maverick Merger, the “Maverick Effective Time” and such time, for the Forward Merger, the “Forward Effective Time”).
(d)   From and after the Maverick Effective Time, the Maverick Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Maverick and Maverick Merger Subsidiary, and from and after the Forward Effective Time, the Forward Surviving Company shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Maverick Surviving Corporation and Forward Merger Subsidiary, all as provided under the DGCL and DLLCA.
(e)   The closing of the Mergers (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 or remotely by exchange of documents and signatures (or their electronic counterparts) on the second (2nd) Business Day following the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement (but no later than the End Date (as defined below)) or at such other place and time as Cavalier and Maverick may agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.2   Governing Documents of Maverick Surviving Corporation and Forward Surviving Company.
(a)   Certificate of Incorporation and Bylaws of the Maverick Surviving Corporation. At the Maverick Effective Time, (i) by virtue of the Maverick Merger, the certificate of incorporation of Maverick, as in effect immediately prior to the Maverick Effective Time, shall be amended and restated in its entirety as set forth in Exhibit A-1, and as so amended and restated, shall be the certificate of incorporation of the Maverick Surviving Corporation from and after the Maverick Effective Time, until thereafter amended in accordance with its terms and the DGCL, and (ii) subject to Section 6.3, the bylaws of Maverick, as in effect immediately prior to the Maverick Effective Time, shall be amended and restated to read in its entirety as set forth in the bylaws of Maverick Merger Subsidiary, as in effect immediately prior to the Maverick Effective Time, except that all references therein to Maverick Merger Subsidiary shall be automatically amended and shall become references to the Maverick Surviving Corporation, and as so amended and restated, shall be the bylaws of the Maverick Surviving Corporation from and after the Maverick Effective Time, until thereafter amended in accordance with their terms, the DGCL and the certificate of incorporation of the Maverick Surviving Corporation.
(b)   Organizational Documents of Forward Surviving Company.   Subject to and without limiting the obligations set forth in Section 6.3, the certificate of formation and the limited liability company agreement of Forward Merger Subsidiary, as in effect immediately prior to the Forward Effective Time, except for such changes as may be necessary to reflect any change of name of the applicable surviving entity, shall be the certificate of formation and the limited liability company agreement of the Forward Surviving Company immediately following the Forward Effective Time, as set forth in Exhibit A-2, until thereafter amended in accordance with the applicable provisions thereof and in accordance with applicable law. The Forward Merger shall have the effects set forth in Section 18-209 of the DLLCA.
Section 1.3   Governance Matters; Directors and Officers of the Maverick Surviving Corporation and the Forward Surviving Company.
(a)   Cavalier and the Board of Directors of Cavalier shall take all actions necessary such that, effective as of the Maverick Effective Time, the Board of Directors of Cavalier shall consist of a total of eleven (11) directors, of whom (i) nine (9) shall be the members of the Board of Directors of Cavalier as of immediately prior to the Maverick Effective Time and (ii) two (2) shall be designated by the Board of Directors of Maverick, in each case until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal (the “Maverick Directors”).
(b)   The directors of Maverick Merger Subsidiary immediately prior to the Maverick Effective Time shall be the initial directors of the Maverick Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Maverick Surviving Corporation, and the officers of Maverick immediately prior to the Maverick Effective Time shall be the initial officers of the Maverick Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
(c)   The officers of Maverick Surviving Corporation immediately prior to the Forward Effective Time shall be the initial officers of the Forward Surviving Company, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
Section 1.4   Effect on Capital Stock.
(a)   Effect of Maverick Merger on the Capital Stock of Maverick and Maverick Merger Subsidiary.   At the Maverick Effective Time, subject to the other provisions of Article I and II, by virtue of the Maverick Merger and without any action on the part of the holder thereof:
(i)   each share of Maverick Common Stock issued and outstanding immediately prior to the Maverick Effective Time (other than shares of Maverick Common Stock to be canceled pursuant to Section 1.4(a)(iii)) shall be converted into and shall thereafter represent the right to receive 11 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of Cavalier Class A Common Stock (the “Merger Consideration”);

(ii)   each share of common stock, par value $0.01 per share, of Maverick Merger Subsidiary issued and outstanding immediately prior to the Maverick Effective Time shall remain outstanding as one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Maverick Surviving Corporation; and
(iii)   all shares of Maverick Common Stock that are owned by Cavalier, Maverick, Forward Merger Subsidiary, or Maverick Merger Subsidiary shall, by virtue of the Merger and without any action on the part of the holder thereof or any of their respective direct or indirect wholly-owned Subsidiaries, be cancelled and retired and shall cease to exist and no stock of Cavalier, cash or other consideration shall be delivered in exchange therefor.
(b)   Effect of Forward Merger on the Capital Stock of Maverick and Membership Interests of Forward Merger Subsidiary.   At the Forward Effective Time, all membership interests in Forward Merger Subsidiary issued and outstanding immediately prior to the Forward Effective Time shall automatically be converted into an equal number of membership interests of the Forward Surviving Company, and each share of common stock of the Maverick Surviving Corporation shall be cancelled and retired and shall cease to exist and no stock, cash, or other consideration shall be delivered in exchange therefor.
(c)   From and after the Maverick Effective Time, all of the shares of Maverick Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of (x) a certificate (each a “Certificate”) or (y) non-certificated shares represented by book-entry (“Book-Entry Shares”) previously representing any such shares of Maverick Common Stock shall thereafter cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration and (ii) any dividends or other distributions with a record date prior to the Maverick Effective Time which have been declared by Maverick in accordance with this Agreement and which remain unpaid at the Maverick Effective Time, and any dividends and other distributions in accordance with Section 2.1(g).
(d)   If at any time during the period between the date of this Agreement and the Maverick Effective Time, any change in the outstanding shares of capital stock of Cavalier or Maverick shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration, the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of shares of Maverick Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided that (i) nothing in this Section 1.4 shall be construed to permit Cavalier or Maverick to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement, (ii) the Reorganization Transactions shall not result in any adjustment to the Exchange Ratio and (iii) cash dividends and grants of equity compensation not prohibited by the terms hereof shall not result in any adjustment to the Exchange Ratio.
Section 1.5   Maverick Equity Awards.
(a)   Prior to the Maverick Effective Time, each award of restricted stock units that corresponds to shares of Maverick Common Stock (each, a “Maverick RSU Award”) held by a nonemployee member of Maverick’s Board of Directors (each, a “Director Award”) that is outstanding as of immediately prior to the Maverick Effective Time shall become fully vested (to the extent unvested) and shall be settled prior to the Maverick Effective Time and be treated in accordance with Section 1.4.
(b)   At the Maverick Effective Time, by virtue of the Maverick Merger and without any action on the part of the holder thereof, each Maverick RSU Award that is not a Director Award that is outstanding, whether vested or unvested, as of the Maverick Effective Time shall cease to represent a Maverick RSU Award with respect to Maverick Common Stock and shall thereafter constitute a restricted stock unit award, on the same vesting terms and conditions (including, for the avoidance of doubt, retirement terms) as were applicable under such Maverick RSU Award immediately prior to the Maverick Effective Time, including any provisions for acceleration, with respect to the number of shares of Cavalier Class A Common Stock (rounded to a whole number of shares) determined by multiplying

(x) the number of shares of Maverick Common Stock subject to such Maverick RSU Award immediately prior to the Maverick Effective Time by (y) the Exchange Ratio (each, an “Adjusted Maverick RSU Award”).
(c)   At the Maverick Effective Time, by virtue of the Maverick Merger and without any action on the part of the holder thereof, each award of performance-based vesting restricted stock units that corresponds to shares of Maverick Common Stock (each, a “Maverick PSU Award,” together with the Maverick RSU Awards, the “Maverick Equity Awards”) that is outstanding, whether vested or unvested as of the Maverick Effective Time shall cease to represent a Maverick PSU Award with respect to Maverick Common Stock and shall thereafter constitute a time-based vesting restricted stock unit award on the same vesting terms and conditions (including, for the avoidance of doubt, retirement terms) as were applicable under such Maverick PSU Award immediately prior to the Maverick Effective Time, including any provisions for acceleration, with respect to the number of shares of Cavalier Class A Common Stock (rounded to a whole number of shares) determined by multiplying (x) the number of shares of Maverick Common Stock subject to such Maverick PSU Award immediately prior to the Maverick Effective Time by (y) the Exchange Ratio (each, an “Adjusted Maverick PSU Award,” together with the Adjusted Maverick RSU Awards, the “Adjusted Maverick Equity Awards”); provided, however, that the achievement of the applicable performance-vesting conditions shall be determined prior to the Maverick Effective Time by the Compensation Committee of the Board of Directors of Maverick pursuant to the terms of the Maverick equity plan and the applicable award agreements governing such Maverick PSU Award.
(d)   Prior to the Maverick Effective Time, the Board of Directors of Maverick and/or the Compensation Committee of the Board of Directors of Maverick shall adopt resolutions approving the treatment of the Maverick Equity Awards pursuant to the terms of this Section 1.5 and taking any other actions as may be required under the applicable Maverick equity plan and the underlying award agreements.
(e)
(i)   Cavalier shall take all corporate action necessary to assume as of the Maverick Effective Time Maverick’s obligations under the Maverick Equity Awards and reserve for issuance a sufficient number of shares of Cavalier Class A Common Stock for delivery with respect to the Adjusted Maverick Awards pursuant to the terms set forth in this Section 1.5.
(ii)   As soon as practicable (and in no event more than two days) after the Maverick Effective Time, Cavalier shall file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (or such other form as may be required) under the Securities Act (as defined below) with respect to the Cavalier Class A Common Stock subject to the Adjusted Maverick Equity Awards described in this Section 1.5. From and after the date of this Agreement, Maverick and its Subsidiaries shall reasonably cooperate with Cavalier in preparing such registration statement(s).
ARTICLE II
EXCHANGE
Section 2.1   Surrender and Payment.
(a)   Prior to the Maverick Effective Time, Cavalier shall appoint a bank, trust company or nationally recognized stockholder services provider or such other Person (as defined below) reasonably acceptable to Maverick as the exchange agent (the “Exchange Agent”) for the purpose of exchanging Certificates and Book-Entry Shares representing shares of Maverick Common Stock. Cavalier will make available to the Exchange Agent, at or prior to the Maverick Effective Time, a number of shares of Cavalier Class A Common Stock sufficient to pay the aggregate Merger Consideration pursuant to Section 1.4 (together with the cash proceeds of the sale of shares of Cavalier Class A Common Stock by the Exchange Agent pursuant to Section 2.2, the “Exchange Fund”).

(b)   Promptly after the Maverick Effective Time (and in any event within five (5) Business Days after the Maverick Effective Time), Cavalier will send, or will cause the Exchange Agent to send, to each holder of Certificates representing shares of Maverick Common Stock as of the Maverick Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as Maverick and Cavalier may reasonably agree, for use in effecting delivery of shares of Maverick Common Stock to the Exchange Agent. Exchanges of any Book-Entry Shares shall be effected in accordance with Cavalier’s customary procedures with respect to securities represented by book entry.
(c)   Each holder of shares of Maverick Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate (together with a properly completed letter of transmittal) with respect to shares represented by a Certificate and automatically with respect to Book-Entry Shares, will be entitled to receive (i) one or more shares of Cavalier Class A Common Stock (which shall in each case be in non-certificated book-entry form unless a physical certificate is required by applicable federal, state or local, domestic or foreign, statute, law, code, ordinance, rule or regulation of any Governmental Authority, including common law (each, a “Law”)) representing, in the aggregate, the number of shares of Cavalier Class A Common Stock that such holder has the right to receive pursuant to Section 1.4 and (ii) a check in the amount equal to any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.2 and in respect of any dividends and other distributions which such holder has the right to receive pursuant to Section 2.1(g). No interest shall be paid or accrued on any Merger Consideration, cash payable in lieu of fractional shares or cash payable in respect of dividends and distributions payable to holders of Certificates or Book-Entry Shares pursuant to Section 2.1(g). Until so surrendered, each such Certificate or Book-Entry Share shall, after the Maverick Effective Time, represent for all purposes only the right to receive such Merger Consideration. For the purposes of this Agreement, “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any government-sponsored enterprise, any entity, authority or body exercising executive, legislative, judicial, supervisory, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization or official thereof.
(d)   If any portion of the Merger Consideration (and any cash in lieu of fractional shares payable in accordance with Section 2.2 or any dividends and other distributions which such holder has the right to receive pursuant to Section 2.1(g)) is to be registered or issued in the name of a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Share is registered, it shall be a condition to the registration thereof that such surrendered Certificate or Book-Entry Share shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration (and any cash in lieu of fractional shares payable in accordance with Section 2.2 or any dividends and other distributions which such holder has the right to receive pursuant to Section 2.1(g)) shall pay to the Exchange Agent any transfer or other similar Taxes (as defined below) required as a result of such registration in the name of a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. For purposes of this Agreement, “Person” or “person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.
(e)   After the Maverick Effective Time, there shall be no further registration of transfers of shares of Maverick Common Stock. If, after the Maverick Effective Time, Certificates or Book-Entry Shares are presented to the Exchange Agent, Cavalier or the Maverick Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.
(f)   Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Maverick Common Stock one (1) year after the Maverick Effective Time shall be returned to Cavalier, or transferred as otherwise directed by Cavalier, upon demand, and any such holder who has not exchanged such holder’s shares of Maverick Common Stock for the Merger Consideration in accordance with this Section 2.1 prior to that time shall thereafter look only to Cavalier for delivery of the Merger Consideration (and any cash which such holder has the right to receive in respect of any cash in lieu of fractional shares payable in accordance with Section 2.2 or any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(g)) in respect of such holder’s shares. Notwithstanding the foregoing, Cavalier shall not be liable to any holder of shares for any Merger Consideration (and any cash in lieu of fractional shares payable in accordance with Section 2.2 or any cash which such holder has the right to receive in respect of any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(g)) delivered to a public official pursuant to applicable abandoned property Laws. Any Merger Consideration (and any cash in lieu of fractional shares payable in accordance with Section 2.2 or any cash which such holder has the right to receive in respect of any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(g)) remaining unclaimed by holders of shares of Maverick Common Stock three (3) years after the Maverick Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable Law, become the property of Cavalier, free and clear of all claims or interest of any Person previously entitled thereto.
(g)   No dividends or other distributions with respect to shares of Cavalier Class A Common Stock issued in the Maverick Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until such Certificates or Book-Entry Shares are surrendered as provided in this Section 2.1. Following such surrender, there shall be paid, without interest, to the record holder of the shares of Cavalier Class A Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such shares of Cavalier Class A Common Stock with a record date after the Maverick Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Cavalier Class A Common Stock with a record date after the Maverick Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Cavalier Class A Common Stock, all shares of Cavalier Class A Common Stock to be issued pursuant to the Maverick Merger shall be entitled to dividends or other distributions pursuant to the immediately preceding sentence as if issued and outstanding as of the Maverick Effective Time.
(h)   The Exchange Agent shall invest any cash delivered by Cavalier pursuant to Section 2.1(a) as directed by Cavalier; provided that no losses on such investments shall affect the Merger Consideration payable to former holders of shares of Maverick Common Stock pursuant to this Article II. Any interest and other income resulting from such investments shall be paid promptly to Cavalier.
Section 2.2   Fractional Shares.
(a)   Notwithstanding anything in this Agreement to the contrary, no fraction of a share of Cavalier Class A Common Stock shall be issued in connection with the Maverick Merger, but in lieu of the issuance of any such fractional share, any holder of Maverick Common Stock who would otherwise have been entitled to a fraction of a share of Cavalier Class A Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.2 and subject to the provisions of Section 2.1, a cash payment (without interest and rounded to the nearest cent) in lieu of such fractional shares of Cavalier Class A Common Stock representing such holder’s proportionate interest, if any, in the proceeds from the sale by the Exchange Agent in one or more transactions of shares of Cavalier Class A Common Stock equal to the excess of (x) the aggregate number of shares of Cavalier Class A Common Stock to be delivered to the Exchange Agent by Cavalier pursuant to Section 2.1(a) over (y) the aggregate number of whole shares of Cavalier Class A Common Stock to be distributed to the holders of Certificates or Book-Entry Shares pursuant to Section 2.1(c) (such excess being herein called the “Excess Shares”). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Cavalier that would otherwise be caused by the issuance of fractional shares. As soon as practicable after the Maverick Effective Time, the Exchange Agent, as agent for the holders of the Certificates and

Book-Entry Shares representing shares of Maverick Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange (“NYSE”) in the manner provided in the following paragraph.
(b)   The sale of the Excess Shares by the Exchange Agent, as agent for the holders that would otherwise receive fractional shares, shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of shares of Maverick Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of shares of Maverick Common Stock (the “Common Shares Trust”). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of shares of Maverick Common Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of shares of Maverick Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of shares of Maverick Common Stock would otherwise be entitled.
(c)   As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Maverick Common Stock in lieu of any fractional shares of Cavalier Class A Common Stock, the Exchange Agent shall make available such amounts to such holders of shares of Maverick Common Stock without interest, subject to and in accordance with Section 2.1.
Section 2.3   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Cavalier, or the Maverick Surviving Corporation or the Forward Surviving Company, the posting by such Person of a bond, in such reasonable amount as Cavalier, the Maverick Surviving Corporation or the Forward Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will, if such holder has otherwise delivered a properly completed and duly executed letter of transmittal, issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and any cash in lieu of fractional shares payable in accordance with Section 2.2 or any cash which such holder has the right to receive in respect of any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(g)) to be paid in respect of the shares of Maverick, represented by such Certificate as contemplated by this Article II.
Section 2.4   Withholding Rights.   Notwithstanding anything in this Agreement to the contrary, each of Cavalier, the Maverick Surviving Corporation, Forward Surviving Company, the Exchange Agent and any applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to Articles I and II such amounts as it is required to deduct or withhold (or cause to be deducted and withheld) with respect to the making of such payment under any provision of federal, state, local or foreign Tax Law (and to the extent deduction and withholding is required, such deduction and withholding may be taken in Cavalier Class A Common Stock). To the extent that amounts are so deducted or withheld by Cavalier, the Maverick Surviving Corporation, the Forward Surviving Company, the Exchange Agent or any applicable withholding agent, as the case may be, and paid over to the applicable Governmental Authority in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made by Cavalier, the Maverick Surviving Corporation, the Forward Surviving Company, the Exchange Agent or any applicable withholding agent, as the case may be, and, if withholding is taken in Cavalier Class A Common Stock, the relevant withholding party shall be treated as having sold such Cavalier Class A Common Stock.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF MAVERICK
Maverick represents and warrants to Cavalier that, except as disclosed (i) in the Maverick SEC Documents (as defined below) filed or furnished on or after January 1, 2023 and prior to the date of this Agreement (excluding any disclosures in such Maverick SEC Documents in any risk factors section, in any forward looking statements section and other disclosures that are predictive or forward-looking in nature, in each case other than any description of historic facts or events included therein) or (ii) in the correspondingly numbered section of the disclosure schedules delivered by Maverick to Cavalier simultaneously with the execution of this Agreement (the “Maverick Disclosure Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Maverick Disclosure Schedules shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent, notwithstanding the omission of a cross-reference to such other section or subsection):
Section 3.1   Corporate Existence and Power.   Maverick is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate powers and all governmental franchises, licenses, permits, authorizations, consents and approvals required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect (as defined below). Maverick is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities or the ownership or leasing of its properties make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect. For purposes of this Agreement, the term “Maverick Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence (each, an “Effect”) that, individually or in the aggregate, results in a material adverse effect on the financial condition, business, assets or continuing results of operations of Maverick and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Maverick Material Adverse Effect: (A) any changes or conditions in the U.S. or any other national or regional economy, any global economic changes or conditions or securities, credit, financial or other capital markets conditions, or any tariffs, trade wars or similar matters (B) any changes or conditions affecting the industry or industries in which Maverick or its Subsidiaries operate, (C) any weather-related or other force majeure event (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters), (D) pandemics, epidemics, COVID-19 Measures (as defined below), acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism or cyber-attack, and any escalation or general worsening of any of the foregoing or other response thereto by any Governmental Authorities (including requirements for business closures, restrictions on operations or “sheltering-in-place”), (E) Effects resulting from the negotiation, execution, announcement, pendency, compliance with or performance of this Agreement, the transactions contemplated hereby or the terms hereof or the consummation of the transactions contemplated hereby, including the impact thereof on the relationships of Maverick and its Subsidiaries with customers, suppliers, partners, employees or Governmental Authorities; provided that this clause (E) shall not apply to any representation or warranty set forth in Section 3.4 or Section 3.15(f) (or any condition to any party’s obligation to consummate the Mergers relating to such representation and warranty) to the extent that such representation and warranty addresses the consequences of any Effect arising out of, relating to or resulting from the execution and delivery of this Agreement or the consummation of the Mergers, (F) any action taken or failure to take action which Cavalier has requested in writing or that is otherwise required by this Agreement, (G) changes in applicable Law, regulation or government policy or in GAAP (as defined below) or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, including any Effects arising out of, in connection with, or as a result of, any “shut-down” of the U.S. federal government (including its agencies), (H) any decline in the market price, or change in trading volume, of Maverick’s capital stock, (I) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, (J) any downgrade in Maverick’s credit rating (it being understood that the exceptions in clauses (H), (I) and (J) shall not prevent or otherwise affect a determination that the underlying cause of any such Effect referred to therein (if not otherwise falling within any of the exceptions provided hereof) is a Maverick Material Adverse Effect) or (K) any demands, litigation or similar actions brought by stockholders of Maverick in connection with this Agreement or any of the Transactions; provided that, in the case of clauses (A), (B), (C), (D) and (G), to the extent the impact on Maverick and its Subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on other participants operating in the industry or industries in which Maverick operates, the incrementally disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, Maverick Material Adverse Effect. For the purposes of this Agreement, “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other similar Law or Order by any Governmental Authority in connection with or in response to COVID-19. For the purposes of this Agreement, “COVID-19” means SARS-CoV-2 or COVID-19, and any evolution or variant thereof or any related or associated epidemic, pandemic, or disease outbreak. For the purposes of this Agreement, “Order” means any federal, state or local, domestic or foreign, judgment, injunction, ruling, order, writ or decree of any Governmental Authority. Maverick has heretofore made available to Cavalier true and complete copies of the Amended and Restated Certificate of Incorporation of Maverick, as amended to the date of this Agreement (as so amended, the “Maverick Charter”), and the Amended and Restated Bylaws of Maverick, as amended to the date of this Agreement (as so amended, the “Maverick Bylaws”).
Section 3.2   Corporate Authorization.
(a)   The execution, delivery and performance by Maverick of this Agreement and the consummation by Maverick of the transactions contemplated hereby are within Maverick’s corporate powers and, except for any required approval by Maverick’s stockholders (the “Maverick Stockholder Approval”) in connection with the consummation of the Mergers, have been duly authorized by all necessary corporate action. Assuming the accuracy of the representations and warranties set forth in Section 4.24, the affirmative vote of holders of a majority of the outstanding shares of Maverick Common Stock in favor of the adoption of this Agreement is the only vote of the holders of any of Maverick’s capital stock or the capital stock of any of its Subsidiaries necessary in connection with consummation of the Maverick Merger. Assuming due authorization, execution and delivery of this Agreement by Cavalier, Maverick Merger Subsidiary and Forward Merger Subsidiary, this Agreement constitutes a valid and binding agreement of Maverick enforceable against Maverick in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at Law) (collectively, “Creditors’ Rights”).
(b)   The Board of Directors of Maverick, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Maverick Merger) are fair to and in the best interests of Maverick’s stockholders, (ii) approved this Agreement and the transactions contemplated hereby (including the Maverick Merger), (iii) directed that the adoption of this Agreement be submitted to a vote of the holders of Maverick Common Stock, and (iv) resolved (subject to Section 5.2(b) and Section 7.8) to recommend the adoption of this Agreement by the holders of Maverick Common Stock.
Section 3.3   Governmental Authorization.   The execution, delivery and performance by Maverick of this Agreement and the consummation by Maverick of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of a certificate of merger in accordance with the DGCL and the DLLCA, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (c) compliance with any applicable requirements of Antitrust Laws, (d) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (e) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), (f) the appropriate filings and approvals under the rules of the Nasdaq Stock Market (the “Nasdaq”) and the NYSE, (g) the approvals and consents set forth on Section 3.3(g) of the Maverick Disclosure Schedules and (h) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably likely to have (i) a Maverick Material Adverse Effect or (ii) prevent, materially delay or materially impede consummation by Maverick of the Mergers or the other Transactions (this clause (ii), a “Maverick Impairment Effect”).
Section 3.4   Non-Contravention.   The execution, delivery and performance by Maverick of this Agreement and the consummation by Maverick of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Section 3.2 and Section 3.3 and the accuracy of the representations and warranties set forth in Section 4.24, (a) contravene or conflict with the Maverick Charter or the Maverick Bylaws or the organizational documents of any Subsidiaries of Maverick,

(b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Maverick or any of its Subsidiaries, (c) constitute a default (or an event which with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Maverick or any of its Subsidiaries or to a loss of any benefit to which Maverick or any of its Subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon Maverick or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Maverick or any of its Subsidiaries or (d) result in the creation or imposition of any Lien (as defined below) (other than Permitted Liens (as defined below)) on any asset of Maverick or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, be reasonably likely to have (i) a Maverick Material Adverse Effect or (ii) a Maverick Impairment Effect. For purposes of this Agreement, (x) “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset (it being understood that licenses, covenants not to sue and similar rights granted with respect to intellectual property rights other than as a security interest or lien are not “Liens” as defined hereunder) and (y) “Permitted Lien” means (i) Liens for Taxes not yet due or being contested in good faith, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business, (iii) applicable zoning, planning, entitlement, conservation restrictions, land use restrictions, building codes and other governmental rules and regulations imposed by a Governmental Authority having jurisdiction over the assets, none of which would reasonably be expected to have an adverse impact on the conduct by Cavalier or its Subsidiaries, or by Maverick or its Subsidiaries, as the case may be, of their respective businesses, (iv) Liens, discharged at or prior to the Maverick Effective Time, as the case may be, without any material liability to Maverick or Cavalier or their respective Subsidiaries, (v) Liens arising under securities Laws (vi) the Liens set forth on Section 3.4 of the Maverick Disclosure Schedules, and (vii) Liens securing indebtedness of Maverick or any of its Subsidiaries which indebtedness is permitted to be incurred hereunder.
Section 3.5   Capitalization.   The authorized capital stock of Maverick consists of 300,000,000 shares of Maverick Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share (“Maverick Preferred Stock,” and together with the Maverick Common Stock, the “Maverick Capital Stock”). As of the close of business on March 28, 2025 (the “Measurement Date”), there were outstanding (i) 63,983,373 shares of Maverick Common Stock (for the avoidance of doubt, excluding shares of Maverick Common Stock held in treasury), (ii) no shares of Maverick Preferred Stock, (iii) 29,241,243 shares of Maverick Common Stock held in treasury and (iv) no other shares of capital stock or other voting securities of Maverick. All outstanding shares of Maverick Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the close of business on the Measurement Date, there were outstanding (A) Maverick RSU Awards with respect to 975,070 shares of Maverick Common Stock and (B) Maverick PSU Awards with respect to (1) 464,807 shares of Maverick Common Stock (assuming such Maverick PSU Awards were earned at target level of performance) and (2) 929,614 shares of Maverick Common Stock (assuming such Maverick PSU Awards were earned at maximum level of performance). Except as set forth in this Section 3.5 and except for changes since the close of business on the Measurement Date resulting from the vesting or settlement of Maverick RSU Awards or Maverick PSU Awards outstanding on such date, or the exercise, settlement, payment or redemption of other stock-based awards outstanding on such date or other securities issued as permitted by Section 5.1, there are outstanding (x) no shares of capital stock or other voting securities of Maverick and (y) (1) no options, warrants or other rights to acquire from Maverick any capital stock or voting securities of Maverick or securities convertible into or exchangeable for capital stock or voting securities of Maverick, (2) no bonds, debentures, notes or other indebtedness of Maverick or any of its Subsidiaries, in each case, that are linked to, or calculated based on, the value of Maverick or any of its Subsidiaries or otherwise based upon or derived from any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, Maverick or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Maverick or any of its Subsidiaries may vote and (3) no preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character, relating to the capital stock of Maverick, obligating Maverick to issue, transfer or sell any capital stock, voting securities of

Maverick or securities convertible into or exchangeable for capital stock or voting securities of Maverick or obligating Maverick to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (x) and (y) being referred to collectively as “Maverick Securities”). Except as permitted by Section 5.1(e) with respect to any Maverick RSU Awards and Maverick PSU Awards, there are no outstanding obligations of Maverick or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Maverick Securities.
Section 3.6   Subsidiaries.
(a)   Each Subsidiary of Maverick is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect. For purposes of this Agreement, the term “Subsidiary,” when used with respect to any Person, means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the voting securities or other ownership interests is owned by such Person or one or more of its Subsidiaries, (ii) such Person or one or more of its Subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (iii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, are directly owned or controlled by such Person or by any one or more of its Subsidiaries. Each Subsidiary of Maverick is duly qualified to do business and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect. All “significant subsidiaries” (as such item is defined in Section 1-102 of Regulation S-X under the Exchange Act) of Maverick as of December 31, 2024 (collectively, the “Maverick Significant Subsidiaries”) and their respective jurisdictions of organization are identified in Section 3.6(a) of the Maverick Disclosure Schedules.
(b)   All of the outstanding capital stock of, or other ownership interests in, each Maverick Significant Subsidiary is wholly-owned by Maverick, directly or indirectly, free and clear of any material Lien (other than Liens arising under securities Laws) and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of Maverick or any of the Maverick Significant Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Maverick Significant Subsidiary or (ii) (A) options, warrants or other rights to acquire from Maverick or any of the Maverick Significant Subsidiaries any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Maverick Significant Subsidiary; (B) bonds, debentures, notes or other indebtedness of any Maverick Significant Subsidiary that are linked to, or calculated based on, the value of Maverick or any of its Subsidiaries or otherwise based upon or derived from any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, Maverick or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Maverick or any of its Subsidiaries may vote or (C) preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character relating to the capital stock of any Maverick Significant Subsidiary, obligating Maverick or any Maverick Significant Subsidiary to issue, transfer or sell any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Maverick Significant Subsidiary or obligating Maverick or any Maverick Significant Subsidiary to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (i) and (ii) being referred to collectively as “Maverick Subsidiary Securities”). There are no outstanding obligations of Maverick or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Maverick Subsidiary Securities. No Subsidiary of Maverick is, or since January 1,

2023 has been, subject to any requirement to file periodic reports under the Exchange Act. No Subsidiary of Maverick owns any shares of Maverick Common Stock.
Section 3.7   SEC Filings.
(a)   Maverick has made available to Cavalier (i) its annual reports on Form 10-K for its fiscal years ended December 31, 2023 and 2024, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Maverick held since December 31, 2023 and (iii) all of its other reports, statements, schedules, registration statements and prospectuses filed with the SEC since December 31, 2023 (the documents referred to in this Section 3.7(a) being referred to collectively as the “Maverick SEC Documents”). Maverick’s annual report on Form 10-K for its fiscal year ended December 31, 2024 is referred to herein as the “Maverick 10-K.”
(b)   As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Maverick SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act (as defined below) and the rules and regulations thereunder.
(c)   As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Maverick SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(d)   Maverick has timely filed with or furnished to the SEC all forms, reports, schedules, registration statements, prospectuses, proxy statements and other documents, together with all certifications required pursuant to the Sarbanes-Oxley Act, as applicable, required to be filed with or furnished to the SEC by Maverick since January 1, 2023.
(e)   As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any Maverick SEC Document.
Section 3.8   Financial Statements.   The audited consolidated financial statements of Maverick (including any related notes and schedules) included in its annual reports on Form 10-K and unaudited condensed consolidated financial statements included in its quarterly reports on Form 10-Q, in each case referred to in Section 3.7, present fairly, in all material respects, the consolidated financial position of Maverick and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended, in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods included (except as may be indicated in the notes thereto or permitted by Regulation S-X). For purposes of this Agreement, “Maverick Balance Sheet” means the consolidated balance sheet of Maverick, as of December 31, 2024, set forth in the Maverick 10-K and “Maverick Balance Sheet Date” means December 31, 2024.
Section 3.9   Disclosure Documents.
(a)   Subject to Section 3.9(d), neither the Maverick Proxy (as defined in Section 5.2(c)), nor any amendment or supplement thereto, will, at the date the Maverick Proxy or any such amendment or supplement thereto is first mailed to stockholders of Maverick or at the time Maverick’s stockholders vote on the adoption and approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   Subject to Section 3.9(d), the Maverick Proxy, including all amendments or supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act.
(c)   None of the information supplied or to be supplied by Maverick for inclusion or incorporation by reference in the Form S-4 (as defined in Section 4.10(a)), the Joint Proxy and Information Statement/

Prospectus or in any amendment or supplement thereto will, at the time the Form S-4 or any such amendment or supplement becomes effective under the Securities Act, at the date the Joint Proxy and Information Statement/Prospectus or any such amendment or supplement thereto is first mailed to stockholders of Maverick and Cavalier, or at the time Maverick’s stockholders vote on the adoption and approval of this Agreement or at the Maverick Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)   Notwithstanding the foregoing, no representation or warranty is made by Maverick in this Section 3.9 with respect to statements made or incorporated by reference therein based on information supplied by Cavalier, Maverick Merger Subsidiary or Forward Merger Subsidiary for inclusion or incorporation by reference in the Maverick Proxy, Form S-4 or Joint Proxy and Information Statement/Prospectus, or in any amendment or supplement thereto.
Section 3.10   Controls and Procedures.
(a)   Each of the principal executive officer and the principal financial officer of Maverick (or each former principal executive officer and former principal financial officer of Maverick) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to Maverick SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(b)   Maverick has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information required to be disclosed by Maverick in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) identified for Maverick’s auditors any material weaknesses in internal controls over financial reporting. Maverick has provided to Cavalier true and correct copies of any of the foregoing disclosures to the auditors or audit committee of Maverick that have been made in writing from January 1, 2023 through the date of this Agreement, and will promptly provide to Cavalier true and correct copies of any such disclosure that is made after the date of this Agreement.
(c)   Maverick has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on Maverick’s financial statements. Maverick’s management, with the participation of Maverick’s principal executive and financial officers, has completed an assessment of the effectiveness of Maverick’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2024, and such assessment concluded that such internal controls were effective using the framework specified in the Maverick 10-K.
(d)   No personal loan or other extension of credit by Maverick or any Subsidiary to any of its or their executive officers or directors has been outstanding or has been made or modified in violation of Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act since January 1, 2023.
(e)   Since January 1, 2023, neither Maverick nor any of its Subsidiaries nor, to Maverick’s knowledge, any director, officer, employee, auditor, accountant or representative of Maverick or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that Maverick or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. For purposes of this Agreement, “knowledge” means, with respect to Maverick or Cavalier, the actual knowledge of any individual identified as an executive officer of such party in the Form 10-K filed most recently by such party with the SEC.
Section 3.11   Absence of Certain Changes.
(a)   From the Maverick Balance Sheet Date to the date of this Agreement, Maverick and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice in all material respects.
(b)   From the Maverick Balance Sheet Date to the date of this Agreement, there has not been any event, occurrence, change or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Maverick Material Adverse Effect.
Section 3.12   No Undisclosed Material Liabilities.   As of the date of this Agreement, there are no liabilities of Maverick or any Subsidiary of Maverick of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are, individually or in the aggregate, reasonably likely to have, a Maverick Material Adverse Effect, other than:
(a)   liabilities disclosed or provided for in the Maverick Balance Sheet or the notes thereto;
(b)   liabilities disclosed in the Maverick SEC Documents;
(c)   liabilities incurred since the Maverick Balance Sheet Date in the ordinary course of business consistent with past practice;
(d)   liabilities or obligations that have been discharged or paid in full in the ordinary course of business consistent with past practice; and
(e)   liabilities under this Agreement or in connection with the Transactions.
Section 3.13   Litigation.   As of the date of this Agreement, there is no action, arbitration, mediation, suit, litigation, audit, investigation or proceeding pending against or by, to the knowledge of Maverick, threatened against or by, Maverick, any of its Subsidiaries or any of their respective officers or directors before any court, arbitrator or any Governmental Authority which would, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect or Maverick Impairment Effect.
Section 3.14   Taxes.   Except as set forth in the Maverick Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect:
(a)   (i) all Tax Returns (as defined below) required to be filed with any taxing authority by, or with respect to, Maverick and its Subsidiaries have been timely filed in accordance with all applicable Laws; (ii) Maverick and its Subsidiaries have fully and timely paid, or caused to be paid, all Taxes owed (whether or not shown on any Tax Return) and, as of the time of filing, all Tax Returns were true and complete in all respects (other than, in the case of clause (i) or clause (ii) hereof, with respect to Taxes and Tax Returns for which the position has been taken in good faith and for which adequate reserves are reflected on the Maverick Balance Sheet, as adjusted for operations in the ordinary course of business consistent with past practice since the date of the Maverick Balance Sheet); and (iii) Maverick and its Subsidiaries have made provision for all Taxes payable by Maverick and its Subsidiaries for which no Tax Return has yet been filed;
(b)   there is no action, suit, proceeding, audit or claim (each, a “Tax Proceeding”) pending or threatened in writing with respect to any Taxes due from or with respect to Maverick or any of its Subsidiaries, and no taxing authority has given notice of any intention to assert any deficiency or claim for additional Taxes against Maverick or any of its Subsidiaries;
(c)   neither Maverick nor any of its Subsidiaries is liable for any Tax imposed on any Person (other than Maverick or any of its Subsidiaries) as the result of the application of Treasury Regulations section 1.1502-6 (and any comparable provision of the Tax Laws of any state, local or foreign jurisdiction) or as a transferee or successor;
(d)   neither Maverick nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 or Section 361(a) of the Code in the two (2) years prior to the date of this Agreement;
(e)   neither Maverick nor any of its Subsidiaries has granted any currently effective requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes with respect to any Tax Returns of Maverick or any of its Subsidiaries;
(f)   neither Maverick nor any of its Subsidiaries is a party to, is bound by or has any obligation under, any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement, except for (i) any such agreement or arrangement solely between or among any of Maverick and/or its Subsidiaries or (ii) any commercial agreement entered into in the ordinary course of business the primary purpose of which does not relate to Taxes;
(g)   neither Maverick nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations section 1.6011-4(b)(2);
(h)   there are no Liens for Taxes other than Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Maverick Balance Sheet) upon any of the assets of Maverick or any of its Subsidiaries;
(i)   no claim has been made by any taxing authority in a jurisdiction where Maverick and its Subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction, and all deficiencies for Taxes asserted or assessed against Maverick and its Subsidiaries have been fully and timely paid, settled or properly reflected on the Maverick Balance Sheet; and
(j)   neither Maverick nor any of its Subsidiaries is aware of the existence of any fact or circumstance, or have taken or agreed to take any action, or knowingly failed to take any action, which fact or circumstance or act or failure to act could reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(k)   For purposes of this Agreement, “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges in the nature of a tax imposed by any federal, state, local or foreign Governmental Authority and any interest, penalties or additions to tax attributable thereto. For purposes of this Agreement, “Tax Returns” shall mean any return, report, form or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.
Section 3.15   Employee Benefit Plans; Employment.   Maverick has provided Cavalier with a list (set forth in Section 3.15 of the Maverick Disclosure Schedules) identifying each material “employee benefit plan,” as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each material employment, consulting, severance, change in control or similar contract, plan, funding arrangement or policy applicable to any director, former director, employee or former employee of Maverick or any of its Subsidiaries, and each material plan, funding vehicle or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, death benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change in control benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Maverick or its Subsidiaries and covers any employee or director or former employee or director of Maverick or any of its Subsidiaries and any material amendment thereto, other than any such contract, plan, funding arrangement or policy that is a “multiemployer plan,” as defined in section 3(37) of ERISA or any contract, plan, funding arrangement or policy that is sponsored, maintained or administered by any Governmental Authority; provided, however, that such list need not include any Maverick Benefit Plan that constitutes a Foreign Benefit Plan (as defined below); provided, further, that such list shall be updated within thirty (30) Business Days following the date hereof to include any material Maverick Benefit Plan that constitutes a Foreign Benefit Plan. The plans, agreements or arrangements of Maverick and its Subsidiaries referred to in the first sentence of this Section 3.15 are referred to collectively herein as the “Maverick Benefit Plans.” “Foreign Benefit Plan” means any Maverick Benefit Plan primarily maintained for the benefit of employees and former employees in jurisdictions other than the United States (excluding any statutory benefits under applicable Law).
(a)   Maverick has made available to Cavalier true, complete and correct copies of (i) all documents setting forth the terms of each Maverick Benefit Plan that is not a Foreign Benefit Plan, including the plan document and all material amendments thereto (or, in the case of any unwritten Maverick Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 thereto (including any related actuarial valuation reports) filed with the Internal Revenue Service with respect to each Maverick Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Maverick Benefit Plan for which such summary plan description is required and (iv) all material non-routine communications with any government body, agency or authority with respect to each applicable Maverick Benefit Plan. Maverick shall have made available to Cavalier no later than thirty (30) Business Days following the date hereof true, complete and correct copies of each Foreign Benefit Plan (or, in the case of any unwritten Foreign Benefit Plan, a description thereof) and any material amendments thereto.
(b)   Each Maverick Benefit Plan has been established, maintained and contributed to in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including, but not limited to, the extent applicable, ERISA and the Code) which are applicable to such plan. Except as would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect, there are no pending or, to the knowledge of Maverick, threatened in writing or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Maverick Benefit Plans or any trusts related thereto.
(c)   Neither Maverick nor any other entity which is a member of a “controlled group of entities” (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which Maverick is a member (each, an “ERISA Affiliate”) contributes to or is obligated to contribute to or has any liability under Title IV of ERISA or Section 412 of the Code, and no reasonably foreseeable condition exists that presents a material risk to Maverick or any ERISA Affiliate of incurring any such liability. Neither Maverick nor any of its ERISA Affiliates contributes to a “multiemployer plan,” as defined in Section 3(37) of ERISA.
(d)   All “employee pension benefit plans” (as defined in Section 3(2) of ERISA) that are Maverick Benefit Plans (“Maverick Pension Plan”) intended to be qualified under Section 401(a) of the Code have received a favorable determination letter or opinion letter, if applicable, from the Internal Revenue Service to the effect that such Maverick Pension Plans are qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code.
(e)   No Maverick Benefit Plan provides for retiree health benefits or retiree life benefits (other than such benefits required by Section 4980B of the Code or Section 601 of ERISA or similar state Law).
(f)   The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, except as expressly provided in this Agreement, (i) entitle any current or former employee, individual independent contractor, director or officer of Maverick or any of its Subsidiaries to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, increase the amount of compensation due any such employee, individual independent contractor, director or officer or trigger any other material obligation pursuant to any Maverick Benefit Plan, (iii) require any funding (through a grantor trust or otherwise) of any compensation or benefit owed to any such current or former employee, individual independent contractor, director or officer, or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code).
(g)   Except as would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect, Maverick and its Subsidiaries are in compliance with all applicable federal, state and local Laws respecting employment, employment practices, labor, occupational safety and health, and wages and hours (including the classification of independent contractors and exempt and non-exempt employees), Section 8 of the National Labor Relations Act and all civil rights and anti-discrimination Laws, immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar state or local laws (the “WARN Act”), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, COVID-19, affirmative action and unemployment insurance (collectively, “Labor and Employment Laws”). Except as would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect, (i) no work stoppage, slowdown or labor strike against Maverick or any of its Subsidiaries is pending or, to Maverick’s knowledge, threatened, nor is Maverick or any of its Subsidiaries involved in or, to Maverick’s knowledge, threatened with material labor disputes, grievances or litigation relating to labor matters, including with respect to Labor and Employment Laws, and (ii) there are no labor union claims or demands to represent any employees or contractors and there are no organizational campaigns in progress with respect to any of the employees or contractors.
(h)   As of the date of this Agreement, neither Maverick nor any Subsidiary is a party to or bound by any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative and no such agreement is being negotiated by Maverick or any of its Subsidiaries.
(i)   Since January 1, 2023, to the knowledge of Maverick, (i), no allegations of sexual harassment or other sexual misconduct or race discrimination have been made by any current or former employee or independent contractor of Maverick or any of its Subsidiaries against any employee of Maverick or its Subsidiaries with the title of vice president or above through any formal human resources communication channels at Maverick (including an anonymous employee hotline, if any), (ii) there are no actions, suits, investigations or proceedings pending or, to Maverick’s knowledge, threatened related to any allegations made by any current or former employee or independent contractor of Maverick or any of its Subsidiaries of sexual harassment or other sexual misconduct or race discrimination against any employee of Maverick or its Subsidiaries with the title of vice president or above and (iii) neither Maverick nor any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment or other sexual misconduct or race discrimination made by any current or former employee or independent contractor of Maverick or any of its Subsidiaries against any employee of Maverick with the title of vice president or above.
(j)   No Maverick Benefit Plan provides a gross-up for any Taxes which may be imposed (i) for failure to comply with the requirements of Section 409A of the Code or (ii) under Section 4999 of the Code.
(k)   As of the date hereof, Maverick has made available to Cavalier a true and complete list of all outstanding Maverick Equity Awards (the “Maverick Equity Awards Capitalization Table”), including the date of grant, the type of award, the vesting schedule, whether subject to performance conditions, the number of shares of Maverick Common Stock subject to each such award (based on the aggregate number of shares granted on the grant date and vesting on the applicable vesting date and assuming satisfaction of any performance vesting conditions at both the target and maximum levels).
Section 3.16   Compliance with Laws.   To Maverick’s knowledge, neither Maverick nor any of its Subsidiaries is in violation of, or has since January 1, 2023, violated, any applicable provisions of any Laws or Orders, except for any violations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Maverick Material Adverse Effect.
Section 3.17   Regulatory Matters.
(a)   Except as would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect, since January 1, 2020, (i) none of Maverick, any of its Subsidiaries, nor any Maverick or Subsidiary director, officer, employee, nor, to the knowledge of Maverick, any representative, agent, or other person acting on behalf of Maverick or any of its Subsidiaries, has violated any Anti-Corruption Law (as defined below), and (ii) none of Maverick, any of its Subsidiaries nor any Maverick or Subsidiary director, officer, employee, nor, to the knowledge of Maverick, any representative, agent or any other person acting on behalf of Maverick or any of its Subsidiaries, has offered, paid, given, promised, or authorized the payment of, anything of value (including, but not limited to, money, checks, wire transfers, tangible and intangible gifts, favors, services, employment or entertainment and travel) directly or indirectly to any employee, officer, or representative of, or any person otherwise acting in an official capacity for or on behalf of a Governmental Authority, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office, or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund, or Organization for Economic Cooperation and Development) (any such person, a “Government Official”) (A) for the purpose of (1) influencing any act or decision of a Government Official, (2) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties, (3) securing any improper advantage, (4) inducing a Government Official to influence or affect any act or decision of any Governmental Authority or (5) assisting Maverick, any Subsidiary of Maverick, or any Maverick or Subsidiary director, officer employee, agent, representative, or any other person acting on behalf of Maverick or any of its Subsidiaries in obtaining or retaining business, or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business or any improper advantage.
(b)   Except as would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect, (i) Maverick, each of its Subsidiaries and their respective directors, officers, employees, and, to the knowledge of Maverick, agents, representatives and other persons acting for or on behalf of any of the foregoing persons, are, and at all times since January 1, 2020 have been, in compliance with all applicable Economic Sanctions/Trade Laws (as defined below) and all applicable Money Laundering Laws (as defined below) and (ii) neither Maverick nor any of its Subsidiaries carries on, or has carried on since January 1, 2020, any business, directly or knowingly indirectly, involving Cuba, Iran, Syria, North Korea, the Crimea region, or the so-called Donetsk or Luhansk People’s Republics or any Sanctions Target (as defined below) in violation of applicable Economic Sanctions/Trade Laws.
(c)   Except as would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect, since January 1, 2020 (i) neither Maverick nor any of its Subsidiaries has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any Governmental Authority or third party with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law, or Money Laundering Law, (ii) neither Maverick nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the knowledge of Maverick, any agents, employees (other than officers), representatives, or any other person acting at the direction of Maverick or any of its Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law, (iii) Maverick and its Subsidiaries have implemented and have maintained internal controls, policies and procedures designed to detect and prevent violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money Laundering Laws, and (iv) Maverick and each of its Subsidiaries have at all times made and maintained accurate books and records in material compliance with all applicable Anti-Corruption Laws, Economic Sanctions/Trade Laws or Money Laundering Laws.

(d)   For purposes of this Agreement:
(i)   “Anti-Corruption Laws” means any applicable Law for the prevention or punishment of public or commercial corruption or bribery, including the U.S. Foreign Corrupt Practices Act, U.K. Bribery Act 2010 and any other applicable anti-corruption or anti-bribery Law of any other applicable jurisdiction.
(ii)   “Economic Sanctions/Trade Laws” means all applicable Laws relating to anti-terrorism, the importation of goods, export controls, antiboycott, and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists maintained by any governmental body, agency, authority or entity targeting countries, territories, entities or persons, including the United States, Canada, the United Nations Security Council, the European Union, any European Union member state, or His Majesty’s Treasury of the United Kingdom. For the avoidance of doubt, the applicable Laws referenced in the foregoing sentence include (1) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, or any regulations of the U.S. Treasury Department’s Office of Foreign Assets Controls (“OFAC”), or any export control law applicable to U.S. origin goods, technology, or software, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time, (2) any U.S. sanctions related to or administered by the U.S. Department of State and (3) any sanctions measures or embargoes imposed by the United Nations Security Council, Her Majesty’s Treasury or the European Union.
(iii)   “Money Laundering Laws” means any Law governing financial recordkeeping and reporting requirements, including the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986, the USA PATRIOT Act of 2001, and any applicable money laundering-related Laws of other jurisdictions where Maverick and its Subsidiaries conduct business, conduct financial transactions or own assets.
(iv)   “Sanctions Target” means: (1) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, including the government or any government agency thereof, which, as of the date of this Agreement, are Iran, Cuba, Syria, North Korea, the Crimea region or the so-called Donetsk or Luhansk People’s Republics; (2) any individual or entity named on a sanctions-related list of blocked or denied persons, including OFAC’s Specially Designated Nationals and Blocked Persons list or any comparable sanctions-related list maintained by the U.S. Department of State, the United Kingdom, United Nations Security Council, the European Union, or any European Union member state; (3) a person that is located or resident in or determined to be located or resident in or organized under the Laws of a country or territory that is identified as the subject of country-wide or territory-wide Economic Sanctions/Trade Laws or (4) any entity owned fifty percent (50%) or more, individually or in the aggregate, by one or more person(s) described in clauses 2-3, above.
Section 3.18   Environmental Matters.
(a)   Except as would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect, (i) since January 1, 2023 no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Maverick, threatened by any Person against Maverick or any of its Subsidiaries, in each case, with respect to any matters arising out of any Environmental Law (as defined below); (ii) Maverick and its Subsidiaries are, and since January 1, 2023 have been, in compliance with all Environmental Laws; (iii) since January 1, 2023 there has been no Release (as defined below) of Hazardous Substances (as defined below) at, in, under or from any location for which Maverick would be liable; (iv) since January 1, 2023 Maverick has not assumed, undertaken, or provided any indemnification with respect to, or otherwise has become subject to, any liability of any Person under Environmental Law and (v) there has been no material environmental investigation, study, audit, test, review or other analysis conducted since January 1, 2023 of which Maverick has knowledge in relation to any current or prior business of Maverick or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by Maverick or any of its Subsidiaries which has not been made available to Cavalier prior to the date of this Agreement. This Section 3.18 contains the sole and exclusive representations and warranties of Maverick with respect to environmental matters, including with respect to Hazardous Substances and any other matter relating to compliance with, or liabilities under Environmental Laws.
(b)   For purposes of this Section 3.18, the term “Environmental Laws” means Laws, Orders, permits, governmental agreements or governmental restrictions relating to: (A) the environment or natural resources, (B) the handling, use, storage, presence, disposal, transport, Release or threatened Release of any Hazardous Substance or (C) noise, odor, indoor air, electromagnetic fields, wetlands or any injury or threat of injury to persons or property relating to any Hazardous Substance. As used herein, the term “Hazardous Substance” means any “hazardous substance” and any “pollutant or contaminant” as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; any “hazardous waste” as that term is defined in the Resource Conservation and Recovery Act; and any “hazardous material” as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), as amended; and including any other substance defined, listed, classified or regulated as “hazardous,” “toxic,” a “waste,” a “pollutant,” or a “contaminant,” including petroleum product or byproduct, per- and polyfluoroalkyl substances, explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), radon gas, mold, mold spores, and mycotoxins. As used herein, the term “Release” means any transporting, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, disposing or allowing to escape or migrate into or through the environment.
Section 3.19   Title to Properties.   Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, each of Maverick and its Subsidiaries has good title to, or valid leasehold or other ownership interests or rights in, all its material properties and assets except: (i) for such interest or rights as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business consistent with past practice, and (ii) for defects in title, burdens, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not interfere with its ability to conduct its business as currently conducted. As of the date of this Agreement, none of the properties and assets of Maverick or any of its Subsidiaries are subject to any Liens (other than Permitted Liens) that, in the aggregate, interfere with the ability of Maverick or any of its Subsidiaries to conduct business as currently conducted to an extent that have had or would reasonably be expected to have a Maverick Material Adverse Effect.
Section 3.20   Material Contracts.
(a)   Except for this Agreement, as of the date of this Agreement, neither Maverick nor any of its Subsidiaries is a party to or bound by any agreement, lease, easement, license, contract, note, mortgage, indenture or other legally binding obligation (excluding any Maverick Benefit Plan) (each, a “Contract”) that:
(i)   would be required to be filed by Maverick as a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);
(ii)   includes any contingent payment obligations or similar payment obligations (including any “earn-out” obligations) that would require payments to any person (other than Maverick, a wholly owned Subsidiary of Maverick, Cavalier, or any Subsidiary of Cavalier) arising in connection with the acquisition or disposition by Maverick or any of its Subsidiaries of any business which payment obligations would reasonably be expected to result in future payments by Maverick or its Subsidiaries that exceed, individually or in the aggregate, 1,000,000;
(iii)   (A) limits in any material respect either the type of business in which Maverick or its Subsidiaries (or in which Cavalier or any of its Subsidiaries after the Closing) may engage or the manner or locations in which any of them may so engage in any business (including through “non-competition” or “exclusivity” provisions), (B) would require the disposition of any material assets or line of business of Maverick or its Subsidiaries or, after the Closing, Cavalier or its Subsidiaries or (C) grants “most favored nation” status with respect to any material obligations that, after the

Closing, would apply to Cavalier or any of its Subsidiaries, including Maverick and its, and would run in favor of any Person (other than Maverick, a wholly owned Subsidiary of Maverick, Cavalier, or any Subsidiary of Cavalier);
(iv)   (A) is an indenture, loan or credit Contract, loan note, mortgage Contract, repurchase agreement or other Contract representing, or any guarantee of, indebtedness for borrowed money of Maverick or any Subsidiary of Maverick (including, for the avoidance for the avoidance of doubt, any Secured Company Indebtedness) in excess of $100,000,000 (excluding any government-mandated or state-wide bonds or guarantees) or (B) is a guarantee by Maverick or any of its Subsidiaries of such indebtedness of any person other than Maverick or a wholly-owned Subsidiary of Maverick in excess of, $100,000,000 (excluding any government-mandated or state-wide bonds or guarantees);
(v)   grants (A) rights of first refusal, rights of first negotiation or similar rights, or (B) puts, calls or similar rights, to any person (other than Maverick or a wholly owned Subsidiary of Maverick) with respect to any asset that is material to Maverick;
(vi)   was entered into to settle any material litigation and which imposes material ongoing obligations on Maverick or any of its Subsidiaries;
(vii)   limits or restricts the ability of Maverick or any of its Subsidiaries to declare or pay dividends or make distributions in respect of their capital stock, partner interests, membership interests or other equity interests;
(viii)   is a partnership, limited liability company, joint venture or other similar agreement or arrangement, in each case that is material to Maverick, relating to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture in which Maverick owns, directly or indirectly, any voting or economic interest of 10% or more and has invested or is contractually required to invest capital in excess of $10,000,000, other than with respect to any wholly owned Subsidiary of Maverick;
(ix)   relates to the acquisition or disposition of any business or assets pursuant to which Maverick or any of its Subsidiaries has any liability in excess of $50,000,000 in any transaction or series of related transactions;
(x)   is a Contract pursuant to which Maverick or any of its Subsidiaries grants to a third party or receives from a third party a license, an allocation of ownership of future-developed IP (other than pursuant to employee or contractor assignment agreements entered into in the ordinary course of business), a non-assert or any similar right or trademark co-existence agreement with respect to any material intellectual property rights (other than (A) inbound non-exclusive licenses of off-the-shelf or commercially available software or information technology services that individually have an ongoing cost of $10,000,000 or less per annum and (B) non-exclusive licenses entered into by Maverick or any of its Subsidiaries in the ordinary course of business);
(xi)   is a Contract the purpose of which is to provide for indemnification of any officer or director of (A) Maverick or (B) any of the Maverick Significant Subsidiaries;
(xii)   is any confidentiality agreement or standstill agreement Maverick has entered into with any third party (or any agent thereof) containing any exclusivity or standstill provisions that are or will be binding on Maverick, any of its Subsidiaries or, after the Closing, Cavalier or any of its Subsidiaries; or
(xiii)   is a Contract with the 10 largest vendors of Maverick and its Subsidiaries on a consolidated basis (as measured by amounts paid or payable by Maverick and its Subsidiaries on a consolidated basis during 2024), other than legal, accounting and tax providers.
(b)   Each such Contract described in clauses (i) through (xi) and not (xii) above is referred to herein as a “Material Contract.” As of the date of this agreement, (i) each Material Contract is a valid and binding obligation of Maverick and its Subsidiaries as applicable and, to the knowledge of Maverick, each other party thereto, and is in full force and effect and enforceable by Maverick or the applicable

Subsidiary, in each case, subject to Creditors’ Rights, except as would not, individually or in the aggregate, be reasonably likely to have a Maverick Material Adverse Effect, and (ii) neither Maverick nor any of its Subsidiaries, nor, to the knowledge of Maverick, any other party to a Material Contract is in breach or violation of any provision of, or in default under, any Material Contract, and no event has occurred that, with or without notice, lapse of time or both, would constitute such a breach, violation or default, except for breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Maverick Material Adverse Effect. A copy of each Material Contract has previously been made available to Cavalier.
(i)   “MSR Facility” means any financing arrangement in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender or purchaser to finance the Mortgage Servicing Rights of Maverick or any of its Subsidiaries.
(ii)   “Secured Company Indebtedness” means the Advance Facilities, MSR Facilities and Warehouse Facilities.
(iii)   “Warehouse Facilities” means any financing arrangement in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender or purchaser to finance or refinance the purchase, origination or funding by Maverick or any of its Subsidiaries of loans, mortgage related securities, mortgaged properties acquired through foreclosure or other mortgage-related assets.
Section 3.21   Intellectual Property and Data Privacy.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, Maverick and its Subsidiaries possess the valid right to use all intellectual property rights that are owned or purported to be owned by Maverick or any of its Subsidiaries (collectively, “Maverick Owned Intellectual Property”) or otherwise used in or necessary for the conduct of the business of Maverick and its Subsidiaries as currently conducted. Section 3.21(a) of the Maverick Disclosure Schedules sets forth a list of all Maverick Owned Intellectual Property constituting patents, trademarks, service marks, copyrights or domain names, or applications for any of the foregoing, that are issued by or registered with, or subject to a pending application before, any Governmental Authority or domain name registrar (collectively, “Maverick Registered Intellectual Property”), including the jurisdiction in which such item of Maverick Registered Intellectual Property has been registered or filed, the applicable application, registration or serial number, and the current owner.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect: (i) all of the Maverick Registered Intellectual Property is subsisting and, to the knowledge of Maverick, valid and enforceable; and (ii) Maverick and its Subsidiaries exclusively own all of the Maverick Owned Intellectual Property, free and clear of all Liens other than Permitted Liens.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, (i) the conduct of the business of Maverick and its Subsidiaries does not infringe upon, misappropriate or otherwise violate, and since January 1, 2023, has not infringed upon, misappropriated or otherwise violated, any intellectual property rights of any other Person, and (ii) to the knowledge of Maverick, no third party is challenging, infringing, misappropriating or otherwise violating, and since January 1, 2023, no third party has challenged, infringed, misappropriated or otherwise violated, any right of Maverick or its Subsidiaries in the Maverick Owned Intellectual Property.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, since January 1, 2023: (i) neither Maverick nor any of its Subsidiaries has received written notice of any pending or threatened claim, order or proceeding (x) alleging any infringement, misappropriation or other violation of intellectual property rights of any other Person by Maverick or any of its Subsidiaries, or (y) challenging the ownership or use by Maverick or its Subsidiaries, or the validity or enforceability of, any Maverick Owned Intellectual Property; and

(ii) neither Maverick nor any of its subsidiaries has asserted any written claim or initiated or threatened in writing any action against any other Person alleging any infringement, misappropriation or other violation of Maverick Owned Intellectual Property.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, Maverick and its Subsidiaries have taken commercially reasonable measures to maintain the confidentiality of any material proprietary information or trade secrets included in their respective rights in Maverick Owned Intellectual Property.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, (i) Maverick and its Subsidiaries have not used any software or other material that is subject to the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Apache License, BSD licenses, or any license that is identified as an open source license by the Open Source Initiative (www.opensource.org/licenses) (collectively, “Open Source Technology”) in a manner that, with respect to Maverick Owned Intellectual Property is material to the business of the Maverick and its Subsidiaries, taken as a whole, would (x) require disclosure or distribution of any products or services owned by Maverick or any of its Subsidiaries that are developed, produced, marketed, licensed, sold, distributed, made available or performed by or on behalf of Maverick or any of its Subsidiaries (“Maverick Product”) (or component thereof) or any Maverick Owned Intellectual Property, in each case in source code form, (y) require the licensing of any Maverick Product (or component thereof) or Maverick Owned Intellectual Property for the purpose of making derivative works thereof or (z) impose any material restriction on the consideration to be charged for the distribution of any Maverick Product (or component thereof) or Maverick Owned Intellectual Property and (ii) Maverick and each of its Subsidiaries are in compliance in all material respects with the applicable licenses for any such Open Source Technology.
(g)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, (i) neither Maverick nor any of its Subsidiaries, nor any other Person acting on its or their behalf, has disclosed or delivered to any third Person, or permitted the disclosure or delivery to any escrow agent of, any material source code included in the Maverick Owned Intellectual Property, except for disclosures to employees of Maverick or any of its Subsidiaries, contractors or consultants under binding written agreements that prohibit use or disclosure except in the performance of services for Maverick or any of its Subsidiaries, and (ii) to the knowledge of Maverick, no Person has gained unauthorized access to any material source code included in the Maverick Owned Intellectual Property.
(h)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, (i) Maverick’s and its Subsidiaries’ use, development and provision of artificial intelligence and machine learning technology (collectively, “AI Technology”) is in compliance with all applicable laws, and (ii) to the extent that Maverick and its Subsidiaries have engaged in the development of AI Technology, all data (including Personal Data) used in connection with such development or input into such AI Technology by or on behalf of Maverick and its Subsidiaries (including for purposes of training such AI Technology) has been collected and processed by Maverick and its Subsidiaries in compliance with all applicable laws, and (iii) neither Maverick nor any of its Subsidiaries has been subject to any Proceeding (pending or, to the knowledge of Maverick, threatened) related to its creation, training, use, promotion, advertisement, testing or provision of AI Technology.
(i)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, since January 1, 2023: (i) Maverick and its Subsidiaries have not experienced any failure of, unlawful, accidental or unauthorized access to, use, destruction, loss, disclosure or processing, or any other breach of security with respect to Personal Data collected, maintained or processed by Maverick or any of Maverick’s Subsidiaries or by third parties having access to such information, or to their software, hardware, and other information technology systems, including any data stored thereon (the relevant entity’s “IT Systems”); (ii) Maverick and its Subsidiaries have been in compliance with all applicable Laws and with their own respective published privacy policies, industry standards to which they are legally bound, and contractual obligations, in each case, as they relate to breach notification, marketing, the collection, processing, storage, use, disclosure, security, and transfer of any information held by Maverick or its Subsidiaries that can reasonably be used to identify an individual natural person or any other information defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information,” “personal information” or similar term under any applicable Law and that is regulated by such applicable Law (collectively, “Personal Data”); and (iii) Maverick and its Subsidiaries maintain and have maintained commercially reasonable security measures to protect any Personal Data stored in IT Systems from unauthorized access, processing or other use that would violate applicable law. Neither Maverick nor any of its Subsidiaries has received a material written complaint from, or to the knowledge of Maverick, has been or is subject to any material investigation, litigation or material proceeding by, any Governmental Authority regarding their collection, processing, storage, use, disclosure or transfer of Personal Data.
Section 3.22   Brokers; Financial Advisor.   No broker, investment banker, financial advisor or other Person, other than Citigroup Global Markets Inc. (the “Maverick Financial Advisor”), the fees and expenses of which will be paid by Maverick, is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with the Mergers as a result of being engaged by Maverick or any Subsidiary or affiliate of Maverick. Maverick has made available or otherwise provided to Cavalier or its representatives complete and correct copies of all agreements under which such fee, commission, or other like payment is payable and all indemnification and other agreements under which any such fee or commission is payable.
Section 3.23   Opinion of Financial Advisor.   The Board of Directors of Maverick (in such capacity) has received the oral opinion of the Maverick Financial Advisor (to be confirmed in writing), to the effect that, as of the date of such opinion and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by the Maverick Financial Advisor as set forth in its opinion, the Exchange Ratio provided for in the Mergers pursuant to the Merger Agreement, taking into account the Pre-Closing Dividend, is fair, from a financial point of view, to the holders of Maverick Common Stock.
Section 3.24   Takeover Statutes.   Assuming the accuracy of the representations and warranties set forth in Section 4.24, the Board of Directors of Maverick has taken the necessary action to render Section 203 of the DGCL and any other potentially applicable antitakeover or similar statute or regulation inapplicable to this Agreement and the Transactions.
Section 3.25   Investment Advisor Subsidiaries; No Broker-Dealer Subsidiary.
(a)   No Subsidiary of Maverick is required to be registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended.
(b)   No Subsidiary of Maverick is a broker-dealer or is required to be registered as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, and no employee of a Subsidiary of Maverick is required to be registered, licensed or qualified as a registered representative of a broker-dealer under, and in compliance with, applicable Law.
Section 3.26   Mortgage Business.   (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, (i) Maverick and its wholly-owned Subsidiaries are and have been since January 1, 2023 in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of their businesses, (ii) since January 1, 2023 through the date of this Agreement, neither Maverick nor any of its wholly-owned Subsidiaries has received written notice or, to the knowledge of Maverick, any other communication from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, (iii) since January 1, 2023, neither Maverick nor any of its wholly-owned Subsidiaries has received written notice or, to the knowledge of Maverick, any other communication from any Governmental Authority regarding any actual, threatened or possible revocation, withdrawal, suspension, cancellation or termination of any such Governmental Authorization and (iv) to the knowledge of Maverick, no event has occurred which could be grounds for revocation, withdrawal, suspension, cancellation, termination or modification of any such Governmental Authorization.
(b)   Section 3.26(b) of the Maverick Disclosure Schedules sets forth, as of the date hereof, a true and complete list of all material Governmental Authorizations held by Maverick or any of its Subsidiaries and used for the conduct of their business as presently conducted. Other than Nationstar Mortgage LLC, NSM Services Private Limited, Elkhorn Depositor LLC and Cypress Loan Servicing LLC, no Subsidiary of Maverick is required to be licensed or registered with any Governmental Authority as an originator, owner, broker or servicer of Mortgage Loans.
(c)   Nationstar Mortgage LLC and Cypress Loan Servicing LLC (i) are each approved as an issuer of the Government National Mortgage Association, a seller/servicer of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, and a lender of the Federal Housing Administration, the United States Department of Veterans Affairs and the United States Department of Agriculture, (ii) have not received any written or, to the knowledge of Maverick, any oral or other notice of any actual or threatened cancellation or suspension of, or material limitation on, its status as an approved issuer, seller/servicer or lender, as applicable, from any of the foregoing Governmental Authorities, nor to the knowledge of Maverick does any circumstance exist that could reasonably be expected to result in such cancellation, suspension or material limitation, and (iii) have not received any written notice indicating that any event has occurred that could reasonably be expected to result in Maverick or any of its Subsidiaries not maintaining its Mortgage Servicing Rights in respect of any Maverick Servicing Agreement, except, in the case of this clause (iii), as has not had or would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, as of the date hereof, Maverick and its Subsidiaries have the entire right, title and interest in and to the Mortgage Servicing Rights and the right to service the Mortgage Loans currently being serviced or subserviced by Maverick or its Subsidiaries, including Nationstar Mortgage LLC or Cypress Loan Servicing LLC, subject to Applicable Requirements and Permitted Liens. Except as would not reasonably be expected to have, either individually or in the aggregate, a Maverick Material Adverse Effect, (i) each servicing advance made by or on behalf of Maverick or any of its Subsidiaries was made, and is reimbursable in accordance with, the applicable Maverick Servicing Agreement and is a valid and subsisting amount owing to Maverick or such Subsidiary and (ii) neither Maverick nor any of its Subsidiaries has received any written notice from an investor, insurer, Maverick Securitization Trust, or other party in which such investor, insurer, Maverick Securitization Trust or other party disputes or denies any claim by or on behalf of Maverick or such Subsidiary for reimbursement in connection with a servicing advance.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, (i) Maverick and its Subsidiaries are, and since January 1, 2023 have been, in compliance with Maverick’s and its Subsidiaries’ servicing or, as applicable, subservicing or master servicing, obligations under all Applicable Requirements, including with respect to (A) the collection and application of mortgagor payments, (B) the servicing of adjustable rate Mortgage Loans, (C) the assessment and collection of late charges, (D) the maintenance of escrow accounts, (E) the collection of delinquent or defaulted accounts, including loss mitigation, foreclosure and real-estate owned management, (F) the maintenance of required insurance, including force-placed insurance policies, (G) the communication regarding processing of loan payoffs, (H) the release and satisfaction of mortgages and (I) the assessment and calculation of fees and (ii) through the date of this Agreement, neither Maverick nor any of its Subsidiaries has received written or, to the knowledge of Maverick, oral or other notice of any pending or threatened cancellation or partial termination of any Maverick Servicing Agreement.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, (i) each Company Originated Mortgage Loan was underwritten, originated, funded and delivered in accordance with all Applicable Requirements in effect at the time such Company Originated Mortgage Loan was underwritten, originated, funded or delivered, as applicable, (ii) no Company Originated Mortgage Loan is subject to any defect or condition that would allow an investor or Governmental Authority to increase the loss level for such Company Originated Mortgage Loan, seek putback, repurchase or indemnification or seek other recourse or remedies against Maverick or any of its Subsidiaries, (iii) no facts or circumstances exist that would result in the loss or reduction of any mortgage insurance or guarantee benefit, or claims for recoupment or restitution of payments previously made under any mortgage insurance or guarantee benefit; (iv) to the knowledge of Maverick, each appraisal obtained in connection with each Company Originated Mortgage Loan complies with uniform standards of professional appraisal practice in effect at the time the appraisal was conducted; (v) each Company Originated Mortgage Loan was originated as a “qualified mortgage” as defined in Regulation Z (12 CFR §1026.43) and meets the qualified mortgage standards set forth therein; and (vi) no Company Originated Mortgage Loan was classified as a “high cost” loan under the Home Ownership and Equity Protection Act, as amended, or a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable Law (or a similarly classified loan using different terminology under a Law imposing heightened regulatory scrutiny or additional legal liability for Mortgage Loans having high interest rates, points and/or fees).
(g)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Maverick Material Adverse Effect, (i) the servicing file for each Company Originated Mortgage Loan owned, or Company Serviced Mortgage Loan serviced, by Maverick or any of its Subsidiaries as of the date hereof is complete and complies with all Applicable Requirements, (ii) there has been no servicer default, servicer termination event, portfolio trigger or other default or breach by Maverick or any of its Subsidiaries under any Maverick Servicing Agreement or any Applicable Requirements and (iii) no event, condition, or omission has occurred or exists that with or without the passage of time or the giving of notice or both would: (A) constitute a default or breach by Maverick or such Subsidiary under any such Maverick Servicing Agreement or Applicable Requirements; (B) permit termination of any such Maverick Servicing Agreement by a third party without the consent of Maverick or such Subsidiary; (C) impose on Maverick or its Subsidiaries sanctions or penalties in respect of any Maverick Servicing Agreement or any Applicable Requirement; or (D) rescind any insurance policy or reduce insurance or guarantee benefits in respect of any Maverick Servicing Agreement that would result in a breach or trigger a default of any obligation of Maverick or its Subsidiaries under any Maverick Servicing Agreement or Applicable Requirement.
(h)   Prior to the date hereof, Maverick has made available Cavalier the Maverick Data Tape. The information included in the Maverick Data Tape is true and correct in all material respects as of the date(s) specified therein.
(i)   From January 1, 2023 until the date of this Agreement, there have not been any material deficiencies in any exams or audits of Maverick or its Subsidiaries conducted by any Governmental Authority, mortgage loan investor or insurer.
(j)   For purposes of this Agreement:
(i)   “Advance Facilities” means any funding arrangement with lenders collateralized, in whole or in part, by advances made by Maverick or any of its Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable or to enforce remedies, manage and liquidate mortgaged properties or that Maverick otherwise advances in its capacity as servicer.
(ii)   “Applicable Requirements” means, as of the time of reference, (i) all applicable Laws relating to the origination (including the taking, processing and underwriting of the relevant Company Originated Mortgage Loan or Cavalier Originated Mortgage Loan application, as applicable and the closing or funding of the relevant Company Originated Mortgage Loan or Cavalier Originated Mortgage Loan, as applicable), sale, pooling, servicing, subservicing or enforcement of, or filing of claims in connection with, any Mortgage Loan that is in a Maverick Securitization Trust or Cavalier Securitization Trust, as applicable, at the relevant time, (ii) all of the terms of the mortgage note, security instrument and any other related loan documents relating to each Mortgage Loan that is in a Maverick Securitization Trust or Cavalier Securitization Trust, as applicable, (iii) all requirements set forth in the Maverick Servicing Agreements or Cavalier Services Agreements, as applicable, (iv) any Orders applicable to any Mortgage Loan that is in a Maverick Securitization Trust or Cavalier Securitization Trust, as applicable and (v) all legal obligations to, or Contracts with, any insurer, investor, Maverick Securitization Trust or Cavalier Securitization Trust, as applicable, or Governmental Authority, including any rules, regulations, guidelines, underwriting standards, handbooks and other binding requirements of any

Governmental Authority and accepted servicing practices, applicable to any Company Originated Mortgage Loan or Company Serviced Mortgage Loan, or Cavalier Originated Mortgage Loan or Cavalier Serviced Mortgage Loan, as applicable.
(iii)   “Company Originated Mortgage Loan” means any Mortgage Loan originated by Maverick or any of its Subsidiaries at any time since January 1, 2023.
(iv)   “Company Serviced Mortgage Loan” means any Mortgage Loan serviced by Nationstar Mortgage LLC or Cypress Loan Servicing LLC or any of their respective Subsidiaries pursuant to a Maverick Servicing Agreement since January 1, 2023.
(v)   “Governmental Authorization” means any licenses, franchises, approvals, clearances, permits, certificates, waivers, consents, exemptions, variances, non-objections, expirations and terminations of any waiting period requirements (including pursuant to Antitrust Laws), and notices, filings, registrations, qualifications, declarations and designations with, and other similar authorizations and approvals issued by or obtained from a Governmental Authority.
(vi)   “Maverick Data Tape” means the data tape, dated as of February 28, 2025, provided by Maverick to Cavalier prior to the date hereof in computer tape form with respect to each Company Originated Mortgage Loan and Company Serviced Mortgage Loan held or serviced by Maverick and its Subsidiaries as of such date.
(vii)   “Maverick Servicing Agreement” means any Contract pursuant to which Maverick or any of its Subsidiaries is obligated to a Governmental Authority or a third party (including any Maverick Securitization Trust) to service and administer Mortgage Loans.
(viii)   “Mortgage Loan” means any mortgage loan, whether in the form of a mortgage, deed of trust, or other equivalent security instrument that was obtained for consumer, household or family purposes, originated, purchased, serviced or subserviced by Maverick or any of its Subsidiaries, or Cavalier or any of its Subsidiaries, as applicable, including forward and reverse mortgage loans.
(ix)   “Mortgage Servicing Rights” means (i) all rights to administer and service a Mortgage Loan, (ii) all rights to receive fees and income, including any servicing fees, with respect to a Mortgage Loan, (iii) the right to collect, hold and disburse escrow payments or other payments with respect to a Mortgage Loan and any amounts collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable Laws, Orders or Contract, (iv) all accounts and other rights to payment related to any of the property described in this definition, (v) possession and use of any and all credit and servicing files pertaining to a Mortgage Loan, (vi) to the extent applicable, all rights and benefits relating to the direct solicitation of the obligor under a Mortgage Loan for refinance or modification of such Mortgage Loan and for other ancillary products and (vii) all rights, powers and privileges incident to any of the foregoing, in each case, pursuant to a Maverick Servicing Agreement or Cavalier Servicing Agreement, as applicable.
Section 3.27   Securitization Matters.
(a)   Except for those transactions set forth on Section 3.27(a) of the Maverick Disclosure Schedules (the “Maverick Securitization Transactions”), there are no existing securitization transactions directly involving Mortgage Loans originated or held by Maverick or any of its Subsidiaries or any securitization transactions with respect to which Maverick or any of its Subsidiaries has any outstanding liabilities or obligations. Each of the Maverick Securitization Trusts were formed in accordance with, and all transactions between Maverick or any of its Subsidiaries and any Maverick Securitization Trust have been consummated in accordance with, all applicable Laws and all Applicable Requirements in all material respects. For the purposes of this Agreement, “Maverick Securitization Trusts” means the trusts associated with the Maverick Securitization Transactions.
(b)   In connection with securitizations of Company Originated Mortgage Loans and, to the extent applicable, Company Serviced Mortgage Loans, except as would not reasonably be expected to have, individually or in the aggregate, a Maverick Material Adverse Effect, Maverick and its Subsidiaries have provided all material servicer reports, certifications, attestations, certificates and information that were required to be prepared or otherwise provided by Maverick or its Subsidiaries under applicable Laws (including as required under Regulation AB), and pursuant to any Maverick Servicing Agreement, to the person designated for receipt in the applicable Maverick Servicing Agreement, on a timely basis.
Section 3.28   No Additional Representations; Non-Reliance.
(a)   Except for the representations and warranties made in (i) this Article III, as qualified by the Maverick Disclosure Schedules, or (ii) any certificate delivered pursuant to this Agreement, neither Maverick nor any other Person makes any express or implied representation or warranty with respect to Maverick or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Mergers or the other Transactions, and Maverick hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties expressly provided in this Article III, as qualified by the Maverick Disclosure Schedules, or in any certificate delivered pursuant to this Agreement, neither Maverick nor any other Person makes or has made any representation or warranty to Cavalier or any of its affiliates or representatives with respect to (x) any financial projection, forecast, estimate, budget or prospect information relating to Maverick or any of its Subsidiaries or their respective businesses; or (y) except for the representations and warranties expressly made in this Article III, as qualified by the Maverick Disclosure Schedules, or in any certificate delivered pursuant to this Agreement, any oral or written information presented to Cavalier or any of its affiliates or representatives in the course of their due diligence investigation of Maverick, the negotiation of this Agreement or in the course of the Mergers or the other Transactions.
(b)   Notwithstanding anything contained in this Agreement to the contrary, Maverick acknowledges and agrees that neither Cavalier nor any other Person has made or is making, and Maverick expressly disclaims reliance upon, any representations, warranties or statements relating to Cavalier or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Cavalier, Maverick Merger Subsidiary or Forward Merger Subsidiary in Article IV, as qualified by the Cavalier Disclosure Schedules (as defined below), or in any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding Cavalier furnished or made available to Maverick, or any of its representatives. Without limiting the generality of the foregoing, Maverick acknowledges that, except for the representations and warranties expressly provided in Article IV, as qualified by the Cavalier Disclosure Schedules, or in any certificate delivered pursuant to this Agreement, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Maverick or any of its representatives.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CAVALIER
Cavalier, Maverick Merger Subsidiary and Forward Merger Subsidiary jointly and severally represent and warrant to Maverick that, except as disclosed (i) in the Cavalier SEC Documents (as defined below) filed or furnished on or after January 1, 2023 and prior to the date of this Agreement (excluding any disclosures in such Cavalier SEC Documents in any risk factors section, in any forward looking statements section and other disclosures that are predictive or forward-looking in nature, in each case other than any description of historic facts or events included therein) or (ii) in the correspondingly numbered section of the disclosure schedules delivered by Cavalier to Maverick simultaneously with the execution of this Agreement (the “Cavalier Disclosure Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Cavalier Disclosure Schedules shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent, notwithstanding the omission of a cross-reference to such other section or subsection):
Section 4.1   Corporate Existence and Power.   Each of Cavalier and Maverick Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

Forward Merger Subsidiary is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Cavalier, Maverick Merger Subsidiary and Forward Merger Subsidiary has all corporate or limited liability company powers and all governmental franchises, licenses, permits, authorizations, consents and approvals required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Cavalier Material Adverse Effect (as defined below). Cavalier is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities or the ownership or leasing of its properties make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Cavalier Material Adverse Effect. For purposes of this Agreement, the term “Cavalier Material Adverse Effect” means any Effect that, individually or in the aggregate, results in a material adverse effect on the financial condition, business, assets or continuing results of operations of Cavalier and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Cavalier Material Adverse Effect: (A) any changes or conditions in the U.S. or any other national or regional economy, any global economic changes or conditions or securities, credit, financial or other capital markets conditions, or any tariffs, trade wars or similar matters (B) any changes or conditions affecting the industry or industries in which Cavalier or its Subsidiaries operate, (C) any weather-related or other force majeure event (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters), (D) pandemics, epidemics, COVID-19 Measures, acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism, or cyber-attack, and any escalation or general worsening of any of the foregoing or other response thereto by any Governmental Authorities (including requirements for business closures, restrictions on operations or “sheltering-in-place”), (E) Effects resulting from the negotiation, execution, announcement, pendency, compliance with or performance of this Agreement, the transactions contemplated hereby or the terms hereof or the consummation of the transactions contemplated hereby, including the impact thereof on the relationships of Cavalier and its Subsidiaries with customers, suppliers, partners, employees or Governmental Authorities; provided that this clause (E) shall not apply to any representation or warranty set forth in Section 4.5 (or any condition to any party’s obligation to consummate the Mergers relating to such representation and warranty) to the extent that such representation and warranty addresses the consequences of any Effect arising out of, relating to or resulting from the execution and delivery of this Agreement or the consummation of the Mergers, (F) any action taken or failure to take action which Maverick has requested in writing or that is otherwise required by this Agreement, (G) changes in applicable Law, regulation or government policy or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, including any Effects arising out of, in connection with, or as a result of, any “shut-down” of the U.S. federal government (including its agencies), (H) any decline in the market price, or change in trading volume, of Cavalier’s capital stock, (I) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, (J) any downgrade in Cavalier’s credit rating (it being understood that the exceptions in clauses (H), (I) and (J) shall not prevent or otherwise affect a determination that the underlying cause of any such Effect referred to therein (if not otherwise falling within any of the exceptions provided hereof) is a Cavalier Material Adverse Effect) or (K) any demands, litigation or similar actions brought by stockholders of Maverick in connection with this Agreement or any of the Transactions, provided that, in the case of clauses (A), (B), (C), (D) and (G), to the extent the impact on Cavalier and its Subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on other participants operating in the industry or industries in which Cavalier operates, the incrementally disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Cavalier Material Adverse Effect. Each of Forward Merger Subsidiary and Maverick Merger Subsidiary is a wholly-owned Subsidiary of Cavalier, in each case formed solely for the purpose of engaging in the Transactions and, in each case, since the date of its incorporation or formation, has not engaged in any activities or business and has incurred no liabilities or obligations whatsoever, in each case other than in connection with or as contemplated by this Agreement. Cavalier has heretofore made available to Maverick true and complete copies of the organizational documents of each of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary as currently in effect.

Section 4.2   Corporate Authorization.
(a)   The execution, delivery and performance by Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary of this Agreement, the execution, delivery and performance by Cavalier of the Governance Letter Agreement and the consummation by Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary of the transactions contemplated hereby are within the corporate or limited liability company powers, as applicable, of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary and, subject to the Cavalier Stockholder Approval (as defined below), the approval of this Agreement by the sole member of Forward Merger Subsidiary and the adoption of this Agreement by the sole stockholder of Maverick Merger Subsidiary, have been duly authorized by all necessary corporate or limited liability company action. Assuming due authorization, execution and delivery of this Agreement by Maverick, this Agreement constitutes a valid and binding agreement of each of Cavalier, Forward Merger Subsidiary and Merger Subsidiary, enforceable against such party in accordance with its terms, and the Governance Letter Agreement constitutes a valid and binding agreement of Cavalier, in each case, subject to Creditors’ Rights. The shares of Cavalier Class A Common Stock issued pursuant to the Maverick Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights. The “Governance Letter Agreement” means the letter agreement between Cavalier and DG attached hereto as Exhibit C.
(b)   The Board of Directors of Cavalier, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (i) determined that this Agreement, the Cavalier Class A Common Stock Issuance and the other Transactions are fair to, and in the best interests of, Cavalier and Cavalier’s stockholders, (ii) approved and declared advisable this Agreement and the Transactions, (iii) directed that the Cavalier Class A Common Stock Issuance be submitted to Cavalier’s stockholders for approval and (iv) resolved to recommend the approval of the Cavalier Class A Common Stock Issuance by Cavalier’s stockholders.
(c)   The Board of Directors of Maverick Merger Subsidiary has unanimously (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Maverick Merger Subsidiary’s sole stockholder, (ii) approved and declared advisable this Agreement and the Transactions and (iii) directed that this Agreement be submitted to the sole stockholder of Maverick Merger Subsidiary for adoption and approval thereby, and recommended that such sole stockholder approve and adopt this Agreement and the Transactions. The sole member of Forward Merger Subsidiary has determined that this Agreement and the Transactions are advisable, and approved this Agreement and the Transactions.
Section 4.3   Cavalier Class A Common Stock Issuance.   The affirmative vote of the holders of shares of Cavalier Common Stock, representing at least a majority of the votes cast, to approve the Share Issuance, is the only vote of the holders of any class or series of the capital stock of Cavalier necessary to adopt and approve this Agreement and the Transactions (the “Cavalier Stockholder Approval”). The delivery of the written consent substantially in the form attached hereto as Exhibit B (the “Cavalier Irrevocable Written Consent”) in accordance with Section 228 of the DGCL will satisfy the Cavalier Stockholder Approval.
Section 4.4   Governmental Authorization.   The execution, delivery and performance by Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary of this Agreement and the consummation by Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of a certificate of merger in accordance with the DGCL and the DLLCA, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of Antitrust Laws, (d) compliance with any applicable requirements of the Exchange Act, (e) compliance with any applicable requirements of the Securities Act, (f) the appropriate filings and approvals under the rules of the Nasdaq and NYSE and (g) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably likely to have (i) a Cavalier Material Adverse Effect or (ii) prevent, materially delay or materially impede consummation by Cavalier, Forward Merger Subsidiary or Maverick Merger Subsidiary of the Mergers or the other Transactions (this clause (ii), a “Cavalier Impairment Effect”).

Section 4.5   Non-Contravention.   The execution, delivery and performance by Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary of this Agreement and the consummation by Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Sections 4.2, Section 4.3 and Section 4.4 and the adoption of this Agreement by the sole stockholder of Maverick Merger Subsidiary and the approval of this Agreement by the sole member of Forward Merger Subsidiary, (a) contravene or conflict with the certificate of incorporation or by-laws of Cavalier, Forward Merger Subsidiary or Maverick Merger Subsidiary, (b) contravene or conflict with or constitute a violation of any provision of any Law or Orders binding upon or applicable to Cavalier or any of its Subsidiaries, (c) constitute a default (or an event which with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Cavalier or any of its Subsidiaries or to a loss of any benefit to which Cavalier or any of its Subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon Cavalier or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Cavalier or any of its Subsidiaries or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Cavalier or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration or losses or Liens referred to in clauses (c) or (d) that would not, individually or in the aggregate, be reasonably likely to have (i) a Cavalier Material Adverse Effect or (ii) a Cavalier Impairment Effect.
Section 4.6   Capitalization.   The authorized capital stock of Cavalier consists of 10,000,000,000 shares of Cavalier Class A Common Stock, 6,000,000,000 shares of Class B common stock, par value $0.00001 per share (the “Cavalier Class B Common Stock”), 6,000,000,000 shares of Class C common stock, par value $0.00001 per share (the “Cavalier Class C Common Stock”) and 6,000,000,000 shares of Class D common stock, par value $0.00001 per share (the “Cavalier Class D Common Stock” and, together with the Cavalier Class A Common Stock, Cavalier Class B Common Stock and Cavalier Class C Common Stock, the “Cavalier Common Stock”), and 500,000,000 shares of preferred stock, par value $0.00001 per share (the “Cavalier Preferred Stock”). As of the close of business on the Measurement Date, there were outstanding (i) 150,150,481 shares of Cavalier Class A Common Stock (for the avoidance of doubt, excluding shares of Cavalier Common Stock held in treasury), (ii) no shares of Cavalier Class B Common Stock, (iii) no shares of Cavalier Class C Common Stock, (iv) 1,848,879,483 shares of Cavalier Class D Common Stock, (v) no shares of Cavalier Preferred Stock, (vi) no shares of Cavalier Class A Common Stock, no shares of Cavalier Class B Common Stock, no shares of Cavalier Class C Common Stock and no shares of Cavalier Class D Common Stock held in treasury and (vii) no other shares of capital stock or other voting securities of Cavalier. All outstanding shares of capital stock of Cavalier have been duly authorized and validly issued and are fully paid and nonassessable. As of the close of business on the Measurement Date, there were outstanding (A) stock options with respect to shares of Cavalier Class A Common Stock (“Cavalier Options”) with respect to 14,239,929 shares of Cavalier Class A Common Stock, (B) awards of restricted stock units that correspond to shares of Cavalier Class A Common Stock (“Cavalier RSU Awards”) with respect to 27,448,585 shares of Cavalier Class A Common Stock and (C) awards of performance-based vesting restricted stock units that correspond to shares of Cavalier Class A Common Stock (“Cavalier PSU Awards”) with respect to (1) 2,887,997 shares of Cavalier Class A Common Stock (assuming such Cavalier PSU Awards were earned at target level of performance) and (2) 5,775,994 shares of Cavalier Class A Common Stock (assuming such Cavalier PSU Awards were earned at maximum level of performance). Except as set forth in this Section 4.6 and except for changes since the close of business on the Measurement Date resulting from the exercise, vesting or settlement of Cavalier Options, Cavalier RSU Awards or Cavalier PSU Awards outstanding on such date or the exercise, settlement, payment or redemption of other stock-based awards outstanding on such date or other securities issued as permitted by Section 6.1, there are outstanding, (a) no shares of capital stock or other voting securities of Cavalier, and (b) except for securities issuable pursuant to employee benefit plans or arrangements, including equity awards issued pursuant to Cavalier equity plans and awards payable in Cavalier Class A Common Stock, (1) no options, warrants or other rights to acquire from Cavalier any capital stock or voting securities of Cavalier or securities convertible into or exchangeable for capital stock or voting securities of Cavalier, (2) no bonds, debentures, notes or other indebtedness of Cavalier or any of its Subsidiaries, in each case, that are linked to, or calculated based on, the value of Cavalier or any of its Subsidiaries, or otherwise based upon or derived from any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in,

Cavalier or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Cavalier or any of its Subsidiaries may vote and (3) no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character relating to the capital stock of Cavalier, obligating Cavalier to issue, transfer or sell any capital stock, voting securities of Cavalier or securities convertible into or exchangeable for capital stock or voting securities of Cavalier or obligating Cavalier to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (a) and (b) being referred to collectively as “Cavalier Securities”). Except as required by the terms of any employee or director options or other stock-based awards, there are no outstanding obligations of Cavalier or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Cavalier Securities.
Section 4.7   Subsidiaries.
(a)   Each Subsidiary of Cavalier is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Cavalier Material Adverse Effect. For the avoidance of doubt, for all purposes of this Agreement, Cavalier OpCo and its Subsidiaries shall be deemed to be Subsidiaries of Cavalier. Each Subsidiary of Cavalier is duly qualified to do business and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Cavalier Material Adverse Effect. All “significant subsidiaries” (as such item is defined in Section 1-102 of Regulation S-X under the Exchange Act) of Cavalier as of December 31, 2024 (collectively, the “Cavalier Significant Subsidiaries”) and their respective jurisdictions of organization are identified in Section 4.7(a) of the Cavalier Disclosure Schedules.
(b)   All of the outstanding capital stock of, or other ownership interests in, each Cavalier Significant Subsidiary is wholly-owned by Cavalier, directly or indirectly, free and clear of any material Lien (other than Liens arising under securities Laws) and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of Cavalier or any of the Cavalier Significant Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Cavalier Significant Subsidiary or (ii) (A) options, warrants or other rights to acquire from Cavalier or any of the Cavalier Significant Subsidiaries any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Cavalier Significant Subsidiary, (B) bonds, debentures, notes or other indebtedness of any Cavalier Significant Subsidiary that are linked to, or calculated based on, the value of Cavalier or any of its Subsidiaries or otherwise based upon or derived from any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, Cavalier or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Cavalier or any of its Subsidiaries may vote or (C) preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character relating to the capital stock of any Cavalier Significant Subsidiary, obligating Cavalier or any Cavalier Significant Subsidiary to issue, transfer or sell any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Cavalier Significant Subsidiary or obligating Cavalier or any Cavalier Significant Subsidiary to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (i) and (ii) being referred to collectively as “Cavalier Subsidiary Securities”). There are no outstanding obligations of Cavalier or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Cavalier Subsidiary Securities. No Subsidiary of Cavalier is, or since January 1, 2023 has been, subject to any requirement to file periodic reports under the Exchange Act. No Subsidiary of Cavalier owns any shares of Cavalier capital stock.
(c)   As of the Measurement Date, the equity, voting and other ownership interests of Cavalier OpCo consisted solely of 1,999,029,964 “Common Units” (as defined in the Third Amended and Restated Operating Agreement of Cavalier OpCo dated as of June 15, 2024 (the “Cavalier Operating Agreement”) (the “Cavalier OpCo Common Units”), of which 1,847,777,661 are held by RHI, 1,101,822 are held by DG and 150,150,481 are held by Cavalier. All of the issued and outstanding Cavalier OpCo Common Units have been duly authorized and validly issued and are fully paid (to the extent required by the Cavalier Operating Agreement) and nonassessable (except as such non-assessability may be affected by Michigan Limited Liability Company Act) and, except as set forth in the Cavalier Operating Agreement free of preemptive rights. Except as set forth above in this Section 4.7(c), as of the Measurement Date, there are no outstanding (A) Cavalier OpCo Common Units or other equity or voting securities or ownership interests of Cavalier OpCo (the “Cavalier OpCo Interests”), (B) (1) options, warrants or other rights to acquire from Cavalier OpCo any Cavalier OpCo Interests, equity or voting securities or other ownership interests in, or any securities convertible into or exchangeable for Cavalier OpCo Interests, voting securities or ownership interests in, Cavalier OpCo or (2) preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character relating to Cavalier OpCo Interests or other equity or voting securities or other ownership interests of Cavalier OpCo, obligating Cavalier OpCo to issue, transfer or sell any Cavalier OpCo Interests or any securities convertible into or exchangeable for Cavalier OpCo Interests, or obligating Cavalier OpCo to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, or other agreement, arrangement or commitment or (C) bonds, debentures, notes or other debt of Cavalier OpCo that are linked to, or the value of which is in any way based upon or derived from, the value of Cavalier OpCo or any part thereof, or any dividends or other distributions declared or paid on any Cavalier OpCo Interests, capital stock of, or other equity or voting interests in, Cavalier OpCo, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which unitholders of Cavalier OpCo may vote (the items in the foregoing subclauses (A), (B) and (C) being referred to collectively as “Cavalier OpCo Securities”). There are no outstanding obligations of Cavalier OpCo or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Cavalier OpCo Securities. Each Subsidiary of Cavalier OpCo is wholly-owned by Cavalier OpCo. Cavalier has heretofore made available to Maverick true and complete copies of the Cavalier Operating Agreement and the Exchange Agreement, dated as of August 5, 2020, among Cavalier OpCo, Cavalier and the Holders (as defined therein) (the “Exchange Agreement”), in each case as amended to the date of this Agreement.
Section 4.8   SEC Filings.
(a)   Cavalier has made available to Maverick (i) its annual reports on Form 10-K for its fiscal years ended December 31, 2023 and 2024, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Cavalier held since December 31, 2023 and (iii) all of its other reports, statements, schedules, registration statements and prospectuses filed with the SEC since December 31, 2023 (the documents referred to in this Section 4.8(a) being referred to collectively as the “Cavalier SEC Documents”). Cavalier’s annual report on Form 10-K for its fiscal year ended December 31, 2024 is referred to herein as the “Cavalier 10-K.”
(b)   As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Cavalier SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act and the rules and regulations thereunder.
(c)   As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Cavalier SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d)   Cavalier has timely filed with or furnished to the SEC all forms, reports, schedules, registration statements, prospectuses, proxy statements and other documents, together with all certifications required pursuant to the Sarbanes-Oxley Act, as applicable, required to be filed with or furnished to the SEC by Cavalier since January 1, 2023.
(e)   As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any Cavalier SEC Document.
Section 4.9   Financial Statements.   The audited consolidated financial statements of Cavalier (including any related notes and schedules) included in its annual reports on Form 10-K and unaudited condensed consolidated financial statements included in its quarterly reports on Form 10-Q, in each case referred to in Section 4.8, present fairly, in all material respects, the consolidated financial position of Cavalier and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended, in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods included (except as may be indicated in the notes thereto or permitted by Regulation S-X). For purposes of this Agreement, “Cavalier Balance Sheet” means the consolidated balance sheet of Cavalier, as of December 31, 2024, set forth in the Cavalier 10-K and “Cavalier Balance Sheet Date” means December 31, 2024.
Section 4.10   Disclosure Documents.
(a)   Subject to Section 4.10(f), the Registration Statement on Form S-4 of Cavalier (the “Form S-4”) to be filed under the Securities Act relating to the issuance of Cavalier Class A Common Stock in connection with the Maverick Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Act.
(b)   Subject to Section 4.10(f), neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the Securities Act or at the Maverick Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)   Subject to Section 4.10(f), neither the Joint Proxy and Information Statement/Prospectus, nor any amendment or supplement thereto, will, at the date the Joint Proxy and Information Statement/Prospectus or any such amendment or supplement thereto is first mailed to stockholders of Maverick and Cavalier, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)   Subject to Section 4.10(f), the Cavalier Information Statement (as defined below), including all amendments or supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act.
(e)   None of the information supplied or to be supplied by Cavalier for inclusion or incorporation by reference in the Joint Proxy and Information Statement/Prospectus, nor in any amendment or supplement thereto will, at the date the Joint Proxy and Information Statement/Prospectus or any such amendment or supplement thereto is first mailed to stockholders of Maverick and Cavalier or at the time Maverick’s stockholders vote on the adoption and approval of this Agreement or at the Maverick Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(f)   Notwithstanding the foregoing, no representation or warranty is made by Cavalier, Maverick Merger Subsidiary or Forward Merger Subsidiary in this Section 4.10 with respect to statements made or incorporated by reference therein based on information supplied by Maverick for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy and Information Statement/Prospectus, or in any amendment or supplement thereto.

Section 4.11   Controls and Procedures.
(a)   Each of the principal executive officer and the principal financial officer of Cavalier (or each former principal executive officer and former principal financial officer of Cavalier, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Cavalier SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(b)   Cavalier has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information required to be disclosed by Cavalier in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) identified for Cavalier’s auditors any material weaknesses in internal controls over financial reporting. Cavalier has provided to Maverick true and correct copies of any of the foregoing disclosures to the auditors or audit committee of Cavalier that have been made in writing from January 1, 2023 through the date of this Agreement, and will promptly provide to Maverick true and correct copies of any such disclosure that is made after the date of this Agreement.
(c)   Cavalier has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on Cavalier’s financial statements. Cavalier’s management, with the participation of Cavalier’s principal executive and financial officers, has completed an assessment of the effectiveness of Cavalier’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2024, and such assessment concluded that such internal controls were effective using the framework specified in the Cavalier 10-K.
(d)   No personal loan or other extension of credit by Cavalier or any Subsidiary to any of its or their executive officers or directors has been outstanding or has been made or modified in violation of Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act since January 1, 2023.
(e)   Since January 1, 2023, neither Cavalier nor any of its Subsidiaries nor, to Cavalier’s knowledge, any director, officer, employee, auditor, accountant or representative of Cavalier or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that Cavalier or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.
Section 4.12   Absence of Certain Changes.
(a)   From the Cavalier Balance Sheet Date to the date of this Agreement, Cavalier and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice in all material respects.
(b)   From the Cavalier Balance Sheet Date to the date of this Agreement, there has not been any event, occurrence, change or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Cavalier Material Adverse Effect.
Section 4.13   No Undisclosed Material Liabilities.   As of the date of this Agreement, there are no liabilities of Cavalier or any Subsidiary of Cavalier of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are, individually or in the aggregate, reasonably likely to have, a Cavalier Material Adverse Effect, other than:
(a)   liabilities disclosed or provided for in the Cavalier Balance Sheet or the notes thereto;
(b)   liabilities disclosed in the Cavalier SEC Documents;
(c)   liabilities incurred since the Cavalier Balance Sheet Date in the ordinary course of business consistent with past practice;
(d)   liabilities or obligations that have been discharged or paid in full in the ordinary course of business consistent with past practice; and
(e)   liabilities under this Agreement or in connection with the Transactions.
Section 4.14   Litigation.   As of the date of this Agreement, there is no action, arbitration, mediation, suit, litigation, audit, investigation or proceeding, pending against or by, to the knowledge of Cavalier, threatened against or by, Cavalier, any of its Subsidiaries, or any of their respective officers or directors before any court, arbitrator or any Governmental Authority which would, individually or in the aggregate, be reasonably likely to have a Cavalier Material Adverse Effect or Cavalier Impairment Effect.
Section 4.15   Taxes.   Except as set forth in the Cavalier Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, be reasonably likely to have a Cavalier Material Adverse Effect:
(a)   (i) all Tax Returns required to be filed with any taxing authority by, or with respect to, Cavalier and its Subsidiaries have been timely filed in accordance with all applicable Laws; (ii) Cavalier and its Subsidiaries have fully and timely paid, or caused to be paid, all Taxes owed (whether or not shown on any Tax Return) and, as of the time of filing, all Tax Returns were true and complete in all respects (other than, in the case of clause (i) or clause (ii) hereof, with respect to Taxes and Tax Returns for which the position has been taken in good faith and for which adequate reserves are reflected on the Cavalier Balance Sheet, as adjusted for operations in the ordinary course of business consistent with past practice since the date of the Cavalier Balance Sheet); and (iii) Cavalier and its Subsidiaries have made provision for all Taxes payable by Cavalier and its Subsidiaries for which no Tax Return has yet been filed;
(b)   there is no Tax Proceeding pending or threatened in writing with respect to any Taxes due from or with respect to Cavalier or any of its Subsidiaries, and no taxing authority has given notice of any intention to assert any deficiency or claim for additional Taxes against Cavalier or any of its Subsidiaries;
(c)   neither Cavalier nor any of its Subsidiaries is liable for any Tax imposed on any Person (other than Cavalier or any of its Subsidiaries) as the result of the application of Treasury Regulations section 1.1502-6 (and any comparable provision of the Tax Laws of any state, local or foreign jurisdiction) or as a transferee or successor;
(d)   neither Cavalier nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 or Section 361(a) of the Code in the two (2) years prior to the date of this Agreement;
(e)   neither Cavalier nor any of its Subsidiaries has granted any currently effective requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes with respect to any Tax Returns of Cavalier or any of its Subsidiaries;
(f)   neither Cavalier nor any of its Subsidiaries is a party to, is bound by or has any obligation under, any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement, except for (i) any such agreement or arrangement solely between or among any of Cavalier and/or its Subsidiaries or (ii) any commercial agreement entered into in the ordinary course of business the primary purpose of which does not relate to Taxes;

(g)   neither Cavalier nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations section 1.6011-4(b)(2);
(h)   there are no Liens for Taxes other than Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Cavalier Balance Sheet) upon any of the assets of Cavalier or any of its Subsidiaries;
(i)   no claim has been made by any taxing authority in a jurisdiction where Cavalier and its Subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction, and all deficiencies for Taxes asserted or assessed against Cavalier and its Subsidiaries have been fully and timely paid, settled or properly reflected on the Cavalier Balance Sheet; and
(j)   neither Cavalier nor any of its Subsidiaries is aware of the existence of any fact or circumstance, or have taken or agreed to take any action, or knowingly failed to take any action, which fact or circumstance or act or failure to act could reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 4.16   Capitalization of Forward Merger Subsidiary and Maverick Merger Subsidiary.   The authorized capital of Forward Merger Subsidiary consists solely of limited liability company interests, all of which are held directly by Cavalier. The authorized capital stock of Maverick Merger Subsidiary consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding and held directly by Cavalier.
Section 4.17   Reorganization Transactions.
(a)   The Transaction Agreement has been duly authorized by all necessary corporate action and validly executed and delivered by the parties thereto. Cavalier has made available to Maverick a true and complete copy of the Transaction Agreement and any ancillary documents, schedules, and exhibits thereto (collectively, the “Reorganization Transaction Documentation”).
(b)   The affirmative vote of the holders of shares of Cavalier Common Stock representing at least a majority of the aggregate voting power of the outstanding shares of Cavalier Common Stock entitled to vote thereon was the only vote of the holders of any class or series of the capital stock of Cavalier necessary to adopt and approve the Transaction Agreement and the Reorganization Transactions contemplated thereby (the “Cavalier Reorganization Stockholder Approval”). RHI has executed and delivered a written consent (the “Cavalier Irrevocable Reorganization Written Consent”) constituting the Cavalier Reorganization Stockholder Approval, which shall be in full force and effect as of the date hereof and remain in full force and effect at all times thereafter until the consummation of the Reorganization Transactions.
(c)   No Affiliate of Cavalier (other than any Subsidiary of Cavalier) will receive any benefit as a result of the Reorganization Transactions that is not shared on a ratable basis by the other stockholders of Cavalier.
(d)   Neither the Reorganization Transactions nor the Mergers constitutes a “Change of Control” (as defined in the Tax Receivable Agreement (as defined in the Transaction Agreement)).
Section 4.18   Compliance with Laws.   To Cavalier’s knowledge, neither Cavalier nor any of its Subsidiaries is in violation of, or has since January 1, 2023 violated, any applicable provisions of any Laws or Orders, except for any violations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Cavalier Material Adverse Effect.
Section 4.19   Regulatory Matters.
(a)   Except as would not, individually or in the aggregate, be reasonably likely to have a Cavalier Material Adverse Effect, since January 1, 2020, (i) none of Cavalier, any of its Subsidiaries, nor any Cavalier or Subsidiary director, officer, employee, nor, to the knowledge of Cavalier, any representative, agent, or other person acting on behalf of Cavalier or any of its Subsidiaries, has violated any Anti-Corruption Law, and (ii) none of Cavalier, any of its Subsidiaries nor any Cavalier or Subsidiary director, officer, employee, nor, to the knowledge of Cavalier, any representative, agent or any other person acting on behalf of Cavalier or any of its Subsidiaries, has offered, paid, given, promised, or authorized the payment of, anything of value (including, but not limited to, money, checks, wire transfers, tangible and intangible gifts, favors, services, employment or entertainment and travel) directly or indirectly to any Government Official (A) for the purpose of (1) influencing any act or decision of a Government Official, (2) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties, (3) securing any improper advantage, (4) inducing a Government Official to influence or affect any act or decision of any Governmental Authorities or (5) assisting Cavalier, any Subsidiary of Cavalier, or any Cavalier or Subsidiary director, officer employee, agent, representative, or any other person acting on behalf of Cavalier or any of its Subsidiaries in obtaining or retaining business, or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business or any improper advantage.
(b)   Except as would not, individually or in the aggregate, be reasonably likely to have a Cavalier Material Adverse Effect, (i) Cavalier, each of its Subsidiaries and their respective directors, officers, employees, and, to the knowledge of Cavalier, agents, representatives and other persons acting for or on behalf of any of the foregoing persons, are, and at all times since January 1, 2020 have been, in compliance with all applicable Economic Sanctions/Trade Laws and all applicable Money Laundering Laws and (ii) neither Cavalier nor any of its Subsidiaries carries on, or has carried on since January 1, 2020, any business, directly or knowingly indirectly, involving Cuba, Iran, Syria, North Korea, the Crimea region, or the so-called Donetsk or Luhansk People’s Republics or any Sanctions Target in violation of applicable Economic Sanctions/Trade Laws.
(c)   Except as would not, individually or in the aggregate, be reasonably likely to have a Cavalier Material Adverse Effect, since January 1, 2020 (i) neither Cavalier nor any of its Subsidiaries has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any Governmental Authority or third party with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law, or Money Laundering Law, (ii) neither Cavalier nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the knowledge of Cavalier, any agents, employees (other than officers), representatives, or any other person acting at the direction of Cavalier or any of its Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law, (iii) Cavalier and its Subsidiaries have implemented and have maintained internal controls, policies and procedures designed to detect and prevent violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money Laundering Laws, and (iv) Cavalier and each of its Subsidiaries have at all times made and maintained accurate books and records in material compliance with all applicable Anti-Corruption Laws, Economic Sanctions/Trade Laws or Money Laundering Laws.
Section 4.20   Title to Properties.   Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Cavalier Material Adverse Effect, each of Cavalier and its Subsidiaries has good title to, or valid leasehold or other ownership interests or rights in, all its material properties and assets except: (i) for such interest or rights as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business consistent with past practice, and (ii) for defects in title, burdens, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not interfere with its ability to conduct its business as currently conducted. As of the date of this Agreement, none of the properties and assets of Cavalier or any of its Subsidiaries are subject to any Liens (other than Permitted Liens) that, in the aggregate, interfere with the ability of Cavalier or any of its Subsidiaries to conduct business as currently conducted to an extent that have had or would reasonably be expected to have a Cavalier Material Adverse Effect.
Section 4.21   Brokers; Financial Advisor.   No broker, investment banker, financial advisor or other Person, other than J.P. Morgan Securities LLC, the fees and expenses of which will be paid by Cavalier, is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with the Mergers as a result of being engaged by Cavalier or any Subsidiary or affiliate of Cavalier.

Section 4.22   Solvency; Financing.
(a)   Solvency.   No transfer of property is being made, and no obligation is being incurred in connection with the transactions contemplated by this Agreement or the other transaction documents, with the intent to hinder, delay or defraud either present or future creditors of Cavalier, Forward Merger Subsidiary, Maverick Merger Subsidiary, Maverick or any of their respective Subsidiaries. Immediately after giving effect to the consummation of the Transactions (including any financings being entered into in connection therewith), assuming the accuracy in all material respects of the representations and warranties set forth in Article III:
(i)   the Fair Value of the assets of Cavalier and its Subsidiaries, taken as a whole, shall be greater than the total amount of Cavalier’s and its Subsidiaries’ liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole;
(ii)   Cavalier and its Subsidiaries, taken as a whole, shall be able to pay their debts and obligations in the ordinary course of business as they become due; and
(iii)   Cavalier and its Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are about to engage.
(iv)   For the purposes of this Section 4.22(a), “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Cavalier and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
(b)   Sufficiency of Funds.   Cavalier will have available to it at the Closing, funds sufficient to enable Cavalier to satisfy all of Cavalier’s obligations under this Agreement, and any fees and expenses of or payable by Cavalier, Forward Merger Subsidiary or Maverick Merger Subsidiary or Cavalier’s other Affiliates, and for any repayment or refinancing of any outstanding indebtedness of Maverick and/or its Subsidiaries contemplated by, or required in connection with the Transactions. Cavalier expressly acknowledges and agrees that its obligations under this Agreement to consummate the Mergers or any of the other Transactions, are not subject to, or conditioned on, the receipt or availability of any funds or financing.
Section 4.23   Transactions with Affiliates.   Since January 1, 2023 through the date of this Agreement, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, that would be required to be disclosed under Item 404(a) of Regulation S-K (a “Related Party Transaction”) that have not been otherwise disclosed in the Cavalier SEC Documents filed prior to the date hereof.
Section 4.24   Ownership of Maverick Common Stock.   None of Cavalier nor any of its Subsidiaries (including Forward Merger Subsidiary or Maverick Merger Subsidiary or any of their Subsidiaries) owns or has owned at any time in the three (3) years preceding the date of this Agreement any shares of Maverick Common Stock beneficially or of record.
Section 4.25   Investment Advisor Subsidiaries; No Broker-Dealer Subsidiary.
(a)   No Subsidiary of Cavalier is required to be registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended.
(b)   No Subsidiary of Cavalier is a broker-dealer or is required to be registered as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, and no employee of a Subsidiary of Cavalier is required to be registered, licensed or qualified as a registered representative of a broker-dealer under, and in compliance with, applicable Law.
Section 4.26   Mortgage Business.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cavalier Material Adverse Effect, (i) Cavalier and its wholly-owned Subsidiaries are and have been since January 1, 2023 in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of their businesses, (ii) since January 1, 2023 through the date of this Agreement, neither Cavalier nor any of its wholly-owned Subsidiaries has received written notice or, to the knowledge of Cavalier, any other communication from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, (iii) since January 1, 2023, neither Cavalier nor any of its wholly-owned Subsidiaries has received written notice or, to the knowledge of Cavalier, any other communication from any Governmental Authority regarding any actual, threatened or possible revocation, withdrawal, suspension, cancellation or termination of any such Governmental Authorization and (iv) to the knowledge of Cavalier, no event has occurred which could be grounds for revocation, withdrawal, suspension, cancellation, termination or modification of any such Governmental Authorization.
(b)   Section 4.26(b)(i) of the Cavalier Disclosure Schedules sets forth, as of the date hereof, a true and complete list of all material Governmental Authorizations held by Cavalier or any of its Subsidiaries and used for the conduct of their business as presently conducted. Other than the entities listed on Section 4.26(b)(ii) of the Cavalier Disclosure Schedules, no Subsidiary of Cavalier is required to be licensed or registered with any Governmental Authority as an originator, owner, broker or servicer of Mortgage Loans.
(c)   The entity set forth on Section 4.26(c) of the Cavalier Disclosure Schedules (i) is approved as an issuer of the Government National Mortgage Association, a seller/servicer of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, and a lender of the Federal Housing Administration, the United States Department of Veterans Affairs and the United States Department of Agriculture, (ii) has not received any written or, to the knowledge of Cavalier, any oral or other notice of any actual or threatened cancellation or suspension of, or material limitation on, its status as an approved issuer, seller/servicer or lender, as applicable, from any of the foregoing Governmental Authorities, nor to the knowledge of Cavalier does any circumstance exist that could reasonably be expected to result in such cancellation, suspension or material limitation, and (iii) has not received any written notice indicating that any event has occurred that could reasonably be expected to result in Cavalier or any of its Subsidiaries not maintaining its Mortgage Servicing Rights in respect of any Cavalier Servicing Agreement, except, in the case of this clause (iii), as has not had or would not reasonably be expected to have, individually or in the aggregate, a Cavalier Material Adverse Effect.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cavalier Material Adverse Effect, as of the date hereof, Cavalier and its Subsidiaries have the entire right, title and interest in and to the Mortgage Servicing Rights and/or the right to service the Mortgage Loans currently being serviced or subserviced by Cavalier or its Subsidiaries, including the entities set forth on Section 4.26(d) of the Cavalier Disclosure Schedules, subject to Applicable Requirements and Permitted Liens. Except as would not reasonably be expected to have, either individually or in the aggregate, a Cavalier Material Adverse Effect, (i) each servicing advance made by or on behalf of Cavalier or any of its Subsidiaries was made, and is reimbursable in accordance with, the applicable Cavalier Servicing Agreement and is a valid and subsisting amount owing to Cavalier or such Subsidiary and (ii) neither Cavalier nor any of its Subsidiaries has received any written notice from an investor, insurer, Cavalier Securitization Trust, or other party in which such investor, insurer, Cavalier Securitization Trust or other party disputes or denies any claim by or on behalf of Cavalier or such Subsidiary for reimbursement in connection with a servicing advance.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cavalier Material Adverse Effect, (i) Cavalier and its Subsidiaries are, and since January 1, 2023 have been, in compliance with Cavalier’s and its Subsidiaries’ servicing or, as applicable, subservicing or master servicing, obligations under all Applicable Requirements, including with respect to (A) the collection and application of mortgagor payments, (B) the servicing of adjustable rate Mortgage Loans, (C) the assessment and collection of late charges, (D) the maintenance of escrow accounts, (E) the collection of delinquent or defaulted accounts, including loss mitigation, foreclosure and real-estate owned management, (F) the maintenance of required insurance, including force-placed insurance policies, (G) the communication regarding processing of loan payoffs, (H) the release and satisfaction of mortgages and (I) the assessment and calculation of fees and (ii) through the date of this Agreement, neither Cavalier nor any of its Subsidiaries has received written or, to the knowledge of Cavalier, oral or other notice of any pending or threatened cancellation or partial termination of any Cavalier Servicing Agreement.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cavalier Material Adverse Effect: (i) each Cavalier Originated Mortgage Loan was underwritten, originated, funded and delivered in accordance with all Applicable Requirements in effect at the time such Cavalier Originated Mortgage Loan was underwritten, originated, funded or delivered, as applicable, (ii) no Cavalier Originated Mortgage Loan is subject to any defect or condition that would allow an investor or Governmental Authority to increase the loss level for such Cavalier Originated Mortgage Loan, seek putback, repurchase or indemnification or seek other recourse or remedies against Cavalier or any of its Subsidiaries, (iii) no facts or circumstances exist that would result in the loss or reduction of any mortgage insurance or guarantee benefit, or claims for recoupment or restitution of payments previously made under any mortgage insurance or guarantee benefit; (iv) to the knowledge of Cavalier, each appraisal obtained in connection with each Cavalier Originated Mortgage Loan complies with uniform standards of professional appraisal practice in effect at the time the appraisal was conducted; (v) each Cavalier Originated Mortgage Loan was originated as a “qualified mortgage” as defined in Regulation Z (12 CFR §1026.43) and meets the qualified mortgage standards set forth therein; and (vi) no Cavalier Originated Mortgage Loan was classified as a “high cost” loan under the Home Ownership and Equity Protection Act, as amended, or a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable Law (or a similarly classified loan using different terminology under a Law imposing heightened regulatory scrutiny or additional legal liability for Mortgage Loans having high interest rates, points and/or fees).
(g)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Cavalier Material Adverse Effect, (i) the servicing file for each Cavalier Originated Mortgage Loan owned, or Cavalier Serviced Mortgage Loan serviced, by Cavalier or any of its Subsidiaries as of the date hereof is complete and complies with all Applicable Requirements, (ii) there has been no servicer default, servicer termination event, portfolio trigger or other default or breach by Cavalier or any of its Subsidiaries under any Cavalier Servicing Agreement or any Applicable Requirements and (iii) no event, condition, or omission has occurred or exists that with or without the passage of time or the giving of notice or both would: (A) constitute a default or breach by Cavalier or such Subsidiary under any such Cavalier Servicing Agreement or Applicable Requirements; (B) permit termination of any such Cavalier Servicing Agreement by a third party without the consent of Cavalier or such Subsidiary; (C) impose on Cavalier or its Subsidiaries sanctions or penalties in respect of any Cavalier Servicing Agreement or any Applicable Requirement; or (D) rescind any insurance policy or reduce insurance or guarantee benefits in respect of any Cavalier Servicing Agreement that would result in a breach or trigger a default of any obligation of Cavalier or its Subsidiaries under any Cavalier Servicing Agreement or Applicable Requirement.
(h)   Prior to the date hereof, Cavalier has made available Maverick the Cavalier Data Tape. The information included in the Cavalier Data Tape is true and correct in all material respects as of the date(s) specified therein.
(i)   From January 1, 2023 until the date of this Agreement, there have not been any material deficiencies in any exams or audits of Cavalier or its Subsidiaries conducted by any Governmental Authority, mortgage loan investor or insurer.
(j)   For purposes of this Agreement:
(i)   “Cavalier Data Tape” means the data tape, dated as of February 28, 2025, provided by Cavalier to Maverick prior to the date hereof in computer tape form with respect to each Cavalier Originated Mortgage Loan and Cavalier Serviced Mortgage Loan held or serviced by Cavalier and its Subsidiaries as of such date.
(ii)   “Cavalier Originated Mortgage Loan” means any Mortgage Loan originated by Cavalier or any of its Subsidiaries at any time since January 1, 2023.

(iii)   “Cavalier Serviced Mortgage Loan” means any Mortgage Loan serviced by the entity set forth on Section 4.26(j)(iii) of the Cavalier Disclosure Schedules or any of their respective Subsidiaries pursuant to a Cavalier Servicing Agreement since January 1, 2023.
(iv)   “Cavalier Servicing Agreement” means any Contract pursuant to which Cavalier or any of its Subsidiaries is obligated to a Governmental Authority or a third party (including any Cavalier Securitization Trust) to service and administer Mortgage Loans.
Section 4.27   Securitization Matters.
(a)   Except for those transactions set forth on Section 4.27(a) of the Cavalier Disclosure Schedules (the “Cavalier Securitization Transactions”), there are no existing securitization transactions directly involving Mortgage Loans originated or held by Cavalier or any of its Subsidiaries or any securitization transactions with respect to which Maverick or any of its Subsidiaries has any outstanding liabilities or obligations. Each of the Cavalier Securitization Trusts were formed in accordance with, and all transactions between Cavalier or any of its Subsidiaries and any Securitization Trust have been consummated in accordance with, all applicable Laws and all Applicable Requirements in all material respects. For the purposes of this Agreement, “Cavalier Securitization Trusts” means the trusts associated with the Cavalier Securitization Transactions.
(b)   In connection with securitizations of Cavalier Originated Mortgage Loans and, to the extent applicable, Cavalier Serviced Mortgage Loans, except as would not reasonably be expected to have, individually or in the aggregate, a Cavalier Material Adverse Effect, Cavalier and its Subsidiaries have provided all material servicer reports, certifications, attestations, certificates and information that were required to be prepared or otherwise provided by Cavalier or its Subsidiaries under applicable Laws (including as required under Regulation AB), and pursuant to any Cavalier Servicing Agreement, to the person designated for receipt in the applicable Cavalier Servicing Agreement, on a timely basis.
Section 4.28   No Additional Representations; Non-Reliance.
(a)   Except for the representations and warranties made in (i) this Article IV, as qualified by the Cavalier Disclosure Schedules or (ii) any certificate delivered pursuant to this Agreement, neither Cavalier nor any other Person makes any express or implied representation or warranty with respect to Cavalier or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Mergers or the other Transactions, and Cavalier hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties expressly provided in this Article IV, as qualified by the Cavalier Disclosure Schedules or in any certificate delivered pursuant to this Agreement, neither Cavalier nor any other Person makes or has made any representation or warranty to Maverick or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Cavalier or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties expressly made in this Article IV, as qualified by the Cavalier Disclosure Schedules, in any certificate delivered pursuant to this Agreement, any oral or written information presented to Maverick or any of its affiliates or representatives in the course of their due diligence investigation of Cavalier, the negotiation of this Agreement or in the course of the Mergers or the other Transactions.
(b)   Notwithstanding anything contained in this Agreement to the contrary, each of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary acknowledges and agrees that neither Maverick nor any other Person has made or is making, and each of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary expressly disclaims reliance upon, any representations, warranties or statements relating to Maverick or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Maverick in Article III, as qualified by Maverick Disclosure Schedules, or in any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding Maverick or its Subsidiaries furnished or made available to Cavalier, Forward Merger Subsidiary or Maverick Merger Subsidiary or any of their respective representatives. Without limiting the generality of the foregoing, each of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary acknowledge that, except for the representations and warranties expressly provided in Article III, as qualified by the Maverick Disclosure Schedules, or in any certificate delivered pursuant to this Agreement, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Cavalier, Forward Merger Subsidiary or Maverick Merger Subsidiary or any of their respective representatives.
ARTICLE V
COVENANTS OF MAVERICK
Maverick agrees that:
Section 5.1   Conduct of Maverick.   From the date of this Agreement until the Maverick Effective Time, except with the prior written consent of Cavalier (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable Law or as set forth in Section 5.1 of the Maverick Disclosure Schedules, Maverick and each of its Subsidiaries shall use commercially reasonable efforts to conduct its business and operations in the ordinary course of business consistent with past practice in all material respects and to preserve intact its current business organizations and relationships with material customers, vendors, distributors, partners, licensors, licensees, creditors and other Persons with which it has material business relations; provided that (x) no action by Maverick or any of its Subsidiaries to the extent expressly permitted by any of clauses (a) through (t) below shall be a breach of this sentence and (y) Maverick’s or any of its Subsidiaries’ failure to take any action prohibited by Section 5.1(a) through Section 5.1(t) by virtue of Cavalier’s failure to consent to such action shall not be deemed to be a breach of this Section 5.1. Without limiting the generality of the foregoing, except with the prior written consent of Cavalier (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable Law or as set forth in Section 5.1 of the Maverick Disclosure Schedules, from the date of this Agreement until the Maverick Effective Time:
(a)   Maverick will not (i) adopt or propose any change in the Maverick Charter or Maverick Bylaws or (ii) permit any of its Subsidiaries to adopt or propose any change in such Subsidiary’s certificate of incorporation, bylaws or similar organizational or governing documents;
(b)   Maverick will not, and will not permit any Maverick Significant Subsidiary to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Maverick or any such Maverick Significant Subsidiary;
(c)   Maverick will not, and will not permit any Subsidiary of Maverick to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Maverick or its Subsidiaries other than (i) issuances of Maverick Common Stock pursuant to the settlement of Maverick RSU Awards and Maverick PSU Awards that are outstanding on the date of this Agreement or granted thereafter not in violation of this Section 5.1, (ii) among Maverick and its wholly-owned Subsidiaries, or among the wholly-owned Subsidiaries of Maverick and (iii) Permitted Liens;
(d)   other than the Pre-Closing Dividend, Maverick will not, and will not permit any Subsidiary of Maverick to, (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends or distributions paid by any Subsidiary of Maverick to Maverick or any wholly-owned Subsidiary of Maverick;
(e)   Maverick will not, and will not permit any Subsidiary of Maverick to, redeem, repurchase or otherwise acquire directly or indirectly any of Maverick’s or any Subsidiary’s capital stock, except for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding on the date of this Agreement, (ii) required by or in connection with the respective terms, as of the date of this Agreement, of any Maverick Benefit Plan or any dividend reinvestment plan in the ordinary course of the operations of such plan consistent with past practice and only to the extent consistent with Section 7.4, (iii) with respect to the forfeiture, vesting or settlement or satisfaction of applicable Tax withholding of Maverick RSU Awards or Maverick PSU Awards outstanding as of the date of this Agreement or granted thereafter not in violation of this Section 5.1 or (iv) transactions among Maverick and its wholly-owned Subsidiaries, or among the wholly-owned Subsidiaries of Maverick;
(f)   Maverick will not amend the material terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any outstanding Maverick RSU Awards or Maverick PSU Awards (which, it is understood, will not limit the administration of the relevant plans governing such awards in accordance with past practices and interpretations of Maverick’s Board of Directors and any relevant committee thereof);
(g)   Maverick will not, and will not permit any Subsidiary of Maverick to, make or authorize any capital expenditures except in amounts that are not in excess of the applicable amounts as set forth on Section 5.1 of the Maverick Disclosure Schedules;
(h)   Maverick will not, and will not permit any of its Subsidiaries to, except as required under any Maverick Benefit Plan, (i) increase the compensation or benefits of any director, officer or employee of Maverick or its Subsidiaries, except (x) with respect to senior vice presidents and above, for routine annual increases in cash compensation or benefits not to exceed the percentages set forth in the Maverick Disclosure Schedules or as otherwise set forth in the Maverick Disclosure Schedules, or (y) with respect to employees below the senior vice president level, for increases in the ordinary course of business consistent with past practice, (ii) grant or pay any bonus, equity or equity-based award, incentive, change in control, retention, severance, termination, tax gross-up or profit-sharing award or payment to any directors, officers or employees, (iii) enter into, adopt, extend, renew, materially amend or modify (or waive or amend any performance or vesting criteria or accelerate funding under) any Maverick Benefit Plan (or any arrangement that would be a Maverick Benefit Plan if in effect on the date hereof), other than ordinary course actions consistent with past practice that do not materially increase costs, (iv) enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative, (v) take any action to accelerate the vesting, payment or funding of any compensation or benefits to any director, officer, or employee of Maverick and its Subsidiaries, (vi) implement any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the WARN Act, (vii) terminate the employment of any employee with a title of senior vice president or above, other than a termination of employment for “cause” or (viii) hire any employee with a title of senior vice president or above, other than to replace any employee who has terminated his or her employment voluntarily or whose employment has terminated as permitted in this Section 5.1;
(i)   Maverick will not, and will not permit any of its Subsidiaries to, acquire (for cash or other assets) or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or Person or division thereof or any other assets outside the ordinary course of business consistent with past practice, except that, Maverick and its Subsidiaries shall be permitted to make acquisitions of assets solely among Maverick and its wholly-owned Subsidiaries, or among the wholly-owned Subsidiaries of Maverick;
(j)   except as expressly permitted by Section 7.1, Maverick will not, and will not permit any of its Subsidiaries to, sell, lease, license, encumber (including by the grant of any option thereon) (other than by Permitted Liens), abandon, permit to lapse or otherwise dispose of any material assets or material property (which shall include any sale of any capital stock of any Subsidiary of Maverick), except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course of business consistent with past practice, (iii) transfers among Maverick and its wholly-owned Subsidiaries, or among the wholly-owned Subsidiaries of Maverick, (iv) any such disposals of assets for fair market value in an amount not exceeding $5,000,000 individually or $50,000,000 in the aggregate, or (v) the abandonment or lapse of Maverick Registered Intellectual Property that have been found or are reasonably expected to be found invalid or unenforceable or that have reached the end of their final, non-renewable terms;

(k)   Maverick will not, and will not permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee or assume any such indebtedness of another Person (other than (i) any incurrences, guarantees or assumptions of indebtedness for borrowed money among any Person and its wholly-owned Subsidiaries, among any Person’s wholly-owned Subsidiaries, and guarantees thereof, and (ii) any incurrences, guarantees or assumptions of indebtedness or other obligations incurred under the existing Maverick Facilities listed on Section 5.1 of the Maverick Disclosure Schedules, or any renewals thereof on substantially similar terms as in effect under the applicable Maverick Facility as of the date hereof, in each case in the ordinary course of business consistent with past practice, provided, that (x) no new unsecured incurrences, guarantees or assumptions of indebtedness shall be permitted and (y) any new facility, arrangement using a special purpose vehicle structure and any syndication of indebtedness, shall require Cavalier’s prior written consent;
(l)   Maverick will not, and will not permit any of its Subsidiaries to, (i) modify, amend, terminate or waive any material rights under any Material Contract or material real property lease or (ii) enter into any agreement that would constitute a Material Contract if entered into as of the date of this Agreement or a material real property lease, other than (x) as otherwise expressly contemplated by this Agreement, (y) the expiration of any Material Contract in accordance with its terms or (z) in the ordinary course of business consistent with past practice;
(m)   Maverick will not, and will not permit any of its Subsidiaries to, settle or compromise any claim, demand, lawsuit or regulatory proceeding (excluding any Tax Proceeding, which shall be governed by Section 5.1(p)), whether now pending or hereafter made or brought, or waive, release or assign any rights or claims, in any such case (i) in an amount in excess of $1,000,000 individually or $5,000,000 in the aggregate, or (ii) that imposes (x) any material non-monetary obligation to be performed by, or (y) material restriction imposed against, Maverick or any of its Subsidiaries, or, following the Closing Date, Cavalier or its Subsidiaries; provided, however, that, notwithstanding the foregoing, Maverick may not settle or propose to settle or compromise any Transaction Litigation (as defined below) except as expressly permitted by Section 7.13;
(n)   except for any such change which is not material or which is required by GAAP or applicable Law, Maverick will not, and will not permit any Subsidiary of Maverick to, change any method of financial accounting or financial accounting practice (other than any change for Tax purposes) used by it;
(o)   Maverick will not, and will not permit any Subsidiary of Maverick to (i) enter into any joint venture, partnership, participation or other similar arrangement with any other Person (other than Maverick or any wholly-owned Subsidiary of Maverick) or (ii) make any loan (except for Mortgage Loans in the ordinary course of business), capital contribution or advance to or investment in any other Person (other than Maverick or any wholly-owned Subsidiary of Maverick), except for advances for reimbursable employee expenses in the ordinary course of business consistent with past practice or advancements of expenses to directors and officers of Maverick or any Subsidiary of Maverick pursuant to advancement obligations in effect as of the date hereof under the Maverick Charter, Maverick Bylaws, equivalent governing documents of any Subsidiary of Maverick or any indemnification agreement with any such director or officer, in each case as in effect on the date of this Agreement;
(p)   except as required by a change in applicable Law, Maverick will not, and will not permit any of its Subsidiaries to, (i) make (other than in the ordinary course of business consistent with past practice), revoke or amend any material election relating to Taxes or change any of its Tax accounting methods currently in effect, (ii) settle any material Tax Proceeding or (iii) file any material amended Tax Return;
(q)   Maverick will not, and will not permit any of its Subsidiaries to, enter into any agreement of the type set forth in Section 3.20(a)(ii), Section 3.20(a)(iii), Section 3.20(a)(v), Section 3.20(a)(vii) or Section 3.20(a)(xii);
(r)   Maverick will not, and will not permit any of its Subsidiaries to, enter into any material new line of business;

(s)   Maverick will not, and will not permit any of its Subsidiaries to, enter into (or agree to enter into) any acquisition, joint venture or other similar arrangement, or any agreement to effect, or any letter of intent or similar document contemplating, any acquisition (including by merger, consolidation or acquisition), joint venture or other similar arrangement if such acquisition, joint venture or other similar arrangement would be reasonably expected to prevent, materially impede or materially delay the consummation of the Mergers and the Transactions; and
(t)   Maverick will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.
Section 5.2   Maverick Stockholder Meeting; Proxy Material.
(a)   Except as permitted by Section 5.2(b) below, the Board of Directors of Maverick shall recommend adoption of this Agreement by Maverick’s stockholders, and unless permitted by Section 5.2(b), neither the Board of Directors of Maverick nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Cavalier, the approval of this Agreement and the Maverick Merger or the Maverick Recommendation (as defined in Section 5.2(e) below) (any of the foregoing, a “Change in the Maverick Recommendation”), or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (as defined below). For purposes of this Agreement, a Change in the Maverick Recommendation shall include (x) any approval or recommendation of (or public proposal to approve or recommend) an Acquisition Proposal by the Board of Directors of Maverick or any committee thereof or (y) any failure by Maverick to include the Maverick Recommendation in the Joint Proxy and Information Statement/Prospectus.
(b)
(i)   The Board of Directors of Maverick shall be permitted, in response to a Superior Proposal (as defined in Section 7.8(b)) received after the date of this Agreement and not resulting from a breach of Section 5.2(a), this Section 5.2(b) or Section 7.8, to not make the Maverick Recommendation, or to withdraw or modify in a manner adverse to Cavalier the Maverick Recommendation, or to cause Maverick to terminate this Agreement pursuant to Section 9.1(f), in each case, only if and to the extent that all of the following conditions are met: (A) the Maverick Stockholder Approval has not been obtained; (B) the Board of Directors of Maverick determines in good faith, after consulting with outside legal counsel, that making the Maverick Recommendation or failing to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; (C) before taking any such action, Maverick promptly gives Cavalier written notice advising Cavalier of the decision of the Board of Directors of Maverick to take such action, including in reasonable detail the material terms and conditions of the applicable Acquisition Proposal and the identity of the Person making such Acquisition Proposal (and Maverick will also promptly give Cavalier such a notice with respect to any subsequent material change in such proposal) and Maverick has given Cavalier at least four (4) Business Days (as modified, extended or continued by this Section 5.2(b)(i), the “Superior Proposal Match Period”) after delivery of such notice to propose revisions to the terms of this Agreement (or to make another proposal) in response to such Acquisition Proposal and during such period has made its representatives reasonably available to negotiate with Cavalier (to the extent Cavalier wishes to negotiate) with respect to such proposed revisions or other proposal, if any (it being understood and agreed that any amendment or modification of such Acquisition Proposal (other than immaterial amendments or modifications) shall require a new notice period with a new Superior Proposal Match Period of two (2) Business Days); and (D) the Board of Directors of Maverick determines in good faith that such Acquisition Proposal constitutes a Superior Proposal at the end of such Superior Proposal Match Period after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, as well as any revisions to the terms of the Mergers or this Agreement proposed by Cavalier in a manner that would form a binding contract if accepted by Maverick after being notified pursuant to this Section 5.2(b)(i).

(ii)   The Board of Directors of Maverick shall be permitted, in response to an Intervening Event (as defined below) occurring after the date of this Agreement, to not make the Maverick Recommendation or to withdraw or modify in a manner adverse to Cavalier the Maverick Recommendation, only if and to the extent that all of the following conditions are met: (A) the Maverick Stockholder Approval has not been obtained; (B) the Board of Directors of Maverick determines in good faith, as a result of the Intervening Event, after consulting with outside legal counsel, that making the Maverick Recommendation or failing to so withdraw or modify the Maverick Recommendation would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to stockholders under applicable Law; (C) before taking any such action, Maverick promptly gives Cavalier written notice advising Cavalier of the decision of the Board of Directors of Maverick to take such action, which notice will describe the Intervening Event in reasonable detail, and Maverick has given Cavalier at least four (4) Business Days (as modified, extended or continued by this Section 5.2(b)(ii), the “Intervening Event Match Period”) after delivery of such notice to propose revisions to the terms of this Agreement (or to make another proposal) in response to such Intervening Event and during such period has made its representatives reasonably available to negotiate with Cavalier (to the extent Cavalier wishes to negotiate) with respect to such proposed revisions or other proposal, if any (it being understood and agreed that any change in fact (other than an immaterial change) relating to such Intervening Event shall require a new notice period with a new Intervening Event Match Period of two (2) Business Days); and (D) Cavalier does not make, within the Intervening Event Match Period, a proposal in a manner that would form a binding contract if accepted by Maverick that the Board of Directors of Maverick determines in good faith after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, would obviate the need to not make or withdraw or modify the Maverick Recommendation. For purposes of this Agreement, “Intervening Event” means any event, development or change in circumstances that was not known to Maverick’s Board of Directors, or the consequences of which were not reasonably foreseeable, as of the date of this Agreement, which event, change or development becomes known to Maverick’s Board of Directors prior to obtaining the Maverick Stockholder Approval; provided that in no event shall the following events, changes or developments constitute an Intervening Event: (A) the receipt, existence or terms of an Acquisition Proposal or consequence thereof or (B) any change in the price or trading volume of the Maverick Common Stock, the Cavalier Class A Common Stock or any other securities of Maverick, Cavalier or any of their respective Subsidiaries (provided that the underlying causes of such changes may constitute, or be taken into account in determining whether there has been, an Intervening Event).
(iii)   Except as permitted under Section 7.8, notwithstanding (x) any Change in the Maverick Recommendation, or (y) the making of any Acquisition Proposal, until the termination of this Agreement (A) in no event shall Maverick or any of its Subsidiaries enter into, or approve or recommend, or, except as set forth in Section 5.2(b) (other than a confidentiality agreement permitted under Section 7.8), propose to approve or recommend, any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other agreement constituting or providing for an Acquisition Proposal and (B) Maverick shall otherwise remain subject to the terms of this Agreement; provided, however, for the avoidance of doubt, without limiting Maverick’s right to terminate this Agreement in the circumstances set forth in Section 9.1, a Change in the Maverick Recommendation shall not limit Maverick’s obligation to submit this Agreement to the stockholders of Maverick for the purpose of obtaining the Maverick Stockholder Approval at the Maverick Stockholder Meeting (as defined below).
(c)   As promptly as practicable following the date of this Agreement, and in any event no later than 30 days after the date of this Agreement, Cavalier and Maverick shall prepare, and Cavalier shall file with the SEC, the Form S-4, which will include the prospectus of Cavalier for the issuance of Cavalier Class A Common Stock (the “Cavalier Prospectus”), the proxy statement of Maverick for the Maverick Stockholder Meeting (the “Maverick Proxy”) and the information statement of Cavalier with respect to the Cavalier Irrevocable Written Consent (the “Cavalier Information Statement,” and together with the Cavalier Prospectus and the Maverick Proxy, the “Joint Proxy and Information Statement/Prospectus”). Without limiting the foregoing, Cavalier and Maverick shall each use their reasonable best efforts to provide all information reasonably necessary to prepare, and shall cooperate, and cause their respective accountants and other advisors to cooperate, in the preparation of, any pro forma financial statements and related footnotes to the extent required to be included in the Form S-4 or the Joint Proxy and Information Statement/Prospectus. Each of Cavalier and Maverick shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act, and for the Joint Proxy and Information Statement/Prospectus to be cleared by the SEC and its staff under the Exchange Act, in each case, as promptly as practicable after such filing and to keep the Form S-4 effective so long as necessary to consummate the Mergers. Each party shall promptly comply with all reasonable requests from another party for information required by applicable Law for inclusion in the Joint Proxy and Information Statement/Prospectus and the Form S-4. Neither Maverick nor Cavalier will file any documents with respect to the Form S-4 or the Joint Proxy and Information Statement/Prospectus with the SEC without first providing the other party and its counsel a reasonable opportunity to review and comment thereon, and the filing party will (i) include the reasonable additions, deletions or changes suggested by the other party or its counsel to the extent relating to such party or their respective affiliates and (ii) consider in good faith all other such reasonable additions, deletions or changes suggested by the other party or its counsel in connection therewith. Without limiting any other provision herein, the Form S-4 and the Joint Proxy and Information Statement/Prospectus will contain such information and disclosure reasonably requested by either Cavalier or Maverick so that the Form S-4 conforms in form and substance to the requirements of the Securities Act and the Joint Proxy and Information Statement/Prospectus conforms in form and substance to the requirements of the Exchange Act. Maverick shall, in consultation with Cavalier, (i) set a record date for the Maverick Stockholder Meeting, which record date shall be prior to the effectiveness of the Form S-4, (ii) commence a broker search (and any additional broker searches, if necessary) pursuant to and in compliance with Section 14a-13 of the Exchange Act as promptly as reasonably practicable but no later than twenty (20) Business Days prior to the record date (unless Cavalier and Maverick otherwise agree), and (iii) thereafter cause the Joint Proxy and Information Statement/Prospectus to be mailed to holders of Maverick Common Stock as promptly as reasonably practicable after the Form S-4 is declared effective, and, in any event, within three (3) Business Days after the Form S-4 is declared effective. Each of Cavalier, Maverick Merger Subsidiary, Forward Merger Subsidiary and Maverick agrees to correct or supplement, as promptly as reasonably practicable, any information provided by it for use in the S-4 or Joint Proxy and Information Statement/Prospectus which, if not corrected or supplemented, would result in the S-4 or Joint Proxy and Information Statement/Prospectus containing a misstatement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)   Each of Maverick and Cavalier shall (i) promptly notify the other of the receipt of any comments from the SEC or its staff or any other applicable government official and of any requests by the SEC or its staff or any other applicable government official for amendments or supplements to any of the filings with the SEC in connection with the Mergers and other transactions contemplated hereby or for additional information with respect thereto and (ii) promptly supply the other with copies of all correspondence between Maverick or any of its representatives, or Cavalier or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other applicable government official, on the other hand, with respect thereto. Maverick and Cavalier shall use their respective reasonable best efforts to respond to any comments of the SEC or its staff with respect to the Form S-4 and the Joint Proxy and Information Statement/Prospectus as promptly as reasonably practicable. Maverick and Cavalier shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4 and the Joint Proxy and Information Statement/Prospectus as expeditiously as practicable, and each of them shall provide promptly to the other party any information that such party may obtain that could necessitate an amendment or supplement to any such document.
(e)   Maverick shall, within thirty-five (35) days after the commencement of the mailing of the Joint Proxy and Information Statement/Prospectus (or, if Maverick’s nationally recognized proxy solicitation firm advises thirty-five (35) days after the commencement of the mailing of the Joint Proxy and Information Statement/Prospectus is insufficient time to submit and obtain the Maverick Stockholder Approval, such later date to which Cavalier consents (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold a meeting of its stockholders (the “Maverick Stockholder Meeting”) for the purpose of obtaining the Maverick

Stockholder Approval, and the Board of Directors of Maverick shall recommend to Maverick’s stockholders the adoption of this Agreement (the “Maverick Recommendation”) and shall include such recommendation in the Joint Proxy and Information Statement/Prospectus; provided, however, that the Board of Directors of Maverick may fail to make such Maverick Recommendation or make a Change in the Maverick Recommendation if permitted by, and in accordance with, Section 5.2(b). Without limiting the generality of the foregoing, but subject to Section 5.2(b) and Maverick’s rights to terminate this Agreement under the circumstances set forth in Section 9.1, Maverick agrees that its obligations pursuant to the first sentence of this Section 5.2(e) or its other obligations under this Section 5.2 shall not be affected by the commencement, public proposal, public disclosure or communication to Maverick or its stockholders or representatives of any Acquisition Proposal. Subject to this Section 5.2(e), Maverick shall use its reasonable best efforts to hold the Maverick Stockholder Meeting as soon as reasonably practicable after the Form S-4 becomes effective and (subject to any Change in the Maverick Recommendation permitted by, and in accordance with, Section 5.2(b)) to obtain the Maverick Stockholder Approval. Maverick shall not, without the prior written consent of Cavalier (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or otherwise delay the Maverick Stockholder Meeting; provided that Maverick may, notwithstanding the foregoing, without the prior written consent of Cavalier, adjourn or postpone the Maverick Stockholder Meeting (A) if, after consultation with Cavalier, Maverick believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (1) solicit additional proxies necessary to obtain the Maverick Stockholder Approval, or (2) distribute any supplement or amendment to the Joint Proxy and Information Statement/Prospectus the distribution of which the Board of Directors of Maverick has determined in good faith to be necessary under applicable Law after consultation with, and taking into account the advice of, outside legal counsel or (B) for an absence of a quorum, and Maverick shall use its reasonable best efforts to obtain such a quorum as promptly as practicable. Notwithstanding the foregoing, (x) Maverick may not, without the prior written consent of Cavalier (such consent not to be unreasonably withheld, conditioned or delayed), adjourn or postpone the Maverick Stockholder Meeting more than a total of three (3) times pursuant to clause (A)(1) or (B) of the immediately preceding sentence, and no such postponement or adjournment pursuant to clause (A)(1) or (B) of the immediately preceding sentence shall be, without the prior written consent of Cavalier (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding ten (10) Business Days and in no event may Maverick postpone the Maverick Stockholder Meeting without the written consent of Cavalier (such consent not to be unreasonably withheld, conditioned or delayed) if doing so would require the setting of a new record date and (y) if the Maverick Stockholder Meeting is adjourned or postponed, Maverick shall reconvene the Maverick Stockholder Meeting at the earliest reasonably practicable date on which the Board of Directors reasonably expects to have sufficient affirmative votes to obtain the Maverick Stockholder Approval. Without the prior written consent of Cavalier, the matters contemplated by the Maverick Stockholder Approval shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by Maverick’s stockholders in connection therewith) that Maverick shall propose to be voted on by the stockholders of Maverick at the Maverick Stockholder Meeting. Maverick shall otherwise coordinate and cooperate with Cavalier with respect to the timing of the Maverick Stockholder Meeting and will otherwise comply with all legal requirements applicable to the Maverick Stockholder Meeting. Maverick shall provide updates to Cavalier with respect to the proxy solicitation for the Maverick Stockholders Meeting (including interim results) as reasonably requested by Cavalier.
Section 5.3   Resignation of Maverick Directors.   In order to fulfill the requirements of Section 1.3(b), Maverick shall (a) use reasonable best efforts to cause each director of Maverick to deliver a written resignation to Maverick effective at the Maverick Effective Time and (b) cause the vacancies resulting from such resignations to be filled by Persons who are directors of Maverick Merger Subsidiary immediately prior to the Maverick Effective Time.
Section 5.4   Pre-Closing Dividend.   Prior to the Maverick Effective Time, Maverick may declare a dividend (the “Pre-Closing Dividend”) to the holders of Maverick Common Stock consisting of $2.00 per share in cash per share of Maverick Common Stock, with a record date (which shall be no later than one Business Day prior to the Maverick Effective Time) and payment date determined by the Maverick Board of Directors.

Section 5.5   Other Actions.   Subject to and in accordance with the provisions of Article VII, Maverick and Cavalier shall cooperate with each other to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.
ARTICLE VI
COVENANTS OF CAVALIER
Cavalier agrees that:
Section 6.1   Conduct of Cavalier.   From the date of this Agreement until the Maverick Effective Time, except for any actions or transactions in furtherance of the Reorganization Transactions in accordance with the Transaction Agreement, with the prior written consent of Maverick (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable Law, or as set forth in Section 6.1 of the Cavalier Disclosure Schedules, from the date of this Agreement until the Maverick Effective Time, Cavalier shall not, nor shall Cavalier permit any of its Subsidiaries to:
(a)   adopt or propose any change in the certificate of incorporation or bylaws of Cavalier or the equivalent governing documents of Cavalier OpCo or any of Cavalier’s Subsidiaries;
(b)   adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Cavalier or a Cavalier Significant Subsidiary;
(c)   (i) split, combine, subdivide or reclassify Cavalier’s or any of its Subsidiaries’ outstanding shares of capital stock, or the Cavalier OpCo Interests, (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to Cavalier’s or any of its Subsidiaries’ capital stock, (iii) declare, set aside or pay any distribution payable in cash, stock or property with respect to the Cavalier OpCo Interests, other than as set forth on Section 6.1(c)(iii) of the Cavalier Disclosure Schedules, or (iv) issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Cavalier or its Subsidiaries other than (A) grants of Cavalier equity-based compensatory awards and issuances of Cavalier Class A Common Stock pursuant to the exercise or settlement (as applicable) of Cavalier Options, Cavalier RSU Awards and Cavalier PSU Awards, (B) issuances of Cavalier Common Stock in connection with exchanges under the Exchange Agreement or conversion of shares of Cavalier Class B Common Stock, Cavalier Class C Common Stock or Cavalier Class D Common Stock in accordance with the terms thereof, (C) among Cavalier and its wholly-owned Subsidiaries, or among the wholly-owned Subsidiaries of Cavalier and (D) Permitted Liens;
(d)   redeem, repurchase or otherwise acquire directly or indirectly any of Cavalier’s or any Subsidiary’s capital stock, except for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding on the date of this Agreement, (ii) required by or in connection with the respective terms, as of the date of this Agreement, of any benefit plans maintained by Cavalier or any dividend reinvestment plan in the ordinary course of the operations of such plan consistent with past practice, (iii) with respect to the forfeiture, vesting or settlement or satisfaction of applicable Tax withholding of Cavalier RSU Awards or Cavalier PSU Awards outstanding as of the date of this Agreement or granted thereafter not in violation of this Section 6.1 or (iv) transactions among Cavalier and its wholly-owned Subsidiaries, or among the wholly-owned Subsidiaries of Cavalier;
(e)   acquire (for cash or other assets) or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or Person or division thereof or any other assets outside the ordinary course of business consistent with past practice, except that, Cavalier and its Subsidiaries shall be permitted to make (i) acquisitions pursuant to an agreement (an “Other Agreement”) of Cavalier or any of its Subsidiaries in effect on the date of this Agreement that is made available to Maverick and listed on Section 6.1(e) of the Cavalier Disclosure Schedules; provided that, any amendments or modifications to, or waivers of (including any waiver of any failure of a closing condition to be satisfied), the terms of any such Other Agreement (or ancillary agreements thereto) shall require the prior written consent of Maverick, (ii) acquisitions for which the consideration is less than $300,000,000 in the aggregate, including by lease, license or entry into joint ventures or partnership arrangements or (iii) acquisitions of assets solely among Cavalier and its wholly-owned Subsidiaries, or among the wholly-owned Subsidiaries of Cavalier;
(f)   except for any such change which is not material or which is required by GAAP or applicable Law, change any method of financial accounting or financial accounting practice (other than any change for Tax purposes) used by it;
(g)   (x) modify or amend the Governance Letter Agreement, or enter into any other agreement or arrangement, or modify or amend the certificate of incorporation, by-laws or other governance documents of Cavalier, in each case in any way that would be inconsistent with the Governance Letter Agreement or (y) modify or amend the Contract set forth on Section 6.1(g) of the Cavalier Disclosure Schedules, or consent to any action by the counterparty to such Contract in the manner set forth on Section 6.1(g) of the Cavalier Disclosure Schedules;
(h)   enter into (or agree to enter into) any acquisition, joint venture or other similar arrangement, or any agreement to effect, or any letter of intent or similar document contemplating, any acquisition (including by merger, consolidation or acquisition), joint venture or other similar arrangement if such acquisition, joint venture or other similar arrangement would be reasonably expected to prevent, materially impede or materially delay the consummation of the Mergers and the Transactions; and
(i)   agree or commit to do any of the foregoing.
Section 6.2   Obligations of Forward Merger Subsidiary and Maverick Merger Subsidiary.   Immediately following the execution and delivery of this Agreement, Cavalier will cause the (a) sole stockholder of Maverick Merger Subsidiary to execute and deliver to Maverick Merger Subsidiary a written consent approving this Agreement and the Maverick Merger in accordance with the DGCL and (b) the sole member of Forward Merger Subsidiary to execute and deliver to Forward Merger Subsidiary a written consent approving this Agreement and the Forward Merger, in each case in accordance with the DGCL and the DLLCA as applicable. Cavalier shall promptly deliver such executed written consents to Maverick. From the date hereof through the earlier of the Maverick Effective Time or the date of termination of this Agreement, each of Forward Merger Subsidiary and Maverick Merger Subsidiary shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. Cavalier will take all action necessary to cause Forward Merger Subsidiary and Maverick Merger Subsidiary to perform its covenants, obligations and liabilities under this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement, and Cavalier shall be jointly and severally liable with Forward Merger Subsidiary and Maverick Merger Subsidiary for the due and timely performance and satisfaction of each such covenant, obligation and liability.
Section 6.3   Director and Officer Liability.
(a)   Without limiting any other rights that any Indemnified Person (as defined below) may have pursuant to any employment agreement or indemnification agreement, from the Maverick Effective Time and until the six (6) year anniversary of the Maverick Effective Time, Cavalier shall, and shall cause the Forward Surviving Company and each of its Subsidiaries, to indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Maverick Effective Time, a director, officer or employee of Maverick or of such Subsidiary, as applicable, or who acts as a fiduciary under any Maverick Benefit Plan or is or was serving at the request of Maverick or of such Subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses, and other reasonable expenses that may be incurred by any Indemnified Person in successfully enforcing the indemnity and other obligations provided in this Section 6.3), liabilities or judgments or amounts that are paid in settlement of or incurred in connection with any threatened, pending or actual claim (including a claim of a violation of applicable

Law), action, audit, demand, suit, proceeding, investigation or other proceeding at Law or in equity or Order, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or Order or ruling results in a formal civil or criminal litigation or regulatory action (“Proceeding”) to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of or in connection with the fact that such Person is or was a director, officer or employee of Maverick or of such Subsidiary, a fiduciary under any Maverick Benefit Plan or is or was serving at the request of Maverick or of such Subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such Person in or in connection with any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the Maverick Effective Time and whether asserted or claimed prior to, at or after the Maverick Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case to the fullest extent permitted under applicable Law (and Cavalier shall cause the Forward Surviving Company or such Subsidiary to pay expenses incurred in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.3(a), upon learning of any such Proceeding, shall notify the Forward Surviving Company (but the failure so to notify shall not relieve a party from any obligations that it may have under this Section 6.3(a) except to the extent such failure materially prejudices such party’s position with respect to such claims). Cavalier will have the right, upon written notice to any applicable Indemnified Person, to assume the defense of any Proceeding in respect of which indemnification is or would be sought hereunder employing counsel reasonably satisfactory to such Indemnified Person. Notwithstanding anything to the contrary in this Section 6.3, an Indemnified Person shall only be entitled to the rights provided in this Section 6.3 after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable Law that such Indemnified Person is not entitled to be indemnified.
(b)   Cavalier agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Maverick Effective Time now existing in favor of the present and former directors, officers, and employees of Maverick or any of its Subsidiaries as provided in the organizational documents of Maverick or any of its Subsidiaries, and indemnification agreements of Maverick and its Subsidiaries in effect as of the date hereof shall survive the Mergers and shall continue in full force and effect in accordance with their terms. In furtherance of the foregoing, from the Maverick Effective Time and until the later of (x) six (6) year anniversary of the Maverick Effective Time or (y) the expiration of the statute of limitations applicable to such matters, Cavalier shall cause the organizational documents of the Forward Surviving Company and its Subsidiaries to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers, and employees of Maverick and/or its Subsidiaries than are currently provided in the organizational documents of Maverick or any of its Subsidiaries, which provisions Cavalier and the Forward Surviving Company shall not amend, repeal or otherwise modify in any manner that would adversely affect the rights thereunder of any Indemnified Person to indemnification, exculpation or expense advancement, except to the extent required by applicable Law.
(c)   To the fullest extent permitted under applicable Law, Cavalier shall, and shall cause the Forward Surviving Company and each of its Subsidiaries to, indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in this Section 6.3, relating to the enforcement of such Indemnified Person’s rights under this Section 6.3; provided that, any such Indemnified Person shall only be entitled to the rights of advancement provided in this Section 6.3(c) after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable Law that such Indemnified Person is not entitled to be indemnified.

(d)   Cavalier shall cause the Forward Surviving Company to put in place, and Cavalier shall fully prepay no later than immediately prior to the Closing, “tail” insurance policies with a claims reporting or discovery period of at least six (6) years from the Maverick Effective Time placed with insurance companies having the same or better AM Best Financial rating as Maverick’s current directors’ and officers’ liability insurance companies with terms and conditions providing retentions, limits and other material terms no less favorable than the current directors’ and officers’ liability insurance policies maintained by Maverick with respect to matters, acts or omissions existing or occurring at or prior to the Maverick Effective Time; provided, however, that Cavalier may elect in its sole discretion, but shall not be required, to spend more than the amount set forth on Section 6.3 of the Maverick Disclosure Schedules (the “Cap Amount”) for the six (6) years of coverage under such “tail” policy; provided, further, that if the cost of such insurance exceeds the Cap Amount, and Cavalier elects not to spend more than the Cap Amount for such purpose, then Cavalier shall obtain the most advantageous policy obtainable for the Cap Amount.
(e)   In the event that Cavalier or the Forward Surviving Company (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Cavalier or the Forward Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.3. Cavalier and the Forward Surviving Company shall not sell, transfer, distribute or otherwise dispose of any of their assets or the assets of any Subsidiary (whether by merger, consolidation, operation of Law or otherwise) in a manner that would reasonably be expected to render Cavalier or the Forward Surviving Company or any of its Subsidiaries unable to satisfy their obligations under this Section 6.3. This Section 6.3 shall survive the consummation of the Mergers and the provisions of this Section 6.3 are intended to be for the benefit of, and shall be enforceable by, the parties and any and all Persons entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 6.3, and their heirs, successors, executors, administrators and representatives, as if a party hereto. The indemnification and advancement provided for in this Section 6.3 is not exclusive of any other rights to which such Person is entitled whether pursuant to applicable Law, contract, or otherwise.
Section 6.4   Form S-4 and Cavalier Information Statement.   Subject to the terms and conditions of this Agreement, Cavalier shall prepare and file with the SEC under the Securities Act the Form S-4, and shall use its reasonable best efforts to cause the Form S-4 to be declared effective by the SEC a sufficient time (and no later than the time period set forth in Section 5.2(e)) prior to the Maverick Stockholder Meeting to allow (a) Maverick to mail the Joint Proxy and Information Statement/Prospectus to the Maverick stockholders, as required by the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder, prior to the Maverick Stockholder Meeting and (b) Cavalier to mail the Joint Proxy and Information Statement/Prospectus to the Cavalier stockholders, as required by the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder. Cavalier shall take any action required to be taken under foreign or state securities or “blue sky” Laws in connection with the issuance, exchange and listing of Cavalier Class A Common Stock in connection with the Maverick Merger. Cavalier shall cause the Joint Proxy and Information Statement/Prospectus to be mailed to holders of Cavalier Common Stock as promptly as reasonably practicable after the Form S-4 is declared effective, and, in any event, within three (3) Business Days after the Form S-4 is declared effective.
Section 6.5   Stock Exchange Listing.   Cavalier shall take all necessary action to cause the shares of Cavalier Class A Common Stock to be issued in connection with the Maverick Merger to be listed on the NYSE, under the ticker symbol “RKT,” subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Maverick Effective Time.
Section 6.6   Employee Matters.
(a)   From and after the Maverick Effective Time, Cavalier shall, or shall cause the Forward Surviving Company to assume, honor and continue, the Maverick Benefit Plans to the extent required by their terms. Furthermore, Cavalier acknowledges that, as of the Maverick Effective Time a “Change in Control” (or “change of control” or similar defined term, as applicable) shall have occurred for purposes of each Maverick Benefit Plan in which such definition appears. No provision of this

Section 6.6(a) shall be construed as a limitation on the right of Cavalier to amend or terminate any Maverick Benefit Plans which Maverick would otherwise have under the terms of such Maverick Benefit Plan, and no provision of this Section 6.6(a) shall be construed to create a right in any employee or beneficiary of such employee under a Maverick Benefit Plan that such employee or beneficiary would not otherwise have under the terms of such plan.
(b)   From the Maverick Effective Time through the later of December 31, 2026 and the first anniversary of the Maverick Effective Time (or until a termination of employment, if earlier), Cavalier shall, or shall cause one of its Subsidiaries to, provide to each individual who is employed by Maverick or its Subsidiaries as of the Maverick Effective Time (“Continuing Maverick Employees”), (i) a base salary or wage rate, as applicable, and target short-term cash incentive compensation opportunity, in each case, no less favorable than those provided to the Continuing Maverick Employee immediately prior to the Maverick Effective Time; (ii) target long-term incentive compensation opportunities that are no less favorable in the aggregate than those provided to the Continuing Maverick Employee immediately before the Maverick Effective Time, provided that in lieu of equity awards, Cavalier may substitute other forms of cash-based compensation having equivalent grant date value and equivalent vesting terms; (iii) all other benefits (but excluding any defined benefit pension, equity or equity-based opportunities, or retiree health and welfare benefits), that are no less favorable in the aggregate to either (x) those provided to the Continuing Maverick Employee immediately prior to the Maverick Effective Time or (y) those provided to similarly situated employees of Cavalier and/or its Subsidiaries from time to time and (iv) severance payments and benefits under the plans identified on Section 6.6(b) of the Maverick Disclosure Schedules.
(c)   With respect to each employee benefit plan, policy or practice, including severance, vacation and paid time off plans, policies or practices, sponsored or maintained by Cavalier, Cavalier shall, or shall cause one of its Subsidiaries to grant, or cause to be granted to, all Continuing Maverick Employees from and after the Maverick Effective Time credit for all service with Maverick and its predecessors prior to the Maverick Effective Time for all purposes, including eligibility to participate, vesting credit, benefit accrual and severance, but excluding benefit accrual under any defined benefit pension plan, and any such credit that would result in a duplication of benefits.
(d)   Following the Maverick Effective Time, to the extent Continuing Maverick Employees participate in applicable benefit plans maintained by Cavalier or its Affiliates, Cavalier shall, or shall cause its applicable Subsidiaries to (i) ensure, or cause to ensure, that no limitations or exclusions as to pre-existing conditions, evidence of insurability or good health, waiting periods or actively-at-work exclusions or other limitations or restrictions on coverage are applicable to any Continuing Maverick Employees or their dependents or beneficiaries under any welfare benefit plans in which such Continuing Maverick Employees or their dependents or beneficiaries may be eligible to participate, to the extent that such limitations, exclusions and waiting periods would not apply under a corresponding Maverick Benefit Plan which such Continuing Maverick Employees participated prior to the Maverick Effective Time and (ii) provide or cause to be provided that any costs or expenses incurred by Continuing Maverick Employees (and their dependents or beneficiaries) up to (and including) the Maverick Effective Time shall be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such welfare benefit plans, to the same extent that such service and amounts paid was recognized prior to the Maverick Effective Time under the corresponding Maverick Benefit Plan.
(e)   To the extent notified in writing by Cavalier no less than ten (10) Business Days prior to the Maverick Effective Time, then contingent upon the occurrence of the Closing and effective no later than the day immediately preceding the Maverick Effective Time, Maverick shall terminate its (or the applicable Subsidiary’s) 401(k) plan. No later than the day immediately preceding the Maverick Effective Time, Maverick shall provide Cavalier with evidence that is reasonably satisfactory to Cavalier of such termination, if applicable. To the extent the 401(k) plan is terminated pursuant to Cavalier’s request, Cavalier shall cause the Continuing Maverick Employees to be eligible to participate in a 401(k) plan maintained by Cavalier or one of its Subsidiaries immediately following the Closing Date, and effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code), including any outstanding loans and Maverick Common Stock, to such 401(k) plan maintained by Cavalier or its Subsidiaries.

(f)   Nothing contained in this Section 6.6, express or implied, shall (i) be construed to establish, amend, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement, (ii) limit the ability of Cavalier or Maverick or any of their respective Subsidiaries or affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, except as permitted by the terms of such plan, program, agreement, contract, policy or arrangement, (iii) create any third-party beneficiary rights or obligations in any person (including any employee) or any right to employment or services or continued employment or service or to a particular term or condition of employment or service with Cavalier or Maverick or any of their respective Subsidiaries or affiliates or (iv) limit the right of Cavalier or Maverick (or any of their respective Subsidiaries or affiliates) to terminate the employment or service of any employee or other service provider following the Closing at any time and for any or no reason.
(g)   No later than five (5) Business Days prior to the Maverick Effective Time, Maverick shall provide Cavalier with an updated Maverick Equity Awards Capitalization Table.
(h)   Cavalier shall take the actions set forth on Section 6.6(h) of the Cavalier Disclosure Schedules.
Section 6.7   Reorganization Transactions.
(a)   In connection with the Cavalier Irrevocable Reorganization Written Consent, Cavalier shall take all actions necessary or advisable to comply, and shall comply in all respects, with the DGCL, including Section 228 thereof, and Cavalier’s and Cavalier OpCo’s organizational documents.
(b)   As promptly as reasonably practicable, Cavalier will file with the SEC an information statement on Schedule 14C relating to the Cavalier Irrevocable Reorganization Written Consent (the “Reorganization Information Statement”). Cavalier will provide Maverick with a draft of the information statement relating to the Reorganization Transactions within a reasonable time prior to the distribution of such information statement to the stockholders of Cavalier. Neither the Reorganization Information Statement, nor any amendment or supplement thereto, will, at the date the Reorganization Information Statement or any amendment or supplement thereto is first mailed to stockholders of Cavalier, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Reorganization Information Statement, including all amendments or supplements thereto, will, when filed, comply with the requirements of the Exchange Act.
(c)   Cavalier shall use all reasonable efforts to have the Reorganization Information Statement cleared by the SEC and its staff under the Exchange Act as promptly as practicable. Cavalier shall use its reasonable best efforts to respond to any comments of the SEC or its staff with respect to the Reorganization Information Statement as promptly as reasonably practicable. Cavalier shall cause the Reorganization Information Statement to be mailed to Cavalier’s stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Reorganization Information Statement.
(d)   Cavalier will consummate, or cause to be consummated, the Reorganization Transactions as promptly as practicable in accordance with the terms of the Transaction Agreement. Cavalier will enforce the terms of the Transaction Agreement and will notify Maverick promptly upon becoming aware of any breach thereof by any party thereto. Notwithstanding anything to the contrary herein, Cavalier may not amend, modify or waive any provision of the Transaction Agreement or other Reorganization Agreement Documentation without Maverick’s prior written consent. Cavalier will not amend, terminate or agree to terminate (other than in connection with the Reorganization Transactions), or give notice of, termination of the Tax Receivable Agreement (as defined in the Transaction Agreement) without the prior written consent of Maverick.
(e)   Cavalier shall keep Maverick reasonably informed of the status of the Reorganization Transactions.
Section 6.8   Cavalier Irrevocable Written Consent.   Immediately after the execution of this Agreement, Cavalier shall use its reasonable best efforts to obtain the Cavalier Irrevocable Written Consent. Promptly following the receipt of the Cavalier Irrevocable Written Consent, Cavalier will provide Maverick with a copy of such Cavalier Irrevocable Written Consent. In connection with the Cavalier Irrevocable Written Consent, Cavalier shall take all actions necessary or advisable to comply, and shall comply in all respects, with the DGCL, including Section 228 thereof, and Cavalier’s organizational documents.
ARTICLE VII
COVENANTS OF CAVALIER AND MAVERICK
The parties hereto agree that:
Section 7.1   Reasonable Best Efforts.
(a)   Subject to Section 5.2, Section 7.1(b) and Section 7.1(c), Maverick and Cavalier shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Maverick Merger and the other Transactions as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain as soon as practicable all approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations required to be obtained from any third party or Governmental Authority which are necessary, proper or advisable to consummate the Maverick Merger and the other Transactions, including all consents and approvals contemplated by Section 3.3(g) of the Maverick Disclosure Schedules. Maverick and Cavalier shall each submit their respective Notification and Report Forms required under the HSR Act relating to the Maverick Merger as promptly as practicable and in no event later than twenty-five (25) Business Days from the date of this Agreement and shall prepare and file such other materials as may be required under any applicable Laws relating to the Maverick Merger and the other Transactions in the jurisdictions set forth on Section 7.1(a) of the Maverick Disclosure Schedules and with respect to each Governmental Authority set forth on Section 8.1(b)(ii) of the Cavalier Disclosure Schedules as promptly as practicable following the date of this Agreement. Prior to Closing, and subject to applicable Laws relating to the exchange of information, Maverick and Cavalier shall each keep the other apprised of the status of matters relating to the completion of the Maverick Merger and the other Transactions and work cooperatively in connection with obtaining all required approvals or consents of any Governmental Authority in connection with the Maverick Merger and the other Transactions. Maverick and Cavalier shall have the right to review in advance, and each will consult the other to provide any necessary information with respect to all filings made with, written materials submitted to, or substantive oral communications with, any third party and/or any Governmental Authority in connection with the Maverick Merger and the other Transactions. Maverick and Cavalier shall each promptly inform the other party, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party orally of) any communication from any Governmental Authority regarding the Maverick Merger and the other Transactions, and provide the other party with the opportunity to participate in any meeting, teleconference, or videoconference with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the Mergers; provided that notwithstanding anything to the contrary in this Section 7.1, Cavalier shall have the principal responsibility (in consultation with Maverick in good faith), for determining and implementing the strategy for obtaining any necessary clearance, consents, approvals, or waiting period expirations or terminations pursuant to any (x) antitrust, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Maverick Merger and the other Transactions (collectively, “Antitrust Laws”), (y) consents and approvals set forth on Section 3.3(g) of the Maverick Disclosure Schedules, or (z) other applicable Laws and shall do so in a manner reasonably designed to obtain any such clearance, consents, approvals or waiting period expirations or terminations, as promptly as reasonably practicable and, in any event prior to the End Date; but provided, further, that the foregoing shall not limit in any respect any party’s obligations under this Agreement. Subject to Section 7.1(a) of the Maverick Disclosure Schedules, neither Cavalier nor Maverick, nor any of their respective Subsidiaries, shall stay, toll, or extend any applicable waiting period under the HSR Act (including by pulling and refiling a Notification and Report Form) or any other applicable Law or regulation (including under any other Antitrust Law) or enter into a timing agreement (or any other agreement not to consummate the Maverick Merger and the other Transactions) with any Person without consulting with and obtaining the prior written consent (email being sufficient, and which consent shall not be unreasonably withheld, conditioned or delayed) of the other party. If either party receives a request for additional information or documentary material from any Governmental Authority with respect to the Maverick Merger or the other Transactions, then such party will use its reasonable best efforts to make, or cause to be made, as promptly as practicable and after consultation with the other party, an appropriate response in compliance with such request. Subject to applicable Laws or any request made by any applicable Governmental Authority (including the staff thereof), Maverick and Cavalier shall each furnish to each other copies of all substantive correspondence, filings (other than the Notification and Report Forms required under the HSR Act) and written communications between it and any such Governmental Authority with respect to this Agreement and the Maverick Merger and the other Transactions, and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such Governmental Authority; provided that materials provided pursuant to this Section 7.1(a) may be redacted (x) to remove references concerning the valuation of Maverick, (y) as necessary to comply with contractual obligations, and (z) as necessary to address reasonable privilege or confidentiality concerns. Each party and their respective outside counsel, as each deems advisable and necessary, may designate any competitively sensitive material provided to the other under this Agreement (including, for the avoidance of doubt, material required to be exchanged between the parties pursuant to this Section 7.1(a)) as “outside counsel only.” Such material and the information contained therein shall be given only to the outside counsel of the recipient unless express written consent (email being sufficient, and which consent shall not be unreasonably withheld, conditioned or delayed) is obtained in advance from the party that has so designated such materials.
(b)   Notwithstanding anything to the contrary in this Agreement, none of Cavalier, Forward Merger Subsidiary, Maverick Merger Subsidiary or any of their respective affiliates or Subsidiaries shall be required to, and Maverick may not, without the prior written consent of Cavalier, take any action, or commit to take any action, or agree to any condition or limitation with respect to Cavalier, its affiliates and Subsidiaries, Maverick, its affiliates and Subsidiaries or their respective assets, categories of assets, permits, licenses, businesses, relationships, contractual rights, obligations or arrangements, and any intellectual property rights thereto or embodied therein, including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of any Subsidiaries, operations, divisions, businesses, product lines, contracts, customers or assets of Cavalier or any of its affiliates or Subsidiaries (including Maverick), (B) taking or committing to take such other actions that may limit or impact Cavalier’s or any of its affiliates’ or Subsidiaries’ (including Maverick’s) freedom of action with respect to, or its ability to retain, any of its or their operations, divisions, businesses, product lines, contracts, customers or assets, (C) entering into any Orders, settlements, undertakings, contracts, consent decrees, stipulations or other agreements to effectuate any of the foregoing, to obtain any clearance, consent, approval or waiting period expiration or termination from any Person or Governmental Authority with respect to the Maverick Merger and the other Transactions (including under the Antitrust Laws and other applicable Laws and including to obtain all consents and approvals contemplated by Section 3.3(g) of the Maverick Disclosure Schedules) or in order to vacate, lift, reverse, overturn, settle or otherwise resolve any Order that prevents, prohibits, restricts or delays the consummation of the Maverick Merger and the other transactions contemplated by this Agreement, in any case, that may be issued by any court or other Governmental Authority, (D) creating, terminating or divesting relationships, contractual rights or obligations of Cavalier or any of its affiliates or Subsidiaries, Maverick or its affiliates, or surrendering or otherwise allowing to be terminated any of their respective Governmental Authorizations or (E) forfeiting or non-continuing any license, permit or approval (collectively, “Remedies”), provided, however, that Cavalier shall, to the extent necessary to obtain any necessary clearance, consents, approvals or waiting period expiration or terminations from any Person or Governmental Authority with respect to the Maverick Merger and the other Transactions (including under the Antitrust Laws and other applicable Laws and including to obtain all consents and approvals contemplated by Section 3.3(g) of the Maverick Disclosure Schedules) to permit the satisfaction of the conditions set forth in

Section 8.1(b) and the Closing to occur on or before the End Date, agree and commit to, and effectuate, any Remedies that would not in the aggregate result in, or be reasonably likely to result in, an adverse effect that is more than immaterial on the financial condition, business, assets or continuing results of operations of Cavalier and its Subsidiaries, or Maverick and its Subsidiaries, in each case, taken as a whole, at or after the Maverick Effective Time (a “Detriment”), it being understood that any Remedy set forth on Section 7.1(a) of the Maverick Disclosure Schedules and any Remedy to which Cavalier has agreed or consented in writing (e-mail being sufficient) shall be deemed not to constitute a Detriment.
(c)   Without limiting Section 7.1(a), but subject to Section 7.1(b), Cavalier and Maverick shall, as applicable, each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any Order that would restrain, prevent or delay the Closing, on or before the End Date (as defined in Section 9.1(b)(i)), including vigorously defending through litigation (including appeal) any claim asserted in any court by any Person.
Section 7.2   Certain Filings.   Maverick and Cavalier shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Joint Proxy and Information Statement/Prospectus or the Form S-4 and seeking timely to obtain any such actions, consents, approvals or waivers.
Section 7.3   Access to Information.
(a)   From the date of this Agreement until the Maverick Effective Time, to the extent permitted by applicable Law, Maverick will, during normal business hours and upon reasonable request, and solely for the purpose of consummating the Mergers or for integration planning purposes, (a) give Cavalier and its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of Maverick and its Subsidiaries, (b) furnish to Cavalier and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, and (c) instruct its employees, counsel and financial advisors to reasonably cooperate with Cavalier in its investigation of the business of Maverick; provided that such investigation shall not unreasonably disrupt Maverick’s normal business operations (it being understood and agreed that in no event shall any invasive or subsurface investigation or testing of any environmental media be conducted without the prior consent of Maverick); and provided, further, that no such investigation shall affect any representation or warranty given by either party hereunder. Notwithstanding the foregoing, Maverick shall not be required to provide any information (i) which it reasonably believes it may not provide to Cavalier by reason of any applicable Law, (ii) the disclosure of which would jeopardize attorney/client or other privilege, (iii) which contains competitively sensitive information regarding the valuation information or deliberations of the Board of Directors of Maverick with respect to the Transactions, the entry into this Agreement, or any materials provided to the Board of Directors of Maverick (including those prepared by financial or legal advisors) or (iv) which it is required to keep confidential by reason of contract or agreement with any third Person; provided, that Maverick will consider in good faith arrangements to provide competitively sensitive information subject to appropriate arrangements as agreed between the parties and their respective outside counsel. Each party shall use reasonable efforts to make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All information obtained by Cavalier pursuant to this Section 7.3(a) shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the confidentiality agreement dated as of October 23, 2024 between Cavalier and Maverick, as supplemented by the clean team confidentiality agreement dated as of March 19, 2025 between Cavalier and Maverick (collectively, the “Confidentiality Agreement”).
Section 7.4   Tax Treatment.
(a)   Neither Cavalier nor Maverick shall, nor shall they permit their respective Subsidiaries to, take any action that is not contemplated by this Agreement that would prevent or impede, or could reasonably be expected to prevent or impede, the Mergers, taken together, from qualifying as a

“reorganization” within the meaning of Section 368(a) of the Code. Cavalier and Maverick intend to report, and intend to cause their respective Subsidiaries to report, the Mergers for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (the “Reorganization Treatment”), unless a contrary position is required by a final “determination” within the meaning of Section 1313(a) of the Code; provided that none of Cavalier, Maverick or any Subsidiary of either thereof shall have any liability or obligation to any holder of Maverick Common Stock should the Mergers, taken together, fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
(b)   Each of Cavalier and Maverick will use its reasonable best efforts and cooperate with one another to obtain the opinion described in Section 8.3(e) and any opinion required by the SEC regarding the Reorganization Treatment to be prepared and submitted in connection with the declaration of effectiveness of the Form S-4 (the “SEC Opinion”), such opinion to be prepared by Wachtell, Lipton, Rosen & Katz (or such other counsel as may be reasonably acceptable to Cavalier and Maverick, it being understood that Paul, Weiss, Rifkind, Wharton & Garrison LLP is mutually agreed to be acceptable other counsel)). In connection with the foregoing, the officers of each of Cavalier, Maverick Merger Subsidiary, Forward Merger Subsidiary and Maverick shall use reasonable best efforts to execute and deliver to the counsel delivering the SEC Opinion and the opinion described in Section 8.3(e) a certificate containing customary representations reasonably necessary or appropriate for such counsel to render such opinion, in form and substance reasonably acceptable to such counsel, dated as of the Closing Date (and such other date reasonably requested by such counsel in connection with the effectiveness of the Form S-4). Cavalier and Maverick shall use reasonable best efforts to provide such other information as reasonably requested by the applicable counsel for purposes of rendering the SEC Opinion and the opinion described in Section 8.3(e).
(c)   If following the date of this Agreement all of the conditions set forth in Article VIII have been satisfied or waived (except that the tax opinion in Section 8.3(e) cannot be delivered and the condition set forth in Section 8.3(c) has not been waived), but a tax opinion could be delivered and the Closing could occur if an alternative structure that left Cavalier and Maverick in substantially the same economic position was used which allowed Wachtell, Lipton, Rosen & Katz (or such other counsel as may be reasonably acceptable to Cavalier and Maverick, it being understood that Paul, Weiss, Rifkind, Wharton & Garrison LLP is mutually agreed to be acceptable other counsel) to deliver a tax opinion that the alternative structure will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, Cavalier and Maverick shall use reasonable best efforts to implement such alternative structure and obtain such tax opinion and Cavalier and Maverick agree that such tax opinion will satisfy the condition set forth in Section 8.3(e).
(d)   Notwithstanding the foregoing, or anything in this Agreement to the contrary, the provisions of this Section 7.4 (other than the following sentence) shall immediately be of no further force or effect in the event that Maverick shall have waived the condition set forth in Section 8.3(c). If Maverick shall have waived the condition set forth in Section 8.3(c), Cavalier will, and will cause its Affiliates to, upon the reasonable request of Maverick, (i) reasonably cooperate with Maverick in connection with the issuance to Maverick of an opinion or opinions of external counsel(s) relating to the qualification of the Mergers as a “reorganization” within the meaning of Section 368(a) of the Code, including the SEC Opinion, if any, (ii) use commercially reasonable efforts to deliver to the relevant counsel(s), upon reasonable request therefor, certificates (dated as of the necessary date and signed by an officer of Cavalier or its Affiliate, as applicable), in form and substance reasonably acceptable to such counsel(s), containing customary representations reasonably necessary or appropriate for such counsel(s) to render such opinion(s), and (iii) use commercially reasonable efforts to implement an alternative structure that leaves Cavalier and Maverick in substantially the same economic position that will permit the Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. For the avoidance of doubt, in the event that Maverick shall have waived the condition set forth in Section 8.3(c), the issuance of the opinion described in the prior sentence shall not be a condition to Closing.
Section 7.5   Public Announcements.   The initial press release relating to this Agreement shall be a joint press release and thereafter, Cavalier and Maverick will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, (a) any press release or public statement as may be required by applicable Law or any listing agreement with any national securities exchange may be issued prior to such consultation, if the party making the release or statement has used its reasonable best efforts to consult with the other party, and (b) a party may, without such consultation, issue a press release or make a public statement that is consistent with prior press releases issued or public statements made in compliance with this Section 7.5 or any communication plan or strategy previously agreed to by Cavalier and Maverick. For the avoidance of doubt, nothing in this Section 7.5 shall prevent Cavalier or Maverick from issuing any press release or making any public statement in the ordinary course that does not relate to this Agreement or the transactions contemplated hereby. Subject to Section 5.2, the restrictions in this Section 7.5 shall not apply to press releases or other public statements in connection with an Acquisition Proposal or a Change in the Maverick Recommendation.
Section 7.6   Further Assurances.   At and after the Maverick Effective Time, the officers and directors of the Maverick Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Maverick or Maverick Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of Maverick or Maverick Merger Subsidiary, reasonably necessary to vest, perfect or confirm of record or otherwise in the Maverick Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Maverick Surviving Corporation acquired or to be acquired by the Maverick Surviving Corporation as a result of, or in connection with, the Maverick Merger. At and after the Forward Effective Time, the officers of the Forward Surviving Company will be authorized to execute and deliver, in the name and on behalf of Maverick, Maverick Merger Subsidiary or the Maverick Surviving Corporation, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of Maverick, Maverick Merger Subsidiary or the Maverick Surviving Corporation, reasonably necessary to vest, perfect or confirm of record or otherwise in the Maverick Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Maverick Surviving Corporation acquired or to be acquired by the Forward Surviving Company as a result of, or in connection with, the Forward Merger.
Section 7.7   Notices of Certain Events.   Each of Maverick and Cavalier shall promptly notify the other party of:
(a)   any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(b)   any notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and
(c)   any actions, suits, claims, investigations or proceedings (A) commenced or (B) to the best of its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; provided, however, that no such notification (and no other notification required to be given under any other Section of this Agreement) shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
Section 7.8   No Solicitation.
(a)   Maverick and its Subsidiaries will not, and Maverick will direct and use its reasonable best efforts to cause its and its Subsidiaries’ respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit, initiate, or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal (including by granting any waiver under Section 203 of the DGCL) or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto (except to notify such Person of the existence of the provisions of this Section 7.8), or disclose any nonpublic information or afford access to properties, books or records to any Person that has made, or to Maverick’s knowledge is considering making, any Acquisition Proposal, or approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal, or propose publicly or agree to do any of the foregoing relating to an Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of Maverick from (i) complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal or (ii) making any disclosure if, in the case of this clause (ii), in the good faith judgment of Maverick’s Board of Directors, after consultation with outside counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to Maverick’s stockholders under applicable Law. Maverick making any “stop, look and listen” communication to Maverick’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act or complying with disclosure obligations under Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal shall not be a Change in the Maverick Recommendation so long as any action taken or statement made is consistent with this Section 7.8 (including the immediately foregoing sentence) and provided that any such disclosure permitted by this sentence shall not permit the Board of Directors of Maverick to make a Change in the Maverick Recommendation except pursuant to Section 5.2. Notwithstanding anything to the contrary in this Agreement but subject to the first sentence of Section 7.8(b), prior to (but not after) the date of the Maverick Stockholder Approval, Maverick may, directly or indirectly through its advisors, agents or other intermediaries, (A) furnish information and access, but only in response to a request for information or access, to any Person, and its representatives (including sources of financing), making a bona fide, written Acquisition Proposal to the Board of Directors of Maverick after the date of this Agreement which was not obtained as a result of a breach of Section 5.2(a), Section 5.2(b) or this Section 7.8 and (B) participate in discussions and negotiate with such Person or its representatives concerning any such unsolicited Acquisition Proposal, if and only if, in any such case set forth in clause (A) or (B) of this sentence, (1) the Board of Directors of Maverick concludes in good faith, (x) after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (y) that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Maverick’s stockholders under applicable Law and (2) Maverick receives from the Person making such an Acquisition Proposal, prior to engaging in any of the activities described in clause (A) or (B) of this sentence, an executed confidentiality agreement the material terms of which, as they relate to confidentiality, are (without regard to the terms of such Acquisition Proposal) in all material respects (i) no less favorable to Maverick and (ii) no less restrictive to the Person making such Acquisition Proposal than those contained in the Confidentiality Agreement. Maverick agrees that any material non-public information provided to such Person that has not previously been provided to Cavalier shall be provided to Cavalier prior to or substantially concurrently with the time it is provided to such Person.
(b)   In the event that on or after the date of this Agreement Maverick receives an Acquisition Proposal, or any request for nonpublic information relating to Maverick or any Subsidiary of Maverick or for access to the properties, books or records of Maverick or any Subsidiary of Maverick, by any Person that has made, or has informed Maverick it is considering making, an Acquisition Proposal, Maverick will (A) promptly (and in no event later than twenty-four (24) hours after Maverick becomes aware of such an Acquisition Proposal or request) notify (which notice shall be provided in writing and shall identify the Person making such Acquisition Proposal or request and set forth the material terms thereof) Cavalier thereof, (B) to the extent requested by Cavalier, keep Cavalier reasonably and promptly informed of the status and material terms of (including with respect to material changes to the status or material terms of) any such Acquisition Proposal or request and (C) as promptly as practicable (but in no event later than twenty-four (24) hours after a director or senior executive officer of Maverick becomes aware of receipt) provide to Cavalier unredacted copies of all material correspondence and material written materials (whether or not electronic) sent or provided to Maverick or any of its Subsidiaries that describes any terms or conditions thereof, including any proposed transaction agreements (along with all schedules and exhibits thereto and any financing commitments related thereto). Maverick (x) shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause its and their officers, directors, and employees to immediately cease and cause to be terminated and shall instruct its and their investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date of this Agreement with any Persons with respect to any Acquisition Proposal or the possibility thereof, (y) shall promptly request each Person, if any, that has executed a confidentiality agreement within the nine (9) months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries and (z) immediately terminate all physical and electronic data room access for such Person and their representatives to diligence or other information regarding Maverick or any of its Subsidiaries. Maverick shall not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or standstill agreement (or any similar agreement) to which Maverick or any of its Subsidiaries is a party relating to any such Acquisition Proposal and shall enforce the provisions of any such agreement; provided that Maverick shall be permitted on a confidential basis, upon written request by a relevant party thereto and without prior notice to Cavalier disclosing the party and the circumstances, to release or waive any standstill obligations solely to the extent necessary to permit the party referred therein to submit an Acquisition Proposal to the Board of Directors of Maverick on a confidential basis. Maverick shall provide written notice to Cavalier of any waiver or release of any standstill by Maverick.
For purposes of this Agreement, “Acquisition Proposal” means any bona fide written offer or proposal for, or any bona fide written indication of interest in, any (i) direct or indirect acquisition or purchase of any business or assets of Maverick or any of its Subsidiaries that, individually or in the aggregate, constitutes 20% or more of the net revenues, net income, EBITDA or assets of Maverick and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of Maverick or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of Maverick and its Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of Maverick or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of Maverick and its Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving Maverick or any of its Subsidiaries whose business constitutes 20% or more of the net revenue, net income, EBITDA or assets of Maverick and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. For purposes of this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal for or in respect of at least a majority of the outstanding shares of Maverick Common Stock or Maverick’s and its Subsidiaries’ assets on terms that the Board of Directors of Maverick determines in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor and outside legal counsel, taking into account all the terms and conditions of such Acquisition Proposal, including likelihood of consummation on the terms proposed and all legal, financial, regulatory and other aspects of such proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any revisions to the terms of the Mergers or this Agreement proposed by Cavalier after being notified pursuant to Section 5.2(b)(i)) is more favorable to Maverick’s stockholders than the Mergers and the Transactions.
(c)   Maverick agrees that it will take the necessary steps promptly to inform its Subsidiaries and its officers, directors, investment bankers, consultants, attorneys, accountants, agents and other representatives of the obligations undertaken in this Section 7.8.
Section 7.9   Takeover Statutes.   If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the parties and its Board of Directors shall grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such restriction, statute or regulation on the transactions contemplated hereby.
Section 7.10   Section 16(b).   Each of Cavalier and Maverick shall take all such steps as may be reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of Maverick (including derivative securities) or acquisitions of equity securities of Cavalier (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of Maverick or (b) at the Maverick Effective Time will become a director or officer (or any other persons who may be deemed subject to Section 16 of the Exchange Act as a “director by deputization,” including any such persons who may be a “director by deputization”) of Cavalier to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.11   Stock Exchange Delisting; Deregistration.   Prior to the Maverick Effective Time, Maverick shall cooperate with Cavalier and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of the Nasdaq to cause (a) the delisting of the shares of Maverick Common Stock from the Nasdaq as promptly as practicable after the Maverick Effective Time and (b) the deregistration of the shares of Maverick Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
Section 7.12   Treatment of Maverick Indebtedness.
(a)   Subject to Section 7.12(f), if requested by Cavalier, Maverick shall use commercially reasonable efforts to provide reasonable cooperation to Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary in arranging for, at the Closing, the repayment and termination by Cavalier of the Maverick Facilities and the procurement of customary payoff letters and other customary release documentation, to the extent applicable thereto, in connection therewith; provided that any such repayment or termination shall be consummated using funds provided by Cavalier.
(b)   Subject to Section 7.12(f), if requested by Cavalier, Maverick shall, at the cost of Cavalier, use commercially reasonable efforts to provide reasonable cooperation to Cavalier in Cavalier’s obtaining customary debt financing for the transactions contemplated by this Agreement (the “Debt Financing”), including using commercially reasonable efforts to (i) comply with the requirements under the Exchange Act to file periodic reports on Form 10-K and Form 10-Q, as applicable, containing audited consolidated financial statements prepared in accordance with GAAP in respect of any fiscal year ended after the date of this Agreement and prior to the Maverick Effective Time and unaudited interim consolidated financial statements prepared in accordance with GAAP in respect of the quarter ended March 31, 2025 and any other interim period ended after the date of this Agreement but prior to the Maverick Effective Time, in each case within the period prescribed by the Exchange Act, (ii) upon reasonable advance notice, furnish to Cavalier such information regarding Maverick and its Subsidiaries as is reasonably requested in writing by Cavalier in connection with the preparation of customary offering memoranda, rating agency presentations, lender and investor presentations, prospectuses, and filings with the SEC, in each case solely with respect to the Debt Financing, (iii) cooperate with customary due diligence processes (including accounting due diligence) as reasonably requested by Cavalier or the Financing Parties, (iv) furnish no later than four (4) Business Days prior to the Closing Date all information regarding Maverick and its Subsidiaries that is reasonably requested by Cavalier and is required in connection with the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, to the extent requested in writing at least ten (10) Business Days prior to the Closing Date, and (v) to the extent that the Debt Financing includes issuance of debt securities, request and facilitate Maverick’s independent auditors to (A) provide, consistent with customary practice, (I) customary auditors consents (including consents of accountants for use of their reports in any materials relating to the Debt Financing) and reports and customary comfort letters (including “negative assurance” comfort and change period comfort) in each case solely with respect to customary financial information relating to Maverick and its Subsidiaries and (II) reasonable assistance to Cavalier in connection with its preparation of pro forma financial statements and information (it being understood that Cavalier shall be solely responsible for the preparation of any pro forma financial statements and related footnotes) and (B) attend a reasonable number of accounting due diligence sessions and drafting sessions.
(c)   Subject to Section 7.12(f), Cavalier will be permitted to commence and conduct, in accordance with the terms of the Indentures (as defined below), one or more offers to purchase, including any “Change of Control Offer” (as such term is defined in the respective Indenture) and/or any tender offers, or any exchange offers, and to conduct consent solicitations (each, a “Consent Solicitation”), if any (each, a “Debt Offer” and collectively, the “Debt Offers”), with respect to any or all of the outstanding aggregate principal amount of the Notes (as defined below); provided that (A) any such Debt Offer is consummated using funds provided by Cavalier, (B) Cavalier shall (1) prepare all necessary and appropriate documentation (including legal opinions, if any) in connection with a Debt Offer (the “Debt Offer Documents”), (2) consult with Maverick regarding material terms and conditions of any Debt Offers and Consent Solicitations, including the timing and the commencement of any Debt Offers and Consent Solicitations and any tender deadlines, (3) not be permitted to commence any Debt Offer or Consent Solicitation until Cavalier shall have provided Maverick with a reasonable opportunity to review and comment on such documentation, (4) include any proposed changes reasonably and promptly requested by Maverick to the extent relating to Maverick or its Subsidiaries or to compliance with the applicable Indenture or applicable Law and shall otherwise consider all proposed changes reasonably and promptly requested by Maverick in good faith and (5) any such Debt Offer shall be conducted in compliance with the applicable Indenture and applicable Law (including SEC rules and regulations) and (C) the closing (or, if applicable, effectiveness) of the Debt Offers shall be expressly conditioned upon, and shall not occur prior to, the Closing. Notwithstanding the foregoing, the consummation of a Debt Offer with respect to the Notes shall not be a condition to Closing. In connection with any Consent Solicitation, subject to the receipt of any requisite consents, Maverick and its Subsidiaries shall execute a supplemental indenture to each of the Indentures in accordance with each respective Indenture, amending the terms and provisions of such Indenture as described in the Debt Offer Documents as reasonably requested by Cavalier, which supplemental indentures shall become operative no earlier than the Maverick Effective Time, and shall use reasonable best efforts to cause the Trustees (as defined below) to enter into such supplemental indentures prior to or substantially simultaneously with the Closing as determined by Cavalier. Subject to Section 7.12(f), if reasonably requested by Cavalier in connection with the execution of any Supplemental Indenture related to any Consent Solicitation, Maverick shall (i) execute and deliver any officer’s certificates required under each respective Indenture or reasonably requested by the Trustees, as applicable (any such officer’s certificates, together with such supplemental indentures described in this clause (c), the “Supplemental Indenture Documents”), (ii) provide reasonable assistance to Cavalier in connection with Cavalier’s preparation of pro forma financial statements and related footnotes (it being understood that Cavalier shall be solely responsible for the preparation of any pro forma financial statements and related footnotes). The fees and out-of-pocket expenses of any dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Debt Offers and Consent Solicitations will be paid directly by Cavalier.
(d)   Subject to Section 7.12(f), if requested by Cavalier, in lieu of or in addition to Cavalier or Maverick commencing a Debt Offer for the Notes, Maverick shall use its reasonable best efforts, to the extent permitted by, and in accordance with the requirements of, the Indentures, to (A) issue one or more notices of optional redemption for all or a portion of the outstanding aggregate principal amount of the Notes (which may be delivered at Cavalier’s request in advance of the Closing Date so long as the redemption of such notes is expressly permitted by the applicable indenture to be, and actually is, expressly conditioned upon the occurrence of the Closing), pursuant to the redemption provisions of the respective Indenture (each, an “Optional Redemption Notice”) and (B) take any other actions reasonably requested by Cavalier to facilitate the satisfaction and discharge of the Notes at or after the Closing pursuant to the satisfaction and discharge provisions of the respective Indenture and the other provisions of each such Indenture applicable thereto; provided that (1) any such redemption or satisfaction and discharge shall be consummated using funds provided by Cavalier and (2) consummation of any such redemption or satisfaction and discharge shall not be a condition to Closing and shall not occur prior to the Closing. Subject to Section 7.12(f), if reasonably requested by Cavalier, in connection with any optional redemption or satisfaction and discharge, Maverick shall execute and deliver any officer’s certificates required under each respective Indenture or reasonably requested by the Trustees, as applicable, to the extent such certificates are required thereby (“Discharge Officer’s Certificate”).
(e)   Subject to Section 7.12(f), if requested by Cavalier, Maverick shall use its commercially reasonable efforts, to assist Cavalier in obtaining, effective no earlier than Closing, any amendment, consent or waiver under the documentation relating to the Maverick Facilities (collectively, the “Facility Documentation”) that Cavalier determines to be necessary, in connection with the consummation of the transactions contemplated by this Agreement, including in connection with any breach, potential breach, default or “event of default” with respect to a change in control of Maverick or any of its Subsidiaries under any Facility Documentation, including any “Change In Control” (as such term is defined in the Facility Documentation), from any party whose consent or waiver is required in connection with any such breach, potential breach, default or “event of default”, in the form and on the terms as may be reasonably requested by Cavalier.
(f)   In connection with Section 7.12(a), (b), (c), (d) and (e) and notwithstanding anything to the contrary therein, (i) none of Maverick, its Subsidiaries or their representatives shall be required to execute or, deliver, or agree to any change or modification of, any agreement, document, certificate or opinion that (x) is effective prior to the Closing or that would be effective if the Closing does not occur, (y) is not accurate in light of the facts and circumstances at the time delivered, or (z) would conflict with the terms of Maverick’s existing indebtedness or applicable Law, (ii) any required cooperation shall not unreasonably interfere with the ongoing operations of Maverick or its Subsidiaries, (iii) neither Maverick nor any of its Subsidiaries shall be required to pay any fee or consideration of any type whatsoever or incur any liability or expenses in connection with any transactions contemplated by this Section 7.12 and (iv) neither Maverick nor any of its Subsidiaries or any of their respective representatives shall be required to take or cause to be taken any action pursuant to Section 7.12 that (1) would cause any representation or warranty in this Agreement to be breached by Maverick or any of its Subsidiaries; (2) would conflict with (A) the organizational documents of Maverick or any of its Subsidiaries or any material Laws or material Contract of Maverick or any of its Subsidiaries or (B) obligations of confidentiality from a third party (not created in contemplation hereof) binding on Maverick or its Subsidiaries (provided that in the event that Maverick or its Subsidiaries do not provide information in reliance on the exclusion in this clause (B), Maverick and its Subsidiaries shall provide notice to Cavalier promptly that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality)); (3) would require providing access to or disclosing information that would jeopardize any attorney-client or other legal privilege of Maverick or any of its Subsidiaries (provided that Maverick shall use reasonable best efforts to allow for such access to the maximum extent that does not result in a waiver of attorney-client or other legal privilege); (4) could reasonably be expected to cause any director, officer, employee or stockholder of Maverick or any of its Subsidiaries to incur any personal liability; (5) would require its legal counsel to provide any legal opinions; (6) would require Maverick or its Subsidiaries or any persons who are officers or directors of such entities to pass resolutions or consents or enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement (other than entry into and delivery of the Supplemental Indenture Documents, the Discharge Officer’s Certificates and the Optional Redemption Notices); or (7) would require Maverick or its Subsidiaries to (x) prepare any financial information of any kind that is not prepared in the ordinary course of its financial reporting practice or is not on the time frame customarily prepared by Maverick (provided that, for the avoidance of doubt, Maverick shall use commercially reasonable efforts to provide reasonable assistance to Cavalier in connection with Cavalier’s preparation of pro forma financial statements related to footnote as set forth in Section 7.12(b)) or (y) prepare any projections. Cavalier shall promptly reimburse Maverick upon its written request for all reasonable and documented out-of-pocket costs or expenses incurred by Maverick or any of its Subsidiaries in connection with the cooperation provided for in this Section 7.12, whether or not the Maverick Merger is consummated or this Agreement is terminated. Cavalier and its Subsidiaries shall reimburse, indemnify and hold harmless Maverick, its Subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the transactions contemplated by this Section 7.12 to the fullest extent permitted by Law and with appropriate contribution to the extent such indemnification is not available. Notwithstanding anything to the contrary in this Agreement, Maverick’s breach of any of the covenants required to be performed by it under this Section 7.12 will not be considered in determining the satisfaction of the condition set forth in Section 8.2(a), unless (i) Maverick willfully and materially breaches any of the covenants required to be performed by it under this Section 7.12 (a “Willful Breach”), (ii) following such Willful Breach, Cavalier delivers to Maverick a written notice to that effect (stating that Maverick has willfully breached a covenant under 7.12 and describes the actions that would cure such breach), (iii) following receipt of such notice, Maverick does not cure such Willful Breach within 30 days, and (iv) such Willful Breach is the primary cause of Cavalier not being able to obtain the proceeds of the Debt Financing at Closing.
(g)   The parties hereto acknowledge and agree that the provisions contained in this Section 7.12 represent the sole obligation of the Maverick with respect to cooperation in connection with respect to the treatment of the Notes, the Maverick Facilities or any other indebtedness of Maverick or any of its Subsidiaries or the arrangement of the Debt Financing, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. Notwithstanding anything to the contrary in this Agreement, Maverick shall not undertake any of the actions set forth in this Section 7.12 unless required by Cavalier or otherwise with Cavalier’s express consent.
(h)   For purposes hereof:
(i)   “Notes” refers to (i) the 5.000% Senior Notes due 2026 (the “2026 Notes”), governed by the indenture, dated as of January 19, 2021 (as amended, supplemented or modified from time to time, the “2021 Base Indenture”), among Nationstar Mortgage Holdings Inc. (as successor-in-interest to Home Point Capital Inc., “Nationstar”), the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “2021 Base Indenture Trustee”), (ii) the 6.000% Senior Notes due 2027 (the “2027 Notes”), governed by the indenture, dated as of January 16, 2020 (as amended, supplemented or modified from time to time, the “2020 Base Indenture”), among Nationstar, the guarantors party thereto and Computershare Trust Company, N.A. (f/k/a Wells Fargo Bank, National Association, “Computershare”), as trustee (the “2020 Base Indenture Trustee”), (iii) the 5.500% Senior Notes due 2028 (the “2028 Notes”), governed by the indenture, dated as of August 6, 2020 (as amended, supplemented or modified from time to time, the “August 2020 Base Indenture”), among Nationstar, the guarantors party thereto and Computershare, as trustee (the “August 2020 Base Indenture Trustee”), (iv) the 6.500% Senior Notes due 2029 (the “2029 Notes”), governed by the indenture, dated as of August 1, 2024 (as amended, supplemented or modified from time to time, the “2024 Base Indenture”), among Nationstar, the guarantors party thereto and Computershare, (v) the 5.125% Senior Notes due 2030 (the “2030 Notes”), governed by the indenture, dated as of December 4, 2020 (as amended, supplemented or modified from time to time, the “December 2020 Base Indenture”), among Nationstar, the guarantors party thereto and Computershare, as trustee (the “December 2020 Base Indenture Trustee”), (vi) the 5.750% Senior Notes due 2031 (the “2031 Notes”), governed by the indenture, dated as of November 4, 2021 (as amended, supplemented or modified from time to time, the “November 2021 Base Indenture”), among Nationstar, the guarantors party thereto and Computershare, as trustee (the “November 2021 Base Indenture Trustee”) and (vii) the 7.125% Senior Notes due 2032 (the “2032 Notes”), governed by the indenture, dated as of February 1, 2024 (as amended, supplemented or modified from time to time, the “February 2024 Base Indenture”), among Nationstar, the guarantors party thereto and Computershare, as trustee (the “February 2024 Base Indenture Trustee”).
(ii)   “Indentures” refers to (i) the 2021 Base Indenture, (ii) the 2020 Base Indenture, (iii) the August 2020 Base Indenture, (iv) the 2024 Base Indenture, (v) the December 2020 Base Indenture, (vi) the November 2021 Base Indenture and (vii) the February 2024 Base Indenture.
(iii)   “Trustees” refers to (i) the 2021 Base Indenture Trustee, (ii) the 2020 Base Indenture Trustee, (iii) the August 2020 Base Indenture Trustee, (iv) the 2024 Base Indenture Trustee, (v) the December 2020 Base Indenture Trustee, (vi) the November 2021 Base Indenture Trustee and (vii) the February 2024 Base Indenture Trustee.
(iv)   “Maverick Facilities” refers to, collectively: each Advance Facility, each MSR Facility and each Warehouse Facility.
Section 7.13   Transaction Litigation.   Maverick shall promptly notify Cavalier, and Cavalier shall promptly notify Maverick, of any stockholder demands, litigations, arbitrations or other similar actions (including derivative claims) commencing against their respective directors or officers relating to this Agreement or any of the Transactions, or any other demands, litigations, arbitrations or other similar actions arising out of, relating to or resulting from the execution and delivery of this Agreement or the consummation of the Mergers (collectively, the “Transaction Litigation”) and shall keep each other reasonably informed regarding any Transaction Litigation. Maverick and Cavalier shall cooperate with the other in the defense or settlement of any Transaction Litigation and shall in good faith consult with each other on a regular basis regarding the defense or settlement of such Transaction Litigation and shall give each other’s advice with respect to such Transaction Litigation reasonable consideration. None of Maverick, Cavalier or any of their respective Subsidiaries shall settle or offer to settle any Transaction Litigation without the prior written consent of Cavalier or Maverick, as applicable (such consent not to be unreasonably withheld, conditioned or delayed), other than with respect to any Transaction Litigation where the parties are adverse to each other or in the context of any Transaction Litigation related to or arising out of an Acquisition Proposal.
Section 7.14   Lock-Up.
(a)   During the period from the date of this Agreement until the Maverick Effective Time, Cavalier shall not approve any Transfer of any shares of Class L common stock of Cavalier to be issued pursuant to the Transaction Agreement (the “Cavalier Class L Common Stock”).
(b)   For 180 days following the Closing Date, Cavalier shall not approve any Transfer of Cavalier Class L Common Stock without the prior written approval of the Maverick Directors and the Audit Committee of the Board of Directors of Cavalier. For the purposes of this Agreement, “Transfer” shall have the meaning set forth in the Restated Charter (as defined in the Transaction Agreement), and shall not include any Permitted Transfer (as defined in the Restated Charter).
      ARTICLE VIII
CONDITIONS TO THE MERGERS
Section 8.1   Conditions to the Obligations of Each Party.   The obligations of Maverick, Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary to consummate the Mergers are subject to the satisfaction (or, to the extent permitted by Law, waiver) of the following conditions:
(a)   this Agreement shall have been adopted by the stockholders of Maverick in accordance with the DGCL;
(b)   (i) any applicable waiting period under the HSR Act relating to the Maverick Merger shall have expired or been terminated; and (ii) any applicable waiting period, clearance or affirmative approval of any Governmental Authority or other condition set forth on Section 8.1(b)(ii) of the Cavalier Disclosure Schedules has been obtained and any mandatory waiting period related thereto has expired;
(c)   no provision of any applicable Law and no Order shall prohibit or enjoin the consummation of the Mergers;
(d)   the Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and
(e)   the shares of Cavalier Class A Common Stock to be issued in the Maverick Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.
Section 8.2   Conditions to the Obligations of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary.   The obligations of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary to consummate the Mergers are subject to the satisfaction (or, to the extent permitted by Law, waiver) of the following further conditions:
(a)   (i) Maverick shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date and (ii) (A) the representations and warranties of Maverick set forth in the first, second, fourth and fifth sentences of Section 3.5 shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date except for de minimis inaccuracies, (B) the representations and warranties of Maverick set forth in Section 3.5 (other than the first, second, fourth and fifth sentences thereof) shall be true and correct (disregarding all qualifications or limitations as to “material,” “materiality” or “Maverick Material Adverse Effect”) in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, and (C) the representations and warranties of Maverick set forth in Article III of this Agreement other than those described in the preceding clauses (A) and (B) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date except where the failure to be so true and correct (disregarding all qualifications or limitations as to “material,” “materiality” or “Maverick Material Adverse Effect”) would not, individually or in the aggregate, reasonably be expected to have a Maverick Material Adverse Effect; provided, however, that, with respect to clauses (A), (B), and (C) above, representations and warranties that are made as of a particular date or period shall be true and correct (consistent with the respective thresholds set forth in clause (A), (B) and (C) as applicable) only as of such date or period.
(b)   Since the date of this Agreement, there shall not have occurred and be continuing a Maverick Material Adverse Effect.
(c)   Cavalier shall have received a certificate of Maverick, executed on its behalf by an authorized officer of Maverick, dated the Closing Date, certifying that the conditions set forth in Section 8.2(a)(i) and Section 8.2(a)(ii) have been satisfied.
(d)   No approval set forth on Section 8.1(b)(ii) shall have been granted subject to the imposition of a Detriment.
Section 8.3   Conditions to the Obligations of Maverick.   The obligation of Maverick to consummate the Mergers is subject to the satisfaction (or, to the extent permitted by Law, waiver) of the following further conditions:
(a)   (i) Each of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date and (ii) (A) the representations and warranties of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary set forth in the first, second and fourth sentences of Section 4.6 shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date except for de minimis inaccuracies, (B) the representations and warranties of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary set forth in Section 4.6 (other than the first, second and fourth sentences thereof) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, and (C) the representations and warranties of Cavalier Forward Merger Subsidiary and Maverick Merger Subsidiary set forth in Article IV of this Agreement other than those described in the preceding clauses (A) and (B) shall be true and correct (disregarding all qualifications or limitations as to “material,” “materiality” or “Cavalier Material Adverse Effect”) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Cavalier Material Adverse Effect; provided, however, that, with respect to clauses (A), (B), and (C) above, representations and warranties that are made as of a particular date or period shall be true and correct (consistent with the respective thresholds set forth in clause (A), (B) and (C) as applicable) only as of such date or period.
(b)   Since the date of this Agreement, there shall not have occurred and be continuing a Cavalier Material Adverse Effect.
(c)   The Reorganization Transactions shall have been consummated in accordance with the terms of the Transaction Agreement and the Cavalier Irrevocable Reorganization Written Consent shall have been obtained.
(d)   Maverick shall have received a certificate of Cavalier, executed on its behalf by an authorized officer of Cavalier, dated the Closing Date, certifying that the conditions set forth in Section 8.3(a)(i) and Section 8.3(a)(ii) have been satisfied.
(e)   Provided that Maverick has not waived the condition set forth in Section 8.3(c), Maverick shall have received the opinion of Wachtell, Lipton, Rosen & Katz (or, if Wachtell, Lipton, Rosen & Katz is unwilling or unable to issue the opinion, a written opinion of another nationally recognized law firm, it being understood that Paul, Weiss, Rifkind, Wharton & Garrison LLP is mutually agreed to be an acceptable law firm), in form and substance reasonably satisfactory to Maverick, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Maverick, Forward Merger Subsidiary, Maverick Merger Subsidiary and Cavalier, reasonably satisfactory in form and substance to such counsel.
Section 8.4   Frustration of Closing Conditions.   None of the parties may rely, either as a basis for not consummating the Mergers or for terminating this Agreement, on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was principally caused by such party’s breach in any material respect of any provision of this Agreement.
ARTICLE IX
TERMINATION
Section 9.1   Termination.   This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Maverick Effective Time (notwithstanding the obtaining of the Maverick Stockholder Approval or the Cavalier Irrevocable Written Consent):
(a)   by mutual written consent of Maverick and Cavalier;
(b)   by either Maverick or Cavalier:
(i)   if the Maverick Merger has not been consummated by December 31, 2025 (as such date may be extended pursuant to this Section 9.1(b)(i), the “End Date”); provided, however, that if (A) (x) the Maverick Effective Time has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 8.1(b), Section 8.1(c) (solely to the extent that the applicable Law or Order arises under the HSR Act or is issued by a Governmental Authority set forth on Section 3.3(g) of the Maverick Disclosure Schedules) or Section 8.2(d) and (y) all other conditions in Article VIII have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by Law) waived, the End Date will be automatically extended to April 30, 2026 (and all references to the End Date herein shall be as so extended) and (B) if on the End Date (as extended by clause (A) of this proviso), (x) the Maverick Effective Time has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 8.1(b), or Section 8.1(c) (solely to the extent that the applicable Law or Order arises under the HSR Act or is issued by a Governmental Authority set forth on Section 3.3(g) of the Maverick Disclosure Schedules) or Section 8.2(d) and (y) all other conditions in Article VIII have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by Law) waived, the End Date (as extended by clause (A) of this proviso) will be automatically extended to September 30, 2026; provided, further, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has principally caused or resulted in the failure of the Maverick Effective Time to occur on or before the End Date; or
(ii)   if the Maverick Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;
(c)   by either Maverick or Cavalier, if there shall be any Law or regulation that makes consummation of the Mergers illegal or otherwise prohibited or if any Order enjoining Maverick or Cavalier from consummating the Mergers, is entered and such Order shall become final and nonappealable (any such final and nonappealable Law or Order, a “Legal Restraint”); provided that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under Section 7.1 hereof has principally caused or resulted in the imposition of such Legal Restraint or the failure of such Legal Restraint to be resisted, resolved or lifted;
(d)   by Cavalier, prior to receipt of the Maverick Stockholder Approval, if there shall have been a Change in the Maverick Recommendation, whether or not permitted by the terms hereof;

(e)   by either Cavalier or Maverick, if there shall have been a breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2(a) (in the case of a breach by Maverick) or Section 8.3(a) (in the case of a breach by Cavalier), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach;
(f)   by Maverick, at any time prior to receipt of the Maverick Stockholder Approval in order to enter into a definitive written agreement providing for a Superior Proposal; provided that (i) Maverick has received a Superior Proposal after the date of this Agreement that did not result from a breach of Section 5.2(b)(i) or Section 7.8(a), (ii) Maverick has complied in all material respects with Section 5.2(b)(i) with respect to such Superior Proposal, (iii) concurrently with, and as a condition to, any such termination Maverick pays or causes to be paid to Cavalier (or its designee) the Maverick Termination Fee (as defined below) pursuant to Section 10.5 and (iv) the Board of Directors of Maverick has authorized Maverick to enter into, and Maverick substantially concurrently enters into, a definitive written agreement providing for such Superior Proposal (it being agreed that Maverick may enter into such definitive written agreement concurrently with any such termination); or
(g)   by Maverick, if the Cavalier Irrevocable Written Consent shall not have been obtained, delivered to Maverick within twenty-four (24) hours following the execution of this Agreement.
The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.1, specifying the provision hereof pursuant to which such termination is effected.
Section 9.2   Effect of Termination.   If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in the last sentence of Section 7.3(a), Section 7.12(f), this Section 9.2 and Article X, shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from fraud or any material and intentional breach by that party of this Agreement (which liability or damages the parties acknowledge and agree may, in the event of a termination as a result of an intentional act or omission taken with the knowledge that such action or omission constitutes a material breach of this Agreement and with respect to which, if equitable relief would reasonably be expected to place the non-breaching party in a substantially similar position as if such breach had not occurred, such equitable relief has been sought by the non-breaching party pursuant to this Agreement, and determined by a court of competent jurisdiction not to be available, include the loss of the premium that holders of Maverick Common Stock and Maverick Equity Awards would be entitled to receive pursuant to the terms of this Agreement if the Merger were consummated in accordance with its terms). No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive the termination of this Agreement in accordance with its terms.
ARTICLE X
MISCELLANEOUS
Section 10.1   Notices.   All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing) and shall be given, if to Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary, to:
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226
Attention:
[***]

Email:
[***]

with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:
Scott A. Barshay
Laura C. Turano

Email:
sbarshay@paulweiss.com
lturano@paulweiss.com

if to Maverick, to:
Mr. Cooper Group Inc.
Office of the General Counsel
8950 Cypress Waters Blvd.
Coppell, Texas 75019
Attention:
[***]

Email:
[***]

with a copy to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:
Mark F. Veblen
Jenna E. Levine

Email:
MFVeblen@wlrk.com
JELevine@wlrk.com

or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by email, when such email is transmitted to the email specified in this Section 10.1 and (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 10.1 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 10.1 or (b) if given by any other means, when delivered at the address specified in this Section 10.1.
Section 10.2   Non-Survival of Representations and Warranties . The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Maverick Effective Time or any termination of this Agreement.
Section 10.3   Amendments; No Waivers.   Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Maverick Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) after the receipt of the Maverick Stockholder Approval, there shall be no amendment or waiver of this Agreement which would by Law require further approval by Maverick stockholders without such approval, (ii) after the receipt of the Cavalier Irrevocable Written Consent, there shall be no amendment or waiver of this Agreement which would by Law require further approval by the Cavalier stockholders without such approval and (iii) following the Maverick Effective Time, there shall be no amendment or waiver of Section 7.14(b) without the approval of the Audit Committee of the Cavalier Board of Directors. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 10.4   Expenses.   Except as otherwise specified in this Agreement, including Section 10.5, or as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that (i) those expenses incurred in connection with printing, mailing and filing the

Form S-4, (ii) all filing fees paid in respect of the filings under the HSR Act in connection with the Mergers, and (iii) all reasonable and documented fees, costs and expenses incurred in connection with any cooperation provided or action taken pursuant to Section 7.12 or in connection with any financing to be obtained by Cavalier relating to the repayment or refinancing of any outstanding indebtedness of Maverick pursuant to the terms of Section 7.12 shall in each case be borne by Cavalier.
Section 10.5   Termination Fees.   Notwithstanding any provision in this Agreement to the contrary, in the event that:
(a)   Cavalier shall terminate this Agreement pursuant to Section 9.1(d);
(b)   (i) this Agreement is terminated by Maverick or Cavalier pursuant to Section 9.1(b)(ii), (ii) this Agreement is terminated by Maverick or Cavalier pursuant to Section 9.1(b)(i) and the Maverick Stockholder Approval shall not theretofore have been obtained or (iii) this Agreement is terminated by Cavalier pursuant to Section 9.1(e) and the Maverick Stockholder Approval shall not theretofore have been obtained, and in each case of clauses (i) (ii), and (iii), after the date of this Agreement but on or before the date of any such termination an Acquisition Proposal shall have been made and become publicly known, whether or not withdrawn, (x) prior to the Maverick Stockholder Meeting (in the case of a termination contemplated by clause (b)(i)) or (y) prior to the date of such termination (in the case of a termination contemplated by clause (b)(ii) or (b)(iii)); or
(c)   Maverick shall terminate this Agreement pursuant to Section 9.1(f);
then in any case as described in clause (a), (b) or (c) Maverick shall pay (or cause to be paid) to Cavalier (by wire transfer of immediately available funds), (x) in the case described in clause (a) or (c), a fee of $306,924,394 (three hundred and six million, nine hundred twenty four thousand, three hundred ninety four dollars) (the “Maverick Termination Fee”) not later than the date of termination of this Agreement, and (y) in the case described in clause (b), an amount equal to the Maverick Termination Fee not later than the earlier of the date an Acquisition Proposal is consummated or a definitive agreement is entered into by Maverick providing for any Acquisition Proposal, as long as (and only if), in either case, such Acquisition Proposal is consummated or such definitive agreement is executed within twelve (12) months after the date of termination of this Agreement; provided, however, that for the purpose of this clause (y), all references in the definition of Acquisition Proposal to 20% shall instead refer to 50%.
(d)   Cavalier or Maverick shall terminate this Agreement pursuant to (i) Section 9.1(b)(i), and all conditions to this Agreement are satisfied (other than conditions that by their terms are to be satisfied at the Closing) or waived (where permissible pursuant to applicable Law), other than the conditions set forth in Section 8.1(b), Section 8.1(c) (solely to the extent that the applicable Law or Order arises under the HSR Act or is issued by a Governmental Authority set forth on Section 3.3(g) of the Maverick Disclosure Schedules) or Section 8.2(d) or (ii) Section 9.1(c) (solely to the extent that the applicable Legal Restraint arises under the HSR Act or is issued by a Governmental Authority set forth on Section 3.3(g) of the Maverick Disclosure Schedules), and Maverick delivers a written notice to Cavalier demanding that Cavalier pay Maverick the Cavalier Termination Fee (a “Fee Demand Notice”) (it being agreed that Maverick may not deliver a Fee Demand Notice after it has commenced a post-termination legal action against Cavalier seeking monetary damages under this Agreement), then Cavalier shall pay (or cause to be paid) to Maverick (by wire transfer of immediately available funds) a fee of $500,000,000 (five hundred million dollars) (the “Cavalier Termination Fee”) not later than within one (1) Business Day of the delivery of the Fee Demand Notice.
(e)   Cavalier and Maverick acknowledge that the agreements contained in this Section 10.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if either party fails to pay timely any amount due pursuant to this Section 10.5 and, in order to obtain such payment, the party owed such a payment commences a suit which results in a judgment against the other party for the amount payable pursuant to this Section 10.5, Cavalier or Maverick, as the case may be, shall pay the commencing party its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount so payable at the rate on six (6)-month United States

Treasury obligations (as of the date such payment was required to be made pursuant to this Agreement). For the avoidance of doubt, under no circumstance shall Maverick be required to pay the Maverick Termination Fee, or Cavalier be required to pay the Cavalier Termination Fee, on more than one occasion.
(f)   Subject in all cases to Section 9.2, in circumstances where the Maverick Termination Fee or the Cavalier Termination Fee is payable and is paid in accordance with this Section 10.5, Cavalier’s receipt of the Maverick Termination Fee from or on behalf of Maverick, or Maverick’s receipt of the Cavalier Termination Fee from or on behalf of Cavalier, as applicable, shall be the sole and exclusive remedy of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary (in the case of receipt of the Maverick Termination Fee), and Maverick (in the case of receipt of the Cavalier Termination Fee) and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against Maverick and its Subsidiaries, or Cavalier and its Subsidiaries, as applicable, and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents (including, in the case of Cavalier, Forward Merger Subsidiary and Maverick Merger Subsidiary, the Financing Parties), affiliates or assignees for all losses and damages suffered, directly or indirectly, as a result of the failure of the Mergers or the other Transactions to be consummated, the termination of this Agreement, any liabilities or obligations arising under this Agreement, or any claims or actions arising out of or relating to any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the Transaction.
Section 10.6   Successors and Assigns.   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect, except that each of Forward Merger Subsidiary and Maverick Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Cavalier’s controlled affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve such party of its obligations hereunder, and except that assignment of this Agreement pursuant to the Mergers shall be permitted.
Section 10.7   Governing Law.   This Agreement shall be construed in accordance with and governed by the Law of the State of Delaware, without regard to principles of conflicts of Law.
Section 10.8   Specific Performance; Jurisdiction.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, for which monetary damages would not be an adequate remedy, and accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving the inadequacy of money damages as a remedy or posting any bond or other undertaking, this being in addition to any other remedy to which the parties are entitled at Law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (in any case, the “Delaware Court”), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the Delaware Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party when deemed given pursuant to Section 10.1; provided that nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable Law.
Section 10.9   Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 10.10   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures (including those received as a .pdf attachment to electronic mail) shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
Section 10.11   Entire Agreement; Third-Party Beneficiaries.   This Agreement (including the Exhibits hereto), the Maverick Disclosure Schedules, the Cavalier Disclosure Schedules and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Maverick Disclosure Schedules and Cavalier Disclosure Schedules are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein. Except for the provisions of (a) Article I and Article II (including, for the avoidance of doubt, the rights of the former holders of Maverick Common Stock to receive the Merger Consideration (and any cash which such holder has the right to receive in respect of any cash in lieu of fractional shares payable in accordance with Section 2.2 or any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(g)) in respect of such holder’s shares), and the rights of holders of Maverick RSU Awards and Maverick PSU Awards to receive the amounts to which such holders are entitled thereunder), (b) Section 6.3 and Section 6.6(h) (which from and after the Maverick Effective Time are intended for the benefit of, and shall be enforceable by, the Persons referred to therein (including as set forth in Section 6.6(h) of the Cavalier Disclosure Schedules) and by their respective heirs and representatives), (c) the right of Maverick, as sole and exclusive agent on behalf of the holders of Maverick Common Stock and Maverick Equity Awards (which holders shall not be entitled to pursue such damages on their own behalf and who are third-party beneficiaries hereunder solely to the extent necessary for this clause (c) to be enforceable), to pursue and obtain damages for any willful breach of this Agreement by Cavalier or Merger Subsidiary (which damages may include damages based on loss of the economic benefits of the transactions contemplated by this Agreement to the holders of Maverick Common Stock and Maverick Equity Awards; provided that any such damages recovered by Maverick may, in Maverick’s sole and absolute discretion, be either distributed, in whole or in part, by Maverick to Maverick stockholders of record as of any date determined by Maverick or may be retained by Maverick for the use and benefit of Maverick on behalf of holders of Maverick Common Stock and Maverick Equity Awards in any manner Maverick deems appropriate), (d) Section 7.14(b) (which from and after the Maverick Effective Time shall be enforceable by the Audit Committee, as sole and exclusive agent on behalf of Cavalier) and (e) Section 10.15 (which shall be enforceable by the Financing Parties), no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.
Section 10.12   Captions.   The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
Section 10.13   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Mergers is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible permitted by applicable Law.
Section 10.14   Interpretation.   Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations, limited liability companies and partnerships and vice versa. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section, Exhibit or Schedule, as applicable, of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “the date hereof,” “the date of this Agreement” and words of similar import mean the day and year first set forth above in the preamble to this Agreement. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” References to “days” shall mean “calendar days” unless expressly stated otherwise. When used in this Agreement, “Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks in New York City or the Secretary of State of the State of Delaware is authorized or required by Law to be closed. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Except with respect to any disclosure in the Maverick Disclosure Schedules or Cavalier Disclosure Schedules, any contract referred to herein means such contract, instrument or Law as from time to time amended, modified or supplemented. References to any statute shall be deemed to refer to such statute and any rules or regulations promulgated thereunder. References to a person are also to its permitted successors and assigns. The words “provided to,” “delivered” or “made available” and words of similar import refer to documents which were delivered in person or electronically to the other party or its representatives prior to the execution of this Agreement or, prior to 3:00 a.m. (New York City time) on the date of this Agreement, posted to the data site maintained by the disclosing party or its representatives in connection with the transactions contemplated hereby (provided that, in the case of delivery via such data site, the other party had access to such documents in such data site and such documents were not removed from such data site prior to the execution hereof) and, for the avoidance of doubt, includes any documents filed or furnished by the disclosing party or its Subsidiaries with the SEC and publicly available on the SEC’s Electronic Data Gathering and Retrieval system as an exhibit after December 31, 2021 and prior to the date that was three (3) calendar days prior to the execution of this Agreement. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 10.15   Financing Provisions.   Notwithstanding anything in this Agreement to the contrary, Maverick, on behalf of itself, its Subsidiaries and each of its controlled Affiliates, hereby: (a) agrees that any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement or the Debt Financing, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, (b) agrees that any such legal action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing and except to the extent relating to the interpretation of any provisions in this Agreement, (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any such legal action brought against the Financing Parties in any way arising out of or relating to, this Agreement or the Debt Financing, (d) agrees that none of the Financing Parties shall have any liability or obligation to Maverick or any of its Subsidiaries or any of their respective controlled affiliates or representatives relating to or arising out of this Agreement or the Debt Financing and hereby waives any such liability or obligation, as applicable, (e) agrees not to pursue any cause of action against any Financing Party with respect to this Agreement or the Debt Financing and (f) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 10.15 and that this Section 10.15 may not be amended in a manner materially adverse to the Financing Parties without the written consent of the Financing Sources (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing in this Section 10.15 shall in any way limit or modify the rights and obligations of Cavalier under this Agreement, or any Financing Party’s obligations under any Debt Financing, or the rights of Maverick and its Subsidiaries against the Financing Parties with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date. It is also hereby agreed that in no event will any of Maverick or any of its Subsidiaries or any of their respective controlled affiliates or representatives be entitled to specific performance of the Debt Financing against the Financing Parties. For purposes of this Section 10.15, “Financing Parties” means each debt provider (including each agent and arranger) that commits to provide Cavalier or any of its Subsidiaries Debt Financing pursuant to the debt commitment letter related thereto (including any amendments or joinders thereto), including any engagement letters entered into pursuant thereto or relating thereto (the “Financing Sources”), and their respective Affiliates and their and their Affiliates’ officers, directors, employees, members, managers, partners and other representatives; provided, that neither Maverick nor any affiliate thereof shall be a Financing Party.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
ROCKET COMPANIES, INC.
By:
/s/ Varun Krishna

Name:
Varun Krishna

Title:
Chief Executive Officer

MR. COOPER GROUP INC.
By:
/s/ Jay Bray

Name:
Jay Bray

Title:
Chairman & Chief Executive Officer

MAVERICK MERGER SUB, INC.
By:
/s/ Chris Howard

Name:
Chris Howard

Title:
President

MAVERICK MERGER SUB 2, LLC
By:
/s/ Chris Howard

Name:
Chris Howard

Title:
President

Annex B
DAN GILBERT
March 31, 2025
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226
Ladies and Gentlemen:
Reference is made to the Agreement and Plan of Merger, dated as of March 31, 2025 (the “Merger Agreement”), by and among Rocket Companies, Inc., a Delaware corporation (“Cavalier”), Maverick Merger Sub, Inc., a newly formed Delaware corporation and direct, wholly-owned Subsidiary (as defined in the Merger Agreement) of Cavalier, Maverick Merger Sub 2, LLC, a Delaware limited liability company and direct wholly owned Subsidiary of Cavalier and Mr. Cooper Group Inc., a Delaware corporation (“Maverick”). Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings set forth in the Merger Agreement.
1.
Beginning at the Maverick Effective Time and until the Termination Date (as defined below), Dan Gilbert (the “Stockholder”) agrees that he (a) shall not vote or execute consents in favor of (or cause or permit any shares of common stock of Cavalier Beneficially Owned by the Stockholder to be voted (including via proxy) or consents with respect thereto to be executed in favor of) any proposal to remove any Maverick Director other than for cause, and (2) shall vote against (and cause any shares of common stock of Cavalier Beneficially Owned by the Stockholder to be voted (including via proxy) against) any proposal to remove any Maverick Director other than for cause. Cavalier shall nominate each Maverick Director for reelection upon, and the Stockholder further agrees that he shall take any such other action as may be required to cause the re-election of a Maverick Director (including causing all shares of common stock of Cavalier Beneficially Owned by the Stockholder to be voted (including via proxy) or consents with respect thereto to be executed in favor of such re-election) upon, the expiration of the applicable Maverick Director’s initial term as a member of the Board of Directors of Cavalier.

2.
Stockholder and Cavalier each agree and acknowledge that, in the event a Maverick Director resigns or is unable to continue to serve on the Board of Directors of Cavalier (a “Replaced Maverick Director”) prior to the Termination Date, the replacement for such Replaced Maverick Director shall be identified by the remaining Maverick Director with the reasonable consent of the Nominating and Governance Committee of the Board of Directors of Cavalier, in each case acting in good faith, and each of Stockholder and Cavalier shall take all necessary actions to promptly appoint such replacement to the Board of Directors of Cavalier, in the same class to which the Replaced Maverick Director belonged prior to their departure from the Board of Directors of Cavalier. Upon appointment to the Board of Directors of Cavalier, such replacement shall be deemed to be a Maverick Director for all purposes hereunder.

3.
For the purposes of this Letter Agreement, (a) “Beneficially Owned” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and (b) “Termination Date” means the third anniversary of the Maverick Effective Time.

4.
This Letter Agreement shall terminate upon the earlier of: (i) the Termination Date; or (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, that notwithstanding anything to the contrary herein, Paragraphs 5 to 11 of this Letter Agreement shall survive the termination of this Letter Agreement.

5.
Cavalier hereby agrees that the sole and exclusive authority to enforce this Letter Agreement on behalf of Cavalier is delegated first to the Maverick Directors (such right to be exercisable by either of them individually) and second, if not enforced by the Maverick Directors, to the Audit Committee of the Board of Directors of Cavalier (the “Audit Committee”). This Letter Agreement

shall be enforceable by any Maverick Director and by the Audit Committee in accordance with the preceding sentence, as the sole and exclusive agents on behalf of Cavalier.
6.
All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing) and shall be given,

If to Stockholder, to:
Morganroth & Morganroth, PLLC
344 North Old Woodward Ave., Suite 200
Birmingham, MI 48009
Attn:
[***]

E-mail:
[***]

with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn:
C. Andrew Gerlach
Mario Schollmeyer

E-mail:
gerlacha@sullcrom.com
schollmeyerm@sullcrom.com

If to Cavalier, to:
c/o Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226
Attn:
[***]

E-mail:
[***]

with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Sixth Avenue
New York, NY 10019
Attn:
Scott A. Barshay
Laura C. Turano

E-mail:
sbarshay@paulweiss.com
lturano@paulweiss.com

If to any Maverick Director, to such address(es) as are maintained by Cavalier or as may otherwise be designated in writing in accordance with this Paragraph by such Maverick Director, with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn:
Mark F. Veblen
Jenna E. Levine

E-mail:
MFVeblen@WLRK.com
JELevine@WLRK.com

or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by email, when such email is transmitted to the email specified in this Paragraph 6 and (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Paragraph 6 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Paragraph 6 or (b) if given by any other means, when delivered at the address specified in this Paragraph 6.
7.
This Letter Agreement shall be construed in accordance with and governed by the Law of the State of Delaware, without regard to principles of conflicts of Law. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Letter Agreement may only be brought in Delaware Courts, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the Delaware Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Paragraph 7 of this Letter Agreement shall be deemed effective service of process on such party when deemed given pursuant to Paragraph 7 of this Letter Agreement; provided that nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable Law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT.

8.
The parties agree that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached, for which monetary damages would not be an adequate remedy, and accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving the inadequacy of money damages as a remedy or posting any bond or other undertaking, this being in addition to any other remedy to which the parties are entitled at Law or in equity.

9.
This Letter Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Letter Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.
Except as set forth in Paragraph 5 of this Letter Agreement, no provision of this Letter Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies, provided that the Maverick Directors are express third party beneficiaries of this Letter Agreement.

11.
The provisions of this Letter Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by Law.

12.
This Letter Agreement may only be amended or modified by a written instrument duly signed by Stockholder, the Maverick Directors and with the unanimous approval of the Audit Committee, Cavalier.

13.
This Letter Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures (including those received as a .pdf attachment to electronic mail) shall be treated as original signatures for all purposes of this Letter Agreement. This Letter Agreement shall become effective as of the date set forth herein.

[Signature pages follow]

Very truly yours,
DAN GILBERT
/s/ Dan Gilbert Dan Gilbert
Signature Page to Side Letter

Agreed to and Accepted:
ROCKET COMPANIES, INC.
By:
/s/ Varun Krishna

Name: Varun Krishna
Title:  Chief Executive Officer
Signature Page to Side Letter

Annex C
388 Greenwich Street New York, NY 10013
March 30, 2025
The Board of Directors
Mr. Cooper Group Inc.
8950 Cypress Waters Blvd
Coppell, TX 75019
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Mr. Cooper Group Inc. (“Mr. Cooper”) of the Exchange Ratio (defined below), taking into account the Pre-Closing Dividend (defined below), set forth in an Agreement and Plan of Merger (the “Merger Agreement”), proposed to be entered into among Rocket Companies, Inc., (“Rocket”), Maverick Merger Sub, Inc., a direct, wholly-owned subsidiary of Rocket (“Merger Subsidiary”), Maverick Merger Sub 2, LLC, a direct, wholly-owned subsidiary of Rocket (“Forward Merger Subsidiary”) and Mr. Cooper. As more fully described in the Merger Agreement, (i) Merger Subsidiary will be merged with and into Mr. Cooper (the “Maverick Merger”), (ii) the surviving corporation in the Maverick Merger will be merged with and into Forward Merger Subsidiary (the “Forward Merger” and, together with the Maverick Merger, the “Mergers”) and (iii) each outstanding share of the common stock, par value $0.01 per share, of Mr. Cooper (“Mr. Cooper Common Stock”) will be converted into the right to receive 11.00 shares (the “Exchange Ratio”) of the Class A common stock, par value $0.00001 per share, of Rocket (“Rocket Common Stock”) upon the consummation of the Maverick Merger. We also understand that, pursuant to the Merger Agreement, prior to the effective time of the Maverick Merger, Mr. Cooper may declare a dividend (the “Pre-Closing Dividend”) to the holders of Mr. Cooper Common Stock consisting of $2.00 per share in cash per share of Mr. Cooper Common Stock, with a record date (which shall be no later than one business day prior to the effective time of the Maverick Merger) and payment date determined by the Board of Directors of Mr. Cooper.
In arriving at our opinion, we reviewed a draft, dated March 29, 2025, of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Mr. Cooper and certain senior officers and other representatives and advisors of Rocket concerning the businesses, operations and prospects of Mr. Cooper and Rocket. We reviewed certain publicly available and other business and financial information relating to Mr. Cooper and Rocket, as well as certain financial forecasts and other information and data relating to Mr. Cooper and Rocket, which were provided to or discussed with us by the respective managements of Mr. Cooper and Rocket, including adjustments to the financial forecasts and other information and data relating to Rocket provided to or discussed with us by the management of Mr. Cooper, and including information relating to the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of Rocket to result from the Mergers. We reviewed the financial terms of the Mergers as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Mr. Cooper Common Stock and Rocket Common Stock; the financial condition and certain historical and projected financial and operating data of Mr. Cooper and Rocket; and the capitalization and financial condition of Mr. Cooper and Rocket. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Mr. Cooper and Rocket. We also evaluated certain potential pro forma financial effects of the Mergers on Rocket. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.
Citigroup Global Markets Inc.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of Mr. Cooper and Rocket that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to Mr. Cooper and Rocket provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of Mr. Cooper and Rocket, and we have assumed, with your consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Mr. Cooper and Rocket as to, and are a reasonable basis upon which to evaluate, the future financial performance of Mr. Cooper and Rocket, the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the Mergers and the other matters covered thereby, and have assumed, with your consent, that the financial results (including the potential strategic implications and operational benefits anticipated to result from the Mergers) reflected in such forecasts and other information and data will be realized in the amounts and at the times projected. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which they are based) provided to or otherwise reviewed by or discussed with us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Mr. Cooper or Rocket nor have we made any physical inspection of the properties or assets of Mr. Cooper or Rocket. We have not evaluated the solvency or fair value of Mr. Cooper, Rocket or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.
We have assumed, with your consent, that the Mergers will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases and waivers for the Mergers or otherwise, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on Mr. Cooper, Rocket or the Mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. Representatives of Mr. Cooper have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We have assumed, with your consent, that the merger (the “Redfin Merger”) contemplated by the Agreement and Plan of Merger, dated as of March 9, 2025, by and among Rocket, Neptune Merger Sub, Inc., and Redfin Corporation, will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases and waivers for the Redfin Merger or otherwise, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on Rocket, the Redfin Merger, or the Mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that the Mergers will qualify for the intended tax treatment contemplated by the Merger Agreement. Our opinion, as set forth herein, relates to the relative values of Mr. Cooper and Rocket. We are not expressing any view or opinion as to what the actual value of the Rocket Common Stock actually will be when issued pursuant to the Mergers or the price at which the Rocket Common Stock will trade at any time. We also are not expressing any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Mergers or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Mr. Cooper, Rocket or the Mergers (including the contemplated benefits thereof) and have relied, with your consent, upon the assessments of representatives of Mr. Cooper as to such matters. Our opinion does not address any other aspects or implications of the Mergers, any related transactions or any other agreement, arrangement or understandings entered into in connection with or related to the Mergers or otherwise, including, without limitation, the Reorganization Transactions (as defined in the Merger Agreement), the form or structure of the Mergers, or any alternative transaction method or structure for effecting the Mergers. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of Mr. Cooper, nor were we requested to consider, and our opinion does not address, the underlying business decision of Mr. Cooper to effect the Mergers, the relative merits of the Mergers as compared to any alternative business strategies that might exist for Mr. Cooper or the effect of any other transaction in which Mr. Cooper might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Mergers, or any class of such persons, relative to the Exchange Ratio. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. We have no obligation to update, revise or reaffirm our opinion.
Citigroup Global Markets Inc. has acted as financial advisor to Mr. Cooper in connection with the proposed Mergers and will receive a fee for such services, of which a portion is payable upon the delivery of this opinion and the principal portion is contingent upon consummation of the Mergers. In addition, Mr. Cooper has agreed to reimburse our expenses and to indemnify us against certain liabilities arising from our engagement. We and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Mr. Cooper unrelated to the proposed Mergers, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, having acted as joint bookrunner for certain high yield bond offerings of a subsidiary of Mr. Cooper, and having provided, and providing, certain residential financing and securitization services to a subsidiary of Mr. Cooper. We and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Rocket unrelated to the proposed Mergers, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, having acted as a lender under a certain credit facility of a subsidiary of Rocket, and having provided, and providing, certain residential financing and securitization services to a subsidiary of Rocket. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Mr. Cooper and Rocket for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Mr. Cooper, Rocket and their respective affiliates.
Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Mr. Cooper in its evaluation of the proposed Mergers, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Mergers.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio provided for in the Mergers pursuant to the Merger Agreement, taking into account the Pre-Closing Dividend, is fair, from a financial point of view, to the holders of Mr. Cooper Common Stock.
Very truly yours,
/s/ Citigroup Global Markets Inc.
CITIGROUP GLOBAL MARKETS INC.

Annex D
RESTATED
CERTIFICATE OF INCORPORATION
OF
ROCKET COMPANIES, INC.
* * * *
Rocket Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
FIRST: The present name of the corporation is Rocket Companies, Inc. (the “Corporation”). The Corporation was incorporated under the name Rocket Companies, Inc. by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on February 26, 2020.
SECOND: This Restated Certificate of Incorporation of the Corporation (this “Certificate of Incorporation”) has been duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the DGCL.
THIRD: This Certificate of Incorporation only restates and integrates and does not further amend the provisions of the certificate of incorporation of the Corporation, and the Certificate of Incorporation shall read in its entirety as follows:
ARTICLE I
Name
The name of the corporation is Rocket Companies, Inc. (the “Corporation”).
ARTICLE II
Address; Registered Office and Agent; Headquarters
A.   The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808; and the name of its registered agent at such address is Corporation Service Company.
B.   The principal executive offices of the Corporation are located at 1050 Woodward Avenue, Detroit, Michigan 48226. The principal executive offices of the Corporation may not be moved outside of Detroit, Michigan without the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE III
Purposes
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The Corporation is to have perpetual existence.
ARTICLE IV
Capital Stock
A.   Definitions.   For purposes of this Certificate of Incorporation, reference to:
(1)   “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)   “Board” means the board of directors of the Corporation;
(3)   “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.
(4)   “Family Member” means, with respect to any natural person, the spouse, parents, grandparents, lineal descendants, siblings of such person or such person’s spouse, and lineal descendants of siblings of such person or such person’s spouse. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority;
(5)   “Gilberts” means Daniel and Jennifer Gilbert.
(6)   “Permitted Transfer” means, with respect to Class L Common Stock, any Transfer to any Permitted Transferee;
(7)   “Permitted Transferees” means, with respect to any holder of Class L Common Stock, (i) any Rock Equityholder, (ii) any Family Member of such holder or any Family Member of any Rock Equityholder, (iii) any trust, family-partnership or estate-planning vehicle so long as such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder are the sole economic beneficiaries thereof, (iv) any partnership, corporation or other entity controlled by, or a majority of which is beneficially owned by, such holder or any of the persons listed in the foregoing clauses (i) – (iii), (v) any charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and controlled by such holder or any of the persons listed in the foregoing clauses (i) – (iv), (vi) an individual mandated under a qualified domestic relations order or (vii) a legal or personal representative of such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder in the event of the death or disability thereof;
(8)   “RHI 2” means RHI II, LLC.
(9)   “Rock Equityholder” means direct and indirect equityholders of Rock Holdings Inc. (“RHI”) immediately prior to the closing of the transactions contemplated by that certain Transaction Agreement, dated as of March 9, 2025, by and among the Corporation, RHI, Eclipse Sub, Inc., Rocket GP, LLC, Daniel Gilbert and RHI 2.
(10)   “Transfer” of a share of Class L Common Stock means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation, lease, granting of an option with respect to, exchange, tender or other disposition or encumbrance of such share or any legal or beneficial interest in such share, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of law, including by way of Constructive Disposition, or the agreement to do any of the foregoing actions; provided, however, that the following shall not be considered a “Transfer”: (i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at annual or special meetings of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (at such times as action by written consent of stockholders is permitted under this Certificate of Incorporation); (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with the Corporation or its stockholders that (x) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation and (y) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; (iii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the Corporation that is approved by the Board, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer); (iv) the pledge of shares of capital stock of the Corporation by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise sole voting control over such pledged shares unless any pledged shares are transferred to or registered in the name of the pledgee; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”; or (v) the fact that the spouse of any holder of Class L Common Stock possesses or obtains an interest in such holder’s shares of Class L Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class L Common Stock. The term “Transferred” shall have a corresponding meaning; and
(11)   “Triggering Event” means the first date on which the aggregate voting power of the Class L Common Stock is less than 79% of the total voting power of the outstanding shares of capital stock of the Corporation.
B.   The total number of shares of all classes of stock that the Corporation shall have authority to issue is 16,500,000,000 shares, consisting of: (i) 16,000,000,000 shares of common stock, divided into (a) 10,000,000,000 shares of Class A common stock, with the par value of $0.00001 per share (the “Class A Common Stock”) and (b) 6,000,000,000 shares of Class L common stock, with the par value of $0.00001 per share (the “Class L Common Stock” and together with the Class A Common Stock, the “Common Stock”), including (1) 3,000,000,000 shares of Class L Common Stock that are designated series L-1 Class L Common Stock, par value $0.00001 per share (the “Series L-1 Common Stock”) and (2) 3,000,000,000 shares of Class L Common Stock that are designated series L-2 Class L Common Stock, par value $0.00001 per share (the “Series L-2 Common Stock”); and (ii) 500,000,000 shares of preferred stock, with the par value of $0.00001 per share (the “Preferred Stock”).
C.   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class or series of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class or series of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class or series may not be decreased below the number of shares of such class or series then outstanding, plus:
(1)   in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (i) the conversion of shares of Class L Common Stock issuable as described in Article IV.G and Article IV.H below and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock; and
(2)   in the case of Class L Common Stock, the number of shares of Class L Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class L Common Stock.
A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:
D.   Common Stock.
(1)   Voting Rights.
(a)   Subject to Article IV.N, each holder of Class A Common Stock, as such, will be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of Class L Common Stock, as such, will be entitled to one vote for each share of Class L Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law, holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the DGCL.
(b)   (i) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to the Class L Common Stock and (ii) the holders of the outstanding shares of Class L Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such classes of Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock, it being understood that any merger, consolidation or other business combination shall not be deemed an amendment hereof if such merger, consolidation or other business combination would be permitted by Article IV.D(3).
(c)   Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).
(2)   Dividends; Stock Splits; Combinations.
(a)   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock or the Class L Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A Common Stock and the Class L Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine;
(b)   Dividends of cash or property may not be declared or paid on the Class A Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class L Common Stock. Dividends of cash or property may not be declared or paid on the Class L Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class A Common Stock.
(c)   In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.
(d)   Notwithstanding anything to the contrary, if a dividend in the form of capital stock of a subsidiary of the Corporation is declared or paid on the Class A Common Stock and the Class L Common Stock, the relative per share voting rights of the capital stock of such subsidiary so distributed in respect of the Class A Common Stock and the Class L Common Stock shall be in the same proportion as the relative voting rights of a share of Class A Common Stock and a share of Class L Common Stock.
(3)   Except as expressly provided in this Article IV, the Class A Common Stock and the Class L Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class L Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same amount of consideration, if any, on a per share basis as the holders of the Class L Common Stock, and (ii) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class L Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class L Common Stock; provided that, for the purposes of the foregoing clauses (i) and (ii) and notwithstanding the first sentence of this Article IV.D(3), payments under or in respect of the tax receivable or similar agreement entered by the Corporation from time to time with any holders of Common Stock shall not be considered part of the consideration payable in respect of any share of Common Stock.
(4)   Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock and Class L Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock and Class L Common Stock.
(5)   Prohibition on Reissuance.   Any shares of Class L Common Stock that are repurchased, redeemed, surrendered to or otherwise acquired by the Corporation or any of its subsidiaries, including upon any exchange or conversion of any shares of Class L Common Stock pursuant to Article IV.G and Article IV.H, shall be retired and shall not be reissued, sold or transferred. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class L Common Stock accordingly.
E.   Preferred Stock.   Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares; provided, that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority to do so which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.
F.   Lockup and Conversion of Class L Common Stock.
(1)   No share of Class L Common Stock may be Transferred except (i) in a Permitted Transfer or (ii) pursuant to and in accordance with any written waiver of this Article IV.F(1) by the Corporation approved in advance by the Board; provided, however, the restrictions on Transfer set forth in this Article IV.F(1) shall expire as follows:
(a)   on [      ]1, the restrictions on Transfer set forth in Article IV.F(1) shall expire and all shares of Series L-1 Common Stock may be converted into the same number of shares of Class A Common Stock in accordance with Article IV.G; and
(b)   on [      ]2, the restrictions on Transfer set forth in Article IV.F(1) shall expire and all shares of Series L-2 Common Stock may be converted into the same number of shares of Class A Common Stock in accordance with Article IV.G.
(2)   The Board shall have the authority to cause any certificate or statement of share ownership representing shares of Class L Common Stock to bear a restrictive legend summarizing the restrictions on Transfer set forth in Article IV.F(1), or if such shares of Class L Common Stock are uncertificated, to cause a summary of such restrictions on Transfer to be included in the notice or notices required to be delivered to the holders thereof in accordance with Section 151(f) of the DGCL.
(3)   Any purported Transfer of Class L Common Stock not in accordance with Article IV.F(1) shall be void and shall not be recorded on the books of, or otherwise recognized by, the Corporation. In connection with any Transfer subject to Article IV.F(1), the transferor shall notify the Corporation and its transfer agent, as applicable, as to which provision of Article IV.F(1) such Transfer is being effected in compliance with and shall furnish such documents or other evidence as the Corporation or its transfer agent may reasonably request to verify such compliance.
G.   Conversion and Exchange of Shares.
(1)   Subject to Article IV.F, each share of Class L Common Stock may be converted into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder of such share of Class L Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class L Common Stock to be converted shall deliver to the Corporation written or electronic notice that the holder elects to convert shares of Class L Common Stock to the extent specified in such notice and, if such shares are certificated, such holder shall present and surrender the certificate or certificates representing such shares during usual business hours at the principal executive offices of the Corporation or, if any agent for the registration or transfer of shares of Class L Common Stock is then duly appointed and acting (the “Class L Transfer Agent”), at the office of the Class L Transfer Agent. If required by the Corporation, any certificate for shares of Class L Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation and the Class L Transfer Agent duly executed by the holder of such shares or such holder’s duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class L Common Stock as aforesaid and in any event within three days of the receipt of such notice and certificates, if such shares are certificated, the Corporation shall issue and deliver at such office to such holder, or on such

1
Note to Draft: To be the first year anniversary from the date of this Restated Certificate of Incorporation.

2
Note to Draft: To be the second year anniversary from the date of this Restated Certificate of Incorporation.

holder’s written order, a certificate or certificates for the number of full shares of Class A Common Stock (if certificated) issuable upon the conversion of such shares. To the extent such shares of Class L Common Stock as aforesaid are settled through the facilities of The Depository Trust Company or through the book entry facilities of the Class L Transfer Agent, the Corporation shall, upon such holder’s written order, issue and deliver the number of full shares of Class A Common Stock issuable upon the conversion of such shares through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such holder or through the book entry facilities of the Class L Transfer Agent. Each conversion of shares of Class L Common Stock shall be deemed to have been effected on (i) the date on which such notice shall have been received by the Corporation, the Class L Transfer Agent (subject to receipt by the Corporation or the Class L Transfer Agent, as applicable, within five business days thereafter of any required instruments of transfer as aforesaid), or (ii) such later date specified in or pursuant to such notice, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion as aforesaid shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.
(2)   Notwithstanding anything in this Article IV.G to the contrary, any holder may withdraw or amend a notice of conversion, in whole or in part, prior to the effectiveness of the conversion, at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the date of the conversion (or any such later time as may be required by applicable law) by delivery of a written or electronic notice of withdrawal to the Corporation, the Class L Transfer Agent specifying (i) if applicable, the certificate numbers of the withdrawn shares of Class L Common Stock, (ii) if any, the number of shares of Class L Common Stock as to which the notice of conversion remains in effect and (iii) if the holder so determines, a new conversion date or any other new or revised information permitted in a notice of conversion. A notice of conversion may specify that the conversion is to be contingent (including as to timing) upon the consummation of a purchase by another person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of the Class A Common Stock into which the Class L Common Stock is convertible, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property.
H.   Automatic Conversion of Class L Common Stock.
(1)   Each outstanding share of Class L Common Stock will, automatically and without further action on the part of the Corporation or any holder of Class L Common Stock, convert into one fully paid and non-assessable share of Class A Common Stock (i) immediately prior to any Transfer of such Class L Common Stock by the initial registered holder thereof, other than a Permitted Transfer or (ii) upon the occurrence of the later of (x) [      ]3 and (y) the Triggering Event. Upon any conversion pursuant to this Article IV.H, the certificate or certificates that represented immediately prior thereto the shares of Class L Common Stock that were so converted, automatically and without further action, shall represent the same number of shares of Class A Common Stock without the need for surrender or exchange thereof. As promptly as practicable following a conversion pursuant to this Article IV.H, the Corporation shall deliver or cause to be delivered to any holder whose shares of Class L Common Stock have been converted as a result of such conversion the number of shares of Class A Common Stock deliverable upon such conversion registered in the name of such holder. To the extent such shares are settled through the facilities of The Depository Trust Company or through the book entry facilities of the Class L Transfer Agent, the Corporation will, upon the written instruction of such holder, deliver the shares of Class A Common Stock deliverable to such holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such holder or through the book entry facilities of the Class L Transfer Agent. Each share of Class L Common Stock that is converted pursuant to this Article IV.H shall thereupon be retired by the Corporation and shall not be available for reissuance.
(2)   The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class L Common Stock and the general administration of its multi-class common

3
Note to Draft: To be the date when the lockup in Article IV.F.1(b) expires.

stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class L Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class L Common Stock and to confirm that a conversion to Class A Common Stock has not occurred.
I.   Unconverted Shares.   If less than all of the shares of Class L Common Stock evidenced by a certificate or certificates surrendered to the Corporation are converted, the Corporation shall execute and deliver to, or upon the written order of, the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Common Stock which are not converted without charge to the holder.
J.   No Conversion Rights of Class A Common Stock.   The Class A Common Stock shall not have any conversion rights.
K.   Reservation of Shares of Class A Common Stock for Conversion Right.   The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purposes of conversions of Class L Common Stock, the number of shares of Class A Common Stock that are issuable upon conversion of all outstanding shares of Class L Common Stock. The Corporation covenants that all the shares of Class A Common Stock that are issued upon conversion of such Class L Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.
L.   Distributions with Respect to Converted Shares.   No conversion pursuant to this Article IV shall impair the right of the converting stockholder to receive any dividends or other distributions payable on shares so converted in respect of a record date that occurs prior to the effective date for such conversion. For the avoidance of doubt, no converting stockholder shall be entitled to receive, in respect of a single record date, dividends or other distributions both on shares that are converted by such stockholder and on shares received by such stockholder in such conversion.
M.   Taxes.   The issuance of shares of Class A Common Stock upon the conversion of shares of Class L Common Stock will be made without charge to the holders of the shares of Class L Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Class L Common Stock being converted, then such holder or the person in whose name such shares are to be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.
N.   Voting Limitation.   Notwithstanding anything to the contrary in this Certificate of Incorporation, the number of votes per share of each share of Class L Common Stock (each such share, the voting power of which is to be determined by this provision, the “Applicable Share”) at a time when, but for this provision, the aggregate voting power of the Class L Common Stock would be equal to or greater than 79% of the total voting power of the outstanding shares of capital stock of the Corporation shall be equal to the following formula:
where
Y = the aggregate voting power of all outstanding shares of capital stock of the Corporation that are not Class L Common Stock; and
Z = the number of shares of Class L Common Stock.
ARTICLE V
Board of Directors
A.   Except as otherwise provided in this Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article IV.E relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of directors constituting the whole Board shall be determined from time to time exclusively by the Board.
B.   During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV.E (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.
C.   The Board (other than Preferred Stock Directors) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date, and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. Commencing with the first annual meeting of stockholders following the IPO Date, each director of the class to be elected at each annual meeting shall be elected for a three-year term. If the total number of such directors is changed, any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, disqualification or removal from office. The Board is authorized to assign members of the Board to their respective class.
D.   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring on the Board (whether by death, resignation, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (even if less than a quorum), by a sole remaining director or by the stockholders; provided, however, that when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring on the Board shall be filled only by a majority of the directors then in office (even if less than a quorum), or by a sole remaining director (and not by stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, disqualification or removal.
E.   Except for Preferred Stock Directors, any or all of the directors may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class; provided, however, that when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VI
Limitation of Liability
To the fullest extent permitted under the DGCL, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Any amendment or repeal of this Article VI shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.
ARTICLE VII
Amendments
A.   The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any provision of applicable law or any other provision of this Certificate of Incorporation that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of this Corporation required by applicable law or by this Certificate of Incorporation, from and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any amendment to Article II.B, Article V, Article VI, Article VIII, Article IX, Article X or this Article VII of this Certificate of Incorporation or repeal of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
B.   The Board shall have the power to adopt, amend or repeal the By-Laws. Any adoption, amendment or repeal of the By-Laws by the Board shall require the approval of a majority of the directors then in office (even if less than a quorum). The stockholders shall also have power to adopt, amend or repeal the By-Laws; provided, however, that, from and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any amendment to or repeal of the By-Laws (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VIII
Corporate Opportunities
A.   Neither the Corporation nor any RHI 2 Party shall have any duty to refrain from engaging, directly or indirectly, in the same or similar activities or lines of business as the other entity, doing business with any potential or actual customer or supplier of the other entity, or employing or engaging or soliciting for employment any director, officer or employee of the other entity, and no director or officer of the Corporation shall be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of any such activities, or for the presentation or direction to, or participation in, any such activities by any RHI 2 Party. “RHI 2” shall mean, for purposes of this Article VIII only, RHI II, LLC and its affiliates (excluding the Corporation and its subsidiaries). “RHI 2 Party” shall mean, for purposes of this Article VIII only, RHI 2 or any officer, director, member, partner or employee thereof.
B.   To the fullest extent permitted by applicable law:
(1)   The Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which any RHI 2 Party participates or desires or seeks to participate in, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so; and
(2)   Each such RHI 2 Party shall have no duty to communicate or offer such business opportunity to the Corporation and shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such RHI 2 Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries; and shall be deemed to have fully satisfied and fulfilled such person’s duties to the Corporation and its stockholders with respect to such business opportunity and to have acted in accordance with the standard of care set forth in the DGCL, or any successor statute, or law that is otherwise applicable to such RHI 2 Parties under the Delaware law.
C.   Notwithstanding the foregoing, the Corporation, on behalf of itself and its subsidiaries, does not hereby renounce any interest or expectancy it or its subsidiaries may have in any business opportunity, transaction or other matter that is offered to a RHI 2 Party who is a director or officer of the Corporation and who is offered such opportunity solely in his or her capacity as a director or officer of the Corporation, as reasonably determined by such RHI 2 Party.
D.   Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification.
E.   This Article VIII shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Certificate of Incorporation, the By-Laws or applicable law.
ARTICLE IX
Section 203
A.   The Corporation shall not be governed by Section 203 of the DGCL (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.
B.   Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:
(1)   prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
(2)   upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(3)   at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation that is not owned by the interested stockholder.

C.   For purposes of this Article IX, references to:
(1)   “associate” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(2)   “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(a)   (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Article IX.B is not applicable to the surviving entity;
(b)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(c)   any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(d)   any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(e)   any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(3)   “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(4)   “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) RHI 2 or any Rock Equityholder or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that in the case of clause (b), such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(5)   “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(a)   beneficially owns such stock, directly or indirectly; or
(b)   has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or
(c)   has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
(6)   “person” means any individual, corporation, partnership, unincorporated association or other entity.
(7)   “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity.
(8)   “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

ARTICLE X
Stockholder Matters
A.   Until such time as the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
B.   Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board, the chairman of the Board or the Chief Executive Officer of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.
C.   Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the By-Laws.
D.   Any person purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Certificate of Incorporation.
ARTICLE XI
Exclusive Forums
A.   Unless the Corporation consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the exclusive forums for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be either the Third Judicial Circuit, Wayne County, Michigan (or, if the Third Judicial Circuit, Wayne County, Michigan lacks jurisdiction over such action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, then the United States District Court for the Eastern District of Michigan) or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another state court of the State of Delaware or, if no state court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). This Article XI.A shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.
B.   Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
* * * *
[Signature appears on next page]

IN WITNESS WHEREOF, the undersigned, being an authorized officer of the Corporation, has executed, signed and acknowledged this Certificate of Incorporation as of this [   ] day of [         ], 2025.
ROCKET COMPANIES, INC.
By:

Name:
Title:
[Signature Page to Certificate of Incorporation]

Annex E
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ROCKET COMPANIES, INC.
* * * *
Rocket Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
FIRST: The present name of the corporation is Rocket Companies, Inc. (the “Corporation”). The Corporation was incorporated by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on February 26, 2020 and the date of filing of its Amended and Restated certificate of incorporation with the Secretary of State of the State of Delaware was August 5, 2020, as amended by such certificate of amendment, dated as of June 18, 2024 (the “Amended Certificate of Incorporation”).
SECOND: This Second Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate of Incorporation”), which restates and integrates and also further amends the provisions of the Amended Certificate of Incorporation, has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL.
THIRD: The Amended Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows:
ARTICLE I
Name
The name of the corporation is Rocket Companies, Inc. (the “Corporation”).
ARTICLE II
Address; Registered Office and Agent; Headquarters
A.   The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808; and the name of its registered agent at such address is Corporation Service Company.
B.   The principal executive offices of the Corporation are located at 1050 Woodward Avenue, Detroit, Michigan 48226. The principal executive offices of the Corporation may not be moved outside of Detroit, Michigan without the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE III
Purposes
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The Corporation is to have perpetual existence.
ARTICLE IV
Capital Stock
A.   Definitions.   For purposes of this Certificate of Incorporation, reference to:
(1)   “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)   “Board” means the board of directors of the Corporation;
(3)   “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.
(4)   “Class D Paired Interest” means one Holding Unit together with one share of Class D Common Stock, subject to adjustment pursuant to Section 2.03(b) of the Exchange Agreement;
(5)   “Exchange Agreement” means the Exchange Agreement, dated as of August 5, 2020, by and among RHI, the Corporation and the holders of Holding Units and shares of Class D Common Stock, as the same may be amended, restated, supplemented or otherwise modified, from time to time;
(6)   “Family Member” means, with respect to any natural person, the spouse, parents, grandparents, lineal descendants, siblings of such person or such person’s spouse, and lineal descendants of siblings of such person or such person’s spouse. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority;
(7)   “Gilberts” means Daniel and Jennifer Gilbert.
(8)   “Permitted Transfer” means, with respect to Class L Common Stock, any Transfer to any Permitted Transferee;
(9)   “Holding Unit” means a non-voting common interest unit of RKT Holdings, LLC;
(10)   “Paired Interest” means one Class D Paired Interest;
(11)   “Permitted Transferees” means, with respect to any holder of Class D Common Stock or Class L Common Stock, (i) any Rock Equityholder, (ii) any Family Member of such holder or any Family Member of any Rock Equityholder, (iii) any trust, family-partnership or estate-planning vehicle so long as such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder are the sole economic beneficiaries thereof, (iv) any partnership, corporation or other entity controlled by, or a majority of which is beneficially owned by, such holder or any of the persons listed in the foregoing clauses (i) – (iii), (v) any charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and controlled by such holder or any of the persons listed in the foregoing clauses (i) – (iv), (vi) an individual mandated under a qualified domestic relations order or (vii) a legal or personal representative of such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder in the event of the death or disability thereof;
(12)   “RHI 2” means RHI II, LLC.
(13)   “Rock Equityholder” means direct and indirect equityholders of Rock Holdings Inc. (“RHI”) immediately prior to the closing of the transactions contemplated by that certain Transaction Agreement, dated as of March 9, 2025, by and among the Corporation, RHI, Eclipse Sub, Inc., Rocket GP, LLC, Daniel Gilbert and RHI 2.
(14)   “Transfer” of a share of Class D Common Stock or Class L Common Stock means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation, lease, granting of an option with respect to, exchange, tender or other disposition or encumbrance of such share or any legal or beneficial interest in such share, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of law, including by way of Constructive Disposition, or the agreement to do any of the foregoing actions; provided, however, that the following shall not be considered a “Transfer”: (i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at annual or special meetings of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (at such times as action by written consent of stockholders is permitted under this Certificate of

Incorporation); (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with the Corporation or its stockholders that (x) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation and (y) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; (iii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the Corporation that is approved by the Board, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer); (iv) the pledge of shares of capital stock of the Corporation by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise sole voting control over such pledged shares unless any pledged shares are transferred to or registered in the name of the pledgee; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”; or (v) the fact that the spouse of any holder of Class D Common Stock or Class L Common Stock possesses or obtains an interest in such holder’s shares of Class D Common Stock or Class L Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class D Common Stock or Class L Common Stock. The term “Transferred” shall have a corresponding meaning; and
(15)   “Triggering Event” means the first date on which the aggregate voting power of the Class D Common Stock and the Class L Common Stock is less than 79% of the total voting power of the outstanding shares of capital stock of the Corporation.
B.   The total number of shares of all classes of stock that the Corporation shall have authority to issue is 22,500,000,000 shares, consisting of: (i) 22,000,000,000 shares of common stock, divided into (a) 10,000,000,000 shares of Class A common stock, with the par value of $0.00001 per share (the “Class A Common Stock”), (b) 6,000,000,000 shares of Class D common stock, with the par value of $0.00001 per share (the “Class D Common Stock”) and (c) 6,000,000,000 shares of Class L common stock, with the par value of $0.00001 per share (the “Class L Common Stock” and together with the Class A Common Stock and the Class D Common Stock, the “Common Stock”), including (1) 3,000,000,000 shares of Class L Common Stock that are designated series L-1 Class L Common Stock, par value $0.00001 per share (the “Series L-1 Common Stock”) and (2) 3,000,000,000 shares of Class L Common Stock that are designated series L-2 Class L Common Stock, par value $0.00001 per share (the “Series L-2 Common Stock”); and (ii) 500,000,000 shares of preferred stock, with the par value of $0.00001 per share (the “Preferred Stock”).
C.   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class or series of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class or series of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class or series may not be decreased below the number of shares of such class or series then outstanding, plus:
(1)   in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (i) the conversion of shares of Class L Common Stock issuable as described in Article IV.G and Article IV.H below and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock;
(2)   in the case of Class D Common Stock, the number of shares of Class D Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class D Common Stock; and
(3)   in the case of Class L Common Stock, the number of shares of Class L Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class L Common Stock.

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:
D.   Common Stock.
(1)   Voting Rights.
(a)   Subject to Article IV.N, each holder of Class A Common Stock, as such, will be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of Class D Common Stock or Class L Common Stock, as such, will be entitled to one vote for each share of Class D Common Stock or Class L Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law, holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the DGCL.
(b)   (i) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to the Class D Common Stock or Class L Common Stock and (ii) the holders of the outstanding shares of Class D Common Stock and Class L Common Stock, voting together as a single class, shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such classes of Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock, it being understood that any merger, consolidation or other business combination shall not be deemed an amendment hereof if such merger, consolidation or other business combination would be permitted by Article IV.D(3).
(c)   Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).
(2)   Dividends; Stock Splits; Combinations.
(a)   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock or the Class L Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A Common Stock and the Class L Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine;
(b)   Dividends of cash or property may not be declared or paid on the Class A Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class L Common Stock. Dividends of cash or property may not be declared or paid on the Class L Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class A Common Stock.
(c)   Except as provided in Article IV.D(2)(d) with respect to stock dividends, dividends of cash or property may not be declared or paid on the Class D Common Stock.

(d)   In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.
(e)   Notwithstanding anything to the contrary, if a dividend in the form of capital stock of a subsidiary of the Corporation is declared or paid on the Class A Common Stock and the Class L Common Stock, the relative per share voting rights of the capital stock of such subsidiary so distributed in respect of the Class A Common Stock and the Class L Common Stock shall be in the same proportion as the relative voting rights of a share of Class A Common Stock and a share of Class L Common Stock.
(3)   Except as expressly provided in this Article IV, the Class A Common Stock and the Class L Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class L Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same amount of consideration, if any, on a per share basis as the holders of the Class L Common Stock, and (ii) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class L Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class L Common Stock; provided that, for the purposes of the foregoing clauses (i) and (ii) and notwithstanding the first sentence of this Article IV.D(3), payments under or in respect of the tax receivable or similar agreement entered by the Corporation from time to time with any holders of Common Stock shall not be considered part of the consideration payable in respect of any share of Common Stock.
(4)   Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock and Class L Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock and Class L Common Stock. Without limiting the rights of the holders of Class D Common Stock to exchange their shares of Class D Common Stock, together with the corresponding Holding Units constituting the remainder of any Paired Interests in which such shares are included, for shares of Class A Common Stock in accordance with Section 2.01 of the Exchange Agreement (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding up), the holders of shares of Class D Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
(5)   Prohibition on Reissuance.   Any shares of Class D Common Stock or Class L Common Stock that are repurchased, redeemed, surrendered to or otherwise acquired by the Corporation or any of its subsidiaries, including upon any exchange or conversion of any shares of Class D Common Stock or Class L Common Stock pursuant to Article IV.G and Article IV.H shall be retired and shall not be reissued, sold or transferred. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class D Common Stock or Class L Common Stock accordingly.
E.   Preferred Stock.   Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares; provided, that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority to do so which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.
F.   Lockup and Conversion of Class L Common Stock.
(1)   No share of Class L Common Stock may be Transferred except (i) in a Permitted Transfer or (ii) pursuant to and in accordance with any written waiver of this Article IV.F(1) by the Corporation approved in advance by the Board; provided, however, the restrictions on Transfer set forth in this Article IV.F(1) shall expire as follows:
(a)   on [      ]1, the restrictions on Transfer set forth in Article IV.F(1) shall expire and all shares of Series L-1 Common Stock may be converted into the same number of shares of Class A Common Stock in accordance with Article IV.G; and
(b)   on [      ]2, the restrictions on Transfer set forth in Article IV.F(1) shall expire and all shares of Series L-2 Common Stock may be converted into the same number of shares of Class A Common Stock in accordance with Article IV.G.
(2)   The Board shall have the authority to cause any certificate or statement of share ownership representing shares of Class L Common Stock to bear a restrictive legend summarizing the restrictions on Transfer set forth in Article IV.F(1), or if such shares of Class L Common Stock are uncertificated,

1
Note to Draft: To be the first year anniversary from the date of this Second Amended & Restated Certificate of Incorporation.

2
Note to Draft: To be the second year anniversary from the date of this Second Amended & Restated Certificate of Incorporation.

to cause a summary of such restrictions on Transfer to be included in the notice or notices required to be delivered to the holders thereof in accordance with Section 151(f) of the DGCL.
(3)   Any purported Transfer of Class L Common Stock not in accordance with Article IV.F(1) shall be void and shall not be recorded on the books of, or otherwise recognized by, the Corporation. In connection with any Transfer subject to Article IV.F(1), the transferor shall notify the Corporation and its transfer agent, as applicable, as to which provision of Article IV.F(1) such Transfer is being effected in compliance with and shall furnish such documents or other evidence as the Corporation or its transfer agent may reasonably request to verify such compliance.
G.   Conversion and Exchange of Shares.
(1)   Subject to Article IV.F, each share of Class D Common Stock and Class L Common Stock may be converted into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder of such share of Class D Common Stock or Class L Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class D Common Stock or Class L Common Stock to be converted shall deliver to the Corporation written or electronic notice that the holder elects to convert shares of Class D Common Stock or Class L Common Stock, as applicable, to the extent specified in such notice and, if such shares are certificated, such holder shall present and surrender the certificate or certificates representing such shares during usual business hours at the principal executive offices of the Corporation or, if any agent for the registration or transfer of shares of Class D Common Stock or Class L Common Stock is then duly appointed and acting (the “Class D Transfer Agent” and the “Class L Transfer Agent,” respectively), at the office of the Class D Transfer Agent or the Class L Transfer Agent, as applicable. If required by the Corporation, any certificate for shares of Class D Common Stock or Class L Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation and the Class D Transfer Agent or the Class L Transfer Agent, as applicable, duly executed by the holder of such shares or such holder’s duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class D Common Stock or Class L Common Stock as aforesaid and in any event within three days of the receipt of such notice and certificates, if such shares are certificated, the Corporation shall issue and deliver at such office to such holder, or on such holder’s written order, a certificate or certificates for the number of full shares of Class A Common Stock (if certificated) issuable upon the conversion of such shares. To the extent such shares of Class D Common Stock or Class L Common Stock as aforesaid are settled through the facilities of The Depository Trust Company or through the book entry facilities of the Class D Transfer Agent or the Class L Transfer Agent, the Corporation shall, upon such holder’s written order, issue and deliver the number of full shares of Class A Common Stock issuable upon the conversion of such shares through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such holder or through the book entry facilities of the Class D Transfer Agent or the Class L Transfer Agent. Each conversion of shares of Class D Common Stock or Class L Common Stock shall be deemed to have been effected on (i) the date on which such notice shall have been received by the Corporation, the Class D Transfer Agent or the Class L Transfer Agent, as applicable (subject to receipt by the Corporation, the Class D Transfer Agent or the Class L Transfer Agent, as applicable, within five business days thereafter of any required instruments of transfer as aforesaid), or (ii) such later date specified in or pursuant to such notice, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion as aforesaid shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.
(2)   Notwithstanding anything in this Article IV.G to the contrary, any holder may withdraw or amend a notice of conversion, in whole or in part, prior to the effectiveness of the conversion, at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the date of the conversion (or any such later time as may be required by applicable law) by delivery of a written or electronic notice of withdrawal to the Corporation, the Class D Transfer Agent or the Class L Transfer Agent, as applicable, specifying (i) if applicable, the certificate numbers of the withdrawn shares of Class D Common Stock or Class L Common Stock, (ii) if any, the number of shares of Class D Common Stock or Class L Common Stock as to which the notice of conversion remains in effect and (iii) if the holder so determines, a new conversion date or any other new or revised information permitted in a notice of conversion. A notice of conversion may specify that the conversion is to be contingent (including as to timing) upon the consummation of a purchase by another person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of the Class A Common Stock into which the Class D Common Stock or Class L Common Stock, respectively, is convertible, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property.
H.   Automatic Conversion of Class D Common Stock and Class L Common Stock.
(1)   Each outstanding share of Class D Common Stock or Class L Common Stock will, automatically and without further action on the part of the Corporation or any holder of Class D Common Stock or Class L Common Stock, convert into one fully paid and non-assessable share of Class A Common Stock (i) immediately prior to any Transfer of such Class D Common Stock or Class L Common Stock, as applicable, by the initial registered holder thereof, other than a Permitted Transfer, or, (ii) with respect to the Class D Common Stock, upon occurrence of the Triggering Event, and (iii) with respect to Class L Common Stock, upon the occurrence of the later of (x) [      ]3 and (y) the Triggering Event. Upon any conversion pursuant to this Article IV.H, the certificate or certificates that represented immediately prior thereto the shares of Class D Common Stock or Class L Common Stock that were so converted, automatically and without further action, shall represent the same number of shares of Class A Common Stock without the need for surrender or exchange thereof. As promptly as practicable following a conversion pursuant to this Article IV.H, the Corporation shall deliver or cause to be delivered to any holder whose shares of Class D Common Stock or Class L Common Stock have been converted as a result of such conversion the number of shares of Class A Common Stock deliverable upon such conversion registered in the name of such holder. To the extent such shares are settled through the facilities of The Depository Trust Company or through the book entry facilities of the Class D Transfer Agent or the Class L Transfer Agent, the Corporation will, upon the written instruction of such holder, deliver the shares of Class A Common Stock deliverable to such holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such holder or through the book entry facilities of the Class D Transfer Agent or the Class L Transfer Agent. Each share of Class D Common Stock or Class L Common Stock that is converted pursuant to this Article IV.H shall thereupon be retired by the Corporation and shall not be available for reissuance.
(2)   The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class D Common Stock and the Class L Common Stock and the general administration of its multi-class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class D Common Stock or Class L Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class D Common Stock or Class L Common Stock, as applicable, and to confirm that a conversion to Class A Common Stock has not occurred.
I.   Unconverted Shares.   If less than all of the shares of Class D Common Stock or Class L Common Stock evidenced by a certificate or certificates surrendered to the Corporation are converted, the Corporation shall execute and deliver to, or upon the written order of, the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Common Stock which are not converted without charge to the holder.
J.   No Conversion Rights of Class A Common Stock.   The Class A Common Stock shall not have any conversion rights.
K.   Reservation of Shares of Class A Common Stock for Conversion Right.   The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purposes of conversions of Class D Common Stock and Class L Common Stock, the number of shares of Class A Common Stock that are issuable upon conversion of all outstanding shares of

3
Note to Draft: To be the date when the lockup in Article IV.F.1(b) expires.

Class D Common Stock and Class L Common Stock. The Corporation covenants that all the shares of Class A Common Stock that are issued upon conversion of such Class D Common Stock or such Class L Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.
L.   Distributions with Respect to Converted Shares.   No conversion pursuant to this Article IV shall impair the right of the converting stockholder to receive any dividends or other distributions payable on shares so converted in respect of a record date that occurs prior to the effective date for such conversion. For the avoidance of doubt, no converting stockholder shall be entitled to receive, in respect of a single record date, dividends or other distributions both on shares that are converted by such stockholder and on shares received by such stockholder in such conversion.
M.   Exchange of Class D Common Stock.   Shares of Class D Common Stock may be exchanged, together with the corresponding Holding Units constituting the remainder of any Class D Paired Interests in which such shares are included, as applicable, at any time and from time to time for shares of Class A Common Stock in accordance with Section 2.01 of the Exchange Agreement.
N.   Taxes.   The issuance of shares of Class A Common Stock upon the conversion of shares of Class D Common Stock or Class L Common Stock will be made without charge to the holders of the shares of Class D Common Stock or Class L Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Class D Common Stock or Class L Common Stock being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder or the book entry facilities of the Class D Transfer Agent) or converted, then such holder or the person in whose name such shares are to be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.
O.   Voting Limitation.   Notwithstanding anything to the contrary in this Certificate of Incorporation, the number of votes per share of each share of Class D Common Stock and Class L Common Stock (each such share, the voting power of which is to be determined by this provision, the “Applicable Share”) at a time when, but for this provision, the aggregate voting power of the Class D Common Stock and Class L Common Stock would be equal to or greater than 79% of the total voting power of the outstanding shares of capital stock of the Corporation shall be equal to the following formula:
where
Y = the aggregate voting power of all outstanding shares of capital stock of the Corporation that are not Class D Common Stock or Class L Common Stock; and
Z = the number of shares of Class D Common Stock and Class L Common Stock.
ARTICLE V
Board of Directors
A.   Except as otherwise provided in this Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article IV.E relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of directors constituting the whole Board shall be determined from time to time exclusively by the Board.
B.   During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV.E (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues:

(i) the then total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.
C.   The Board (other than Preferred Stock Directors) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date, and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. Commencing with the first annual meeting of stockholders following the IPO Date, each director of the class to be elected at each annual meeting shall be elected for a three-year term. If the total number of such directors is changed, any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, disqualification or removal from office. The Board is authorized to assign members of the Board to their respective class.
D.   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring on the Board (whether by death, resignation, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (even if less than a quorum), by a sole remaining director or by the stockholders; provided, however, that when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring on the Board shall be filled only by a majority of the directors then in office (even if less than a quorum), or by a sole remaining director (and not by stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, disqualification or removal.
E.   Except for Preferred Stock Directors, any or all of the directors may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class; provided, however, that when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VI
Limitation of Liability
To the fullest extent permitted under the DGCL, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Any amendment or repeal of this Article VI shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.
ARTICLE VII
Amendments
A.   The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any provision of applicable law or any other provision of this Certificate of Incorporation that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of this Corporation required by applicable law or by this Certificate of Incorporation, from and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any amendment to Article II.B, Article V, Article VI, Article VIII, Article IX, Article X or this Article VII of this Certificate of Incorporation or repeal of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
B.   The Board shall have the power to adopt, amend or repeal the By-Laws. Any adoption, amendment or repeal of the By-Laws by the Board shall require the approval of a majority of the directors then in office (even if less than a quorum). The stockholders shall also have power to adopt, amend or repeal the By-Laws; provided, however, that, from and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any amendment to or repeal of the By-Laws (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VIII
Corporate Opportunities
A.   Neither the Corporation nor any RHI 2 Party shall have any duty to refrain from engaging, directly or indirectly, in the same or similar activities or lines of business as the other entity, doing business with any potential or actual customer or supplier of the other entity, or employing or engaging or soliciting for employment any director, officer or employee of the other entity, and no director or officer of the Corporation shall be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of any such activities, or for the presentation or direction to, or participation in, any such activities by any RHI 2 Party. “RHI 2” shall mean, for purposes of this Article VIII only, RHI II, LLC and its affiliates (excluding the Corporation and its subsidiaries). “RHI 2 Party” shall mean, for purposes of this Article VIII only, RHI 2 or any officer, director, member, partner or employee thereof.
B.   To the fullest extent permitted by applicable law:
(1)   The Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which any RHI 2 Party participates or desires or seeks to participate in, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so; and
(2)   Each such RHI 2 Party shall have no duty to communicate or offer such business opportunity to the Corporation and shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such RHI 2 Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries; and shall be deemed to have fully satisfied and fulfilled such person’s duties to the Corporation and its stockholders with respect to such business opportunity and to have acted in accordance with the standard of care set forth in the DGCL, or any successor statute, or law that is otherwise applicable to such RHI 2 Parties under the Delaware law.
C.   Notwithstanding the foregoing, the Corporation, on behalf of itself and its subsidiaries, does not hereby renounce any interest or expectancy it or its subsidiaries may have in any business opportunity, transaction or other matter that is offered to a RHI 2 Party who is a director or officer of the Corporation and who is offered such opportunity solely in his or her capacity as a director or officer of the Corporation, as reasonably determined by such RHI 2 Party.
D.   Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification.
E.   This Article VIII shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Certificate of Incorporation, the By-Laws or applicable law.
ARTICLE IX
Section 203
A.   The Corporation shall not be governed by Section 203 of the DGCL (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.
B.   Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:
(1)   prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
(2)   upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(3)   at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation that is not owned by the interested stockholder.
C.   For purposes of this Article IX, references to:
(1)   “associate” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(2)   “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(a)   (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Article IX.B is not applicable to the surviving entity;
(b)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(c)   any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(d)   any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(e)   any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(3)   “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(4)   “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) RHI 2 or any Rock Equityholder or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that in the case of clause (b), such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(5)   “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(a)   beneficially owns such stock, directly or indirectly; or
(b)   has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or
(c)   has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
(6)   “person” means any individual, corporation, partnership, unincorporated association or other entity.
(7)   “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity.
(8)   “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.
ARTICLE X
Stockholder Matters
A.   Until such time as the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
B.   Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board, the chairman of the Board or the Chief Executive Officer of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.
C.   Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the By-Laws.
D.   Any person purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Certificate of Incorporation.
ARTICLE XI
Exclusive Forums
A.   Unless the Corporation consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the exclusive forums for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be either the Third Judicial Circuit, Wayne County, Michigan (or, if the Third Judicial Circuit, Wayne County, Michigan lacks jurisdiction over such action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, then the United States District Court for the Eastern District of Michigan) or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another state court of the State of Delaware or, if no state court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). This Article XI.A shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.
B.   Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
* * * *
[Signature appears on next page]

IN WITNESS WHEREOF, the undersigned, being an authorized officer of the Corporation, has executed, signed and acknowledged this Certificate of Incorporation as of this [    ] day of [        ], 2025.
ROCKET COMPANIES, INC.
By:

Name:
Title:
[Signature Page to Certificate of Incorporation]